FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-206361-02

PROSPECTUS

$880,122,000 (Approximate)

JPMBB Commercial Mortgage Securities Trust 2016-C1

(Central Index Key Number 0001666156)

as Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Central Index Key Number 0001013611)

as Depositor

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

Barclays Bank PLC

(Central Index Key Number 0000312070)

Starwood Mortgage Funding II LLC

(Central Index Key Number 0001548405)

Redwood Commercial Mortgage Corporation

(Central Index Key Number 0001567746)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-C1

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-C1 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D-1, Class D-2, Class D, Class E, Class F, Class NR, Class R and Class Z certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named JPMBB Commercial Mortgage Securities Trust 2016-C1. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in April 2016. The rated final distribution date for the certificates is March 2049.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$29,181,000	1.6947%	Fixed(5)	October 2020
Class A-2	$95,864,000	2.6684%	Fixed(5)	February 2021
Class A-3	$44,513,000	3.5147%	Fixed(5)	January 2023
Class A-4	$175,000,000	3.3106%	Fixed(5)	December 2025
Class A-5	$317,480,000	3.5761%	Fixed(5)	January 2026
Class A-SB	$53,301,000	3.3158%	Fixed(5)	October 2025
Class X-A	$774,099,000(6)	1.5637%	Variable(7)	January 2026
Class X-B	$58,760,000(6)	0.0000%	Variable(7)	February 2026
Class X-C	$47,263,000(6)	0.0000%	Variable(7)	February 2026
Class A-S	$58,760,000	3.9704%	Fixed(5)	January 2026
Class B	$58,760,000	4.9049%	WAC(8)	February 2026
Class C	$47,263,000	4.9049%	WAC(8)	February 2026

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 49 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, J.P. Morgan Securities LLC, Barclays Capital Inc., Drexel Hamilton, LLC and Academy Securities, Inc., will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC and Barclays Capital Inc. are acting as co-lead managers and joint bookrunners in the following manner: J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 50.3% of each class of offered certificates and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 49.7% of each class of offered certificates. Drexel Hamilton, LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about March 15, 2016. J.P. Morgan Chase Commercial Mortgage Securities Corp. expects to receive from this offering approximately 109.7% of the aggregate certificate balance of the offered certificates, plus accrued interest from March 1, 2016, before deducting expenses payable to the depositor.

J.P. Morgan Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner

Drexel Hamilton Co-Manager	Academy Securities Co-Manager

February 25, 2016

JPMBB Commercial Mortgage Securities Trust 2016-C1

Commercial Mortgage Pass-Through Certificates, Series 2016-C1

Washington
2 properties
$29,722,226
2.9% of total
Idaho
1 property
$1,921,154
0.2% of total
Kansas
1 property
$16,109,000
1.6% of total
Minnesota
1 property
$963,072
0.1% of total
Wisconsin
2 properties
$2,946,354
0.3% of total
Illinois
15 properties
$15,360,389
1.5% of total
Indiana
1 property
$2,045,904
0.2% of total
Pennsylvania
2 properties
$3,383,227
0.3% of total
New York
7 properties
$258,521,449
25.3% of total
Michigan
3 properties
$67,940,766
6.6% of total
Massachusetts
2 properties
$10,330,526
1.0% of total
Oregon
1 property
$25,125,000
2.5% of total
Ohio
3 properties
$40,948,102
4.0% of total
Connecticut
1 property
$3,717,558
0.4% of total
Maryland
2 properties
$14,317,474
1.4% of total
Nevada
3 properties
$29,290,000
2.9% of total
Virginia
2 properties
$11,521,953
1.1% of total
Kentucky
1 property
$26,681,000
2.6% of total
California
5 properties
$37,140,396
3.6% of total
North Carolina
5 properties
$59,391,845
5.8% of total
Arizona
3 properties
$13,294,406
1.3% of total
South Carolina
2 properties
$1,653,032
0.2% of total
New Mexico
2 properties
$3,767,183
0.4% of total
Oklahoma
4 properties
$12,857,093
1.3% of total
Mississippi
3 properties
$18,722,503
1.8% of total
Alabama
2 properties
$1,467,402
0.1% of total
Georgia
6 properties
$27,425,995
2.7% of total
Percentage of
Initial Pool Balance
0.1% – 2.0%
2.1% – 5.0%
5.1% – 25.3%
Texas
12 properties
$110,645,008
10.8% of total
Louisiana
5 properties
$11,601,000
1.1% of total
Tennessee
2 properties
$12,395,161
1.2% of total
Florida
9 properties
$150,706,589
14.7% of total

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount (1)	Approx. Initial Credit Support(2)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Principal Window(4)
Offered Certificates
A-1	$29,181,000	30.000%	1.6947%	Fixed(5)	October 2020	2.80	04/16 – 10/20
A-2	$95,864,000	30.000%	2.6684%	Fixed(5)	February 2021	4.83	10/20 – 02/21
A-3	$44,513,000	30.000%	3.5147%	Fixed(5)	January 2023	6.83	01/23 – 01/23
A-4	$175,000,000	30.000%	3.3106%	Fixed(5)	December 2025	9.70	10/25 – 12/25
A-5	$317,480,000	30.000%	3.5761%	Fixed(5)	January 2026	9.81	12/25 – 01/26
A-SB	$53,301,000	30.000%	3.3158%	Fixed(5)	October 2025	7.17	10/20 – 10/25
X-A	$774,099,000(6)	NAP	1.5637%	Variable(7)	January 2026	NAP	NAP
X-B	$58,760,000(6)	NAP	0.0000%	Variable(7)	February 2026	NAP	NAP
X-C	$47,263,000(6)	NAP	0.0000%	Variable(7)	February 2026	NAP	NAP
A-S	$58,760,000	24.250%	3.9704%	Fixed(5)	January 2026	9.83	01/26 - 01/26
B	$58,760,000	18.500%	4.9049%	WAC(8)	February 2026	9.88	01/26 – 02/26
C	$47,263,000	13.875%	4.9049%	WAC(8)	February 2026	9.92	02/26 – 02/26
Non-Offered Certificates
X-D	$56,206,000(9)	NAP	0.5000%	Variable(10)	February 2026	NAP	NAP
D-1(11)	$34,490,000(12)	10.500%	4.4049%	WAC(13)	February 2026	9.92	02/26 – 02/26
D-2(11)	$21,716,000(12)	8.375%	4.4049%	WAC(13)	February 2026	9.92	02/26 – 02/26
D(11)	$56,206,000(12)	8.375%(14)	(15)	NAP(15)	February 2026	9.92	02/26 – 02/26
E	$29,380,000	5.500%	4.9049%	WAC(8)	February 2026	9.92	02/26 – 02/26
F	$11,496,000	4.375%	4.9049%	WAC(8)	February 2026	9.92	02/26 – 02/26
NR	$44,708,765	0.000%	4.9049%	WAC(8)	February 2026	9.92	02/26 – 02/26
R(16)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Z(17)	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates, in each case and on each distribution date, will be a per annum rate equal to a fixed rate (described in the table as “Fixed”) at the pass-through rate set forth opposite such class in the table. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal. The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal (other than a payment of $100 on the first distribution date, which will be deemed a payment of principal on their REMIC regular interest principal balance for federal income tax purposes). The Class X-C certificates are notional amount certificates. The notional amount of the Class X-C certificates will be equal to the aggregate certificate balance of the Class C certificates outstanding from time to time. The Class X-C certificates will not be entitled to distributions of principal (other than a payment of $100 on the first distribution date, which will be deemed a payment of principal on their REMIC regular interest principal balance for federal income tax purposes).

(7)	The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for that distribution date. The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class C certificates for that distribution date. For purposes of calculating the weighted average of the net mortgage interest rates on the mortgage loans in order to determine the pass-through rates of Class X-A, Class X-B and Class X-C certificates for any distribution date, each of the mortgage interest rates will be adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months. See “Description of the Certificates—Distributions”.

3

(8)	The pass-through rates for the Class B, Class C, Class E, Class F and Class NR certificates, in each case and on each distribution date, will be a per annum rate equal to the weighted average (described in the table as “WAC”) of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See “Description of the Certificates—Distributions—Pass-Through Rates”.

(9)	The Class X-D certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D-1 and Class D-2 trust components outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-D certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D-1 and Class D-2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balance outstanding immediately prior to that distribution date. For purposes of calculating the weighted average of the net mortgage interest rates on the mortgage loans in order to determine the pass-through rate of Class X-D certificates for any distribution date, each of the mortgage interest rates will be adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months. See “Description of the Certificates—Distributions”.

(11)	The Class D-1 and Class D-2 certificates may be exchanged for Class D certificates, and Class D certificates may be exchanged for the Class D-1 and Class D-2 certificates.

(12)	On the closing date, the issuing entity will issue the Class D-1 and Class D-2 trust components, which will have outstanding certificate balances on the closing date equal to the initial certificate balances of the Class D-1 and Class D-2 certificates, respectively. The Class D-1, Class D-2 and Class D certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each of the Class D-1 and Class D-2 certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class D-1 and Class D-2 trust components, respectively. The Class D certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding certificate balances of each of the Class D-1 and Class D-2 trust components. Following any exchange of Class D-1 and Class D-2 certificates for Class D certificates or any exchange of Class D certificates for Class D-1 and Class D-2 certificates, the percentage interest of the outstanding certificate balances of the Class D-1 and Class D-2 trust components that is represented by the Class D-1 and Class D-2 certificates and the Class D certificates will be increased or decreased accordingly. The initial certificate balances of the Class D-1 and Class D-2 certificates represent the maximum certificate balance of such Class without giving effect to any issuance of Class D certificates. The initial certificate balance of the Class D certificates shown on the table above is equal to the aggregate of the initial certificate balances of the Class D-1 and Class D-2 certificates and represents the maximum certificate balance of the Class D certificates that could be issued in an exchange. The certificate balance of the Class D-1 and Class D-2 certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class D certificates issued on the closing date.

(13)	The pass-through rates for the Class D-1 and Class D-2 certificates and the Class D-1 and Class D-2 trust components, in each case and on each distribution date, will be a per annum rate equal to the weighted average (described in the table as “WAC”) of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), less 0.5000%. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(14)	Although the Class D certificates are listed below the Class D-2 certificates in the chart, the Class D certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class D-1 and Class D-2 certificates. For purposes of determining the approximate initial credit support for Class D certificates, the calculation is based on the aggregate initial class certificate balance of the Class D-1 and Class D-2 certificates as if they were a single class.

(15)	The Class D certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest that would otherwise be distributable on the percentage interests of the Class D-1 and Class D-2 trust components represented by the Class D certificates. The effective pass-through rate applicable to the Class D certificates for the initial distribution date is approximately 4.4049% per annum.

(16)	The Class R certificates will not have certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal or interest. The Class R certificates represent beneficial ownership of the residual interest in each Trust REMIC, as further described in this prospectus.

(17)	The Class Z certificates will not have certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class Z certificates are entitled to distributions of excess interest on the mortgage loan with an anticipated repayment date and represent beneficial ownership of the grantor trust, as further described in this prospectus.

The Class X-D, Class D-1, Class D-2, Class D, Class E, Class F, Class NR, Class R and Class Z certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

SUMMARY OF CERTIFICATES	3	Operation of a Mortgaged Property
IMPORTANT NOTICE REGARDING THE		Depends on the Property
OFFERED CERTIFICATES	11	Manager’s Performance	67
IMPORTANT NOTICE ABOUT		Concentrations Based on Property
INFORMATION PRESENTED IN THIS		Type, Geography, Related
PROSPECTUS	11	Borrowers and Other Factors
SUMMARY OF TERMS	19	May Disproportionately Increase
RISK FACTORS	49	Losses	67
The Certificates May Not Be a Suitable		Adverse Environmental Conditions
Investment for You	49	at or Near Mortgaged Properties
Combination or “Layering” of Multiple		May Result in Losses	69
Risks May Significantly Increase		Risks Related to Redevelopment,
Risk of Loss	49	Expansion and Renovation at
Risks Related to Market Conditions and		Mortgaged Properties	70
Other External Factors	49	Some Mortgaged Properties May
The Volatile Economy, Credit Crisis		Not Be Readily Convertible to
and Downturn in the Real Estate		Alternative Uses	71
Market Have Adversely Affected		Risks Related to Zoning Non-
and May Continue To Adversely		Compliance and Use
Affect the Value of CMBS	49	Restrictions	72
Other Events May Affect the Value		Risks Relating to Inspections of
and Liquidity of Your Investment	50	Properties	73
Risks Relating to the Mortgage Loans	50	Risks Relating to Costs of
Mortgage Loans Are Non-Recourse		Compliance with Applicable
and Are Not Insured or		Laws and Regulations	74
Guaranteed	50	Insurance May Not Be Available or
Risks of Commercial and Multifamily		Adequate	74
Lending Generally	50	Inadequacy of Title Insurers May
Performance of the Mortgage Loans		Adversely Affect Distributions on
Will Be Highly Dependent on the		Your Certificates	75
Performance of Tenants and		Terrorism Insurance May Not Be
Tenant Leases	52	Available for All Mortgaged
Office Properties Have Special		Properties	75
Risks	56	Risks Associated with Blanket
Multifamily Properties Have Special		Insurance Policies or Self-
Risks	56	Insurance	76
Hotel Properties Have Special Risks	59	Condemnation of a Mortgaged
Risks Relating to Affiliation with a		Property May Adversely Affect
Franchise or Hotel Management		Distributions on Certificates	77
Company	60	Limited Information Causes
Risks Associated with Golf Courses		Uncertainty	77
at Naples Grande Beach Resort	61	Underwritten Net Cash Flow Could
Retail Properties Have Special		Be Based On Incorrect or Failed
Risks	62	Assumptions	77
Self-Storage Properties Have		Frequent and Early Occurrence of
Special Risks	64	Borrower Delinquencies and
Mixed Use Properties Have Special		Defaults May Adversely Affect
Risks	64	Your Investment	78
Industrial Properties Have Special		The Mortgage Loans Have Not
Risks	65	Been Reviewed or Re-
Condominium Ownership May Limit		Underwritten by Us; Some
Use and Improvements	66	Mortgage Loans May Not Have
		Complied With Another

5

Originator’s Underwriting		State and Local Mortgage
Criteria	79	Recording Taxes May Apply
Static Pool Data Would Not Be		Upon a Foreclosure or Deed in
Indicative of the Performance of		Lieu of Foreclosure and Reduce
this Pool	80	Net Proceeds	92
Appraisals May Not Reflect Current		Risks Related to Conflicts of Interest	92
or Future Market Value of Each		Interests and Incentives of the
Property	80	Originators, the Sponsors and
The Performance of a Mortgage		Their Affiliates May Not Be
Loan and Its Related Mortgaged		Aligned With Your Interests	92
Property Depends in Part on		Interests and Incentives of the
Who Controls the Borrower and		Underwriter Entities May Not Be
Mortgaged Property	81	Aligned With Your Interests	93
The Borrower’s Form of Entity May		Potential Conflicts of Interest of the
Cause Special Risks	81	Master Servicer and the Special
A Bankruptcy Proceeding May		Servicer	95
Result in Losses and Delays in		Potential Conflicts of Interest of the
Realizing on the Mortgage		Operating Advisor	96
Loans	83	Potential Conflicts of Interest of the
Litigation Regarding the Mortgaged		Asset Representations
Properties or Borrowers May		Reviewer	97
Impair Your Distributions	84	Potential Conflicts of Interest of the
Other Financings or Ability to Incur		Directing Certificateholder and
Other Indebtedness Entails Risk	85	the Companion Holders	97
Tenancies-in-Common May Hinder		Potential Conflicts of Interest in the
Recovery	86	Selection of the Underlying
Risks Relating to Enforceability of		Mortgage Loans	99
Yield Maintenance Charges,		Conflicts of Interest May Occur as a
Prepayment Premiums or		Result of the Rights of the
Defeasance Provisions	86	Applicable Directing
Risks Associated with One Action		Certificateholder To Terminate
Rules	87	the Special Servicer of the
State Law Limitations on		Applicable Whole Loan	100
Assignments of Leases and		Other Potential Conflicts of Interest
Rents May Entail Risks	87	May Affect Your Investment	100
Various Other Laws Could Affect the		Other Risks Relating to the Certificates	101
Exercise of Lender’s Rights	87	The Certificates Are Limited
Risks of Anticipated Repayment		Obligations	101
Date Loans	88	The Certificates May Have Limited
The Absence of Lockboxes Entails		Liquidity and the Market Value
Risks That Could Adversely		of the Certificates May Decline	101
Affect Distributions on Your		Legal and Regulatory Provisions
Certificates	88	Affecting Investors Could
Borrower May Be Unable To Repay		Adversely Affect the Liquidity of
Remaining Principal Balance on		the Offered Certificates	101
Maturity Date or Anticipated		Nationally Recognized Statistical
Repayment Date; Longer		Rating Organizations May
Amortization Schedules and		Assign Different Ratings to the
Interest-Only Provisions		Certificates; Ratings of the
Increase Risk	88	Certificates Reflect Only the
Risks Related to Ground Leases		Views of the Applicable Rating
and Other Leasehold Interests	90	Agencies as of the Dates Such
Leased Fee Properties Have		Ratings Were Issued; Ratings
Special Risks	91	May Affect ERISA Eligibility;
Increases in Real Estate Taxes May		Ratings May Be Downgraded	104
Reduce Available Funds	91

6

Your Yield May Be Affected by		Mortgaged Properties With Limited
Defaults, Prepayments and		Prior Operating History	139
Other Factors	106	Tenancies-in-Common	139
Subordination of the Subordinated		Condominium Interests	140
Certificates Will Affect the		Fee & Leasehold Estates; Ground
Timing of Distributions and the		Leases	140
Application of Losses on the		Environmental Considerations	141
Subordinated Certificates	109	Redevelopment, Renovation and
Your Lack of Control Over the		Expansion	143
Issuing Entity and the Mortgage		Assessments of Property Value and
Loans Can Impact Your		Condition	145
Investment	110	Appraisals	145
Risks Relating to Modifications of		Engineering Reports	145
the Mortgage Loans	113	Zoning and Building Code
Sponsors May Not Make Required		Compliance and Condemnation	145
Repurchases or Substitutions of		Litigation and Other Considerations	148
Defective Mortgage Loans or		Loan Purpose; Default History,
Pay Any Loss of Value Payment		Bankruptcy Issues and Other
Sufficient to Cover All Losses on		Proceedings	149
a Defective Mortgage Loan	114	Tenant Issues	150
Risks Relating to Interest on		Tenant Concentrations	150
Advances and Special Servicing		Lease Expirations and Terminations	150
Compensation	115	Purchase Options and Rights of
Bankruptcy of a Servicer May		First Refusal	153
Adversely Affect Collections on		Affiliated Leases	153
the Mortgage Loans and the		Insurance Considerations	154
Ability to Replace the Servicer	115	Use Restrictions	156
The Sponsors, the Depositor and		Appraised Value	157
the Issuing Entity Are Subject to		Non-Recourse Carveout Limitations	157
Bankruptcy or Insolvency Laws		Real Estate and Other Tax
That May Affect the Issuing		Considerations	158
Entity’s Ownership of the		Delinquency Information	159
Mortgage Loans	116	Certain Terms of the Mortgage Loans	159
The Requirement of the Special		Amortization of Principal	159
Servicer to Obtain FIRREA-		Due Dates; Mortgage Rates;
Compliant Appraisals May		Calculations of Interest	159
Result in an Increased Cost to		ARD Loan	160
the Issuing Entity	118	Single Purpose Entity Covenants	161
Tax Matters and Changes in Tax		Prepayment Protections and Certain
Law May Adversely Impact the		Involuntary Prepayments	161
Mortgage Loans or Your		“Due-On-Sale” and “Due-On-
Investment	118	Encumbrance” Provisions	163
DESCRIPTION OF THE MORTGAGE		Defeasance; Collateral Substitution	163
POOL	120	Partial Releases	164
General	120	Escrows	166
Certain Calculations and Definitions	121	Mortgaged Property Accounts	166
Definitions	121	Delaware Statutory Trusts	167
Mortgage Pool Characteristics	128	Exceptions to Underwriting Guidelines	167
Overview	128	Additional Indebtedness	168
Property Types	129	General	168
Mortgage Loan Concentrations	136	Whole Loans	168
Multi-Property Mortgage Loans and		Mezzanine Indebtedness	168
Related Borrower Mortgage		Preferred Equity	171
Loans	137	Other Secured Indebtedness	171
Geographic Concentrations	138	Other Unsecured Indebtedness	171
		The Whole Loans	172

7

General	172	List of Certificateholders	266
The Serviced Whole Loan	174	DESCRIPTION OF THE MORTGAGE
The Non-Serviced Whole Loans	177	LOAN PURCHASE AGREEMENTS	266
Additional Information	190	General	266
TRANSACTION PARTIES	191	Dispute Resolution Provisions	275
The Sponsors and Mortgage Loan		Asset Review Obligations	275
Sellers	191	POOLING AND SERVICING AGREEMENT	275
JPMorgan Chase Bank, National		General	275
Association	191	Assignment of the Mortgage Loans	276
Barclays Bank PLC	199	Servicing Standard	276
Starwood Mortgage Funding II LLC	205	Subservicing	278
Redwood Commercial Mortgage		Advances	278
Corporation	211	P&I Advances	278
The Depositor	218	Servicing Advances	279
The Issuing Entity	219	Nonrecoverable Advances	280
The Trustee	219	Recovery of Advances	281
The Certificate Administrator	220	Accounts	282
The Master Servicer	222	Withdrawals from the Collection Account	284
The Special Servicer	226	Servicing and Other Compensation and
The Operating Advisor and Asset		Payment of Expenses	286
Representations Reviewer	228	General	286
DESCRIPTION OF THE CERTIFICATES	230	Master Servicing Compensation	291
General	230	Special Servicing Compensation	293
Distributions	233	Disclosable Special Servicer Fees	296
Method, Timing and Amount	233	Certificate Administrator and
Available Funds	233	Trustee Compensation	296
Priority of Distributions	235	Operating Advisor Compensation	297
Pass-Through Rates	239	Asset Representations Reviewer
Interest Distribution Amount	241	Compensation	297
Principal Distribution Amount	241	CREFC® Intellectual Property
Certain Calculations with Respect to		Royalty License Fee	298
Individual Mortgage Loans	243	Appraisal Reduction Amounts	298
Excess Interest	244	Maintenance of Insurance	303
Application Priority of Mortgage		Modifications, Waivers and
Loan Collections or Whole Loan		Amendments	305
Collections	244	Enforcement of “Due-on-Sale” and
Allocation of Yield Maintenance		“Due-on-Encumbrance” Provisions	307
Charges and Prepayment Premiums	246	Inspections; Collection of Operating
Assumed Final Distribution Date; Rated		Information	308
Final Distribution Date	248	Collection of Operating Information	309
Prepayment Interest Shortfalls	249	Special Servicing Transfer Event	309
Subordination; Allocation of Realized		Asset Status Report	311
Losses	250	Realization Upon Mortgage Loans	314
Reports to Certificateholders; Certain		Sale of Defaulted Loans and REO
Available Information	252	Properties	316
Certificate Administrator Reports	252	The Directing Certificateholder	318
Information Available Electronically	257	General	318
Voting Rights	261	Major Decisions	320
Delivery, Form, Transfer and		Asset Status Report	321
Denomination	262	Replacement of Special Servicer	322
Book-Entry Registration	262	Control Termination Event and
Definitive Certificates	265	Consultation Termination Event	322
Certificateholder Communication	265	Servicing Override	324
Access to Certificateholders’ Names		Rights of Holders of Companion
and Addresses	265	Loans	324
Requests to Communicate	265

8

Limitation on Liability of Directing		Waiver of Servicer Termination
Certificateholder	324	Event	345
The Operating Advisor	325	Resignation of the Master Servicer and
General	325	the Special Servicer	345
Duties of Operating Advisor While		Limitation on Liability; Indemnification	346
No Control Termination Event		Enforcement of Mortgage Loan Seller’s
Has Occurred and Is Continuing	326	Obligations Under the MLPA	348
Duties of Operating Advisor While a		Dispute Resolution Provisions	349
Control Termination Event Has		Certificateholder’s Rights When a
Occurred and Is Continuing	327	Repurchase Request is Initially
Recommendation of the		Delivered By a Certificateholder	349
Replacement of the Special		Repurchase Request Delivered by a
Servicer	328	Party to the PSA	349
Eligibility of Operating Advisor	329	Resolution of a Repurchase
Other Obligations of Operating		Request	350
Advisor	329	Mediation and Arbitration Provisions	352
Delegation of Operating Advisor’s		Servicing of the Non-Serviced Mortgage
Duties	330	Loans	353
Termination of the Operating		Servicing of the 5 Penn Plaza
Advisor With Cause	330	Mortgage Loan	353
Rights Upon Operating Advisor		Servicing of the 32 Avenue of the
Termination Event	331	Americas Mortgage Loan	355
Waiver of Operating Advisor		Servicing of the 7700 Parmer
Termination Event	331	Mortgage Loan and The 9
Termination of the Operating		Mortgage Loan	357
Advisor Without Cause	332	Rating Agency Confirmations	359
Resignation of the Operating		Evidence as to Compliance	361
Advisor	332	Limitation on Rights of Certificateholders
Operating Advisor Compensation	332	to Institute a Proceeding	362
The Asset Representations Reviewer	333	Termination; Retirement of Certificates	363
Asset Review	333	Amendment	364
Eligibility of Asset Representations		Resignation and Removal of the Trustee
Reviewer	337	and the Certificate Administrator	366
Other Obligations of Asset		Governing Law; Waiver of Jury Trial;
Representations Reviewer	338	and Consent to Jurisdiction	367
Delegation of Asset		CERTAIN LEGAL ASPECTS OF
Representations Reviewer’s		MORTGAGE LOANS	367
Duties	338	General	369
Asset Representations Reviewer		Types of Mortgage Instruments	369
Termination Events	338	Leases and Rents	369
Rights Upon Asset Representations		Personalty	370
Reviewer Termination Event	339	Foreclosure	370
Termination of the Asset		General	370
Representations Reviewer		Foreclosure Procedures Vary from
Without Cause	339	State to State	370
Resignation of Asset		Judicial Foreclosure	371
Representations Reviewer	340	Equitable and Other Limitations on
Asset Representations Reviewer		Enforceability of Certain
Compensation	340	Provisions	371
Replacement of Special Servicer		Nonjudicial Foreclosure/Power of
Without Cause	340	Sale	371
Termination of Master Servicer and		Public Sale	372
Special Servicer for Cause	343	Rights of Redemption	373
Servicer Termination Events	343	Anti-Deficiency Legislation	373
Rights Upon Servicer Termination		Leasehold Considerations	373
Event	344	Cooperative Shares	374

9

Bankruptcy Laws	374	General	401
Environmental Considerations	379	Original Issue Discount	401
General	379	Acquisition Premium	403
Superlien Laws	380	Market Discount	404
CERCLA	380	Premium	405
Certain Other Federal and State		Election To Treat All Interest Under
Laws	380	the Constant Yield Method	405
Additional Considerations	381	Treatment of Losses	405
Due-on-Sale and Due-on-Encumbrance		Yield Maintenance Charges and
Provisions	381	Prepayment Premiums	406
Subordinate Financing	381	Sale or Exchange of Regular
Default Interest and Limitations on		Interests	406
Prepayments	382	Taxes That May Be Imposed on a
Applicability of Usury Laws	382	REMIC	407
Americans with Disabilities Act	382	Prohibited Transactions	407
Servicemembers Civil Relief Act	382	Contributions to a REMIC After the
Anti-Money Laundering, Economic		Startup Day	407
Sanctions and Bribery	383	Net Income from Foreclosure
Potential Forfeiture of Assets	383	Property	407
CERTAIN AFFILIATIONS,		Bipartisan Budget Act of 2015	408
RELATIONSHIPS AND RELATED		Taxation of Certain Foreign Investors	408
TRANSACTIONS INVOLVING		FATCA	409
TRANSACTION PARTIES	384	Backup Withholding	409
PENDING LEGAL PROCEEDINGS		Information Reporting	410
INVOLVING TRANSACTION PARTIES	385	3.8% Medicare Tax on “Net Investment
USE OF PROCEEDS	385	Income”	410
YIELD AND MATURITY		Reporting Requirements	410
CONSIDERATIONS	386	CERTAIN STATE AND LOCAL TAX
Yield Considerations	386	CONSIDERATIONS	411
General	386	METHOD OF DISTRIBUTION
Rate and Timing of Principal		(UNDERWRITER)	411
Payments	386	INCORPORATION OF CERTAIN
Losses and Shortfalls	387	INFORMATION BY REFERENCE	413
Certain Relevant Factors Affecting		WHERE YOU CAN FIND MORE
Loan Payments and Defaults	388	INFORMATION	413
Delay in Payment of Distributions	388	FINANCIAL INFORMATION	414
Yield on the Certificates with Notional		CERTAIN ERISA CONSIDERATIONS	414
Amounts	389	General	414
Weighted Average Life	389	Plan Asset Regulations	414
Pre-Tax Yield to Maturity Tables	395	Administrative Exemptions	415
MATERIAL FEDERAL INCOME TAX		Insurance Company General Accounts	417
CONSIDERATIONS	398	LEGAL INVESTMENT	417
General	398	LEGAL MATTERS	418
Qualification as a REMIC	399	RATINGS	418
Status of Offered Certificates	401	INDEX OF DEFINED TERMS	421
Taxation of Regular Interests	401

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

10

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

11

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on page 19 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on page 49 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 421 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS-COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY

12

DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”) , OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE

13

FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”) , OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR,

14

NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE

15

OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE

16

FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

CANADA

THE OFFERED CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

17

[THIS PAGE INTENTIONALLY LEFT BLANK]

18

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 31st Floor, New York, New York 10179, and its telephone number is (212) 272-6858. See “Transaction Parties—The Depositor”.

Issuing Entity	JPMBB Commercial Mortgage Securities Trust 2016-C1, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

•	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America;

•	Barclays Bank PLC, a public limited company registered in England and Wales;

•	Starwood Mortgage Funding II LLC, a Delaware limited liability company; and

•	Redwood Commercial Mortgage Corporation, a Delaware corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters and an initial purchaser of the non-offered certificates. Barclays Bank PLC is an affiliate of Barclays Capital Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates. Starwood Mortgage Funding II LLC is an affiliate of Starwood Mortgage Capital LLC, an originator. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

19

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx.% of Initial Pool Balance
JPMCB(1)	14	$441,615,006	43.2%
Barclays(2)	22	422,684,996	41.4
Starwood	7	85,379,222	8.4
RCMC	7	72,233,542	7.1
Total	50	$1,021,912,765	100.0%

(1)	One (1) mortgage loan identified as “32 Avenue of the Americas” on Annex A-1, representing approximately 7.1% of the aggregate balance of the pool of mortgage loans as of the cut-off date, was co-originated by JPMCB and German American Capital Corporation.
(2)	One (1) mortgage loan identified as “5 Penn Plaza” on Annex A-1, representing approximately 7.6% of the aggregate balance of the pool of mortgage loans as of the cut-off date, was co-originated by Barclays and Citigroup Global Markets Realty Corp.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan that is part of a whole loan and serviced under the pooling and servicing agreement indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association will act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and the related companion loans other than with respect to any non-serviced mortgage loan set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole

20

Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and providing or withholding consent as to certain major decisions and other transactions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer by Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate). Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) is expected to purchase the Class E, Class F, Class NR and Class Z certificates (and may purchase other classes of certificates), and is expected to be the initial directing certificateholder. The principal servicing office of the special servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

Midland Loan Services, a Division of PNC Bank, National Association assisted Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer was appointed to be the special servicer by Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate), which is expected to purchase the Class E, Class F, Class NR and Class Z certificates (and may purchase certain other classes of

21

certificates) and, on the closing date, is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and

22

Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class E, Class F and Class NR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) will purchase the Class E, Class F, Class NR and Class Z certificates (and may purchase certain other classes of certificates) and, on the closing date, is expected to be the initial

23

directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan).

The entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the related due date in March 2016.

Closing Date	On or about March 15, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in April 2016.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, California, Minnesota, New York, Kansas, Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of either the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

24

Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final
Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	October 2020
Class A-2	February 2021
Class A-3	January 2023
Class A-4	December 2025
Class A-5	January 2026
Class A-SB	October 2025
Class X-A	January 2026
Class X-B	February 2026
Class X-C	February 2026
Class A-S	January 2026
Class B	February 2026
Class C	February 2026

The rated final distribution date will be the distribution date in March 2049.

25

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

26

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-C1:

	•	Class A-1
	•	Class A-2
	•	Class A-3
	•	Class A-4
	•	Class A-5
	•	Class A-SB
	•	Class X-A
	•	Class X-B
	•	Class X-C
	•	Class A-S
	•	Class B
	•	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D-1, Class D-2, Class D, Class E, Class F, Class NR, Class R and Class Z.

The certificates will collectively represent beneficial ownership in the issuing entity, a New York common law trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be fifty (50) fixed rate commercial mortgage loans secured by first mortgage liens (except in the case of the mortgage loan identified as “The 9” on Annex A-1, for which the mortgage is a second priority lien after a mortgage related to a tax increment financing arrangement) on one hundred ten (110) mortgaged properties. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” and “—Additional Indebtedness—Other Secured Indebtedness” for additional information regarding the tax increment financing arrangement. The mortgage loans are comprised of (i) forty-five (45) mortgage loans (which have no related pari passu or subordinate interest secured by the related mortgaged property or properties) and (ii) five (5) mortgage loans, each represented by one or more pari passu portions of a whole loan (each of which has one or more related pari passu interests secured by the related mortgaged property or properties).

27

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Certificate Balance or Notional Amount	Approx.% of Cut-off Date Balance	Approx. Initial Credit Support(1)
Class A-1	$29,181,000	2.856%	30.000%
Class A-2	$95,864,000	9.381%	30.000%
Class A-3	$44,513,000	4.356%	30.000%
Class A-4	$175,000,000	17.125%	30.000%
Class A-5	$317,480,000	31.067%	30.000%
Class A-SB	$53,301,000	5.216%	30.000%
Class X-A	$774,099,000	NAP	NAP
Class X-B	$58,760,000	NAP	NAP
Class X-C	$47,263,000	NAP	NAP
Class A-S	$58,760,000	5.750%	24.250%
Class B	$58,760,000	5.750%	18.500%
Class C	$47,263,000	4.625%	13.875%

(1)

The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A.	Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approximate. Initial Pass-Through Rate(1)
Class A-1	1.6947%
Class A-2	2.6684%
Class A-3	3.5147%
Class A-4	3.3106%
Class A-5	3.5761%
Class A-SB	3.3158%
Class X-A	1.5637%(2)
Class X-B	0.0000%(2)
Class X-C	0.0000%(2)
Class A-S	3.9704%
Class B	4.9049%
Class C	4.9049%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates, in each case and on each distribution date, will be a per annum rate equal to a fixed rate. The pass-through rates for the Class B and Class C certificates, in each case and on each distribution date, will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(2)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding

28

immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for the related distribution date. The pass-through rate for the Class X-C certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class C certificates for the related distribution date. For purposes of calculating the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B.	Interest Rate Calculation
	Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B and Class X-C certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C.	Servicing and
	Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), the serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00500% to 0.06250%.

29

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to a per annum rate of 0.25000%. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00590%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $210 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00200%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00082%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

30

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the related non-serviced master servicer and/or sub-servicer under the applicable non-serviced pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee (and, where applicable, sub-servicing fee) at a rate equal to a per annum rate set forth in the table below, and the related non-serviced special servicer under the applicable non-serviced pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

31

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee and Sub- Servicing Fee Rate(1)	Special Servicer Fee Rate
5 Penn Plaza	0.00250%	0.25000%
32 Avenue of the Americas	0.00250%	(2)
7700 Parmer	0.00750%	0.25000%
The 9	0.03250%	0.25000%

(1)

The related non-serviced master servicer and/or sub-servicer under the applicable non-serviced pooling and servicing agreement will be entitled to a primary servicing fee (and in certain cases, a sub-servicing fee) at a rate equal to a per annum rate set forth in the chart, which is included as part of the servicing fee rate.

(2) With respect to the mortgage loan identified as “32 Avenue of the Americas” on Annex A-1, the related non-serviced special servicer under the applicable non-serviced pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month.

Distributions

A.	Amount and Order of
Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class Z certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero and (g)

32

seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates and related trust components, as applicable (other than the Class X-D, Class R

33

and Class Z certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R and Class Z certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount (or, in the case of the Class D certificates, the related pass-through rates on the applicable percentage interest of the related certificate balances of the Class D-1 and Class D-2 trust components).

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of
Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R and Class Z certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-C or Class X-D certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-C and Class X-D certificates and, therefore, the amount of interest they accrue.

34

(1)	The Class X-A, Class X-B, Class X-C and Class X-D certificates are interest-only certificates and the Class X-D certificates are not offered by this prospectus.

(2)	Other than the Class X-D, Class R and Class Z certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class R or Class Z certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates. The notional amount of the Class X-C certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class C certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D-1 or Class D-2 trust components.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates or trust components with the lowest payment priorities:

35

	•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

	•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

	•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

	•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

	•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

	•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class D-1, Class D-2, Class D or Class Z certificates) or trust components (and, therefore, the Class D-1, Class D-2 and Class D certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class Z certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (other than any portion of a REO loan related to a companion loan), unless the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late

36

payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

•	maintain the lien on the related mortgaged property; and/or

•	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

37

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the related pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to a non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be fifty (50) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments (except in the case of the mortgage loan identified as “The 9” on Annex A-1, for which the mortgage is a second priority lien after a mortgage related to a tax increment financing arrangement) on the fee and/or leasehold estate of the related borrower in one hundred ten (110) commercial and multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”. See also “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” and “—Additional Indebtedness—Other Secured Indebtedness” for additional information regarding the tax increment financing arrangement with respect to the mortgage loan identified as “The 9” on Annex A-1.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,021,912,765.

38

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the fifty (50) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Whole Loan LTV Ratio(1)		Whole Loan Underwritten NCF DSCR(1)
5 Penn Plaza	$78,000,000	7.6%	$182,000,000	48.1%		1.64x
32 Avenue of the Americas	$72,500,000	7.1%	$352,500,000	55.2%		1.88x
7700 Parmer	$70,000,000	6.8%	$107,000,000	65.0	%(2)	1.84x
Naples Grande Beach Resort	$70,000,000	6.8%	$95,000,000	62.6%		1.63x
The 9	$37,000,000	3.6%	$40,000,000	66.7%		1.24x

(1)	Calculated including the related pari passu companion loan(s).
(2)	The Whole Loan LTV Ratio for the mortgage loan identified as “7700 Parmer” on Annex A-1 was calculated based on a hypothetical valuation other than an “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for more information.

The Naples Grande Beach Resort whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as the “serviced whole loan”, and the related companion loans are referred to in this prospectus as “serviced companion loans”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate pooling and servicing agreement identified below relating to a related companion loan and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

39

Non-Serviced Whole Loans

Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
5 Penn Plaza	CGCMT 2016-GC36	7.6%	KeyBank National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association
32 Avenue of the Americas	JPMBB 2015-C33	7.1%	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC	Wilmington Trust, National Association
7700 Parmer	JPMCC 2015-JP1	6.8%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
The 9	JPMCC 2015-JP1	3.6%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder
5 Penn Plaza	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Eightfold Real Estate Capital Fund IV, L.P.

32 Avenue of the Americas	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Torchlight Investors, LLC

7700 Parmer	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	BlackRock Realty Advisors, Inc.

The 9	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	BlackRock Realty Advisors, Inc.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any other secured or unsecured subordinate debt or any related mezzanine debt or preferred equity.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the

40

cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,021,912,765
Number of mortgage loans	50
Number of Mortgaged Properties	110
Number of crossed loan pools	0
Crossed loan pools as a percentage	0.00%
Range of Cut-off Date Balances	$2,360,000 to $95,000,000
Average Cut-off Date Balance	$20,438,255
Range of Mortgage Rates	4.15000% to 5.53000%
Weighted average Mortgage Rate	4.76514%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	55 months to 119 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization term(3)	240 months to 360 months
Weighted average original amortization term(3)	350 months
Range of remaining amortization terms(3)	237 months to 360 months
Weighted average remaining amortization term(3)	350 months
Range of LTV Ratios(4)(5)	39.6% to 75.0%
Weighted average LTV Ratio(4)(5)(6)	61.4%
Range of LTV Ratios as of the maturity date(2)(4)(5)	31.2% to 68.6%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	56.1%
Range of UW NCF DSCR(5)(7)	1.17x to 2.62x
Weighted average UW NCF DSCR(5)(7)	1.65x
Range of UW NOI Debt Yield(5)	8.2% to 14.9%
Weighted average UW NOI Debt Yield(5)(6)	9.9%
Percentage of Initial Pool Balance consisting of:
Interest Only-Balloon	43.3%
Interest Only	36.9%
Balloon	14.4%
ARD-Balloon	5.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) mortgage loan with an anticipated repayment date, identified as “U-Haul Portfolio – AREC 11” on Annex A-1, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the anticipated repayment date.

(3)	Excludes eight (8) mortgage loans identified as “215 Park Avenue South”, “5 Penn Plaza”, “32 Avenue of the Americas”, “7700 Parmer”, “ExchangeRight Net Leased Portfolio 11”, “Rhodes Ranch”, “Summit at Town Lake” and “Shoppes at Sherbrooke” on Annex A-1, representing approximately 36.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest only for the entire term.

(4)	With respect to two (2) mortgaged properties identified as “7700 Parmer” and “Hilton Garden Inn Lake Oswego” on Annex A-1, securing two (2) mortgage loans representing approximately 9.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratios were calculated based upon a hypothetical valuation other than

41

an “as-is” value. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. With respect to the mortgaged property identified as “Naples Grande Beach Resort” on Annex A-1, securing one (1) mortgage loan representing approximately 6.8% of the aggregate balance of the pool of mortgage loans as of the cut-off date, the appraised value is the aggregate of the “as-is” values assigned to the hotel and the golf course by the related appraiser and excludes the value attributed by the appraiser to the tennis court parcel, which was released on February 11, 2016, without any prepayment of the mortgage loan in accordance with the mortgage loan documents. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool— Appraised Value”.

	(5)	In the case of the five (5) mortgage loans, identified as “5 Penn Plaza”, “32 Avenue of the Americas”, “7700 Parmer”, “Naples Grande Beach Resort” and “The 9” on Annex A-1, representing approximately 32.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s).

	(6)	With respect to one (1) mortgage loan, identified as “Aventura View” on Annex A-1, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the LTV Ratio and UW NOI Debt Yield have been calculated based on the principal balance of the mortgage loan as of the cut-off date less a $2,000,000 performance reserve, which was escrowed with the lender at origination of the mortgage loan. Without taking into account the $2,000,000 performance reserve, the weighted average LTV Ratio and weighted average UW NOI Debt Yield are 61.6% and 9.8%, respectively. See “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”. See also Annex A-1 and Annex A-3.

	(7)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. With respect to five (5) mortgaged properties identified as “7700 Parmer”, “The 9” and “Topanga Park Retail Portfolio” on Annex A-1, securing three (3) mortgage loans representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date certain assumptions and/or adjustments were made to the underwritten net cash flow reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis. For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

42

One of the mortgage loans was a refinancing of a loan in default at the time of refinancing in connection with the origination of the mortgage loan as described below:

In the case of one (1) mortgage loan identified as “Hilton Garden Inn Lake Oswego” on Annex A-1, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property was previously collateral for a $130,100,000 six-property portfolio loan that was originated and securitized in 2007 and was ultimately transferred to special servicing in May 2009 due to an imminent default. All of the properties (including the mortgaged property) were foreclosed upon by the special servicer between the months of August and September 2011, and the special servicer subsequently sold all of the properties. The loan sponsor with respect to the current mortgage loan secured by the mortgaged property used the proceeds of the related mortgage loan to acquire the mortgaged property separately from the special servicer in one such sale. Giving effect to all such sales, the trust in which the prior six-property portfolio loan was included suffered a loss of approximately $59.9 million upon the final liquidation of all of the related properties (including the mortgaged property). However, the sale price paid by such loan sponsor was approximately $33,525,000, which was above the allocated loan amount of $19,320,000 for the mortgaged property as part of the portfolio of collateral under the prior defaulted loan. In addition, the current “hypothetical market value assuming completion of renovations” of the mortgaged property is $39,400,000. See “Description of the Mortgage Pool-Appraised Values”.

See “Description of the Mortgage Pool”.

Loans Underwritten Based on
Limited Operating Histories	With respect to thirty-six (36) of the mortgaged properties identified as “7700 Parmer”, “The 9”, “Simply Self Storage Midwest Portfolio”, “ExchangeRight Net Leased Portfolio 11”, “Seeley Building”, “Summit at Town Lake”, “Austin Industrial Portfolio”, “Shoppes at Sherbrooke”, “750 Central Avenue”, “Topanga Park Retail Portfolio”, “Stockbridge Apartments” and “College Plaza” on Annex A-1, securing twelve (12) mortgage loans representing approximately 21.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months (or, in the case of the Mortgaged Property identified as “The 9” on Annex A-1, 18 calendar months) prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the

43

related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers” with respect to the related third party materials requirements. With respect to three (3) mortgage loans representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there were exceptions to the applicable mortgage loan seller’s underwriting guidelines with respect to the insurance coverage available or obtained in connection with the origination of the related mortgage loan. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See

44

“Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

	•	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited and Thomson Reuters Corporation;

	•	The certificate administrator’s website initially located at www.ctslink.com; and

	•	The master servicer’s website initially located at www.wellsfargo.com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, or (ii) if the mortgage loan identified on Annex A-1 as “U-Haul Portfolio – AREC 11” is an asset of the trust fund, the product of (x) a percentage that is calculated by dividing (A) the sum of the outstanding principal balance of the mortgage loan identified on Annex A-1 as “U-Haul Portfolio – AREC 11” on any date of determination and 1% of the aggregate principal balance of the mortgage loans as of the cut-off date by (B) the aggregate principal balance of the mortgage loans as of the cut-off date and (y) the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the distribution date in February 2026.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R and Class Z certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates and the Class D-1 and Class D-2 trust components (and, therefore, the Class D-1, Class D-2 and Class D certificates) are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R and Class Z certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

45

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or Starwood Mortgage Capital LLC or Redwood Trust Inc., as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC or Redwood Commercial Mortgage Corporation, respectively) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of (a) interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account and (b) the Class D-1 and Class D-2 trust components

46

and the related distribution account, beneficial ownership of which is represented by the Class D-1, Class D-2 and Class D certificates) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portions of the issuing entity consisting of (i) the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class Z certificates and (ii) the Class D-1 and Class D-2 trust components and the related distribution account, beneficial ownership of which is represented by the Class D-1, Class D-2 and Class D certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

• Each class of offered certificates will represent REMIC “regular interests” as further described in “Material Federal Income Tax Considerations”.

• The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

• You will be required to report income on your offered certificates using the accrual method of accounting.

• It is anticipated that the Class C and Class X-A certificates will be issued with original issue discount, that the Class B certificates will be issued with de minimis original issue discount, and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of

47

1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

48

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

49

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

50

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

51

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General.

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

52

A Tenant Concentration May Result in Increased Losses.

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

53

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some of all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease.

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure.

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

54

Early Lease Termination Options May Reduce Cash Flow.

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—

55

Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks.

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

56

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved

57

by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

•	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

•	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

58

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences.

59

In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises and/or hotel property managers may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor and/or hotel property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

60

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Associated with Golf Courses at Naples Grande Beach Resort

The mortgaged property identified as “Naples Grande Beach Resort” on Annex A-1, securing one (1) mortgage loan representing approximately 6.8% of the aggregate balance of the pool of mortgage loans as of the cut-off date, includes an 18-hole golf course that comprises a material portion of the revenue at the mortgaged property. A source of the revenue at this mortgaged property is derived from the operation of the golf course, which is largely dependent on green fees, revenues from related amenities such as equipment rental, cart rental, membership fees and golf lessons. For additional information regarding the Naples Grande Beach Resort golf course, see Annex A-3.

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of golf course properties, including:

Availability of Water; Turf Conditions. The successful operation of a golf course is dependent upon maintaining the proper condition of the grass on the golf course, which requires access to a sufficient water supply. The ability of an owner of a golf course to irrigate its course could be adversely impacted due to a drought or other water shortage. A drought of extensive duration could adversely affect the operator of a golf course and, accordingly, the ability of the borrower to perform under the mortgage loan. There can be no assurance that there will be a sufficient supply of water for the operation of any golf course. In addition, the rights related to water usage are typically governed by state law. Thus, even if the golf course is located in an area with an ample water supply, there can be no assurance that the golf course will have rights to use the water necessary to maintain the course. Furthermore, other natural or man-made conditions may arise that could damage the conditions of the grass on any golf course.

Economic Conditions. Golf is a recreational activity and therefore subject to discretionary spending on the part of consumers. An adverse change in economic conditions in the United States or in the immediate geographic area or a decrease in consumer confidence as a result of anticipated adverse changes could cause a reduction in the amounts spent at golf courses.

Seasonality. The operations of golf courses may be adversely affected due to adverse weather conditions.

Competition. A golf course’s age, condition, design, access to transportation and ability to offer certain amenities to its customers, including equipment rental and dining facilities, all affect the ability of a golf course to compete against other golf courses and clubs in attracting and retaining customers. Construction of competing golf courses may adversely affect revenues at Naples Grande Beach Resort golf course, and may require capital expenditures to keep the Naples Grande Beach Resort golf course competitive.

Dependence on Management. The effective management and operation of a golf course is a significant factor affecting the revenues, expenses and value of a golf course. Management of the property will be responsible for, among other things, responding to changes in the local market; insuring

61

that each golf course is well maintained; attracting new members/golf players; promoting the golf course facilities (including scheduling golfing events and tournaments); establishing membership dues, guest fees, green fees and golf cart rentals; overseeing food, beverage and merchandise sales; insuring compliance with local ordinance and regulations applicable to the golf course, and insuring that capital improvements and planned renovations are carried out in a timely fashion.

Renovations at the Golf Properties. Repairs, replacements and other expenses to maintain ground conditions and irrigation systems may temporarily suspend the operations, or increase the costs of operating, a golf course.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant decides to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and

62

making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

63

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

•	decreased demand;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self-Storage Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have

64

Special Risks”, “—Hotel Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Self-Storage Properties Have Special Risks”, “—Condominium Ownership May Limit Use and Improvements” and “—Leased Fee Properties Have Special Risks”. See Annex A-2 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

65

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

66

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

67

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates and/or trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s) have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, hotel, multifamily, retail, self-storage and mixed-use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Florida, Texas, Michigan and North Carolina. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

68

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation number 43 in Annex D-1 and the identified exceptions to that representation in Annex D-2.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment” and “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Environmental Report”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

69

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

70

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

71

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for

72

which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

73

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the

74

related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation number 18 in “Annex D-1—Mortgage Loan Representations and Warranties” and the exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the

75

aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans” for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans and representation number 31 in “Annex D-1—Mortgage Loan Representations and Warranties” and the exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

76

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information.

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information.

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash

77

flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered

78

certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes” and “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans”, “—Barclays Bank PLC—Review of Barclays Mortgage Loans”, “—Starwood Mortgage Funding II LLC—Review of SMF II Mortgage Loans” and “—Redwood Commercial Mortgage Corporation—Review of the RCMC Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

79

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a

80

portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes” and “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors

81

under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

82

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Delaware Statutory Trusts”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan

83

Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In one case, a mortgaged property securing one of the mortgage loans previously secured another loan that had been in default.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other

84

Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement,

85

which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or

86

prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

87

Risks of Anticipated Repayment Date Loans

One of the mortgage loans provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class Z certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted loan.

88

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of the non-serviced whole loans may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

89

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that

90

none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation number 36 in “Annex D-1—Mortgage Loan Representation and Warranties” and the representation exceptions identified in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases

91

substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of JPMorgan Chase Bank, National Association, one of the sponsors and originators, and of J.P. Morgan Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as

92

applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a

93

substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and JPMorgan Chase Bank, National Association, a

94

sponsor and originator and a warehouse lender to an affiliate of Redwood Commercial Mortgage Corporation. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Bank PLC, a sponsor and originator and a warehouse lender to Starwood Mortgage Funding II LLC. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of the non-serviced whole loans provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of the non-serviced whole loans, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than

95

would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the JPMBB 2016-C1 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below. Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the special servicer, assisted Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than a non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate

96

administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

97

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan) or the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of the non-serviced whole loans may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each pari passu whole loan, the expected securitization trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Servicing Pooling Agreement	Controlling Noteholder	Directing Certificateholder
5 Penn Plaza	CGCMT 2016-GC36	Citigroup Commercial Mortgage Trust 2016-GC36	Eightfold Real Estate Capital Fund IV, L.P.
32 Avenue of the Americas	JPMBB 2015-C33	JPMBB Commercial Mortgage Securities Trust 2015-C33	Torchlight Investors, LLC
7700 Parmer	JPMCC 2015-JP1	JPMCC Commercial Mortgage Securities Trust 2015-JP1	BlackRock Realty Advisors, Inc.
Naples Grande Beach Resort	JPMBB 2016-C1	JPMBB Commercial Mortgage Securities Trust 2016-C1	Eightfold Real Estate Capital Fund IV, L.P.
The 9	JPMCC 2015-JP1	JPMCC Commercial Mortgage Securities Trust 2015-JP1	BlackRock Realty Advisors, Inc.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan”), the directing

98

certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the applicable special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F, Class NR and Class Z certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each

99

certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) will be the B-piece buyer. The B-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreements governing the servicing of such non-serviced whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 5 Penn Plaza Whole Loan—Consultation and Control”, “—The 32 Avenue of the Americas Whole Loan—Consultation and Control”, “—The 7700 Parmer Whole Loan—Consultation and Control” and “—The 9 Whole Loan—Consultation and Control”.

Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the special servicer, assisted Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

100

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may

101

adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. On September 30, 2015, the European Commission published a proposal for a new regulation which, if adopted, would recast the Retention Requirement, the Due Diligence Requirement and Similar Requirements and which would, additionally, apply such requirements to investments in securitizations by EU occupational pension schemes.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional increases in minimum capital requirements have been implemented since that date. Further changes in capital requirements have been announced by the Basel Committee on

102

Banking Supervision and, when implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

•	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, accounting principles could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

103

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to

104

rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

105

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General.

The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

106

•	the availability of credit for commercial real estate;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B and Class X-C certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The offered certificates with notional amounts, namely, Class X-A, Class X-B and Class X-C certificates, will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below

107

is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class
X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S certificates
X-B	Class B certificates
X-C	Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B and Class X-C certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates, then the Class X-B certificates and then the Class X-C certificates. Investors in the Class X-A, Class X-B and Class X-C certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves.

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield.

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of the non-serviced whole loans) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the

108

extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR certificates, then the Class F certificates, then the Class E certificates, then the Class D-2 trust component (and correspondingly, the Class D-2 certificates and the Class D certificates, pro rata based on their respective percentage interests in the Class D-2 trust component), then the Class D-1 trust component (and correspondingly, the Class D-1 certificates and the Class D certificates, pro rata based on their respective percentage interests in the Class D-1 trust component), then the Class C certificates, then the Class B certificates, and then the Class A-S certificates and, then pro rata, the Class A-SB, Class A-5, Class A-4, Class A-3, Class A-2 and Class A-1 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class C certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination.

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”.

As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

109

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights.

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of the non-serviced whole loans.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan and other than any excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

110

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder of the related securitization trust holding the controlling note for the non-serviced whole loans, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling note) will have limited consultation rights with respect to major decisions relating to the non-serviced whole loans and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)   may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iii)  does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iv)  may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)   will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders

111

constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to the non-serviced mortgage loan, the operating advisor appointed under the pooling and servicing agreement governing the servicing of the non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances and considering each class of the Class D-1 and Class D-2 certificates together with the Class D certificates’ applicable percentage interest of the related Class D-1 and Class D-2 trust components as a single “class” for such purpose) and (y) upon receipt of approval by certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances and considering each class of the Class D-1 and Class D-2 certificates together with the Class D certificates’ applicable percentage interest of the related Class D-1 and Class D-2 trust components as a single “class” for such purpose). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment.

The holders of a pari passu companion loan relating to the serviced mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan

112

continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted loan for a purchase price generally equal to the outstanding principal balance of the related defaulted loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of a non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Servicing Mortgage Loan”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer (and any sub-servicer, if applicable) will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted loan current or in maximizing proceeds to the issuing entity, the special servicer (and any sub-servicer, if applicable) will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer (or any sub-servicer) in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any

113

modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except JPMorgan Chase Bank, National Association, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Starwood Mortgage Capital LLC and Redwood Trust, Inc. will guarantee the performance of Starwood Mortgage Funding II LLC’s and Redwood Commercial Mortgage Corporation’s obligations respectively, to repurchase or replace defective mortgage loans. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, the related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors (or Starwood Mortgage Capital LLC or Redwood Trust Inc., as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC and Redwood Commercial Mortgage Corporation, respectively) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Funding II LLC” and “—Redwood Commercial Mortgage Corporation”. Even if a legal action were brought successfully against the defaulting sponsor, we cannot assure you that the sponsor

114

would, at that time, own or possess sufficient assets to make the required repurchase or to substitute any mortgage loan or make any payment to fully compensate the issuing entity for such material defect or material breach in all respects. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers.” In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

115

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Barclays Bank PLC, a mortgage loan seller, is subject to the provisions of the Insolvency Act 1986, as amended (United Kingdom Act of Parliament, 1986 ch. 45) (the “Insolvency Act”) and the Banking Act 2009, as amended (United Kingdom Act of Parliament, 2009 ch. 1) (the “Banking Act”). Under the terms of the Insolvency Act, certain transactions by an English-registered company, such as Barclays, may be challenged by an insolvency officer appointed to that company on its insolvency. Under the Banking Act, the Secretary of State, Prudential Regulation Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions. One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the United Kingdom Financial Services Compensation Scheme). Further, under the Banking Act, the United Kingdom Treasury, the Prudential Regulation Authority and/or the Bank of England may also, in the

116

circumstances set out in the Banking Act, make an order for the transfer of any property, assets or liabilities of a United Kingdom authorized deposit taker either to a company owned by the Bank of England or to any private sector purchaser. Orders under the Banking Act may also modify the way in which rights of third parties can be exercised. These powers exist within a broader range of powers designed to ensure the stability of the United Kingdom banking sector and exercise of such may have an impact on the rights of third parties relative to Barclays. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of Barclays’ interest in the mortgage loan by Barclays Bank PLC will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under United Kingdom insolvency rules, nor that the transfer could not be affected by an order under the Banking Act. Even if a challenge were not successful, or if an order under the Banking Act itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

If Barclays Bank PLC were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of the United Kingdom and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Barclays Bank PLC may argue that the sale of its interest in the mortgage loan by Barclays Bank PLC was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Barclays’ interest in the mortgage loan was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and significant investment firms (collectively, “relevant institutions”). If a relevant institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail in the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the relevant institution’s failure. In particular, liabilities of relevant institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect thereto) not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities. If the relevant Resolution Authority decides to “bail-in” the liabilities of a relevant institution, then subject to certain exceptions set out in the BRRD, the liabilities of such relevant institution could, among other things, be reduced, converted or extinguished in full. Given the wide ranging definition of “liabilities” in the BRRD and the limited nature of the exceptions, the Resolution Authorities have broad authority to act. As a result, the depositor or the trust fund and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the trust fund, as applicable. In addition, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. It should be noted that similar powers and provisions are being considered in the context of financial institutions of other jurisdictions. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (“SRB”) and the European Commission under the SRM Regulation (Regulation 806/2014) (“SRM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the single supervisory mechanism (SSM), relevant institutions established in that member state are not subject to the SRM, but to the BRRD. For a discussion of certain risks relating to repurchases of a mortgage loan, see “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” above.

117

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure.

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the lower-tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status.

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an

118

association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount.

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

119

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of fifty (50) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,021,912,765 (the “Initial Pool Balance”). The “Cut-off Date” means with respect to each Mortgage Loan, the related Due Date in March 2016.

Five (5) of the Mortgage Loans representing approximately 32.0% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Companion Loans” or “Pari Passu Companion Loans” or individually, a “Companion Loan” or “Pari Passu Companion Loan”). Each Mortgage Loan and any related Companion Loan(s) is collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMCB(1)	14	$441,615,006	43.2%
Barclays(2)	22	422,684,996	41.4
Starwood	7	85,379,222	8.4
RCMC	7	72,233,542	7.1
Total	50	$1,021,912,765	100.0%

(1)	One (1) Mortgage Loan identified as “32 Avenue of the Americas” on Annex A-1, representing approximately 7.1% of the Initial Pool Balance, was co-originated by JPMCB and German American Capital Corporation.

(2)	One (1) Mortgage Loan identified as “5 Penn Plaza” on Annex A-1, representing approximately 7.6% of the Initial Pool Balance, was co-originated by Barclays and Citigroup Global Markets Realty Corp.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first priority lien on a fee simple and/or leasehold interest in a commercial or multifamily real property (each, a “Mortgaged Property”), except in the case of the Mortgaged Property identified as “The 9” on Annex A-1, for which the Mortgage is a second priority lien after a mortgage related to a tax increment financing arrangement. See “—Real Estate and Other Tax Considerations” and “—Additional Indebtedness—Other Secured Indebtedness” below for additional information regarding the tax increment financing arrangement.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage

120

Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on March 15, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

•	in the case of a Mortgage Loan that provides for interest only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

•	in the case of a Mortgage Loan that provides for an initial interest only period and provides for scheduled amortization payments after the expiration of such interest-only period, 12 times the monthly payment of principal and interest payable during the amortization period. Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise calculated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired” or “as-renovated” or other hypothetical value as well as “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves

121

sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is”, “as-complete” or “as-stabilized” value for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “as-complete” or “as-stabilized” appraised values of the individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on the “as-complete” or “as-stabilized” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. With respect to the Mortgaged Property identified as “Naples Grande Beach Resort” on Annex A-1, the Appraised Value is the aggregate of the “as-is” values assigned to the hotel and the golf course by the related appraiser and excludes the value attributed by the appraiser to the tennis court parcel, which was released on February 11, 2016, without any prepayment of the Mortgage Loan in accordance with the Mortgage Loan documents.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“CMA Lockbox” or “CMA” means that the related Mortgage Loan documents currently require tenants, or the related borrower (or its property manager), at the related Mortgaged Property to pay rent or other income directly to the lockbox account; provided, however, that thereafter funds deposited in such lockbox account are paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received. However, in some cases, upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “Maturity Date LTV Ratios” set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-off Date and the stated maturity dates (or, if applicable, the Anticipated Repayment Date), respectively, of the related Mortgage Loans, respectively. An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date) (or, with respect to the Cut-off Date LTV Ratio for the Mortgaged Property identified as “Aventura View” on Annex A-1, securing one (1) Mortgage Loan representing 2.7% of the Initial Pool Balance, the Cut-off Date Balance less a $2,000,000 performance reserve which was escrowed by the borrower at origination of the Mortgage Loan), and the denominator of which is the “as-is” appraised value of the related Mortgaged Property or Mortgaged Properties, as applicable (or, with respect to the Mortgaged Properties identified as “7700 Parmer” and “Hilton Garden Inn Lake Oswego” on Annex A-1, securing two (2) Mortgage Loans representing 9.3% of the Initial Pool Balance, the hypothetical appraised value as described under “—Appraised Value”) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property

122

determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the table titled “Appraised Value” under “—Appraised Value” below, the respective LTV Ratio at maturity or anticipated repayment date was calculated using the related “as-stabilized”, “as-hypothetical” and/or “as-complete” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in “—Appraised Value” below as well as Annex A-1 and Annex A-3.

“GLA” means gross leasable area.

“Hard Lockbox” means that the related Mortgage Loan documents currently require tenants (or the related property manager) to pay rent or other income directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per Unit as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related Mortgage Loan included in the issuing entity, unless otherwise indicated.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy” means the percentage of square feet, units, rooms or beds, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

123

“RevPAR” means, with respect to any hotel property, revenues per available room.

“Soft Lockbox” means that the related Mortgage Loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); provided, however, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the related borrower is required to implement either a Hard Lockbox, Soft Lockbox or CMA Lockbox.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loan is an ARD Loan.

“Underwritten Expenses” or “UW Expenses” means, respect to any Mortgage Loan or Mortgaged Property, means an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income”. With respect to eight (8) Mortgaged Properties identified on Annex A-1 as “ExchangeRight Net Leased Portfolio 11 – Walgreens – Lawrenceville, GA”, “ExchangeRight Net Leased Portfolio 11 – CVS Pharmacy – Las Vegas, NV”, “ExchangeRight Net Leased Portfolio 11 – Family Dollar – Port St. John, FL”, “ExchangeRight Net Leased Portfolio 11 – Family Dollar – Shreveport (Caddo), LA”, “ExchangeRight Net Leased Portfolio 11 – Napa Auto Parts – Bloomington, IL”, “ExchangeRight Net Leased Portfolio 11 – Napa Auto Parts – Morton, IL”, “ExchangeRight Net Leased Portfolio 11 – Napa Auto Parts – Decatur, IL” and “750 Central Avenue”, securing or partially securing two (2) Mortgage Loans representing approximately 1.9% of the Initial Pool Balance by allocated loan amount, the lender did not underwrite real estate taxes since the Mortgaged Property is 100% leased to one tenant which is required to pay all real estate taxes under its triple net lease.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

For each Mortgage Loan with a related Pari Passu Companion Loan, the calculation of the Mortgage Loan UW NCF DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s).

124

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related Mortgage Loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total annual debt service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratio for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

For each Mortgage Loan with a related Pari Passu Companion Loan, the calculation of the Mortgage Loan UW NOI DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s).

“Underwritten NCF Debt Yield” or “UW NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan.

Except with respect to one (1) Mortgage Loan identified as “Aventura View” on Annex A-1, representing approximately 2.7% of the Initial Pool Balance, for which the Underwritten NCF Debt Yield was calculated based on the Cut-off Date Balance less a $2,000,000 performance reserve which was escrowed by the borrower at origination of the Mortgage Loan, no Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease or contract (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial or periodic “free rent” period, reduced rent period or a permitted rent abatement, or rents payable by a tenant that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in

125

this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the loan-to-value ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan. Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the 5 largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and UW NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and UW NCF set forth in this prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income”.

The “UW NOI Debt Yield” or “UW NOI DY” for any Mortgage Loan is calculated by dividing (x) the UW NOI for such Mortgage Loan by (y) the Cut-off Date Balance for such Mortgage Loan. In the case of a

126

Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, UW NOI Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan.

Except with respect to one (1) Mortgage Loan identified as “Aventura View” on Annex A-1, representing approximately 2.7% of the Initial Pool Balance, for which the Underwritten NOI Debt Yield was calculated based on the Cut-off Date Balance less a $2,000,000 performance reserve which was escrowed by the borrower at origination of the Mortgage Loan, no Mortgage Loan included in the Trust has an Underwritten NOI Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of Mortgage Loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the aggregate Certificate Balances of such certificates). Although the UW NOI for the pool of Mortgage Loans is based on an aggregate of the Mortgage Loans, excess cash flow available from any particular Mortgage Loan will not be available to support any other Mortgage Loan.

“Units”, “Rooms” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms or (c) in the case of certain Mortgaged Properties operating as student housing, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

127

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,021,912,765
Number of Mortgage Loans	50
Number of Mortgaged Properties	110
Crossed loan pools as a percentage	0.0%
Range of Cut-off Date Balances	$2,360,000 to $95,000,000
Average Cut-off Date Balance	$20,438,255
Range of Mortgage Rates	4.15000% to 5.53000%
Weighted average Mortgage Rate	4.76514%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	55 months to 119 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization term(3)	240 months to 360 months
Weighted average original amortization term(3)	350 months
Range of remaining amortization terms(3)	237 months to 360 months
Weighted average remaining amortization term(3)	350 months
Range of LTV Ratios(4)(5)	39.6% to 75.0%
Weighted average LTV Ratio(4)(5)(6)	61.4%
Range of LTV Ratios as of the maturity date(2)(4)(5)	31.2% to 68.6%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	56.1%
Range of UW NCF DSCR(5)(7)	1.17x to 2.62x
Weighted average UW NCF DSCR(5)(7)	1.65x
Range of UW NOI Debt Yield(5)	8.2% to 14.9%
Weighted average UW NOI Debt Yield(5)(6)	9.9%
Percentage of Initial Pool Balance consisting of:
Interest Only-Balloon	43.3%
Interest Only	36.9%
Balloon	14.4%
ARD-Balloon	5.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) Mortgage Loan with an Anticipated Repayment Date, identified as “U-Haul Portfolio – AREC 11” on Annex A-1, representing approximately 5.4% of the Initial Pool Balance, calculated as of the Anticipated Repayment Date.

(3)	Excludes eight (8) Mortgage Loans identified as “215 Park Avenue South”, “5 Penn Plaza”, “32 Avenue of the Americas”, “7700 Parmer”, “ExchangeRight Net Leased Portfolio 11”, “Rhodes Ranch”, “Summit at Town Lake” and “Shoppes at Sherbrooke” on Annex A-1, representing approximately 36.9% of the Initial Pool Balance, that are interest only for the entire term.

(4)	With respect to two (2) Mortgaged Properties identified as “7700 Parmer” and “Hilton Garden Inn Lake Oswego” on Annex A-1, securing two (2) Mortgage Loans representing approximately 9.3% of the Initial Pool Balance, the LTV Ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining Mortgage Loans were calculated using “as-is” values as described under “—Certain Calculations and Definitions—Definitions”. With respect to the Mortgaged Property identified as “Naples Grande Beach Resort” on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.8% of the Initial Pool Balance, the Appraised Value is the aggregate of the “as-is” values assigned to the hotel and the golf course by the related appraiser and excludes the value attributed by the appraiser to the tennis court parcel, which was released on February 11, 2016, without any prepayment of the Mortgage Loan in accordance with the Mortgage Loan documents. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool— Appraised Value”.

(5)	With respect to five (5) Mortgage Loans, identified as “5 Penn Plaza”, “32 Avenue of the Americas”, “7700 Parmer”, “Naples Grande Beach Resort” and “The 9” on Annex A-1, representing approximately 32.0% of the Initial Pool Balance, each of which has one or more Pari Passu Companion Loans that are not included in the issuing entity, the debt service coverage ratios, LTV Ratios and debt yields have been calculated including the related Pari Passu Companion Loan(s).

128

(6)	With respect to one (1) Mortgage Loan identified as “Aventura View” on Annex A-1, representing approximately 2.7% of the Initial Pool Balance, the LTV Ratio and UW NOI Debt Yield have been calculated based on the Cut-off Date Balance less a $2,000,000 performance reserve, which was escrowed with the lender at origination of the Mortgage Loan. Without taking into account the $2,000,000 performance reserve, the weighted average LTV Ratio and weighted average UW NOI Debt Yield are 61.6% and 9.8%, respectively. See “—Certain Calculations and Definitions”, “—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”. See also Annex A-1 and Annex A-3.

(7)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date, provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. With respect to five (5) Mortgaged Properties identified as “7700 Parmer”, “The 9” and “Topanga Park Retail Portfolio” on Annex A-1, securing three (3) Mortgage Loans representing approximately 11.2% of the Initial Pool Balance, certain assumptions and/or adjustments were made to the UW NCF reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “—Certain Calculations and Definitions”, “—Tenant Issues—Tenant Concentrations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office
CBD	3	$183,000,000	17.9%
Suburban	4	110,174,582	10.8
Data Center	1	72,500,000	7.1
Medical	1	6,617,474	0.6
Hotel
Full Service	2	$118,438,324	11.6%
Limited Service	6	76,478,449	7.5
Multifamily
Student	3	$69,925,000	6.8%
Garden	15	68,578,632	6.7
Mid Rise	2	12,000,000	1.2
Retail
Anchored	4	$36,950,000	3.6%
Shadow Anchored	4	31,843,299	3.1
Freestanding	17	25,012,000	2.4
Unanchored	5	16,243,542	1.6
Self Storage
Self Storage	34	$89,995,113	8.8%
Mixed Use
Hotel/Multifamily/Parking	1	$37,000,000	3.6%
Office/Retail	2	19,900,000	1.9
Retail/Office/Multifamily	1	18,650,000	1.8
Multifamily/Office	1	5,500,000	0.5
Industrial
Flex	3	$15,791,995	1.5%
Warehouse	1	7,314,355	0.7
Total	110	$1,021,912,765	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

129

Office Properties.

With respect to the office properties set forth in the above chart and retail, mixed use and multifamily properties that include office tenants:

•	Ten (10) Mortgaged Properties identified as “Aventura View”, “Shoppes at Sherbrooke”, “Longmeadow Professional Park”, “Topanga Park Retail Portfolio – Rowlett”, “Tangerine Crossing”, “Shoppes at St. Lucie West”, “Greenville South Shopping Center”, “The Summit Building”, “The River House” and “Executive Office Terrace” and on Annex A-1, securing or partially securing ten (10) Mortgage Loans representing approximately 8.1% of the Initial Pool Balance by allocated loan amount, have one or more tenants operating medical, veterinary hospital and/or dental offices among the 5 largest tenants (by net rentable area leased) at the related Mortgaged Property. Medical and dental offices and facilities pose unique risks as the performance of such medical or dental property may depend on a sufficient patient base. In addition, re-purposing a medical, veterinary hospital and/or dental office for another use could involve significant capital expenditures. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

•	With respect to one (1) Mortgaged Property identified as “32 Avenue of the Americas” on Annex A-1, securing one (1) Mortgage Loan representing approximately 7.1% of the Initial Pool Balance, approximately 49.0% of the net rentable area is comprised of data center and/or telecommunications space, which includes a 27,328 square foot “Meet-Me-Room” operated by one of the tenants, which allows tenants at the Mortgaged Property to physically connect to one another directly within the Mortgaged Property and exchange data with greater efficiency. Data centers and telecommunications properties require specialized mechanical, electrical and communications infrastructure and an information technology staff that is competent in the installation, operation and repair of such infrastructure and industry standards. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus.

•	With respect to one (1) Mortgaged Property identified as “7700 Parmer” on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.8% of the Initial Pool Balance, the related borrower and/or borrower sponsor currently owns (and in the future may own) another office property within a 5-mile radius which may compete with the related Mortgaged Property.

•	One (1) Mortgaged Property identified as “Aventura View” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.7% of the Initial Pool Balance, has a retail bank or credit union branch among the 5 largest tenants (by net rentable area leased) at the Mortgaged Property. Bank branches or specialty use properties that are outfitted with vaults, teller counters and other equipment and installations require significant capital expenditures in connection with the conversion to any alternative use. The ability to lease this space to entities other than financial institutions may be difficult due to the added costs and time of retrofitting the property. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

•	One (1) Mortgaged Property identified as “Executive Office Terrace” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.4% of the Initial Pool Balance, has one or more tenants operating rehabilitation facilities outfitted with significant amounts of fitness equipment. Aspects of building site design and adaptability may affect the value of a rehabilitation center and make it difficult to convert to another use. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

•	One (1) Mortgaged Property identified as “5 Penn Plaza” on Annex A-1, securing one (1) Mortgage Loan representing approximately 7.6% of the Initial Pool Balance, at origination of the Mortgage Loan, has at least one not for profit tenant among the 5 largest tenants (by net rentable area) at the related Mortgaged Property.

130

•	With respect to one (1) Mortgaged Property identified as “5 Penn Plaza” on Annex A-1, securing one (1) Mortgage Loan representing approximately 7.6% of the Initial Pool Balance, at origination of the Mortgage Loan, approximately $1,300,000 was reserved in connection with planned renovations to the facade at the Mortgaged Property. In addition, the lobby, entrance and elevators are being renovated (the “Lobby Renovation”) for a total estimated cost of approximately $10,630,000. Upon an event of default under the related Mortgage Loan documents or if the borrower fails to complete the Lobby Renovation prior to December 31, 2018, the borrower must deposit with the lender the lesser of (i) $4,100,000 or (ii) the total unpaid amounts incurred in performing the Lobby Renovation and any remaining cost to complete the Lobby Renovation. The Lobby Renovation is expected to be completed in the first quarter of 2016.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties.

With respect to the retail, office, multifamily and mixed use properties with retail components set forth in the above chart:

•	Fourteen (14) of the Mortgaged Properties identified as “Hannibal Square II Portfolio”, “Rhodes Ranch”, “Seeley Building”, “Summit at Town Lake”, “Rancho Pavilion”, “Topanga Park Retail Portfolio”, “Tangerine Crossing”, “Shoppes at St. Lucie West”, “Greenville South Shopping Center”, “Lubbock Southwest Shopping Center”, “Boutte Shopping Center” and “College Plaza” on Annex A-1, securing twelve (12) Mortgage Loans representing approximately 10.2% of the Initial Pool Balance, have one or more restaurants among the 5 largest tenants (by net rentable area leased) at the related Mortgaged Property.

•	Eight (8) of the Mortgaged Properties identified as “Rhodes Ranch”, “Summit at Town Lake”, “Waynesville Commons Power Center”, “Shoppes at Sherbrooke”, “Tangerine Crossing”, “Greenville South Shopping Center”, “Lubbock Southwest Shopping Center” and “Boutte Shopping Center” on Annex A-1, securing eight (8) Mortgage Loans representing approximately 6.7% of the Initial Pool Balance, are each considered by the applicable borrower sponsor to have an “anchor tenant” or “shadow anchor tenant” which tenants occupy space at the related property, but may or may not occupy space that is collateral for the related Mortgage Loan.

•	Four (4) of the Mortgaged Properties identified as “Rhodes Ranch”, “Summit at Town Lake”, “Shoppes at Sherbrooke” and “Tangerine Crossing” on Annex A-1, securing four (4) Mortgage Loans representing approximately 4.3% of the Initial Pool Balance, each have a fitness center as part of their respective retail mix. Aspects of building site design and adaptability may affect the value of a fitness center and make it difficult to convert to another use. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

•	Two (2) of the Mortgaged Properties identified as “Rhodes Ranch” and “Greenville South Shopping Center” on Annex A-1, securing two (2) Mortgage Loans representing approximately 2.4% of the Initial Pool Balance, include one or more tenants that operate an on-site gas station.

•	One (1) of the Mortgaged Properties identified as “Rancho Pavilion” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, has a government tenant among the 5 largest tenants (by net rentable area leased) at the Mortgaged Property. A government leased space may be “built to suit” that particular tenant’s uses and needs. While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently

131

collected. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties.

With respect to the hotel and mixed use properties with hotel components set forth in the above chart:

•	With respect to two (2) Mortgaged Properties identified as “The 9” and “Hampton Inn & Suites by Hilton – Lynnwood” on Annex A-1, securing two (2) Mortgage Loans representing approximately 5.6% of the Initial Pool Balance, there are newly constructed hotels or hotels under construction totaling approximately 722 and 150 rooms, respectively, located within five miles of the Mortgaged Properties that are expected to directly compete with the related Mortgaged Property or the hotel component of the related Mortgaged Property.

•	With respect to two (2) Mortgaged Properties identified as “Hilton Garden Inn Chattanooga” and “Holiday Inn Express & Suites - Woodland, CA” on Annex A-1, securing two (2) Mortgage Loans representing approximately 1.5% of the Initial Pool Balance, the related borrower sponsor has an ownership interest in a hotel property that is currently located or is being built within 3 miles of the related Mortgaged Property that may compete with such Mortgaged Property.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
The 9	$37,000,000	3.6%	9/1/2039	12/1/2025
Marriott – Troy, MI	$48,438,324	4.7%	12/31/2037	2/6/2021
Hilton Garden Inn Lake Oswego	$25,125,000	2.5%	12/31/2030(1)	1/1/2021
Hampton Inn & Suites By Hilton – Lynnwood	$20,722,226	2.0%	3/31/2033	2/6/2026
Hilton Garden Inn Chattanooga	$9,975,006	1.0%	6/22/2025	1/1/2026
Largo Hotel Portfolio – Hampton Inn & Suites – Largo, FL	$8,968,363	0.9%	12/31/2030	12/6/2025
Largo Hotel Portfolio –Holiday Inn Express & Suites – Largo, FL	$6,327,679	0.6%	12/31/2030	12/6/2025
Holiday Inn Express & Suites – Woodland, CA	$5,360,176	0.5%	9/4/2023	12/6/2025

(1)	The expiration date shown reflects the franchise agreement executed at origination of the Mortgage Loan, which is contingent upon completion of a property improvement plan. The franchise agreement which existed prior to origination of the Mortgage Loan has an expiration date in July 2019.

•	Two (2) Mortgaged Properties identified as “Naples Grande Beach Resort” and “The 9” on Annex A-1, securing two (2) Mortgage Loans representing approximately 10.5% of the Initial Pool Balance, are identified as hotel properties or mixed use properties with hotel components even though each is comprised of a mixture of a hotel and one or more restaurant facilities that comprise a material portion of the revenue at the Mortgaged Properties.

•	One (1) Mortgaged Property identified as “Naples Grande Beach Resort” on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.8% of the Initial Pool Balance, is not a

132

flagged hotel property. See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks” for additional information regarding the risks of unflagged hotel properties. The collateral for the Mortgage Loan also includes an 18-hole golf course that comprises a material portion of the revenue at the Mortgaged Property. Revenues from the golf course are included as “Golf Revenue” in the historical and underwritten financial information shown in this prospectus, and Golf Revenue accounts for approximately 10.1% of the total underwritten revenue. Golf courses require specialized management and personnel and may have high fixed costs to operate. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Risks Associated with Golf Courses at Naples Grande Beach Resort”.

•	One (1) Mortgaged Property identified as “The 9” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance, consists of a mixed use Mortgaged Property with hotel, multifamily and parking garage components. Approximately 56.2% of the underwritten revenues for the Mortgaged Property are attributable to the food and beverage outlets located at the Mortgaged Property, which include four restaurants/bars, banquets and room service. Two of the bars, the Azure Sun Lounge and Vault, are leased by an affiliate of the borrowers. Approximately 14.9% and 13.4%, respectively, of underwritten food and beverage revenues for the Mortgaged Property are attributable to those bars. Spaces leased to affiliates of the borrowers are subject to additional risks, including the risk that the lessors and lessees will divert cash flows from the tenant spaces for other purposes. At origination of the Mortgage Loan, the borrowers were required to reserve $51,082 into a reserve related to the bar spaces, which represents three months of rent under the leases. The borrowers are also required to replenish the reserve on a monthly basis such that the funds in the reserve are at least equal to three months of rent under the leases at all times. See “Risk Factors—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties.

With respect to the multifamily properties set forth in the above chart and mixed use properties with multifamily components:

•	With respect to six (6) Mortgaged Properties identified as “Wolf Creek Apartments”, “Hannibal Square II Portfolio”, “University Parke”, “Stafford Apartments”, “The River House” and “Stockbridge Apartments” on Annex A-1, securing six (6) Mortgage Loans representing approximately 9.5% of the Initial Pool Balance, all or a significant concentration of the tenants at the related Mortgaged Properties are students. In addition, with respect to the Mortgaged Property identified as “Wolf Creek Apartments” on Annex A-1, a portion of the Mortgaged Property is master leased to William Peace University for use as off-campus student housing. The master lease covers the 2015-2016 academic year for 74 units and 292 beds, with an annual rent of $1,829,088 ($522 per bed per month) and two consecutive renewal options. In February 2016, the borrower and William Peace University executed an agreement which terminates the existing master lease as of July 31, 2016, and entered into a new master lease for the 2016-2017 and 2017-2018 academic years. Under the new master lease, the borrower will lease 50 units and 196 beds to the university for two consecutive one-year terms, with each term commencing on August 12 and expiring on July 31. According to the borrower sponsor, the reduced number of units master leased to William Peace University will make more units available for rent to students from other universities; however, there can be no assurance that these units will ultimately be leased to other students. The new master lease requires William Peace University

133

to pay annual rent of $1,288,896 ($548 per bed per month) for the 2016-2017 term and approximately $1,327,563 ($564.44 per bed per month) for the 2017-2018 term and includes two consecutive one-year renewal options for the 2018-2019 and 2019-2020 academic years.

•	With respect to two (2) Mortgaged Properties identified as “Cypress Pointe Apartments” and “Casa De Fuentes Apartments” on Annex A-1, securing two (2) Mortgage Loans representing approximately 4.2% of the Initial Pool Balance, there are newly constructed properties totaling 740 units and 2,057 units, respectively, located within 5 miles of the related Mortgaged Property that compete directly with the Mortgaged Properties.

•	With respect to three (3) Mortgaged Properties identified as “Hannibal Square II Portfolio”, “Pines of Roanoke Apartments” and “Stafford Apartments” on Annex A-1, securing three (3) Mortgage Loans representing approximately 3.6% of the Initial Pool Balance, the related borrower and borrower sponsor currently (and in the future may) own properties within a 5-mile radius which compete with the related Mortgaged Property.

•	With respect to one (1) Mortgaged Property identified as “Stafford Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is subject to a ground lease which requires that the Mortgaged Property be used exclusively for students in the following priority (i) full-time students at The Peabody Institute of the Johns Hopkins University, (ii) part-time students at The Peabody Institute of the Johns Hopkins University and (iii) students of other academic divisions of the Johns Hopkins University. If on September 1 of each year the Mortgaged Property is not 95% occupied and the related borrower has complied with the related student housing agreement, the Mortgaged Property may accept tenants from the general public (which may subject the Mortgaged Property to additional taxes). In addition, the student housing agreement requires the Mortgaged Property to, among other items, (i) furnish the apartment to maximize occupancy by students at The Peabody Institute of the Johns Hopkins University, (ii) consult with Johns Hopkins University regarding rental rates, (iii) maintain reasonable security and (iv) use a form of rental agreement subject to the approval of Johns Hopkins University.

•	With respect to ten (10) Mortgaged Properties identified as “EDC Portfolio” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, a portion of the Mortgaged Properties’ tenancy received rental assistance from the Chicago Housing Authority’s Housing Assistance Payment (“HAP”) program. Rental income received through the HAP program totals approximately 52.0% of the estimated gross income. The presence of HAPs is not mandatory at any of the Mortgaged Properties.

•	With respect to one (1) Mortgaged Property identified as “Stockbridge Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.3% of the Initial Pool Balance, the Mortgaged Property does not generally permit rent subsidies under Section 8 or Section 42; however, the prior owner allowed tenants to receive rent subsidies and as a result, one tenant at the Mortgaged Property receives $410 per month in subsidized housing as part of the Emerald Development and Economic Network, Inc. program. In addition, the related borrower and/or borrower sponsor currently owns (and in the future may own) another multifamily property within a 5-mile radius which may compete with the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Self-Storage Properties.

With respect to the self-storage properties set forth in the above chart:

•	Twenty-seven (27) Mortgaged Properties identified as “U-Haul Portfolio – AREC 11” on Annex A-1, securing one (1) Mortgage Loan representing 5.4% of the Initial Pool Balance, derive a portion of the Underwritten Revenue from one or more of the following: (a) rent derived from truck rentals

134

located at the related Mortgaged Property; (b) rent derived from cell tower leases; (c) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage; and/or (d) rent derived from commercial/retail tenants operating at the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Mixed Use Properties.

With respect to the mixed use properties set forth in the above chart:

•	Each of the mixed use Mortgaged Properties has one or more multifamily, office, retail, hotel, and/or parking components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Hotel Properties Have Special Risks” as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties.

With respect to the industrial properties set forth in the above chart:

•	With respect to one (1) Mortgaged Property identified as “Peachtree Square Industrial Park” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property consists of 45% of the total units that are part of an association governed by a declaration and by-laws. The declaration does not create a condominium but does provide for a board of directors to, among other responsibilities, govern the common areas and institute assessment on each of the units. The declaration may only be amended by at least 67% of unit owners and therefore cannot be amended without the borrower’s consent. The by-laws may be amended by a majority vote of unit owners and therefore may be amended without the borrower’s consent. Both of the related guarantors currently sit on the board of directors, which is required to consist of 3 to 7 directors, each having one vote. The unit owners are responsible for electing the board members and therefore the borrower may or may not have control of the board in the future. The lender obtained an estoppel giving the lender notice and cure rights should the borrower default under the declaration and by-laws. In addition, the borrower made separate covenants in the related loan agreement, among other covenants, not to vote to modify the declaration without the lender’s consent and to provide notice of any default to the lender.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Specialty Use Concentrations.

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

135

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance(1)
Restaurant	14	13.1%
Student population	6	9.5
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	11	9.2
Data Center	1	7.1
Gym, fitness center or a health club	4	4.3
Bank branch	1	2.7
Government Tenant	1	0.8
Gas station	1	0.7
Total	38	45.6%

(1)	Represents the aggregate percentage of the Initial Pool Balance of the applicable Mortgaged Properties that have a tenant of that type as one of the 5 largest tenants. See Annex A-1 for additional information about each such tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans or groups of crossed loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
215 Park Avenue South	$95,000,000	9.3%	293	2.14x	39.6%	Office
5 Penn Plaza	$78,000,000	7.6%	400	1.64x	48.1%	Office
32 Avenue of the Americas	$72,500,000	7.1%	365	1.88x	55.2%	Office
7700 Parmer	$70,000,000	6.8%	194	1.84x	65.0%	Office
Naples Grande Beach Resort	$70,000,000	6.8%	348,101	1.63x	62.6%	Hotel
U-Haul Portfolio - AREC 11	$54,890,113	5.4%	7,490	1.67x	59.3%	Self-Storage
Marriott – Troy, MI	$48,438,324	4.7%	138,395	1.71x	67.9%	Hotel
Wolf Creek Apartments	$44,000,000	4.3%	31,609	1.22x	67.5%	Multifamily
The 9	$37,000,000	3.6%	Various	1.24x	66.7%	Mixed Use
Simply Self Storage Midwest Portfolio	$31,605,000	3.1%	8,175	1.31x	71.0%	Self-Storage
Top 3 Total/Weighted Average	$245,500,000	24.0%		1.90x	46.9%
Top 5 Total/Weighted Average	$385,500,000	37.7%		1.84x	53.0%
Top 10 Total/Weighted Average	$601,433,437	58.9%		1.71x	57.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, each of which has one or more related Pari Passu Companion Loan(s) that is not part of the trust, the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the trust and any related Pari Passu Companion Loan in the aggregate. See “—Assessments of Property Value and Condition” for additional information.

(2)

In the case of the Mortgage Loan identified as “7700 Parmer”, the Cut-off Date LTV Ratio was calculated based upon a hypothetical valuation other than an “as-is” value. See “—Assessments of Property Value and Condition” for additional information.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans” in Annex A-3. Other than with respect to the top ten Mortgage Loans

136

identified in the table above, each of the other Mortgage Loans represents no more than 2.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include seven (7) Mortgage Loans, set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 14.5% of the Initial Pool Balance, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
U-Haul Portfolio – AREC 11	$54,890,113	5.4%
Simply Self Storage Midwest Portfolio	31,605,000	3.1
ExchangeRight Net Leased Portfolio 11	25,012,000	2.4
Largo Hotel Portfolio	15,296,042	1.5
Austin Industrial Portfolio	9,750,000	1.0
Topanga Park Retail Portfolio	7,000,000	0.7
EDC Portfolio	4,738,632	0.5
Total	$148,291,787	14.5%

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to the Mortgage Loans secured by the Mortgaged Properties identified as “7700 Parmer”, “Naples Grande Beach Resort”, “Wolf Creek Apartments” and “Hannibal Square II Portfolio” on Annex A-1, representing approximately 19.8% of the Initial Pool Balance, the related Mortgaged Properties are comprised of more than one (1) parcel, which in some cases are owned by separate borrowers.

Four (4) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 7.6% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 4.2% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

137

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Cypress Pointe Apartments	$26,681,000	2.6%
Casa De Fuentes Apartments	16,109,000	1.6
Total for Group 1:	$42,790,000	4.2%
Group 2:
Summit at Town Lake	$11,000,000	1.1%
Shoppes at Sherbrooke	8,250,000	0.8
Total for Group 2:	$19,250,000	1.9%
Group 3:
The River House	$5,500,000	0.5%
Fall Haven Apartments	3,250,000	0.3
Total for Group 3:	$8,750,000	0.9%
Group 4:
Lubbock Southwest Shopping Center	$3,843,299	0.4%
Boutte Shopping Center	3,300,000	0.3
Total for Group 4:	$7,143,299	0.7%

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	7	$ 258,521,449	25.3%
Florida	9	$ 150,706,589	14.7%
Texas	12	$ 110,645,008	10.8%
Michigan	3	$ 67,940,766	6.6%
North Carolina	5	$ 59,391,845	5.8%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-six (26) other states, with no more than 4.0% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

Thirty-six (36) Mortgaged Properties identified as “5 Penn Plaza”, “32 Avenue of the Americas”, “Naples Grande Beach Resort”, “U-Haul Moving & Storage – Jacksonville, FL”, “U-Haul Moving & Storage – Leominster, MA”, “U-Haul Moving & Storage – Norfolk, VA”, “U-Haul Moving & Storage – Norristown, PA”, “U-Haul Moving & Storage – Gulfport, MS”, “U-Haul Moving & Storage – West Babylon, NY”, “U-Haul Moving & Storage – Dothan, AL”, “Simply Self Storage Midwest Portfolio”, “Aventura View”, “Hilton Garden Inn Lake Oswego”, “ExchangeRight Net Leased Portfolio 11 – Dollar General – Gretna,

138

LA”, “ExchangeRight Net Leased Portfolio 11 – Family Dollar – Port St. John, FL”, “ExchangeRight Net Leased Portfolio 11 – Advance Auto Parts – New Bern, NC”, “ExchangeRight Net Leased Portfolio 11 – Dollar General – Sumter (Church), SC”, “ExchangeRight Net Leased Portfolio 11 – Dollar General –Mobile (Dauphine), AL”, “Hannibal Square II Portfolio”, “Largo Hotel Portfolio”, “Austin Industrial Portfolio”, “Vancouvercenter Apartments”, “Shoppes at Sherbrooke”, “Longmeadow Professional Park”, “Stafford Apartments”, “Shoppes at St. Lucie West”, “The Summit Building”, “Peachtree Square Industrial Park” and “Boutte Shopping Center” on Annex A-1, securing or partially securing nineteen (19) Mortgage Loans representing approximately 41.1% of the Initial Pool Balance, are located in coastal areas in states or territories generally more susceptible to floods or hurricanes than properties in other parts of the country.

Ten (10) Mortgaged Properties identified as “7700 Parmer”, “Hilton Garden Inn Lake Oswego”, “Rhodes Ranch”, “Seeley Building”, “Austin Industrial Portfolio”, “Villas at Helen of Troy” and “Topanga Park Retail Portfolio” on Annex A-1, securing seven (7) Mortgage Loans representing approximately 14.6% of the Initial Pool Balance, are located in California, Texas, Oregon and Nevada and are more susceptible to wildfires.

Eight (8) Mortgaged Properties identified as “U-Haul Moving & Storage – Moreno Valley, CA”, “U-Haul Moving & Storage – Gardena, CA”, “Hilton Garden Inn Lake Oswego”, “Hampton Inn & Suites By Hilton – Lynnwood”, “Seeley Building”, “111 Townsend”, “Vancouvercenter Apartments” and “Holiday Inn Express & Suites – Woodland, CA” on Annex A-1, securing or partially securing seven (7) Mortgage Loans representing approximately 9.0% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 16%.

Mortgaged Properties With Limited Prior Operating History

Fifteen (15) Mortgaged Properties identified on Annex A-1 as “7700 Parmer”, “Simply Self Storage Midwest Portfolio”, “Hannibal Square II Portfolio”, “Summit at Town Lake”, “Waynesville Commons Power Center”, “Austin Industrial Portfolio”, “Shoppes at Sherbrooke”, “Greenville South Shopping Center” and “College Plaza”, securing nine (9) Mortgage Loans representing approximately 16.6% of the Initial Pool Balance, were recently acquired preceding the origination of the related Mortgage Loan and underwriting was based on a limited prior operating history and limited historical financial figures and information.

Four (4) Mortgaged Properties identified on Annex A-1 as “The 9” and “Topanga Park Retail Portfolio”, securing or partially securing two (2) Mortgage Loans representing approximately 4.3% of the Initial Pool Balance by allocated loan amount, were each constructed or substantially renovated or in a lease-up period within the 18-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

In addition, with respect to fifteen (15) Mortgaged Properties identified on Annex A-1 as “Seeley Building”, “111 Townsend”, “750 Central Avenue”, “EDC Portfolio”, “Bargain Storage Black Canyon” and “Stockbridge Apartments” securing six (6) Mortgage Loans representing approximately 4.0% of the Initial Pool Balance, financial information for certain time periods is not available and underwriting was based on a limited prior operating history and limited historical financial figures and information.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Three (3) Mortgaged Properties identified as “Austin Industrial Portfolio” and “Rancho Pavilion” on Annex A-1, securing two (2) Mortgage Loans representing 1.7% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

139

Condominium Interests

Three (3) of the Mortgage Loans secured or partially secured by Mortgaged Properties identified on Annex A-1 as “7700 Parmer”, “Naples Grande Beach Resort” and “Vancouvercenter Apartments” representing approximately 6.8%, 6.8% and 0.9% of the Initial Pool Balance, respectively, are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to one (1) Mortgaged Property identified as “Vancouvercenter Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.9% of the Initial Pool Balance, the borrower owns one unit in a five-unit condominium. The borrower owns a 12.5% interest in the common elements and does not have the ability to appoint a member of the condominium association board of directors. The related declaration of condominium generally provides the board of directors with certain limited powers, such as the right to adopt budgets, impose and collect assessments for common elements, grant easements and regulate the use, maintenance and modification of the common elements, and that most material actions and consents including, without limitation, the decision to restore the Mortgaged Property after a casualty and any amendments to the declaration, may be undertaken with the unanimous consent of the unit owners. Nonetheless, there is the risk that the other unit owners may be able to make decisions related to the Mortgaged Property that may be adverse to the interests of the borrower with respect to the condominium regime.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	108	$977,212,765	95.6%
Fee/Leasehold(3)	1	37,000,000	3.6
Leasehold	1	7,700,000	0.8
Total	110	$1,021,912,765	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	Except with respect to one (1) Mortgaged Property identified as “The 9” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance, for which the Mortgage is a second priority lien after a tax increment financing mortgage, the related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties. See “—Real Estate and Other Tax Considerations” and “—Additional Indebtedness—Other Secured Indebtedness” below for additional information regarding the tax increment financing arrangement.

140

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation number 36 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

With respect to one (1) Mortgaged Property identified as “The 9” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance, the borrowers own a leasehold interest and sub-leasehold interest in the tower containing the hotel and multifamily components of the Mortgaged Property through two air rights leases (which in this case function similar to ground leases, except that they are leases for certain floors in the building rather than the real estate itself). The fee interest for the tower containing the multifamily and hotel components (and the related building) is owned by the Cleveland-Cuyahoga County Port Authority, which executed the air right leases with the borrowers in order to accommodate the tax abatements for the Mortgaged Property. The ground leases are for specific floors in the building. The fee owner has signed accommodation mortgages pledging the fee interests in the Mortgaged Property to the lender. The borrowers have the right under the air rights leases to acquire the fee interest to the tower, and the borrowers were required to reserve $10,000 at origination of the Mortgage Loan to be used in the event the purchase option is exercised. In addition, the Mortgaged Property also includes two leases for bars (Vault and Azure Sun Lounge) located in buildings adjacent to the tower containing the hotel and residential components of the Mortgaged Property. One of the borrowers is the lessee under the leases, and an affiliate of the borrowers owns the fee interest in the building. The bar spaces are not separately subdivided, and the fee interest of the adjacent building is subject to a first priority and a second priority mortgages. The lender has entered into subordination, non-disturbance and attornment agreements with the holders of the fee mortgages on the building. At origination of the Mortgage Loan, the borrowers were required to reserve $51,082 for rent under the bar leases, and the borrowers are required to escrow an amount on each payment date such that at least three months of rent under the leases are escrowed at all times during the term of the Mortgage Loan. The reserved payments will be held as additional collateral for the Mortgage Loan until the occurrence of cash sweep period under the Mortgage Loan documents, and during a cash sweep period the lender may apply such funds to the rent payments under the bar leases.

In regards to ground leases, see representation number 36 on Annex D-1 and the exceptions to that representation on Annex D-2. See also “Description of Top Fifteen Mortgage Loans” in Annex A-3 for an additional description of the leasehold interests related to one (1) Mortgaged Property identified as “The 9” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than seven months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A

141

Phase II investigation generally consists of sampling and/or testing. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment” and “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Environmental Report”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

With respect to two (2) Mortgaged Properties identified as “Wolf Creek Apartments” and “Cypress Pointe Apartments” on Annex A-1, securing two (2) Mortgage Loans representing approximately 6.9% of the Initial Pool Balance, the related Phase I ESAs obtained at origination reported that sampling had identified radon in certain units at concentrations exceeding United States Environmental Protection Agency recommended action levels. The ESAs estimated that the total cost of installing mitigation for the affected units at Wolf Creek Apartments property would be $60,000 and at Cypress Pointe Apartments property would be $7,000. At origination, the related borrowers were required to deposit $75,000 and $7,500 into reserves, respectively, for such radon mitigation. We cannot assure you that such mitigation will be completed or that the costs will not exceed the reserves.

With respect to eight (8) Mortgaged Properties identified as “U-Haul Moving & Storage – Spartanburg, SC”, “U-Haul Moving & Storage – Erie, PA”, “U-Haul Moving & Storage – Hamden, CT”, “U-Haul Moving & Storage – Phoenix, AZ”, “U-Haul Moving & Storage – Gardena, CA”, “U-Haul Moving & Storage – Syracuse, NY”, “U-Haul Moving & Storage – Milwaukee, WI,” and “U-Haul Moving & Storage – Dothan, AL” on Annex A-1, partially securing one (1) Mortgage Loan representing approximately 2.0% of the Initial Pool Balance by allocated loan amount, the related Phase I environmental site assessments obtained at origination of the Mortgage Loans indicate the presence of a REC at each related Mortgaged Property. In the aggregate, the RECs relate to former underground storage tanks, groundwater and soil contamination and the former operation of dry cleaning and gasoline station facilities on and adjacent to the Mortgaged Properties. The maximum potential remediation costs associated with the above-referenced issues is estimated at approximately $1,075,000. The lender obtained an environmental insurance policy from Great American Insurance Group with an aggregate limit of liability of $5,000,000 and a premium of $88,763. The policy has a term of ten years plus a three-year tail.

With respect to one (1) Mortgaged Property identified as “Waynesville Commons Power Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.1% of the Initial Pool Balance, the related Phase I ESA obtained at origination of the Mortgage Loan reported that as a result of historical onsite rubber manufacturing, redevelopment was performed subject to a North Carolina Brownfields Agreement (“BFA”) pursuant to which non-responsible parties may qualify for certain liability protection. As part of the BFA the Mortgaged Property is subject to recorded Land Use Restrictions including restrictions against residential development, ground and surface water use limitations, soil disturbance protocols, and annual compliance reporting. The ESA recommended that the present owner of the Mortgaged Property continue to comply with the terms and conditions of the BFA, and the Mortgage Loan is full recourse to the borrower and the guarantor for failure to comply with the BFA. Additionally, the lender obtained an environmental insurance policy from Great American Insurance Group with an aggregate limit of liability of $10,875,000 and a premium of $75,009. The policy has a term of ten years plus an optional extension for a three-year tail.

With respect to one (1) Mortgaged Property identified as “Stafford Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is subject to a Settlement Agreement and Consent Order dated December 30, 2015 (the “Consent Agreement”) with the Maryland Department of the Environment, which was entered into by the seller of the Mortgaged Property prior to the closing of borrower’s acquisition of the Mortgaged Property. The Consent Agreement requires (among other things) that the Mortgaged Property be brought into compliance with state regulations related to lead based paint on or before May 31, 2016. Prior to the origination of the Mortgage Loan, the seller had completed remediation on all interior units at the Mortgaged Property as well as approximately $452,320 of the $667,435 contracted cost to complete the

142

required exterior remediation. At origination of the Mortgage Loan, an escrow was established with the title insurance company in the amount of $268,894, representing 125% of the estimated cost to complete the remaining exterior work, which funds will be released to seller as the remaining work is completed. Pursuant to the Mortgage Loan documents, the borrower is obligated to cause the remaining work to be completed on or before the completion deadline set forth in the Consent Agreement. In addition, the borrower and guarantor are liable for any losses related to any failure to bring the Mortgaged Property into compliance with the terms of the Consent Agreement.

With respect to one (1) Mortgaged Property identified as “ExchangeRight Net Leased Portfolio 11 – Walgreens – Lawrenceville, GA” on Annex A-1, partially securing one (1) Mortgage Loan representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the related Phase I environmental site assessment identified groundwater contamination associated with a release of petroleum products at the Mortgaged Property. A responsible party has been identified by the Georgia Environmental Protection Division (“EPD”) and, due to financial hardship of the responsible party, EPD has assumed financial responsibility for remediation activities. A remediation contractor reported that remediation is expected to be completed by the end of 2016.

With respect to one (1) Mortgaged Property identified as “Stockbridge Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.3% of the Initial Pool Balance, the related Phase I ESA obtained at origination of the Mortgage Loan reported that previously, automotive repair and painting had been performed onsite and gasoline underground storage tanks (“USTs”) had been present on adjacent third-party properties. Although the ESA did not identify any related reports or evidence of spills, it concluded that the historic facilities could have potentially caused environmental impacts and therefore the ESA recommended further assessment. In lieu of performing subsurface investigations, the related borrower obtained an environmental insurance policy for the benefit of the lender at origination of the Mortgage Loan. The insurance policy was issued by Steadfast Insurance Company and the policy term extends three years beyond the maturity date of the Mortgage Loan. Coverage is $1 million per claim in the aggregate, with a self-insured retention of $25,000. We cannot assure you that if any future circumstances should result in environmental claims or other expenses that the insurance policy would provide coverage or complete coverage.

For several of the properties, the related ESAs noted that onsite underground storage tanks (“USTs”) or leaking USTs previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as past investigations, cleanups or other response actions, quantities or types of hazardous materials involved, absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action at the current time. In some such cases even where regulatory closure was documented for past incidents the ESAs reported that requests to governmental agencies for any related files are pending; however, those ESAs concluded that nevertheless such incidents were not likely to be significant at the present time.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

With respect to one (1) Mortgaged Property identified as “7700 Parmer” on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.8% of the Initial Pool Balance, five tenants are entitled to tenant improvements allowances in the aggregate amount of approximately $19,803,193 under their related leases. The borrower was required to reserve the full amount of outstanding tenant improvement allowances at origination of the Mortgage Loan. According to the related borrower, the tenants are expected to complete their buildouts and take occupancy by September 2016.

With respect to one (1) Mortgaged Property identified as “Marriott – Troy, MI” on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.7% of the Initial Pool Balance, the Mortgaged

143

Property is expected to undergo future capital improvement work. The borrower and manager are currently negotiating a forward-looking 10-year budget for future expected expenses. At origination of the Mortgage Loan, $1,410,302 was reserved in connection with the future expected capital expenses and, commencing on the payment date in January 2017 and continuing thereafter on every payment date occurring in the month of January of each calendar year, the borrower is required to make an annual deposit of the lesser of (i) $500,000 and (ii) $1,500,000 less the aggregate amount deposited into the FF&E reserves held pursuant to the loan agreement (if any) and the FF&E reserve held pursuant to the management agreement. Additionally, $1,621,549 was in escrow with the franchise at the time of acquisition, which amount will be retained. Ongoing reserves include 5.0% FF&E collections of approximately $84,413 per month, which is waived so long as the manager is reserving for FF&E in a manner consistent with the loan documents. The FF&E collections are not capped. Further, the Mortgage Loan will become full recourse to the carveout guarantor in the event (a) that the borrower terminates the related management agreement or related franchise agreement prior to the expiration of the Mortgage Loan term or (b) any management agreement or franchise agreement is terminated due to the borrower’s default or inaction thereunder. The combined net worth of the borrower sponsors is approximately $95,000,000.

With respect to one (1) Mortgaged Property identified as “Wolf Creek Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.3% of the Initial Pool Balance, the related borrower is in the process of completing a capital improvement plan at the related Mortgaged Property. The plan is expected to include renovations to the unit interiors, clubhouse, amenities and building exteriors. According to the related borrowers, the estimated cost of the capital improvement plan as of the Mortgage Loan origination date was approximately $4,579,592, and the borrower was not required to escrow any funds for the proposed renovations. The Mortgage Loan documents require the borrower to complete the renovations within eighteen (18) months of the Mortgage Loan origination date, and the Mortgage Loan documents provide that the failure to complete the renovations will trigger a non-recourse carveout for losses in an amount equal to the cost (as reasonably determined by the lender) of the uncompleted planned capital improvements, plus any and all costs, interest and/or penalties and any costs and expenses (including court costs and reasonable attorney’s fees) incurred by the lender in connection with the renovations.

With respect to one (1) Mortgaged Property identified as “Hilton Garden Inn Lake Oswego” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, the Mortgaged Property is subject to a PIP required by the franchise agreement. The PIP includes renovations to the corridors and elevators, building exterior, pavilion, business center, public restrooms, pool area, exercise room, food and beverage outlets, guestrooms and guest bathrooms. At origination of the Mortgage Loan, the borrower was required to reserve $3,703,456 to cover the remaining cost to complete the PIP. The related franchise agreement requires final completion of the PIP by November 2016.

With respect to one (1) Mortgaged Property identified as “Hampton Inn & Suites by Hilton – Lynnwood” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.0% of the Initial Pool Balance, the Mortgaged Property is in the process of completing Hampton Inn’s “Forever Young” PIP. The PIP includes capital improvements and renovations to the infrastructure and décor of the hotel. According to the related borrower, the total cost of the PIP is expected to be $3,840,000, of which $1,925,692 has already been completed. The borrower was required to reserve $1,914,308 at origination of the Mortgage Loan to cover the costs to complete the PIP. The guarantors will be liable for any losses resulting from borrower’s failure to comply with the PIP.

With respect to two (2) Mortgaged Properties identified as “Largo Hotel Portfolio” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.5% of the Initial Pool Balance, the Mortgaged Properties are subject to PIPs. The Hampton Inn & Suites – Largo, FL Mortgaged Property is subject to a PIP to improve case goods, soft goods, carpeting, wall vinyl, guest room lighting and decorative elements, guest bathrooms, building exterior, recreation amenities and other common areas. The cost of the PIP is $1,599,950. The Holiday Inn Express & Suites – Largo, FL Mortgaged Property is subject to a PIP to improve finishes, case goods, soft goods, public restrooms, flooring in public spaces and upgrades to the building exterior. The cost of the PIP is $495,500. At origination of the related

144

Mortgage Loan, $2,095,450 was reserved in connection with the PIPs. In addition, the Holiday Inn Express & Suites – Largo, FL Mortgaged Property is also expected to undergo a 10-year PIP (the “Future PIP”) commencing in 2019. The Mortgage Loan is structured with (i) monthly ongoing collections for an FF&E reserve equal to 4.0% of gross income from operations and (ii) an additional $12,000 monthly collection for a PIP reserve commencing in January 2017 through and including January 2019. If the combined amount collected for both FF&E and PIP reserves as of December 2018 does not equal or exceed the cost of the Future PIP, then the borrower will be required to deposit the shortfall (the “PIP Shortfall”) into the PIP reserve by January 2019. Failure by the borrower to deposit the PIP Shortfall into the PIP reserve will trigger a cash flow sweep until such time as the PIP Shortfall has been collected. Additionally, the Mortgage Loan will become full recourse to the carveout guarantor in the event that the franchise agreement expires or is terminated during the loan term.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current (within five (5) months of the origination date of the Mortgage Loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and LTV Ratio”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Appraisals” and “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Appraisal Report”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within eleven (11) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition” and “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Engineering Report”.

See “Risk Factors— Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—Barclays Bank PLC—Barclays’ Underwriting

145

Guidelines and Processes”, “—Starwood Mortgage Funding Corporation II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Zoning and Building Code Compliance” and “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Zoning and Building Code Compliance”. For example, in this regard we note the following:

With respect to one (1) Mortgaged Property identified as “215 Park Avenue South” on Annex A-1, securing one (1) Mortgage Loan representing approximately 9.3% of the Initial Pool Balance, if at least 75% of the Mortgaged Property is damaged, a floor area ratio zoning restriction limits the borrower’s ability to restore the Mortgaged Property to the same quality, character and value as currently exists at the Mortgaged Property. The loan documents provide that if more than 40% of the total floor area of the improvements on the Mortgaged Property has been damaged, destroyed or rendered unusable as a result of a casualty, the lender may apply insurance proceeds received in connection with such casualty towards the payment of the Mortgage Loan whether or not then due and payable in accordance with the loan documents instead of restoring the Mortgaged Property.

With respect to one (1) Mortgaged Property identified as “32 Avenue of the Americas” on Annex A-1, securing one (1) Mortgage Loan representing approximately 7.1% of the Initial Pool Balance, the Mortgaged Property has been designated as a landmark by the New York City Landmarks Preservation Commission and permits for certain types of alterations, reconstructions, demolitions, or new construction affecting the Mortgaged Property would require the approval of the city commission.

With respect to one (1) Mortgaged Property identified as “The 9” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance, the Mortgaged Property is a historic building which was rehabilitated pursuant to certain standards to make it eligible for Section 47 tax credits under the Internal Revenue Code of 1986, as amended (the “Code”) and tax rehabilitation credits under the State of Ohio Revised Code. The tax credits are subject to recapture if, prior to December 15, 2019: (i) the ownership of the Mortgaged Property changes, (ii) the Mortgaged Property ceases to be investment grade property, or (iii) the Mortgaged Property is leased or transferred to a tax-exempt entity which causes the Mortgaged Property to be used as a “tax-exempt use property” (as defined in the Code). The federal tax credits were passed through a master lease structure to two affiliates of US Bancorp Community Development Corporation (“USBCDC”), which own 99% of the equity interests in the master lessees, and the state tax credits were claimed by the master lessors and allocated to certain investors in the borrowing structure. The amount of credits subject to recapture decreases on December 15 of each year until the expiration of the recapture period. Under the operating agreements for the master lessees, commencing on the date that is 181 days following the expiration of the recapture period, USBCDC has the option to require an affiliate of the borrowers to acquire their interests in the master lessees for a price equal to the lesser of (i) 5% of USBCDC’s total capital contribution or (ii) the appraised value of the interests. The tax credit investor for the state credits also has the right, commencing on May 15, 2016, to require an affiliate of the borrowers to acquire its equity interests in the master lessors at a price equal to the fair market value of the equity interests, which is required to be based on an appraisal in the event the parties cannot agree on a mutually acceptable price. At origination of the Mortgage Loan, the borrowers were required to reserve $251,000, plus $18,750 on each of the 48 payment dates following the Mortgage Loan origination date for use in the event the put right is exercised. In addition, there is a loss carveout against the borrowers and guarantor for any losses relating to the recapture of the federal tax credits. As of the origination date of the Mortgage Loan, the amounts of the federal tax credits were $9,595,873 for the hotel component and $7,867,607 for the multifamily component, and the amounts of state tax credits were $11,502,972 for the hotel component and $9,595,873 for the multifamily component. See “—Tenant Issues—Affiliated Leases” for additional information regarding the master lease structure.

With respect to one (1) Mortgaged Property identified as “Aventura View” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.7% of the Initial Pool Balance, the Mortgaged Property is legal non-conforming due to the following violations: (i) exceeding height restrictions by six stories and 83.28 feet; (ii) deficient open spaces; (iii) a deficiency in the number of parking spaces; and (iv) the use of the Mortgaged Property as a stand-alone office building requires a conditional use permit which has not been obtained. The applicable code provides that if a non-conforming structure is destroyed or damaged

146

by a fire, flood, windstorm, or similar abnormal and identifiable event, and the cost of restoring the structure to its condition which existed immediately prior to the event does not exceed 50% of the cost of replacing the entire structure, then the structure may be restored to its original non-conforming condition, provided that a building permit is secured and reconstruction is started within 365 days from the date of the damage, and such reconstruction is diligently pursued to completion prior to the expiration of building permits. The Mortgage Loan documents include a carveout for any losses if, following a casualty, the Mortgaged Property or any part thereof is restricted from being rebuilt for the same use, or to the same or greater size, as existed prior to the casualty and in compliance with all applicable zoning requirements.

With respect to one (1) Mortgaged Property identified as “Simply Self Storage Midwest Portfolio – Goodman Road” on Annex A-1, partially securing one (1) Mortgage Loan representing approximately 1.0% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is non-conforming as to setbacks in that 2 buildings encroach into a side setback by no more than 6.9 feet. The mortgagor and guarantor have recourse liability for any losses incurred by the mortgagee arising from this non-conformity and the mortgagee has received a title insurance endorsement insuring the mortgagee against any loss or damage sustained by reason of a court of competent jurisdiction instituting an enforcement action relating to such non-conformity. Further, if any governmental authority takes any enforcement action against the Mortgaged Property and/or the related mortgagor as a result of the non-conformity, the mortgagor is required to seek out and obtain a variance on or before the earlier of (i) 90 days after the commencement of the enforcement action or (ii) the deadline required by the applicable governmental authority. If a variance cannot be obtained pursuant to the above terms, the mortgagor is required to immediately reconfigure and/or alter the Mortgaged Property so that it complies with all zoning requirements. To mitigate the risk of losing square footage in connection with any required reconfiguration or any failure to obtain a variance, the mortgagor is required to pay down the Mortgage Loan to a loan-to-value ratio of not more than 72.5% and a debt service coverage ratio of not less than 1.25x, which could result in a partial prepayment of the Mortgage Loan during the lockout period and without payment of a yield maintenance charge. The mortgagor and guarantor each have recourse liability for payment of this required pay down.

With respect to one (1) Mortgaged Property identified as “Seeley Building” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, at origination of the Mortgage Loan, ordinance and law insurance coverage was not available in the amount typically required by the mortgagee with respect to the Mortgaged Property. However, ordinance and law insurance coverage was obtained for the Mortgaged Property in the maximum amount available. In addition, the Mortgage Loan documents require the mortgagor to deposit, upon the occurrence of any casualty covered by ordinance and law insurance, the difference between: (1) the amount needed to pay for the portion of any restoration costs that would normally be covered by ordinance and law insurance if the mortgagor had obtained such coverage up to an amount of $14,400,000, less (2) the amount of the proceeds available from the ordinance and law insurance carried by the mortgagor and obtained for the Mortgaged Property. In addition, the mortgagor and guarantor have full recourse liability for any failure to deposit such amounts.

With respect to one (1) Mortgaged Property identified as “Stafford Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is considered to be legal non-conforming as, among other items, it does not have parking spaces while 192 parking spaces are required. If the Mortgaged Property is to be repaired following a casualty or destruction, a building permit must be obtained within one year following the destruction and the work must be diligently pursued to completion. Law and ordinance coverage was obtained in connection with the Mortgage Loan.

With respect to one (1) Mortgaged Property identified as “Simply Self Storage Midwest Portfolio – Veterans Boulevard” on Annex A-1, partially securing one (1) Mortgage Loan representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is legal non-conforming as to use in that portions of such Mortgaged Property lie within the Residential Multifamily Medium Density zoning district. If a building at the Mortgaged Property is destroyed by any means to an extent of more than 50% of its replacement cost at the time of destruction, the mortgagor will be required

147

to rebuild the Mortgaged Property in compliance with the applicable zoning requirements. If, after the occurrence of such casualty, the Mortgaged Property cannot be operated as a self-storage facility, the Mortgage Loan will become full recourse to the mortgagor and guarantor. Law and ordinance insurance coverage was obtained for this Mortgaged Property.

In the case of Mortgage Loans for which the related borrower is required to maintain law or ordinance insurance coverage, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates or such persons may be or may have been subject to other material proceedings (including criminal proceedings).

With respect to twenty-seven (27) Mortgaged Properties identified as “U-Haul Portfolio – AREC 11” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, AMERCO, the borrower sponsor, reported one pending lawsuit whereby the sponsor was sued by a competitor alleging federal trademark infringement. A jury returned a verdict against the sponsor and a judgment in the amount of $60,700,000 was entered against the sponsor. The case is currently on appeal to the Eleventh Circuit. The sponsor reports that suit is not expected to cause a significant impact on AMERCO financially, as AMERCO currently has an enterprise value of approximately $9,400,000,000.

With respect to one (1) Mortgaged Property identified as “University Parke” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.8% of the Initial Pool Balance, the borrower sponsor and non-recourse carveout guarantor was the president and the chief executive officer of Kmart Corp. during its Chapter 11 bankruptcy proceeding in 2002, and was involved in a civil lawsuit filed by the unsecured creditor committee and related investigations by the United States Department of Justice (“DOJ”) and Federal Bureau of Investigation (“FBI”). After an arbitration panel ruling that the guarantor was not liable for any of the unsecured creditor claims, the DOJ and FBI announced that they did not intend to pursue criminal charges against the guarantor. The Securities and Exchange Commission, however, filed a civil suit against the guarantor, alleging that he misled investors about the cash flow of the company by extending payments to the vendors by approximately two and half days beyond normal payment terms, without disclosing such modifications in the company’s quarterly reports. The case eventually went to trial, where a jury found the guarantor liable and assessed a fine against him. Prior to appealing the judgment, the guarantor settled with the Securities and Exchange Commission for a monetary payment of approximately $5.5 million with no restrictions on the guarantor serving in any capacity with a public company.

With respect to one (1) Mortgaged Property identified as “Pines of Roanoke Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.0% of the Initial Pool Balance, the borrower sponsor reported that it is subject to litigation alleging fraud, collusion and misappropriation of funds in connection with a former partner’s personal bankruptcy and subsequent distributions made to the former partner’s wife.

With respect to one (1) Mortgaged Property identified as “750 Central Avenue” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, the borrower sponsor was a defendant in a class action securities arbitration claiming inadequate disclosure, breach of fiduciary duty and securities laws violations. The claim related to a single tenant property leased to a car dealership that failed after the manufacturer withdrew floor plan financing during the

148

financial crisis. The parties reached a settlement agreement and the claims against the borrower sponsor were dismissed without prejudice. A summary judgment was granted against a co-defendant, Cushman and Wakefield (“Cushman”), and the ability to appeal such judgment expires in February 2016. The borrower sponsor’s potential liability is limited only to the defense costs assumed by Cushman, which are covered under the borrower sponsor’s officers’ and directors’ liability insurance policies of approximately $1,000,000. The borrower sponsor’s net worth and liquidity are approximately $260,000,000 and $26,900,000, respectively.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In one case, a Mortgaged Property securing one of the Mortgage Loans previously secured another loan that had been in default.

With respect to thirty-six (36) Mortgaged Properties identified as “7700 Parmer”, “Wolf Creek Apartments”, “Cypress Pointe Apartments”, “ExchangeRight Net Leased Portfolio 11”, “Hannibal Square II Portfolio”, “Rhodes Ranch”, “Casa De Fuentes Apartments”, “Waynesville Commons Power Center”, “Austin Industrial Portfolio”, “Stafford Apartments”, “750 Central Avenue”, “Topanga Park Retail Portfolio”, “Tangerine Crossing”, “Peachtree Square Industrial Park”, “Lubbock Southwest Shopping Center”, “Boutte Shopping Center” and “Stockbridge Apartments” on Annex A-1, securing seventeen (17) Mortgage Loans representing approximately 27.8% of the Initial Pool Balance, within the last 10 years, borrower sponsors or key principals (or affiliates of borrower sponsors or key principals) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust (which Mortgaged Properties, in certain cases, involved prior owners in connection with financings unrelated to the Mortgage Loans)) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, discounted pay offs, loan restructuring, forbearance agreement, bankruptcy or insolvency proceedings or similar proceedings. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

•	In the case of one (1) Mortgaged Property identified as “5 Penn Plaza” on Annex A-1, securing one (1) Mortgage Loan representing approximately 7.6% of the Initial Pool Balance, the borrower sponsor disclosed a bankruptcy petition in 2001 that was filed in connection with a divorce settlement. The borrower sponsor reported that the petition was withdrawn and dismissed, and no creditors suffered losses as a result of the temporary bankruptcy. In the 1970s, the related borrower sponsor settled with the government in a proceeding involving seven other defendants relating to an alleged bribery of a mayor relating to the construction of a shopping center complex.

•	In the case of twenty-seven (27) Mortgaged Properties identified as “U-Haul Portfolio – AREC 11” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, AMERCO, the loan sponsor and non-recourse carve-out guarantor for the Mortgage Loan, filed for Chapter 11 bankruptcy protection in 2003 after it failed to obtain refinancing for $866,000,000 of debt. The company emerged from bankruptcy approximately nine months later and creditors were paid in full on their claims. The borrowers and the related Mortgaged Properties were not involved in the Chapter 11 proceedings. However, we cannot assure you that the guarantor will not choose to avail itself of its rights in bankruptcy in the event the company, or the Mortgaged Properties, experiences additional economic hardship.

149

•	In the case of one (1) Mortgage Loan identified as “Hilton Garden Inn Lake Oswego” on Annex A-1, representing approximately 2.5% of the Initial Pool Balance, the Mortgaged Property was previously collateral for a $130,100,000 six-property portfolio loan that was originated and securitized in 2007 and was ultimately transferred to special servicing in May 2009 due to an imminent default. All of the properties (including the Mortgaged Property) were foreclosed upon by the special servicer between the months of August and September 2011, and the special servicer subsequently sold all of the properties. The loan sponsor with respect to the current Mortgage Loan secured by the Mortgaged Property used the proceeds of the related Mortgage Loan to acquire the Mortgaged Property separately from the special servicer in one such sale. Giving effect to all such sales, the trust in which the prior six-property portfolio loan was included suffered a loss of approximately $59.9 million upon the final liquidation of all of the related properties (including the Mortgaged Property). However, the sale price paid by such loan sponsor was approximately $33,525,000, which was above the allocated loan amount of $19,320,000 for the Mortgaged Property as part of the portfolio of collateral under the prior defaulted loan. In addition, the current “hypothetical market value assuming completion of renovations” of the mortgaged property is $39,400,000. See “Description of the Mortgage Pool-Appraised Values”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	Nineteen (19) Mortgaged Properties identified as “ExchangeRight Net Leased Portfolio 11”, “111 Townsend” and “750 Central Avenue” on Annex A-1, securing three (3) Mortgage Loans representing approximately 4.1% of the Initial Pool Balance by allocated loan amount are leased to a single tenant. With respect to certain of these Mortgage Loans, the single tenant’s lease may expire prior to or shortly after the related maturity date or anticipated repayment date, as applicable. See Annex A-1 for tenant lease expiration dates for the single tenants at these respective Mortgaged Properties.

•	Four (4) Mortgaged Properties identified as “Summit at Town Lake”, “Waynesville Commons Power Center”, “Shoppes at Sherbrooke” and “Peachtree Square Industrial Park” on Annex A-1, securing four (4) Mortgage Loans representing approximately 3.5% of the Initial Pool Balance by allocated loan amount, are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations.

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In

150

addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

•	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

•	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity or anticipated repayment date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
ExchangeRight Net Leased Portfolio 11 – Walgreens – Lawrenceville, GA	0.4%	3/31/2026	12/6/2025
ExchangeRight Net Leased Portfolio 11 – Dollar General – Sumter (Church), SC	0.1%	1/1/2026	12/6/2025
ExchangeRight Net Leased Portfolio 11 – Dollar General – Shreveport (MLK Dr.), LA	0.1%	3/31/2031	12/6/2025
ExchangeRight Net Leased Portfolio 11 – Advance Auto Parts – Superior, WI	0.1%	9/30/2026	12/6/2025
ExchangeRight Net Leased Portfolio 11 – Sherwin Williams – Winston-Salem, NC	0.1%	8/31/2025	12/6/2025
ExchangeRight Net Leased Portfolio 11 – Dollar General – Mobile (Dauphine), AL	0.1%	7/31/2025	12/6/2025
111 Townsend	1.0%	5/31/2022	12/6/2025

•	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leases Expiring	Calendar Year of Lease Expiration	Mortgage Loan Maturity Date
32 Avenue of the Americas	7.1%	54.5%	2020-2022	11/1/2025
Rancho Pavilion	0.8%	68.0%	2022	11/1/2025
Topanga Park Retail Portfolio	0.7%	78.8%	2024-2025	1/1/2026
Peachtree Square Industrial Park	0.6%	67.7%	2026	2/6/2026
Lubbock Southwest Shopping Center	0.4%	52.1%	2017	2/6/2026

•	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the

151

related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations.

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each Mortgaged Property):

•	Two (2) Mortgaged Properties identified as “7700 Parmer” and “Aventura View” on Annex A-1, securing two (2) Mortgage Loans representing approximately 9.6% of the Initial Pool Balance, are each subject to leases where one or more of the top 5 tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, prior to the stated expiration of the full lease term and during the term of the related Mortgage Loan (either at such tenant’s option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co-tenancy provisions) and/or the right to reduce such tenant’s total leased space or reduce the related rent at the related Mortgaged Property pursuant to the related lease. See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

Government-sponsored tenants may have the right to rent reductions or may be able to cancel their leases at any time for lack of appropriations or as a result of a government shutdown or for damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. Set forth below are certain government leases that individually represent more than 5% of the underwritten base rent at the related Mortgaged Property and have these types of risks. See also “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Underwritten Base Rent
Rancho Pavilion	0.8%	State of Nevada Department of Welfare Rehabilitation	38.4%	58.7%

See Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans.

Other.

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top five tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent as set forth below with respect to the largest 15 Mortgage Loans listed on Annex A-3:

•	With respect to one (1) Mortgaged Property identified as “7700 Parmer” on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.8% of the Initial Pool Balance, there are three tenants that have signed leases but are not yet in occupancy of their entire space and/or paying full rent. In addition, there are 6 tenants that were entitled to tenant improvement and leasing commission allowances and 4 tenants that were entitled to free or abated rent periods as

152

of the Mortgage Loan origination date. At origination of the Mortgage Loan, the borrower was required to reserve $19,803,193 for the outstanding tenant improvements and $3,780,811 for outstanding free rent and rent abatements.

•	With respect to one (1) Mortgaged Property identified as “Naples Grande Beach Resort” on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.8% of the Initial Pool Balance, access to the beach at the Mortgaged Property is provided through an elevated boardwalk that is leased from the county government over state-protected wetlands. The lease expires in October 2017, with two five-year renewal options, and the lease requires that the borrower operate a tram service for hotel guests and the general public. The county has the right to terminate the lease with or without cause, with at least 60 days’ notice, and the lease provides that it is not assignable except to a party which acquires the entire interest in the hotel and which expressly agrees to assume the borrower’s obligations under the lease.

In addition, certain other Mortgaged Properties may have tenants among the 5 largest tenants that have not taken possession or commenced paying rent. See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	With respect to twenty (20) Mortgaged Properties identified as “The 9”, “ExchangeRight Net Leased Portfolio 11”, “Stafford Apartments” and “750 Central Avenue” on Annex A-1, securing four (4) Mortgage Loans representing approximately 7.5% of the Initial Pool Balance by allocated loan amount, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable. See “—Certain Terms of the Mortgage Loans—Partial Releases”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

•	With respect to one (1) Mortgaged Property identified as “The 9” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance, there are two master leases covering the hotel and multifamily components of the Mortgaged Property, which were entered into to accommodate certain tax credits relating to the rehabilitation of the Mortgaged Property. The master lessors, which are borrowers under the Mortgage Loan documents, elected

153

to pass through the federal tax credits to affiliates of U.S. Bancorp Community Development Corporation, which own 99% of the equity interests of the master lessees. The state tax credits were allocated to investors in the master lessors. Each master lessee may terminate the related master lease if there is a breach or failure to perform any obligation after applicable cure periods under the applicable master lease, the historic tax credit pass-through agreement or any other document relating to the project. In the event of a default prior to December 15, 2019, which is the expiration date for the recapture period for the tax credits, the master lessors are required to forbear from exercising any remedies or terminating the master leases. The master lessees have subleased the master leases to two other borrowing entities under the Mortgage Loan. The lender, master lessors, master lessees and master sub-tenants entered into subordination, non-disturbance and attornment agreements (“SNDAs”) at origination of the Mortgage Loan, which provide that the master lessee’s possession (to the extent there is no default by the master lessee) will not be disturbed upon a foreclosure prior to the expiration of the recapture period expiration date and, to the extent the applicable master lease is not terminated, the master tenants will attorn to the lender and waive the right to terminate the master leases by reason of the foreclosure. In order to protect the historic tax credit investment, to the extent a foreclosure would trigger the recapture or disallowance of the federal tax credits as well as certain other rights in favor of the master lessees prior to the recapture period, the lender is required to subordinate its mortgage to the master leases. See “—Assessments of Property Value and Condition— Zoning and Building Code Compliance and Condemnation” for further information related to the tax credits for the Mortgaged Property.

•	With respect to two (2) Mortgaged Properties identified as “Cypress Pointe Apartments” and “Casa De Fuentes Apartments” on Annex A-1, securing two (2) Mortgage Loans representing approximately 4.2% of the Initial Pool Balance, the related Mortgage Loan documents allow the related borrowers to lease up to five units at the Mortgaged Properties to affiliates of the related borrowers or their employees, provided that such parties are involved with the day-to-day operations.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. In particular, eight (8) Mortgaged Properties identified as “U-Haul Moving & Storage – Moreno Valley, CA”, “U-Haul Moving & Storage – Gardena, CA”, “Hilton Garden Inn Lake Oswego”, “Hampton Inn & Suites By Hilton – Lynnwood”, “Seeley Building”, “111 Townsend”, “Vancouvercenter Apartments” and “Holiday Inn Express & Suites – Woodland, CA” on Annex A-1, securing seven (7) Mortgage Loans representing approximately 9.0% of the Initial Pool Balance, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of the States of California, Tennessee,

154

Washington or Oregon. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 16%.

In the case of twenty-seven (27) Mortgaged Properties “32 Avenue of the Americas”, “Naples Grande Beach Resort”, “Wolf Creek Apartments”, “The 9”, “Simply Self Storage Midwest Portfolio”, “Cypress Pointe Apartments”, “Hilton Garden Inn Lake Oswego”, “Hampton Inn & Suites by Hilton – Lynnwood”, “Rhodes Ranch”, “Casa De Fuentes Apartments”, “Seeley Building”, “Pines of Roanoke Apartments”, “Hilton Garden Inn Chattanooga”, “Vancouvercenter Apartments”, “Rancho Pavilion”, “Stafford Apartments”, “Topanga Park Retail Portfolio”, “Peachtree Square Industrial Park”, “Stockbridge Apartments” and “College Plaza” securing twenty (20) Mortgage Loans representing approximately 42.7% of the Initial Pool Balance, the related borrowers maintain insurance under blanket policies, except that in the case of the Mortgaged Property identified as “Naples Grande Beach Resort” on Annex A-1, flood coverage is not part of the borrowers’ blanket insurance policy, and the borrowers obtained a separate policy for such coverage.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

•	With respect to one (1) Mortgaged Property identified as “ExchangeRight Net Leased Portfolio 11 – Walgreens – Lawrenceville, GA” on Annex A-1, partially securing one (1) Mortgage Loan representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the related borrower may rely on each single tenant’s insurance or self-insurance, so long as the single tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance meets the requirements under the related Mortgage Loan documents, provided that the deductible for the property casualty insurance may be $500,000 if the applicable tenant maintains a tangible net worth of at least $100,000,000. If the tenants fail to provide acceptable insurance coverage, the borrower must obtain or provide supplemental coverage to meet the requirements under the loan documents.

•	With respect to one (1) Mortgaged Property identified as “College Plaza” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.2% of the Initial Pool Balance, the lender approved the related commercial general liability coverage provided by the borrower as of the origination of the Mortgage Loan, which coverage includes an aggregate cap of $5,000,000, together with excess liability insurance coverage of $10,000,000 for six real properties (inclusive of the Mortgaged Property).

See representation number 18 in “Annex D-1—Mortgage Loan Representations and Warranties” and the exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. With respect to eight (8) Mortgaged Properties identified as “215 Park Avenue South”, “5 Penn Plaza”, “32 Avenue of the Americas”, “Naples Grande Beach Resort”, “Cypress Pointe Apartments”, “Casa De Fuentes Apartments”, “Summit at Town Lake” and “Shoppes at Sherbrooke” on Annex A-1, securing eight (8) Mortgage Loans representing approximately 36.9% of the Initial Pool Balance, the related Mortgage Loan documents place a cap on the related borrower’s out-of-pocket cost for terrorism insurance premiums at (i) two times the then-current premium for the property insurance policy on a stand-alone basis, (ii) two times the then-current premium for the property insurance policy and the business interruption/rent loss insurance policy on a stand-alone basis (excluding, in certain instances, the terrorism, earthquake, flood and/or wind components of such insurance), (iii) if the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 is discontinued or not renewed, two times the then-current all-risk coverage or (iv) if the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not in effect, two and one-half times the then-current property insurance policy and/or the business interruption/rent loss

155

insurance policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See representation number 31 in “Annex D-1—Mortgage Loan Representations and Warranties” and the exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

With respect to one (1) Mortgaged Property identified as “Seeley Building” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, although the Mortgaged Property is not located in any special, restrictive or overlay districts, it is a historic building and is listed in the Glendale Register of Historic Resources and therefore, proposed alterations, repairs and demolitions are required to be approved by the local community development department and/or the local historic preservation commission.

With respect to one (1) Mortgaged Property identified as “Vancouvercenter Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.9% of the Initial Pool Balance, the related condominium declaration restricts the use of the Mortgaged Property to residential and reasonably incidental purposes only.

With respect to one (1) Mortgaged Property identified as “Stafford Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is subject to a ground lease which requires that the Mortgaged Property be used exclusively for students in the following priority (i) full-time students at The Peabody Institute of the Johns Hopkins University, (ii) part-time students at The Peabody Institute of the Johns Hopkins University and (iii) students of other academic divisions of the Johns Hopkins University. If on September 1 of each year the Mortgaged Property is not 95% occupied and the related borrower has complied with the related student housing agreement, the Mortgaged Property may accept tenants from the general public (which may subject the Mortgaged Property to additional taxes).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2.

156

Appraised Value

In certain cases, appraisals may reflect both “as-stabilized”, “as-hypothetical”, “as-complete” and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value. The “as-stabilized”, “as-hypothetical” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using “as-stabilized”, “as-hypothetical” and/or “as-complete” values, as well as the corresponding LTV and appraised value using “as-is” values.

Appraised Value

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
7700 Parmer	6.8%	65.0%(1)	$272,250,000(1)	71.1%	$249,000,000
Hilton Garden Inn Lake Oswego	2.5%	61.0%(2)	$39,400,000(2)	70.2%	$34,200,000

(1)	Reflects an appraisal on a “hypothetical as-is” basis assuming all contractual tenant improvements, leasing commissions, gap rent and free rent abatements have been paid.

(2)	Reflects an appraisal on a “hypothetical market value assuming completion of renovations” basis assuming the related PIP required by the franchise agreement is completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation number 28 in “Annex D-1—Mortgage Loan Representations and Warranties” and the exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” for additional information.

•	With respect to one (1) Mortgaged Property identified as “215 Park Avenue South” on Annex A-1, securing one (1) Mortgage Loan representing approximately 9.3% of the Initial Pool Balance, there is no non-recourse carveout guarantor under the related loan documents. A borrower affiliate is a non-recourse payment and performance guarantor of the borrower’s obligations under the loan documents, and such guaranty is secured by a pledge of such affiliate’s mortgagee interest in the leasehold mortgage of the master lease between the Mortgage Loan borrower, as landlord, and an unaffiliated third party, as master tenant. Upon the guarantor’s failure to perform its duties, the lender may foreclose on the leasehold mortgagee’s interest. See Annex A-3 for additional information.

•	With respect to one (1) Mortgaged Property identified as “32 Avenue of the Americas” on Annex A-1, securing one (1) Mortgage Loan representing approximately 7.1% of the Initial Pool Balance, there is no separate non-recourse carveout guarantor, and the borrower is the sole party responsible for breaches or violations of the non-recourse carveout provisions in the Mortgage Loan documents and/or the environmental indemnity agreement. The absence of a separate non-recourse carveout guarantor may reduce the efficacy of the non-recourse carveout provisions to influence the actions of the related borrower.

157

•	With respect to two (2) Mortgage Loans secured by the Mortgaged Properties identified as “Cypress Pointe Apartments” and “Casa De Fuentes Apartments” on Annex A-1, representing approximately 4.2% of the Initial Pool Balance, the related loan documents provide that the Mortgage Loan is not fully recourse to a separate non-recourse carveout guarantor (i) for voluntary transfers of either the Mortgaged Property or equity interests in mortgagor made in violation of the Mortgage Loan documents to the extent the lender accepts the related borrower’s cure of such violation, and (ii) if the lender restructures the Mortgage Loan to create one or more mezzanine loans, to the extent the events triggering the carveout arise solely after the related mezzanine lender obtains control or otherwise deprives the guarantors of control of the related borrower, whether through foreclosure of the equity interests or otherwise. While a restructuring of the Mortgage Loans is more likely to occur prior to securitization, this limitation would apply to any mezzanine debt incurred after the Closing Date with the consent of the master servicer or special servicer, as applicable.

•	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

•	The environmental indemnities for certain of the Mortgage Loans contain a sunset on the borrower’s and/or the non-recourse carveout guarantor’s obligations and liability for claims asserted after a specified period of time (generally between one and four years) upon certain conditions set forth in the related Mortgage Loan documents including, without limitation, delivery of an acceptable updated Phase I or Phase II environmental assessment in certain cases. See representation number 43 in “Annex D-1—Mortgage Loan Representations and Warranties” and the exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” for additional information.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

•	One (1) Mortgaged Property identified as “The 9” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance, benefits from two tax abatement programs. The multifamily component of the Mortgaged Property is subject to a twelve year tax abatement which runs through the 2024 tax year, and the hotel component is subject to a nine year tax abatement which runs through the 2021 tax year. In addition, the Mortgaged Property is subject to a thirty-year tax increment finance agreement (“TIF”) that expires on March 20, 2043. During the term of the TIF agreement, the borrower is required to make payments in lieu of taxes (“PILOT”) in an amount equal to the amount of taxes that the borrowers would have paid had the improvements not been exempt from taxation under the TIF arrangement. The PILOT payments are not required until the expiration of the tax abatements for the Mortgaged Property. The lender underwrote real estate taxes based on the unabated real estate taxes less the net present value of the tax benefits over the Mortgage Loan term. For the year 2015, real estate taxes for the multifamily component and the hotel component in the absence of the tax abatements and the TIF arrangement are approximately $961,437 and $1,322,539, respectively, while real estate taxes including the tax abatements and TIF arrangement for the multifamily and hotel components equal $84,110 and $106,200, respectively. The tax abatements and the TIF

158

agreement are transferable upon a sale of the Mortgaged Property. Upon expiration of the tax abatements and/or the TIF agreement, real estate taxes will increase substantially for both components. The PILOT payments and TIF arrangement are secured by a mortgage held by the City of Cleveland. See “—Additional Indebtedness—Other Secured Indebtedness” below for additional information regarding the TIF mortgage.

•	With respect to one (1) Mortgaged Property identified as “Stafford Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is subject to a ground lease under which Johns Hopkins University owns the interests of the ground lessor. Under the ground lease, the ground lessor has agreed to join any application by the Mortgaged Property for exemptions from real property or other taxes so long as the borrower is not in default under the related student housing agreement and such agreement remains in effect. Consequently, as the number of Johns Hopkins University students occupying the Mortgaged Property decreases, the Mortgaged Property’s real property taxes will increase.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-eight (28) Mortgage Loans, representing approximately 43.3% of the Initial Pool Balance, provide for payments of interest only for the first 10 to 59 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Eight (8) Mortgage Loans, representing approximately 36.9% of the Initial Pool Balance, are interest-only for the entire term of the Mortgage Loans.

Thirteen (13) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 14.4% of the Initial Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

One (1) Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, provides for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore has an expected Balloon Balance at the related Anticipated Repayment Date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related

159

borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	14	$441,615,006	43.2%
5	7	72,233,542	7.1
6	29	508,064,218	49.7
Total:	50	$1,021,912,765	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	47	$953,997,765	93.4%
5 (once per year)	1	25,125,000	2.5
5 (twice per year)	2	42,790,000	4.2
Total:	50	$1,021,912,765	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy, except with respect to one (1) Mortgaged Property identified as “The 9” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance, for which the Mortgage is a second priority lien after a TIF mortgage. See “—Real Estate and Other Tax Considerations” above and “—Additional Indebtedness—Other Secured Indebtedness” below for additional information regarding the TIF arrangement. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan

One (1) Mortgage Loan secured by twenty-seven (27) Mortgaged Properties identified as “U-Haul Portfolio – AREC 11” on Annex A-1 (the “ARD Loan”), representing approximately 5.4% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance charge or prepayment premium) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated

160

Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class Z certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to one (1) Mortgaged Property identified as “Hampton Inn & Suites By Hilton – Lynnwood” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.0% of the Initial Pool Balance, the related borrower is a Washington corporation and therefore does not have an independent director.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 13 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

With respect to one (1) Mortgage Loan identified as “Aventura View” on Annex A-1, representing approximately 2.7% of the Initial Pool Balance, the borrower was required to escrow $2,000,000 into a performance reserve fund at origination of the Mortgage Loan. The Mortgage Loan documents require the funds in the reserve to be released into the lockbox account and disbursed in accordance with the Mortgage Loan documents upon the request of the borrower, provided that the Mortgaged Property achieves a debt yield of at least 9.0% during the first three years of the term. After expiration of the three year period, the lender may (but is not required to) apply the funds in the reserve to pay down the Mortgage Loan in accordance with the Mortgage Loan documents (including, without limitation, the payment of a yield maintenance premium, if applicable). However, the PSA will include direction to the master servicer and special servicer not to apply such funds to the prepayment of the Mortgage Loan unless not doing so would be in violation of the Servicing Standard. Any sums remaining on deposit in the performance reserve are required to be disbursed to the borrower upon the earliest to occur of (i) the payment in full of the Mortgage Loan and (ii) the release of the lien of the security instrument and all related obligations in accordance with the terms of the Mortgage Loan documents, provided that no event of default is then continuing.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the

161

nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this prospectus.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments.

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

Thirteen (13) of the Mortgage Loans identified as “32 Avenue of the Americas”, “7700 Parmer”, “Naples Grande Beach Resort”, “Wolf Creek Apartments”, “The 9”, “Aventura View”, “Cypress Pointe Apartments”, “Casa De Fuentes Apartments”, “Vancouvercenter Apartments”, “Longmeadow Professional Park”, “Lubbock Southwest Shopping Center”, “Bargain Storage Black Canyon” and “Boutte Shopping Center” on Annex A-1, representing approximately 38.4% of the Initial Pool Balance, permit the related borrower, after a lockout period of 23 to 25 payments following the origination date (except in the case of the Mortgage Loan identified as “Seeley Building” on Annex A-1 as disclosed below), to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period. In addition, one (1) Mortgage Loan identified as “Seeley Building” on Annex A-1, representing approximately 1.2% of the Initial Pool Balance, permits the related borrower at any time after the date that is 2 years from the Closing Date to either prepay the related Mortgage Loan together with the payment of the greater of a yield maintenance charge and a prepayment premium or defease the related Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	12	39.6%
4	28	35.5
5	7	22.6
7	2	2.0
13	1	0.3
Total	50	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

162

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of thirty-six (36) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 60.5% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least

163

two years after the Closing Date. In addition, the terms of one (1) Mortgage Loan identified as “Seeley Building” on Annex A-1, representing approximately 1.2% of the Initial Pool Balance, permit the related borrower at any time after the date that is 2 years from the Closing Date to either prepay the related Mortgage Loan together with the payment of the greater of a yield maintenance charge and a prepayment premium or defease the related Mortgage Loan.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated repayment date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

•

With respect to one (1) Mortgaged Property identified as “Naples Grande Beach Resort” on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.8% of the Initial Pool Balance, the Mortgage Loan documents permit the borrowers to release 50 bungalow units from the lien of the security instrument after the expiration of the lockout period and prior to the commencement of the open period, subject to the satisfaction of conditions set forth in the related loan documents, including: (i) partial prepayment of the Mortgage Loan in an amount equal to $17,365,000 plus the yield maintenance premium, (ii) after giving effect to the release, the debt service coverage ratio (as calculated in the Mortgage Loan documents) for the remaining Mortgaged Property will be greater than the greater of (A) the debt service coverage ratio immediately preceding the release, based on the trailing 12-month period and (B) the debt

164

service coverage ratio on the origination date, (iii) after giving effect to the release, the loan-to-value ratio of the Mortgaged Property does not exceed the loan-to-value ratio as of the origination date of the Mortgage Loan, and (iv) the release is permitted under REMIC requirements in effect as of each of (A) the date the lender receives notice of the request to release the bungalow units and (B) the date of the consummation of the release of the units.

•	With respect to one (1) Mortgaged Property identified as “Marriott – Troy, MI” on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.7% of the Initial Pool Balance, the related loan documents permit the borrower to release a certain portion of a parking lot located on the Mortgaged Property (the “Specified Outparcel”) from the lien of the security instrument in connection with a partial defeasance after the permitted defeasance date, subject to the satisfaction of conditions set forth in the related loan documents, including: (i) defeasance in an amount equal to the greater of (1) $695,750 (115% of the land value for the Specified Outparcel) and (2) the net sale proceeds, (ii) the loan-to-value ratio for the properties then remaining subject to the lien of the security instrument must be no greater than the lesser of (A) the loan-to-value ratio immediately preceding the closing date of the Mortgage Loan and (B) the loan-to-value ratio for all of the then remaining properties (including the individual property to be released) immediately preceding the release of the individual property, (iii) the debt service coverage ratio for the properties then remaining subject to the lien of the security instrument must be no less than the greater of (A) the debt service coverage ratio for the 12 calendar months immediately preceding the closing date of the Mortgage Loan and (B) the debt service coverage ratio for all of the then remaining properties (including the individual property to be released) for the 12 calendar months immediately preceding the release of the individual property, and (iv) satisfaction of the REMIC requirements.

•	With respect to six (6) Mortgaged Properties identified as “Simply Self Storage Midwest Portfolio” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.1% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to release an individual property from the lien of the security instrument in connection with a partial defeasance after the permitted defeasance date, subject to the satisfaction of conditions set forth in the related Mortgage Loan documents, including, but not limited to: (i) the borrower delivers to the lender an amount equal to that which is sufficient to purchase government securities that provide for payments (x) on or prior to, but as close as possible to and including, all successive scheduled monthly payment dates under the defeased note after the partial defeasance date through the open prepayment date, and (y) in amounts equal to or greater than the monthly debt service payment amount under the defeased note through and including the open prepayment date together with payment in full of the outstanding principal balance on the defeased note as of the open prepayment date; and (ii) the delivery of an opinion of counsel that the issuing entity will not fail to maintain its status as REMIC trust as a result of the release.

•	With respect to two (2) Mortgaged Properties identified as “Austin Industrial Portfolio” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.0% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to release an individual property from the lien of the security instrument in connection with a partial defeasance after the permitted defeasance date, subject to the satisfaction of conditions set forth in the related Mortgage Loan documents, including, but not limited to: (i) payment of a release price equal to 120% of the allocated loan amount for the Mortgaged Property being released, (ii) the debt service coverage ratio for the remaining property, after giving effect to the release, is not less than 1.35x, (iii) the loan-to-value ratio for the remaining property, after giving effect to the release, is not greater than 73%, (iv) the debt yield for the remaining property, after giving effect to the release, is not less than 9.5% and (v) satisfaction of the REMIC requirements.

•	With respect to one (1) Mortgage Loan identified as “Naples Grande Beach Resort” on Annex A-1, representing approximately 6.8% of the Initial Pool Balance, the Mortgage Loan documents permit the borrowers to release a parcel containing tennis courts from the lien of the security instrument without the payment of any release price or prepayment premium. The tennis court

165

parcel was released on February 11, 2016, in accordance with the Mortgage Loan documents. Furthermore, some of the Mortgage Loans, including, without limitation, one (1) Mortgage Loan identified as “University Parke” on Annex A-1, representing approximately 1.8% of the Initial Pool Balance, permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty-nine (49) of the Mortgage Loans representing approximately 92.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-five (45) of the Mortgage Loans representing approximately 82.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover capital expenditures and replacements.

Twenty-five (25) of the Mortgage Loans representing approximately 43.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-one (21) of the Mortgage Loans representing approximately 34.5% of the Initial Pool Balance, are secured by mixed use, office, retail and industrial properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

With respect to one (1) Mortgaged Property identified as “The 9” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance, the borrowers delivered a letter of credit in the amount of $7,000,000 on the origination date of the Mortgage Loan as additional security for the Mortgage Loan. The letter of credit may be released upon satisfaction of the following conditions: (i) the debt yield for the Mortgaged Property for the trailing twelve month period (with respect to the parking garage and the hotel components) and the trailing three month period (with respect to the multifamily component) immediately preceding the date of determination is equal to or greater than 10.25%; and (ii) there is no cash sweep event existing.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

166

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
CMA Lockbox	20	$406,930,301	39.8%
Springing Lockbox	25	396,377,464	38.8
Soft Lockbox	2	140,000,000	13.7
Hard Lockbox	1	44,000,000	4.3
None	2	34,605,000	3.4
Total:	50	$1,021,912,765	100.0%

Except as set forth in the table above and described in “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the issuing entity.

Delaware Statutory Trusts

A Delaware statutory trust (“DST”) is generally restricted in its ability to actively operate a property. In the case of a Mortgaged Property that is owned by a DST, there is a risk that obtaining the consent of the holders of the beneficial interests in the DST will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes” and “—Starwood Mortgage Funding II—SMF II’s Underwriting Guidelines and Processes”.

With respect to one (1) Mortgaged Property identified as “Seeley Building” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, at origination of the Mortgage Loan, the Mortgage Loan deviates from the related loan seller’s underwriting criteria because ordinance and law insurance coverage is not available in the amount typically required by the mortgagee with respect to the Mortgaged Property; however, ordinance and law insurance coverage has been obtained for the Mortgaged Property in the maximum amount available. In addition, the Mortgage Loan documents require the mortgagor to deposit, upon the occurrence of any casualty covered by ordinance and law insurance, the difference between: (1) the amount needed to pay for the portion of any restoration costs that would normally be covered by ordinance and law insurance if the mortgagor had obtained such coverage up to an amount of $14,400,000, less (2) the amount of the proceeds available from the ordinance and law insurance carried by the mortgagor and obtained for the Mortgaged Property. In addition, the mortgagor and guarantor have full recourse liability for any failure to deposit such amounts. Certain characteristics of the Mortgage Loan can be found in Annex A-1.

With respect to one (1) Mortgaged Property identified as “Simply Self Storage Midwest Portfolio – LA Highway 16” on Annex A-1, partially securing one (1) Mortgage Loan representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, the Mortgage Loan deviates from the related loan seller’s underwriting criteria because the Mortgaged Property is located within a flood zone and with respect to a certain open-air building at this Mortgaged Property for the parking of boats, recreational vehicles and other vehicles, National Flood Insurance Program flood insurance was not available and no excess flood insurance was obtained. The related mortgagor and guarantor have recourse liability for any losses incurred by the mortgagee arising from any flood damage to such open-air building or loss of business income resulting from flood damage to such open-air building. Certain characteristics of the Mortgage Loan can be found in Annex A-1 and Annex A-3.

167

With respect to one (1) Mortgaged Property identified as “College Plaza” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.2% of the Initial Pool Balance, at origination of the Mortgage Loan, the Mortgage Loan deviates from the related loan seller’s underwriting criteria because the Mortgaged Property is covered by a commercial general liability insurance policy, which coverage includes an aggregate cap of $5,000,000 and excess liability of $10,000,000 for six real properties (inclusive of the Mortgaged Property). Certain characteristics of the Mortgage Loan can be found in Annex A-1.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of the holder of a related Companion Loan, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a

168

borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
5 Penn Plaza	$78,000,000	7.6%	$40,000,000	$182,000,000	$300,000,000	4.97999%	48.1%	55.6%	1.64x	1.39x

(1)	Calculated including the mezzanine debt and any related Pari Passu Companion Loan.

(2)	Calculated including any related Pari Passu Companion Loan.

The mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loan related to the Mortgage Loan identified in the table above secured by the Mortgaged Property identified as “5 Penn Plaza” on Annex A-1, representing approximately 7.6% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the mezzanine loan. The intercreditor agreement provides, among other things, generally that (a) all payments due under the mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the mezzanine lender may accept payments on and prepayments of the mezzanine loan; provided that prepayment of the mezzanine loan is permitted prior to the prepayment of the related Mortgage Loan, if (i) no event of default under the related Mortgage Loan is then continuing and (ii) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan, (c) the mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the mezzanine lender may amend or modify the mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-

169

Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum Debt Service Coverage Ratio	Combined Minimum Debt Yield	Intercreditor Agreement Required
215 Park Avenue South	$ 95,000,000	39.6%	2.14x	9.99%	Yes
32 Avenue of the Americas(1)	$72,500,000	53.7%	1.90x	N/A	Yes
7700 Parmer(2)	$70,000,000	65.0%	1.80x	N/A	Yes
Naples Grande Beach Resort	$70,000,000	62.6%(3)	1.63x(3)	N/A	Yes
Hilton Garden Inn Lake Oswego(2)	$25,125,000	66.4%	1.40x	N/A	Yes
Hilton Garden Inn Chattanooga	$9,975,006	61.5%	2.07x	13.5%	Yes

(1)	Future mezzanine debt may be a fixed rate loan or a floating rate loan. In the event the mezzanine loan has a floating interest rate, the borrower will be required to purchase an interest rate cap agreement with a notional amount equal to the original principal balance of the mezzanine loan and a strike price such that the debt service coverage ratio, as of the date the mezzanine loan is advanced, is not less than 1.90x, assuming interest is due and payable monthly, among other terms and conditions.

(2)	Future mezzanine debt is allowed only in connection with a bona fide sale of the related Mortgaged Property and assumption of the related Mortgage Loan in accordance with the related Mortgage Loan documents.

(3)	The Mortgage Loan documents provide that the Combined Maximum LTV Ratio and Combined Minimum Debt Service Coverage Ratio may not exceed the loan-to-value ratio and debt service coverage ratio as of the origination date of the Mortgage Loan, which are shown in the table above.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement. Each intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval and may include certain cure and repurchase rights.

The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

170

Preferred Equity

With respect to one (1) Mortgaged Property identified as “Marriott – Troy, MI” on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.7% of the Initial Pool Balance, one of the members of the related borrower (“Wheelock”) currently holds preferred equity interests in the related borrower in the aggregate amount of $7,400,000 evidenced by a Class A membership interest in the sole member of the borrower (the “JV Entity”). The sponsor owns 100% of the Class B membership interest in the JV entity. The holders of the preferred equity are entitled to payments from funds available after payment of debt service on the related Mortgage Loan and operating expenses in accordance with the management agreement entered into with Marriott. The preferred rate of return is 10% of the investment amount evidenced by Class A membership interests. If the member holding the preferred equity interest does not receive its preferred return within two years of the origination date of the Mortgage Loan, the preferred equity holder may exercise managerial control and the sponsor must transfer 25% of its Class B membership interest to Wheelock. In addition to the current preferred equity interest, if at any time an additional capital contribution is required to be made to the JV Entity pursuant to the JV Entity operating agreement and the sponsor does not make such contribution, Wheelock may make such contribution and in return shall be issued a Class AA membership interest in the JV Entity. The Class AA membership interest entitles Wheelock to a preferred return of 17% of the amounts contributed, which will have payment priority over the Class A membership interest distributions. Wheelock has entered into a put/call agreement with one of the guarantors, Samir Al-Hadidi, whereby (i) Wheelock has the option to require Mr. Al-Hadidi to purchase from Wheelock, on a date after the second anniversary of the origination date of the Mortgage Loan, all outstanding Class A and Class AA membership interests and (ii) Mr. Al-Hadidi has the right, at any time prior to the exercise of Wheelock’s option as described above, to purchase all outstanding Class A and Class AA membership interests.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Secured Indebtedness

With respect to one (1) Mortgaged Property identified as “The 9” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% the Initial Pool Balance, the Mortgaged Property is subject to a TIF arrangement that provides for PILOT payments and which expires in 2043. The PILOT payments are secured by a TIF mortgage for the benefit of the City of Cleveland. Service payments in lieu of taxes (the “Service Payments”) secured by the TIF mortgage are senior in priority to the related Mortgage. The City of Cleveland is only entitled to exercise remedies with respect to Service Payments then due and payable through the most recent tax collection date and there is no right to accelerate Service Payments which become due and owing on subsequent tax collection dates in the future. The borrowers are required under the Mortgage Loan documents to escrow the Service Payments into the tax reserve fund. In addition, the Service Payments do not commence until the expiration of the tax abatements for the Mortgaged Property. See “—Real Estate and Other Tax Considerations” above for a description of the tax abatements and for additional information regarding the TIF arrangement.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

•	With respect to one (1) Mortgaged Property identified as “215 Park Avenue South” on Annex A-1, securing one (1) Mortgage Loan representing approximately 9.3% of the Initial Pool Balance, the loan documents permit future unsecured subordinate debt provided by affiliates of the borrower,

171

provided that such debt is (i) subordinate to the Mortgage Loan, (ii) unsecured, (iii) repayable only out of excess cash flows, (iv) not assignable, (v) the proceeds of which must be solely for the purpose of funding approved leasing expenses and approved capital expenditures and (vi) the proceeds of which must be used to fund a Cash Flow Loan, as defined below. The Mortgaged Property is subject to a master lease, and if the borrower elects to advance funds in order to pay or perform any obligation that the master lease tenant is unable to pay or perform due to insufficient cash flow, such amounts advanced will be deemed a “Cash Flow Loan”, which will mature on the expiration of the master lease and bear interest at the rate of 12.00000%.

•	With respect to one (1) Mortgaged Property identified as “The 9” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% the Initial Pool Balance, two of the borrowers have incurred unsecured debt with a principal balance as of the Mortgage Loan origination date in the aggregate amount of $16,495,449 in addition to the Mortgage Loan. The unsecured debt was provided by affiliates of U.S. Bancorp Community Development Corporation in connection with the rehabilitation of the Mortgaged Property to receive historical tax credits. The unsecured lenders have entered into subordination and standstill agreements with the lender acknowledging that the unsecured debt is subordinate to the Mortgage Loan and that the unsecured lenders may not accelerate payment of the unsecured debt or take any other enforcement action until 91 days following satisfaction in full of the Mortgage Loan. Payments on the unsecured debt may be made solely to the extent there is no cash sweep period existing under the Mortgage Loan documents and out of excess cash flow after monthly payments of principal and interest have been made and any reserves required by the terms of the related Mortgage Loans have been funded as required under the Mortgage Loan documents.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “5 Penn Plaza”, “32 Avenue of the Americas”, “7700 Parmer”, “Naples Grande Beach Resort” and “The 9” is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of the related Companion Loan (the “Companion Holder”) are generally governed by an intercreditor or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

“Non-Serviced Certificate Administrator” means the JPMBB 2015-C33 Certificate Administrator, the JPMCC 2015-JP1 Certificate Administrator or the CGCMT 2016-GC36 Certificate Administrator, as applicable.

“Non-Serviced Companion Loan” means each of the 5 Penn Plaza Pari Passu Companion Loans, the 32 Avenue of the Americas Pari Passu Companion Loans, the 7700 Parmer Pari Passu Companion Loans and The 9 Pari Passu Companion Loan.

“Non-Serviced Directing Certificateholder” means the JPMBB 2015-C33 Directing Certificateholder, the JPMCC 2015-JP1 Directing Certificateholder or the CGCMT 2016-GC36 Directing Certificateholder, as applicable.

“Non-Serviced Intercreditor Agreement” means each of the 5 Penn Plaza Intercreditor Agreement, the 32 Avenue of the Americas Intercreditor Agreement, the 7700 Parmer Intercreditor Agreement and The 9 Intercreditor Agreement.

172

“Non-Serviced Master Servicer” means the JPMBB 2015-C33 Master Servicer, the JPMCC 2015-JP1 Master Servicer or the CGCMT 2016-GC36 Master Servicer, as applicable.

“Non-Serviced Mortgage Loan” means each of the 5 Penn Plaza Mortgage Loan, the 32 Avenue of the Americas Mortgage Loan, the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan.

“Non-Serviced Operating Advisor” means the JPMBB 2015-C33 Operating Advisor, the JPMCC 2015-JP1 Operating Advisor or the CGCMT 2016-GC36 Operating Advisor, as applicable.

“Non-Serviced PSA” means the JPMBB 2015-C33 PSA, the JPMCC 2015-JP1 PSA or the CGCMT 2016-GC36 PSA, as applicable.

“Non-Serviced Securitization Trust” means the JPMBB 2015-C33 Securitization Trust, the JPMCC 2015-JP1 Securitization Trust or the CGCMT 2016-GC36 Securitization Trust, as applicable.

“Non-Serviced Special Servicer” means the JPMBB 2015-C33 Special Servicer, the JPMCC 2015-JP1 Special Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable.

“Non-Serviced Trustee” means the JPMBB 2015-C33 Trustee, the JPMCC 2015-JP1 Trustee or the CGCMT 2016-GC36 Trustee, as applicable.

“Non-Serviced Whole Loan” means each of the 5 Penn Plaza Whole Loan, the 32 Avenue of the Americas Whole Loan, the 7700 Parmer Whole Loan and The 9 Whole Loan.

“Pari Passu Companion Loan” means each of the 5 Penn Plaza Pari Passu Companion Loans, the 32 Avenue of the Americas Pari Passu Companion Loans, the Naples Grande Beach Resort Pari Passu Companion Loans, the 7700 Parmer Pari Passu Companion Loans and The 9 Pari Passu Companion Loan.

“Serviced Companion Loan” means each of the Naples Grande Beach Resort Pari Passu Companion Loans.

“Serviced Pari Passu Companion Loan” means each of the Naples Grande Beach Resort Pari Passu Companion Loans.

“Serviced Pari Passu Mortgage Loan” means the Naples Grande Beach Resort Mortgage Loan.

“Serviced Whole Loan” means the Naples Grande Beach Resort Whole Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Whole Loan LTV Ratio(1)	Whole Loan Underwritten NCF DSCR(1)
5 Penn Plaza	$78,000,000	7.6%	$182,000,000	48.1%	1.64x
32 Avenue of the Americas	$72,500,000	7.1%	$352,500,000	55.2%	1.88x
7700 Parmer	$70,000,000	6.8%	$107,000,000	65.0%	1.84x
Naples Grande Beach Resort	$70,000,000	6.8%	$95,000,000	62.6%	1.63x
The 9	$37,000,000	3.6%	$40,000,000	66.7%	1.24x

(1)	Calculated including the related Pari Passu Companion Loan(s).

173

The Serviced Whole Loan

The Naples Grande Beach Resort Whole Loan

General

One (1) Mortgage Loan, identified as “Naples Grande Beach Resort” (the “Naples Grande Beach Resort Mortgage Loan”) on Annex A-1, representing approximately 6.8% of the Initial Pool Balance, is part of a Whole Loan structure comprised of three (3) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Naples Grande Beach Resort Mortgage Loan is evidenced by promissory note A-1 with a Cut-off Date Balance of $70,000,000. The related Pari Passu Companion Loans (the “Naples Grande Beach Resort Pari Passu Companion Loans”) are evidenced by promissory note A-2 and promissory note A-3 with an aggregate Cut-off Date Balance of $95,000,000 that are not included in the issuing entity. Only the Naples Grande Beach Resort Mortgage Loan is included in the issuing entity. The Naples Grande Beach Resort Mortgage Loan and the Naples Grande Beach Resort Pari Passu Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Naples Grande Beach Resort Whole Loan”. It is anticipated that the related Naples Grande Beach Resort Pari Passu Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Naples Grande Beach Resort Mortgage Loan and the rights of the holder of the Naples Grande Beach Resort Pari Passu Companion Loans are subject to an Intercreditor Agreement (the “Naples Grande Beach Resort Intercreditor Agreement”). The following summaries describe certain provisions of the Naples Grande Beach Resort Intercreditor Agreement.

Servicing

The Naples Grande Beach Resort Whole Loan (including the Naples Grande Beach Resort Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Naples Grande Beach Resort Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The Naples Grande Beach Resort Intercreditor Agreement sets forth the respective rights of the holder of the Naples Grande Beach Resort Mortgage Loan and the holder or holders of the related Naples Grande Beach Resort Pari Passu Companion Loans with respect to distributions of funds received in respect of the Naples Grande Beach Resort Whole Loan, and provides, in general, that:

•	the Naples Grande Beach Resort Mortgage Loan and the related Naples Grande Beach Resort Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Naples Grande Beach Resort Whole Loan or the related Mortgaged Property will be applied to the Naples Grande Beach Resort Mortgage Loan and the related Naples Grande Beach Resort Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Naples Grande Beach Resort Intercreditor Agreement and the PSA; and

•	costs, fees, expenses, losses and shortfalls relating to the Naples Grande Beach Resort Whole Loan will be allocated, on a pro rata and pari passu basis, to the Naples Grande Beach Resort

174

Mortgage Loan and the related Naples Grande Beach Resort Pari Passu Companion Loans in accordance with the terms of the Naples Grande Beach Resort Intercreditor Agreement and the PSA.

For more information regarding the allocation of collections and expenses in respect of the Naples Grande Beach Resort Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the Naples Grande Beach Resort Intercreditor Agreement will be the issuing entity as holder of the applicable Mortgage Loan. Pursuant to the terms of the PSA, the Directing Certificateholder and the operating advisor will each have the same consent and/or consultation rights with respect to the Naples Grande Beach Resort Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, pursuant to the terms of the Naples Grande Beach Resort Intercreditor Agreement, the holder or holders of the related Naples Grande Beach Resort Pari Passu Companion Loans (or their respective representatives which, at any time the related Naples Grande Beach Resort Pari Passu Companion Loans are included in one or more securitizations, may be the controlling class certificateholder for the related securitization or any other party assigned the rights to exercise the rights of the holder or holders of the related Naples Grande Beach Resort Pari Passu Companion Loans, as and to the extent provided in the related pooling and servicing agreement(s)) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the PSA without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the Naples Grande Beach Resort Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Naples Grande Beach Resort Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder or holders of the related Naples Grande Beach Resort Pari Passu Companion Loans (or their respective representatives) request consultation with respect to certain major decisions to be taken with respect to the Naples Grande Beach Resort Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Naples Grande Beach Resort Whole Loan. The consultation right of the holder or holders of the related Naples Grande Beach Resort Pari Passu Companion Loans (or their respective representatives) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder or holders of the related Naples Grande Beach Resort Pari Passu Companion Loans (or their respective representatives) have responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder or holders of the related Naples Grande Beach Resort Pari Passu Companion Loans (or their respective representatives) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Naples Grande Beach Resort Mortgage Loan and the related Naples Grande Beach Resort Pari Passu Companion Loans. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder or holders of the related Naples Grande Beach Resort Pari Passu Companion Loans (or their respective representatives, including, if the related Naples Grande Beach Resort Pari Passu Companion Loans has been contributed to a securitization, the related directing certificateholder (or similar entity)).

175

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the Directing Certificateholder or the holder or holders of the Naples Grande Beach Resort Pari Passu Companion Loans (or their respective representatives) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Naples Grande Beach Resort Intercreditor Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the Naples Grande Beach Resort Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the Naples Grande Beach Resort Intercreditor Agreement or the PSA.

In addition to the consultation rights of the holder or holders of the Naples Grande Beach Resort Pari Passu Companion Loans (or their respective representatives) described above, pursuant to the terms of the Naples Grande Beach Resort Intercreditor Agreement, the holder or holders of the Naples Grande Beach Resort Pari Passu Companion Loans (or their respective representatives) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Naples Grande Beach Resort Whole Loan; provided that the holder or holders of the Naples Grande Beach Resort Pari Passu Companion Loans execute, at the request of the master servicer or special servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the parties.

Sale of Defaulted Naples Grande Beach Resort Whole Loan

Pursuant to the terms of the Naples Grande Beach Resort Intercreditor Agreement, if the Naples Grande Beach Resort Mortgage Loan becomes a Defaulted Loan, and if the special servicer determines to sell the Naples Grande Beach Resort Mortgage Loan that has become a Specially Serviced Loan in accordance with the PSA, then the special servicer will be required to sell the Naples Grande Beach Resort Pari Passu Companion Loans together with the Naples Grande Beach Resort Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Naples Grande Beach Resort Mortgage Loan together with the Naples Grande Beach Resort Pari Passu Companion Loans if such loan becomes a defaulted whole loan without the written consent of the holder or holders of the Naples Grande Beach Resort Pari Passu Companion Loans (provided that such consent is not required if the holder or holders of the Naples Grande Beach Resort Pari Passu Companion Loans is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder or holders of the Naples Grande Beach Resort Pari Passu Companion Loans: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Naples Grande Beach Resort Whole Loan, and any documents in the servicing file reasonably requested by the holder or holders of the Naples Grande Beach Resort Pari Passu Companion Loans that are material to the price of the Naples Grande Beach Resort Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder or holders of the Naples Grande Beach Resort Pari Passu Companion Loans may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the PSA, the holder or holders of the Naples Grande Beach Resort Pari Passu Companion Loans (or their respective representatives) will be permitted to submit an offer at any sale of the related Whole Loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

176

Special Servicer Appointment Rights

Pursuant to the terms of the applicable Intercreditor Agreement and the PSA, the issuing entity, as the controlling noteholder, will have the right, with or without cause, to replace the special servicer then acting with respect to the Naples Grande Beach Resort Whole Loan and appoint a replacement special servicer without the consent of the holder or holders of the Naples Grande Beach Resort Pari Passu Companion Loans. The Directing Certificateholder (so long as a Control Termination Event has not occurred and is not continuing), and the applicable certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will exercise the rights of the issuing entity as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Naples Grande Beach Resort Whole Loan and appoint a replacement special servicer, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Non-Serviced Whole Loans

The 5 Penn Plaza Whole Loan

General

One (1) Mortgage Loan, identified as “5 Penn Plaza” (the “5 Penn Plaza Mortgage Loan”) on Annex A-1, representing approximately 7.6% of the Initial Pool Balance, is part of a Whole Loan structure comprised of three (3) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 5 Penn Plaza Mortgage Loan is evidenced by promissory note A-3 with a Cut-off Date Balance of $78,000,000. The related Pari Passu Companion Loans (the “5 Penn Plaza Pari Passu Companion Loans”) and, together with the 5 Penn Plaza Mortgage Loan, the “5 Penn Plaza Whole Loan”) are evidenced by promissory note A-1 and promissory note A-2 with an aggregate principal balance as of the Cut-off Date of $182,000,000. The 5 Penn Plaza Pari Passu Companion Loans are not included in the issuing entity. Only the 5 Penn Plaza Mortgage Loan is included in the issuing entity. The 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the 5 Penn Plaza Whole Loan.

The rights of the issuing entity, as the holder of the 5 Penn Plaza Mortgage Loan and the rights of the holders of the 5 Penn Plaza Pari Passu Companion Loans are subject to the terms of an Intercreditor Agreement (the “5 Penn Plaza Intercreditor Agreement”). The consultation rights of the issuing entity (as the non-controlling note holder) under the 5 Penn Plaza Intercreditor Agreement will be exercised by the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing, as described under “Pooling and Servicing Agreement”.

Servicing of the 5 Penn Plaza Whole Loan

The 5 Penn Plaza Whole Loan is expected to be serviced and administered pursuant to the terms of the pooling and servicing agreement, dated as of February 1, 2016 (the “CGCMT 2016-GC36 PSA”) among Citigroup Commercial Mortgage Securities Inc. (the “CGCMT 2016-GC36 Depositor”), KeyBank National Association (the “CGCMT 2016-GC36 Master Servicer”), Wells Fargo Bank, National Association (the “CGCMT 2016-GC36 Special Servicer”), Wilmington Trust, National Association (the “CGCMT 2016-GC36 Trustee”), Wells Fargo Bank, National Association (the “CGCMT 2016-GC36 Certificate Administrator”) and Pentalpha Surveillance LLC (the “CGCMT 2016-GC36 Operating Advisor” and the “CGCMT 2016-GC36 Asset Representations Reviewer”). The CGCMT 2016-GC36 PSA was entered into in connection with the securitization of one of the 5 Penn Plaza Pari Passu Companion Loans. The holders of the certificates issued under the CGCMT 2016-GC36 PSA are referred to in this prospectus as “CGCMT 2016-GC36 Certificateholders”. For a summary of certain provisions of the CGCMT 2016-GC36 PSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

177

Application of Payments

The 5 Penn Plaza Intercreditor Agreement sets forth the respective rights of the holder of the 5 Penn Plaza Mortgage Loan and the holders of the 5 Penn Plaza Pari Passu Companion Loans with respect to distributions of funds received in respect of the 5 Penn Plaza Whole Loan, and provides, in general, that:

•	the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 5 Penn Plaza Whole Loan or the related Mortgaged Property will be applied to the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2016-GC36 Master Servicer, the CGCMT 2016-GC36 Special Servicer, the CGCMT 2016-GC36 Trustee, the CGCMT 2016-GC36 Operating Advisor, the CGCMT 2016-GC36 Certificate Administrator, the CGCMT 2016-GC36 Depositor) in accordance with the terms of the 5 Penn Plaza Intercreditor Agreement and the CGCMT 2016-GC36 PSA; and

•	expenses, losses and shortfalls relating to the 5 Penn Plaza Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans in accordance with the terms of the 5 Penn Plaza Intercreditor Agreement and the CGCMT 2016-GC36 PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 5 Penn Plaza Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 5 Penn Plaza Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 5 Penn Plaza Pari Passu Companion Loans or any loans included in any securitization trust related to the 5 Penn Plaza Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the 5 Penn Plaza Whole Loan made pursuant to the CGCMT 2016-GC36 PSA) allocable to the 5 Penn Plaza Mortgage Loan in accordance with the CGCMT 2016-GC36 PSA and the 5 Penn Plaza Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

See “Pooling and Servicing Agreement—Advances” and “—Servicing of the Non-Serviced Mortgage Loans” for more information regarding the allocation of collections and expenses in respect of the 5 Penn Plaza Whole Loan.

Consultation and Control

The controlling noteholder under the 5 Penn Plaza Intercreditor Agreement will be the securitization trust formed pursuant to the CGCMT 2016-GC36 (the “CGCMT 2016-GC36 Securitization Trust”), as holder of a 5 Penn Plaza Pari Passu Companion Loan. Eightfold Real Estate Capital Fund IV, L.P. is the directing certificateholder under the CGCMT 2016-GC36 PSA (the “CGCMT 2016-GC36 Directing Certificateholder”). The CGCMT 2016-GC36 Directing Certificateholder (so long as a control termination event under the CGCMT 2016-GC36 PSA has not occurred and is not continuing), and the applicable certificateholders under the CGCMT 2016-GC36 PSA with the requisite percentage of voting rights (so long as a control termination event under the CGCMT 2016-GC36 PSA has occurred and is continuing) will exercise the rights of the CGCMT 2016-GC36 Securitization Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the 5 Penn Plaza Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the CGCMT 2016-GC36 PSA.

178

For more information regarding the rights of the directing certificateholder under the J CGCMT 2016-GC36 PSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Pursuant to the terms of the 5 Penn Plaza Intercreditor Agreement, the issuing entity, as the non-controlling note holder, will have the right (regardless of whether a control termination event or a consultation termination event exists under the CGCMT 2016-GC36 PSA) to (i) receive copies of all notices, information and reports that the CGCMT 2016-GC36 Master Servicer or CGCMT 2016-GC36 Special Servicer, as applicable, is required to provide to the CGCMT 2016-GC36 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the CGCMT 2016-GC36 Directing Certificateholder under the CGCMT 2016-GC36 PSA without regard to the occurrence of a control termination event or consultation termination event under the CGCMT 2016-GC36 PSA) with respect to any major decisions to be taken with respect to the 5 Penn Plaza Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 5 Penn Plaza Whole Loan and (ii) consult on a strictly non-binding basis with respect to (x) certain major servicing decisions regarding the 5 Penn Plaza Whole Loan as set forth in the 5 Penn Plaza Intercreditor Agreement and (y) the implementation of any recommended actions outlined in an asset status report in respect of the 5 Penn Plaza Whole Loan. The consultation right of the issuing entity will expire 10 business days after the delivery of written notice and information relating to the matter subject to consultation, whether or not the issuing entity has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the issuing entity’s consultation rights described above, the CGCMT 2016-GC36 Master Servicer or CGCMT 2016-GC36 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report in respect of the 5 Penn Plaza Whole Loan before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans. Neither the CGCMT 2016-GC36 Master Servicer nor the CGCMT 2016-GC36 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the CGCMT 2016-GC36 Master Servicer nor the CGCMT 2016-GC36 Special Servicer will be permitted to follow any advice or consultation provided by the issuing entity (or its representative) or any holder of the 5 Penn Plaza Pari Passu Companion Loans (or their representatives) that would require or cause the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, to violate any applicable law, including the REMIC Regulations or other applicable provisions of the Code, be inconsistent with the servicing standard under the CGCMT 2016-GC36 PSA require or cause the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, to violate provisions of the 5 Penn Plaza Intercreditor Agreement or the CGCMT 2016-GC36 PSA, require or cause the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, to violate the terms of the 5 Penn Plaza Whole Loan, or materially expand the scope of any of the CGCMT 2016-GC36 Master Servicer’s or the CGCMT 2016-GC36 Special Servicer’s, as applicable, responsibilities under the 5 Penn Plaza Intercreditor Agreement.

In addition to the consultation rights of the issuing entity described above, the issuing entity (or its representative) will have the right to attend (in-person or telephonically in the discretion of the CGCMT 2016-GC36 Master Servicer or CGCMT 2016-GC36 Special Servicer, as applicable) annual meetings with the CGCMT 2016-GC36 Master Servicer or CGCMT 2016-GC36 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2016-GC36 Master Servicer or CGCMT 2016-GC36 Special Servicer, as applicable, in which servicing issues related to the 5 Penn Plaza Whole Loan may be discussed.

Sale of Defaulted Loan

Pursuant to the terms of the 5 Penn Plaza Intercreditor Agreement, if the 5 Penn Plaza Whole Loan becomes a “defaulted loan” pursuant to the terms of the CGCMT 2016-GC36 PSA, and if the CGCMT 2016-GC36 Special Servicer determines to sell the 5 Penn Plaza Pari Passu Companion Loan in accordance with the CGCMT 2016-GC36 PSA, then the CGCMT 2016-GC36 Special Servicer will be

179

required to sell the 5 Penn Plaza Mortgage Loan together with the related 5 Penn Plaza Pari Passu Companion Loans as a single whole loan in accordance with the procedures set forth under the CGCMT 2016-GC36 PSA. The issuing entity will have consultation rights in connection with such sale, as described above.

Notwithstanding the foregoing, the CGCMT 2016-GC36 Special Servicer will not be permitted to sell the 5 Penn Plaza Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity as holder of the 5 Penn Plaza Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the CGCMT 2016-GC36 Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2016-GC36 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 5 Penn Plaza Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the 5 Penn Plaza Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2016-GC36 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the CGCMT 2016-GC36 PSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Special Servicer Appointment Rights

Pursuant to the terms of the 5 Penn Plaza Intercreditor Agreement and the CGCMT 2016-GC36 PSA, the CGCMT 2016-GC36 Directing Certificateholder (so long as a control termination event under the CGCMT 2016-GC36 PSA has not occurred and is not continuing) and the applicable certificateholders under the CGCMT 2016-GC36 PSA with the requisite percentage of voting rights (so long as a control termination event under the CGCMT 2016-GC36 PSA has occurred and is continuing) will have the right, with or without cause, to replace the special servicer then acting with respect to the 5 Penn Plaza Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the CGCMT 2016-GC36 PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The 32 Avenue of the Americas Whole Loan

General

One (1) Mortgage Loan, identified as “32 Avenue of the Americas” (the “32 Avenue of the Americas Mortgage Loan”) on Annex A-1, representing approximately 7.1% of the Initial Pool Balance, is part of a Whole Loan structure comprised of five (5) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 32 Avenue of the Americas Mortgage Loan is evidenced by promissory note A-3 with a Cut-off Date Balance of $72,500,000. The related Pari Passu Companion Loans (the “32 Avenue of the Americas Pari Passu Companion Loans”) and, together with the 32 Avenue of the Americas Mortgage Loan, the “32 Avenue of the Americas Whole Loan”) are evidenced by promissory note A-1, promissory note A-2, promissory note A-4 and promissory note A-5 with an aggregate principal balance as of the Cut-off Date of $352,500,000. The 32 Avenue of the Americas Pari Passu Companion Loans are not included in the issuing entity. Only the 32 Avenue of the Americas Mortgage Loan is included in the issuing entity. The 32 Avenue of the Americas Mortgage Loan and the 32 Avenue of the Americas Pari Passu Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the 32 Avenue of the Americas Whole Loan.

180

The rights of the issuing entity, as the holder of the 32 Avenue of the Americas Mortgage Loan and the rights of the holders of the 32 Avenue of the Americas Pari Passu Companion Loans are subject to the terms of an Intercreditor Agreement (the “32 Avenue of the Americas Intercreditor Agreement”). The consultation rights of the issuing entity (as the non-controlling note holder) under the 32 Avenue of the Americas Intercreditor Agreement will be exercised by the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing, as described under “Pooling and Servicing Agreement”.

Servicing of the 32 Avenue of the Americas Whole Loan

The 32 Avenue of the Americas Whole Loan is being serviced and administered pursuant to the terms of the pooling and servicing agreement, dated as of November 1, 2015 (the “JPMBB 2015-C33 PSA”) among J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “JPMBB 2015-C33 Depositor”), Wells Fargo Bank, National Association (the “JPMBB 2015-C33 Master Servicer”), Torchlight Loan Services, LLC (the “JPMBB 2015-C33 Special Servicer”), Wilmington Trust, National Association (the “JPMBB 2015-C33 Trustee”), Wells Fargo Bank, National Association (the “JPMBB 2015-C33 Certificate Administrator”) and Pentalpha Surveillance LLC (the “JPMBB 2015-C33 Operating Advisor”). The JPMBB 2015-C33 PSA was entered into in connection with the securitization of one of the 32 Avenue of the Americas Pari Passu Companion Loans. The holders of the certificates issued under the JPMBB 2015-C33 PSA are referred to in this prospectus as “JPMBB 2015-C33 Certificateholders”. For a summary of certain provisions of the JPMBB 2015-C33 PSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Application of Payments

The 32 Avenue of the Americas Intercreditor Agreement sets forth the respective rights of the holder of the 32 Avenue of the Americas Mortgage Loan and the holders of the 32 Avenue of the Americas Pari Passu Companion Loans with respect to distributions of funds received in respect of the 32 Avenue of the Americas Whole Loan, and provides, in general, that:

•	the 32 Avenue of the Americas Mortgage Loan and the 32 Avenue of the Americas Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 32 Avenue of the Americas Whole Loan or the related Mortgaged Property will be applied to the 32 Avenue of the Americas Mortgage Loan and the 32 Avenue of the Americas Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the JPMBB 2015-C33 Master Servicer, the JPMBB 2015-C33 Special Servicer, the JPMBB 2015-C33 Trustee, the JPMBB 2015-C33 Operating Advisor, the JPMBB 2015-C33 Certificate Administrator, the JPMBB 2015-C33 Depositor) in accordance with the terms of the 32 Avenue of the Americas Intercreditor Agreement and the JPMBB 2015-C33 PSA; and

•	costs, fees, expenses, losses and shortfalls relating to the 32 Avenue of the Americas Whole Loan will be allocated, on a pro rata and pari passu basis, to the 32 Avenue of the Americas Mortgage Loan and the 32 Avenue of the Americas Pari Passu Companion Loans in accordance with the terms of the 32 Avenue of the Americas Intercreditor Agreement and the JPMBB 2015-C33 PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 32 Avenue of the Americas Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 32 Avenue of the Americas Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 32 Avenue of

181

the Americas Pari Passu Companion Loans or any loans included in any securitization trust related to the 32 Avenue of the Americas Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the 32 Avenue of the Americas Whole Loan made pursuant to the JPMBB 2015-C33 PSA) allocable to the 32 Avenue of the Americas Mortgage Loan in accordance with the JPMBB 2015-C33 PSA and the 32 Avenue of the Americas Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

See “Pooling and Servicing Agreement—Advances” and “—Servicing of the Non-Serviced Mortgage Loans” for more information regarding the allocation of collections and expenses in respect of the 32 Avenue of the Americas Whole Loan.

Consultation and Control

The controlling noteholder under the 32 Avenue of the Americas Intercreditor Agreement will be the securitization trust formed pursuant to the JPMBB 2015-C33 PSA (the “JPMBB 2015-C33 Securitization Trust”), as holder of a 32 Avenue of the Americas Pari Passu Companion Loan. Torchlight Investors, LLC is the directing certificateholder under the JPMBB 2015-C33 PSA (the “JPMBB 2015-C33 Directing Certificateholder”). The JPMBB 2015-C33 Directing Certificateholder (so long as a control termination event under the JPMBB 2015-C33 PSA has not occurred and is not continuing), and the applicable certificateholders under the JPMBB 2015-C33 PSA with the requisite percentage of voting rights (so long as a control termination event under the JPMBB 2015-C33 PSA has occurred and is continuing) will exercise the rights of the JPMBB 2015-C33 Securitization Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the 32 Avenue of the Americas Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the JPMBB 2015-C33 PSA.

For more information regarding the rights of the directing certificateholder under the JPMBB 2015-C33 PSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Pursuant to the terms of the 32 Avenue of the Americas Intercreditor Agreement, the issuing entity, as the non-controlling note holder, will have the right (regardless of whether a control termination event or a consultation termination event exists under the JPMBB 2015-C33 PSA) to (i) receive copies of all notices, information and reports that the JPMBB 2015-C33 Master Servicer or JPMBB 2015-C33 Special Servicer, as applicable, is required to provide to the JPMBB 2015-C33 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the JPMBB 2015-C33 Directing Certificateholder under the JPMBB 2015-C33 PSA without regard to the occurrence of a control termination event or consultation termination event under the JPMBB 2015-C33 PSA) with respect to any major decisions to be taken with respect to the 32 Avenue of the Americas Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 32 Avenue of the Americas Whole Loan and (ii) consult on a strictly non-binding basis with respect to (x) certain major servicing decisions regarding the 32 Avenue of the Americas Whole Loan as set forth in the 32 Avenue of the Americas Intercreditor Agreement and (y) the implementation of any recommended actions outlined in an asset status report in respect of the 32 Avenue of the Americas Whole Loan. The consultation right of the issuing entity will expire 10 business days after the delivery of written notice and information relating to the matter subject to consultation, whether or not the issuing entity has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew from the date of such proposal and delivery of the related information. Notwithstanding the issuing entity’s consultation rights described above, the JPMBB 2015-C33 Master Servicer or JPMBB 2015-C33 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report in respect of the 32 Avenue of the Americas Whole Loan before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 32 Avenue of the Americas Mortgage Loan and the 32 Avenue of the Americas Pari Passu Companion Loans. Neither the

182

JPMBB 2015-C33 Master Servicer nor the JPMBB 2015-C33 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the JPMBB 2015-C33 Master Servicer nor the JPMBB 2015-C33 Special Servicer will be permitted to follow any advice or consultation provided by the issuing entity (or its representative) or any holder of the 32 Avenue of the Americas Pari Passu Companion Loans (or their representatives) that would require or cause the JPMBB 2015-C33 Master Servicer or the JPMBB 2015-C33 Special Servicer, as applicable, to violate any applicable law, including the REMIC Regulations or other applicable provisions of the Code, be inconsistent with the servicing standard under the JPMBB 2015-C33 PSA require or cause the JPMBB 2015-C33 Master Servicer or the JPMBB 2015-C33 Special Servicer, as applicable, to violate provisions of the 32 Avenue of the Americas Intercreditor Agreement or the JPMBB 2015-C33 PSA, require or cause the JPMBB 2015-C33 Master Servicer or the JPMBB 2015-C33 Special Servicer, as applicable, to violate the terms of the 32 Avenue of the Americas Whole Loan, or materially expand the scope of any of the JPMBB 2015-C33 Master Servicer’s or the JPMBB 2015-C33 Special Servicer’s, as applicable, responsibilities under the 32 Avenue of the Americas Intercreditor Agreement.

In addition to the consultation rights of the issuing entity described above, the issuing entity (or its representative) will have the right to attend (in-person or telephonically in the discretion of the JPMBB 2015-C33 Master Servicer or JPMBB 2015-C33 Special Servicer, as applicable) annual meetings with the JPMBB 2015-C33 Master Servicer or JPMBB 2015-C33 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMBB 2015-C33 Master Servicer or JPMBB 2015-C33 Special Servicer, as applicable, in which servicing issues related to the 32 Avenue of the Americas Whole Loan may be discussed, provided that the issuing entity executes, at the request of the 2015-C33 Master Servicer or JPMBB 2015-C33 Special Servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the parties.

Sale of Defaulted Loan

Pursuant to the terms of the 32 Avenue of the Americas Intercreditor Agreement, if the 32 Avenue of the Americas Whole Loan becomes a “defaulted loan” pursuant to the terms of the JPMBB 2015-C33 PSA, and if the JPMBB 2015-C33 Special Servicer determines to sell the 32 Avenue of the Americas Pari Passu Companion Loan in accordance with the JPMBB 2015-C33 PSA, then the JPMBB 2015-C33 Special Servicer will be required to sell the 32 Avenue of the Americas Mortgage Loan together with the related 32 Avenue of the Americas Pari Passu Companion Loans as a single whole loan in accordance with the procedures set forth under the JPMBB 2015-C33 PSA. The issuing entity will have consultation rights in connection with such sale, as described above.

Notwithstanding the foregoing, the JPMBB 2015-C33 Special Servicer will not be permitted to sell the 32 Avenue of the Americas Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity as holder of the 32 Avenue of the Americas Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the JPMBB 2015-C33 Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the JPMBB 2015-C33 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 32 Avenue of the Americas Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the 32 Avenue of the Americas Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMBB 2015-C33 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMBB 2015-C33 Master Servicer or the JPMBB 2015-C33 Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the JPMBB 2015-C33 PSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

183

Special Servicer Appointment Rights

Pursuant to the terms of the 32 Avenue of the Americas Intercreditor Agreement and the JPMBB 2015-C33 PSA, the JPMBB 2015-C33 Directing Certificateholder (so long as a control termination event under the JPMBB 2015-C33 PSA has not occurred and is not continuing) and the applicable certificateholders under the JPMBB 2015-C33 PSA with the requisite percentage of voting rights (so long as a control termination event under the JPMBB 2015-C33 PSA has occurred and is continuing) will have the right, with or without cause, to replace the special servicer then acting with respect to the 32 Avenue of the Americas Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the JPMBB 2015-C33 PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The 7700 Parmer Whole Loan

General

One (1) Mortgage Loan, identified as “7700 Parmer” (the “7700 Parmer Mortgage Loan”) on Annex A-1, representing approximately 6.8% of the Initial Pool Balance, is part of a Whole Loan structure comprised of three (3) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 7700 Parmer Mortgage Loan is evidenced by promissory note A-2 with a Cut-off Date Balance of $70,000,000. The related Pari Passu Companion Loans (the “7700 Parmer Pari Passu Companion Loans” and, together with the 7700 Parmer Mortgage Loan, the “7700 Parmer Whole Loan”) are evidenced by promissory note A-1 and promissory note A-3 with an aggregate principal balance as of the Cut-off Date of $107,000,000. The 7700 Parmer Pari Passu Companion Loans are not included in the issuing entity. Only the 7700 Parmer Mortgage Loan is included in the issuing entity. The 7700 Parmer Mortgage Loan and the 7700 Parmer Pari Passu Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the 7700 Parmer Whole Loan.

The rights of the issuing entity, as the holder of the 7700 Parmer Mortgage Loan and the rights of the securitization trusts holding the 7700 Parmer Pari Passu Companion Loans, as the holder of the 7700 Parmer Pari Passu Companion Loans are subject to the terms of an Intercreditor Agreement (the “7700 Parmer Intercreditor Agreement”). The consultation rights of the issuing entity (as the non-controlling note holder) under the 7700 Parmer Intercreditor Agreement will be exercised by the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing, as described under “Pooling and Servicing Agreement”.

Servicing of the 7700 Parmer Whole Loan

The 7700 Parmer Whole Loan is being serviced and administered pursuant to the terms of the pooling and servicing agreement, dated as of December 1, 2015 (the “JPMCC 2015-JP1 PSA”) among J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “JPMCC 2015-JP1 Depositor”), Wells Fargo Bank, National Association (the “JPMCC 2015-JP1 Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association (the “JPMCC 2015-JP1 Special Servicer”), Wilmington Trust, National Association (the “JPMCC 2015-JP1 Trustee”), Wells Fargo Bank, National Association (the “JPMCC 2015-JP1 Certificate Administrator”) and Pentalpha Surveillance LLC (the “JPMCC 2015-JP1 Operating Advisor” and the “JPMCC 2015-JP1 Asset Representations Reviewer”). The JPMCC 2015-JP1 PSA was entered into in connection with the securitization of the 7700 Parmer Pari Passu Companion Loan. The holders of the certificates issued under the JPMCC 2015-JP1 PSA are referred to in this prospectus as “JPMCC 2015-JP1 Certificateholders”. For a summary of certain provisions of the JPMCC 2015-JP1 PSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

184

Application of Payments

The 7700 Parmer Intercreditor Agreement sets forth the respective rights of the holder of the 7700 Parmer Mortgage Loan and the holder of the 7700 Parmer Pari Passu Companion Loan with respect to distributions of funds received in respect of the 7700 Parmer Whole Loan, and provides, in general, that:

•	the 7700 Parmer Mortgage Loan and the 7700 Parmer Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 7700 Parmer Whole Loan or the related Mortgaged Property will be applied to the 7700 Parmer Mortgage Loan and the 7700 Parmer Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the JPMCC 2015-JP1 Master Servicer, the JPMCC 2015-JP1 Special Servicer, the JPMCC 2015-JP1 Trustee, the JPMCC 2015-JP1 Operating Advisor, the JPMCC 2015-JP1 Certificate Administrator, the JPMCC 2015-JP1 Depositor) in accordance with the terms of the 7700 Parmer Intercreditor Agreement and the JPMCC 2015-JP1 PSA; and

•	costs, fees, expenses, losses and shortfalls relating to the 7700 Parmer Whole Loan will be allocated, on a pro rata and pari passu basis, to the 7700 Parmer Mortgage Loan and the 7700 Parmer Pari Passu Companion Loans in accordance with the terms of the 7700 Parmer Intercreditor Agreement and the JPMCC 2015-JP1 PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 7700 Parmer Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 7700 Parmer Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 7700 Parmer Pari Passu Companion Loans or any loans included in any securitization trust related to the 7700 Parmer Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the 7700 Parmer Whole Loan made pursuant to the JPMCC 2015-JP1 PSA) allocable to the 7700 Parmer Mortgage Loan in accordance with the JPMCC 2015-JP1 PSA and the 7700 Parmer Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

See “Pooling and Servicing Agreement—Advances” and “—Servicing of the Non-Serviced Mortgage Loans” for more information regarding the allocation of collections and expenses in respect of the 7700 Parmer Whole Loan.

Consultation and Control

The controlling noteholder under the 7700 Parmer Intercreditor Agreement will be the securitization trust formed pursuant to the JPMCC 2015-JP1 PSA (the “JPMCC 2015-JP1 Securitization Trust”), as holder of one of the 7700 Parmer Pari Passu Companion Loans. BlackRock Realty Advisors, Inc. is the directing certificateholder under the JPMCC 2015-JP1 PSA (the “JPMCC 2015-JP1 Directing Certificateholder”). The JPMCC 2015-JP1 Directing Certificateholder (so long as a control termination event under the JPMCC 2015-JP1 PSA has not occurred and is not continuing), and the applicable certificateholders under the JPMCC 2015-JP1 PSA with the requisite percentage of voting rights (so long as a control termination event under the JPMCC 2015-JP1 PSA has occurred and is continuing) will exercise the rights of the JPMCC 2015-JP1 Securitization Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the 7700

185

Parmer Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the JPMCC 2015-JP1 PSA.

For more information regarding the rights of the directing certificateholder under the JPMCC 2015-JP1 PSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Pursuant to the terms of the 7700 Parmer Intercreditor Agreement, the issuing entity, as the non-controlling note holder, will have the right (regardless of whether a control termination event or a consultation termination event exists under the JPMCC 2015-JP1 PSA) to (i) receive copies of all notices, information and reports that the JPMCC 2015-JP1 Master Servicer or JPMCC 2015-JP1 Special Servicer, as applicable, is required to provide to the JPMCC 2015-JP1 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the JPMCC 2015-JP1 Directing Certificateholder with respect to any major decisions to be taken with respect to the 7700 Parmer Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 7700 Parmer Whole Loan and (ii) consult on a strictly non-binding basis with respect to (x) certain major decisions regarding the 7700 Parmer Whole Loan as set forth in the 7700 Parmer Intercreditor Agreement and (y) the implementation of any recommended actions outlined in an asset status report in respect of the 7700 Parmer Whole Loan. The consultation right of the issuing entity will expire 10 business days after the delivery of written notice and information relating to the matter subject to consultation, whether or not the issuing entity has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew from the date of such proposal and delivery of the related information. Notwithstanding the issuing entity’s consultation rights described above, the JPMCC 2015-JP1 Master Servicer or JPMCC 2015-JP1 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report in respect of the 7700 Parmer Whole Loan before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 7700 Parmer Mortgage Loan and the 7700 Parmer Pari Passu Companion Loans. Neither the JPMCC 2015-JP1 Master Servicer nor the JPMCC 2015-JP1 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the JPMCC 2015-JP1 Master Servicer nor the JPMCC 2015-JP1 Special Servicer will be permitted to follow any advice or consultation provided by the issuing entity (or its representative) or the holders of the other 7700 Parmer Pari Passu Companion Loans (or their representatives) that would require or cause the JPMCC 2015-JP1 Master Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, to violate any applicable law, including the REMIC Regulations or other applicable provisions of the Code, be inconsistent with the servicing standard under the JPMCC 2015-JP1 PSA require or cause the JPMCC 2015-JP1 Master Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, to violate provisions of the 7700 Parmer Intercreditor Agreement or the JPMCC 2015-JP1 PSA, require or cause the JPMCC 2015-JP1 Master Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, to violate the terms of the 7700 Parmer Whole Loan, or materially expand the scope of any of the JPMCC 2015-JP1 Master Servicer’s or the JPMCC 2015-JP1 Special Servicer’s, as applicable, responsibilities under the 7700 Parmer Intercreditor Agreement.

In addition to the consultation rights of the issuing entity described above, the issuing entity will have the right to attend (in-person or telephonically in the discretion of the JPMCC 2015-JP1 Master Servicer or JPMCC 2015-JP1 Special Servicer, as applicable) annual meetings with the JPMCC 2015-JP1 Master Servicer or JPMCC 2015-JP1 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMCC 2015-JP1 Master Servicer or JPMCC 2015-JP1 Special Servicer, as applicable, in which servicing issues related to the 7700 Parmer Whole Loan may be discussed, provided that the issuing entity executes, at the request of the JPMCC 2015-JP1 Master Servicer or JPMCC 2015-JP1 Special Servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the parties.

186

Sale of Defaulted Loan

Pursuant to the terms of the 7700 Parmer Intercreditor Agreement, if the 7700 Parmer Whole Loan becomes a “defaulted loan” pursuant to the terms of the JPMCC 2015-JP1 PSA, and if the JPMCC 2015-JP1 Special Servicer determines to sell the related 7700 Parmer Pari Passu Companion Loans in accordance with the JPMCC 2015-JP1 PSA, then the JPMCC 2015-JP1 Special Servicer will be required to sell the 7700 Parmer Mortgage Loan together with the 7700 Parmer Pari Passu Companion Loans as a single whole loan in accordance with the procedures set forth under the JPMCC 2015-JP1 PSA. The issuing entity will have consultation rights in connection with such sale, as described above.

Notwithstanding the foregoing, the JPMCC 2015-JP1 Special Servicer will not be permitted to sell the 7700 Parmer Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity as holder of the 7700 Parmer Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the JPMCC 2015-JP1 Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMCC 2015-JP1 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 7700 Parmer Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the 7700 Parmer Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMCC 2015-JP1 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMCC 2015-JP1 Master Servicer or the JPMCC 2015-JP1 Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the JPMCC 2015-JP1 PSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Special Servicer Appointment Rights

Pursuant to the terms of the 7700 Parmer Intercreditor Agreement and the JPMCC 2015-JP1 PSA, the JPMCC 2015-JP1 Directing Certificateholder (so long as a control termination event under the JPMCC 2015-JP1 PSA has not occurred and is not continuing) and the applicable certificateholders under the JPMCC 2015-JP1 PSA with the requisite percentage of voting rights (so long as a control termination event under the JPMCC 2015-JP1 PSA has occurred and is continuing) will have the right, with or without cause, to replace the special servicer then acting with respect to the 7700 Parmer Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the JPMCC 2015-JP1 PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”

The 9 Whole Loan

General

One (1) Mortgage Loan, identified as “The 9” (“The 9 Mortgage Loan”) on Annex A-1, representing approximately 3.6% of the Initial Pool Balance, is part of a Whole Loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 9 Mortgage Loan is evidenced by one promissory note with a Cut-off Date Balance of $37,000,000. The related Pari Passu Companion Loan (“The 9 Pari Passu Companion Loan” and, together with The 9 Mortgage Loan, “The 9 Whole Loan”) is evidenced by one promissory note with a principal balance as of the Cut-off Date of $40,000,000. The 9 Pari Passu Companion Loan is not included in the issuing entity. Only The 9 Mortgage Loan is included in the issuing entity. The 9 Mortgage Loan and The 9 Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this prospectus as The 9 Whole Loan.

187

The rights of the issuing entity, as the holder of The 9 Mortgage Loan and the rights of the securitization trust holding The 9 Pari Passu Companion Loan, as the holder of The 9 Pari Passu Companion Loan are subject to the terms of an Intercreditor Agreement (“The 9 Intercreditor Agreement”). The consultation rights of the issuing entity (as the non-controlling note holder) under The 9 Intercreditor Agreement will be exercised by the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing, as described under “Pooling and Servicing Agreement”.

Servicing of The 9 Whole Loan

The 9 Whole Loan is being serviced and administered pursuant to the terms of the JPMCC 2015-JP1 PSA among the JPMCC 2015-JP1 Depositor, the JPMCC 2015-JP1 Master Servicer, the JPMCC 2015-JP1 Special Servicer, the JPMCC 2015-JP1 Trustee, the JPMCC 2015-JP1 Certificate Administrator and the JPMCC 2015-JP1 Operating Advisor. The JPMCC 2015-JP1 PSA was entered into in connection with the securitization of The 9 Pari Passu Companion Loan. For a summary of certain provisions of the JPMCC 2015-JP1 PSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Application of Payments

The 9 Intercreditor Agreement sets forth the respective rights of the holder of The 9 Mortgage Loan and the holder of The 9 Pari Passu Companion Loan with respect to distributions of funds received in respect of The 9 Whole Loan, and provides, in general, that:

•	The 9 Mortgage Loan and The 9 Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of The 9 Whole Loan or the related Mortgaged Property will be applied to The 9 Mortgage Loan and The 9 Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the JPMCC 2015-JP1 Master Servicer, the JPMCC 2015-JP1 Special Servicer, the JPMCC 2015-JP1 Trustee, the JPMCC 2015-JP1 Operating Advisor, the JPMCC 2015-JP1 Certificate Administrator, the JPMCC 2015-JP1 Depositor) in accordance with the terms of The 9 Intercreditor Agreement and the JPMCC 2015-JP1 PSA; and

•	costs, fees, expenses, losses and shortfalls relating to The 9 Whole Loan will be allocated, on a pro rata and pari passu basis, to The 9 Mortgage Loan and The 9 Pari Passu Companion Loan in accordance with the terms of The 9 Intercreditor Agreement and the JPMCC 2015-JP1 PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to The 9 Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on The 9 Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on The 9 Pari Passu Companion Loan or any loans included in any securitization trust related to The 9 Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to The 9 Whole Loan made pursuant to the JPMCC 2015-JP1 PSA) allocable to The 9 Mortgage Loan in accordance with the JPMCC 2015-JP1 PSA and The 9 Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

188

See “Pooling and Servicing Agreement—Advances” and “—Servicing of the Non-Serviced Mortgage Loans” for more information regarding the allocation of collections and expenses in respect of The 9 Whole Loan.

Consultation and Control

The controlling noteholder under The 9 Intercreditor Agreement will be the JPMCC 2015-JP1 Securitization Trust, as holder of The 9 Pari Passu Companion Loan. The JPMCC 2015-JP1 Directing Certificateholder is the directing certificateholder under the JPMCC 2015-JP1 PSA. The JPMCC 2015-JP1 Directing Certificateholder (so long as a control termination event under the JPMCC 2015-JP1 PSA has not occurred and is not continuing), and the applicable certificateholders under the JPMCC 2015-JP1 PSA with the requisite percentage of voting rights (so long as a control termination event under the JPMCC 2015-JP1 PSA has occurred and is continuing) will exercise the rights of the JPMCC 2015-JP1 Securitization Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to The 9 Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the JPMCC 2015-JP1 PSA.

For more information regarding the rights of the directing certificateholder under the JPMCC 2015-JP1 PSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Pursuant to the terms of The 9 Intercreditor Agreement, the issuing entity, as the non-controlling note holder, will have the right (regardless of whether a control termination event or a consultation termination event exists under the JPMCC 2015-JP1 PSA) to (i) receive copies of all notices, information and reports that the JPMCC 2015-JP1 Master Servicer or JPMCC 2015-JP1 Special Servicer, as applicable, is required to provide to the JPMCC 2015-JP1 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the JPMCC 2015-JP1 Directing Certificateholder under the JPMCC 2015-JP1 PSA without regard to the occurrence of a control termination event or consultation termination event under the JPMCC 2015-JP1 PSA) with respect to any major decisions to be taken with respect to The 9 Whole Loan or the implementation of any recommended action outlined in an asset status report relating to The 9 Whole Loan and (ii) consult on a strictly non-binding basis with respect to (x) certain major servicing decisions regarding The 9 Whole Loan as set forth in The 9 Intercreditor Agreement and (y) the implementation of any recommended actions outlined in an asset status report in respect of The 9 Whole Loan. The consultation right of the issuing entity will expire 10 business days after the delivery of written notice and information relating to the matter subject to consultation, whether or not the issuing entity has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew from the date of such proposal and delivery of the related information. Notwithstanding the issuing entity’s consultation rights described above, the JPMCC 2015-JP1 Master Servicer or JPMCC 2015-JP1 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report in respect of The 9 Whole Loan before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of The 9 Mortgage Loan and The 9 Pari Passu Companion Loan. Neither the JPMCC 2015-JP1 Master Servicer nor the JPMCC 2015-JP1 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the JPMCC 2015-JP1 Master Servicer nor the JPMCC 2015-JP1 Special Servicer will be permitted to follow any advice or consultation provided by the issuing entity (or its representative) or the holder of The 9 Pari Passu Companion Loan (or its representative) that would require or cause the JPMCC 2015-JP1 Master Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, to violate any applicable law, including the REMIC Regulations or other applicable provisions of the Code, be inconsistent with the servicing standard under the JPMCC 2015-JP1 PSA require or cause the JPMCC 2015-JP1 Master Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, to violate provisions of The 9 Intercreditor Agreement or the JPMCC 2015-JP1 PSA, require or cause the JPMCC 2015-JP1 Master Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, to violate the terms of The 9 Whole Loan, or materially expand the scope of any of the JPMCC 2015-JP1 Master Servicer’s or the JPMCC 2015-JP1 Special Servicer’s, as applicable, responsibilities under The 9 Intercreditor Agreement.

189

In addition to the consultation rights of the issuing entity described above, the issuing entity (or its representative) will have the right to attend (in-person or telephonically in the discretion of the JPMCC 2015-JP1 Master Servicer or JPMCC 2015-JP1 Special Servicer, as applicable) annual meetings with the JPMCC 2015-JP1 Master Servicer or JPMCC 2015-JP1 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMCC 2015-JP1 Master Servicer or JPMCC 2015-JP1 Special Servicer, as applicable, in which servicing issues related to The 9 Whole Loan may be discussed, provided that the issuing entity executes, at the request of the JPMCC 2015-JP1 Master Servicer or JPMCC 2015-JP1 Special Servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the parties.

Sale of Defaulted Loan

Pursuant to the terms of The 9 Intercreditor Agreement, if The 9 Whole Loan becomes a “defaulted loan” pursuant to the terms of the JPMCC 2015-JP1 PSA, and if the JPMCC 2015-JP1 Special Servicer determines to sell The 9 Pari Passu Companion Loan in accordance with the JPMCC 2015-JP1 PSA, then the JPMCC 2015-JP1 Special Servicer will be required to sell The 9 Mortgage Loan together with The 9 Pari Passu Companion Loan as a single whole loan in accordance with the procedures set forth under the JPMCC 2015-JP1 PSA. The issuing entity will have consultation rights in connection with such sale, as described above.

Notwithstanding the foregoing, the JPMCC 2015-JP1 Special Servicer will not be permitted to sell The 9 Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity as holder of The 9 Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the JPMCC 2015-JP1 Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMCC 2015-JP1 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The 9 Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of The 9 Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMCC 2015-JP1 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMCC 2015-JP1 Master Servicer or the JPMCC 2015-JP1 Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the JPMCC 2015-JP1 PSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Special Servicer Appointment Rights

Pursuant to the terms of The 9 Intercreditor Agreement and the JPMCC 2015-JP1 PSA, the JPMCC 2015-JP1 Directing Certificateholder (so long as a control termination event under the JPMCC 2015-JP1 PSA has not occurred and is not continuing) and the applicable certificateholders under the JPMCC 2015-JP1 PSA with the requisite percentage of voting rights (so long as a control termination event under the JPMCC 2015-JP1 PSA has occurred and is continuing) will have the right, with or without cause, to replace the special servicer then acting with respect to The 9 Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the JPMCC 2015-JP1 PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

190

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2014, of JPMorgan Chase & Co., the 2014 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2014, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $97.6 billion. Of that amount, approximately $85.5 billion has been securitized by the depositor. In its fiscal year ended December 31, 2014, JPMCB originated approximately $13.1 billion of commercial mortgage loans, of which approximately $10.5 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-

191

backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the JPMCB mortgage loans, has conducted a review of the JPMCB mortgage loans in connection with the securitization described in this prospectus. The review of the JPMCB mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB mortgage loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB mortgage loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

192

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB mortgage loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB mortgage loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB mortgage loans. These procedures included:

•	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

•	comparing numerical information regarding the JPMCB mortgage loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the JPMCB mortgage loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB mortgage loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB mortgage loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB mortgage loan reviewed JPMCB’s representations and warranties set forth on Annex D and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB mortgage loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB mortgage loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB mortgage loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB mortgage loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB mortgage loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB mortgage loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB mortgage loans to confirm that the JPMCB mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB mortgage loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB mortgage loans were originated or acquired in

193

accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB mortgage loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective loan sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the loan sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the loan sponsor. Prior to

194

funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may reflect both “as stabilized”, “as-hypothetical”, “as-complete” and “as-is” values. The “as stabilized”, “as hypothetical” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would

195

require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

196

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

•	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

•	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred

197

maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

•	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on February 10, 2016. JPMCB’s most recently filed Form ABS-15G was filed with the SEC on February 10, 2016. The Central Index Key (or CIK) numbers of the depositor and JPMCB are set forth on the cover of this prospectus. With respect to the period from and including January 1, 2013 to and including December 31, 2015, JPMCB has the following activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

198

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand(1)			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(1)			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2 (CIK# 0001432823)	X	JPMorgan Chase Bank, N.A.	29	662,438,813	56.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00

(1)	This column does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

Retained Interests in This Securitization.

As of the date hereof, neither JPMCB nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that JPMCB or an affiliate will retain the Class X-B, Class X-C and Class R certificates representing de minimis economic interests in this securitization. However, JPMCB or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

•	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.

•	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

199

•	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays’ affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on December 31, 2015, Barclays’ affiliates were the loan sellers in approximately 62 commercial mortgage-backed securitization transactions. Approximately $20.86 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014 and 2015.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The

200

Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. An affiliate of Barclays engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

•	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

•	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes”, “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any

201

numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays’ professionals. These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this prospectus. In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed

202

capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

•	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

•	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property), (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

•	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

•	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or

203

replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

•	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated, (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

•	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

•	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions to Barclays’ Disclosed Underwriting Guidelines

None of the Barclays Mortgage Loans have exceptions to the related underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS 15G on February 16, 2015 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0000312070. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization.

Neither Barclays Bank PLC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization.

The information set forth under this sub-heading has been provided by Barclays.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays Bank PLC for any

204

losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its securitization business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it in its capacity as sponsor or mortgage loan seller, and intends to defend actively each such case.

Starwood Mortgage Funding II LLC

General

Starwood Mortgage Funding II LLC (“SMF II”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF II, “Starwood”). SMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans. SMF II is a sponsor of, and a seller of certain mortgage loans (the “Starwood Mortgage Loans”) into, the securitization described in this prospectus. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

Barclays Bank PLC provides warehouse financing to SMF II through a master repurchase facility. All of the Starwood Mortgage Loans other than the Mortgage Loans identified as “Simply Self Storage Midwest Portfolio” and “Seeley Building” on Annex A-1 representing approximately 4.3% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by SMF II in connection with the sale of the SMF II Mortgage Loans to the depositor will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider, and SMF II, which is a sponsor and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to some or all of the mortgage loans to be contributed to this securitization by SMF II.

Starwood’s Securitization Program

This is the 48th commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $6.12 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

205

Review of SMF II Mortgage Loans

Overview. SMF II has conducted a review of the SMF II mortgage loans (the “SMF II Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the SMF II Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF II Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF II Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF II Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF II Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF II Data Tape”) containing detailed information regarding each SMF II Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF II Data Tape was used to provide the numerical information regarding the SMF II Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMF II engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMF II, relating to information in this prospectus regarding the SMF II Mortgage Loans. These procedures included:

•	comparing the information in the SMF II Data Tape against various source documents provided by SMF II that are described above under “—Database”;

•	comparing numerical information regarding the SMF II Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMF II Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the SMF II Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMF II Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMF II Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF II Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF II Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF II Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF II Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMF II Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMF II Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

206

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF II Mortgage Loans to determine whether any SMF II Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMF II’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMF II’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF II Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMF II Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria, except as described below under
“—Exceptions to SMF II’s Disclosed Underwriting Guidelines” below. SMF II attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMF II will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMF II, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMF II’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMF II’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF II Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

207

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

•	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

•	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

•	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior

208

walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

•	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

•	Taxes – typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•	Insurance – if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

•	Replacement Reserves – replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•	Completion Repair/Environmental Remediation – typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but

209

not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

•	Tenant Improvement/Lease Commissions – in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF II Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMF II’s Disclosed Underwriting Guidelines

Except as set forth in “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, none of the SMF II Mortgage Loans have exceptions to the applicable underwriting guidelines set forth above.

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

210

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 5, 2016. SMC’s Central Index Key is 0001548405. SMF II is a wholly-owned subsidiary of SMC and does not have a separate Central Index Key. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither Starwood nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Starwood or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

Redwood Commercial Mortgage Corporation

General

Redwood Commercial Mortgage Corporation, a Delaware corporation formed in November 2009 (“RCMC”), a sponsor and a mortgage loan seller, is indirectly wholly-owned by Redwood Trust, Inc. (“Redwood Trust”), a Maryland corporation that was formed in April 1994 and commenced operations in August 1994. Redwood Trust (NYSE: RWT) invests in, finances and manages real estate assets. The executive offices of RCMC are located at One Belvedere Place, Suite 300, Mill Valley, California 94941. RCMC has focused on originating and acquiring commercial real estate debt investments with a general focus on stabilized income-producing properties.

RCMC’s Securitization Program

This is the 26th commercial real estate debt investment securitization to which RCMC is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by RCMC may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. The commercial real estate debt investments originated or acquired by RCMC may be secured by or relate to commercial or multifamily properties. RCMC began originating commercial mortgage loans for securitization in 2012. As of December 30, 2015, the total amount of commercial mortgage loans originated or acquired by RCMC and contributed to securitizations is in excess of approximately $2,180,018,668.

The commercial mortgage loans RCMC primarily originates are typically secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but RCMC also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease, condominium units, and mixed use properties.

Neither RCMC nor any of its affiliates acts as master servicer of the commercial mortgage loans it contributes to securitizations.

On February 9, 2016, Redwood Trust issued a press release stating that it is repositioning its commercial business, including RCMC, to focus solely on investing activities and that it will discontinue senior and mezzanine commercial loan originations.

Review of the RCMC Mortgage Loans

Overview. RCMC has conducted a review of the RCMC mortgage loans in connection with the securitization described in this prospectus. The review of the RCMC mortgage loans was performed by a team comprised of real estate and securitization professionals who are employees of RCMC or one or more of its affiliates (the “RCMC Review Team”). The review procedures described below were employed with respect to the RCMC mortgage loans. No sampling procedures were used in the review process.

211

Database. To prepare for securitization, members of the RCMC Review Team reviewed a database of loan-level and property-level information relating to the RCMC mortgage loans. RCMC engaged a third party to assist in the preparation of the database, which was compiled from, among other sources, the related mortgage loan documents, appraisal, environmental assessment report, property condition report, zoning reports, insurance review summary, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RCMC Review Team during the underwriting process. Prior to securitization of the RCMC mortgage loans, the RCMC Review Team may have updated the information in the database with respect to the RCMC mortgage loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RCMC Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the RCMC mortgage loans.

A data tape (the “RCMC Data Tape”) containing detailed information regarding the RCMC mortgage loans was created from the information in the database referred to in the prior paragraph. The RCMC Data Tape was used to provide the numerical information regarding the RCMC mortgage loans in this prospectus.

Data Comparison and Recalculation. RCMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by RCMC and relating to information in this prospectus regarding the RCMC mortgage loans. These procedures included:

•	comparing the information in the RCMC Data Tape against various source documents provided by RCMC that are described above under “—Database”;

•	comparing numerical information regarding the RCMC mortgage loans and the related Mortgaged Properties disclosed in this prospectus against the RCMC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the RCMC mortgage loans disclosed in this prospectus.

Legal Review. RCMC engaged legal counsel to conduct certain legal reviews of the RCMC mortgage loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, RCMC’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. RCMC’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the RCMC mortgage loans. Such assistance included, among other things, (i) a review of any of RCMC’s internal credit memoranda for the RCMC mortgage loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the RCMC mortgage loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the RCMC Review Team of, a due diligence questionnaire relating to the RCMC mortgage loans and (iv) the review of certain loan documents with respect to the RCMC mortgage loans.

Other Review Procedures. The RCMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the RCMC mortgage loans to determine whether it materially deviated from the underwriting guidelines set forth under “—RCMC’s Underwriting Standards and Loan Analysis” and “—Underwriting Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, RCMC determined that the disclosure regarding the RCMC mortgage loans in this prospectus is accurate in all material respects. RCMC also determined that the RCMC mortgage loans were not originated with any material exceptions from RCMC’s underwriting guidelines and procedures, except as described under “—Underwriting Exceptions” below. RCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

212

Review Procedures in the Event of a Mortgage Loan Substitution. RCMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RCMC, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“RCMC’s Qualification Criteria”). RCMC will engage a third party accounting firm to compare the RCMC’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RCMC and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RCMC to render any tax opinion required in connection with the substitution.

RCMC’s Underwriting Standards and Loan Analysis

Overview. RCMC is the originator of seven (7) mortgage loans. Generally, RCMC performed an underwriting analysis with respect to each mortgage loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of RCMC generally applicable with respect to RCMC’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by RCMC. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by RCMC. Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and analyses with respect to any particular asset may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and any other factors deemed material or pertinent by RCMC. Consequently, we cannot assure you that the underwriting analysis with respect to any asset will conform to the general guidelines described herein.

Process and Loan Analysis. The underwriting process for each RCMC investment is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of RCMC. This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status. Each applicable report is reviewed for acceptability by RCMC or a third-party reviewer. The results of these reviews are incorporated into RCMC’s underwriting analysis. In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property. For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

RCMC also performs an underwriting analysis with respect to the borrower under each asset it originates. The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches. Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, we cannot assure you that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

213

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with RCMC’s underwriting guidelines. Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features. A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval. All assets originated by RCMC must be approved by one or more specified internal committees. After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio. The repayment of an asset is typically primarily dependent upon the successful operation of the related underlying real property and the ability of that property to generate income sufficient to make payments as required under the terms of the asset. Accordingly, in connection with the origination of an asset, RCMC will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

•	the amount of income, net of expenses, derived or expected to be derived from the related real property for a given period, to

•	the scheduled payments of principal, interest and required reserves during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, RCMC may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the related real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated or is out for signature with respect to a particular tenant at the related real property will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the related real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

214

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the related real property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding the disruptions to revenue associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding the costs of future capital expenses, which may or may not be consistent with historical capital expenses at the related real property;

•	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

We cannot assure you that the foregoing assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by RCMC, calculated as described above, will be subject to a minimum standard per RCMC’s internal underwriting guidelines; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, RCMC may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. RCMC also looks at the loan-to-value ratio of a prospective investment related to multifamily or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multifamily or commercial real estate at any given time is the ratio, expressed as a percentage, of:

•	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by RCMC, calculated as described above, will be subject to a maximum standard per RCMC’s internal underwriting guidelines; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, RCMC may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, RCMC will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will

215

analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that RCMC or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, RCMC will analyze the condition of the real property for a prospective asset. To aid in that analysis, RCMC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. RCMC will require that the real property related to the asset be appraised by a state certified appraiser, a member of the Appraisal Institute (“MAI”), a membership association of professional real estate appraisers, or an otherwise qualified appraiser, who will prepare an appraisal report after completing certain diligence. The appraisal report may utilize one or more approaches to value, such as: (i) cost approach, (ii) sale comparison approach and/or (iii) income capitalization approach. In addition, RCMC will generally require that those appraisal reports be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal report. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to, and the same method of valuing, the real property. Moreover, such appraisal reports generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amounts could be significantly higher than the amount obtained from the sale of real property, particularly under a distress or liquidation sale.

Environmental Report. RCMC may require that an environmental consultant prepare a Phase I environmental report with respect to the real property related to the asset. However, when circumstances warrant, RCMC may utilize an update of a prior environmental report, a transaction screen or a desktop review. Alternatively, RCMC might forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental report conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon and/or lead-based paint will usually be conducted only at multifamily rental properties and only when RCMC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental report, RCMC may sometimes require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases, the Phase I or Phase II report with respect to the subject real property disclosed the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property. In certain such cases, the related borrowers were required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. In connection with the origination process, RCMC generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. It is important to note that such engineering reports are often based on, and limited to, information available through visual inspection and that any such inspection will not necessarily reveal all potential issues. RCMC will generally consider the engineering report in connection with determining the relevant terms of a transaction intended to address any recommended repairs, corrections or replacements and any

216

identified deferred maintenance. RCMC also often reviews such engineering reports in connection with making a determination about the necessity for ongoing escrows for the continued maintenance of the real property based on the conclusions of the applicable engineering report.

Seismic Report. If the real property related to an asset consists of improvements located in California or in seismic zones 3 or 4, RCMC generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, RCMC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic reports may not necessarily have used the same assumptions in assessing probable maximum loss or scenario expected loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss or scenario expected loss in excess of 20% might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, RCMC will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: zoning reports; legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower. In some cases, the real property may constitute a legal non-conforming use or structure. In such cases, RCMC may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in RCMC’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by RCMC to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, RCMC may require a borrower under an asset related to multifamily or commercial real estate to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. RCMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, RCMC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, RCMC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and RCMC’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this “—RCMC’s Underwriting Standards and Loan Analysis” section, RCMC may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, RCMC’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may

217

have been in place in a modified version at the time RCMC or its affiliates originated or acquired certain assets. In addition, in some cases, RCMC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Repurchase Requests

RCMC filed a Form ABS-15G on February 9, 2016, which Form ABS-15G is available electronically through the SEC’s EDGAR system. RCMC’s Central Index Key number is 0001567746. For the period from and including January 1, 2013 to and including December 31, 2015, RCMC does not have any activity required to be reported by Rule 15Ga-1 under the Exchange Act and Item 1104(e) of Regulation AB with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Underwriting Exceptions

RCMC’s mortgage loans were not originated with any material exceptions to RCMC’s underwriting guidelines and procedures described above.

Rights and Remedies of Certificateholders

Neither RCMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against RCMC or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RCMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Retained Interests in This Securitization.

As of the date hereof, neither RCMC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCMC or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB. The depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 272-6858. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the certificate administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

218

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, JPMBB Commercial Mortgage Securities Trust 2016-C1, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed

219

securities transactions. As of December 31, 2015, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $125 billion, of which approximately 147 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $95 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriter or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and approximately 265,000 employees as of September 30, 2015, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells

220

Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2015, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2015, Wells Fargo Bank was acting as custodian of more than 173,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by one or more of the sponsors or an affiliate of one or more of the sponsors, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against Wells Fargo Bank, in its capacity as trustee under 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees by RMBS investors in these and other transactions. On January 19, 2016, an order was entered in which the United States District Court for the Southern District of New York

221

declined to exercise jurisdiction over 261 RMBS trusts and required all plaintiffs to file amended complaints.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Except as set forth herein with respect to Wells Fargo Bank as Master Servicer, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the trust fund (in such capacity, the “Master Servicer”) and as primary servicer for the Mortgage Loans and Serviced Companion Loan. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the certificate administrator and custodian under the PSA, (ii) expected to be the special servicer, certificate administrator and custodian under the CGCMT 2016-GC36 PSA, pursuant to which the 5 Penn Plaza Whole Loan is expected to be serviced, (iii) the master servicer, certificate administrator and custodian under the JPMBB 2015-C33 PSA, pursuant to which the 32 Avenue of the Americas Whole Loan is serviced, and (iv) the master servicer, certificate administrator and custodian under the JPMCC 2015-JP1 PSA, pursuant to which the 7700 Parmer Whole Loan and The 9 Whole Loan are serviced. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

222

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015
By Approximate Number:	35,189	33,354	33,590	32,701
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.52	$434.37	$474.38	$501.54

Within this portfolio, as of December 31, 2015, are approximately 24,010 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $410.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of December 31, 2015, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$ 331,765,453,800	$ 2,133,375,220	0.64%
Calendar Year 2013	$ 346,011,017,466	$ 2,158,219,403	0.62%
Calendar Year 2014	$ 377,947,659,331	$ 1,750,352,607	0.46%
Calendar Year 2015	$ 401,673,056,650	$ 1,600,995,208	0.40%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa1” by Moody’s and “AA” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

223

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loan. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loan will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer under the PSA) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loan. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loan or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

224

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loan and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and SMF II or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMF II or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the SMF II Mortgage Loans.

Pursuant to the terms of the PSA, Wells Fargo will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.0025%) with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, the Serviced Whole Loan notwithstanding any termination or resignation of Wells Fargo as master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this heading “—The Master Servicer” has been provided by Wells Fargo.

The master servicer will have various duties under the PSA. Certain duties and obligations of the master servicer are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance Provisions”. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations

225

on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) is expected to initially be appointed to act as the special servicer under the PSA. In such capacity, Midland will be responsible for the servicing and administration of the Specially Serviced Loans and serviced REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Loans pursuant to the PSA. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from Standard & Poor’s Ratings Services, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. For each category, Standard & Poor’s Ratings Services ranks Midland as “Strong”, Fitch Ratings, Inc. ranks Midland as “CMS1” as a master servicer, and “CSS1” as a special servicer, and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s

226

website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of December 31, 2015, Midland was servicing approximately 29,242 commercial and multifamily mortgage loans with a principal balance of approximately $374 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 10,376 of such loans, with a total principal balance of approximately $149 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of December 31, 2015, Midland was named the special servicer in approximately 215 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $110 billion. With respect to such transactions as of such date, Midland was administering approximately 86 assets with an outstanding principal balance of approximately $766 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2013 to 2015.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2013	2014	2015
CMBS	$141	$157	$149
Other	$167	$179	$255
Total	$308	$336	$404

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2013 to 2015.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2013	2014	2015
Total	$70	$85	$110

Midland may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA or any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) is expected to purchase the Class E, Class F, Class NR and Class Z certificates (and may purchase certain other classes of certificates), to be appointed as the initial Directing Certificateholder and to appoint Midland as special servicer. Midland

227

also assisted Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool.

Under the JPMCC 2015-JP1 PSA, Midland is also the JPMCC 2015-JP1 Special Servicer with respect to the 7700 Parmer Whole Loan and The 9 Whole Loan.

The foregoing information regarding Midland under this heading “Transaction Parties—The Special Servicer” has been provided by Midland.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal offices of Pentalpha Surveillance are located at 375 N. French Road, Amherst, New York, 14228 and its telephone number is (716) 418-1307. Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which was founded in 1995, and is headquartered at Two Greenwich Office Park, Greenwich, Connecticut, 06831.

Pentalpha Surveillance is a leading provider of independent oversight services on behalf of loan securitization trusts. Pentalpha Surveillance utilizes custom software systems and a team of industry operations veterans to investigate and resolve securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. These services have been applied primarily on transactions involving commercial and residential real estate debt; however, Pentalpha Surveillance has also performed certain of these services in other structured asset classes. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income producing loans have been boarded to the software in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of December 31, 2015, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 83 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $91 billion since October 2010. As of December 31, 2015, Pentalpha Surveillance has

228

acted as asset representations reviewer in two commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $1.7 billion.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the Securities and Exchange Commission in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

The foregoing information set forth under this subheading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

229

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2016-C1 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-C, Class X-D (collectively, the “Class X Certificates”), Class A-S, Class B, Class C, Class D-1, Class D-2, Class D, Class E, Class F, Class NR, Class R and Class Z certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D-1, Class D-2, Class D, Class E, Class F and Class NR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (other than the Class D-1, Class D-2 and Class D certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, Class X-A, Class X-B, Class X-C, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class D-1 and Class D-2 certificates are collectively referred to in this prospectus as the “Exchangeable Certificates”.

Upon initial issuance, the Principal Balance Certificates (other than the Exchangeable Certificates and Class D certificates) will have the respective Certificate Balances, the Exchangeable Certificates and the Class D certificates will have the respective maximum Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

230

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$29,181,000
A-2	$95,864,000
A-3	$44,513,000
A-4	$175,000,000
A-5	$317,480,000
A-SB	$53,301,000
X-A	$774,099,000
X-B	$58,760,000
X-C	$47,263,000
A-S	$58,760,000
B	$58,760,000
C	$47,263,000

Non-Offered Certificates
X-D	$56,206,000
D-1(1)	$34,490,000	(2)
D-2(1)	$21,716,000	(2)
D(1)	$56,206,000	(2)
E	$29,380,000
F	$11,496,000
NR	$44,708,765

(1)	The Exchangeable Certificates may be exchanged for Class D certificates, and Class D certificates may be exchanged for the Exchangeable Certificates.

(2)	On the Closing Date, the issuing entity will issue the Class D-1 and Class D-2 Trust Components, which will have outstanding certificate balances on the Closing Date of $34,490,000 and $21,716,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components. Each of the Class D-1 and Class D-2 certificates and Class D certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class D-1 and/or Class D-2 Trust Components. Following any exchange of Class D-1 and Class D-2 certificates for Class D certificates or any exchange of Class D certificates for Class D-1 and Class D-2 certificates, the percentage interests of the outstanding certificate balances of the Class D-1 and Class D-2 Trust Components that is represented by the Class D-1 and Class D-2 certificates will be increased or decreased accordingly. The initial Certificate Balance of each class of Exchangeable Certificates shown in the table on page 3 of this prospectus and in the table above represents the maximum Certificate Balance of such class without giving effect to any issuance of Class D certificates. The initial Certificate Balance of the Class D certificates shown in the table on page 3 of this prospectus and in the table above is equal to the aggregate of the maximum initial Certificate Balances of the Exchangeable Certificates, representing the maximum Certificate Balance of the Class D certificates that could be issued in an exchange. The actual Certificate Balance of any class of Exchangeable Certificates issued on the Closing Date may be less than the maximum Certificate Balance of that class and may be zero. The Certificate Balances of the Exchangeable Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class D certificates issued on the Closing Date. The initial Certificate Balance of any Trust Component will equal the initial Certificate Balance of the class of Exchangeable Certificates having the same alphabetical designation without regard to any exchange of such certificates for Class D certificates.

The “Certificate Balance” of any class of Principal Balance Certificates and any Trust Component, as applicable, outstanding at any time represents the maximum amount that its holders (or, in the case of a Trust Component, the holders of Exchangeable Certificates and Class D certificates evidencing an interest in that Trust Component) are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and Class D certificates) and each Trust Component (and, therefore, the applicable class of Exchangeable Certificates and Class D certificates), as applicable, will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and Class D certificates) or that Trust Component (and, therefore, the applicable class of Exchangeable Certificates and Class D certificates) as applicable, on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and Class D certificates), or Trust Component (and, therefore, the applicable

231

class of Exchangeable Certificates and Class D certificates), as applicable, in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates (or Exchangeable Certificates or Class D certificates evidencing an interest in such Trust Component) may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

“Trust Component” means any of the Class D-1 Trust Component or Class D-2 Trust Component.

“Class D-1 Percentage Interest” means, the quotient of the Certificate Balance of the Class D-1 Certificates divided by the Certificate Balance of the Class D-1 Trust Component. As of the Closing Date, the Class D-1 Percentage Interest will be 100.0%.

“Class D-1 Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the WAC Rate for the related Distribution Date, less 0.5000%, per annum. The Class D-1 Certificates will represent beneficial ownership of the Class D-1 Percentage Interest of the Class D-1 Trust Component, and the Class D certificates will represent beneficial ownership of, among other things, the Class D-1-Exchange Percentage Interest of the Class D-1 Trust Component. The Class D-1 Trust Component will be held in the Grantor Trust.

“Class D-1-Exchange Percentage Interest” means 100.0% minus the Class D-1 Percentage Interest. As of the Closing Date, the Class D-1-Exchange Percentage Interest will be 0.0%.

“Class D-2 Percentage Interest” means, the quotient of the Certificate Balance of the Class D-2 certificates divided by the Certificate Balance of the Class D-2 Trust Component. As of the Closing Date, the Class D-2 Percentage Interest will be 100.0%.

“Class D-2 Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the WAC Rate for the related Distribution Date, less 0.5000%, per annum. The Class D-2 certificates will represent beneficial ownership of the Class D-2 Percentage Interest of the Class D-2 Trust Component, and the Class D certificates will represent beneficial ownership of, among other things, the Class D-2-Exchange Percentage Interest of the Class D-2 Trust Component. The Class D-2 Trust Component will be held in the Grantor Trust.

“Class D-2-Exchange Percentage Interest” means 100.0% minus the Class D-2 Percentage Interest. As of the Closing Date, the Class D-2-Exchange Percentage Interest will be 0.0%.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal (other than payments of $100 to each of the Class X-B and Class X-C certificates on the first Distribution Date, which will be deemed payments of principal on their respective REMIC regular interest principal balances for federal income tax purposes), but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $774,099,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $58,760,000. The Notional Amount of the Class X-C certificates will equal the Certificate Balance of the Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-C certificates will be approximately $47,263,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D-1 and Class D-2 Trust Components outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $56,206,000.

232

The Class Z certificates will represent the right to receive Excess Interest received on any ARD Loan. “Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The Regular Certificates and the Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class Z certificates, the Exchangeable Certificates and the Class D certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in April 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R or Class Z certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will not be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and any Trust Component on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

233

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

•	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class Z certificates);

•	all Yield Maintenance Charges and prepayment premiums;

•	all amounts deposited in the Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c) all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a

234

business day, any Periodic Payments received with respect to Mortgage Loans (including any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i) prior to the Cross-Over Date,

(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)	to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)	to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,

(f)	to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero,

(g)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero; and

235

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such class, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D-1 Trust Component and, thus, concurrently, to the Class D-1 certificates, in respect of interest, up to an amount equal to the Class D-1 Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class D-1 Trust Component, and to the Class D certificates, in respect of interest, up to an amount equal to the

236

Class D-1-Exchange Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class D-1 Trust Component, pro rata in proportion to their respective percentage interests in the Class D-1 Trust Component;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D-1 Trust Component and, thus, concurrently, to the Class D-1 certificates, in reduction of their Certificate Balances, up to an amount equal to the Class D-1 Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Class D-1-Exchange Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class D-1 Trust Component, until the Certificate Balance of the Class D-1 Trust Component is reduced to zero;

Fifteenth, to the Class D-1 Trust Component and, thus, concurrently, to the Class D-1 certificates, up to an amount equal to the Class D-1 Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class D-1 Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class D certificates, up to an amount equal to the Class D-1-Exchange Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class D-1 Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class D-1 Trust Component;

Sixteenth, to the Class D-2 Trust Component and, thus, concurrently, to the Class D-2 certificates, in respect of interest, up to an amount equal to the Class D-2 Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class D-2 Trust Component, and to the Class D certificates, in respect of interest, up to an amount equal to the Class D-2-Exchange Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class D-2 Trust Component, pro rata in proportion to their respective percentage interests in the Class D-2 Trust Component;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates and the Class D-1 Trust Component have been reduced to zero, to the Class D-2 Trust Component and, thus, concurrently, to the Class D-2 certificates, in reduction of their Certificate Balances, up to an amount equal to the Class D-2 Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Class D-2-Exchange Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class D-2 Trust Component, until the Certificate Balance of the Class D-2 Trust Component is reduced to zero;

Eighteenth, to the Class D-2 Trust Component and, thus, concurrently, to the Class D-2 certificates, up to an amount equal to the Class D-2 Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class D-2 Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class D certificates, up to an amount equal to the Class D-2-Exchange Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class D-2 Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class D-2 Trust Component

237

Nineteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D-1 and Class D-2 Trust Components have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D-1 Trust Component, the Class D-2 Trust Component and the Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D-1 Trust Component, the Class D-2 Trust Component, the Class E certificates and the Class F certificates have been reduced to zero, to the Class NR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class NR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

In addition, on the first Distribution Date, solely from funds transferred to the trust fund for such purpose by the depositor, the Class X-B and Class X-C certificates will each receive a payment of $100, which will be deemed a payment of principal on their respective REMIC regular interest principal balances for federal income tax purposes.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

238

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates or any Trust Component (other than the Class R and Class Z certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 1.6947%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 2.6684%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 3.5147%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 3.3106%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 3.5761%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 3.3158%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 3.9704%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class D-1 certificates will be a per annum rate equal to the WAC Rate for the related Distribution Date, less 0.5000%.

The Pass-Through Rate on the Class D-2 certificates will be a per annum rate equal to the WAC Rate for the related Distribution Date, less 0.5000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The Class D certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class D-1 and Class D-2 Trust Components represented by the Class D certificates. The Pass-Through Rates on the Class D-1 and Class D-2 Trust Components will at all times be the same as the Pass-Through Rate of the Class D-1 and Class D-2 certificates, respectively.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

239

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B certificates for the related Distribution Date. For each Distribution Date, the Pass-Through Rate for the Class X-B certificates will equal 0.0000%.

The Pass-Through Rate for the Class X-C certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class C certificates for the related Distribution Date. For each Distribution Date, the Pass-Through Rate for the Class X-C certificates will equal 0.0000%.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D-1 Trust Component and the Class D-2 Trust Component for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class Z certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates (and Trust Components), the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

240

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates and any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates and any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates and any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class or Trust Component for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for the related Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a) the Principal Shortfall for that Distribution Date,

(b) the Scheduled Principal Distribution Amount for that Distribution Date, and

(c) the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the

241

Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB

242

certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i) the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii) all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii) the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i) the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii) the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance shall equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the acquisition of the related REO Property, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may

243

have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class Z certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

244

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

245

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, prepayment premiums and Yield Maintenance Charges, if any, collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates (excluding the Class E,

246

Class F and Class NR certificates) and each Trust Component in the following manner: (1) pro rata, among (w) the group of the Class A Certificates and the Class X-A certificates (the “YM Group A”), (x) the group of the Class B certificates and the Class X-B certificates (the “YM Group B”), (y) the group of the Class C certificates and the Class X-C certificates (the “YM Group C”) and (z) the group of the Class D-1 and Class D-2 Trust Components and the Class X-D certificates (the “YM Group D”; and collectively with the YM Group A, the YM Group B and the YM Group C, the “YM Groups”), and based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (2) among the classes of certificates in each YM Group, in the following manner: (A) the holders of each class of Principal Balance Certificates or Trust Component in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates or Trust Components in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates or Trust Component, and (c) the prepayment premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group and (B) any prepayment premiums or Yield Maintenance Charges allocated to such YM Group collected during the related Collection Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which prepayment premiums or Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such prepayment premiums or Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates and Class D-1 and Class D-2 Trust Components is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates or Trust Components, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related Mortgage Loan or the Serviced Whole Loans, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates or Trust Component, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan or the Serviced Whole Loans, as applicable, and is less than the Pass-Through Rate on such class of certificates or Trust Component, then the Base Interest Fraction will be one.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

247

No Yield Maintenance Charge or prepayment premiums will be distributed to the holders of the Class E, Class F, Class NR, Class R or Class Z certificates. After the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates and Class D-1 and Class D-2 Trust Components have been reduced to zero, all Yield Maintenance Charges and prepayment premiums with respect to the Mortgage Loans will be distributed to the holders of the Class X-C certificates, regardless of whether the Notional Amount of such class of certificates has been reduced to zero.

Any portions of prepayment premiums and/or Yield Maintenance Charges distributed to the Class D-1 and Class D-2 Trust Components will be allocated between the Class D-1 and/or Class D-2 certificates, as applicable, on the one hand, and the Class D certificates, on the other hand, based on their respective percentage interests in the related Trust Components.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	October 2020
Class A-2	February 2021
Class A-3	January 2023
Class A-4	December 2025
Class A-5	January 2026
Class A-SB	October 2025
Class X-A	January 2026
Class X-B	February 2026
Class X-C	February 2026
Class A-S	January 2026
Class B	February 2026
Class C	February 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in March 2049. See “Ratings”.

248

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above,

249

the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates and the Trust Components, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B and Class C certificates, the Class D-1 Trust Component (and, correspondingly, to the extent evidencing an interest in the Class D-1 Trust Component, the Class D-1 and Class D certificates), the Class D-2 Trust Component (and, correspondingly, to the extent evidencing an interest in the Class D-2 Trust Component, the Class D-2 and Class D certificates) and the Class E, Class F and Class NR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class E, Class F and Class NR certificates the Class D-1 Trust Component (and, correspondingly, to the extent evidencing an interest in the Class D-1 Trust Component, the Class D-1 and Class D certificates) and the Class D-2 Trust Component (and, correspondingly, to the extent evidencing an interest in the Class D-2 Trust Component, the Class D-2 and Class D certificates). The Class B certificates will likewise be protected by the subordination of the Class C, Class E, Class F and Class NR certificates, the Class D-1 Trust Component (and, correspondingly, to the extent evidencing an interest in the Class D-1 Trust Component, the Class D-1 and Class D certificates) and the Class D-2 Trust Component (and, correspondingly, to the extent evidencing an interest in the Class D-2 Trust Component, the Class D-2 and Class D certificates) . The Class C certificates will likewise be protected by the subordination of the Class E, Class F and Class NR certificates, the Class D-1 Trust Component (and, correspondingly, to the extent evidencing an interest in the Class D-1 Trust Component, the Class D-1 and Class D certificates) and the Class D-2 Trust Component (and, correspondingly, to the extent evidencing an interest in the Class D-2 Trust Component, the Class D-2 and Class D certificates).

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates or Trust Components subordinate to that class or Trust Component (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates or Trust Components that are subordinate to more senior classes or Trust Components, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

250

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates, until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D-1 Trust Component (and correspondingly, to the Class D-1 certificates and the Class D certificates, pro rata based on their respective percentage interests in the Class D-1 Trust Component), the Class D-2 Trust Component (and correspondingly, to the Class D-2 certificates and the Class D certificates, pro rata based on their respective percentage interests in the Class D-2 Trust Component), the Class E certificates, the Class F certificates and the Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR certificates;

second, to the Class F certificates;

third, to the Class E certificates;

251

fourth, to the Class D-2 Trust Component (and correspondingly, to the Class D-2 certificates and the Class D certificates, pro rata based on their respective percentage interests in the Class D-2 Trust Component);

fifth, to the Class D-1 Trust Component (and correspondingly, to the Class D-1 certificates and the Class D certificates, pro rata based on their respective percentage interests in the Class D-1 Trust Component);

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates (other than the Exchangeable Certificates and Class D certificates) and Trust Components (and, therefore, the Class D-1, Class D-2 and Class D certificates) to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R or Class Z certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates or Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee”, “—The Certificate Administrator” or “—The Operating Advisor and Asset Representations Reviewer”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates or Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement based in part on the information delivered to it by the master servicer, providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on

252

the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change), and as required under the PSA, in the case of the CREFC® Reports, and including substantially the following information:

(1) a report with respect to the related reporting period, containing the information provided for Annex B (the “Distribution Date Statement”);

(2) a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3) a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4) a CREFC® advance recovery report;

(5) a CREFC® total loan report;

(6) a CREFC® operating statement analysis report;

(7) a CREFC® comparative financial status report;

(8) a CREFC® net operating income adjustment worksheet;

(9) a CREFC® real estate owned status report;

(10) a CREFC® servicer watch list;

(11) a CREFC® loan level reserve and letter of credit report;

(12) a CREFC® property file;

(13) a CREFC® financial file;

(14) a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15) a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential

253

liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

•	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending June 30, 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

•	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

254

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) from the master servicer or the special servicer, as the case may be. Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a Mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other Person controlling or controlled by or under common control with such borrower, Mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, Mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

255

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) from the master servicer or the special servicer, as the case may be and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of

256

the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit Group Limited and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

•	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

•	the following “SEC EDGAR filings”:

257

○	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports prepared by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer; and

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

258

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

○	the “Investor Q&A Forum”; and

○	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and

259

warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact

260

information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

 Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in

261

connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date;

For purposes of such allocations, the Class D-1 certificates and the portion of the Class D certificates representing an interest in the Class D-1 Trust Component will be considered as if they together constitute a single “class”, and the Class D-2 certificates and the portion of the Class D certificates representing an interest in the Class D-2 Trust Component will be considered as if they together constitute a single “class”. Voting Rights will be allocated to the Class D certificates only with respect to each Trust Component that is part of a class of certificates determined as described in the preceding sentence.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. Neither the Class R nor the Class Z certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A, Class X-B and Class X-C certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A, Class X-B and Class X-C certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

262

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have

263

access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may

264

include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of

265

the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – JPMBB 2016-C1
with a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, a “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)      the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder,

266

together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)     the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)     the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)   the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

267

(xiv)   the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)   the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)  the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)  the original or a copy of all related environmental insurance policies.

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

 In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a) A copy of each of the following documents:

(i)           the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)          the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)         any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)         all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)          the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement

268

to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)          any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)         any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)        any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)          any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)           any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)         any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)         any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        a copy of all related environmental reports; and

(xiv)        a copy of all related environmental insurance policies;

(b)        a copy of any engineering reports or property condition reports;

(c)        other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)        for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)        a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)        a copy of the appraisal for the related Mortgaged Property(ies);

269

(h)        for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)        a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)        a copy of all UCC searches;

(o)        a copy of all litigation searches;

(p)        a copy of all bankruptcy searches;

(q)        a copy of the origination settlement statement;

(r)         a copy of the insurance consultant report;

(s)        a copy of organizational documents of the related mortgagor and any guarantor;

(t)         a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not covered by the origination settlement statement;

(u)        a copy of any closure letter (environmental), if not covered by the environmental reports; and

(v)         a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties, if not covered by the environmental reports.

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any

270

Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC or Redwood Trust Inc., as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC and Redwood Commercial Mortgage Corporation, respectively) will be required to, no later than 90 days following the earlier of:

(x) such mortgage loan seller’s discovery of any Material Defect;

(y) such mortgage loan seller’s receipt of notice of any Material Defect from any party to the PSA; or

(z) in the case of any Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (A) the discovery of any Material Defect by any party to the PSA or (B) receipt of a notice of any Material Defect by the applicable mortgage loan seller,

(1) cure such Material Defect in all material respects, at its own expense,

(2) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, however, that the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC or Redwood Trust Inc., as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC and Redwood Commercial Mortgage Corporation, respectively) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC or Redwood Trust Inc., as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC and Redwood Commercial Mortgage Corporation, respectively) of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a

271

qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the applicable mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of

272

purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related mortgage loan seller and any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

 A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b) have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c) have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d) accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i) have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

273

(k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l) have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n) have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o) prohibit defeasance within two years of the Closing Date;

(p) not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r) be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC or Redwood Trust Inc., as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC and Redwood Commercial Mortgage Corporation, respectively) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and

274

expenses exceed $10,000, the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC or Redwood Trust Inc., as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC and Redwood Commercial Mortgage Corporation, respectively) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or, Starwood Mortgage Capital LLC or Redwood Trust Inc., as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC and Redwood Commercial Mortgage Corporation, respectively) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loans), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

275

 Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such

276

Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make Advances;

(D) the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F) any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or the special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

277

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1) all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related

278

Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2) in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been made with respect to any Mortgage Loan (or, in the case of the Non-Serviced Whole Loans, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

279

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for the Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to the Non-Serviced Whole Loans, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related mortgaged properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the

280

recovery of which are being deferred or delayed by the master servicer or the trustee, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to the Non-Serviced Whole Loans, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing

281

Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of the Non-Serviced Whole Loans under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account in no event later than the 2nd business day following receipt of available and properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the

282

“Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within 2 business days following receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Whole Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R and Class Z certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and Trust Components, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class Z certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

283

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates and Trust Components (including to reimburse for Realized Losses previously allocated to such certificates and/or Trust Components), and to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Companion Distribution Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan. Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i) to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii) to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii) to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv) to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not

284

been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v) to pay to the asset representations reviewer, the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi) to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii) to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii) to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix) to pay for any unpaid costs and expenses incurred by the issuing entity;

(x) to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi) to recoup any amounts deposited in the Collection Account in error;

(xii) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii) to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv) to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv) to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi) to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii) to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

285

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix) to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

286

Fees

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan (and any related Serviced Companion Loan) for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

287

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest).

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other review fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

288

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.

Asset Representations Reviewer Asset Review Fee	(i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $15,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $15,000,000, but less than $30,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $30,000,000.	By the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the trust.	Upon the completion of each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of	First, out of default interest and late payment charges on the related Mortgage Loan and then,	Monthly

289

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	days the related Advance remains unreimbursed.	after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to a Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the Non-Serviced Whole Loans), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the Non-Serviced Whole Loans.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

290

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00500% to 0.06250%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

•	100% of Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that involve one or more Master Servicer Decisions, provided that the consent of the special servicer is not required to take such actions;

•	50% of Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that involve one or more Major Decisions or decisions that are not Master Servicer Decisions, provided that the consent of the special servicer is required to take such actions;

•	100% of all assumption application fees received on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

•	100% of assumption, waiver, consent and earnout fees pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that with respect to such transactions, the consent of the special servicer is not required to take such actions;

•	50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that the consent of the special servicer is required to take such actions and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid; and

•	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request.

291

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub-servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.0025%) with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as master servicer; provided that Wells Fargo may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master

292

servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (and/or sub-servicer) servicing such Non-Serviced Mortgage Loan under the applicable Non-Serviced PSA will be entitled to a primary servicing fee accruing at a rate equal to 0.00250% per annum with respect to such Non-Serviced Mortgage Loan, which, for the avoidance of doubt, is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to a per annum rate of 0.25000% (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or

293

REO Loan and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan, Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three (3) consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three (3) consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan (and any related Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest).

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i) within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii) the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

294

(iv) with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v) the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi) if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i) 100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii) 100% of assumption application fees and assumption fees and other related fees as further described in the PSA, received with respect to the Specially Serviced Loans,

(iii) 100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(iv) 50% of all Excess Modification Fees and assumption fees, consent fees and earnout fees received with respect to all Mortgage Loans (including the Serviced Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and for which the special servicer’s consent or approval is required (which consist of matters that are Major Decisions and that are not otherwise Master Servicer Decisions).

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request.

The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable,

295

to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate

296

Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $210 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00590% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (including any Non-Serviced Mortgage Loan, but not any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00200% and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00082% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion

297

Loan)and will be calculated in the same manner as interest is calculated on such Mortgage Loans. Upon the completion of any Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee of (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $15,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $15,000,000, but less than $30,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $30,000,000 (the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required to pursue remedies against such mortgage loan seller in accordance with the servicing standard in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the “CREFC® Investor Reporting Package” in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)	120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

298

(2)	the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)	30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)	30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and not otherwise dismissed within such time);

(5)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)	90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or related Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)	immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan; provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal and information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount or conducts a valuation described below, equal to the excess of

(a) the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b) the excess of

1.	the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

299

2.	the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Non-Serviced Whole Loans). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal and information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 5 business days, following the later of (a) the Appraisal Reduction Event or its anniversary and (b) the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal

300

valuation); provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three (3) consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding three (3) months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise the Non-Serviced Whole Loans. Any appraisal reduction calculated with respect to the Non-Serviced Whole Loans will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

301

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates or Trust Components then-outstanding (i.e., first, to Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D-2 Trust Component (and correspondingly, to the Class D-2 certificates and the Class D certificates, pro rata based on their respective percentage interests in the Class D-2 Trust Component), fifth, to the Class D-1 Trust Component (and correspondingly, to the Class D-1 certificates and the Class D certificates, pro rata based on their respective percentage interests in the Class D-1 Trust Component), sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

For purposes of determining the Controlling Class, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates and each Trust Component in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class and Trust Component is notionally reduced to zero (i.e., first, to Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D-2 Trust Component (and correspondingly, to the Class D-2 certificates and the Class D certificates, pro rata based on their respective percentage interests in the Class D-2 Trust Component), fifth, to the Class D-1 Trust Component (and correspondingly, to the Class D-1 certificates and the Class D certificates, pro rata based on their respective percentage interests in the Class D-1 Trust Component), sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted will recalculate such Appraisal Reduction Amount based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

302

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing the Non-Serviced Whole Loans and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and the special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

303

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event” and “—Servicing Override”.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO

304

Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the Non-Serviced Whole Loans), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to certain non-material modifications, waivers and amendments that are not Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three (3) months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-

305

material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1) extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

306

(2) provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than the Non-Serviced Whole Loans) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the applicable mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer, with respect to non-Specially Serviced Loans (other than any Non-Serviced Mortgage Loan), and the special servicer, with respect to Specially Serviced Loans, will be required (a) to exercise any right it may have with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Loans, the master servicer has made a recommendation and analysis and obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all Specially Serviced Loans and all non-Specially Serviced Loans, the special servicer has obtained, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, upon consultation with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any

307

applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the master servicer, with respect to a non-Specially Serviced Loan, and the special servicer, with respect to Specially Serviced Loans, will be required (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that, with respect to such waiver of rights, (i) if the Mortgage Loan is a non-Specially Serviced Loan, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all Specially Serviced Loans and all non-Specially Serviced Loans, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, has consulted with the Directing Certificateholder) and (iii) the master servicer or the special servicer, as the case may be, has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Any modification, extension, waiver or amendment of the payment terms of the Non-Serviced Whole Loans will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2016 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting

308

additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer or the special servicer, within 60 days after the related maturity date, with a written and fully executed commitment or otherwise binding application (subject only to customary final closing conditions) for refinancing from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party), which provides that such refinancing will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within

309

which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2) as to which any Periodic Payment is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3) as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4) as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5) as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6) as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loan, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7) as to which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan, related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (and unless a Control Termination Event has

310

occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three (3) consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

•	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;

•	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event);

•	the master servicer; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

311

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related Mortgaged Property;

•	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

•	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within ten business days) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10-business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as

312

soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

313

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three (3) year period will not result in the imposition of a tax on any Trust REMIC or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the

314

special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or provide to the master servicer for it to deposit) all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

315

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (which offer may be from the special servicer) (a “Par Purchase Price”), the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person

316

represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be

317

permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan, (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and (3) the special servicer with respect to all Mortgage Loans other than any Excluded Loan for which an extension of maturity is being considered by the special servicer or by the master servicer subject to the consent or deemed consent of the special servicer, will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

318

(1) absent that selection, or

(2) until a Directing Certificateholder is so selected, or

(3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class NR certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class NR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the trust. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class E certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

319

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (x) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following, a “Major Decision”:

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan;

(iii)   any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan, (ii) release of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(vi)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or

320

incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii)   any property management company changes (with respect to a Mortgage Loan with a principal balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan for which the lender is required to consent or approve under the Mortgage Loan documents);

(viii)  releases of any material amounts from any escrows, reserve accounts or letters of credit held as performance escrows or reserves, including, without limitation, with respect to certain Mortgage Loans identified on a schedule to the PSA, other than those required pursuant to the specific terms of the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion;

(ix)   any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(x)    any determination of an Acceptable Insurance Default;

(xi)   any exercise of a material remedy with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan following a default or event of default of such Mortgage Loan or Serviced Whole Loan;

(xii)   any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Mortgage Loan, or any action to enforce rights with respect to the Mortgage Loan; and

(xiii)  any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

With respect to any borrower request or other action on a non-Specially Serviced Loan including matters that are Major Decisions and that are otherwise not Master Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is recommending such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights); provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

“Master Servicer Decision” means certain decisions with respect to non-Specially Serviced Loans that the master servicer may make without any Directing Certificateholder approval, Rating Agency Confirmation or special servicer approval pursuant to the terms of the PSA.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to

321

disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

322

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder.

With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E certificates, the successor Class E certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

323

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loans, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans, and, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of the Non-Serviced Whole Loans that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the

324

Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of the related Non-Serviced Companion Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks

325

Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to the Non-Serviced Whole Loans (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties. However, Pentalpha Surveillance LLC is also the operating advisor under the JPMBB 2015-C33 PSA and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the JPMBB 2015-C33 PSA, that are substantially similar to those of the operating advisor under the PSA. In addition, Pentalpha Surveillance LLC is also the operating advisor under the JPMCC 2015-JP1 PSA and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the JPMCC 2015-JP1 PSA, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)   promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)   promptly reviewing each Final Asset Status Report; and

(c)   reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

326

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)   the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)   the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

 (i)      after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

 (ii)      if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

 (iii)      if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying

327

borrowers, any sponsor, the mortgage loan seller, the depositor, the servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report.

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in

328

accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)       that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)      that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)     that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)     that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)      that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a

329

Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder (other than with respect to an Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)     any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)     any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written

330

notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)     any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the operating advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)     the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)      the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such

331

waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class Z certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

332

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred.  If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.  With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS.  See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”.  While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which JPMCB (or its predecessors) was sponsor in a public offering of CMBS, the highest percentage of loans that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and December 31, 2015 was approximately 30.5%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool.  For example, the 4 largest Mortgage Loans in the pool represent 30.9% of the Initial Pool Balance.  Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 4 largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as

333

set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold.  However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties.  While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s

334

possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA posted by the certificate administrator to the secure data room or the certificate administrator’s website, as applicable, the “Review Materials”):

(i)      a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)      a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)     a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)      a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)     copies of all Asset Status Reports and Final Asset Status Reports related to each Delinquent Loan to the extent previously prepared by the special servicer; and

(vii)     any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document delivered in connection with the origination of the related Mortgage Loan that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent

335

contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 40 business days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer. For avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in

336

such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or, Starwood Mortgage Capital LLC or Redwood Trust Inc., as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC and Redwood Commercial Mortgage Corporation, respectively), which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, and has not been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan

337

or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)      any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights;

(ii)      any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

338

(iii)     any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)      the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)     the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

339

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and

340

other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan; provided, however, that the related Excluded Special Servicer will not be required to resign if the Directing Certificateholder determines that such Excluded Special Servicer may continue to serve as special servicer for the applicable Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations

341

reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

342

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)     (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)     any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)     any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, five business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)     any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

343

(e)     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)      either of Moody’s or KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or KBRA within 60 days of such actual knowledge by the master servicer or the special servicer, as the case may be) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)     the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

344

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer and the Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and

345

receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its

346

capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer,

347

the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The master servicer (with respect to any PSA Party Repurchase Request related to a non-Specially Serviced Loan prior to the occurrence of a Resolution Failure) or the special servicer (with respect to (i) any Certificateholder

348

Repurchase Request, (ii) any PSA Party Repurchase Request related to a Specially Serviced Loan and (iii) any PSA Party Repurchase Request related to a non-Specially Serviced Loan after the occurrence of a Resolution Failure) will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer and the special servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the special servicer (the “Enforcing Servicer”) will be the Enforcing Party with respect to a Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, the “Repurchase Request”), and the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with

349

respect to Specially Serviced Loans) will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. Prior to the occurrence of a Resolution Failure, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the master servicer or the special servicer, as applicable, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the

350

responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will

351

continue to act as the Enforcing Party and remain obligated under the PSA to enforce the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party or that should have been known to such party with the exercise of reasonable diligence at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the

352

Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Servicing of the 5 Penn Plaza Mortgage Loan

The 5 Penn Plaza Mortgage Loan and any related REO Properties are being serviced and administered under the CGCMT 2016-GC36 PSA. Accordingly, the CGCMT 2016-GC36 Master Servicer (or, if it fails to do so, the CGCMT 2016-GC36 Trustee) will generally (and, in certain urgent or emergency situations, the CGCMT 2016-GC36 Special Servicer may) make servicing advances, unless it is determined in accordance with the CGCMT 2016-GC36 PSA that such servicing advance would not be recoverable from related collections. However, no such party will make a P&I advance with respect to the 5 Penn Plaza Mortgage Loan. The CGCMT 2016-GC36 Master Servicer will generally also remit collections on the 5 Penn Plaza Mortgage Loan to or on behalf of the issuing entity for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 5 Penn Plaza Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the issuing entity as the holder of the 5 Penn Plaza Mortgage Loan under the terms of the related Intercreditor Agreement and make P&I Advances with respect to the 5 Penn Plaza Mortgage Loan, subject to any non-recoverability determination. The CGCMT 2016-GC36 PSA and the PSA both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions;

353

realization upon and sale of defaulted Mortgage Loans; acquisition, operation, maintenance and disposition of REO Properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced Mortgage Loans; servicing reports; servicer liability and indemnification; servicer resignation; servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. In addition, the securitization transaction governing the servicing of the 5 Penn Plaza Whole Loan is a rated commercial mortgage-backed securitization transaction with two of the same rating agencies as this securitization transaction. Nonetheless, the servicing arrangements under the CGCMT 2016-GC36 PSA differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the CGCMT 2016-GC36 PSA and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the 5 Penn Plaza Mortgage Loan for your consideration:

•	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the CGCMT 2016-GC36 Master Servicer, the CGCMT 2016-GC36 Special Servicer, or any of the trustee, certificate administrator or operating advisor under the CGCMT 2016-GC36 PSA or (b) make Servicing Advances with respect to the 5 Penn Plaza Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 5 Penn Plaza Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer.

•	Any advances made by the CGCMT 2016-GC36 Master Servicer and the CGCMT 2016-GC36 Trustee in respect of a monthly payment on the 5 Penn Plaza Pari Passu Companion Loans may only be reimbursed out of future payments and collections on the 5 Penn Plaza Pari Passu Companion Loans, or, as and to the extent permitted under the CGCMT 2016-GC36 PSA, on other loans included in the CGCMT 2016-GC36 Securitization Trust but not out of payments or other collections on the Mortgage Loans.

•	Pursuant to the CGCMT 2016-GC36 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the 5 Penn Plaza Mortgage Loan will be generally similar to the corresponding fee payable under the PSA.

•	The master servicer for this securitization will be required to make P&I Advances with respect to the 5 Penn Plaza Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the 5 Penn Plaza Mortgage Loan.

•	The CGCMT 2016-GC36 Master Servicer is obligated to make servicing advances with respect to the 5 Penn Plaza Whole Loan. If the CGCMT 2016-GC36 Master Servicer determines that a servicing advance it made with respect to the 5 Penn Plaza Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the CGCMT 2016-GC36 Securitization Trust.

•	With respect to the 5 Penn Plaza Mortgage Loan, prior to the occurrence and continuance of any control event under the CGCMT 2016-GC36 PSA, the CGCMT 2016-GC36 Directing Certificateholder will have the right to terminate the CGCMT 2016-GC36 Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor CGCMT 2016-GC36 Special Servicer.

•	In addition, with respect to the 5 Penn Plaza Mortgage Loan, after the occurrence and during the continuance of any control termination event under the CGCMT 2016-GC36 PSA, at the written

354

direction of holders of principal balance certificates under the CGCMT 2016-GC36 PSA evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), a request can be made to vote to terminate the CGCMT 2016-GC36 Special Servicer and appoint a successor CGCMT 2016-GC36 Special Servicer.

•	In addition, with respect to the 5 Penn Plaza Mortgage Loan, following the occurrence of a consultation termination event under the CGCMT 2016-GC36 PSA, if the CGCMT 2016-GC36 Operating Advisor determines that the CGCMT 2016-GC36 Special Servicer is not performing its duties under the CGCMT 2016-GC36 PSA or is otherwise not acting in accordance with the related servicing standard, the CGCMT 2016-GC36 Operating Advisor will have the right to recommend the replacement of the CGCMT 2016-GC36 Special Servicer.

•	If the 5 Penn Plaza Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent/consultation rights of the CGCMT 2016-GC36 Directing Certificateholder, the consultation rights of the issuing entity) the CGCMT 2016-GC36 Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Properties; (ii) negotiate a workout with the related borrower; or (iii) sell the 5 Penn Plaza Whole Loan in its entirety. The issuing entity, as the holder of the 5 Penn Plaza Mortgage Loan, will have the right to consent to a sale of a defaulted loan in the event that the CGCMT 2016-GC36 Special Servicer fails to provide certain notices and information regarding such sale in accordance with the terms of the related Intercreditor Agreement. See “—Sale of Defaulted Loans and REO Properties” above and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 5 Penn Plaza Whole Loan—Sale of Defaulted Loan”.

•	With respect to the 5 Penn Plaza Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The CGCMT 2016-GC36 Master Servicer and CGCMT 2016-GC36 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

Servicing of the 32 Avenue of the Americas Mortgage Loan

The 32 Avenue of the Americas Mortgage Loan and any related REO Properties are being serviced and administered under the JPMBB 2015-C33 PSA. Accordingly, the JPMBB 2015-C33 Master Servicer (or, if it fails to do so, the JPMBB 2015-C33 Trustee) will generally (and, in certain urgent or emergency situations, the JPMBB 2015-C33 Special Servicer may) make servicing advances, unless it is determined in accordance with the JPMBB 2015-C33 PSA that such servicing advance would not be recoverable from related collections. However, no such party will make a P&I advance with respect to the 32 Avenue of the Americas Mortgage Loan. The JPMBB 2015-C33 Master Servicer will generally also remit collections on the 32 Avenue of the Americas Mortgage Loan to or on behalf of the issuing entity for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 32 Avenue of the Americas Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the issuing entity as the holder of the 32 Avenue of the Americas Mortgage Loan under the terms of the related Intercreditor Agreement and make P&I Advances with respect to the 32 Avenue of the Americas Mortgage Loan, subject to any non-recoverability determination. The JPMBB 2015-C33 PSA and the PSA both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted Mortgage Loans; acquisition, operation, maintenance and disposition of REO Properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced Mortgage Loans; servicing reports; servicer liability and indemnification; servicer resignation; servicer termination events; and the

355

ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. In addition, the securitization transaction governing the servicing of the 32 Avenue of the Americas Whole Loan is a rated commercial mortgage-backed securitization transaction with two of the same rating agencies as this securitization transaction. Nonetheless, the servicing arrangements under the JPMBB 2015-C33 PSA differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the JPMBB 2015-C33 PSA and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the 32 Avenue of the Americas Mortgage Loan for your consideration:

•	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the JPMBB 2015-C33 Master Servicer, the JPMBB 2015-C33 Special Servicer, or any of the trustee, certificate administrator or operating advisor under the JPMBB 2015-C33 PSA or (b) make Servicing Advances with respect to the 32 Avenue of the Americas Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 32 Avenue of the Americas Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMBB 2015-C33 Master Servicer or the JPMBB 2015-C33 Special Servicer.

•	Any advances made by the JPMBB 2015-C33 Master Servicer and the JPMBB 2015-C33 Trustee in respect of a monthly payment on the 32 Avenue of the Americas Pari Passu Companion Loans may only be reimbursed out of future payments and collections on the 32 Avenue of the Americas Pari Passu Companion Loans, or, as and to the extent permitted under the JPMBB 2015-C33 PSA, on other loans included in the JPMBB 2015-C33 Securitization Trust but not out of payments or other collections on the Mortgage Loans.

•	Pursuant to the JPMBB 2015-C33 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the 32 Avenue of the Americas Mortgage Loan will be generally similar to the corresponding fee payable under the PSA.

•	The master servicer for this securitization will be required to make P&I Advances with respect to the 32 Avenue of the Americas Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the 32 Avenue of the Americas Mortgage Loan.

•	The JPMBB 2015-C33 Master Servicer is obligated to make servicing advances with respect to the 32 Avenue of the Americas Whole Loan. If the JPMBB 2015-C33 Master Servicer determines that a servicing advance it made with respect to the 32 Avenue of the Americas Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the 32 Avenue of the Americas Mortgage Loan and the 32 Avenue of the Americas Pari Passu Companion Loans on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the JPMBB 2015-C33 Securitization Trust.

•	With respect to the 32 Avenue of the Americas Mortgage Loan, prior to the occurrence and continuance of any control event under the JPMBB 2015-C33 PSA, the JPMBB 2015-C33 Directing Certificateholder will have the right to terminate the JPMBB 2015-C33 Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor JPMBB 2015-C33 Special Servicer.

•	In addition, with respect to the 32 Avenue of the Americas Mortgage Loan, after the occurrence and during the continuance of any control termination event under the JPMBB 2015-C33 PSA, at the written direction of holders of principal balance certificates under the JPMBB 2015-C33 PSA evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of

356

those certificates), a request can be made to vote to terminate the JPMBB 2015-C33 Special Servicer and appoint a successor JPMBB 2015-C33 Special Servicer.

•	In addition, with respect to the 32 Avenue of the Americas Mortgage Loan, following the occurrence of a consultation termination event under the JPMBB 2015-C33 PSA, if the JPMBB 2015-C33 Operating Advisor determines that the JPMBB 2015-C33 Special Servicer is not performing its duties under the JPMBB 2015-C33 PSA or is otherwise not acting in accordance with the related servicing standard, the JPMBB 2015-C33 Operating Advisor will have the right to recommend the replacement of the JPMBB 2015-C33 Special Servicer.

•	If the 32 Avenue of the Americas Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent/consultation rights of the JPMBB 2015-C33 Directing Certificateholder, the consultation rights of the issuing entity) the JPMBB 2015-C33 Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Properties; (ii) negotiate a workout with the related borrower; or (iii) sell the 32 Avenue of the Americas Whole Loan in its entirety. The issuing entity, as the holder of the 32 Avenue of the Americas Mortgage Loan, will have the right to consent to a sale of a defaulted loan in the event that the JPMBB 2015-C33 Special Servicer fails to provide certain notices and information regarding such sale in accordance with the terms of the related Intercreditor Agreement. See “—Sale of Defaulted Loans and REO Properties” above and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 32 Avenue of the Americas Whole Loan—Sale of Defaulted Loan”.

•	With respect to the 32 Avenue of the Americas Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The JPMBB 2015-C33 Master Servicer and JPMBB 2015-C33 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

Servicing of the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan

The 7700 Parmer Mortgage Loan and The 9 Mortgage Loan and any related REO Properties are being serviced and administered under the JPMCC 2015-JP1 PSA. Accordingly, the JPMCC 2015-JP1 Master Servicer (or, if it fails to do so, the JPMCC 2015-JP1 Trustee) will generally (and, in certain urgent or emergency situations, the JPMCC 2015-JP1 Special Servicer may) make servicing advances, unless it is determined in accordance with the JPMCC 2015-JP1 PSA that such servicing advance would not be recoverable from related collections. However, no such party will make a P&I advance with respect to the 7700 Parmer Mortgage Loan or The 9 Mortgage Loan. The JPMCC 2015-JP1 Master Servicer will generally also remit collections on the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan to or on behalf of the issuing entity for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the issuing entity as the holder of the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan under the terms of the related Intercreditor Agreement and make P&I Advances with respect to the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan, subject to any non-recoverability determination. The JPMCC 2015-JP1 PSA and the PSA both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted Mortgage Loans; acquisition, operation, maintenance and disposition of REO Properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced Mortgage Loans; servicing reports; servicer liability and indemnification; servicer resignation; servicer termination events; and the ability of certain parties to

357

terminate a particular servicer in connection with a servicer termination event or otherwise. In addition, the securitization transaction governing the servicing of the 7700 Parmer Whole Loan and The 9 Whole Loan is a rated commercial mortgage-backed securitization transaction with three of the same rating agencies as this securitization transaction. Nonetheless, the servicing arrangements under the JPMCC 2015-JP1 PSA differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the JPMCC 2015-JP1 PSA and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan for your consideration:

•	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the JPMCC 2015-JP1 Master Servicer, the JPMCC 2015-JP1 Special Servicer, or any of the trustee, certificate administrator or operating advisor under the JPMCC 2015-JP1 PSA or (b) make Servicing Advances with respect to the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMCC 2015-JP1 Master Servicer or the JPMCC 2015-JP1 Special Servicer.

•	Any advances made by the JPMCC 2015-JP1 Master Servicer and the JPMCC 2015-JP1 Trustee in respect of a monthly payment on the related 7700 Parmer Pari Passu Companion Loan and The 9 Pari Passu Companion Loan may only be reimbursed out of future payments and collections on the related 7700 Parmer Pari Passu Companion Loan and The 9 Pari Passu Companion Loan, or, as and to the extent permitted under the JPMCC 2015-JP1 PSA, on other loans included in the JPMCC 2015-JP1 Securitization Trust but not out of payments or other collections on the Mortgage Loans.

•	Pursuant to the JPMCC 2015-JP1 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan will be generally similar to the corresponding fee payable under the PSA.

•	The master servicer for this securitization will be required to make P&I Advances with respect to the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan.

•	The JPMCC 2015-JP1 Master Servicer is obligated to make servicing advances with respect to the 7700 Parmer Whole Loan and The 9 Whole Loan. If the JPMCC 2015-JP1 Master Servicer determines that a servicing advance it made with respect to the 7700 Parmer Whole Loan and The 9 Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan and the related 7700 Parmer Pari Passu Companion Loan and The 9 Pari Passu Companion Loan, respectively, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the JPMCC 2015-JP1 Securitization Trust.

•	With respect to the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan, prior to the occurrence and continuance of any control event under the JPMCC 2015-JP1 PSA, the JPMCC 2015-JP1 Directing Certificateholder will have the right to terminate the JPMCC 2015-JP1 Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor JPMCC 2015-JP1 Special Servicer.

358

•	In addition, with respect to the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan, after the occurrence and during the continuance of any control termination event under the JPMCC 2015-JP1 PSA, at the written direction of holders of principal balance certificates under the JPMCC 2015-JP1 PSA evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), a request can be made to vote to terminate the JPMCC 2015-JP1 Special Servicer and appoint a successor JPMCC 2015-JP1 Special Servicer.

•	In addition, with respect to the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan, following the occurrence of a consultation termination event under the JPMCC 2015-JP1 PSA, if the JPMCC 2015-JP1 Operating Advisor determines that the JPMCC 2015-JP1 Special Servicer is not performing its duties under the JPMCC 2015-JP1 PSA or is otherwise not acting in accordance with the related servicing standard, the JPMCC 2015-JP1 Operating Advisor will have the right to recommend the replacement of the JPMCC 2015-JP1 Special Servicer.

•	If the 7700 Parmer Mortgage Loan or The 9 Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent/consultation rights of the JPMCC 2015-JP1 Directing Certificateholder, the consultation rights of the issuing entity) the JPMCC 2015-JP1 Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Properties; (ii) negotiate a workout with the related borrower; or (iii) sell the 7700 Parmer Whole Loan or The 9 Whole Loan in its entirety. The issuing entity, as the holder of the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan, will have the right to consent to a sale of a defaulted loan in the event that the JPMCC 2015-JP1 Special Servicer fails to provide certain notices and information regarding such sale in accordance with the terms of the related Intercreditor Agreement. See “—Sale of Defaulted Loans and REO Properties” above and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 7700 Parmer Whole Loan—Sale of Defaulted Loan” and “—The 9 Whole Loan—Sale of Defaulted Loan”.

•	With respect to the 7700 Parmer Mortgage Loan and The 9 Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The JPMCC 2015-JP1 Master Servicer and JPMCC 2015-JP1 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement

359

for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) it has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement as the sole or a material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

360

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish

361

(and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions“, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

362

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R and Class Z certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates and the Class D-1 and Class D-2 Trust Components (and, therefore, the Class D-1, Class D-2 and Class D certificates) is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R and Class Z certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out-of-pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1% of the Initial Pool Balance or (ii) if the Mortgage Loan identified on Annex A-1 as “U-Haul Portfolio – AREC 11” is an asset of the trust fund, the product of (x) a percentage that is calculated by dividing (A) the sum of the outstanding principal balance of the Mortgage Loan identified on Annex A-1 as “U-Haul Portfolio – AREC 11” on any date of determination and 1% of the Initial Pool Balance by (B) the Initial Pool Balance and (y) the Initial Pool Balance; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the Distribution Date in February 2026. The voluntary exchange of certificates (other than the Class R and Class Z certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the

363

Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)     to correct any defect or ambiguity in the PSA;

(b)     to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)     to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)     to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)     to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)      to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)     to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this

364

prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)     to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)       to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j)      to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be

365

included in the PSA by any Non-Serviced Intercreditor Agreement without the consent of the holder of the related Non-Serviced Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate

366

administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

 New York. Seven (7) Mortgaged Properties identified as “215 Park Avenue South”, “5 Penn Plaza”, “32 Avenue of the Americas”, “U-Haul Portfolio – AREC 11 – U-Haul Moving & Storage – Syracuse, NY”, “U-Haul Portfolio – AREC 11 – U-Haul Moving & Storage – West Babylon, NY”, “The River House” and “Fall Haven Apartments” on Annex A-1 to this prospectus, securing six (6) mortgage loans representing 25.3% of the Initial Pool Balance is located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Florida. Nine (9) of the Mortgaged Properties identified as “Naples Grande Beach Resort”, “U-Haul Portfolio – AREC 11 – U-Haul Moving & Storage – Jacksonville, FL”, “Aventura View”, “ExchangeRight

367

Net Leased Portfolio 11 – Family Dollar – Port St. John, FL”, “Hannibal Square II Portfolio”, “Largo Hotel Portfolio – Hampton Inn & Suites – Largo, FL”, “Largo Hotel Portfolio – Holiday Inn Express & Suites – Largo, FL”, “Shoppes at Sherbrooke” and “Shoppes at St. Lucie West” on Annex A-1 to this prospectus supplement, securing or partially securing eight (8) mortgage loans representing approximately 14.7% of the Initial Pool Balance by allocated loan amount are in Florida. Loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located, and the proof of publication must be filed with the court clerk prior to the foreclosure sale. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period. Issuance of a certificate of title is sometimes delayed beyond the 10-day period due to a backlog of foreclosure cases. Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency. Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale. In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

Texas. Twelve (12) of the Mortgaged Properties identified as “7700 Parmer”, “U-Haul Portfolio – AREC 11 – U-Haul Moving & Storage – Pasadena, TX”, “U-Haul Portfolio – AREC 11 – U-Haul Moving & Storage – Amarillo, TX”, “Simply Self Storage Midwest Portfolio – Mueschke Road”, “Austin Industrial Portfolio – Burleson”, “Austin Industrial Portfolio – Wall Street”, “Villas at Helen of Troy”, “Topanga Park Retail Portfolio – Granbury”, “Topanga Park Retail Portfolio – Rockwall”, “Topanga Park Retail Portfolio – Rowlett”, “Executive Office Terrace”, “Lubbock Southwest Shopping Center” on Annex A-1 to this prospectus, securing or partially securing eight (8) mortgage loans representing approximately 10.8% of the Initial Pool Balance by allocated loan amount are in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a nonjudicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the

368

indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the

369

borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

370

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.

371

Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

372

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

373

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien

374

avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under

375

the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of

376

rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to

377

compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise

378

provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

379

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed

380

in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

381

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the

382

Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

383

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

In addition, JPMCB currently holds the two Naples Grande Beach Resort Pari Passu Companion Loans and one of the 7700 Parmer Pari Passu Companion Loans. However, JPMCB intends to sell the two Naples Grande Beach Resort Pari Passu Companion Loans and the 7700 Parmer Pari Passu Companion Loan in connection with one or more future securitizations.

JPMCB and certain other third party lenders provide warehouse financing to certain affiliates of RCMC (the “Financing Affiliates”) through various repurchase facilities and other lending arrangements. Some or all of the Mortgage Loans that RCMC will transfer to the depositor are (or as of the securitization closing date may be) subject to such repurchase facilities and other lending arrangements. If such is the case at the time the certificates are issued, then RCMC will use the proceeds from its sale of the RCMC Mortgage Loans to the depositor to, among other things, acquire the financed RCMC Mortgage Loans from the Financing Affiliates, and the Financing Affiliates will, in turn, use the funds that they receive from RCMC to, among other things, reacquire or otherwise obtain the release of the warehoused RCMC Mortgage Loans from the repurchase agreement counterparties or other types of lenders free and clear of any liens. As of the date hereof, JPMCB was the repurchase agreement counterparty with respect to one (1) of the RCMC Mortgage Loans identified as “Hannibal Square II Portfolio” on Annex A-1, representing approximately 1.8% of the Initial Pool Balance and with an aggregate Cut-off Date Balance of $18,650,000.

JPMCB has provided certain affiliates of the borrower sponsor for the Mortgage Loan identified as “Naples Grande Beach Resort” on Annex A-1, representing approximately 6.8% of the Initial Pool Balance, with a $200 million line of credit facility, which matures in November 2016.

Barclays is a sponsor and one of the mortgage loan sellers and is an affiliate of Barclays Capital Inc., an underwriter for the Offered Certificates and an initial purchaser of the non-offered certificates. Barclays, an affiliate of one of the underwriters, provides warehouse financing to SMF II, through a master repurchase facility. All of the Starwood Mortgage Loans, except two (2) Mortgage Loans identified as “Simply Self Storage Midwest Portfolio” and “Seeley Building” on Annex A-1, representing approximately 4.3% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by SMF II in connection with the contribution of the SMF II Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays as the repurchase agreement counterparty.

SMF II is a sponsor and one of the mortgage loan sellers and is an affiliate of Starwood Mortgage Capital LLC, an originator. Conflicts may arise due to SMF II participating in this transaction in the capacity of a sponsor and mortgage loan seller.

Redwood Commercial Mortgage Corporation is an indirect wholly-owned subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. will guarantee the performance of Redwood Commercial Mortgage Corporation’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Loan Purchase Agreements”.

Midland assisted Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool.

Under the JPMCC 2015-JP1 PSA Midland is also the JPMCC 2015-JP1 Special Servicer of the 7700 Parmer Whole Loan and The 9 Whole Loan.

384

Wells Fargo Bank, National Association is the master servicer, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider.

Wells Fargo Bank, National Association is also the JPMBB 2015-C33 Master Servicer, the JPMBB 2015-C33 Certificate Administrator, the custodian, the certificate registrar and the 17g-5 information provider under the JPMBB 2015-C33 PSA with respect to the 32 Avenue of the Americas Whole Loan.

Wells Fargo Bank, National Association is also the JPMCC 2015-JP1 Master Servicer, the JPMCC 2015-JP1 Certificate Administrator, the custodian, the certificate registrar and the 17g-5 information provider under the JPMCC 2015-JP1 PSA with respect to the 7700 Parmer Whole Loan and The 9 Whole Loan.

Wells Fargo Bank, National Association is also expected to be the CGCMT 2016-GC36 Special Servicer, the CGCMT 2016-GC36 Certificate Administrator, the custodian, the certificate registrar and the 17g-5 information provider under the CGCMT 2016-GC36 PSA with respect to the 5 Penn Plaza Whole Loan.

Pentalpha Surveillance is the CGCMT 2016-GC36 Operating Advisor and the CGCMT 2016-GC36 Asset Representations Reviewer with respect to the 5 Penn Plaza Whole Loan.

Pentalpha Surveillance is also the JPMBB 2015-C33 Operating Advisor with respect to the 32 Avenue of the Americas Whole Loan.

Pentalpha Surveillance is also the JPMCC 2015-JP1 Operating Advisor and the JPMCC 2015-JP1 Asset Representations Reviewer with respect to the 7700 Parmer Whole Loan and The 9 Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans— Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

385

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or prepayment premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class

386

A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A, Class X-B or Class X-C certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates and the Trust Components. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$774,099,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	$58,760,000	Class B certificates
Class X-C	$47,263,000	Class C certificates

387

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such

388

certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$774,099,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	$58,760,000	Class B certificates
Class X-C	$47,263,000	Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform

389

to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

•	scheduled Periodic Payments including payments due at maturity or anticipated repayment date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in April 2016;

•	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

•	the Mortgage Loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

•	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

•	the Closing Date occurs on or about March 15, 2016;

•	the ARD Loan prepays in full on the related Anticipated Repayment Date;

•	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

•	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

•	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

•	no additional trust fund expenses are incurred;

•	no property releases (or related re-amortizations) occur;

•	the optional termination is not exercised; and

•	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage

390

Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
March 2017	88	88	88	88	88
March 2018	72	72	72	72	72
March 2019	48	48	48	48	48
March 2020	19	19	19	19	19
March 2021	0	0	0	0	0
Weighted Average Life (years)(1)	2.80	2.79	2.79	2.79	2.79

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	0	0	0	0	0
Weighted Average Life (years)(1)	4.83	4.82	4.81	4.79	4.60

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

391

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	100	100	100	100	99
March 2022	100	99	99	98	93
March 2023	0	0	0	0	0
Weighted Average Life (years)(1)	6.83	6.82	6.80	6.77	6.60

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	100	100	100	100	100
March 2022	100	100	100	100	100
March 2023	100	100	100	100	100
March 2024	100	100	100	100	100
March 2025	100	100	100	100	100
March 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.70	9.67	9.62	9.58	9.39

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

392

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	100	100	100	100	100
March 2022	100	100	100	100	100
March 2023	100	100	100	100	100
March 2024	100	100	100	100	100
March 2025	100	100	100	100	100
March 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.81	9.80	9.79	9.76	9.58

(1)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	92	92	92	92	93
March 2022	73	73	73	73	73
March 2023	53	53	53	53	53
March 2024	33	33	33	33	33
March 2025	12	12	12	12	13
March 2026	0	0	0	0	0
Weighted Average Life (years)(1)	7.17	7.17	7.17	7.17	7.19

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

393

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	100	100	100	100	100
March 2022	100	100	100	100	100
March 2023	100	100	100	100	100
March 2024	100	100	100	100	100
March 2025	100	100	100	100	100
March 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.83	9.83	9.83	9.83	9.63

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	100	100	100	100	100
March 2022	100	100	100	100	100
March 2023	100	100	100	100	100
March 2024	100	100	100	100	100
March 2025	100	100	100	100	100
March 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.88	9.85	9.83	9.83	9.67

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

394

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	100	100	100	100	100
March 2022	100	100	100	100	100
March 2023	100	100	100	100	100
March 2024	100	100	100	100	100
March 2025	100	100	100	100	100
March 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.92	9.92	9.90	9.84	9.67

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates (other than the Class X-B and Class X-C certificates) for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates (other than the Class X-B and Class X-C certificates) is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from March 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

395

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9998%	2.0487%	2.0495%	2.0499%	2.0503%	2.0504%
99.2498%	1.9552%	1.9557%	1.9560%	1.9563%	1.9564%
99.4998%	1.8619%	1.8623%	1.8625%	1.8626%	1.8627%
99.7498%	1.7690%	1.7691%	1.7692%	1.7693%	1.7693%
99.9998%	1.6764%	1.6763%	1.6763%	1.6763%	1.6763%
100.2498%	1.5841%	1.5839%	1.5837%	1.5836%	1.5836%
100.4998%	1.4922%	1.4917%	1.4914%	1.4912%	1.4912%
100.7498%	1.4005%	1.3999%	1.3995%	1.3992%	1.3991%
100.9998%	1.3092%	1.3083%	1.3078%	1.3074%	1.3073%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9998%	2.2189%	2.2182%	2.2170%	2.2152%	2.1977%
102.2498%	2.1644%	2.1636%	2.1624%	2.1603%	2.1407%
102.4998%	2.1101%	2.1092%	2.1078%	2.1056%	2.0839%
102.7498%	2.0560%	2.0550%	2.0535%	2.0510%	2.0273%
102.9998%	2.0020%	2.0009%	1.9993%	1.9966%	1.9708%
103.2498%	1.9481%	1.9470%	1.9452%	1.9423%	1.9145%
103.4998%	1.8944%	1.8932%	1.8913%	1.8882%	1.8584%
103.7498%	1.8409%	1.8395%	1.8375%	1.8342%	1.8024%
103.9998%	1.7875%	1.7861%	1.7839%	1.7804%	1.7465%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9999%	3.1875%	3.1868%	3.1859%	3.1847%	3.1763%
102.2499%	3.1468%	3.1460%	3.1450%	3.1437%	3.1343%
102.4999%	3.1062%	3.1053%	3.1042%	3.1027%	3.0923%
102.7499%	3.0656%	3.0647%	3.0635%	3.0619%	3.0505%
102.9999%	3.0252%	3.0242%	3.0229%	3.0212%	3.0088%
103.2499%	2.9850%	2.9838%	2.9824%	2.9805%	2.9673%
103.4999%	2.9448%	2.9435%	2.9421%	2.9400%	2.9258%
103.7499%	2.9047%	2.9034%	2.9018%	2.8997%	2.8845%
103.9999%	2.8648%	2.8634%	2.8617%	2.8594%	2.8433%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.9994%	3.3179%	3.3178%	3.3177%	3.3177%	3.3174%
100.2494%	3.2874%	3.2872%	3.2870%	3.2869%	3.2860%
100.4994%	3.2570%	3.2567%	3.2564%	3.2561%	3.2548%
100.7494%	3.2266%	3.2263%	3.2259%	3.2255%	3.2236%
100.9994%	3.1964%	3.1960%	3.1955%	3.1950%	3.1925%
101.2494%	3.1663%	3.1658%	3.1651%	3.1645%	3.1615%
101.4994%	3.1362%	3.1356%	3.1349%	3.1341%	3.1306%
101.7494%	3.1062%	3.1056%	3.1047%	3.1038%	3.0998%
101.9994%	3.0763%	3.0756%	3.0746%	3.0736%	3.0690%

396

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
102.0000%	3.3433%	3.3431%	3.3429%	3.3422%	3.3381%
102.2500%	3.3134%	3.3132%	3.3129%	3.3122%	3.3076%
102.5000%	3.2835%	3.2833%	3.2830%	3.2822%	3.2772%
102.7500%	3.2538%	3.2535%	3.2532%	3.2524%	3.2468%
103.0000%	3.2241%	3.2239%	3.2235%	3.2226%	3.2166%
103.2500%	3.1945%	3.1943%	3.1939%	3.1929%	3.1864%
103.5000%	3.1650%	3.1647%	3.1644%	3.1633%	3.1563%
103.7500%	3.1356%	3.1353%	3.1349%	3.1337%	3.1263%
104.0000%	3.1063%	3.1060%	3.1055%	3.1043%	3.0964%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9997%	3.0032%	3.0032%	3.0032%	3.0032%	3.0037%
102.2497%	2.9643%	2.9643%	2.9643%	2.9643%	2.9649%
102.4997%	2.9255%	2.9255%	2.9255%	2.9255%	2.9262%
102.7497%	2.8869%	2.8869%	2.8869%	2.8869%	2.8876%
102.9997%	2.8484%	2.8484%	2.8484%	2.8484%	2.8491%
103.2497%	2.8099%	2.8099%	2.8099%	2.8099%	2.8107%
103.4997%	2.7716%	2.7716%	2.7716%	2.7716%	2.7725%
103.7497%	2.7334%	2.7334%	2.7334%	2.7334%	2.7343%
103.9997%	2.6953%	2.6953%	2.6953%	2.6953%	2.6963%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
9.2080%	5.5158%	5.4820%	5.4381%	5.3737%	4.9416%
9.2180%	5.4880%	5.4542%	5.4103%	5.3459%	4.9135%
9.2280%	5.4602%	5.4264%	5.3825%	5.3180%	4.8854%
9.2380%	5.4325%	5.3987%	5.3547%	5.2903%	4.8574%
9.2480%	5.4049%	5.3710%	5.3270%	5.2625%	4.8295%
9.2580%	5.3773%	5.3434%	5.2994%	5.2348%	4.8016%
9.2680%	5.3497%	5.3158%	5.2718%	5.2072%	4.7737%
9.2780%	5.3222%	5.2883%	5.2442%	5.1796%	4.7459%
9.2880%	5.2948%	5.2608%	5.2167%	5.1521%	4.7181%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9996%	3.7374%	3.7374%	3.7374%	3.7374%	3.7329%
102.2496%	3.7070%	3.7070%	3.7070%	3.7070%	3.7020%
102.4996%	3.6766%	3.6766%	3.6766%	3.6766%	3.6711%
102.7496%	3.6464%	3.6464%	3.6464%	3.6464%	3.6403%
102.9996%	3.6162%	3.6162%	3.6162%	3.6162%	3.6097%
103.2496%	3.5861%	3.5861%	3.5861%	3.5861%	3.5791%
103.4996%	3.5561%	3.5561%	3.5561%	3.5561%	3.5486%
103.7496%	3.5262%	3.5262%	3.5262%	3.5262%	3.5181%
103.9996%	3.4964%	3.4964%	3.4964%	3.4964%	3.4878%

397

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.8766%	5.1017%	5.1016%	5.1015%	5.1014%	5.1054%
98.1266%	5.0685%	5.0684%	5.0682%	5.0680%	5.0716%
98.3766%	5.0354%	5.0352%	5.0350%	5.0348%	5.0379%
98.6266%	5.0023%	5.0021%	5.0018%	5.0017%	5.0043%
98.8766%	4.9694%	4.9691%	4.9688%	4.9686%	4.9708%
99.1266%	4.9366%	4.9362%	4.9359%	4.9357%	4.9375%
99.3766%	4.9039%	4.9034%	4.9030%	4.9029%	4.9042%
99.6266%	4.8713%	4.8708%	4.8703%	4.8701%	4.8710%
99.8766%	4.8388%	4.8382%	4.8377%	4.8375%	4.8380%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
88.8576%	6.3707%	6.3707%	6.3722%	6.3778%	6.3997%
89.1076%	6.3334%	6.3334%	6.3349%	6.3403%	6.3617%
89.3576%	6.2963%	6.2962%	6.2977%	6.3029%	6.3238%
89.6076%	6.2592%	6.2592%	6.2607%	6.2657%	6.2861%
89.8576%	6.2223%	6.2223%	6.2237%	6.2286%	6.2485%
90.1076%	6.1856%	6.1855%	6.1869%	6.1916%	6.2110%
90.3576%	6.1489%	6.1489%	6.1502%	6.1547%	6.1736%
90.6076%	6.1124%	6.1124%	6.1137%	6.1180%	6.1364%
90.8576%	6.0760%	6.0760%	6.0772%	6.0814%	6.0992%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and the related proceeds of the Mortgage Loans (excluding Excess Interest for the ARD Loan) and certain other assets and will issue (i) one or more classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D,

398

Class A-S, Class B, Class C, Class E, Class F and Class NR certificates and the Class D-1 and Class D-2 Trust Components (the “Regular Interests”), each of which represents a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (i) the Excess Interest and the related distribution account and (ii) the Trust Components and the related distribution account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, (a) the Class Z certificates will represent undivided beneficial interests in the portion of the Grantor Trust in clause (i) above and (b) each class of Exchangeable Certificates and the Class D certificates will represent undivided beneficial interests in the portion of the Grantor Trust in clause (ii) above.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise

399

not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or

400

more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty (20) of the Mortgaged Properties identified as “Wolf Creek Apartments”, “The 9”, “Cypress Pointe Apartments”, “Hannibal Square II Portfolio”, “University Parke”, “Casa De Fuentes Apartments”, “Pines of Roanoke Apartments”, “Vancouvercenter Apartments”, “Villas at Helen of Troy”, “Stafford Apartments”, “EDC Portfolio”, “Fall Haven Apartments” and “Stockbridge Apartments” on Annex A-1, securing thirteen (13) Mortgage Loans representing approximately 14.7% of the Initial Pool Balance, are multifamily properties or have a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash

401

attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class C certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of Class X-A certificates may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by

402

multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e. 0% CPY; provided that it is assumed that the ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class B certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A, Class X-B or Class X-C certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A, Class X-B and Class X-C certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

403

Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

404

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any

405

such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the classes of interest-only Regular Interests, such as the Class X-A, Class X-B and Class X-C certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer

406

entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three (3) months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three (3) months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

407

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The Certificate Administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the holders of Regular Interests that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the

408

Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against

409

the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

410

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	J.P. Morgan Securities LLC	Barclays Capital Inc.	Drexel Hamilton, LLC	Academy Securities, Inc.
Class A-1	$ 29,181,000	$0	$0	$0
Class A-2	$ 95,864,000	$0	$0	$0
Class A-3	$ 44,513,000	$0	$0	$0
Class A-4	$ 175,000,000	$0	$0	$0
Class A-5	$ 317,480,000	$0	$0	$0
Class A-SB	$ 53,301,000	$0	$0	$0
Class X-A	$ 774,099,000	$0	$0	$0
Class X-B	$ 58,760,000	$0	$0	$0
Class X-C	$ 47,263,000	$0	$0	$0
Class A-S	$ 58,760,000	$0	$0	$0
Class B	$ 58,760,000	$0	$0	$0
Class C	$ 47,263,000	$0	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

411

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 109.7% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from March 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $5,433,736.56 excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors. Barclays Capital Inc., one of the underwriters, is an affiliate of one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of J.P. Morgan Securities LLC and Barclays Capital Inc. which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of J.P. Morgan Securities LLC, of the purchase price for the Offered Certificates, and the following payments: (i) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by JPMCB and (ii) the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by Barclays. Additionally, proceeds received by Starwood Mortgage Funding II LLC in connection with the contribution of certain of the Starwood Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such mortgage loans that are financed with, and to make the applicable payments to, Barclays, an affiliate of Barclays Capital Inc., as the related repurchase agreement counterparty. Additionally, proceeds received by an affiliate of Redwood Commercial Mortgage Corporation, in connection with the contribution of certain of the RCMC mortgage loans to this securitization transaction, will be applied, among other things, to directly or indirectly reacquire any such mortgage loans that are financed with, and to make the applicable payments to, JPMCB, an affiliate of

412

J.P. Morgan Securities LLC, as the related repurchase agreement counterparty. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, J.P. Morgan Securities LLC and Barclays Capital Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Potential Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President, or by telephone at (212) 272-6858.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206361) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

413

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity,

414

the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor

415

believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

416

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such

417

time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies engaged by the Depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the distribution date in March 2049. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

418

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates

419

relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for the classes of certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

420

Index of Defined Terms

1
17g-5 Information Provider	261
1986 Act	401
1996 Act	380
2
2015 Budget Act	408
3
30/360 Basis	292
32 Avenue of the Americas Intercreditor Agreement	181
32 Avenue of the Americas Mortgage Loan	180
32 Avenue of the Americas Pari Passu Companion Loans	180
32 Avenue of the Americas Whole Loan	180
4
401(c) Regulations	417
5
5 Penn Plaza Intercreditor Agreement	177
5 Penn Plaza Mortgage Loan	177
5 Penn Plaza Pari Passu Companion Loans	177
5 Penn Plaza Whole Loan	177
7
7700 Parmer Intercreditor Agreement	184
7700 Parmer Mortgage Loan	184
7700 Parmer Pari Passu Companion Loans	184
7700 Parmer Whole Loan	184
A
Accelerated Mezzanine Loan Lender	255
Acceptable Insurance Default	304
Acting General Counsel’s Letter	116
Actual/360 Basis	160, 283
Actual/360 Loans	283
ADA	382
Additional Exclusions	304
Administrative Cost Rate	240
ADR	121
Advances	279
Affirmative Asset Review Vote	334
Annual Debt Service	121
Anticipated Repayment Date	160
Appraisal Reduction Amount	299
Appraisal Reduction Event	298
Appraised Value	121
Appraised-Out Class	302
ARD Loan	160
Assessment of Compliance Report	362
Asset Representations Reviewer Asset Review Fee	298
Asset Representations Reviewer Fee	297
Asset Representations Reviewer Fee Rate	297
Asset Representations Reviewer Termination Event	338
Asset Review	336
Asset Review Notice	334
Asset Review Quorum	334
Asset Review Report	336
Asset Review Report Summary	337
Asset Review Standard	336
Asset Review Trigger	333
Asset Review Vote Election	334
Asset Status Report	311
Assumed Final Distribution Date	248
Assumed Scheduled Payment	242
Attestation Report	362
Available Funds	233
B
Balloon Balance	122
Banking Act	116
Bankruptcy Code	374
Barclays	199
Barclays Data Tape	200
Barclays Mortgage Loans	200
Barclays Review Team	200
Barclays’ Qualification Criteria	201
Base Interest Fraction	247
Beds	127
BFA	142
Borrower Party	255
Borrower Party Affiliate	255
B-piece buyer	99
BRRD	117
BSCMI	191

421

C
C(WUMP)O	15
Cash Flow Loan	172
CERCLA	380
Certificate Administrator Fee Rate	297
Certificate Administrator/Trustee Fee	296
Certificate Balance	231
Certificate Owners	263
Certificateholder	256
Certificateholder Quorum	341
Certificateholder Repurchase Request	349
Certifying Certificateholder	265
CGCMT 2016-GC36 Asset Representations Reviewer	177
CGCMT 2016-GC36 Certificate Administrator	177
CGCMT 2016-GC36 Certificateholders	177
CGCMT 2016-GC36 Depositor	177
CGCMT 2016-GC36 Directing Certificateholder	178
CGCMT 2016-GC36 Master Servicer	177
CGCMT 2016-GC36 Operating Advisor	177
CGCMT 2016-GC36 PSA	177
CGCMT 2016-GC36 Securitization Trust	178
CGCMT 2016-GC36 Special Servicer	177
CGCMT 2016-GC36 Trustee	177
Class A Certificates	230
Class A-SB Planned Principal Balance	242
Class D-1 Percentage Interest	232
Class D-1 Trust Component	232
Class D-1-Exchange Percentage Interest	232
Class D-2 Percentage Interest	232
Class D-2 Trust Component	232
Class D-2-Exchange Percentage Interest	232
Class X Certificates	230
Clearstream	262
Clearstream Participants	264
Closing Date	121
CMA	122
CMA Lockbox	122
CMBS	49, 226
Code	146, 398
Collection Account	282
Collection Period	234
Communication Request	266
Companion Distribution Account	283
Companion Holder	172
Companion Loan	120
Companion Loans	120
Compensating Interest Payment	249
Complaint	221
Consent Agreement	142
Constant Prepayment Rate	389
Consultation Termination Event	323
Control Eligible Certificates	319
Control Termination Event	323
Controlling Class	319
Controlling Class Certificateholder	319
Corrected Loan	311
CPR	389
CPY	389
CREFC®	253
CREFC® Intellectual Property Royalty License Fee	298
CREFC® Intellectual Property Royalty License Fee Rate	298
CREFC® Investor Reporting Package	286
CREFC® Reports	253
Cross-Over Date	238
CRR	102
Cure/Contest Period	336
Cut-off Date	120
Cut-off Date Balance	122
D
Defaulted Loan	316
Defeasance Deposit	164
Defeasance Loans	163
Defeasance Lock-Out Period	163
Defeasance Option	163
Definitive Certificate	262
Delinquent Loan	334
Depositaries	263
Diligence File	268
Directing Certificateholder	318
Disclosable Special Servicer Fees	296
Discount Rate	247
Dispute Resolution Consultation	351
Dispute Resolution Cut-off Date	351
Distribution Accounts	283
Distribution Date	233
Distribution Date Statement	253
Dodd-Frank Act	102
DOJ	148
DOL	414
DST	167
DTC	262
DTC Participants	263
DTC Rules	264
Due Date	160, 235
Due Diligence Requirement	102
E
EDGAR	413
422

EEA	102
Effective Gross Income	125
Eligible Asset Representations Reviewer	337
Eligible Operating Advisor	329
Enforcing Party	349
Enforcing Servicer	349
EPD	143
ERISA	414
ESA	141, 195
Escrow/Reserve Mitigating Circumstances	198, 204
Euroclear	262
Euroclear Operator	264
Euroclear Participants	264
Excess Interest	233
Excess Interest Distribution Account	283
Excess Modification Fee Amount	293
Excess Modification Fees	292
Excess Prepayment Interest Shortfall	250
Exchange Act	191
Exchangeable Certificates	230
Excluded Controlling Class Holder	259
Excluded Controlling Class Loan	255
Excluded Information	256
Excluded Loan	256
Excluded Special Servicer	341
Excluded Special Servicer Loan	341
Exemption	415
Exemption Rating Agency	415
F
FATCA	409
FBI	148
FDIA	115
FDIC	116
FETL	16
FIEL	17
Final Asset Status Report	326
Final Dispute Resolution Election Notice	351
Financial Promotion Order	13
Financing Affiliates	384
FIRREA	118, 145, 195
Fitch	360
Fixed	3
FPO Persons	13
FSCMA	16
FSMA	14
Future PIP	145
G
Gain-on-Sale Reserve Account	284
Garn Act	381
GLA	123
Grantor Trust	233, 399
H
HAP	134
Hard Lockbox	123
High Net Worth Companies, Unincorporated Associations, etc.	14
I
Indirect Participants	263
Initial Pool Balance	120
Initial Rate	160
Initial Requesting Certificateholder	349
In-Place Cash Management	123
Insolvency Act	116
Insurance and Condemnation Proceeds	282
Intercreditor Agreement	172
Interest Accrual Amount	241
Interest Accrual Period	241
Interest Distribution Amount	241
Interest Reserve Account	283
Interest Shortfall	241
Interested Person	317
Investor Certification	256
J
JPMBB 2015-C33 Certificate Administrator	181
JPMBB 2015-C33 Certificateholders	181
JPMBB 2015-C33 Depositor	181
JPMBB 2015-C33 Directing Certificateholder	182
JPMBB 2015-C33 Master Servicer	181
JPMBB 2015-C33 Operating Advisor	181
JPMBB 2015-C33 PSA	181
JPMBB 2015-C33 Securitization Trust	182
JPMBB 2015-C33 Special Servicer	181
JPMBB 2015-C33 Trustee	181
JPMCB	191
JPMCB Data Tape	193
JPMCB Deal Team	192
JPMCB’s Qualification Criteria	194
JPMCC 2015-JP1 Asset Representations Reviewer	184
JPMCC 2015-JP1 Certificate Administrator	184
JPMCC 2015-JP1 Certificateholders	184
JPMCC 2015-JP1 Depositor	184
JPMCC 2015-JP1 Directing Certificateholder	185
JPMCC 2015-JP1 Master Servicer	184
JPMCC 2015-JP1 Operating Advisor	184

423

JPMCC 2015-JP1 PSA	184
JPMCC 2015-JP1 Securitization Trust	185
JPMCC 2015-JP1 Special Servicer	184
JPMCC 2015-JP1 Trustee	184
K
KBRA	360
L
Liquidation Fee	294
Liquidation Fee Rate	294
Liquidation Proceeds	283
Loan Per Unit	123
Loss of Value Payment	272
Lower-Tier Regular Interests	398
Lower-Tier REMIC	233, 398
LTV Ratio	122
M
MAI	216, 273
Major Decision	320
MAS	15
Master Servicer	222
Master Servicer Decision	321
Master Servicer Proposed Course of Action Notice	350
Master Servicer Remittance Date	278
Material Defect	271
Midland	226
MLPA	266
Modeling Assumptions	390
Modification Fees	292
Moody’s	360
Morningstar	223
Mortgage	120
Mortgage File	266
Mortgage Loans	120
Mortgage Note	120
Mortgage Pool	120
Mortgage Rate	240
Mortgaged Property	120
mortgages	369
N
Naples Grande Beach Resort Intercreditor Agreement	174
Naples Grande Beach Resort Mortgage Loan	174
Naples Grande Beach Resort Pari Passu Companion Loans	174
Naples Grande Beach Resort Whole Loan	174
Net Mortgage Rate	240
Net Operating Income	123
NOI Date	123
Nonrecoverable Advance	280
Non-Serviced Certificate Administrator	172
Non-Serviced Companion Loan	172
Non-Serviced Directing Certificateholder	172
Non-Serviced Intercreditor Agreement	172
Non-Serviced Master Servicer	173
Non-Serviced Mortgage Loan	173
Non-Serviced Operating Advisor	173
Non-Serviced PSA	173
Non-Serviced Securitization Trust	173
Non-Serviced Special Servicer	173
Non-Serviced Trustee	173
Non-Serviced Whole Loan	173
Non-U.S. Person	409
Notional Amount	232
NRA	123
NRSRO	255, 417
NRSRO Certification	257
O
Occupancy	123
Occupancy Date	123
Offered Certificates	230
OID Regulations	402
OLA	116
Operating Advisor Consulting Fee	297
Operating Advisor Expenses	297
Operating Advisor Fee	297
Operating Advisor Fee Rate	297
Operating Advisor Standard	327
Operating Advisor Termination Event	330
Operating Statements	126
P
P&I Advance	278
Pads	127
PAR	196
Par Purchase Price	316
Pari Passu Companion Loan	120, 173
Pari Passu Companion Loans	120
Participants	262
Parties in Interest	414
Pass-Through Rate	239
Patriot Act	383
PCIS Persons	14
Pentalpha Surveillance	228
Percentage Interest	233
Periodic Payments	234
Permitted Investments	233, 284
Permitted Special Servicer/Affiliate Fees	296

424

PILOT	158
PIPs	70, 143
Plans	414
PRC	14
Preliminary Dispute Resolution Election Notice	351
Prepayment Assumption	403
Prepayment Interest Excess	249
Prepayment Interest Shortfall	249
Prime Rate	282
Principal Balance Certificates	230
Principal Distribution Amount	241
Principal Shortfall	242
Privileged Information	329
Privileged Information Exception	330
Privileged Person	255
Professional Investors	15
Prohibited Prepayment	249
Promotion Of Collective Investment Schemes Exemptions Order	14
Proposed Course of Action	350
Proposed Course of Action Notice	350
Prospectus Directive	12
PSA	230
PSA Party Repurchase Request	349
PTCE	417
Purchase Price	272
Q
Qualified Replacement Special Servicer	341
Qualified Substitute Mortgage Loan	273
R
RAC No-Response Scenario	359
Rated Final Distribution Date	248
Rating Agencies	360
Rating Agency Confirmation	360
RCMC	211
RCMC Data Tape	212
RCMC Review Team	211
RCMC’s Qualification Criteria	213
REA	62
Realized Loss	251
REC	141
Redwood Trust	211
Registration Statement	413
Regular Certificates	230
Regular Interestholder	401
Regular Interests	399
Regulation AB	362
Reimbursement Rate	282
Related Proceeds	281
Release Date	164
relevant institutions	117
Relevant Member State	12
Relevant Persons	14
Relief Act	382
REMIC	398
REMIC Regulations	398
REO Account	284
REO Loan	244
REO Property	311
Repurchase Request	349
Requesting Certificateholder	351
Requesting Holders	302
Requesting Investor	266
Requesting Party	359
Requirements	383
Residual Certificates	230
Resolution Authorities	117
Resolution Failure	350
Resolved	350
Restricted Group	415
Restricted Party	330
Retention Requirement	102
Review Materials	335
Revised Rate	160
RevPAR	124
RMBS	221
Rooms	127
Rule 15Ga-1	198
Rule 17g-5	257
S
S&P	223
Scheduled Principal Distribution Amount	241
SEC	191
Securities Act	362
Securitization Accounts	284
Senior Certificates	230
Service Payments	171
Serviced Companion Loan	173
Serviced Pari Passu Companion Loan	173
Serviced Pari Passu Mortgage Loan	173
Serviced Whole Loan	173
Servicer Termination Event	343
Servicing Advances	279
Servicing Fee	291
Servicing Fee Rate	291
Servicing Standard	277
SF	124
SFA	15
SFO	15
Similar Law	414
Similar Requirements	102
SMC	205
SMF II	205

425

SMF II Data Tape	206
SMF II Mortgage Loans	206
SMMEA	417
SNDAs	154
Soft Lockbox	124
Special Servicing Fee	293
Special Servicing Fee Rate	293
Specially Serviced Loans	309
Specified Outparcel	165
Springing Lockbox	124
Sq. Ft.	124
Square Feet	124
SRB	117
SRM	117
Startup Day	399
Starwood	205
Starwood Mortgage Loans	205
Starwood Review Team	206
Stated Principal Balance	243
Structured Product	15
Subordinate Certificates	230
Sub-Servicing Agreement	278
T
T-12	124
Term to Maturity	124
Terms and Conditions	265
Tests	336
The 9 Intercreditor Agreement	188
The 9 Mortgage Loan	187
The 9 Pari Passu Companion Loan	187
The 9 Whole Loan	187
TIF	158
Title V	382
TRIPRA	75
Trust Component	232
Trust REMICs	233, 398
TTM	124
U
U.S. Person	409
UCC	370
Underwriter Entities	93
Underwriting Agreement	411
Underwritten Expenses	124
Underwritten NCF Debt Yield	125
Underwritten Net Cash Flow	125
Underwritten Net Cash Flow Debt Service Coverage Ratio	124
Underwritten Net Operating Income Debt Service Coverage Ratio	125
Underwritten NOI	125
Underwritten Revenues	126
Units	127
Unscheduled Principal Distribution Amount	242
Unsolicited Information	335
Upper-Tier REMIC	233, 398
USBCDC	146
USTs	143
UW Expenses	124
UW NCF	125
UW NCF Debt Yield	125
UW NCF DSCR	124
UW NOI	125
UW NOI Debt Yield	126, 127
UW NOI DSCR	125
UW NOI DY	126
V
Volcker Rule	103
Voting Rights	261
W
WAC	4
WAC Rate	240
Wachovia	222
Weighted Average Mortgage Rate	127
Wells Fargo	222
Wells Fargo Bank	220
Whole Loan	120
Withheld Amounts	283
Workout Fee	293
Workout Fee Rate	293
Workout-Delayed Reimbursement Amount	282
WTNA	219
Y
Yield Maintenance Charge	247
YM Group A	247
YM Group B	247
YM Group C	247
YM Group D	247
YM Groups	247

426

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

								Number of	Property	Property		Year		Unit of
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)	Measure
1	Barclays	215 Park Avenue South	215 Park Avenue South	New York	NY	10003	New York	1	Office	CBD	1914	2014	324,422	Square Feet
2	Barclays	5 Penn Plaza	5 Penn Plaza	New York	NY	10001	New York	1	Office	CBD	1917	2015	650,329	Square Feet
3	JPMCB	32 Avenue of the Americas	32 Avenue of the Americas	New York	NY	10013	New York	1	Office	Data Center	1932	2002	1,163,051	Square Feet
4	JPMCB	7700 Parmer	7700 West Parmer Lane	Austin	TX	78729	Williamson	1	Office	Suburban	1998-2000		911,579	Square Feet
5	JPMCB	Naples Grande Beach Resort	475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway	Naples	FL	34103, 34105	Collier	1	Hotel	Full Service	1986	2015	474	Rooms
6	Barclays	U-Haul Portfolio - AREC 11	Various	Various	Various	Various	Various	27	Self Storage	Self Storage	Various	Various	7,328	Units
6.01	Barclays	U-Haul Moving & Storage - Moreno Valley, CA	23730 Sunnymead Boulevard	Moreno Valley	CA	92553	Riverside	1	Self Storage	Self Storage	2000		684	Units
6.02	Barclays	U-Haul Moving & Storage - Gardena, CA	14206 South Van Ness Avenue	Gardena	CA	90249	Los Angeles	1	Self Storage	Self Storage	1957	2006	266	Units
6.03	Barclays	U-Haul Moving & Storage - Hamden, CT	1685 Dixwell Avenue	Hamden	CT	06514	New Haven	1	Self Storage	Self Storage	1940		445	Units
6.04	Barclays	U-Haul Moving & Storage - Syracuse, NY	740 Erie Boulevard East	Syracuse	NY	13210	Onondaga	1	Self Storage	Self Storage	1930, 1940		471	Units
6.05	Barclays	U-Haul Moving & Storage - Phoenix, AZ	2345 East McDowell Road	Phoenix	AZ	85006	Maricopa	1	Self Storage	Self Storage	1973		320	Units
6.06	Barclays	U-Haul Moving & Storage - Raleigh, NC	3001 Capital Boulevard	Raleigh	NC	27604	Wake	1	Self Storage	Self Storage	1973	1993	236	Units
6.07	Barclays	U-Haul Moving & Storage - Jacksonville, FL	1651 West Edgewood Avenue	Jacksonville	FL	32208	Duval	1	Self Storage	Self Storage	1994		305	Units
6.08	Barclays	U-Haul Moving & Storage - Nashville, TN	3741 Annex Avenue	Nashville	TN	37209	Davidson	1	Self Storage	Self Storage	1977		258	Units
6.09	Barclays	U-Haul Moving & Storage - Leominster, MA	207 Central Street	Leominster	MA	01453	Worcester	1	Self Storage	Self Storage	1950	2000	293	Units
6.10	Barclays	U-Haul Moving & Storage - Pasadena, TX	3536 Red Bluff Road	Pasadena	TX	77503	Harris	1	Self Storage	Self Storage	1979		348	Units
6.11	Barclays	U-Haul Moving & Storage - Evansville, IN	1200 East Riverside Drive	Evansville	IN	47714	Vanderburgh	1	Self Storage	Self Storage	1980, 2015		674	Units
6.12	Barclays	U-Haul Moving & Storage - Erie, PA	5010 Buffalo Road	Erie	PA	16510	Erie	1	Self Storage	Self Storage	1978		281	Units
6.13	Barclays	U-Haul Moving & Storage - Amarillo, TX	5316 Canyon Drive	Amarillo	TX	79109	Randall	1	Self Storage	Self Storage	1978		351	Units
6.14	Barclays	U-Haul Moving & Storage - Garden City, ID	8151 West Chinden Boulevard	Garden City	ID	83714	Ada	1	Self Storage	Self Storage	1980		185	Units
6.15	Barclays	U-Haul Moving & Storage - Milwaukee, WI	7677 West Appleton Avenue	Milwaukee	WI	53222	Milwaukee	1	Self Storage	Self Storage	1963, 1990		166	Units
6.16	Barclays	U-Haul Moving & Storage - Norfolk, VA	5609 Raby Road	Norfolk	VA	23502	Norfolk City	1	Self Storage	Self Storage	1975		118	Units
6.17	Barclays	U-Haul Moving & Storage - Oklahoma City, OK	3101 Southwest 29th Street	Oklahoma City	OK	73119	Oklahoma	1	Self Storage	Self Storage	1978		185	Units
6.18	Barclays	U-Haul Moving & Storage - Norristown, PA	1305 West Main Street	Norristown	PA	19401	Montgomery	1	Self Storage	Self Storage	1960	1983	267	Units
6.19	Barclays	U-Haul Moving & Storage - Albuquerque, NM	6401 Central Avenue Northeast	Albuquerque	NM	87108	Bernalillo	1	Self Storage	Self Storage	1975	1995	234	Units
6.20	Barclays	U-Haul Moving & Storage - Wyoming, MI	2720 Burlingame Avenue Southwest	Wyoming	MI	49509	Kent	1	Self Storage	Self Storage	1969, 1976, 1980		107	Units
6.21	Barclays	U-Haul Moving & Storage - Gulfport, MS	1132 Pass Road	Gulfport	MS	39501	Harrison	1	Self Storage	Self Storage	1964	2006	215	Units
6.22	Barclays	U-Haul Moving & Storage - West Babylon, NY	451 Sunrise Highway	West Babylon	NY	11704	Suffolk	1	Self Storage	Self Storage	1953	1969	91	Units
6.23	Barclays	U-Haul Moving & Storage - Spartanburg, SC	345 Whitney Road	Spartanburg	SC	29303	Spartanburg	1	Self Storage	Self Storage	1966	1970	178	Units
6.24	Barclays	U-Haul Moving & Storage - Hermantown, MN	4723 Miller Trunk Highway	Hermantown	MN	55811	Saint Louis	1	Self Storage	Self Storage	1979	2015	137	Units
6.25	Barclays	U-Haul Moving & Storage - Bedford, OH	160 Broadway Avenue	Bedford	OH	44146	Cuyahoga	1	Self Storage	Self Storage	1954	1979	210	Units
6.26	Barclays	U-Haul Moving & Storage - Bloomington, IL	1206 North Main Street	Bloomington	IL	61701	McLean	1	Self Storage	Self Storage	1948		124	Units
6.27	Barclays	U-Haul Moving & Storage - Dothan, AL	1402 Montgomery Highway	Dothan	AL	36301	Houston	1	Self Storage	Self Storage	1945		179	Units
7	Barclays	Marriott - Troy, MI	200 West Big Beaver Road	Troy	MI	48084	Oakland	1	Hotel	Full Service	1990	2014	350	Rooms
8	JPMCB	Wolf Creek Apartments	403 Wolf Creek Circle	Raleigh	NC	27606	Wake	1	Multifamily	Student	2001, 2007	2016	1,392	Beds
9	JPMCB	The 9	2017 & 2123 East 9th Street	Cleveland	OH	44115	Cuyahoga	1	Mixed Use	Hotel/Multifamily/Parking	1971, 1972	2014	Various	Various
9.01	JPMCB	Tower Parking Garage	2123 East 9th Street	Cleveland	OH	44115	Cuyahoga		Other	Parking	1972	2014	263,589	Square Feet
9.02	JPMCB	The Metropolitan Hotel	2017 East 9th Street	Cleveland	OH	44115	Cuyahoga		Hotel	Full Service	1971	2014	156	Rooms
9.03	JPMCB	Concierge Living at the Nine	2017 East 9th Street	Cleveland	OH	44115	Cuyahoga		Multifamily	High-Rise	1971	2014	104	Units
10	SMF II	Simply Self Storage Midwest Portfolio	Various	Various	Various	Various	Various	6	Self Storage	Self Storage	Various		3,866	Units
10.01	SMF II	Goodman Road	5365 Goodman Road	Olive Branch	MS	38654	DeSoto	1	Self Storage	Self Storage	2004, 2008		1,200	Units
10.02	SMF II	Bart Conner Drive	3213 Bart Conner Drive	Norman	OK	73072	Cleveland	1	Self Storage	Self Storage	1984, 1994, 2001		657	Units
10.03	SMF II	LA Highway 16	34570 LA Highway 16	Denham Springs	LA	70706	Livingston	1	Self Storage	Self Storage	2003		577	Units
10.04	SMF II	12th Avenue Southeast	275 12th Avenue Southeast	Norman	OK	73071	Cleveland	1	Self Storage	Self Storage	2003, 2013, 2015		653	Units
10.05	SMF II	Mueschke Road	15814 Mueschke Road	Cypress	TX	77433	Harris	1	Self Storage	Self Storage	2008, 2012		417	Units
10.06	SMF II	Veterans Boulevard	1900 Veterans Boulevard	Ardmore	OK	73401	Carter	1	Self Storage	Self Storage	1992, 2007		362	Units
11	JPMCB	Aventura View	2999 Northeast 191st Street	Aventura	FL	33180	Miami-Dade	1	Office	Suburban	1988	2015	107,304	Square Feet
12	JPMCB	Cypress Pointe Apartments	425 South Hubbards Lane	Louisville	KY	40207	Jefferson	1	Multifamily	Garden	1985	2015	444	Units
13	JPMCB	Hilton Garden Inn Lake Oswego	14850 Kruse Oaks Boulevard	Lake Oswego	OR	97035	Clackamas	1	Hotel	Limited Service	2000	2015	179	Rooms
14	Barclays	ExchangeRight Net Leased Portfolio 11	Various	Various	Various	Various	Various	17	Retail	Freestanding	Various	Various	204,095	Square Feet
14.01	Barclays	Hobby Lobby - Lawrenceville, GA	1200 Scenic Highway	Lawrenceville	GA	30045	Gwinnett	1	Retail	Freestanding	2014		54,783	Square Feet
14.02	Barclays	Walgreens - Lawrenceville, GA	181 South Clayton Street	Lawrenceville	GA	30046	Gwinnett	1	Retail	Freestanding	2001		15,066	Square Feet
14.03	Barclays	CVS Pharmacy - Las Vegas, NV	3485 East Owens Avenue	Las Vegas	NV	89030	Clark	1	Retail	Freestanding	2002		15,618	Square Feet
14.04	Barclays	Sherwin-Williams - Winston-Salem, NC	355 Witt Street	Winston Salem	NC	27103	Forsyth	1	Retail	Freestanding	2015		10,186	Square Feet
14.05	Barclays	Dollar General - Gretna, LA	1020 Behrman Highway	Gretna	LA	70056	Jefferson	1	Retail	Freestanding	2014		9,170	Square Feet
14.06	Barclays	Family Dollar - Port St. John, FL	4755 Fay Boulevard	Port Saint John	FL	32927	Brevard	1	Retail	Freestanding	2015		8,320	Square Feet
14.07	Barclays	Advance Auto Parts - Superior, WI	2002 Tower Avenue	Superior	WI	54880	Douglas	1	Retail	Freestanding	2014		6,878	Square Feet
14.08	Barclays	Advance Auto Parts - Dalton, GA	1005 South Thornton Avenue	Dalton	GA	30720	Whitfield	1	Retail	Freestanding	2014		6,400	Square Feet
14.09	Barclays	Family Dollar - Shreveport (Caddo), LA	810 Caddo Street	Shreveport	LA	71101	Caddo	1	Retail	Freestanding	2015		9,276	Square Feet
14.10	Barclays	Napa Auto Parts - Bloomington, IL	8 Currency Drive	Bloomington	IL	61704	McLean	1	Retail	Freestanding	2004		7,698	Square Feet
14.11	Barclays	Napa Auto Parts - Morton, IL	230 Detroit Avenue	Morton	IL	61550	Tazewell	1	Retail	Freestanding	1968	2013	10,585	Square Feet
14.12	Barclays	Dollar General - Douglasville, GA	3990 Riley Road	Douglasville	GA	30134	Douglas	1	Retail	Freestanding	2015		9,291	Square Feet
14.13	Barclays	Dollar General - Shreveport (MLK Drive), LA	2520 Doctor Martin Luther King Drive	Shreveport	LA	71107	Caddo	1	Retail	Freestanding	1990		9,014	Square Feet
14.14	Barclays	Advance Auto Parts - New Bern, NC	1210 South Glenburnie Road	New Bern	NC	28562	Craven	1	Retail	Freestanding	1992		7,050	Square Feet
14.15	Barclays	Dollar General - Sumter (Church), SC	20 North Saint Pauls Church Road	Sumter	SC	29154	Sumter	1	Retail	Freestanding	2011		9,026	Square Feet
14.16	Barclays	Dollar General - Mobile (Dauphine), AL	2158 Dauphin Island Parkway	Mobile	AL	36605	Mobile	1	Retail	Freestanding	2010		8,988	Square Feet
14.17	Barclays	Napa Auto Parts - Decatur, IL	3110 North Woodford Street	Decatur	IL	62526	Macon	1	Retail	Freestanding	1977		6,746	Square Feet
15	SMF II	Hampton Inn & Suites by Hilton - Lynnwood	19324 Alderwood Mall Parkway	Lynnwood	WA	98036	Snohomish	1	Hotel	Limited Service	1998	2015	152	Rooms
16	RCMC	Hannibal Square II Portfolio	400, 430, 433, 463, 535 & 558 West New England Avenue and 402 West Welbourne Avenue	Winter Park	FL	32789	Orange	1	Mixed Use	Retail/Office/Multifamily	1945, 1953, 1961, 1987, 1999, 2001, 2004, 2005, 2013		96,398	Square Feet
17	JPMCB	University Parke	19500 14 Mile Road	Big Rapids	MI	49307	Mecosta	1	Multifamily	Student	2007		468	Beds
18	RCMC	Rhodes Ranch	7345-7445 South Durango Drive	Las Vegas	NV	89113	Clark	1	Retail	Shadow Anchored	2004, 2007		70,672	Square Feet
19	JPMCB	Casa De Fuentes Apartments	11700 Stearns Street	Overland Park	KS	66210	Johnson	1	Multifamily	Garden	1986		288	Units
20	Barclays	Largo Hotel Portfolio	Various	Largo	FL	33770	Pinellas	2	Hotel	Limited Service	Various	Various	187	Rooms
20.01	Barclays	Hampton Inn & Suites - Largo, FL	100 East Bay Drive	Largo	FL	33770	Pinellas	1	Hotel	Limited Service	2005	2012	92	Rooms
20.02	Barclays	Holiday Inn Express & Suites - Largo, FL	210 Seminole Boulevard	Largo	FL	33770	Pinellas	1	Hotel	Limited Service	2009		95	Rooms
21	SMF II	Seeley Building	1800 South Brand Boulevard	Glendale	CA	91204	Los Angeles	1	Mixed Use	Office/Retail	1925	2012	58,032	Square Feet
22	Barclays	Summit at Town Lake	2060 Eagle Drive	Woodstock	GA	30189	Cherokee	1	Retail	Anchored	2009		59,722	Square Feet
23	Barclays	Waynesville Commons Power Center	265 Town Center Loop	Waynesville	NC	28786	Haywood	1	Retail	Anchored	2012		126,901	Square Feet
24	Barclays	111 Townsend	111 Townsend Street	San Francisco	CA	94107	San Francisco	1	Office	CBD	1911	2015	23,826	Square Feet
25	RCMC	Pines of Roanoke Apartments	4630 Roxbury Lane	Roanoke	VA	24018	Roanoke	1	Multifamily	Garden	1976		216	Units
26	JPMCB	Hilton Garden Inn Chattanooga	2343 Shallowford Village Drive	Chattanooga	TN	37421	Hamilton	1	Hotel	Limited Service	2004		112	Rooms
27	SMF II	Austin Industrial Portfolio	Various	Austin	TX	Various	Travis	2	Industrial	Flex	Various		163,063	Square Feet
27.01	SMF II	Burleson	5214 Burleson Road	Austin	TX	78744	Travis	1	Industrial	Flex	1980		93,063	Square Feet
27.02	SMF II	Wall Street	8906 Wall Street	Austin	TX	78754	Travis	1	Industrial	Flex	1985		70,000	Square Feet
28	JPMCB	Vancouvercenter Apartments	601 Columbia Street	Vancouver	WA	98660	Clark	1	Multifamily	Mid-Rise	2005		82	Units
29	Barclays	Shoppes at Sherbrooke	8888 Lantana Road	Lake Worth	FL	33467	Palm Beach	1	Retail	Anchored	2004		57,901	Square Feet
30	Barclays	Longmeadow Professional Park	167-175 Dwight Road	Longmeadow	MA	01106	Hampden	1	Office	Suburban	1985-1990		79,020	Square Feet
31	JPMCB	Rancho Pavilion	701-777 North Rancho Drive	Las Vegas	NV	89106	Clark	1	Mixed Use	Office/Retail	1965	2005	71,008	Square Feet
32	RCMC	Villas at Helen of Troy	1325 Northwestern Drive	El Paso	TX	79912	El Paso	1	Multifamily	Garden	2013		108	Units
33	RCMC	Stafford Apartments	716 Washington Place	Baltimore	MD	21201	Baltimore City	1	Multifamily	Student	1900		96	Units
34	Barclays	750 Central Avenue	750 Central Avenue	University Park	IL	60484	Will	1	Industrial	Warehouse	1981	2015	186,560	Square Feet
35	JPMCB	Topanga Park Retail Portfolio	Various	Various	TX	Various	Various	3	Retail	Unanchored	Various		22,727	Square Feet
35.01	JPMCB	Granbury	331 East Highway 377	Granbury	TX	76048	Hood	1	Retail	Unanchored	2015		9,057	Square Feet
35.02	JPMCB	Rockwall	3035 Ridge Road	Rockwall	TX	75032	Rockwall	1	Retail	Unanchored	2015		7,281	Square Feet
35.03	JPMCB	Rowlett	2101 Lakeview Parkway	Rowlett	TX	75088	Dallas	1	Retail	Unanchored	2014		6,389	Square Feet

A-1-1

ANNEX A-1

								Number of	Property	Property		Year		Unit of
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)	Measure
36	Barclays	Tangerine Crossing	12100 North Thornydale Road	Marana	AZ	85658	Pima	1	Retail	Shadow Anchored	2008		33,119	Square Feet
37	RCMC	Shoppes at St. Lucie West	1718-1748 Southwest Saint Lucie West Boulevard	Port Saint Lucie	FL	34986	Saint Lucie	1	Retail	Unanchored	2005		25,607	Square Feet
38	Barclays	Greenville South Shopping Center	1746 Highway 1 South	Greenville	MS	38701	Washington	1	Retail	Anchored	1986	2005	125,212	Square Feet
39	Barclays	The Summit Building	8555 16th Street	Silver Spring	MD	20910	Montgomery	1	Office	Medical	1964		81,708	Square Feet
40	SMF II	Peachtree Square Industrial Park	2675, 2687, 2703, 2691, 2692 & 2695 Peachtree Square	Atlanta	GA	30360	Dekalb	1	Industrial	Flex	1973	2004	135,999	Square Feet
41	Barclays	The River House	38 Front Street	Binghamton	NY	13905	Broome	1	Mixed Use	Multifamily/Office	1964		64,176	Square Feet
42	Barclays	Holiday Inn Express & Suites - Woodland, CA	2070 Freeway Drive	Woodland	CA	95776	Yolo	1	Hotel	Limited Service	2002	2015	70	Rooms
43	Barclays	EDC Portfolio	Various	Chicago	IL	Various	Cook	10	Multifamily	Garden	Various	Various	98	Units
43.01	Barclays	7001 South Merrill Avenue	7001 South Merrill Avenue	Chicago	IL	60649	Cook	1	Multifamily	Garden	1926	2015	25	Units
43.02	Barclays	6757 South Clyde Avenue	6757 South Clyde Avenue	Chicago	IL	60649	Cook	1	Multifamily	Garden	1917	2015	12	Units
43.03	Barclays	5034 South Champlain Avenue	5034 South Champlain Avenue	Chicago	IL	60615	Cook	1	Multifamily	Garden	1903	2015	12	Units
43.04	Barclays	6900 South Paxton Avenue	6900 South Paxton Avenue	Chicago	IL	60649	Cook	1	Multifamily	Garden	1923	2015	12	Units
43.05	Barclays	6633 South Woodlawn Avenue	6633 South Woodlawn Avenue	Chicago	IL	60637	Cook	1	Multifamily	Garden	1903	2014	6	Units
43.06	Barclays	6734 South Clyde Avenue	6734 South Clyde Avenue	Chicago	IL	60649	Cook	1	Multifamily	Garden	1920	2014	6	Units
43.07	Barclays	6514 South Ellis Avenue	6514 South Ellis Avenue	Chicago	IL	60637	Cook	1	Multifamily	Garden	1911	2014	6	Units
43.08	Barclays	1514 East 67th Place	1514 East 67th Place	Chicago	IL	60637	Cook	1	Multifamily	Garden	1910	2014	6	Units
43.09	Barclays	7842 South Oglesby Avenue	7842 South Oglesby Avenue	Chicago	IL	60649	Cook	1	Multifamily	Garden	1931	2015	7	Units
43.10	Barclays	8135 South Kingston Avenue	8135 South Kingston Avenue	Chicago	IL	60617	Cook	1	Multifamily	Garden	1932	2015	6	Units
44	Barclays	Executive Office Terrace	111 & 223 West Anderson Lane	Austin	TX	78752	Travis	1	Office	Suburban	1971	2015	74,750	Square Feet
45	Barclays	Lubbock Southwest Shopping Center	6301 82nd Street	Lubbock	TX	79424	Lubbock	1	Retail	Shadow Anchored	2006		30,000	Square Feet
46	RCMC	Bargain Storage Black Canyon	17201 North Black Canyon Highway	Phoenix	AZ	85023	Maricopa	1	Self Storage	Self Storage	1985	2013	841	Units
47	Barclays	Boutte Shopping Center	12895 Highway 90	Luling	LA	70070	Saint Charles Parish	1	Retail	Shadow Anchored	2007		33,340	Square Feet
48	Barclays	Fall Haven Apartments	509 Lake Street	Ithaca	NY	14850	Tompkins	1	Multifamily	Garden	1940, 1990		51	Units
49	SMF II	Stockbridge Apartments	3328 Euclid Avenue	Cleveland	OH	44115	Cuyahoga	1	Multifamily	Mid-Rise	1911	2013	77	Units
50	SMF II	College Plaza	2820 Central Avenue Southeast	Albuquerque	NM	87106	Bernalillo	1	Retail	Unanchored	1956		16,435	Square Feet

A-1-2

ANNEX A-1

									Original		Current						Net
				Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage
Loan #	Seller(1)	Property Name	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)
1	Barclays	215 Park Avenue South	76.5%	01/28/16	240,000,000	12/31/15	39.6%	95,000,000	293	95,000,000	293	9.3%	No	No	4.22000	0.01422	4.20578
2	Barclays	5 Penn Plaza	97.2%	11/01/15	540,000,000	11/01/15	48.1%	78,000,000	400	78,000,000	400	7.6%	No	No	4.86153	0.01422	4.84731
3	JPMCB	32 Avenue of the Americas	99.6%	08/12/15	770,000,000	08/04/15	55.2%	72,500,000	365	72,500,000	365	7.1%	No	No	4.83200	0.01422	4.81778
4	JPMCB	7700 Parmer	94.0%	12/01/15	272,250,000	11/30/15	65.0%	70,000,000	194	70,000,000	194	6.8%	No	No	4.59300	0.01922	4.57378
5	JPMCB	Naples Grande Beach Resort	69.9%	11/30/15	263,750,000	11/13/15	62.6%	70,000,000	348,101	70,000,000	348,101	6.8%	No	No	4.95000	0.02422	4.92578
6	Barclays	U-Haul Portfolio - AREC 11	82.5%	11/30/15	92,545,000	Various	59.3%	55,000,000	7,505	54,890,113	7,490	5.4%	No	No	4.23300	0.01422	4.21878
6.01	Barclays	U-Haul Moving & Storage - Moreno Valley, CA	95.9%	11/30/15	8,250,000	11/11/15		5,100,000		5,089,810		0.5%
6.02	Barclays	U-Haul Moving & Storage - Gardena, CA	94.7%	11/30/15	9,600,000	11/09/15		4,800,000		4,790,410		0.5%
6.03	Barclays	U-Haul Moving & Storage - Hamden, CT	82.2%	11/30/15	5,200,000	11/10/15		3,725,000		3,717,558		0.4%
6.04	Barclays	U-Haul Moving & Storage - Syracuse, NY	65.4%	11/30/15	4,780,000	11/12/15		3,240,000		3,233,527		0.3%
6.05	Barclays	U-Haul Moving & Storage - Phoenix, AZ	94.7%	11/30/15	4,600,000	11/19/15		2,800,000		2,794,406		0.3%
6.06	Barclays	U-Haul Moving & Storage - Raleigh, NC	91.1%	11/30/15	4,300,000	11/12/15		2,580,000		2,574,845		0.3%
6.07	Barclays	U-Haul Moving & Storage - Jacksonville, FL	94.1%	11/30/15	3,650,000	11/11/15		2,500,000		2,495,005		0.2%
6.08	Barclays	U-Haul Moving & Storage - Nashville, TN	89.1%	11/30/15	3,650,000	11/18/15		2,425,000		2,420,155		0.2%
6.09	Barclays	U-Haul Moving & Storage - Leominster, MA	92.8%	11/30/15	3,200,000	11/07/15		2,150,000		2,145,704		0.2%
6.10	Barclays	U-Haul Moving & Storage - Pasadena, TX	97.4%	11/30/15	3,170,000	11/04/15		2,100,000		2,095,804		0.2%
6.11	Barclays	U-Haul Moving & Storage - Evansville, IN	38.6%	11/30/15	5,780,000	11/10/15		2,050,000		2,045,904		0.2%
6.12	Barclays	U-Haul Moving & Storage - Erie, PA	92.9%	11/30/15	3,300,000	11/10/15		1,975,000		1,971,054		0.2%
6.13	Barclays	U-Haul Moving & Storage - Amarillo, TX	78.6%	11/30/15	3,400,000	11/04/15		1,930,000		1,926,144		0.2%
6.14	Barclays	U-Haul Moving & Storage - Garden City, ID	89.7%	11/30/15	3,720,000	11/11/15		1,925,000		1,921,154		0.2%
6.15	Barclays	U-Haul Moving & Storage - Milwaukee, WI	91.0%	11/30/15	2,680,000	11/11/15		1,825,000		1,821,354		0.2%
6.16	Barclays	U-Haul Moving & Storage - Norfolk, VA	84.7%	11/30/15	2,850,000	11/12/15		1,525,000		1,521,953		0.1%
6.17	Barclays	U-Haul Moving & Storage - Oklahoma City, OK	84.9%	11/30/15	2,190,000	11/04/15		1,455,000		1,452,093		0.1%
6.18	Barclays	U-Haul Moving & Storage - Norristown, PA	71.5%	11/30/15	2,725,000	11/27/15		1,415,000		1,412,173		0.1%
6.19	Barclays	U-Haul Moving & Storage - Albuquerque, NM	79.1%	11/30/15	2,100,000	11/11/15		1,410,000		1,407,183		0.1%
6.20	Barclays	U-Haul Moving & Storage - Wyoming, MI	98.1%	11/30/15	2,100,000	11/10/15		1,280,000		1,277,443		0.1%
6.21	Barclays	U-Haul Moving & Storage - Gulfport, MS	86.5%	11/30/15	2,150,000	11/19/15		1,250,000		1,247,503		0.1%
6.22	Barclays	U-Haul Moving & Storage - West Babylon, NY	97.8%	11/30/15	1,650,000	11/11/15		1,040,000		1,037,922		0.1%
6.23	Barclays	U-Haul Moving & Storage - Spartanburg, SC	73.0%	11/30/15	1,450,000	11/19/15		985,000		983,032		0.1%
6.24	Barclays	U-Haul Moving & Storage - Hermantown, MN	91.2%	11/30/15	1,600,000	11/19/15		965,000		963,072		0.1%
6.25	Barclays	U-Haul Moving & Storage - Bedford, OH	92.9%	11/30/15	1,400,000	11/25/15		950,000		948,102		0.1%
6.26	Barclays	U-Haul Moving & Storage - Bloomington, IL	80.6%	11/30/15	1,550,000	11/18/15		800,000		798,402		0.1%
6.27	Barclays	U-Haul Moving & Storage - Dothan, AL	79.9%	11/30/15	1,500,000	11/19/15		800,000		798,402		0.1%
7	Barclays	Marriott - Troy, MI	71.7%	12/31/15	71,300,000	10/20/15	67.9%	48,500,000	138,571	48,438,324	138,395	4.7%	No	No	5.36500	0.01422	5.35078
8	JPMCB	Wolf Creek Apartments	93.8%	11/24/15	65,200,000	10/05/15	67.5%	44,000,000	31,609	44,000,000	31,609	4.3%	No	No	4.86000	0.01422	4.84578
9	JPMCB	The 9	80.1%	09/30/15	115,450,000	06/24/15	66.7%	37,000,000	Various	37,000,000	Various	3.6%	No	No	4.93100	0.04422	4.88678
9.01	JPMCB	Tower Parking Garage		09/30/15	17,250,000	06/24/15
9.02	JPMCB	The Metropolitan Hotel	66.6%	09/30/15	58,600,000	06/24/15
9.03	JPMCB	Concierge Living at the Nine	100.0%	09/30/15	39,600,000	06/24/15
10	SMF II	Simply Self Storage Midwest Portfolio	84.8%	12/17/15	44,510,000	Various	71.0%	31,605,000	8,175	31,605,000	8,175	3.1%	No	No	4.82300	0.01422	4.80878
10.01	SMF II	Goodman Road	86.8%	12/17/15	15,380,000	11/16/15		10,650,000		10,650,000		1.0%
10.02	SMF II	Bart Conner Drive	85.5%	12/17/15	7,820,000	11/12/15		5,655,000		5,655,000		0.6%
10.03	SMF II	LA Highway 16	89.6%	12/17/15	7,360,000	11/18/15		5,310,000		5,310,000		0.5%
10.04	SMF II	12th Avenue Southeast	79.3%	12/17/15	6,090,000	11/12/15		4,560,000		4,560,000		0.4%
10.05	SMF II	Mueschke Road	89.9%	12/17/15	6,140,000	11/23/15		4,240,000		4,240,000		0.4%
10.06	SMF II	Veterans Boulevard	73.8%	12/17/15	1,720,000	11/12/15		1,190,000		1,190,000		0.1%
11	JPMCB	Aventura View	84.8%	11/01/15	39,100,000	11/12/15	66.5%	28,000,000	261	28,000,000	261	2.7%	No	No	4.62000	0.01422	4.60578
12	JPMCB	Cypress Pointe Apartments	95.0%	11/16/15	35,650,000	11/18/15	74.8%	26,681,000	60,092	26,681,000	60,092	2.6%	No	Yes - Group 1	4.62300	0.01422	4.60878
13	JPMCB	Hilton Garden Inn Lake Oswego	80.7%	08/31/15	39,400,000	10/13/15	63.8%	25,125,000	140,363	25,125,000	140,363	2.5%	No	No	5.04600	0.01422	5.03178
14	Barclays	ExchangeRight Net Leased Portfolio 11	100.0%	03/06/16	42,215,000	Various	59.2%	25,012,000	123	25,012,000	123	2.4%	No	No	4.58600	0.01422	4.57178
14.01	Barclays	Hobby Lobby - Lawrenceville, GA	100.0%	03/06/16	7,800,000	11/10/15		4,675,000		4,675,000		0.5%
14.02	Barclays	Walgreens - Lawrenceville, GA	100.0%	03/06/16	6,325,000	11/12/15		3,703,000		3,703,000		0.4%
14.03	Barclays	CVS Pharmacy - Las Vegas, NV	100.0%	03/06/16	6,100,000	11/11/15		3,590,000		3,590,000		0.4%
14.04	Barclays	Sherwin-Williams - Winston-Salem, NC	100.0%	03/06/16	1,980,000	10/05/15		1,171,000		1,171,000		0.1%
14.05	Barclays	Dollar General - Gretna, LA	100.0%	03/06/16	1,970,000	11/10/15		1,152,000		1,152,000		0.1%
14.06	Barclays	Family Dollar - Port St. John, FL	100.0%	03/06/16	1,900,000	10/07/15		1,132,000		1,132,000		0.1%
14.07	Barclays	Advance Auto Parts - Superior, WI	100.0%	03/06/16	1,920,000	10/20/15		1,125,000		1,125,000		0.1%
14.08	Barclays	Advance Auto Parts - Dalton, GA	100.0%	03/06/16	1,830,000	11/10/15		1,095,000		1,095,000		0.1%
14.09	Barclays	Family Dollar - Shreveport (Caddo), LA	100.0%	03/06/16	1,770,000	10/21/15		1,061,000		1,061,000		0.1%
14.10	Barclays	Napa Auto Parts - Bloomington, IL	100.0%	03/06/16	1,600,000	10/15/15		945,000		945,000		0.1%
14.11	Barclays	Napa Auto Parts - Morton, IL	100.0%	03/06/16	1,550,000	10/15/15		914,000		914,000		0.1%
14.12	Barclays	Dollar General - Douglasville, GA	100.0%	03/06/16	1,525,000	11/13/15		911,000		911,000		0.1%
14.13	Barclays	Dollar General - Shreveport (MLK Drive), LA	100.0%	03/06/16	1,300,000	11/10/15		778,000		778,000		0.1%
14.14	Barclays	Advance Auto Parts - New Bern, NC	100.0%	03/06/16	1,300,000	07/16/15		771,000		771,000		0.1%
14.15	Barclays	Dollar General - Sumter (Church), SC	100.0%	03/06/16	1,125,000	11/20/15		670,000		670,000		0.1%
14.16	Barclays	Dollar General - Mobile (Dauphine), AL	100.0%	03/06/16	1,120,000	11/11/15		669,000		669,000		0.1%
14.17	Barclays	Napa Auto Parts - Decatur, IL	100.0%	03/06/16	1,100,000	11/09/15		650,000		650,000		0.1%
15	SMF II	Hampton Inn & Suites by Hilton - Lynnwood	81.1%	11/30/15	30,300,000	11/13/15	68.4%	20,750,000	136,513	20,722,226	136,330	2.0%	No	No	5.01000	0.01422	4.99578
16	RCMC	Hannibal Square II Portfolio	99.2%	12/06/15	28,250,000	01/01/16	66.0%	18,650,000	193	18,650,000	193	1.8%	No	No	5.08000	0.01422	5.06578
17	JPMCB	University Parke	98.1%	01/14/16	24,400,000	12/17/15	74.7%	18,225,000	38,942	18,225,000	38,942	1.8%	No	No	4.85000	0.01422	4.83578
18	RCMC	Rhodes Ranch	98.0%	11/30/15	28,300,000	11/06/15	62.5%	17,700,000	250	17,700,000	250	1.7%	No	No	4.90000	0.04172	4.85828
19	JPMCB	Casa De Fuentes Apartments	94.1%	11/19/15	23,150,000	11/12/15	69.6%	16,109,000	55,934	16,109,000	55,934	1.6%	No	Yes - Group 1	4.62300	0.01422	4.60878
20	Barclays	Largo Hotel Portfolio	81.3%	11/30/15	22,100,000	11/02/15	69.2%	15,350,000	82,086	15,296,042	81,797	1.5%	No	No	4.94800	0.01422	4.93378
20.01	Barclays	Hampton Inn & Suites - Largo, FL	83.6%	11/30/15	12,900,000	11/02/15		9,000,000		8,968,363		0.9%
20.02	Barclays	Holiday Inn Express & Suites - Largo, FL	79.1%	11/30/15	9,200,000	11/02/15		6,350,000		6,327,679		0.6%
21	SMF II	Seeley Building	91.2%	12/17/15	19,200,000	11/23/15	62.0%	11,900,000	205	11,900,000	205	1.2%	No	No	4.95400	0.01422	4.93978
22	Barclays	Summit at Town Lake	95.3%	07/31/15	16,700,000	08/08/15	65.9%	11,000,000	184	11,000,000	184	1.1%	No	Yes - Group 2	4.15000	0.01422	4.13578
23	Barclays	Waynesville Commons Power Center	100.0%	10/26/15	14,500,000	11/06/15	75.0%	10,875,000	86	10,875,000	86	1.1%	No	No	4.76600	0.01422	4.75178
24	Barclays	111 Townsend	100.0%	03/06/16	18,760,000	01/05/16	53.3%	10,000,000	420	10,000,000	420	1.0%	No	No	4.31400	0.01422	4.29978
25	RCMC	Pines of Roanoke Apartments	91.7%	11/24/15	14,100,000	11/18/15	70.9%	10,000,000	46,296	10,000,000	46,296	1.0%	No	No	5.05000	0.05172	4.99828
26	JPMCB	Hilton Garden Inn Chattanooga	77.9%	10/31/15	16,500,000	11/04/15	60.5%	10,000,000	89,286	9,975,006	89,063	1.0%	No	No	4.79600	0.01422	4.78178
27	SMF II	Austin Industrial Portfolio	96.1%	12/01/15	13,550,000	12/16/15	72.0%	9,750,000	60	9,750,000	60	1.0%	No	No	4.99000	0.01422	4.97578
27.01	SMF II	Burleson	95.9%	12/01/15	7,600,000	12/16/15		5,450,000		5,450,000		0.5%
27.02	SMF II	Wall Street	96.4%	12/01/15	5,950,000	12/16/15		4,300,000		4,300,000		0.4%
28	JPMCB	Vancouvercenter Apartments	97.6%	11/24/15	17,000,000	12/02/15	52.9%	9,000,000	109,756	9,000,000	109,756	0.9%	No	No	4.77000	0.01422	4.75578
29	Barclays	Shoppes at Sherbrooke	96.5%	07/31/15	13,600,000	08/09/15	60.7%	8,250,000	142	8,250,000	142	0.8%	No	Yes - Group 2	4.16000	0.01422	4.14578
30	Barclays	Longmeadow Professional Park	92.6%	01/14/16	11,900,000	12/10/15	68.8%	8,195,000	104	8,184,822	104	0.8%	No	No	5.53000	0.06172	5.46828
31	JPMCB	Rancho Pavilion	97.0%	07/31/15	10,800,000	09/14/15	74.1%	8,000,000	113	8,000,000	113	0.8%	No	No	4.55000	0.01422	4.53578
32	RCMC	Villas at Helen of Troy	94.4%	01/04/16	11,100,000	12/07/15	70.3%	7,800,000	72,222	7,800,000	72,222	0.8%	No	No	4.87000	0.01422	4.85578
33	RCMC	Stafford Apartments	96.9%	12/11/15	12,410,000	10/08/15	62.0%	7,700,000	80,208	7,700,000	80,208	0.8%	No	No	5.08000	0.07172	5.00828
34	Barclays	750 Central Avenue	100.0%	03/06/16	11,000,000	08/11/15	66.5%	7,350,000	39	7,314,355	39	0.7%	No	No	4.83400	0.01422	4.81978
35	JPMCB	Topanga Park Retail Portfolio	95.0%	Various	9,750,000	Various	71.8%	7,000,000	308	7,000,000	308	0.7%	No	No	4.88000	0.01422	4.86578
35.01	JPMCB	Granbury	100.0%	11/30/15	4,100,000	12/02/15		2,943,590		2,943,590		0.3%
35.02	JPMCB	Rockwall	84.5%	12/31/15	2,990,000	12/03/15		2,146,667		2,146,667		0.2%
35.03	JPMCB	Rowlett	100.0%	12/31/15	2,660,000	12/03/15		1,909,744		1,909,744		0.2%

A-1-3

ANNEX A-1

									Original		Current						Net
				Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage
Loan #	Seller(1)	Property Name	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)
36	Barclays	Tangerine Crossing	96.4%	09/21/15	9,600,000	08/07/15	72.9%	7,000,000	211	7,000,000	211	0.7%	No	No	4.70000	0.01422	4.68578
37	RCMC	Shoppes at St. Lucie West	100.0%	12/11/15	9,800,000	10/02/15	70.2%	6,900,000	269	6,883,542	269	0.7%	No	No	5.05000	0.01422	5.03578
38	Barclays	Greenville South Shopping Center	93.9%	12/08/15	9,300,000	11/23/15	73.4%	6,825,000	55	6,825,000	55	0.7%	No	No	4.76200	0.01422	4.74778
39	Barclays	The Summit Building	79.6%	10/06/15	8,900,000	09/29/15	74.4%	6,650,000	81	6,617,474	81	0.6%	No	No	4.79000	0.06422	4.72578
40	SMF II	Peachtree Square Industrial Park	100.0%	12/01/15	8,500,000	12/22/15	71.1%	6,050,000	44	6,041,995	44	0.6%	No	No	5.09000	0.01422	5.07578
41	Barclays	The River House	100.0%	11/20/15	8,100,000	11/12/15	67.9%	5,500,000	86	5,500,000	86	0.5%	No	Yes - Group 3	5.10000	0.01422	5.08578
42	Barclays	Holiday Inn Express & Suites - Woodland, CA	84.3%	09/30/15	10,800,000	08/11/15	49.6%	5,400,000	77,143	5,360,176	76,574	0.5%	No	No	4.78700	0.01422	4.77278
43	Barclays	EDC Portfolio	80.6%	12/10/15	7,790,000	11/23/15	60.8%	4,750,000	48,469	4,738,632	48,353	0.5%	No	No	5.03200	0.01422	5.01778
43.01	Barclays	7001 South Merrill Avenue	60.0%	12/10/15	1,970,000	11/23/15		1,201,220		1,198,345		0.1%
43.02	Barclays	6757 South Clyde Avenue	75.0%	12/10/15	1,040,000	11/23/15		634,146		632,629		0.1%
43.03	Barclays	5034 South Champlain Avenue	91.7%	12/10/15	1,020,000	11/23/15		621,951		620,463		0.1%
43.04	Barclays	6900 South Paxton Avenue	91.7%	12/10/15	950,000	11/23/15		579,268		577,882		0.1%
43.05	Barclays	6633 South Woodlawn Avenue	100.0%	12/10/15	620,000	11/23/15		378,049		377,144		0.0%
43.06	Barclays	6734 South Clyde Avenue	100.0%	12/10/15	530,000	11/23/15		323,171		322,397		0.0%
43.07	Barclays	6514 South Ellis Avenue	83.3%	12/10/15	510,000	11/23/15		310,976		310,231		0.0%
43.08	Barclays	1514 East 67th Place	100.0%	12/10/15	420,000	11/23/15		256,098		255,485		0.0%
43.09	Barclays	7842 South Oglesby Avenue	57.1%	12/10/15	390,000	11/23/15		237,805		237,236		0.0%
43.10	Barclays	8135 South Kingston Avenue	100.0%	12/10/15	340,000	11/23/15		207,317		206,821		0.0%
44	Barclays	Executive Office Terrace	93.9%	12/15/15	7,300,000	11/03/15	54.7%	4,000,000	54	3,989,760	53	0.4%	No	No	4.66500	0.01422	4.65078
45	Barclays	Lubbock Southwest Shopping Center	100.0%	12/24/15	5,200,000	12/01/15	73.9%	3,850,000	128	3,843,299	128	0.4%	No	Yes - Group 4	5.35700	0.01422	5.34278
46	RCMC	Bargain Storage Black Canyon	78.6%	12/10/15	5,410,000	12/02/15	64.7%	3,500,000	4,162	3,500,000	4,162	0.3%	No	No	5.44000	0.01422	5.42578
47	Barclays	Boutte Shopping Center	100.0%	12/24/15	4,400,000	12/02/15	75.0%	3,300,000	99	3,300,000	99	0.3%	No	Yes - Group 4	5.16100	0.01422	5.14678
48	Barclays	Fall Haven Apartments	98.0%	11/10/15	4,700,000	11/12/15	69.1%	3,250,000	63,725	3,250,000	63,725	0.3%	No	Yes - Group 3	5.10000	0.01422	5.08578
49	SMF II	Stockbridge Apartments	96.1%	01/12/16	4,250,000	12/22/15	70.6%	3,000,000	38,961	3,000,000	38,961	0.3%	No	No	5.32000	0.05422	5.26578
50	SMF II	College Plaza	81.9%	01/26/16	3,600,000	11/06/15	65.6%	2,360,000	144	2,360,000	144	0.2%	No	No	5.12100	0.01422	5.10678

A-1-4

ANNEX A-1

				Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period
Loan #	Seller(1)	Property Name	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(11)
1	Barclays	215 Park Avenue South	Actual/360	338,723.38	4,064,680.56	01/29/16	03/06/16			119	0	120	1	6	0	0	02/06/26
2	Barclays	5 Penn Plaza	Actual/360	320,388.33	3,844,659.96	01/06/16	02/06/16			118	0	120	2	6	0	0	01/06/26
3	JPMCB	32 Avenue of the Americas	Actual/360	295,987.96	3,551,855.56	10/05/15	12/01/15			116	0	120	4	1	0	0	11/01/25
4	JPMCB	7700 Parmer	Actual/360	271,646.18	3,259,754.17	11/30/15	01/01/16			117	0	120	3	1	0	0	12/01/25
5	JPMCB	Naples Grande Beach Resort	Actual/360	373,639.00	4,483,668.00	12/18/15	02/01/16	01/01/18	02/01/18	118	360	24	2	1	0	0	01/01/26
6	Barclays	U-Haul Portfolio - AREC 11	Actual/360	297,432.67	3,569,192.04	01/14/16	03/06/16			119	299	0	1	6	0	0	02/06/26
6.01	Barclays	U-Haul Moving & Storage - Moreno Valley, CA
6.02	Barclays	U-Haul Moving & Storage - Gardena, CA
6.03	Barclays	U-Haul Moving & Storage - Hamden, CT
6.04	Barclays	U-Haul Moving & Storage - Syracuse, NY
6.05	Barclays	U-Haul Moving & Storage - Phoenix, AZ
6.06	Barclays	U-Haul Moving & Storage - Raleigh, NC
6.07	Barclays	U-Haul Moving & Storage - Jacksonville, FL
6.08	Barclays	U-Haul Moving & Storage - Nashville, TN
6.09	Barclays	U-Haul Moving & Storage - Leominster, MA
6.10	Barclays	U-Haul Moving & Storage - Pasadena, TX
6.11	Barclays	U-Haul Moving & Storage - Evansville, IN
6.12	Barclays	U-Haul Moving & Storage - Erie, PA
6.13	Barclays	U-Haul Moving & Storage - Amarillo, TX
6.14	Barclays	U-Haul Moving & Storage - Garden City, ID
6.15	Barclays	U-Haul Moving & Storage - Milwaukee, WI
6.16	Barclays	U-Haul Moving & Storage - Norfolk, VA
6.17	Barclays	U-Haul Moving & Storage - Oklahoma City, OK
6.18	Barclays	U-Haul Moving & Storage - Norristown, PA
6.19	Barclays	U-Haul Moving & Storage - Albuquerque, NM
6.20	Barclays	U-Haul Moving & Storage - Wyoming, MI
6.21	Barclays	U-Haul Moving & Storage - Gulfport, MS
6.22	Barclays	U-Haul Moving & Storage - West Babylon, NY
6.23	Barclays	U-Haul Moving & Storage - Spartanburg, SC
6.24	Barclays	U-Haul Moving & Storage - Hermantown, MN
6.25	Barclays	U-Haul Moving & Storage - Bedford, OH
6.26	Barclays	U-Haul Moving & Storage - Bloomington, IL
6.27	Barclays	U-Haul Moving & Storage - Dothan, AL
7	Barclays	Marriott - Troy, MI	Actual/360	271,283.77	3,255,405.24	01/28/16	03/06/16			59	359	0	1	6	0	0	02/06/21
8	JPMCB	Wolf Creek Apartments	Actual/360	232,451.18	2,789,414.16	12/11/15	02/01/16	01/01/19	02/01/19	82	360	36	2	1	0	0	01/01/23
9	JPMCB	The 9	Actual/360	214,813.48	2,577,761.76	11/23/15	01/01/16	12/01/19	01/01/20	117	300	48	3	1	0	0	12/01/25
9.01	JPMCB	Tower Parking Garage
9.02	JPMCB	The Metropolitan Hotel
9.03	JPMCB	Concierge Living at the Nine
10	SMF II	Simply Self Storage Midwest Portfolio	Actual/360	166,260.15	1,995,121.80	12/17/15	02/06/16	01/06/17	02/06/17	118	360	12	2	6	0	0	01/06/26
10.01	SMF II	Goodman Road
10.02	SMF II	Bart Conner Drive
10.03	SMF II	LA Highway 16
10.04	SMF II	12th Avenue Southeast
10.05	SMF II	Mueschke Road
10.06	SMF II	Veterans Boulevard
11	JPMCB	Aventura View	Actual/360	143,875.29	1,726,503.48	12/28/15	02/01/16	01/01/21	02/01/21	118	360	60	2	1	0	0	01/01/26
12	JPMCB	Cypress Pointe Apartments	Actual/360	137,145.63	1,645,747.56	12/11/15	02/01/16	01/01/21	02/01/21	118	360	60	2	1	0	5 (Twice per year)	01/01/26
13	JPMCB	Hilton Garden Inn Lake Oswego	Actual/360	135,583.66	1,627,003.92	12/08/15	02/01/16	01/01/18	02/01/18	58	360	24	2	1	0	5 (Once per year)	01/01/21
14	Barclays	ExchangeRight Net Leased Portfolio 11	Actual/360	96,915.13	1,162,981.56	12/04/15	01/06/16			117	0	120	3	6	0	0	12/06/25
14.01	Barclays	Hobby Lobby - Lawrenceville, GA
14.02	Barclays	Walgreens - Lawrenceville, GA
14.03	Barclays	CVS Pharmacy - Las Vegas, NV
14.04	Barclays	Sherwin-Williams - Winston-Salem, NC
14.05	Barclays	Dollar General - Gretna, LA
14.06	Barclays	Family Dollar - Port St. John, FL
14.07	Barclays	Advance Auto Parts - Superior, WI
14.08	Barclays	Advance Auto Parts - Dalton, GA
14.09	Barclays	Family Dollar - Shreveport (Caddo), LA
14.10	Barclays	Napa Auto Parts - Bloomington, IL
14.11	Barclays	Napa Auto Parts - Morton, IL
14.12	Barclays	Dollar General - Douglasville, GA
14.13	Barclays	Dollar General - Shreveport (MLK Drive), LA
14.14	Barclays	Advance Auto Parts - New Bern, NC
14.15	Barclays	Dollar General - Sumter (Church), SC
14.16	Barclays	Dollar General - Mobile (Dauphine), AL
14.17	Barclays	Napa Auto Parts - Decatur, IL
15	SMF II	Hampton Inn & Suites by Hilton - Lynnwood	Actual/360	111,517.34	1,338,208.08	01/12/16	03/06/16			119	359	0	1	6	0	0	02/06/26
16	RCMC	Hannibal Square II Portfolio	Actual/360	101,031.06	1,212,372.72	01/07/16	03/05/16	02/05/19	03/05/19	119	360	36	1	5	0	0	02/05/26
17	JPMCB	University Parke	Actual/360	96,171.84	1,154,062.08	01/28/16	03/01/16	02/01/18	03/01/18	119	360	24	1	1	0	0	02/01/26
18	RCMC	Rhodes Ranch	Actual/360	73,278.82	879,345.84	12/03/15	01/05/16			117	0	120	3	5	0	0	12/05/25
19	JPMCB	Casa De Fuentes Apartments	Actual/360	82,803.45	993,641.40	12/11/15	02/01/16	01/01/21	02/01/21	118	360	60	2	1	0	5 (Twice per year)	01/01/26
20	Barclays	Largo Hotel Portfolio	Actual/360	81,914.98	982,979.76	12/03/15	01/06/16			117	357	0	3	6	0	0	12/06/25
20.01	Barclays	Hampton Inn & Suites - Largo, FL
20.02	Barclays	Holiday Inn Express & Suites - Largo, FL
21	SMF II	Seeley Building	Actual/360	63,547.64	762,571.68	12/22/15	02/06/16	01/06/18	02/06/18	118	360	24	2	6	0	0	01/06/26
22	Barclays	Summit at Town Lake	Actual/360	38,570.02	462,840.24	09/23/15	11/06/15			55	0	60	5	6	0	0	10/06/20
23	Barclays	Waynesville Commons Power Center	Actual/360	56,834.07	682,008.84	11/24/15	01/06/16	12/06/18	01/06/19	117	360	36	3	6	0	0	12/06/25
24	Barclays	111 Townsend	Actual/360	49,569.39	594,832.68	11/30/15	01/06/16	12/06/20	01/06/21	117	360	60	3	6	0	0	12/06/25
25	RCMC	Pines of Roanoke Apartments	Actual/360	53,988.16	647,857.92	12/17/15	02/05/16	01/05/19	02/05/19	118	360	36	2	5	0	0	01/05/26
26	JPMCB	Hilton Garden Inn Chattanooga	Actual/360	52,442.36	629,308.32	12/21/15	02/01/16			118	358	0	2	1	0	0	01/01/26
27	SMF II	Austin Industrial Portfolio	Actual/360	52,280.54	627,366.48	01/22/16	03/06/16	02/06/18	03/06/18	119	360	24	1	6	0	0	02/06/26
27.01	SMF II	Burleson
27.02	SMF II	Wall Street
28	JPMCB	Vancouvercenter Apartments	Actual/360	47,056.82	564,681.84	12/23/15	02/01/16	01/01/18	02/01/18	118	360	24	2	1	0	0	01/01/26
29	Barclays	Shoppes at Sherbrooke	Actual/360	28,997.22	347,966.64	09/23/15	11/06/15			55	0	60	5	6	0	0	10/06/20
30	Barclays	Longmeadow Professional Park	Actual/360	46,684.68	560,216.16	01/21/16	03/06/16			59	359	0	1	6	0	0	02/06/21
31	JPMCB	Rancho Pavilion	Actual/360	40,772.84	489,274.08	10/07/15	12/01/15	11/01/17	12/01/17	116	360	24	4	1	0	0	11/01/25
32	RCMC	Villas at Helen of Troy	Actual/360	41,254.57	495,054.84	01/08/16	03/05/16	02/05/21	03/05/21	119	360	60	1	5	0	0	02/05/26
33	RCMC	Stafford Apartments	Actual/360	41,712.56	500,550.72	01/08/16	03/05/16	02/05/20	03/05/20	119	360	48	1	5	0	0	02/05/26
34	Barclays	750 Central Avenue	Actual/360	38,714.10	464,569.20	10/16/15	12/06/15			116	356	0	4	6	0	0	11/06/25
35	JPMCB	Topanga Park Retail Portfolio	Actual/360	37,065.82	444,789.84	12/30/15	02/01/16	01/01/17	02/01/17	118	360	12	2	1	0	0	01/01/26
35.01	JPMCB	Granbury
35.02	JPMCB	Rockwall
35.03	JPMCB	Rowlett

A-1-5

ANNEX A-1

				Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period
Loan #	Seller(1)	Property Name	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(11)
36	Barclays	Tangerine Crossing	Actual/360	36,304.65	435,655.80	09/22/15	11/06/15	10/06/18	11/06/18	115	360	36	5	6	0	0	10/06/25
37	RCMC	Shoppes at St. Lucie West	Actual/360	37,251.83	447,021.96	12/15/15	02/05/16			118	358	0	2	5	0	0	01/05/26
38	Barclays	Greenville South Shopping Center	Actual/360	35,651.81	427,821.72	12/11/15	02/06/16	01/06/21	02/06/21	118	360	60	2	6	0	0	01/06/26
39	Barclays	The Summit Building	Actual/360	34,850.06	418,200.72	10/30/15	12/06/15			116	356	0	4	6	0	0	11/06/25
40	SMF II	Peachtree Square Industrial Park	Actual/360	32,811.30	393,735.60	01/26/16	03/06/16			119	359	0	1	6	0	0	02/06/26
41	Barclays	The River House	Actual/360	29,862.24	358,346.88	12/21/15	02/06/16	01/06/18	02/06/18	118	360	24	2	6	0	0	01/06/26
42	Barclays	Holiday Inn Express & Suites - Woodland, CA	Actual/360	35,005.29	420,063.48	12/11/15	01/06/16			117	237	0	3	6	0	0	12/06/25
43	Barclays	EDC Portfolio	Actual/360	25,592.00	307,104.00	12/18/15	02/06/16			118	358	0	2	6	0	0	01/06/26
43.01	Barclays	7001 South Merrill Avenue
43.02	Barclays	6757 South Clyde Avenue
43.03	Barclays	5034 South Champlain Avenue
43.04	Barclays	6900 South Paxton Avenue
43.05	Barclays	6633 South Woodlawn Avenue
43.06	Barclays	6734 South Clyde Avenue
43.07	Barclays	6514 South Ellis Avenue
43.08	Barclays	1514 East 67th Place
43.09	Barclays	7842 South Oglesby Avenue
43.10	Barclays	8135 South Kingston Avenue
44	Barclays	Executive Office Terrace	Actual/360	20,661.45	247,937.40	12/21/15	02/06/16			118	358	0	2	6	0	0	01/06/26
45	Barclays	Lubbock Southwest Shopping Center	Actual/360	23,314.72	279,776.64	01/14/16	03/06/16			119	299	0	1	6	0	0	02/06/26
46	RCMC	Bargain Storage Black Canyon	Actual/360	19,741.06	236,892.72	01/04/16	02/05/16	01/05/18	02/05/18	82	360	24	2	5	0	0	01/05/23
47	Barclays	Boutte Shopping Center	Actual/360	18,041.24	216,494.88	01/08/16	02/06/16	01/06/18	02/06/18	118	360	24	2	6	0	0	01/06/26
48	Barclays	Fall Haven Apartments	Actual/360	17,645.87	211,750.44	12/21/15	02/06/16	01/06/18	02/06/18	118	360	24	2	6	0	0	01/06/26
49	SMF II	Stockbridge Apartments	Actual/360	16,696.42	200,357.04	01/22/16	03/06/16	02/06/17	03/06/17	119	360	12	1	6	0	0	02/06/26
50	SMF II	College Plaza	Actual/360	12,844.08	154,128.96	01/28/16	03/06/16	02/06/20	03/06/20	119	360	48	1	6	0	0	02/06/26

A-1-6

ANNEX A-1

								HISTORICAL FINANCIALS(13)

				Final	Maturity / ARD	Maturity	Prepayment	2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent
Loan #	Seller(1)	Property Name	ARD Loan(11)	Mat Date(11)	Balance ($)(5)	LTV %(4)	Provision (Payments)(12)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)
1	Barclays	215 Park Avenue South	No		95,000,000	39.6%	L(25),Def(90),O(5)	15,138,184	5,661,494	9,476,690	16,852,592	7,276,613	9,575,979	16,449,502	6,536,490	9,913,012	17,628,885
2	Barclays	5 Penn Plaza	No		78,000,000	48.1%	L(26),Def(91),O(3)	30,023,243	12,600,866	17,422,377	32,476,844	13,470,556	19,006,288	32,180,504	13,698,201	18,482,303	34,226,259
3	JPMCB	32 Avenue of the Americas	No		72,500,000	55.2%	L(25),Grtr1%orYM(90),O(5)	58,397,449	20,208,538	38,188,911	63,975,291	21,551,233	42,424,058	61,348,373	21,720,013	39,628,360	62,764,142
4	JPMCB	7700 Parmer	No		70,000,000	65.0%	L(25),Grtr1%orYM(92),O(3)				19,000,264	8,279,224	10,721,040	22,848,182	8,586,688	14,261,495	16,770,056
5	JPMCB	Naples Grande Beach Resort	No		60,486,971	54.1%	L(25),Grtr1%orYM(92),O(3)	48,005,685	38,485,747	9,519,938	52,247,854	40,680,144	11,567,710	52,430,565	41,714,506	10,716,059	59,511,553
6	Barclays	U-Haul Portfolio - AREC 11	Yes	02/06/36	39,953,471	43.2%	L(25),Def(91),O(4)	7,887,096	2,625,354	5,261,743	8,300,955	2,800,357	5,500,598	8,727,758	2,900,898	5,826,860	9,106,896
6.01	Barclays	U-Haul Moving & Storage - Moreno Valley, CA			3,704,776			598,825	141,749	457,075	605,257	143,784	461,473	670,531	151,399	519,132	740,544
6.02	Barclays	U-Haul Moving & Storage - Gardena, CA			3,486,848			526,028	130,186	395,842	607,602	146,879	460,723	619,957	139,972	479,986	654,644
6.03	Barclays	U-Haul Moving & Storage - Hamden, CT			2,705,940			455,225	114,380	340,845	486,545	131,186	355,359	503,698	136,566	367,132	575,831
6.04	Barclays	U-Haul Moving & Storage - Syracuse, NY			2,353,623			421,339	115,700	305,639	465,878	126,511	339,367	460,304	130,904	329,399	498,985
6.05	Barclays	U-Haul Moving & Storage - Phoenix, AZ			2,033,995			382,547	145,113	237,434	401,411	182,796	218,615	454,384	139,515	314,869	482,900
6.06	Barclays	U-Haul Moving & Storage - Raleigh, NC			1,874,181			374,505	115,573	258,932	403,989	115,429	288,560	403,464	117,380	286,084	411,830
6.07	Barclays	U-Haul Moving & Storage - Jacksonville, FL			1,816,067			345,088	104,298	240,790	340,534	111,500	229,034	401,997	128,042	273,955	409,876
6.08	Barclays	U-Haul Moving & Storage - Nashville, TN			1,761,585			328,934	93,022	235,912	343,998	100,328	243,670	375,706	110,750	264,956	380,303
6.09	Barclays	U-Haul Moving & Storage - Leominster, MA			1,561,817			272,244	76,604	195,640	290,287	89,522	200,765	316,842	90,533	226,309	334,298
6.10	Barclays	U-Haul Moving & Storage - Pasadena, TX			1,525,496			289,585	109,362	180,223	296,216	123,126	173,090	347,221	131,645	215,576	371,441
6.11	Barclays	U-Haul Moving & Storage - Evansville, IN			1,489,175			243,849	85,869	157,981	257,324	79,561	177,763	263,611	93,487	170,124	279,696
6.12	Barclays	U-Haul Moving & Storage - Erie, PA			1,434,693			289,685	88,099	201,586	297,608	93,664	203,943	314,576	89,836	224,739	320,229
6.13	Barclays	U-Haul Moving & Storage - Amarillo, TX			1,402,004			304,480	107,200	197,281	341,694	121,451	220,243	355,624	128,006	227,617	359,669
6.14	Barclays	U-Haul Moving & Storage - Garden City, ID			1,398,371			335,945	119,784	216,161	397,644	131,829	265,815	343,431	118,559	224,872	355,302
6.15	Barclays	U-Haul Moving & Storage - Milwaukee, WI			1,325,729			280,092	96,267	183,826	298,480	110,751	187,729	309,542	109,083	200,459	300,672
6.16	Barclays	U-Haul Moving & Storage - Norfolk, VA			1,107,801			281,451	94,744	186,707	272,954	116,069	156,885	286,839	87,228	199,611	292,510
6.17	Barclays	U-Haul Moving & Storage - Oklahoma City, OK			1,056,951			171,187	58,956	112,231	179,893	59,889	120,004	198,922	65,613	133,310	226,587
6.18	Barclays	U-Haul Moving & Storage - Norristown, PA			1,027,894			239,423	114,199	125,224	256,566	118,060	138,506	285,204	131,690	153,514	275,922
6.19	Barclays	U-Haul Moving & Storage - Albuquerque, NM			1,024,262			266,989	85,589	181,400	248,222	81,522	166,700	253,609	86,847	166,762	245,606
6.20	Barclays	U-Haul Moving & Storage - Wyoming, MI			929,826			197,760	79,767	117,993	212,252	82,951	129,300	240,834	92,356	148,478	241,211
6.21	Barclays	U-Haul Moving & Storage - Gulfport, MS			908,033			197,784	68,001	129,783	196,835	70,049	126,786	193,038	78,744	114,295	198,305
6.22	Barclays	U-Haul Moving & Storage - West Babylon, NY			755,484			190,729	85,305	105,424	191,627	91,539	100,087	190,368	125,469	64,899	204,119
6.23	Barclays	U-Haul Moving & Storage - Spartanburg, SC			715,530			194,491	74,035	120,456	181,374	77,268	104,105	191,876	77,102	114,774	194,832
6.24	Barclays	U-Haul Moving & Storage - Hermantown, MN			701,002			176,675	87,325	89,349	206,220	86,725	119,495	199,499	97,049	102,450	206,224
6.25	Barclays	U-Haul Moving & Storage - Bedford, OH			690,105			169,271	94,303	74,968	183,756	64,567	119,189	200,540	92,389	108,151	207,737
6.26	Barclays	U-Haul Moving & Storage - Bloomington, IL			581,141			193,694	82,238	111,456	191,402	84,637	106,765	184,338	89,436	94,902	187,147
6.27	Barclays	U-Haul Moving & Storage - Dothan, AL			581,141			159,270	57,684	101,586	145,389	58,761	86,628	161,800	61,297	100,504	150,476
7	Barclays	Marriott - Troy, MI	No		44,975,226	63.1%	L(25),Def(31),O(4)	17,974,779	13,559,631	4,415,148	19,360,565	14,359,946	5,000,619	19,726,737	14,602,077	5,124,660	20,259,177
8	JPMCB	Wolf Creek Apartments	No		41,264,493	63.3%	L(25),Grtr1%orYM(56),O(3)	7,315,659	3,887,694	3,427,965	7,294,892	3,448,921	3,845,971	7,296,749	3,474,459	3,822,290	7,411,202
9	JPMCB	The 9	No		31,929,948	57.6%	L(25),Grtr1%orYM(92),O(3)										25,909,140
9.01	JPMCB	Tower Parking Garage															2,309,880
9.02	JPMCB	The Metropolitan Hotel															20,441,563
9.03	JPMCB	Concierge Living at the Nine															3,157,697
10	SMF II	Simply Self Storage Midwest Portfolio	No		26,541,153	59.6%	L(26),Def(90),O(4)				2,343,606	875,516	1,468,090	3,210,944	1,190,085	2,020,859	4,035,199
10.01	SMF II	Goodman Road			8,943,625						953,091	359,719	593,372	1,152,048	398,384	753,664	1,290,747
10.02	SMF II	Bart Conner Drive			4,748,939						667,082	200,873	466,208	691,201	215,507	475,694	732,070
10.03	SMF II	LA Highway 16			4,459,216						473,806	209,721	264,085	625,723	240,822	384,901	718,058
10.04	SMF II	12th Avenue Southeast			3,829,383												492,964
10.05	SMF II	Mueschke Road			3,560,655									496,627	237,203	259,424	557,370
10.06	SMF II	Veterans Boulevard			999,335						249,627	105,202	144,425	245,345	98,170	147,175	243,990
11	JPMCB	Aventura View	No		25,670,060	65.7%	L(25),Grtr1%orYM(92),O(3)				2,553,235	1,315,836	1,237,399	2,412,433	1,318,328	1,094,105	2,910,479
12	JPMCB	Cypress Pointe Apartments	No		24,461,977	68.6%	L(25),Grtr1%orYM(91),O(4)	3,651,512	1,361,554	2,289,958	3,866,193	1,408,107	2,458,086	4,002,943	1,476,738	2,526,205	4,148,799
13	JPMCB	Hilton Garden Inn Lake Oswego	No		24,022,926	61.0%	L(26),Def(31),O(3)	5,710,344	4,065,905	1,644,439	6,252,194	4,236,799	2,015,395	6,945,339	4,545,305	2,400,034	7,543,755
14	Barclays	ExchangeRight Net Leased Portfolio 11	No		25,012,000	59.2%	L(27),Def(89),O(4)
14.01	Barclays	Hobby Lobby - Lawrenceville, GA			4,675,000
14.02	Barclays	Walgreens - Lawrenceville, GA			3,703,000
14.03	Barclays	CVS Pharmacy - Las Vegas, NV			3,590,000
14.04	Barclays	Sherwin-Williams - Winston-Salem, NC			1,171,000
14.05	Barclays	Dollar General - Gretna, LA			1,152,000
14.06	Barclays	Family Dollar - Port St. John, FL			1,132,000
14.07	Barclays	Advance Auto Parts - Superior, WI			1,125,000
14.08	Barclays	Advance Auto Parts - Dalton, GA			1,095,000
14.09	Barclays	Family Dollar - Shreveport (Caddo), LA			1,061,000
14.10	Barclays	Napa Auto Parts - Bloomington, IL			945,000
14.11	Barclays	Napa Auto Parts - Morton, IL			914,000
14.12	Barclays	Dollar General - Douglasville, GA			911,000
14.13	Barclays	Dollar General - Shreveport (MLK Drive), LA			778,000
14.14	Barclays	Advance Auto Parts - New Bern, NC			771,000
14.15	Barclays	Dollar General - Sumter (Church), SC			670,000
14.16	Barclays	Dollar General - Mobile (Dauphine), AL			669,000
14.17	Barclays	Napa Auto Parts - Decatur, IL			650,000
15	SMF II	Hampton Inn & Suites by Hilton - Lynnwood	No		17,064,603	56.3%	L(25),Def(90),O(5)	4,857,605	2,963,950	1,893,655	5,388,894	3,174,757	2,214,137	5,529,061	3,254,370	2,274,691	5,854,083
16	RCMC	Hannibal Square II Portfolio	No		16,537,427	58.5%	L(25),Def(91),O(4)							1,921,754	339,441	1,582,312	1,996,045
17	JPMCB	University Parke	No		15,707,110	64.4%	L(25),Def(92),O(3)	1,903,952	636,142	1,267,810	2,063,512	626,933	1,436,579	2,201,352	636,142	1,565,210	2,394,349
18	RCMC	Rhodes Ranch	No		17,700,000	62.5%	L(27),Def(88),O(5)	2,216,020	543,190	1,672,830	2,176,584	569,012	1,607,572	2,201,514	629,587	1,571,927	2,207,958
19	JPMCB	Casa De Fuentes Apartments	No		14,769,237	63.8%	L(25),Grtr1%orYM(91),O(4)	2,263,871	1,061,745	1,202,126	2,374,301	1,086,970	1,287,331	2,417,331	1,014,097	1,403,234	2,513,719
20	Barclays	Largo Hotel Portfolio	No		12,600,069	57.0%	L(27),Def(89),O(4)	4,337,534	3,200,976	1,136,558	4,783,361	3,417,984	1,365,377	5,499,394	3,676,529	1,822,865	6,091,879
20.01	Barclays	Hampton Inn & Suites - Largo, FL			7,387,663			2,293,632	1,670,120	623,512	2,536,025	1,780,277	755,748	2,863,720	1,852,301	1,011,419	3,142,654
20.02	Barclays	Holiday Inn Express & Suites - Largo, FL			5,212,406			2,043,902	1,530,856	513,046	2,247,336	1,637,707	609,629	2,635,674	1,824,228	811,446	2,949,225
21	SMF II	Seeley Building	No		10,283,832	53.6%	L(26),DeforGrtr1%orYM(89),O(5)										1,151,914
22	Barclays	Summit at Town Lake	No		11,000,000	65.9%	L(29),Def(27),O(4)							1,276,643	211,917	1,064,727	1,314,362
23	Barclays	Waynesville Commons Power Center	No		9,577,599	66.1%	L(27),Def(86),O(7)				1,137,883	91,166	1,046,717	1,195,463	95,456	1,100,007	1,224,745
24	Barclays	111 Townsend	No		9,123,001	48.6%	L(27),Def(89),O(4)										1,429,560
25	RCMC	Pines of Roanoke Apartments	No		8,861,927	62.9%	L(26),Def(87),O(7)	1,753,131	827,991	925,139	1,800,778	868,086	932,692	1,909,318	891,385	1,017,933	1,924,210
26	JPMCB	Hilton Garden Inn Chattanooga	No		8,166,674	49.5%	L(26),Def(91),O(3)	4,048,263	2,533,301	1,514,962	3,784,475	2,542,844	1,241,631	3,566,744	2,541,039	1,025,705	4,050,317
27	SMF II	Austin Industrial Portfolio	No		8,433,047	62.2%	L(25),Def(90),O(5)							1,364,515	487,176	877,339	1,484,182
27.01	SMF II	Burleson			4,713,857									758,008	289,983	468,026	835,385
27.02	SMF II	Wall Street			3,719,190									606,507	197,194	409,313	648,797
28	JPMCB	Vancouvercenter Apartments	No		7,741,001	45.5%	L(25),Grtr1%orYM(92),O(3)	1,090,474	551,614	538,859	1,143,060	474,968	668,092	1,208,641	531,043	677,597	1,258,656
29	Barclays	Shoppes at Sherbrooke	No		8,250,000	60.7%	L(29),Def(27),O(4)							1,177,551	346,017	831,535	1,123,304
30	Barclays	Longmeadow Professional Park	No		7,617,393	64.0%	L(23),Grtr1%orYM(33),O(4)	1,218,982	478,602	740,380	1,328,067	469,336	858,731	1,472,928	424,579	1,048,349	1,472,928
31	JPMCB	Rancho Pavilion	No		6,841,307	63.3%	L(28),Def(89),O(3)	1,120,140	272,655	847,485	1,036,473	281,140	755,333	1,089,592	320,158	769,434	1,079,381
32	RCMC	Villas at Helen of Troy	No		7,178,641	64.7%	L(25),Def(91),O(4)				250,630	150,004	100,625	1,025,327	486,949	538,378	1,183,621
33	RCMC	Stafford Apartments	No		6,972,859	56.2%	L(25),Def(91),O(4)	1,221,203	630,029	591,174	1,246,783	620,044	626,739	1,313,076	613,677	699,399	1,349,513
34	Barclays	750 Central Avenue	No		6,010,201	54.6%	L(28),Def(88),O(4)
35	JPMCB	Topanga Park Retail Portfolio	No		5,888,286	60.4%	L(26),Def(91),O(3)
35.01	JPMCB	Granbury			2,476,100
35.02	JPMCB	Rockwall			1,805,741
35.03	JPMCB	Rowlett			1,606,445

A-1-7

ANNEX A-1

								HISTORICAL FINANCIALS(13)

				Final	Maturity / ARD	Maturity	Prepayment	2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent
Loan #	Seller(1)	Property Name	ARD Loan(11)	Mat Date(11)	Balance ($)(5)	LTV %(4)	Provision (Payments)(12)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)
36	Barclays	Tangerine Crossing	No		6,155,795	64.1%	L(29),Def(87),O(4)	806,451	218,773	587,678	803,118	203,736	599,382	672,757	162,789	509,968	771,374
37	RCMC	Shoppes at St. Lucie West	No		5,682,345	58.0%	L(26),Def(90),O(4)	639,541	181,251	458,290	708,228	213,326	494,902	703,369	212,348	491,021	770,057
38	Barclays	Greenville South Shopping Center	No		6,271,029	67.4%	L(26),Def(90),O(4)							1,039,903	378,356	661,547	1,022,629
39	Barclays	The Summit Building	No		5,429,835	61.0%	L(28),Def(88),O(4)	1,699,685	982,900	716,785	1,774,134	1,021,703	752,431	1,759,962	1,030,665	729,297	1,809,271
40	SMF II	Peachtree Square Industrial Park	No		4,988,408	58.7%	L(25),Def(91),O(4)	783,667	184,833	598,834	786,067	184,781	601,287	788,535	182,223	606,313	792,254
41	Barclays	The River House	No		4,770,571	58.9%	L(26),Def(90),O(4)	945,822	335,347	610,475	957,162	364,581	592,581	980,401	379,125	601,276	991,100
42	Barclays	Holiday Inn Express & Suites - Woodland, CA	No		3,374,082	31.2%	L(27),Def(89),O(4)				2,539,786	1,609,457	930,329	2,680,590	1,707,136	973,454	2,813,829
43	Barclays	EDC Portfolio	No		3,909,470	50.2%	L(26),Def(90),O(4)										600,050
43.01	Barclays	7001 South Merrill Avenue			988,659												66,089
43.02	Barclays	6757 South Clyde Avenue			521,932												51,724
43.03	Barclays	5034 South Champlain Avenue			511,895												38,243
43.04	Barclays	6900 South Paxton Avenue			476,765												142,838
43.05	Barclays	6633 South Woodlawn Avenue			311,152												70,818
43.06	Barclays	6734 South Clyde Avenue			265,984												61,813
43.07	Barclays	6514 South Ellis Avenue			255,947												63,574
43.08	Barclays	1514 East 67th Place			210,780												38,948
43.09	Barclays	7842 South Oglesby Avenue			195,724												26,952
43.10	Barclays	8135 South Kingston Avenue			170,632												39,050
44	Barclays	Executive Office Terrace	No		3,252,326	44.6%	L(26),Def(90),O(4)	762,219	510,509	251,709	817,716	520,678	297,038	914,532	566,787	347,744	1,076,652
45	Barclays	Lubbock Southwest Shopping Center	No		2,915,589	56.1%	L(25),Grtr1%orYM(91),O(4)	446,109	144,872	301,237	401,549	126,323	275,225	465,652	129,182	336,470	455,329
46	RCMC	Bargain Storage Black Canyon	No		3,248,644	60.0%	L(24),Grtr1%orYM(47),O(13)				314,295	159,471	154,824	438,333	211,893	226,440	546,765
47	Barclays	Boutte Shopping Center	No		2,866,700	65.2%	L(25),Grtr1%orYM(91),O(4)	529,579	151,688	377,891	512,870	148,515	364,355	537,854	140,436	397,419	512,927
48	Barclays	Fall Haven Apartments	No		2,818,974	60.0%	L(26),Def(90),O(4)	508,462	238,021	270,441	530,351	235,630	294,721	558,998	248,096	310,902	573,205
49	SMF II	Stockbridge Apartments	No		2,555,302	60.1%	L(25),Def(90),O(5)							629,132	290,845	338,287	664,912
50	SMF II	College Plaza	No		2,138,732	59.4%	L(25),Def(91),O(4)				131,711	63,780	67,931	255,764	70,842	184,922	305,187

A-1-8

ANNEX A-1

			HISTORICAL FINANCIALS(13)
						UW
			Most Recent	Most Recent		Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Total Expenses ($)	NOI ($)	As of	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %(15)	Debt Yield %(15)	Title Type	Expiration(16)	Extension Terms	PML %
1	Barclays	215 Park Avenue South	6,831,620	10,797,265	12/31/15	76.9%	16,416,873	6,909,079	9,507,793	805,261	8,702,533	2.34	2.14	10.0%	9.2%	Fee
2	Barclays	5 Penn Plaza	14,673,392	19,552,867	12/31/15	95.0%	38,272,463	15,542,394	22,730,069	1,656,086	21,073,984	1.77	1.64	8.7%	8.1%	Fee
3	JPMCB	32 Avenue of the Americas	22,052,760	40,711,382	09/30/15	95.0%	64,113,840	22,373,187	41,740,653	2,506,704	39,233,948	2.00	1.88	9.8%	9.2%	Fee
4	JPMCB	7700 Parmer	9,202,516	7,567,540	06/30/15	92.0%	27,421,192	10,574,988	16,846,204	1,703,494	15,142,710	2.04	1.84	9.5%	8.6%	Fee
5	JPMCB	Naples Grande Beach Resort	42,480,065	17,031,488	11/30/15	69.9%	59,695,441	42,496,139	17,199,302	0	17,199,302	1.63	1.63	10.4%	10.4%	Fee
6	Barclays	U-Haul Portfolio - AREC 11	2,990,365	6,116,531	11/30/15	80.4%	9,168,594	3,058,741	6,109,853	142,399	5,967,454	1.71	1.67	11.1%	10.9%	Fee			Various
6.01	Barclays	U-Haul Moving & Storage - Moreno Valley, CA	163,653	576,891	11/30/15	94.2%	747,966	178,218	569,748	9,021	560,727					Fee			14%
6.02	Barclays	U-Haul Moving & Storage - Gardena, CA	144,046	510,597	11/30/15	91.7%	683,327	154,968	528,359	6,988	521,371					Fee			15%
6.03	Barclays	U-Haul Moving & Storage - Hamden, CT	145,551	430,280	11/30/15	82.2%	553,256	147,298	405,958	4,826	401,132					Fee
6.04	Barclays	U-Haul Moving & Storage - Syracuse, NY	132,785	366,200	11/30/15	57.8%	443,966	133,123	310,843	8,968	301,875					Fee
6.05	Barclays	U-Haul Moving & Storage - Phoenix, AZ	161,652	321,249	11/30/15	93.9%	484,088	171,633	312,455	7,690	304,765					Fee
6.06	Barclays	U-Haul Moving & Storage - Raleigh, NC	114,542	297,288	11/30/15	85.9%	407,272	110,247	297,025	9,185	287,840					Fee
6.07	Barclays	U-Haul Moving & Storage - Jacksonville, FL	124,043	285,833	11/30/15	89.0%	419,428	128,567	290,860	4,204	286,656					Fee
6.08	Barclays	U-Haul Moving & Storage - Nashville, TN	107,383	272,920	11/30/15	91.2%	376,898	107,199	269,699	4,352	265,347					Fee
6.09	Barclays	U-Haul Moving & Storage - Leominster, MA	103,301	230,997	11/30/15	90.7%	340,349	104,432	235,917	3,466	232,451					Fee
6.10	Barclays	U-Haul Moving & Storage - Pasadena, TX	140,657	230,783	11/30/15	97.5%	376,357	143,074	233,283	3,201	230,082					Fee
6.11	Barclays	U-Haul Moving & Storage - Evansville, IN	106,512	173,183	11/30/15	33.5%	309,944	109,337	200,606	6,625	193,981					Fee
6.12	Barclays	U-Haul Moving & Storage - Erie, PA	89,266	230,963	11/30/15	92.4%	337,320	90,664	246,656	5,014	241,641					Fee
6.13	Barclays	U-Haul Moving & Storage - Amarillo, TX	128,150	231,519	11/30/15	76.7%	343,824	125,402	218,422	6,609	211,812					Fee
6.14	Barclays	U-Haul Moving & Storage - Garden City, ID	128,334	226,969	11/30/15	86.9%	347,123	138,464	208,659	4,556	204,103					Fee
6.15	Barclays	U-Haul Moving & Storage - Milwaukee, WI	106,084	194,587	11/30/15	93.2%	317,109	110,365	206,744	8,446	198,298					Fee
6.16	Barclays	U-Haul Moving & Storage - Norfolk, VA	106,750	185,760	11/30/15	81.3%	282,092	115,168	166,924	1,912	165,012					Fee
6.17	Barclays	U-Haul Moving & Storage - Oklahoma City, OK	73,619	152,967	11/30/15	87.3%	236,969	74,648	162,321	5,441	156,880					Fee
6.18	Barclays	U-Haul Moving & Storage - Norristown, PA	117,180	158,742	11/30/15	65.8%	277,091	120,314	156,777	2,956	153,821					Fee
6.19	Barclays	U-Haul Moving & Storage - Albuquerque, NM	95,139	150,468	11/30/15	81.5%	250,751	96,918	153,834	2,227	151,607					Fee
6.20	Barclays	U-Haul Moving & Storage - Wyoming, MI	96,387	144,823	11/30/15	93.5%	242,959	95,054	147,906	7,771	140,134					Fee
6.21	Barclays	U-Haul Moving & Storage - Gulfport, MS	81,065	117,241	11/30/15	79.3%	222,971	77,661	145,311	6,771	138,540					Fee
6.22	Barclays	U-Haul Moving & Storage - West Babylon, NY	93,693	110,426	11/30/15	91.0%	212,078	97,319	114,759	1,937	112,822					Fee
6.23	Barclays	U-Haul Moving & Storage - Spartanburg, SC	86,488	108,344	11/30/15	80.5%	198,676	84,758	113,917	4,568	109,349					Fee
6.24	Barclays	U-Haul Moving & Storage - Hermantown, MN	95,480	110,744	11/30/15	91.9%	206,766	97,458	109,308	4,523	104,785					Fee
6.25	Barclays	U-Haul Moving & Storage - Bedford, OH	94,833	112,904	11/30/15	83.0%	213,649	96,135	117,515	3,719	113,795					Fee
6.26	Barclays	U-Haul Moving & Storage - Bloomington, IL	90,412	96,735	11/30/15	77.5%	182,093	87,487	94,607	4,012	90,595					Fee
6.27	Barclays	U-Haul Moving & Storage - Dothan, AL	63,359	87,117	11/30/15	74.0%	154,271	62,829	91,442	3,410	88,032					Fee
7	Barclays	Marriott - Troy, MI	14,681,686	5,577,491	12/31/15	71.7%	20,259,177	14,683,789	5,575,388	0	5,575,388	1.71	1.71	11.5%	11.5%	Fee
8	JPMCB	Wolf Creek Apartments	3,642,232	3,768,970	10/31/15	90.0%	7,261,666	3,638,457	3,623,209	208,800	3,414,409	1.30	1.22	8.2%	7.8%	Fee
9	JPMCB	The 9	19,612,996	6,296,143	09/30/15	80.3%	26,495,333	19,777,133	6,718,199	52,359	6,665,840	1.25	1.24	8.7%	8.7%	Fee/Leasehold	03/31/54	None
9.01	JPMCB	Tower Parking Garage	1,303,051	1,006,828	09/30/15	95.7%	2,574,621	1,403,285	1,171,336	26,359	1,144,977					Fee/Leasehold
9.02	JPMCB	The Metropolitan Hotel	17,216,628	3,224,935	09/30/15	65.8%	20,515,095	17,063,709	3,451,385	0	3,451,385					Fee/Leasehold
9.03	JPMCB	Concierge Living at the Nine	1,093,317	2,064,380	09/30/15	95.0%	3,405,617	1,310,139	2,095,478	26,000	2,069,478					Fee/Leasehold
10	SMF II	Simply Self Storage Midwest Portfolio	1,402,084	2,633,116	10/31/15	80.3%	4,035,198	1,418,377	2,616,821	0	2,616,821	1.31	1.31	8.3%	8.3%	Fee
10.01	SMF II	Goodman Road	400,922	889,825	10/31/15	79.9%	1,290,747	402,366	888,381	0	888,381					Fee
10.02	SMF II	Bart Conner Drive	229,619	502,451	10/31/15	87.1%	732,069	226,491	505,578	0	505,578					Fee
10.03	SMF II	LA Highway 16	254,709	463,349	10/31/15	84.2%	718,058	269,416	448,642	0	448,642					Fee
10.04	SMF II	12th Avenue Southeast	180,052	312,912	10/31/15	66.2%	492,964	179,924	313,040	0	313,040					Fee
10.05	SMF II	Mueschke Road	226,100	331,270	10/31/15	84.9%	557,370	228,301	329,069	0	329,069					Fee
10.06	SMF II	Veterans Boulevard	110,680	133,311	10/31/15	76.6%	243,990	111,880	132,110	0	132,110					Fee
11	JPMCB	Aventura View	1,269,977	1,640,501	11/30/15	84.9%	3,754,938	1,553,871	2,201,067	177,052	2,024,015	1.27	1.17	8.5%	7.8%	Fee
12	JPMCB	Cypress Pointe Apartments	1,476,856	2,671,943	10/31/15	94.8%	4,203,222	1,500,188	2,703,034	111,000	2,592,034	1.64	1.57	10.1%	9.7%	Fee
13	JPMCB	Hilton Garden Inn Lake Oswego	4,731,669	2,812,086	08/31/15	80.7%	7,543,755	4,878,051	2,665,704	0	2,665,704	1.64	1.64	10.6%	10.6%	Fee			10%
14	Barclays	ExchangeRight Net Leased Portfolio 11				96.4%	2,808,075	298,806	2,509,269	126,177	2,383,092	2.16	2.05	10.0%	9.5%	Fee
14.01	Barclays	Hobby Lobby - Lawrenceville, GA				95.0%	522,995	93,481	429,514	36,212	393,302					Fee
14.02	Barclays	Walgreens - Lawrenceville, GA				95.0%	375,250	7,505	367,745	16,814	350,931					Fee
14.03	Barclays	CVS Pharmacy - Las Vegas, NV				100.0%	432,069	52,372	379,697	0	379,697					Fee
14.04	Barclays	Sherwin-Williams - Winston-Salem, NC				95.0%	135,361	20,192	115,169	10,318	104,851					Fee
14.05	Barclays	Dollar General - Gretna, LA				100.0%	140,866	20,810	120,056	0	120,056					Fee
14.06	Barclays	Family Dollar - Port St. John, FL				95.0%	115,798	2,316	113,482	6,830	106,652					Fee
14.07	Barclays	Advance Auto Parts - Superior, WI				95.0%	122,486	11,546	110,940	7,022	103,919					Fee
14.08	Barclays	Advance Auto Parts - Dalton, GA				100.0%	123,061	13,766	109,295	0	109,295					Fee
14.09	Barclays	Family Dollar - Shreveport (Caddo), LA				95.0%	109,172	2,183	106,988	7,101	99,887					Fee
14.10	Barclays	Napa Auto Parts - Bloomington, IL				95.0%	96,900	1,938	94,962	5,989	88,973					Fee
14.11	Barclays	Napa Auto Parts - Morton, IL				95.0%	94,050	1,881	92,169	7,134	85,035					Fee
14.12	Barclays	Dollar General - Douglasville, GA				100.0%	108,298	11,764	96,534	0	96,534					Fee
14.13	Barclays	Dollar General - Shreveport (MLK Drive), LA				95.0%	105,858	22,817	83,040	6,544	76,496					Fee
14.14	Barclays	Advance Auto Parts - New Bern, NC				95.0%	84,391	7,921	76,470	5,250	71,221					Fee
14.15	Barclays	Dollar General - Sumter (Church), SC				95.0%	91,526	19,165	72,361	6,084	66,278					Fee
14.16	Barclays	Dollar General - Mobile (Dauphine), AL				95.0%	84,445	7,838	76,607	6,116	70,490					Fee
14.17	Barclays	Napa Auto Parts - Decatur, IL				95.0%	65,550	1,311	64,239	4,764	59,475					Fee
15	SMF II	Hampton Inn & Suites by Hilton - Lynnwood	3,475,019	2,379,064	11/30/15	80.0%	5,772,023	3,652,178	2,119,845	0	2,119,845	1.58	1.58	10.2%	10.2%	Fee			6%
16	RCMC	Hannibal Square II Portfolio	301,912	1,694,133	12/22/15	95.0%	2,206,778	611,819	1,594,959	81,540	1,513,419	1.32	1.25	8.6%	8.1%	Fee
17	JPMCB	University Parke	665,792	1,728,557	07/31/15	95.0%	2,409,576	764,947	1,644,629	48,607	1,596,022	1.43	1.38	9.0%	8.8%	Fee
18	RCMC	Rhodes Ranch	576,125	1,631,833	09/30/15	90.9%	2,344,743	556,624	1,788,119	88,340	1,699,779	2.03	1.93	10.1%	9.6%	Fee
19	JPMCB	Casa De Fuentes Apartments	962,564	1,551,155	10/31/15	91.6%	2,445,968	1,002,505	1,443,463	72,000	1,371,463	1.45	1.38	9.0%	8.5%	Fee
20	Barclays	Largo Hotel Portfolio	3,980,775	2,111,104	11/30/15	81.3%	6,091,879	4,253,233	1,838,646	0	1,838,646	1.87	1.87	12.0%	12.0%	Fee
20.01	Barclays	Hampton Inn & Suites - Largo, FL	2,005,229	1,137,425	11/30/15	83.6%	3,142,654	2,168,993	973,661	0	973,661					Fee
20.02	Barclays	Holiday Inn Express & Suites - Largo, FL	1,975,546	973,679	11/30/15	79.1%	2,949,225	2,084,240	864,985	0	864,985					Fee
21	SMF II	Seeley Building	310,937	840,977	09/30/15	88.7%	1,579,444	396,152	1,183,292	66,737	1,116,555	1.55	1.46	9.9%	9.4%	Fee			16%
22	Barclays	Summit at Town Lake	217,908	1,096,454	05/31/15	94.4%	1,431,464	264,682	1,166,782	75,838	1,090,944	2.52	2.36	10.6%	9.9%	Fee
23	Barclays	Waynesville Commons Power Center	107,579	1,117,166	09/30/15	95.0%	1,201,994	189,806	1,012,188	62,289	949,899	1.48	1.39	9.3%	8.7%	Fee
24	Barclays	111 Townsend	67,176	1,362,384	11/27/15	95.0%	1,398,824	183,007	1,215,817	60,877	1,154,940	2.04	1.94	12.2%	11.5%	Fee			12%
25	RCMC	Pines of Roanoke Apartments	884,554	1,039,656	11/30/15	86.0%	1,881,286	899,821	981,465	59,400	922,065	1.51	1.42	9.8%	9.2%	Fee
26	JPMCB	Hilton Garden Inn Chattanooga	2,750,712	1,299,605	10/31/15	77.9%	4,050,317	2,773,786	1,276,531	0	1,276,531	2.03	2.03	12.8%	12.8%	Fee
27	SMF II	Austin Industrial Portfolio	485,866	998,316	10/31/15	93.7%	1,578,499	596,380	982,119	93,989	888,131	1.57	1.42	10.1%	9.1%	Fee
27.01	SMF II	Burleson	277,549	557,837	10/31/15	92.8%	895,820	352,133	543,687	56,889	486,798					Fee
27.02	SMF II	Wall Street	208,317	440,480	10/31/15	94.9%	682,680	244,247	438,433	37,100	401,333					Fee
28	JPMCB	Vancouvercenter Apartments	541,362	717,293	10/31/15	95.0%	1,306,783	535,690	771,093	21,566	749,527	1.37	1.33	8.6%	8.3%	Fee			5%
29	Barclays	Shoppes at Sherbrooke	326,594	796,710	05/31/15	95.0%	1,361,712	387,629	974,083	63,884	910,199	2.80	2.62	11.8%	11.0%	Fee
30	Barclays	Longmeadow Professional Park	421,672	1,051,256	12/31/15	90.0%	1,441,144	493,208	947,935	118,397	829,538	1.69	1.48	11.6%	10.1%	Fee
31	JPMCB	Rancho Pavilion	325,161	754,220	06/30/15	93.0%	1,048,702	319,031	729,671	76,375	653,296	1.49	1.34	9.1%	8.2%	Fee
32	RCMC	Villas at Helen of Troy	555,706	627,914	12/31/15	93.3%	1,231,584	565,277	666,306	27,000	639,306	1.35	1.29	8.5%	8.2%	Fee
33	RCMC	Stafford Apartments	638,756	710,757	11/30/15	94.5%	1,366,826	599,457	767,369	26,142	741,227	1.53	1.48	10.0%	9.6%	Leasehold	06/24/44	Four, 10-year options
34	Barclays	750 Central Avenue				91.0%	694,358	13,887	680,471	51,430	629,041	1.46	1.35	9.3%	8.6%	Fee
35	JPMCB	Topanga Park Retail Portfolio				95.0%	741,602	142,060	599,542	37,586	561,956	1.35	1.26	8.6%	8.0%	Fee
35.01	JPMCB	Granbury				95.0%	313,656	57,796	255,859	14,322	241,538					Fee
35.02	JPMCB	Rockwall				95.0%	226,839	44,274	182,566	12,650	169,915					Fee
35.03	JPMCB	Rowlett				95.0%	201,107	39,990	161,117	10,614	150,503					Fee

A-1-9

ANNEX A-1

			HISTORICAL FINANCIALS(13)
						UW
			Most Recent	Most Recent		Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Total Expenses ($)	NOI ($)	As of	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %(15)	Debt Yield %(15)	Title Type	Expiration(16)	Extension Terms	PML %
36	Barclays	Tangerine Crossing	198,894	572,479	07/31/15	93.8%	891,511	252,175	639,336	54,217	585,120	1.47	1.34	9.1%	8.4%	Fee
37	RCMC	Shoppes at St. Lucie West	232,899	537,158	09/30/15	92.5%	823,385	251,418	571,966	16,645	555,322	1.28	1.24	8.3%	8.1%	Fee
38	Barclays	Greenville South Shopping Center	398,337	624,292	10/31/15	90.2%	1,112,249	370,622	741,627	92,846	648,781	1.73	1.52	10.9%	9.5%	Fee
39	Barclays	The Summit Building	1,014,113	795,158	08/31/15	80.0%	1,737,369	1,010,347	727,023	141,263	585,759	1.74	1.40	11.0%	8.9%	Fee
40	SMF II	Peachtree Square Industrial Park	187,775	604,479	12/31/15	95.0%	788,621	196,690	591,931	68,214	523,717	1.50	1.33	9.8%	8.7%	Fee
41	Barclays	The River House	381,356	609,744	10/31/15	94.0%	977,882	380,779	597,102	23,596	573,507	1.67	1.60	10.9%	10.4%	Fee
42	Barclays	Holiday Inn Express & Suites - Woodland, CA	1,744,316	1,069,513	09/30/15	78.0%	2,570,759	1,773,138	797,621	0	797,621	1.90	1.90	14.9%	14.9%	Fee			5%
43	Barclays	EDC Portfolio	348,146	251,904	11/30/15	79.4%	886,608	386,468	500,140	24,500	475,640	1.63	1.55	10.6%	10.0%	Fee
43.01	Barclays	7001 South Merrill Avenue	35,167	30,923	11/30/15	54.2%	145,092	81,189	63,903	6,250	57,653					Fee
43.02	Barclays	6757 South Clyde Avenue	38,833	12,891	11/30/15	79.8%	159,252	44,788	114,464	3,000	111,464					Fee
43.03	Barclays	5034 South Champlain Avenue	26,017	12,226	11/30/15	58.6%	70,905	41,568	29,338	3,000	26,338					Fee
43.04	Barclays	6900 South Paxton Avenue	63,126	79,712	11/30/15	98.7%	148,332	52,933	95,399	3,000	92,399					Fee
43.05	Barclays	6633 South Woodlawn Avenue	45,798	25,020	11/30/15	95.2%	88,092	28,172	59,920	1,500	58,420					Fee
43.06	Barclays	6734 South Clyde Avenue	29,616	32,197	11/30/15	96.6%	77,508	25,106	52,402	1,500	50,902					Fee
43.07	Barclays	6514 South Ellis Avenue	33,014	30,560	11/30/15	72.3%	53,880	23,974	29,906	1,500	28,406					Fee
43.08	Barclays	1514 East 67th Place	28,621	10,327	11/30/15	76.0%	51,972	27,857	24,115	1,500	22,615					Fee
43.09	Barclays	7842 South Oglesby Avenue	19,339	7,613	11/30/15	13.1%	9,900	31,585	-21,685	1,750	-23,435					Fee
43.10	Barclays	8135 South Kingston Avenue	28,615	10,435	11/30/15	69.3%	81,675	29,298	52,377	1,500	50,877					Fee
44	Barclays	Executive Office Terrace	603,742	472,911	11/30/15	90.0%	1,149,185	600,506	548,679	92,201	456,478	2.21	1.84	13.8%	11.4%	Fee
45	Barclays	Lubbock Southwest Shopping Center	62,431	392,898	10/31/15	92.5%	525,563	133,314	392,249	33,932	358,317	1.40	1.28	10.2%	9.3%	Fee
46	RCMC	Bargain Storage Black Canyon	202,862	343,903	11/30/15	73.6%	555,200	203,624	351,576	7,385	344,191	1.48	1.45	10.0%	9.8%	Fee
47	Barclays	Boutte Shopping Center	125,735	387,192	10/31/15	95.0%	477,622	134,569	343,053	35,837	307,216	1.58	1.42	10.4%	9.3%	Fee
48	Barclays	Fall Haven Apartments	253,461	319,744	11/30/15	94.8%	590,511	250,348	340,163	13,362	326,801	1.61	1.54	10.5%	10.1%	Fee
49	SMF II	Stockbridge Apartments	266,535	398,377	11/30/15	94.3%	664,912	300,390	364,522	19,481	345,041	1.82	1.72	12.2%	11.5%	Fee
50	SMF II	College Plaza	74,990	230,197	12/31/15	91.9%	329,896	89,784	240,112	18,388	221,724	1.56	1.44	10.2%	9.4%	Fee

A-1-10

ANNEX A-1

			UPFRONT ESCROW(17)								MONTHLY ESCROW(18)
			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
1	Barclays	215 Park Avenue South	0	0	0	654,091	510,695	0	0	429,915	0	0	0	253,609	Springing	0
2	Barclays	5 Penn Plaza	0	1,306,250	0	0	1,168,977	0	0	22,217,785	10,839	0	Springing	584,489	Springing	0
3	JPMCB	32 Avenue of the Americas	0	0	0	0	0	0	0	5,705,123	Springing	0	Springing	Springing	Springing	0
4	JPMCB	7700 Parmer	15,193	0	0	151,930	460,700	0	0	23,584,004	15,193	0	151,930	460,699	14,761	Springing
5	JPMCB	Naples Grande Beach Resort	0	0	0	0	182,282	12,758	0	0	4% of Gross Revenues	0	0	94,939	4,253	Springing
6	Barclays	U-Haul Portfolio - AREC 11	71,200	640,665	0	0	379,993	0	0	0	Springing	0	0	Springing	Springing	0
6.01	Barclays	U-Haul Moving & Storage - Moreno Valley, CA
6.02	Barclays	U-Haul Moving & Storage - Gardena, CA
6.03	Barclays	U-Haul Moving & Storage - Hamden, CT
6.04	Barclays	U-Haul Moving & Storage - Syracuse, NY
6.05	Barclays	U-Haul Moving & Storage - Phoenix, AZ
6.06	Barclays	U-Haul Moving & Storage - Raleigh, NC
6.07	Barclays	U-Haul Moving & Storage - Jacksonville, FL
6.08	Barclays	U-Haul Moving & Storage - Nashville, TN
6.09	Barclays	U-Haul Moving & Storage - Leominster, MA
6.10	Barclays	U-Haul Moving & Storage - Pasadena, TX
6.11	Barclays	U-Haul Moving & Storage - Evansville, IN
6.12	Barclays	U-Haul Moving & Storage - Erie, PA
6.13	Barclays	U-Haul Moving & Storage - Amarillo, TX
6.14	Barclays	U-Haul Moving & Storage - Garden City, ID
6.15	Barclays	U-Haul Moving & Storage - Milwaukee, WI
6.16	Barclays	U-Haul Moving & Storage - Norfolk, VA
6.17	Barclays	U-Haul Moving & Storage - Oklahoma City, OK
6.18	Barclays	U-Haul Moving & Storage - Norristown, PA
6.19	Barclays	U-Haul Moving & Storage - Albuquerque, NM
6.20	Barclays	U-Haul Moving & Storage - Wyoming, MI
6.21	Barclays	U-Haul Moving & Storage - Gulfport, MS
6.22	Barclays	U-Haul Moving & Storage - West Babylon, NY
6.23	Barclays	U-Haul Moving & Storage - Spartanburg, SC
6.24	Barclays	U-Haul Moving & Storage - Hermantown, MN
6.25	Barclays	U-Haul Moving & Storage - Bedford, OH
6.26	Barclays	U-Haul Moving & Storage - Bloomington, IL
6.27	Barclays	U-Haul Moving & Storage - Dothan, AL
7	Barclays	Marriott - Troy, MI	0	0	0	0	103,218	15,914	0	1,410,302	5% of Gross Revenues	0	0	36,161	15,914	500,000
8	JPMCB	Wolf Creek Apartments	17,400	252,063	75,000	0	244,637	0	0	102,896	17,400	0	0	48,927	Springing	Springing
9	JPMCB	The 9	0	625,000	0	0	313,484	163,092	0	758,748	3% of Gross Revenues	0	0	51,250	21,500	23,114
9.01	JPMCB	Tower Parking Garage
9.02	JPMCB	The Metropolitan Hotel
9.03	JPMCB	Concierge Living at the Nine
10	SMF II	Simply Self Storage Midwest Portfolio	553,551	172,406	0	0	49,929	56,423	0	0	Springing	0	0	28,376	5,129	0
10.01	SMF II	Goodman Road
10.02	SMF II	Bart Conner Drive
10.03	SMF II	LA Highway 16
10.04	SMF II	12th Avenue Southeast
10.05	SMF II	Mueschke Road
10.06	SMF II	Veterans Boulevard
11	JPMCB	Aventura View	1,341	132,752	0	13,413	89,062	8,027	0	2,769,587	1,341	0	13,413	44,831	8,027	0
12	JPMCB	Cypress Pointe Apartments	119,195	54,971	0	0	39,294	0	0	0	9,250	0	0	19,647	Springing	0
13	JPMCB	Hilton Garden Inn Lake Oswego	25,146	0	0	0	61,659	0	0	3,703,456	4% of Gross Revenues	0	0	20,553	Springing	Springing
14	Barclays	ExchangeRight Net Leased Portfolio 11	263,005	0	0	0	23,924	2,417	0	0	1,361	0	Springing	18,620	2,417	Springing
14.01	Barclays	Hobby Lobby - Lawrenceville, GA
14.02	Barclays	Walgreens - Lawrenceville, GA
14.03	Barclays	CVS Pharmacy - Las Vegas, NV
14.04	Barclays	Sherwin-Williams - Winston-Salem, NC
14.05	Barclays	Dollar General - Gretna, LA
14.06	Barclays	Family Dollar - Port St. John, FL
14.07	Barclays	Advance Auto Parts - Superior, WI
14.08	Barclays	Advance Auto Parts - Dalton, GA
14.09	Barclays	Family Dollar - Shreveport (Caddo), LA
14.10	Barclays	Napa Auto Parts - Bloomington, IL
14.11	Barclays	Napa Auto Parts - Morton, IL
14.12	Barclays	Dollar General - Douglasville, GA
14.13	Barclays	Dollar General - Shreveport (MLK Drive), LA
14.14	Barclays	Advance Auto Parts - New Bern, NC
14.15	Barclays	Dollar General - Sumter (Church), SC
14.16	Barclays	Dollar General - Mobile (Dauphine), AL
14.17	Barclays	Napa Auto Parts - Decatur, IL
15	SMF II	Hampton Inn & Suites by Hilton - Lynnwood	230,881	0	0	0	60,468	0	0	1,914,308	Springing	0	0	11,349	Springing	Springing
16	RCMC	Hannibal Square II Portfolio	200,000	0	0	0	40,311	11,215	0	0	2,068	0	4,728	13,437	5,608	0
17	JPMCB	University Parke	0	0	0	0	75,297	47,792	0	0	4,050	0	0	17,964	3,983	0
18	RCMC	Rhodes Ranch	0	0	0	0	12,336	0	0	0	1,178	0	6,184	6,168	Springing	0
19	JPMCB	Casa De Fuentes Apartments	6,000	6,710	0	0	44,743	0	0	0	6,000	0	0	22,372	Springing	0
20	Barclays	Largo Hotel Portfolio	0	0	0	0	19,348	0	0	2,195,450	4% of Gross Revenues	0	0	19,348	Springing	Springing
20.01	Barclays	Hampton Inn & Suites - Largo, FL
20.02	Barclays	Holiday Inn Express & Suites - Largo, FL
21	SMF II	Seeley Building	0	0	0	0	0	0	0	0	725	0	4,836	13,086	Springing	0
22	Barclays	Summit at Town Lake	0	0	0	0	94,812	0	0	0	747	0	4,977	9,481	Springing	0
23	Barclays	Waynesville Commons Power Center	0	0	0	0	0	0	0	0	525	0	3,497	8,041	Springing	0
24	Barclays	111 Townsend	0	0	0	0	4,375	0	0	0	199	0	0	2,187	Springing	0
25	RCMC	Pines of Roanoke Apartments	25,490	164,510	0	0	25,215	20,515	0	210,000	16,950	0	0	8,405	4,104	0
26	JPMCB	Hilton Garden Inn Chattanooga	13,500	0	0	0	0	0	0	0	4% of Gross Revenues	0	0	16,911	Springing	Springing
27	SMF II	Austin Industrial Portfolio	0	0	0	200,000	52,504	6,970	0	0	3,070	0	Springing	26,252	3,485	0
27.01	SMF II	Burleson
27.02	SMF II	Wall Street
28	JPMCB	Vancouvercenter Apartments	1,797	0	0	0	37,594	47,671	0	5,520	1,797	0	0	11,172	2,804	Springing
29	Barclays	Shoppes at Sherbrooke	0	0	0	0	142,551	0	0	21,150	724	0	4,343	12,959	Springing	0
30	Barclays	Longmeadow Professional Park	0	9,000	0	3,526	15,813	3,684	0	0	1,317	0	6,585	15,813	1,842	0
31	JPMCB	Rancho Pavilion	2,308	11,750	0	204,057	6,221	0	0	0	2,308	0	4,083	3,200	Springing	0
32	RCMC	Villas at Helen of Troy	0	90,585	0	0	37,981	3,294	0	0	2,250	0	0	18,991	1,647	0
33	RCMC	Stafford Apartments	0	15,625	0	0	17,302	0	0	0	2,178	0	0	2,472	Springing	0
34	Barclays	750 Central Avenue	0	0	0	2,240,074	26,215	0	0	186,560	1,555	0	3,887	13,107	Springing	0
35	JPMCB	Topanga Park Retail Portfolio	281	0	0	1,405	13,064	0	0	401,829	281	0	1,405	6,532	Springing	0
35.01	JPMCB	Granbury
35.02	JPMCB	Rockwall
35.03	JPMCB	Rowlett

A-1-11

ANNEX A-1

			UPFRONT ESCROW(17)								MONTHLY ESCROW(18)
			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
36	Barclays	Tangerine Crossing	0	0	0	0	0	7,183	0	130,000	552	0	2,760	8,302	718	0
37	RCMC	Shoppes at St. Lucie West	0	0	0	48,700	15,803	5,834	0	124,836	320	0	1,067	5,268	1,945	0
38	Barclays	Greenville South Shopping Center	187,611	112,390	0	0	0	0	0	0	1,565	0	5,217	16,422	Springing	0
39	Barclays	The Summit Building	0	0	0	0	0	37,298	0	0	1,362	0	6,809	8,854	Springing	0
40	SMF II	Peachtree Square Industrial Park	0	0	0	0	34,602	13,148	0	0	2,106	0	3,333	8,651	2,630	1,210
41	Barclays	The River House	0	0	0	0	54,840	0	0	0	1,380	0	0	10,991	Springing	0
42	Barclays	Holiday Inn Express & Suites - Woodland, CA	0	0	0	0	10,145	51,211	0	0	Springing	0	0	5,558	4,266	0
43	Barclays	EDC Portfolio	0	113,125	0	0	34,315	30,238	0	0	0	0	0	5,719	Springing	0
43.01	Barclays	7001 South Merrill Avenue
43.02	Barclays	6757 South Clyde Avenue
43.03	Barclays	5034 South Champlain Avenue
43.04	Barclays	6900 South Paxton Avenue
43.05	Barclays	6633 South Woodlawn Avenue
43.06	Barclays	6734 South Clyde Avenue
43.07	Barclays	6514 South Ellis Avenue
43.08	Barclays	1514 East 67th Place
43.09	Barclays	7842 South Oglesby Avenue
43.10	Barclays	8135 South Kingston Avenue
44	Barclays	Executive Office Terrace	0	0	0	0	0	0	0	0	Springing	0	Springing	8,931	Springing	0
45	Barclays	Lubbock Southwest Shopping Center	0	11,451	0	95,400	0	5,889	0	191,000	375	0	2,500	7,033	Springing	0
46	RCMC	Bargain Storage Black Canyon	0	0	0	0	22,583	3,533	0	0	615	0	0	4,517	592	0
47	Barclays	Boutte Shopping Center	0	0	0	0	4,855	31,287	0	0	417	0	2,778	4,855	Springing	0
48	Barclays	Fall Haven Apartments	0	4,375	0	0	48,226	0	0	0	1,113	0	0	8,038	Springing	0
49	SMF II	Stockbridge Apartments	0	67,206	5,000	0	7,237	3,097	0	0	1,624	0	0	3,618	1,032	0
50	SMF II	College Plaza	0	0	0	0	4,543	5,309	0	0	206	0	0	1,136	664	0

A-1-12

ANNEX A-1

			RESERVE CAPS(19)								LARGEST TENANT (3), (20), (21), (22)			2nd LARGEST TENANT (3), (20), (21), (22)
			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant	Largest Tenant	Unit Size	Lease Expiration	2nd Largest Tenant	Unit Size	Lease Expiration
1	Barclays	215 Park Avenue South								No	Rakuten LinkShare Corporation	33,000	06/30/17	Perkins & Will, Inc.	33,000	12/31/19
2	Barclays	5 Penn Plaza								No	Sirius XM Radio	99,754	11/30/29	Thomas Publishing Company	93,072	12/31/25
3	JPMCB	32 Avenue of the Americas								No	AMFM Operating, Inc.	169,304	09/30/22	CenturyLink Communications, LLC	165,034	08/31/20
4	JPMCB	7700 Parmer	546,947		5,469,474					No	eBay	214,691	09/01/17	Oracle	179,903	09/01/20
5	JPMCB	Naples Grande Beach Resort							3,000,000	No
6	Barclays	U-Haul Portfolio - AREC 11	71,200							No
6.01	Barclays	U-Haul Moving & Storage - Moreno Valley, CA								No
6.02	Barclays	U-Haul Moving & Storage - Gardena, CA								No
6.03	Barclays	U-Haul Moving & Storage - Hamden, CT								No
6.04	Barclays	U-Haul Moving & Storage - Syracuse, NY								No
6.05	Barclays	U-Haul Moving & Storage - Phoenix, AZ								No
6.06	Barclays	U-Haul Moving & Storage - Raleigh, NC								No
6.07	Barclays	U-Haul Moving & Storage - Jacksonville, FL								No
6.08	Barclays	U-Haul Moving & Storage - Nashville, TN								No
6.09	Barclays	U-Haul Moving & Storage - Leominster, MA								No
6.10	Barclays	U-Haul Moving & Storage - Pasadena, TX								No
6.11	Barclays	U-Haul Moving & Storage - Evansville, IN								No
6.12	Barclays	U-Haul Moving & Storage - Erie, PA								No
6.13	Barclays	U-Haul Moving & Storage - Amarillo, TX								No
6.14	Barclays	U-Haul Moving & Storage - Garden City, ID								No
6.15	Barclays	U-Haul Moving & Storage - Milwaukee, WI								No
6.16	Barclays	U-Haul Moving & Storage - Norfolk, VA								No
6.17	Barclays	U-Haul Moving & Storage - Oklahoma City, OK								No
6.18	Barclays	U-Haul Moving & Storage - Norristown, PA								No
6.19	Barclays	U-Haul Moving & Storage - Albuquerque, NM								No
6.20	Barclays	U-Haul Moving & Storage - Wyoming, MI								No
6.21	Barclays	U-Haul Moving & Storage - Gulfport, MS								No
6.22	Barclays	U-Haul Moving & Storage - West Babylon, NY								No
6.23	Barclays	U-Haul Moving & Storage - Spartanburg, SC								No
6.24	Barclays	U-Haul Moving & Storage - Hermantown, MN								No
6.25	Barclays	U-Haul Moving & Storage - Bedford, OH								No
6.26	Barclays	U-Haul Moving & Storage - Bloomington, IL								No
6.27	Barclays	U-Haul Moving & Storage - Dothan, AL								No
7	Barclays	Marriott - Troy, MI							Additional CapEx Reserve: 1,500,000	No
8	JPMCB	Wolf Creek Apartments								No
9	JPMCB	The 9								No
9.01	JPMCB	Tower Parking Garage								No
9.02	JPMCB	The Metropolitan Hotel								No
9.03	JPMCB	Concierge Living at the Nine								No
10	SMF II	Simply Self Storage Midwest Portfolio								No
10.01	SMF II	Goodman Road								No
10.02	SMF II	Bart Conner Drive								No
10.03	SMF II	LA Highway 16								No
10.04	SMF II	12th Avenue Southeast								No
10.05	SMF II	Mueschke Road								No
10.06	SMF II	Veterans Boulevard								No
11	JPMCB	Aventura View	48,288		482,868					No	Valeria Soltanik, DMD, PA	6,493	06/30/21	Payless Travel	5,858	03/31/20
12	JPMCB	Cypress Pointe Apartments								No
13	JPMCB	Hilton Garden Inn Lake Oswego								No
14	Barclays	ExchangeRight Net Leased Portfolio 11							825,000	Yes
14.01	Barclays	Hobby Lobby - Lawrenceville, GA								Yes	Hobby Lobby	54,783	07/31/29
14.02	Barclays	Walgreens - Lawrenceville, GA								Yes	Walgreens	15,066	03/31/26
14.03	Barclays	CVS Pharmacy - Las Vegas, NV								Yes	CVS Pharmacy	15,618	12/31/26
14.04	Barclays	Sherwin-Williams - Winston-Salem, NC								Yes	Sherwin-Williams	10,186	08/31/25
14.05	Barclays	Dollar General - Gretna, LA								Yes	Dollar General	9,170	04/30/29
14.06	Barclays	Family Dollar - Port St. John, FL								Yes	Family Dollar	8,320	03/31/31
14.07	Barclays	Advance Auto Parts - Superior, WI								Yes	Advance Auto Parts	6,878	09/30/26
14.08	Barclays	Advance Auto Parts - Dalton, GA								Yes	Advance Auto Parts	6,400	12/31/29
14.09	Barclays	Family Dollar - Shreveport (Caddo), LA								Yes	Family Dollar	9,276	03/31/31
14.10	Barclays	Napa Auto Parts - Bloomington, IL								Yes	NAPA Auto Parts	7,698	11/30/35
14.11	Barclays	Napa Auto Parts - Morton, IL								Yes	NAPA Auto Parts	10,585	11/30/35
14.12	Barclays	Dollar General - Douglasville, GA								Yes	Dollar General	9,291	08/31/30
14.13	Barclays	Dollar General - Shreveport (MLK Drive), LA								Yes	Dollar General	9,014	06/30/26
14.14	Barclays	Advance Auto Parts - New Bern, NC								Yes	Advance Auto Parts	7,050	12/31/24
14.15	Barclays	Dollar General - Sumter (Church), SC								Yes	Dollar General	9,026	01/01/26
14.16	Barclays	Dollar General - Mobile (Dauphine), AL								Yes	Dollar General	8,988	07/31/25
14.17	Barclays	Napa Auto Parts - Decatur, IL								Yes	NAPA Auto Parts	6,746	11/30/35
15	SMF II	Hampton Inn & Suites by Hilton - Lynnwood								No
16	RCMC	Hannibal Square II Portfolio			300,000					No	Dexter’s of Winter Park	4,859	03/01/20	American Realty Development	4,616	08/31/18
17	JPMCB	University Parke	145,800							No
18	RCMC	Rhodes Ranch	28,272		148,416					No	Yak’s Fitness LLC	6,300	03/31/21	Posare Salon	5,961	06/30/20
19	JPMCB	Casa De Fuentes Apartments								No
20	Barclays	Largo Hotel Portfolio							Seasonality Reserve: 225,000	No
20.01	Barclays	Hampton Inn & Suites - Largo, FL								No
20.02	Barclays	Holiday Inn Express & Suites - Largo, FL								No
21	SMF II	Seeley Building	26,100		150,000					No	Arin Hanson	5,593	06/30/19	Studio III Marketing	3,655	08/31/20
22	Barclays	Summit at Town Lake								No	LA Fitness	45,000	07/31/24	Family Orthodontics of Woodstock	4,561	08/31/21
23	Barclays	Waynesville Commons Power Center	25,180		167,856					No	Belk	84,934	10/31/32	Michaels	17,131	03/31/24
24	Barclays	111 Townsend	15,000							Yes	Ticketfly	23,826	05/31/22
25	RCMC	Pines of Roanoke Apartments								No
26	JPMCB	Hilton Garden Inn Chattanooga								No
27	SMF II	Austin Industrial Portfolio			200,000					No
27.01	SMF II	Burleson								No	American Bolt	6,965	06/30/20	Michael Chavez	5,068	11/30/16
27.02	SMF II	Wall Street								No	Thomas Schulter	5,000	MTM	Delnorm Day Hab	4,000	04/30/17
28	JPMCB	Vancouvercenter Apartments								No
29	Barclays	Shoppes at Sherbrooke			104,222					No	LA Fitness	47,082	03/31/25	Regal Animal Hospital	3,726	09/30/17
30	Barclays	Longmeadow Professional Park								No	Stifel Nicolaus	4,659	06/30/21	Liberty Mutual Insurance	4,290	07/31/18
31	JPMCB	Rancho Pavilion			500,000					No	State of Nevada Dept. of Welfare Rehabilitation	27,300	04/30/22	Citi Trends, Inc.	20,991	02/28/22
32	RCMC	Villas at Helen of Troy								No
33	RCMC	Stafford Apartments								No
34	Barclays	750 Central Avenue								Yes	Holland LP	186,560	01/31/26
35	JPMCB	Topanga Park Retail Portfolio	10,116		84,296					No
35.01	JPMCB	Granbury								No	Dunkin’ Donuts/Baskin-Robbins	2,562	07/31/25	Chipotle	2,200	05/31/26
35.02	JPMCB	Rockwall								No	Dunkin’ Donuts	2,173	09/30/24	Jersey Mike’s	1,600	10/31/19
35.03	JPMCB	Rowlett								No	MedPost Urgent Care	2,872	02/28/25	Dunkin’ Donuts/Baskin-Robbins	2,417	05/31/24

A-1-13

ANNEX A-1

			RESERVE CAPS(19)								LARGEST TENANT (3), (20), (21), (22)			2nd LARGEST TENANT (3), (20), (21), (22)
			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single			Lease			Lease
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration
36	Barclays	Tangerine Crossing			99,357					No	Bianchi’s Italian	7,239	02/28/20	Anytime Fitness	4,680	04/30/19
37	RCMC	Shoppes at St. Lucie West			64,020					No	Fresenius Medical Care Tradition	6,282	07/13/19	Rustico Deli, Bakery & Coffee Bar	3,870	03/31/20
38	Barclays	Greenville South Shopping Center			250,000					No	Kroger	42,057	10/31/23	It’s Fashion Metro	12,008	01/31/21
39	Barclays	The Summit Building	65,366		326,832					No	The Neurology Center, P.A.	6,332	08/31/17	St. Luke’s House, Inc.	5,914	11/30/16
40	SMF II	Peachtree Square Industrial Park			150,000					No	Commercial Roofing Specialties	92,065	03/31/26	Leather Creations	23,692	04/30/19
41	Barclays	The River House								No	Dr. Sonthineni	2,411	03/31/18	Interim Health Care	1,445	10/31/17
42	Barclays	Holiday Inn Express & Suites - Woodland, CA								No
43	Barclays	EDC Portfolio								No
43.01	Barclays	7001 South Merrill Avenue								No
43.02	Barclays	6757 South Clyde Avenue								No
43.03	Barclays	5034 South Champlain Avenue								No
43.04	Barclays	6900 South Paxton Avenue								No
43.05	Barclays	6633 South Woodlawn Avenue								No
43.06	Barclays	6734 South Clyde Avenue								No
43.07	Barclays	6514 South Ellis Avenue								No
43.08	Barclays	1514 East 67th Place								No
43.09	Barclays	7842 South Oglesby Avenue								No
43.10	Barclays	8135 South Kingston Avenue								No
44	Barclays	Executive Office Terrace								No	Knight and Partners	4,341	12/31/16	Language Inc.	4,139	07/31/18
45	Barclays	Lubbock Southwest Shopping Center	18,000		120,000					No	Dollar Tree	9,000	07/31/17	Sleep Solutions	6,360	12/31/20
46	RCMC	Bargain Storage Black Canyon	14,760							No
47	Barclays	Boutte Shopping Center	25,020		166,680					No	Shoe Show, Inc.	6,000	01/31/19	El Paso Mexican Restaurant	5,530	11/30/18
48	Barclays	Fall Haven Apartments								No
49	SMF II	Stockbridge Apartments								No
50	SMF II	College Plaza								No	Panera Bread	7,084	09/30/23	H&R Block	2,434	04/30/19

A-1-14

ANNEX A-1

			3rd LARGEST TENANT (3), (20), (21), (22)			4th LARGEST TENANT (3), (20), (21), (22)			5th LARGEST TENANT (3), (20), (21), (22)
					Lease			Lease			Lease	Loan
Loan #	Seller(1)	Property Name	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
1	Barclays	215 Park Avenue South	Global Strategy Group	22,245	01/31/25	Stone Source, LLC	18,170	12/31/19	Lippe Taylor	16,612	04/30/19	Refinance
2	Barclays	5 Penn Plaza	Visiting Nurse Service NY	55,754	09/30/20	HQ Global Workplace	55,754	08/31/20	Covenant House	39,254	03/31/22	Refinance
3	JPMCB	32 Avenue of the Americas	TelX - New York 6th Ave. LLC	140,002	07/31/33	Dentsu Holdings USA, Inc.	99,184	09/30/21	Cambridge University Press	64,256	01/31/22	Refinance
4	JPMCB	7700 Parmer	Electronic Arts Inc.	175,468	08/01/26	Google	123,802	08/01/22	Polycom, Inc.	88,787	08/01/21	Acquisition
5	JPMCB	Naples Grande Beach Resort										Refinance
6	Barclays	U-Haul Portfolio - AREC 11										Recapitalization
6.01	Barclays	U-Haul Moving & Storage - Moreno Valley, CA
6.02	Barclays	U-Haul Moving & Storage - Gardena, CA
6.03	Barclays	U-Haul Moving & Storage - Hamden, CT
6.04	Barclays	U-Haul Moving & Storage - Syracuse, NY
6.05	Barclays	U-Haul Moving & Storage - Phoenix, AZ
6.06	Barclays	U-Haul Moving & Storage - Raleigh, NC
6.07	Barclays	U-Haul Moving & Storage - Jacksonville, FL
6.08	Barclays	U-Haul Moving & Storage - Nashville, TN
6.09	Barclays	U-Haul Moving & Storage - Leominster, MA
6.10	Barclays	U-Haul Moving & Storage - Pasadena, TX
6.11	Barclays	U-Haul Moving & Storage - Evansville, IN
6.12	Barclays	U-Haul Moving & Storage - Erie, PA
6.13	Barclays	U-Haul Moving & Storage - Amarillo, TX
6.14	Barclays	U-Haul Moving & Storage - Garden City, ID
6.15	Barclays	U-Haul Moving & Storage - Milwaukee, WI
6.16	Barclays	U-Haul Moving & Storage - Norfolk, VA
6.17	Barclays	U-Haul Moving & Storage - Oklahoma City, OK
6.18	Barclays	U-Haul Moving & Storage - Norristown, PA
6.19	Barclays	U-Haul Moving & Storage - Albuquerque, NM
6.20	Barclays	U-Haul Moving & Storage - Wyoming, MI
6.21	Barclays	U-Haul Moving & Storage - Gulfport, MS
6.22	Barclays	U-Haul Moving & Storage - West Babylon, NY
6.23	Barclays	U-Haul Moving & Storage - Spartanburg, SC
6.24	Barclays	U-Haul Moving & Storage - Hermantown, MN
6.25	Barclays	U-Haul Moving & Storage - Bedford, OH
6.26	Barclays	U-Haul Moving & Storage - Bloomington, IL
6.27	Barclays	U-Haul Moving & Storage - Dothan, AL
7	Barclays	Marriott - Troy, MI										Acquisition
8	JPMCB	Wolf Creek Apartments										Acquisition
9	JPMCB	The 9										Refinance
9.01	JPMCB	Tower Parking Garage
9.02	JPMCB	The Metropolitan Hotel
9.03	JPMCB	Concierge Living at the Nine
10	SMF II	Simply Self Storage Midwest Portfolio										Acquisition
10.01	SMF II	Goodman Road
10.02	SMF II	Bart Conner Drive
10.03	SMF II	LA Highway 16
10.04	SMF II	12th Avenue Southeast
10.05	SMF II	Mueschke Road
10.06	SMF II	Veterans Boulevard
11	JPMCB	Aventura View	UKW Franchising Company	4,887	10/31/21	City National Bank	4,575	09/30/25	Dental Options PA	4,051	12/31/21	Acquisition
12	JPMCB	Cypress Pointe Apartments										Refinance
13	JPMCB	Hilton Garden Inn Lake Oswego										Acquisition
14	Barclays	ExchangeRight Net Leased Portfolio 11										Acquisition
14.01	Barclays	Hobby Lobby - Lawrenceville, GA
14.02	Barclays	Walgreens - Lawrenceville, GA
14.03	Barclays	CVS Pharmacy - Las Vegas, NV
14.04	Barclays	Sherwin-Williams - Winston-Salem, NC
14.05	Barclays	Dollar General - Gretna, LA
14.06	Barclays	Family Dollar - Port St. John, FL
14.07	Barclays	Advance Auto Parts - Superior, WI
14.08	Barclays	Advance Auto Parts - Dalton, GA
14.09	Barclays	Family Dollar - Shreveport (Caddo), LA
14.10	Barclays	Napa Auto Parts - Bloomington, IL
14.11	Barclays	Napa Auto Parts - Morton, IL
14.12	Barclays	Dollar General - Douglasville, GA
14.13	Barclays	Dollar General - Shreveport (MLK Drive), LA
14.14	Barclays	Advance Auto Parts - New Bern, NC
14.15	Barclays	Dollar General - Sumter (Church), SC
14.16	Barclays	Dollar General - Mobile (Dauphine), AL
14.17	Barclays	Napa Auto Parts - Decatur, IL
15	SMF II	Hampton Inn & Suites by Hilton - Lynnwood										Refinance
16	RCMC	Hannibal Square II Portfolio	Rifle, Inc	4,604	01/31/19	Pepe’s Cantina	3,316	04/30/17	White & Luczak	3,127	02/28/17	Acquisition
17	JPMCB	University Parke										Refinance
18	RCMC	Rhodes Ranch	Buffalo Wild Wings	5,526	12/31/18	AT&T	3,000	04/30/16	Dr. Darren Loveland, DMD	2,400	03/31/21	Refinance
19	JPMCB	Casa De Fuentes Apartments										Refinance
20	Barclays	Largo Hotel Portfolio										Acquisition
20.01	Barclays	Hampton Inn & Suites - Largo, FL
20.02	Barclays	Holiday Inn Express & Suites - Largo, FL
21	SMF II	Seeley Building	Heavenspot, Inc.	3,255	08/31/17	GameHaus, LLC	2,924	02/28/17	CDM Lighting	2,920	12/31/20	Refinance
22	Barclays	Summit at Town Lake	Palm Beach Tan	2,800	09/30/19	Marco’s Pizza	2,800	03/31/24	Big Apple Nail & Spa	1,761	12/31/19	Recapitalization
23	Barclays	Waynesville Commons Power Center	PetSmart	13,980	01/31/23	Rack Room Shoes	5,717	01/31/23	US Cellular	2,500	09/30/17	Acquisition
24	Barclays	111 Townsend										Recapitalization
25	RCMC	Pines of Roanoke Apartments										Acquisition
26	JPMCB	Hilton Garden Inn Chattanooga										Refinance
27	SMF II	Austin Industrial Portfolio										Acquisition
27.01	SMF II	Burleson	BTG Operations, LLC	2,895	06/30/18	DComm, Inc	2,500	06/30/18	Soulspeed Performance Inc.	2,500	12/31/16
27.02	SMF II	Wall Street	Shawn Wilson	4,000	04/30/17	Paul Conley	4,000	02/28/17	Paul McClure	3,000	MTM
28	JPMCB	Vancouvercenter Apartments										Refinance
29	Barclays	Shoppes at Sherbrooke	Palms Dental Care	2,986	01/31/25	The Really Great Hair Salon	1,094	08/31/20	AA Nails and Spa Plus	1,000	03/31/17	Recapitalization
30	Barclays	Longmeadow Professional Park	Berkshire Facial Surgery	3,744	09/07/19	Pioneer Valley Dental Arts	3,499	03/31/16	The Counseling & Gynecology Group	3,345	09/30/19	Acquisition
31	JPMCB	Rancho Pavilion	Aaron Rents	8,550	03/31/20	Family Dollar	8,000	04/30/20	Starbucks	1,505	02/28/25	Refinance
32	RCMC	Villas at Helen of Troy										Acquisition
33	RCMC	Stafford Apartments										Acquisition
34	Barclays	750 Central Avenue										Refinance
35	JPMCB	Topanga Park Retail Portfolio										Acquisition
35.01	JPMCB	Granbury	Firehouse Subs	1,800	02/28/26	Wingstop	1,385	12/31/25	Le Nail Spa	1,110	03/31/26
35.02	JPMCB	Rockwall	Upscale Nails & Spa	1,275	12/31/24	Juice it Up	1,108	12/31/19
35.03	JPMCB	Rowlett	Mathnasium of Rowlett	1,100	11/30/19

A-1-15

ANNEX A-1

			3rd LARGEST TENANT (3), (20), (21), (22)			4th LARGEST TENANT (3), (20), (21), (22)			5th LARGEST TENANT (3), (20), (21), (22)
					Lease			Lease			Lease	Loan
Loan #	Seller(1)	Property Name	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
36	Barclays	Tangerine Crossing	Solana Outdoor Living, LLC	3,380	03/31/20	East Gourmet Bistro	3,000	06/30/25	TRP Dental II, PLLC	2,100	06/30/18	Refinance
37	RCMC	Shoppes at St. Lucie West	Physicians Immediate Care, Inc.	3,239	08/10/20	Berry Fresh Café	3,022	04/30/19	Northwestern Management	2,738	08/31/19	Acquisition
38	Barclays	Greenville South Shopping Center	Citi Trends, Inc.	11,039	05/31/20	Super China Buffet	10,220	06/30/20	Pet Sense	8,084	09/30/25	Acquisition
39	Barclays	The Summit Building	National Council for the Social Studies, an Illinois Non-Profit Corporation	5,492	10/31/20	Office and Professional Employees International Union, Local 2 “OPEIU”	4,629	06/30/19	Advanced Medical Management, Inc.	3,168	02/28/18	Refinance
40	SMF II	Peachtree Square Industrial Park	HS Photo	20,242	05/31/17							Refinance
41	Barclays	The River House	Susan Major	1,445	12/31/16	Dr. Greg Wixsom	900	07/31/17	Dr. McKimmy	900	05/31/16	Refinance
42	Barclays	Holiday Inn Express & Suites - Woodland, CA										Refinance
43	Barclays	EDC Portfolio										Refinance
43.01	Barclays	7001 South Merrill Avenue
43.02	Barclays	6757 South Clyde Avenue
43.03	Barclays	5034 South Champlain Avenue
43.04	Barclays	6900 South Paxton Avenue
43.05	Barclays	6633 South Woodlawn Avenue
43.06	Barclays	6734 South Clyde Avenue
43.07	Barclays	6514 South Ellis Avenue
43.08	Barclays	1514 East 67th Place
43.09	Barclays	7842 South Oglesby Avenue
43.10	Barclays	8135 South Kingston Avenue
44	Barclays	Executive Office Terrace	Nova Recovery, LLC	3,087	06/30/16	New Life Day Hab	2,715	03/31/17	Nova Systems	2,696	04/30/16	Refinance
45	Barclays	Lubbock Southwest Shopping Center	The Cakery	1,840	01/31/17	The Cash Store	1,600	09/30/17	Gamestop	1,600	08/31/18	Acquisition
46	RCMC	Bargain Storage Black Canyon										Refinance
47	Barclays	Boutte Shopping Center	rue21	5,200	01/31/20	Cato Corp	4,500	01/31/19	Hair World Beauty	4,060	12/31/17	Acquisition
48	Barclays	Fall Haven Apartments										Refinance
49	SMF II	Stockbridge Apartments										Refinance
50	SMF II	College Plaza	Panda Express	1,993	10/31/26	Subway	1,950	10/14/19				Acquisition

A-1-16

ANNEX A-1

				Lockbox	Lockbox
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(23)	(Y/N)	Type(24)
1	Barclays	215 Park Avenue South	Dever Properties N.V., Inc.	Yes	Springing
2	Barclays	5 Penn Plaza	Stephen D. Haymes, The Stephen D. Haymes Revocable Trust	Yes	CMA
3	JPMCB	32 Avenue of the Americas	Rudin Management Co. Inc.	Yes	CMA
4	JPMCB	7700 Parmer	Accesso Investment Properties V (US), LLLP, Accesso Investment Properties V, LLLP	Yes	Hard
5	JPMCB	Naples Grande Beach Resort	Northwood Real Estate Partners LP, Northwood Real Estate Co-Investors LP, Northwood Real Estate Partners TE (Hotel AIV) LP, Northwood Real Estate Co-Investors TE (Hotel AIV) LP	Yes	Hard
6	Barclays	U-Haul Portfolio - AREC 11	AMERCO	Yes	CMA
6.01	Barclays	U-Haul Moving & Storage - Moreno Valley, CA
6.02	Barclays	U-Haul Moving & Storage - Gardena, CA
6.03	Barclays	U-Haul Moving & Storage - Hamden, CT
6.04	Barclays	U-Haul Moving & Storage - Syracuse, NY
6.05	Barclays	U-Haul Moving & Storage - Phoenix, AZ
6.06	Barclays	U-Haul Moving & Storage - Raleigh, NC
6.07	Barclays	U-Haul Moving & Storage - Jacksonville, FL
6.08	Barclays	U-Haul Moving & Storage - Nashville, TN
6.09	Barclays	U-Haul Moving & Storage - Leominster, MA
6.10	Barclays	U-Haul Moving & Storage - Pasadena, TX
6.11	Barclays	U-Haul Moving & Storage - Evansville, IN
6.12	Barclays	U-Haul Moving & Storage - Erie, PA
6.13	Barclays	U-Haul Moving & Storage - Amarillo, TX
6.14	Barclays	U-Haul Moving & Storage - Garden City, ID
6.15	Barclays	U-Haul Moving & Storage - Milwaukee, WI
6.16	Barclays	U-Haul Moving & Storage - Norfolk, VA
6.17	Barclays	U-Haul Moving & Storage - Oklahoma City, OK
6.18	Barclays	U-Haul Moving & Storage - Norristown, PA
6.19	Barclays	U-Haul Moving & Storage - Albuquerque, NM
6.20	Barclays	U-Haul Moving & Storage - Wyoming, MI
6.21	Barclays	U-Haul Moving & Storage - Gulfport, MS
6.22	Barclays	U-Haul Moving & Storage - West Babylon, NY
6.23	Barclays	U-Haul Moving & Storage - Spartanburg, SC
6.24	Barclays	U-Haul Moving & Storage - Hermantown, MN
6.25	Barclays	U-Haul Moving & Storage - Bedford, OH
6.26	Barclays	U-Haul Moving & Storage - Bloomington, IL
6.27	Barclays	U-Haul Moving & Storage - Dothan, AL
7	Barclays	Marriott - Troy, MI	James R. Porritt, III, Samir Al-Hadidi	Yes	Springing
8	JPMCB	Wolf Creek Apartments	Harold Rosenblum	Yes	Soft
9	JPMCB	The 9	Alfred I. Geis, Gregory M. Geis	Yes	CMA
9.01	JPMCB	Tower Parking Garage
9.02	JPMCB	The Metropolitan Hotel
9.03	JPMCB	Concierge Living at the Nine
10	SMF II	Simply Self Storage Midwest Portfolio	BSREP II Simply Storage JV LLC	No	None
10.01	SMF II	Goodman Road
10.02	SMF II	Bart Conner Drive
10.03	SMF II	LA Highway 16
10.04	SMF II	12th Avenue Southeast
10.05	SMF II	Mueschke Road
10.06	SMF II	Veterans Boulevard
11	JPMCB	Aventura View	Eugenio Cosculluela, Jr., Mario A. Fernandez	Yes	CMA
12	JPMCB	Cypress Pointe Apartments	Craig Koenigsberg, Howard Parnes	Yes	Springing
13	JPMCB	Hilton Garden Inn Lake Oswego	Shahyar Zayanderoudi	Yes	Springing
14	Barclays	ExchangeRight Net Leased Portfolio 11	David Fisher, Joshua Ungerecht, Warren Thomas	Yes	CMA
14.01	Barclays	Hobby Lobby - Lawrenceville, GA
14.02	Barclays	Walgreens - Lawrenceville, GA
14.03	Barclays	CVS Pharmacy - Las Vegas, NV
14.04	Barclays	Sherwin-Williams - Winston-Salem, NC
14.05	Barclays	Dollar General - Gretna, LA
14.06	Barclays	Family Dollar - Port St. John, FL
14.07	Barclays	Advance Auto Parts - Superior, WI
14.08	Barclays	Advance Auto Parts - Dalton, GA
14.09	Barclays	Family Dollar - Shreveport (Caddo), LA
14.10	Barclays	Napa Auto Parts - Bloomington, IL
14.11	Barclays	Napa Auto Parts - Morton, IL
14.12	Barclays	Dollar General - Douglasville, GA
14.13	Barclays	Dollar General - Shreveport (MLK Drive), LA
14.14	Barclays	Advance Auto Parts - New Bern, NC
14.15	Barclays	Dollar General - Sumter (Church), SC
14.16	Barclays	Dollar General - Mobile (Dauphine), AL
14.17	Barclays	Napa Auto Parts - Decatur, IL
15	SMF II	Hampton Inn & Suites by Hilton - Lynnwood	Nizar Damji, Mariyam Damji, Shaiza Damji, Feyrouz Damji Kurji	Yes	Springing
16	RCMC	Hannibal Square II Portfolio	Robert D. Owens, Robert Moore, Michael Clary, Charles Smith, Scott P. Consoli	Yes	CMA
17	JPMCB	University Parke	Charles C. Conaway	Yes	Springing
18	RCMC	Rhodes Ranch	Ivan C. Gayler, Ivan C. Gayler Trust Dated February 24, 2006, David J. Winkler, Winkler Trust UTD 6/5/91, Alton V. White, White Family Trust Dated April 20, 1999, Robert D. Tomlinson, Robert D. Tomlinson Revocable Declaration of Trust Dated October 23, 2001	Yes	Springing
19	JPMCB	Casa De Fuentes Apartments	Craig Koenigsberg, Howard Parnes	Yes	Springing
20	Barclays	Largo Hotel Portfolio	Subhash Patel, Vijay Patel	Yes	Springing
20.01	Barclays	Hampton Inn & Suites - Largo, FL
20.02	Barclays	Holiday Inn Express & Suites - Largo, FL
21	SMF II	Seeley Building	Jacob Taban	Yes	Springing
22	Barclays	Summit at Town Lake	DRA G&I Fund VIII Real Estate Investment Trust	Yes	CMA
23	Barclays	Waynesville Commons Power Center	Yale I. Paprin	Yes	Springing
24	Barclays	111 Townsend	Ronaldo Cianciarulo	Yes	CMA
25	RCMC	Pines of Roanoke Apartments	Michael C. Taylor	Yes	Springing
26	JPMCB	Hilton Garden Inn Chattanooga	Mitch (Mitul) Patel	Yes	Springing
27	SMF II	Austin Industrial Portfolio	John B. Bertram	Yes	Springing
27.01	SMF II	Burleson
27.02	SMF II	Wall Street
28	JPMCB	Vancouvercenter Apartments	H.E. Ahmed Saeed Mohd Albadi Aldhaheri	Yes	Springing
29	Barclays	Shoppes at Sherbrooke	DRA G&I Fund VIII Real Estate Investment Trust	Yes	CMA
30	Barclays	Longmeadow Professional Park	Louis Masaschi	Yes	CMA
31	JPMCB	Rancho Pavilion	Mark B. Kanter	Yes	CMA
32	RCMC	Villas at Helen of Troy	Marcus Kurschat, Kevin Wheeler	Yes	Springing
33	RCMC	Stafford Apartments	Luis A. Cozza	Yes	CMA
34	Barclays	750 Central Avenue	Griffin Capital Corporation	Yes	CMA
35	JPMCB	Topanga Park Retail Portfolio	Bernard Rosenson	Yes	Springing
35.01	JPMCB	Granbury
35.02	JPMCB	Rockwall
35.03	JPMCB	Rowlett

A-1-17

ANNEX A-1

				Lockbox	Lockbox
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(23)	(Y/N)	Type(24)
36	Barclays	Tangerine Crossing	Ron B. Ault	Yes	CMA
37	RCMC	Shoppes at St. Lucie West	Richard H. Salter, Robert F. Salter, Richard C. Bane	Yes	CMA
38	Barclays	Greenville South Shopping Center	Bon Investments USA LLC	Yes	Springing
39	Barclays	The Summit Building	William F. Peel	Yes	Springing
40	SMF II	Peachtree Square Industrial Park	James M. Weaver, Jr., David B. Woodbery	Yes	CMA
41	Barclays	The River House	Mack A. Travis, Andrew Frost Travis	Yes	Springing
42	Barclays	Holiday Inn Express & Suites - Woodland, CA	Rita Ranchhod, Rohit Ranchhod	Yes	CMA
43	Barclays	EDC Portfolio	Nathan Ernst	Yes	Springing
43.01	Barclays	7001 South Merrill Avenue
43.02	Barclays	6757 South Clyde Avenue
43.03	Barclays	5034 South Champlain Avenue
43.04	Barclays	6900 South Paxton Avenue
43.05	Barclays	6633 South Woodlawn Avenue
43.06	Barclays	6734 South Clyde Avenue
43.07	Barclays	6514 South Ellis Avenue
43.08	Barclays	1514 East 67th Place
43.09	Barclays	7842 South Oglesby Avenue
43.10	Barclays	8135 South Kingston Avenue
44	Barclays	Executive Office Terrace	Marc Recordon, Steve Malachowski	Yes	Springing
45	Barclays	Lubbock Southwest Shopping Center	Jonathan M. Larmore	Yes	CMA
46	RCMC	Bargain Storage Black Canyon	Barry P. Raber	Yes	Springing
47	Barclays	Boutte Shopping Center	Jonathan M. Larmore	Yes	CMA
48	Barclays	Fall Haven Apartments	Mack A. Travis, Andrew Frost Travis	Yes	Springing
49	SMF II	Stockbridge Apartments	Michael Niederst	No	None
50	SMF II	College Plaza	David E. Salmanson and Jay N. Rothstein, Trustees of the David E. Salmanson GST Exempt Trust 2015	Yes	Springing

A-1-18

ANNEX A-1

			Pari Passu Debt					Additional Debt
				Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional
			Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt
Loan #	Seller(1)	Property Name	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)(25)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate
1	Barclays	215 Park Avenue South	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
2	Barclays	5 Penn Plaza	Yes	No	78,000,000	182,000,000	260,000,000	No	Yes	Mezzanine Loan	40,000,000	5.75000
3	JPMCB	32 Avenue of the Americas	Yes	No	72,500,000	352,500,000	425,000,000	Yes	No	Permitted Mezzanine	NAP	NAP
4	JPMCB	7700 Parmer	Yes	No	70,000,000	107,000,000	177,000,000	Yes	No	Permitted Mezzanine	NAP	NAP
5	JPMCB	Naples Grande Beach Resort	Yes	Yes	70,000,000	95,000,000	165,000,000	Yes	No	Permitted Mezzanine	NAP	NAP
6	Barclays	U-Haul Portfolio - AREC 11	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
6.01	Barclays	U-Haul Moving & Storage - Moreno Valley, CA
6.02	Barclays	U-Haul Moving & Storage - Gardena, CA
6.03	Barclays	U-Haul Moving & Storage - Hamden, CT
6.04	Barclays	U-Haul Moving & Storage - Syracuse, NY
6.05	Barclays	U-Haul Moving & Storage - Phoenix, AZ
6.06	Barclays	U-Haul Moving & Storage - Raleigh, NC
6.07	Barclays	U-Haul Moving & Storage - Jacksonville, FL
6.08	Barclays	U-Haul Moving & Storage - Nashville, TN
6.09	Barclays	U-Haul Moving & Storage - Leominster, MA
6.10	Barclays	U-Haul Moving & Storage - Pasadena, TX
6.11	Barclays	U-Haul Moving & Storage - Evansville, IN
6.12	Barclays	U-Haul Moving & Storage - Erie, PA
6.13	Barclays	U-Haul Moving & Storage - Amarillo, TX
6.14	Barclays	U-Haul Moving & Storage - Garden City, ID
6.15	Barclays	U-Haul Moving & Storage - Milwaukee, WI
6.16	Barclays	U-Haul Moving & Storage - Norfolk, VA
6.17	Barclays	U-Haul Moving & Storage - Oklahoma City, OK
6.18	Barclays	U-Haul Moving & Storage - Norristown, PA
6.19	Barclays	U-Haul Moving & Storage - Albuquerque, NM
6.20	Barclays	U-Haul Moving & Storage - Wyoming, MI
6.21	Barclays	U-Haul Moving & Storage - Gulfport, MS
6.22	Barclays	U-Haul Moving & Storage - West Babylon, NY
6.23	Barclays	U-Haul Moving & Storage - Spartanburg, SC
6.24	Barclays	U-Haul Moving & Storage - Hermantown, MN
6.25	Barclays	U-Haul Moving & Storage - Bedford, OH
6.26	Barclays	U-Haul Moving & Storage - Bloomington, IL
6.27	Barclays	U-Haul Moving & Storage - Dothan, AL
7	Barclays	Marriott - Troy, MI	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
8	JPMCB	Wolf Creek Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
9	JPMCB	The 9	Yes	No	37,000,000	40,000,000	77,000,000	No	No	NAP	NAP	NAP
9.01	JPMCB	Tower Parking Garage
9.02	JPMCB	The Metropolitan Hotel
9.03	JPMCB	Concierge Living at the Nine
10	SMF II	Simply Self Storage Midwest Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
10.01	SMF II	Goodman Road
10.02	SMF II	Bart Conner Drive
10.03	SMF II	LA Highway 16
10.04	SMF II	12th Avenue Southeast
10.05	SMF II	Mueschke Road
10.06	SMF II	Veterans Boulevard
11	JPMCB	Aventura View	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
12	JPMCB	Cypress Pointe Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
13	JPMCB	Hilton Garden Inn Lake Oswego	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
14	Barclays	ExchangeRight Net Leased Portfolio 11	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
14.01	Barclays	Hobby Lobby - Lawrenceville, GA
14.02	Barclays	Walgreens - Lawrenceville, GA
14.03	Barclays	CVS Pharmacy - Las Vegas, NV
14.04	Barclays	Sherwin-Williams - Winston-Salem, NC
14.05	Barclays	Dollar General - Gretna, LA
14.06	Barclays	Family Dollar - Port St. John, FL
14.07	Barclays	Advance Auto Parts - Superior, WI
14.08	Barclays	Advance Auto Parts - Dalton, GA
14.09	Barclays	Family Dollar - Shreveport (Caddo), LA
14.10	Barclays	Napa Auto Parts - Bloomington, IL
14.11	Barclays	Napa Auto Parts - Morton, IL
14.12	Barclays	Dollar General - Douglasville, GA
14.13	Barclays	Dollar General - Shreveport (MLK Drive), LA
14.14	Barclays	Advance Auto Parts - New Bern, NC
14.15	Barclays	Dollar General - Sumter (Church), SC
14.16	Barclays	Dollar General - Mobile (Dauphine), AL
14.17	Barclays	Napa Auto Parts - Decatur, IL
15	SMF II	Hampton Inn & Suites by Hilton - Lynnwood	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
16	RCMC	Hannibal Square II Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
17	JPMCB	University Parke	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
18	RCMC	Rhodes Ranch	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
19	JPMCB	Casa De Fuentes Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
20	Barclays	Largo Hotel Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
20.01	Barclays	Hampton Inn & Suites - Largo, FL
20.02	Barclays	Holiday Inn Express & Suites - Largo, FL
21	SMF II	Seeley Building	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
22	Barclays	Summit at Town Lake	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
23	Barclays	Waynesville Commons Power Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
24	Barclays	111 Townsend	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
25	RCMC	Pines of Roanoke Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
26	JPMCB	Hilton Garden Inn Chattanooga	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
27	SMF II	Austin Industrial Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
27.01	SMF II	Burleson
27.02	SMF II	Wall Street
28	JPMCB	Vancouvercenter Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
29	Barclays	Shoppes at Sherbrooke	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
30	Barclays	Longmeadow Professional Park	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
31	JPMCB	Rancho Pavilion	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
32	RCMC	Villas at Helen of Troy	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
33	RCMC	Stafford Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
34	Barclays	750 Central Avenue	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
35	JPMCB	Topanga Park Retail Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
35.01	JPMCB	Granbury
35.02	JPMCB	Rockwall
35.03	JPMCB	Rowlett

A-1-19

ANNEX A-1

			Pari Passu Debt					Additional Debt
				Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional
			Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt
Loan #	Seller(1)	Property Name	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)(25)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate
36	Barclays	Tangerine Crossing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
37	RCMC	Shoppes at St. Lucie West	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
38	Barclays	Greenville South Shopping Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
39	Barclays	The Summit Building	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
40	SMF II	Peachtree Square Industrial Park	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
41	Barclays	The River House	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
42	Barclays	Holiday Inn Express & Suites - Woodland, CA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
43	Barclays	EDC Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
43.01	Barclays	7001 South Merrill Avenue
43.02	Barclays	6757 South Clyde Avenue
43.03	Barclays	5034 South Champlain Avenue
43.04	Barclays	6900 South Paxton Avenue
43.05	Barclays	6633 South Woodlawn Avenue
43.06	Barclays	6734 South Clyde Avenue
43.07	Barclays	6514 South Ellis Avenue
43.08	Barclays	1514 East 67th Place
43.09	Barclays	7842 South Oglesby Avenue
43.10	Barclays	8135 South Kingston Avenue
44	Barclays	Executive Office Terrace	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
45	Barclays	Lubbock Southwest Shopping Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
46	RCMC	Bargain Storage Black Canyon	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
47	Barclays	Boutte Shopping Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
48	Barclays	Fall Haven Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
49	SMF II	Stockbridge Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
50	SMF II	College Plaza	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP

A-1-20

ANNEX A-1

			Total Debt				HOTEL OPERATING STATISTICS
				Total Debt		Total Debt
			Total Debt	UW NCF	Total Debt	UW NOI	2012	2012	2012	2013	2013	2013	2014	2014
Loan #	Seller(1)	Property Name	Cut-off Balance	DSCR	Current LTV %	Debt Yield %	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)
1	Barclays	215 Park Avenue South	NAP	NAP	NAP	NAP
2	Barclays	5 Penn Plaza	300,000,000	1.39	55.6%	7.6%
3	JPMCB	32 Avenue of the Americas	425,000,000	1.88	55.2%	9.8%
4	JPMCB	7700 Parmer	177,000,000	1.84	65.0%	9.5%
5	JPMCB	Naples Grande Beach Resort	165,000,000	1.63	62.6%	10.4%	65.5%	211.61	138.53	68.6%	224.00	153.56	67.1%	227.80
6	Barclays	U-Haul Portfolio - AREC 11	NAP	NAP	NAP	NAP
6.01	Barclays	U-Haul Moving & Storage - Moreno Valley, CA		NAP	NAP	NAP
6.02	Barclays	U-Haul Moving & Storage - Gardena, CA		NAP	NAP	NAP
6.03	Barclays	U-Haul Moving & Storage - Hamden, CT		NAP	NAP	NAP
6.04	Barclays	U-Haul Moving & Storage - Syracuse, NY		NAP	NAP	NAP
6.05	Barclays	U-Haul Moving & Storage - Phoenix, AZ		NAP	NAP	NAP
6.06	Barclays	U-Haul Moving & Storage - Raleigh, NC		NAP	NAP	NAP
6.07	Barclays	U-Haul Moving & Storage - Jacksonville, FL		NAP	NAP	NAP
6.08	Barclays	U-Haul Moving & Storage - Nashville, TN		NAP	NAP	NAP
6.09	Barclays	U-Haul Moving & Storage - Leominster, MA		NAP	NAP	NAP
6.10	Barclays	U-Haul Moving & Storage - Pasadena, TX		NAP	NAP	NAP
6.11	Barclays	U-Haul Moving & Storage - Evansville, IN		NAP	NAP	NAP
6.12	Barclays	U-Haul Moving & Storage - Erie, PA		NAP	NAP	NAP
6.13	Barclays	U-Haul Moving & Storage - Amarillo, TX		NAP	NAP	NAP
6.14	Barclays	U-Haul Moving & Storage - Garden City, ID		NAP	NAP	NAP
6.15	Barclays	U-Haul Moving & Storage - Milwaukee, WI		NAP	NAP	NAP
6.16	Barclays	U-Haul Moving & Storage - Norfolk, VA		NAP	NAP	NAP
6.17	Barclays	U-Haul Moving & Storage - Oklahoma City, OK		NAP	NAP	NAP
6.18	Barclays	U-Haul Moving & Storage - Norristown, PA		NAP	NAP	NAP
6.19	Barclays	U-Haul Moving & Storage - Albuquerque, NM		NAP	NAP	NAP
6.20	Barclays	U-Haul Moving & Storage - Wyoming, MI		NAP	NAP	NAP
6.21	Barclays	U-Haul Moving & Storage - Gulfport, MS		NAP	NAP	NAP
6.22	Barclays	U-Haul Moving & Storage - West Babylon, NY		NAP	NAP	NAP
6.23	Barclays	U-Haul Moving & Storage - Spartanburg, SC		NAP	NAP	NAP
6.24	Barclays	U-Haul Moving & Storage - Hermantown, MN		NAP	NAP	NAP
6.25	Barclays	U-Haul Moving & Storage - Bedford, OH		NAP	NAP	NAP
6.26	Barclays	U-Haul Moving & Storage - Bloomington, IL		NAP	NAP	NAP
6.27	Barclays	U-Haul Moving & Storage - Dothan, AL		NAP	NAP	NAP
7	Barclays	Marriott - Troy, MI	NAP	NAP	NAP	NAP	70.5%	128.68	90.74	73.7%	135.89	100.21	73.4%	141.31
8	JPMCB	Wolf Creek Apartments	NAP	NAP	NAP	NAP
9	JPMCB	The 9	77,000,000	1.24	66.7%	8.7%
9.01	JPMCB	Tower Parking Garage
9.02	JPMCB	The Metropolitan Hotel
9.03	JPMCB	Concierge Living at the Nine
10	SMF II	Simply Self Storage Midwest Portfolio	NAP	NAP	NAP	NAP
10.01	SMF II	Goodman Road		NAP	NAP	NAP
10.02	SMF II	Bart Conner Drive		NAP	NAP	NAP
10.03	SMF II	LA Highway 16		NAP	NAP	NAP
10.04	SMF II	12th Avenue Southeast		NAP	NAP	NAP
10.05	SMF II	Mueschke Road		NAP	NAP	NAP
10.06	SMF II	Veterans Boulevard		NAP	NAP	NAP
11	JPMCB	Aventura View	NAP	NAP	NAP	NAP
12	JPMCB	Cypress Pointe Apartments	NAP	NAP	NAP	NAP
13	JPMCB	Hilton Garden Inn Lake Oswego	NAP	NAP	NAP	NAP	75.6%	108.30	81.86	76.0%	118.96	90.42	79.8%	124.94
14	Barclays	ExchangeRight Net Leased Portfolio 11	NAP	NAP	NAP	NAP
14.01	Barclays	Hobby Lobby - Lawrenceville, GA		NAP	NAP	NAP
14.02	Barclays	Walgreens - Lawrenceville, GA		NAP	NAP	NAP
14.03	Barclays	CVS Pharmacy - Las Vegas, NV		NAP	NAP	NAP
14.04	Barclays	Sherwin-Williams - Winston-Salem, NC		NAP	NAP	NAP
14.05	Barclays	Dollar General - Gretna, LA		NAP	NAP	NAP
14.06	Barclays	Family Dollar - Port St. John, FL		NAP	NAP	NAP
14.07	Barclays	Advance Auto Parts - Superior, WI		NAP	NAP	NAP
14.08	Barclays	Advance Auto Parts - Dalton, GA		NAP	NAP	NAP
14.09	Barclays	Family Dollar - Shreveport (Caddo), LA		NAP	NAP	NAP
14.10	Barclays	Napa Auto Parts - Bloomington, IL		NAP	NAP	NAP
14.11	Barclays	Napa Auto Parts - Morton, IL		NAP	NAP	NAP
14.12	Barclays	Dollar General - Douglasville, GA		NAP	NAP	NAP
14.13	Barclays	Dollar General - Shreveport (MLK Drive), LA		NAP	NAP	NAP
14.14	Barclays	Advance Auto Parts - New Bern, NC		NAP	NAP	NAP
14.15	Barclays	Dollar General - Sumter (Church), SC		NAP	NAP	NAP
14.16	Barclays	Dollar General - Mobile (Dauphine), AL		NAP	NAP	NAP
14.17	Barclays	Napa Auto Parts - Decatur, IL		NAP	NAP	NAP
15	SMF II	Hampton Inn & Suites by Hilton - Lynnwood	NAP	NAP	NAP	NAP	77.3%	111.37	86.07	83.0%	115.31	95.74	81.9%	119.78
16	RCMC	Hannibal Square II Portfolio	NAP	NAP	NAP	NAP
17	JPMCB	University Parke	NAP	NAP	NAP	NAP
18	RCMC	Rhodes Ranch	NAP	NAP	NAP	NAP
19	JPMCB	Casa De Fuentes Apartments	NAP	NAP	NAP	NAP
20	Barclays	Largo Hotel Portfolio	NAP	NAP	NAP	NAP	62.4%	99.75	62.25	69.5%	99.24	68.87	74.9%	105.90
20.01	Barclays	Hampton Inn & Suites - Largo, FL		NAP	NAP	NAP	66.7%	100.16	66.84	75.2%	98.64	74.13	77.7%	107.97
20.02	Barclays	Holiday Inn Express & Suites - Largo, FL		NAP	NAP	NAP	58.2%	99.35	57.80	63.9%	99.83	63.77	72.1%	103.89
21	SMF II	Seeley Building	NAP	NAP	NAP	NAP
22	Barclays	Summit at Town Lake	NAP	NAP	NAP	NAP
23	Barclays	Waynesville Commons Power Center	NAP	NAP	NAP	NAP
24	Barclays	111 Townsend	NAP	NAP	NAP	NAP
25	RCMC	Pines of Roanoke Apartments	NAP	NAP	NAP	NAP
26	JPMCB	Hilton Garden Inn Chattanooga	NAP	NAP	NAP	NAP	75.2%	117.60	88.46	74.2%	111.68	82.81	70.5%	109.56
27	SMF II	Austin Industrial Portfolio	NAP	NAP	NAP	NAP
27.01	SMF II	Burleson		NAP	NAP	NAP
27.02	SMF II	Wall Street		NAP	NAP	NAP
28	JPMCB	Vancouvercenter Apartments	NAP	NAP	NAP	NAP
29	Barclays	Shoppes at Sherbrooke	NAP	NAP	NAP	NAP
30	Barclays	Longmeadow Professional Park	NAP	NAP	NAP	NAP
31	JPMCB	Rancho Pavilion	NAP	NAP	NAP	NAP
32	RCMC	Villas at Helen of Troy	NAP	NAP	NAP	NAP
33	RCMC	Stafford Apartments	NAP	NAP	NAP	NAP
34	Barclays	750 Central Avenue	NAP	NAP	NAP	NAP
35	JPMCB	Topanga Park Retail Portfolio	NAP	NAP	NAP	NAP
35.01	JPMCB	Granbury		NAP	NAP	NAP
35.02	JPMCB	Rockwall		NAP	NAP	NAP
35.03	JPMCB	Rowlett		NAP	NAP	NAP

A-1-21

ANNEX A-1

			Total Debt				HOTEL OPERATING STATISTICS
				Total Debt		Total Debt
			Total Debt	UW NCF	Total Debt	UW NOI	2012	2012	2012	2013	2013	2013	2014	2014
Loan #	Seller(1)	Property Name	Cut-off Balance	DSCR	Current LTV %	Debt Yield %	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)
36	Barclays	Tangerine Crossing	NAP	NAP	NAP	NAP
37	RCMC	Shoppes at St. Lucie West	NAP	NAP	NAP	NAP
38	Barclays	Greenville South Shopping Center	NAP	NAP	NAP	NAP
39	Barclays	The Summit Building	NAP	NAP	NAP	NAP
40	SMF II	Peachtree Square Industrial Park	NAP	NAP	NAP	NAP
41	Barclays	The River House	NAP	NAP	NAP	NAP
42	Barclays	Holiday Inn Express & Suites - Woodland, CA	NAP	NAP	NAP	NAP				77.8%	126.12	98.12	80.3%	129.08
43	Barclays	EDC Portfolio	NAP	NAP	NAP	NAP
43.01	Barclays	7001 South Merrill Avenue		NAP	NAP	NAP
43.02	Barclays	6757 South Clyde Avenue		NAP	NAP	NAP
43.03	Barclays	5034 South Champlain Avenue		NAP	NAP	NAP
43.04	Barclays	6900 South Paxton Avenue		NAP	NAP	NAP
43.05	Barclays	6633 South Woodlawn Avenue		NAP	NAP	NAP
43.06	Barclays	6734 South Clyde Avenue		NAP	NAP	NAP
43.07	Barclays	6514 South Ellis Avenue		NAP	NAP	NAP
43.08	Barclays	1514 East 67th Place		NAP	NAP	NAP
43.09	Barclays	7842 South Oglesby Avenue		NAP	NAP	NAP
43.10	Barclays	8135 South Kingston Avenue		NAP	NAP	NAP
44	Barclays	Executive Office Terrace	NAP	NAP	NAP	NAP
45	Barclays	Lubbock Southwest Shopping Center	NAP	NAP	NAP	NAP
46	RCMC	Bargain Storage Black Canyon	NAP	NAP	NAP	NAP
47	Barclays	Boutte Shopping Center	NAP	NAP	NAP	NAP
48	Barclays	Fall Haven Apartments	NAP	NAP	NAP	NAP
49	SMF II	Stockbridge Apartments	NAP	NAP	NAP	NAP
50	SMF II	College Plaza	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1

			HOTEL OPERATING STATISTICS
			2014	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	Barclays	215 Park Avenue South								1
2	Barclays	5 Penn Plaza								2
3	JPMCB	32 Avenue of the Americas								3
4	JPMCB	7700 Parmer								4
5	JPMCB	Naples Grande Beach Resort	152.79	69.9%	249.20	174.19	69.9%	249.20	174.19	5
6	Barclays	U-Haul Portfolio - AREC 11								6
6.01	Barclays	U-Haul Moving & Storage - Moreno Valley, CA								6.01
6.02	Barclays	U-Haul Moving & Storage - Gardena, CA								6.02
6.03	Barclays	U-Haul Moving & Storage - Hamden, CT								6.03
6.04	Barclays	U-Haul Moving & Storage - Syracuse, NY								6.04
6.05	Barclays	U-Haul Moving & Storage - Phoenix, AZ								6.05
6.06	Barclays	U-Haul Moving & Storage - Raleigh, NC								6.06
6.07	Barclays	U-Haul Moving & Storage - Jacksonville, FL								6.07
6.08	Barclays	U-Haul Moving & Storage - Nashville, TN								6.08
6.09	Barclays	U-Haul Moving & Storage - Leominster, MA								6.09
6.10	Barclays	U-Haul Moving & Storage - Pasadena, TX								6.10
6.11	Barclays	U-Haul Moving & Storage - Evansville, IN								6.11
6.12	Barclays	U-Haul Moving & Storage - Erie, PA								6.12
6.13	Barclays	U-Haul Moving & Storage - Amarillo, TX								6.13
6.14	Barclays	U-Haul Moving & Storage - Garden City, ID								6.14
6.15	Barclays	U-Haul Moving & Storage - Milwaukee, WI								6.15
6.16	Barclays	U-Haul Moving & Storage - Norfolk, VA								6.16
6.17	Barclays	U-Haul Moving & Storage - Oklahoma City, OK								6.17
6.18	Barclays	U-Haul Moving & Storage - Norristown, PA								6.18
6.19	Barclays	U-Haul Moving & Storage - Albuquerque, NM								6.19
6.20	Barclays	U-Haul Moving & Storage - Wyoming, MI								6.20
6.21	Barclays	U-Haul Moving & Storage - Gulfport, MS								6.21
6.22	Barclays	U-Haul Moving & Storage - West Babylon, NY								6.22
6.23	Barclays	U-Haul Moving & Storage - Spartanburg, SC								6.23
6.24	Barclays	U-Haul Moving & Storage - Hermantown, MN								6.24
6.25	Barclays	U-Haul Moving & Storage - Bedford, OH								6.25
6.26	Barclays	U-Haul Moving & Storage - Bloomington, IL								6.26
6.27	Barclays	U-Haul Moving & Storage - Dothan, AL								6.27
7	Barclays	Marriott - Troy, MI	103.70	71.7%	147.41	105.73	71.7%	147.41	105.73	7
8	JPMCB	Wolf Creek Apartments								8
9	JPMCB	The 9		66.6%	203.64	135.63	65.8%	200.36	131.83	9
9.01	JPMCB	Tower Parking Garage								9.01
9.02	JPMCB	The Metropolitan Hotel		66.6%	203.64	135.63	65.8%	200.36	131.83	9.02
9.03	JPMCB	Concierge Living at the Nine								9.03
10	SMF II	Simply Self Storage Midwest Portfolio								10
10.01	SMF II	Goodman Road								10.01
10.02	SMF II	Bart Conner Drive								10.02
10.03	SMF II	LA Highway 16								10.03
10.04	SMF II	12th Avenue Southeast								10.04
10.05	SMF II	Mueschke Road								10.05
10.06	SMF II	Veterans Boulevard								10.06
11	JPMCB	Aventura View								11
12	JPMCB	Cypress Pointe Apartments								12
13	JPMCB	Hilton Garden Inn Lake Oswego	99.73	80.7%	134.60	108.60	80.7%	134.60	108.60	13
14	Barclays	ExchangeRight Net Leased Portfolio 11								14
14.01	Barclays	Hobby Lobby - Lawrenceville, GA								14.01
14.02	Barclays	Walgreens - Lawrenceville, GA								14.02
14.03	Barclays	CVS Pharmacy - Las Vegas, NV								14.03
14.04	Barclays	Sherwin-Williams - Winston-Salem, NC								14.04
14.05	Barclays	Dollar General - Gretna, LA								14.05
14.06	Barclays	Family Dollar - Port St. John, FL								14.06
14.07	Barclays	Advance Auto Parts - Superior, WI								14.07
14.08	Barclays	Advance Auto Parts - Dalton, GA								14.08
14.09	Barclays	Family Dollar - Shreveport (Caddo), LA								14.09
14.10	Barclays	Napa Auto Parts - Bloomington, IL								14.10
14.11	Barclays	Napa Auto Parts - Morton, IL								14.11
14.12	Barclays	Dollar General - Douglasville, GA								14.12
14.13	Barclays	Dollar General - Shreveport (MLK Drive), LA								14.13
14.14	Barclays	Advance Auto Parts - New Bern, NC								14.14
14.15	Barclays	Dollar General - Sumter (Church), SC								14.15
14.16	Barclays	Dollar General - Mobile (Dauphine), AL								14.16
14.17	Barclays	Napa Auto Parts - Decatur, IL								14.17
15	SMF II	Hampton Inn & Suites by Hilton - Lynnwood	98.04	81.1%	127.81	103.70	80.0%	127.81	102.25	15
16	RCMC	Hannibal Square II Portfolio								16
17	JPMCB	University Parke								17
18	RCMC	Rhodes Ranch								18
19	JPMCB	Casa De Fuentes Apartments								19
20	Barclays	Largo Hotel Portfolio	79.32	81.3%	108.24	88.04	81.3%	108.24	88.04	20
20.01	Barclays	Hampton Inn & Suites - Largo, FL	83.93	83.6%	110.19	92.08	83.6%	110.19	92.08	20.01
20.02	Barclays	Holiday Inn Express & Suites - Largo, FL	74.86	79.1%	106.35	84.13	79.1%	106.35	84.13	20.02
21	SMF II	Seeley Building								21
22	Barclays	Summit at Town Lake								22
23	Barclays	Waynesville Commons Power Center								23
24	Barclays	111 Townsend								24
25	RCMC	Pines of Roanoke Apartments								25
26	JPMCB	Hilton Garden Inn Chattanooga	77.19	77.9%	113.91	88.70	77.9%	113.91	88.70	26
27	SMF II	Austin Industrial Portfolio								27
27.01	SMF II	Burleson								27.01
27.02	SMF II	Wall Street								27.02
28	JPMCB	Vancouvercenter Apartments								28
29	Barclays	Shoppes at Sherbrooke								29
30	Barclays	Longmeadow Professional Park								30
31	JPMCB	Rancho Pavilion								31
32	RCMC	Villas at Helen of Troy								32
33	RCMC	Stafford Apartments								33
34	Barclays	750 Central Avenue								34
35	JPMCB	Topanga Park Retail Portfolio								35
35.01	JPMCB	Granbury								35.01
35.02	JPMCB	Rockwall								35.02
35.03	JPMCB	Rowlett								35.03

A-1-23

ANNEX A-1

			HOTEL OPERATING STATISTICS
			2014	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
36	Barclays	Tangerine Crossing								36
37	RCMC	Shoppes at St. Lucie West								37
38	Barclays	Greenville South Shopping Center								38
39	Barclays	The Summit Building								39
40	SMF II	Peachtree Square Industrial Park								40
41	Barclays	The River House								41
42	Barclays	Holiday Inn Express & Suites - Woodland, CA	103.65	84.3%	128.75	108.59	78.0%	127.37	99.35	42
43	Barclays	EDC Portfolio								43
43.01	Barclays	7001 South Merrill Avenue								43.01
43.02	Barclays	6757 South Clyde Avenue								43.02
43.03	Barclays	5034 South Champlain Avenue								43.03
43.04	Barclays	6900 South Paxton Avenue								43.04
43.05	Barclays	6633 South Woodlawn Avenue								43.05
43.06	Barclays	6734 South Clyde Avenue								43.06
43.07	Barclays	6514 South Ellis Avenue								43.07
43.08	Barclays	1514 East 67th Place								43.08
43.09	Barclays	7842 South Oglesby Avenue								43.09
43.10	Barclays	8135 South Kingston Avenue								43.10
44	Barclays	Executive Office Terrace								44
45	Barclays	Lubbock Southwest Shopping Center								45
46	RCMC	Bargain Storage Black Canyon								46
47	Barclays	Boutte Shopping Center								47
48	Barclays	Fall Haven Apartments								48
49	SMF II	Stockbridge Apartments								49
50	SMF II	College Plaza								50

A-1-24

Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “Barclays” denotes Barclays Bank PLC, as Mortgage Loan Seller; “RCMC” denotes Redwood Commercial Mortgage Corporation, as Mortgage Loan Seller; and “SMF II” denotes Starwood Mortgage Funding II LLC, as Mortgage Loan Seller.

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 1, 215 Park Avenue South, the mortgaged property is comprised of 11,000 square feet of ground-floor retail space and 313,422 square feet of office space.

With respect to Loan No. 1, 215 Park Avenue South, the mortgaged property is master leased by the borrower to an affiliate of the third-party property manager which has further subleased its interest to the tenants leasing space at the mortgaged property. Rental payments flow to the borrower in accordance with the master lease waterfall. Additionally, the master lease requires any sublease entered into by the master lease tenant to include a provision pursuant to which the subtenant will continue to perform its obligations under the sublease, attorn to the borrower, as master lease landlord, and acknowledge that the sublease constitutes a direct lease with the borrower in the event that the master lease is ever terminated. See Annex A-3 in the Prospectus for further details.

With respect to Loan No. 2, 5 Penn Plaza, the mortgaged property is comprised of 17,180 square feet of ground-floor retail space, 621,951 square feet of office space and 11,198 square feet of miscellaneous non-revenue, concourse and sub-concourse space.

With respect to Loan No. 4, 7700 Parmer, the mortgaged property is subject to a condominium regime, and the borrower owns 100% of the units.

With respect to Loan No. 5, Naples Grande Beach Resort, the mortgaged property includes a private 18-hole golf course.  The hotel tower and bungalows on the mortgaged property are also subject to a condominium regime, and the borrower currently owns 100% of the units. The bungalows may be released from the lien of the mortgage upon satisfaction of certain terms and conditions in the loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Prospectus for additional information.

With respect to Loan No. 8, Wolf Creek Apartments, 74 units totaling 292 beds at the mortgaged property are currently master leased to William Peace University for use as off-campus student housing, at a monthly rental rate of $522 per bed.  In February 2016, the borrower and William Peace University executed an agreement which terminates the existing master lease as of July 31, 2016 and entered into a new master lease for the 2016-2017 and 2017-2018 academic years. Under the new master lease, the borrower will lease 50 units and 196 beds at a monthly rate of $548 per bed for the 2016-2017 academic year and approximately $564 per bed for the 2017-2018 academic year.

With respect to Loan No. 9, The 9, the borrowers have a leasehold interest and sub-leasehold interest in the hotel and multifamily components of the mortgaged property and fee title to the parking garage. The fee interest for the multifamily and hotel components is owned by the Cleveland-Cuyahoga County Port Authority, which executed two air rights leases with the borrowers in order to accommodate certain tax abatements and historic tax credits for the mortgaged property. The fee owner has signed accommodation mortgages pledging the fee interests to the lender. However, if there is a foreclosure triggering recapture of the historic tax credits prior to December 15, 2019, the lender’s mortgage will be subordinate to the master leases. In addition, the collateral includes two space leases for the Vault and Azure Sun Lounge located in buildings adjacent to the tower containing the hotel and multifamily components.

A-1-25

With respect to Loan No. 16, Hannibal Square II Portfolio, the mortgaged property is comprised of 96,398 square feet that includes a multifamily portion of 72 units (51,012 square feet), and a retail and office portion consisting of 45,386 square feet.

With respect to Loan No. 23, Waynesville Commons Power Center, the Largest Tenant, Belk, ground leases its space from the borrower. The tenant’s ground lease currently expires on October 31, 2032 with four five-year extension options remaining.

With respect to Loan No. 28, Vancouvercenter Apartments, the mortgaged property is subject to a condominium regime.  The borrower owns one unit out of a five-unit residential, mixed-use and parking garage condominium.  The borrower owns a 12.5% interest in the common elements and does not control the board of directors for the condominium association.  See “Risk Factors—Condominium Ownership May Limit Use and Improvements” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests” in the Prospectus for additional information.

With respect to Loan No. 41, The River House, the mortgaged property is comprised of 60 multifamily units and a 10,436 square foot ground floor commercial space.

With respect to Loan No. 43, EDC Portfolio, each mortgaged property within the portfolio contains units where the related tenants receive Section 8 rental assistance from the Chicago Housing Authority.

(3)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 1, 215 Park Avenue South, the mortgaged property is master leased by the borrower to an affiliate of the third-party property manager which has further subleased its interest to the tenants leasing space at the mortgaged property. Occupancy %, UW Revenues ($), UW NOI ($), UW NCF ($) and any tenant-related references herein refer solely to the subtenants. Additionally, the master lease requires any sublease entered into by the master lease tenant to include a provision pursuant to which the subtenant will continue to perform its obligations under the sublease, attorn to the borrower, as master lease landlord, and acknowledge that the sublease constitutes a direct lease with the borrower in the event that the master lease is ever terminated. See Annex A-3 in the Prospectus for further details.

With respect to Loan No. 1, 215 Park Avenue South, Occupancy % and UW Revenues ($) exclude six tenants, representing 56,207 square feet and approximately $2.2 million of in-place base rent, which have near term lease expirations and were underwritten as vacant. Inclusive of these six tenants, the mortgaged property was 93.8% leased, as of January 28, 2016.

With respect to Loan No. 2, 5 Penn Plaza, UW Revenues ($) include the present value of contractual rent steps over the term of each lease for two tenants which have investment grade ratings. In addition, Occupancy % and UW Revenues ($) include one tenant that has signed a lease but not yet taken occupancy of its space and/or commenced paying rent.

With respect to Loan No. 3, 32 Avenue of the Americas, UW Revenues ($) include the average rent over the term of each lease for six tenants which have investment grade ratings, including the 3rd Largest Tenant, TelX – New York 6th Ave. LLC.

With respect to Loan No. 4, 7700 Parmer, UW Revenues ($) include the average rent over the term of each lease for four tenants which have investment grade ratings, including the Largest Tenant (eBay), the 2nd Largest Tenant (Oracle) and the 3rd Largest Tenant (Electronic Arts Inc.). In addition, Occupancy % and UW Revenues ($) include three tenants which have signed leases

A-1-26

but not taken occupancy of their respective spaces and/or commenced paying rent, including the 3rd Largest Tenant (Electronic Arts Inc.), the 4th Largest Tenant (Google) and the sixth largest tenant by net rentable area (The Dun & Bradstreet Corporation).

With respect to Loan No. 5, Naples Grande Beach Resort, approximately 32.1% of total UW Revenues ($) are attributable to the food and beverage amenities at the mortgaged property and approximately 17.4% of total UW Revenues ($) are attributable to other income, which includes a golf course at the mortgaged property.

With respect to Loan No. 6, U-Haul Portfolio – AREC 11, Occupancy % excludes (i) with respect to four of the mortgaged properties, U-Haul Moving & Storage – Amarillo, TX, U-Haul Moving & Storage – Gulfport, MS, U-Haul Moving & Storage – Milwaukee, WI and U-Haul Moving & Storage – Hamden, CT, 18 units collectively which are under construction and were underwritten as vacant, (ii) with respect to one of the mortgaged properties, U-Haul Moving & Storage – Syracuse, NY, 76 units which are under construction and were underwritten as vacant and (iii) with respect to one mortgaged property, U-Haul Moving & Storage – Evansville, IN, 224 units which were completed and available for use, as of January 8, 2016, but were underwritten as vacant.

With respect to Loan No. 7, Marriott - Troy, MI, approximately 31.8% of total UW Revenues ($) are attributable to the food and beverage amenities at the mortgaged property.

With respect to Loan No. 8, Wolf Creek Apartments, Occupancy % includes 74 units totaling 292 beds that are master leased to William Peace University for the 2015 – 2016 academic year for off-campus student housing.

With respect to Loan No. 9, The 9, approximately 43.5% of total UW Revenues ($) are attributable to the food and beverage amenities at the mortgaged property and approximately 9.7% of total UW Revenues ($) are attributable to the parking garage at the mortgaged property. In addition, the Azure Sun Lounge and the Vault, food and beverage venues at the mortgaged property, are leased to affiliates of the borrowers.  The mortgage loan has a master lease structure designed to accommodate the historic tax credits from the recent rehabilitation of the mortgaged property. Two of the borrowers master lease the hotel and multifamily components of the mortgaged property to two of the other borrowing entities. The federal tax credits were passed through the master lease structure to investors which hold 99% of the equity interests in the master lessee borrowers, and the state tax credits were allocated to an investor in the master lessors. The terms of the master leases run through January 1, 2046, which is the date that is 32 years following the date the mortgaged property was placed in service. The historic tax credit investors have put rights to an affiliate of the borrowers to purchase their interests in the master lessees or master lessors, as applicable, and at origination, the borrowers were required to escrow $251,000 in the Upfront Other Reserve ($) in the event the put rights are exercised. The borrowers are also required to escrow $18,750 on each of the first 48 payment dates in the Monthly Other Reserve ($) in connection with the put rights. The lender, master lessors, master lessees and master sub-tenants have entered into subordination, non-disturbance and attornment agreements providing certain rights for the lender and master lessees prior to the recapture period for the historic tax credits.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” and “—Tenant Issues—Affiliate Leases” in the Prospectus for additional information.

With respect to Loan No. 11, Aventura View, Occupancy % and UW Revenues ($) include Adam J. Rubenstein, MD, PA, who has executed a lease but is not yet in occupancy or paying rent. In addition, there are four other tenants (including the 2nd Largest Tenant, Payless Travel) which are currently in rent abatement periods under their respective leases.

A-1-27

With respect to Loan No. 14, ExchangeRight Net Leased Portfolio 11, UW Revenues ($) for the CVS Pharmacy - Las Vegas, NV mortgaged property include average rent over the term of the lease for the single tenant, CVS Pharmacy, which has an investment grade rating.

With respect to Loan No. 35, Topanga Park Retail Portfolio, Occupancy % and UW Revenues ($) include the 4th largest tenant by portfolio net rentable area, Chipotle, the 5th largest tenant by portfolio net rentable area, Firehouse Subs, the 9th largest tenant by portfolio net rentable area, Super Cuts, and the 10th largest tenant by portfolio net rentable area, Le Nail Spa, each of which has executed its lease but is not yet in occupancy or paying rent.

With respect to Loan No. 38, Greenville South Shopping Center, UW Revenues ($) includes the 3rd Largest Tenant, Citi Trends, Inc., which pays substitute base rent equal to 50.0% of its contractual base rent due to a breach of the exclusivity clause in its lease that prohibits the lease of space at the mortgaged property to a similar tenant.

With respect to Loan No. 45, Lubbock Southwest Shopping Center, Occupancy % and UW Revenues ($) include the 2nd Largest Tenant, Sleep Solutions, which has signed a lease but not yet taken occupancy of its space and/or commenced paying rent.

(4)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraised Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 4, 7700 Parmer, the Appraised Value ($) represents the “hypothetical as-is value” of $272,250,000, which assumes that all outstanding tenant improvements, leasing commissions and rent abatements/free rent have been paid. At origination, the borrower was required to reserve $19,803,193 for outstanding tenant improvements and $3,780,811 for outstanding rent abatements/free rent. The “as-is” value as of October 27, 2015 was $249,000,000, which results in a Current LTV % and Maturity LTV % of 71.1% and 71.1%, respectively.

With respect to Loan No. 5, Naples Grande Beach Resort, the Appraised Value ($) represents the aggregate “as-is” value of the resort property  and the golf course and excludes the $1.75 million appraised value of the tennis court parcel, which was released on February 11, 2016, without the payment of any release price or yield maintenance premium in accordance with the mortgage loan documents.

With respect to Loan No. 6, U-Haul Portfolio – AREC 11 was appraised as of November 27, 2015 on a portfolio basis and on a property-by-property basis. The portfolio value was appraised at $102,000,000, which is reflective of the value of the portfolio as a whole, if sold in its entirety to a single buyer. The aggregate value of the individual mortgaged properties totaled $92,545,000. The Current LTV % and the Maturity LTV % are based on the aggregate value of the individual mortgaged properties.  The Current LTV % and the Maturity LTV % based on the portfolio value are approximately 53.8% and 39.2%, respectively.

With respect to Loan No. 9, The 9, there are no release provisions associated with the three components of the mortgaged property. Accordingly, there are no allocated loan amounts associated with the hotel/multifamily/parking components of the mortgaged property. If hypothetical allocated loan amounts were assigned based on each of the three components’ pro rata share of the total appraised value, the hypothetical allocated loan amounts for The Metropolitan at The 9 Hotel, Concierge Living at The 9 Apartments and Tower Parking Garage would be approximately $39.1 million, $26.4 million and $11.5 million, respectively. Based on these hypothetical allocated loan amounts, the Cut-off Date Loan / Unit for The Metropolitan at The 9 Hotel, Concierge Living at The 9 Apartments and Tower Parking Garage components would be $250,536 per hotel room, $253,956 per multifamily unit and $44 per square foot for the

A-1-28

parking space, respectively, and the Maturity Date Loan / Unit would be approximately $216,205, $219,157 and $38, respectively, based on 156 hotel rooms, 104 multifamily rooms and 850 parking spaces.

With respect to Loan No. 11, Aventura View, Current LTV % is calculated based on the principal balance of the mortgage loan as of the Cut-off Date less a $2,000,000 performance reserve which was escrowed with the lender at origination of the mortgage loan. See footnote 17 below, as well as Annex A-3 and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in the Prospectus for further details.

With respect to Loan No. 13, Hilton Garden Inn Lake Oswego, the Appraised Value ($) represents the “hypothetical as-is value assuming completion of renovation” of $39,400,000, which assumes that the property improvement plan (“PIP”) outstanding at origination is complete. At origination, the borrower was required to reserve $3,703,456 for the PIP, which represents the full estimated remaining cost of the PIP. The “as-is” value as of October 13, 2015 was $34,200,000, which results in a Current LTV % and Maturity LTV % of 73.5% and 70.2%, respectively.

(5)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(6)	With respect to Loan No. 2, 5 Penn Plaza, the mortgage loan is part of a whole loan with an original principal amount of $260,000,000 (the “5 Penn Plaza Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-3 has an outstanding principal balance as of the Cut-off Date of $78,000,000 and is being contributed to the JPMBB 2016-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $115,000,000 and is being contributed to the CGCMT 2016-GC36 trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $67,000,000 is expected to be contributed to one or more future securitization trusts. All loan metrics are based on the 5 Penn Plaza Whole Loan balance.

With respect to Loan No. 3, 32 Avenue of the Americas, the mortgage loan is part of a whole loan with an original principal amount of $425,000,000 (the “32 Avenue of the Americas Whole Loan”) which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5). Note A-3 has an outstanding principal balance as of the Cut-off Date of $72,500,000 and is being contributed to the JPMBB 2016-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $125,000,000 and was contributed to the JPMBB 2015-C33 trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $100,000,000 and was contributed to the JPMCC 2015-JP1 trust. Note A-4 has an outstanding principal balance as of the Cut-off Date of $70,000,000 and was contributed to the COMM 2015-LC23 trust. Note A-5 has an outstanding principal balance as of the Cut-off Date of $57,500,000 and was contributed to the COMM 2016-CCRE28 trust. All loan metrics are based on the 32 Avenue of the Americas Whole Loan balance.

With respect to Loan No. 4, 7700 Parmer, the mortgage loan is part of a whole loan with an original principal balance of $177,000,000 (the “7700 Parmer Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-2 has an outstanding principal balance as of the Cut-off Date of $70,000,000 and is being contributed to the JPMBB 2016-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $75,000,000 and was contributed to the JPMCC 2015-JP1 trust. Note A-3 has an outstanding principal balance as of the Cut-off Date of $32,000,000 and is expected to be contributed to one

A-1-29

or more future securitization trusts. All loan level metrics are based on the 7700 Parmer Whole Loan balance.

With respect to Loan No. 5, Naples Grande Beach Resort, the mortgage loan is part of a whole loan with an original principal balance of $165,000,000 (the “Naples Grande Beach Resort Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-1 has an outstanding principal balance as of the Cut-off Date of $70,000,000 and is being contributed to the JPMBB 2016-C1 Trust. Note A-2 and Note A-3 have an aggregate outstanding principal balance as of the Cut-off Date of $95,000,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Naples Grande Beach Resort Whole Loan balance.

With respect to Loan No. 9, The 9, the mortgage loan is part of a whole loan with an original principal balance of $77,000,000 (“The 9 Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $37,000,000 and is being contributed to the JPMBB 2016-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the JPMCC 2015-JP1 trust. All loan level metrics are based on The 9 Whole Loan balance.

(7)	Each number identifies a group of related borrowers.

With respect to Loan No. 27, Austin Industrial Portfolio, the borrowers own the related mortgaged properties as tenants-in-common. Please see the section entitled “Risk Factors—Tenancies-in-Common May Hinder Recovery” in the Prospectus for additional information.

With respect to Loan No. 31, Rancho Pavilion, the borrowers own the related mortgaged property as tenants-in-common. Please see the section entitled “Risk Factors—Tenancies-in-Common May Hinder Recovery” in the Prospectus for additional information

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Certificate Administrator Fee Rate (including the Trustee Fee Rate), the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(11)	With respect to Loan No. 6, U-Haul Portfolio – AREC 11, the mortgage loan has an ARD feature with an anticipated repayment date of February 6, 2026, with an increased interest rate equal to the greater of (i) 7.23300% per annum or (ii) the 10-year swap yield as determined on the ARD plus 5.22000%, until the Final Mat Date of February 6, 2036. In no case may the interest rate exceed 9.23300% per annum.

(12)	The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.
The “YM” component of the prepayment provision represents yield maintenance payments.
The “O” component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan No. 2, 5 Penn Plaza, the lockout period will be at least 26 payment dates beginning with and including the first payment date of February 6, 2016. Defeasance of the full $260,000,000 5 Penn Plaza Whole Loan is permitted after the date that is the earlier of (i) two

A-1-30

years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) three years from the origination date of January 6, 2016.

With respect to Loan No. 7, Marriott - Troy, MI, the related loan documents permit the borrower to release a certain portion of a parking lot located on the mortgaged property from the lien of the security instrument in connection with a partial defeasance after the permitted defeasance date, subject to the satisfaction of conditions set forth in the related loan documents, including: (i) defeasance in an amount equal to the greater of (A) $695,750 and (B) the net sale proceeds, (ii) the loan-to-value ratio, as calculated in the loan documents, following the release is no greater than the lesser of (A) the loan-to-value ratio immediately preceding the origination date (B) the loan-to-value ratio immediately prior to the release, (iii) the debt service coverage ratio, as calculated in the loan documents, following the release is no less than the greater of (A) the debt service coverage ratio for the 12 calendar months immediately preceding the origination date and (B) the debt service coverage ratio immediately prior to the release, and (iv) the satisfaction of the REMIC requirements.

(13)	With respect to some mortgage loans, historical financial information may not be available due to when the properties were constructed, renovated and/or acquired.

With respect to Loan No. 2, 5 Penn Plaza, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the nine-month period ending September 30, 2015 and the borrower’s budget for three-month period commencing October 1, 2015 through December 31, 2015.

With respect to Loan No. 4, 7700 Parmer, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing six-month period ending June 30, 2015, annualized.

With respect to Loan No. 9, The 9, the related mortgaged property was renovated between 2013 and 2014 and consequently limited historical financial information is available.

With respect to Loan No. 10, Simply Self Storage Midwest Portfolio, the prior owner of the mortgaged properties acquired the mortgaged properties at different times from 2012 through 2014. As a result, financial information for 2012 is not available. Additionally, financial information for 2013 is calculated based on four of the six mortgaged properties that make up the portfolio including Goodman Road, Bart Conner Drive, LA Highway 16 and Veterans Boulevard. In addition, financial information for 2014 is calculated based on five of the six mortgaged properties that make up the portfolio including Goodman Road, Bart Conner Drive, LA Highway 16, Mueschke Road and Veterans Boulevard.

With respect to Loan No. 11, Aventura View, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing 11-month period ending November 30, 2015, annualized.

With respect to Loan No. 14, ExchangeRight Net Leased Portfolio 11, historical financials are not available as the properties were acquired by the borrower between February 2015 and November 2015.

With respect to Loan No. 15, Hampton Inn & Suites by Hilton - Lynnwood, historical financials are reported on a fiscal year ending April 30th of each respective year.

With respect to Loan No. 16, Hannibal Square II Portfolio, the mortgaged property was acquired in 2016 and the seller did not provide historical financial information prior to 2014.

A-1-31

With respect to Loan No. 21, Seeley Building, the mortgaged property was acquired as a distressed asset by the loan sponsor in May 2014. As such, historical financial information is not available.

With respect to Loan No. 22, Summit at Town Lake, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing eight-month period ending May 31, 2015, annualized.

With respect to Loan No. 24, 111 Townsend, the mortgaged property underwent a full conversion from an industrial use to an office use in 2014-2015 and is leased to a single tenant, Ticketfly, which commenced its lease on June 1, 2015. Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing six-month period ending November 30, 2015, annualized.

With respect to Loan No. 27, Austin Industrial Portfolio, the loan sponsor acquired the mortgaged properties in the second quarter of 2013. As such, financial information for 2012 is not available.

With respect to Loan No. 29, Shoppes at Sherbrooke, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing eight-month period ending May 31, 2015, annualized.

With respect to Loan No. 34, 750 Central Avenue, the mortgaged property is leased to a single tenant, Holland LP, which commenced its triple-net lease on November 1, 2015. The mortgaged property was previously leased to a different single tenant and, as such, historical financial information is not available.

With respect to Loan No. 35, Topanga Park Retail Portfolio, the related mortgaged properties were constructed between 2014 and 2015 and consequently limited historical financial information is available.

With respect to Loan No. 45, Lubbock Southwest Shopping Center, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing 10-month period ending October 31, 2015, annualized.

With respect to Loan No. 46, Bargain Storage Black Canyon, 2013 Revenues ($), 2013 Total Expenses ($) and 2013 NOI ($) are based on the trailing eight-month period ending December 31, 2013, annualized.

With respect to Loan No. 49, Stockbridge Apartments, the loan sponsor acquired the mortgaged property in December 2012. As such, no financial information is available for 2012. Additionally, due to a change in management at the mortgaged property, financial information for 2013 is not available.

With respect to Loan No. 50, College Plaza, the mortgaged property was recently acquired and the prior owner did not provide financial information for 2012.

(14)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

With respect to Loan No. 9, The 9, the mortgaged property benefits from two tax abatement programs. The multifamily component of the mortgaged property is subject to a 12-year tax abatement which runs through the 2024 tax year, and the hotel component of the mortgaged property is subject to a nine-year tax abatement which runs through the 2021 tax year. In addition, the mortgaged property is subject to a 30-year tax increment financing mortgage that expires on March 20, 2043, which requires payments in lieu of taxes after the expiration of the tax

A-1-32

abatements. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus for additional information.

With respect to Loan No. 23, Waynesville Commons Power Center, the mortgaged property benefits from a tax abatement program which runs through the 2017 tax year. The tax abatement decreases annually and the abatement percentages for the 2016 and 2017 tax years were 30.0% and 10.0%, respectively.

With respect to Loan No. 33, Stafford Apartments, the mortgaged property is subject to a ground lease under which Johns Hopkins University owns the interests of the ground lessor. The ground lease requires that the mortgaged property be used exclusively for students in the following priority (i) full-time students at The Peabody Institute of the Johns Hopkins University, (ii) part-time students at The Peabody Institute of the Johns Hopkins University and (iii) students of other academic divisions of the Johns Hopkins University. If on September 1st of each year the mortgaged property is not 95.0% occupied and the borrower has complied with the student housing agreement, the mortgaged property may accept tenants from the general public (which may subject the mortgaged property to additional taxes) with leases expiring no later than the following August 31st. Under the ground lease, the ground lessor has agreed to join any application by the mortgaged property for exemptions from real property or other taxes so long as the borrower is not in default under the related student housing agreement and such agreement remains in effect. Consequently, as the number of Johns Hopkins University students occupying the mortgaged property decreases, the mortgaged property’s real property taxes will increase.

(15)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

With respect to Loan No. 11, Aventura View, UW NOI Debt Yield % and UW NCF Debt Yield % are calculated based on the principal balance of the mortgage loan as of the Cut-off Date less a $2,000,000 performance reserve which was escrowed with the lender at origination of the mortgage loan. See footnote 17 below, as well as Annex A-3 and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in the Prospectus for further details.

(16)	With respect to Loan No. 9, The 9, the borrowers own leasehold interests and sub-leasehold interests in the tower containing the hotel and multifamily components of the mortgaged property through air rights leases and subleases, respectively. The fee interest for the tower containing the multifamily and hotel components and the building improvements are owned by the Cleveland-Cuyahoga County Port Authority (the “Port Authority”), which executed the air rights leases with the borrowers in order to accommodate the tax abatements related to the mortgaged property. The Port Authority pledged its fee interests in the hotel and multifamily component to the lender pursuant to an accommodation mortgage. In addition, the mortgaged property also includes the leasehold interests for two space leases for bars (the Vault and Azure Sun Lounge) located in buildings adjacent to the tower containing the hotel and residential components of the mortgaged property. One of the borrowers is the lessee under the leases, and an affiliate of the borrowers owns the fee interests in the buildings.

(17)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 1, 215 Park Avenue South, the borrower was required at origination to deposit $429,915 into the Upfront Other Reserve ($) for free rent related to five tenants.

With respect to Loan No. 2, 5 Penn Plaza, the borrower was required to deposit into escrow approximately $17,333,334 (the “Guaranty Collateral”) to be used solely for any amounts due from the guarantor under the recourse carveout guaranty and/or the environmental indemnity (the

A-1-33

“Guaranty Obligations”) prior to the enforcement of any judgment against the guarantor; provided that, (x) if the mezzanine lender obtains a judgment against the guarantor in connection with the 5 Penn Plaza mezzanine loan documents and the mortgage lender does not have any competing claim against the guarantor, the mortgage lender may make up to approximately $7,333,333 of the Guaranty Collateral available to the mezzanine lender to satisfy the claim and (y) the Guaranty Collateral is not general collateral for the 5 Penn Plaza Whole Loan but only collateral for the Guaranty Obligations. Additionally, the borrower was also required to deposit into escrow approximately $3,069,378 for outstanding tenant improvements and leasing commissions related to Sirius XM Radio and TD Bank, $1,306,250 for deferred maintenance, $1,168,977 for real estate taxes, $1,088,443 for a contingency reserve which represents 31 days of interest due under the 5 Penn Plaza Whole Loan documents to be used to pay debt service and/or reserve account deposits on the 5 Penn Plaza Whole Loan in the event of any late payment under the 5 Penn Plaza loan documents and $726,630 for gap rent related to TD Bank, as the tenant will not commence paying rent until June 2016.

With respect to Loan No. 3, 32 Avenue of the Americas, the borrower was required at origination to deposit $2,841,331 for outstanding tenant improvements, $1,796,381 for free rent reserves and $1,067,412 for outstanding leasing commissions into the Upfront Other Reserve ($).

With respect to Loan No. 4, 7700 Parmer, the borrower was required at origination to deposit $16,805,433 for outstanding tenant improvements, $3,780,811 for free rent and $2,997,760 for outstanding leasing commissions into the Upfront Other Reserve ($).

With respect to Loan No. 7, Marriott - Troy, MI, the borrower was required at origination to deposit $1,410,302 into the Upfront Other Reserve ($) for completion of capital improvements required by the hotel management agreement.

With respect to Loan No. 8, Wolf Creek Apartments, the borrower was required at origination to deposit $102,896 for rents which have been paid by tenants more than one month in advance and $75,000 for radon mitigation into the Upfront Other Reserve ($).

With respect to Loan No. 9, The 9, the borrowers delivered a $7,000,000 letter of credit at origination as additional security for the mortgage loan. The letter of credit may be released upon satisfaction of the following conditions: (i) the debt yield for the mortgaged property for the trailing twelve-month period (with respect to the parking garage and the hotel component), and the trailing three-month period (with respect to the multifamily component), immediately preceding the date of determination is equal to or greater than 10.25%; and (ii) there is no cash sweep event existing. In addition, the borrowers were required to reserve $19,250, which amount represents 110% of the estimated cost of transferring the letter of credit to the securitization, in the Upfront Other Reserve ($) to pay for such costs. In addition, the borrowers escrowed the following amounts into the Upfront Other Reserve ($): (i) $251,000 in the event the put rights under the related master leases are exercised by the historic tax credit investors; (ii) $217,000 for rent under the sublease for the multifamily component of the mortgaged property, which is required to be held as additional collateral until the occurrence of a cash sweep period under the loan documents; (iii) $210,417 for rent under the sublease for the hotel component of the mortgaged property, which is required to be held as additional collateral until the occurrence of a cash sweep period under the loan documents; (iv) $51,082 for rent under the space leases for the Azure Sun Lounge and Vault leases; and (v) $10,000 for the costs and expenses of the borrowers to acquire the fee interests in the mortgaged property under the air rights leases.

With respect to Loan No. 11, Aventura View, the borrower was required to deposit the following amounts into the Upfront Other Reserve ($): (i) $2,000,000 for a performance reserve; (ii) $562,590 for an outstanding tenant improvement reserve; and (iii) $206,997 for a free rent reserve. The funds for the performance reserve are required to be released to the borrower upon the mortgaged property achieving a debt yield (as calculated in accordance with the loan documents) of at least 9.0% during the first three years of the term of the mortgage loan.

A-1-34

With respect to Loan No. 13, Hilton Garden Inn Lake Oswego, the borrower was required to deposit $3,703,456 into the Upfront Other Reserve ($) for completion of a property improvement plan required by the franchise agreement.

With respect to Loan No. 20, Largo Hotel Portfolio, the borrowers were required at origination to deposit the following amounts into the Upfront Other Reserve ($): (i) $2,095,450 for renovations related to a property improvement plan and (ii) $100,000 for a seasonality reserve.

With respect to Loan No. 24, 111 Townsend, the borrower was required at origination to deliver a $1,072,170 lease letter of credit as additional security for the mortgage loan. The lease letter of credit was originally delivered to the borrower by the single tenant, Ticketfly, in connection with the execution of its lease at the mortgaged property.

With respect to Loan No. 29, Shoppes at Sherbrooke, the borrower was required at origination to deposit $21,150 into the Upfront Other Reserve ($) for tenant improvements and leasing commissions related to the 4th Largest Tenant, The Really Great Hair Salon.

With respect to Loan No. 34, 750 Central Avenue, the borrower was required at origination, pursuant to the lease for the single tenant, Holland LP, to deposit (i) $2,240,074 into the Upfront TI/LC Reserve ($) for outstanding tenant improvements and leasing commissions and (ii) $186,560 into the Upfront Other Reserve ($) for free rent.

With respect to Loan No. 35, Topanga Park Retail Portfolio, the borrower was required to deposit the following amounts into the Upfront Other Reserve ($): (i) $399,146 for outstanding tenant improvements and (ii) $2,683 for free rent.

With respect to Loan No. 36, Tangerine Crossing, the borrower was required at origination to deposit the following amounts into the Upfront Other Reserve ($): (i) $50,000 for outstanding tenant improvements related to the Largest Tenant, Bianchi’s Italian, (ii) $30,000 for outstanding tenant improvements related to the 4th Largest Tenant, East Gourmet Bistro, (iii) $20,000 for free rent related to the 4th Largest Tenant, East Gourmet Bistro and (iv) $30,000 for outstanding tenant improvements related to the tenant Dove Mountain Chiropractic & Massage.

With respect to Loan No. 37, Shoppes at St. Lucie West, the borrower was required at origination to deposit $124,836 into the Upfront Other Reserve ($), which amount will be released upon the receipt of evidence that the 2nd Largest Tenant, Rustico Deli, Bakery & Coffee Bar, for 12 consecutive months, has made its rental payments within 7 business days of the date such rental payments are required to be paid under the related lease. Rustico Deli, Bakery & Coffee Bar has a history of being delinquent with respect to its rent obligations.

With respect to Loan No. 45, Lubbock Southwest Shopping Center, the borrower was required at origination to deposit the following amounts into the Upfront Other Reserve ($): (i) $150,000 for a lease renewal reserve relating to the Largest Tenant, Dollar Tree, and the 2nd Largest Tenant, Sleep Solutions, and (ii) $41,000 for free rent related to the 2nd Largest Tenant, Sleep Solutions, and the 5th Largest Tenant, Gamestop.

(18)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, 215 Park Avenue South, the mortgage loan documents generally provide that the requirement for the borrower to make deposits into the Monthly Ins. Reserve ($)

A-1-35

is waived so long as, among other conditions, (i) no event of default has occurred and is continuing and (ii) the mortgaged property is insured under either (a) the master lease tenant’s insurance policies existing as of the origination date or (b) a blanket insurance policy of the borrower in accordance with the mortgage loan documents.

With respect to Loan No. 2, 5 Penn Plaza, if the debt service coverage ratio (as calculated in accordance with the mortgage loan documents) at the mortgaged property falls below 1.20x, the borrower will deposit $125,000 into the Monthly TI/LC Reserve ($) on each monthly payment date for tenant improvements and leasing commissions.
With respect to Loan No. 3, 32 Avenue of the Americas, the obligation for the borrower to make deposits into the Monthly RE Tax Reserve ($), Monthly Capex Reserve ($) and Monthly TI/LC Reserve ($) is waived; provided that (i) there is no event of default and (ii) the debt service coverage ratio based upon the trailing three-month period is greater than or equal to 1.15x for two consecutive calendar quarters.

With respect to Loan No. 4, 7700 Parmer, the borrower is required to reserve excess cash flow after payment of debt service and required reserves (and, during the existence of a cash sweep event under the mortgage loan documents, operating expenses) plus any lease termination fees received by the borrower into the Monthly Other Reserve ($), to be used in case of any future re-tenanting of the space currently leased by the Largest Tenant, eBay.

With respect to Loan No. 5, Naples Grande Beach Resort, at any time that the debt yield (as calculated in accordance with the mortgage loan documents) is below 12.0% on the payment dates occurring in each December, January, February, March, April and May, the borrower is required to deposit into the Monthly Other Reserve ($) all excess cash flow on such payment dates for a seasonality reserve.

With respect to Loan No. 5, Naples Grande Beach Resort, the Monthly Ins. Reserve ($) represents 1/12 of the annual estimated insurance premium for flood coverage. The mortgage loan documents generally provide that the monthly reserve for insurance premiums is waived, provided that there is no event of default and the borrowers insure the mortgaged property pursuant to a blanket insurance policy in accordance with the mortgage loan documents, but the flood coverage is a standalone policy that is not included as part of the blanket policy.

With respect to Loan No. 6, U-Haul Portfolio – AREC 11, the borrowers deposited $71,200 into the Upfront Capex Reserve ($) on the origination date. If at any time the amount on deposit falls below $71,200, the borrowers will be required to make monthly deposits in the amount of $11,867 into the Monthly Capex Reserve ($) until such time as the balance of the reserve equals or exceeds $71,200.

With respect to Loan No. 7, Marriott - Troy, MI, the borrower is required to (i) deposit monthly amounts into the Monthly Capex Reserve ($) equal to 5.0% of the gross revenues for an FF&E reserve and (ii) in the event that the borrower is required to complete a property improvement plan, deposit 125.0% of any amounts reasonably estimated by the lender to complete the property improvement plan into the Monthly Other Reserve ($); provided that, the requirements for the borrower to deposit amounts into the Monthly Capex Reserve ($) for an FF&E reserve and/or deposit amounts into the Monthly Other Reserve ($) in relation to a required property improvement plan will be waived so long as Marriott International, Inc. manages the property and reserves such required amounts directly in a manner consistent with the mortgage loan documents.

With respect to Loan No. 7, Marriott - Troy, MI, commencing on the payment date occurring in January 2017 and on each payment date occurring in the month of January thereafter during the term of mortgage loan, the borrower is required to deposit into the Monthly Other Reserve ($) an amount equal to the lesser of (i) $1,500,000 less the aggregate amounts deposited by borrower

A-1-36

into the Monthly Other Reserve ($) for any FF&E reserves during the immediately preceding 12-month period and (ii) $500,000.

With respect to Loan No. 8, Wolf Creek Apartments, the borrower is required to deposit all rents paid by tenants more than one month in advance into the Monthly Other Reserve ($), and the mortgage loan documents require the lender to disburse funds into the cash management account in accordance with a schedule attached to the mortgage loan agreement.

With respect to Loan No. 9, The 9, the borrowers are required to reserve the following amounts into the Monthly Other Reserve ($): (i) $18,750 on the first 48 payment dates, to be used in the event that the historic tax credit investors exercise their put rights to the borrowers; (ii) additional amounts such that the existing funds on deposit for the hotel and multifamily component subleases equal the then-current rent payment for the applicable period; and (iii) an amount such that the aggregate amount of funds on deposit for the Azure Sun Lounge and the Vault is equal to the aggregate rent due under the leases for the next three months.

With respect to Loan No. 10, Simply Self Storage Midwest Portfolio, at origination, the borrowers escrowed $553,551 into the Upfront Capex Reserve ($) for replacement reserves. If the initial escrow of $553,551 falls below $50,000, the borrowers are required to make ongoing deposits of $2,245 into the Monthly Capex Reserve ($) through and until the maturity date.

With respect to Loan No. 13, Hilton Garden Inn Lake Oswego, the borrower is required to make deposits into the Monthly Other Reserve ($) in an amount reasonably estimated by the lender for a property improvement plan required by any franchise agreement relating to the mortgaged property.

With respect to Loan No. 14, ExchangeRight Net Leased Portfolio 11, upon an event of default, the borrower is required to make deposits into the Monthly TI/LC Reserve ($) in an amount equal to $11,906 and any payables to the borrower in connection with an amendment or modification of a lease, any reduction in rents, or any shortening or surrender of space related to a tenant at the mortgaged property. Additionally, the borrower is required to deposit monthly amounts into the Monthly RE Tax Reserve ($) and Monthly Ins. Reserve ($) for 10 mortgaged properties where the related tenants are not required to pay taxes and insurance directly, pursuant to their respective leases.

With respect to Loan No. 14, ExchangeRight Net Leased Portfolio 11, commencing upon (a) an event of default, (b) the debt service coverage ratio, as calculated in the loan documents, falling below 1.35x or (c) with respect to the Hobby Lobby - Lawrenceville, GA mortgaged property, (i) Hobby Lobby, the single tenant, discontinuing its business (i.e. “going dark”), vacating or giving notice of its intention to vacate and the borrower not entering into a lease with a replacement tenant satisfactory to the lender within 30 days, (ii) Hobby Lobby becoming past due on the rent payable under its lease by more than 90 days or (iii) Hobby Lobby filing or becoming the subject of any bankruptcy or insolvency proceeding or having its assets made subject to the jurisdiction of a bankruptcy court, the borrower is required to deposit all excess cash flow into the Monthly Other Reserve ($).

With respect to Loan No. 15, Hampton Inn & Suites by Hilton - Lynnwood, commencing on the payment date in March 2019 and on each payment date thereafter, the borrower is required to deposit monthly into the Monthly Capex Reserve ($) an amount equal to one-twelfth of 4.0% of annual gross revenues for FF&E.

With respect to Loan No. 18, Rhodes Ranch, the ongoing deposit into the Monthly TI/LC Reserve ($) will be subject to a cap of $148,416, provided that there is no event of default and the mortgaged property maintains a minimum occupancy of 85.0%. If the mortgaged property’s physical or economic occupancy falls below 85.0% during the loan term, the borrower will be required to deposit an additional amount into the Monthly TI/LC Reserve ($) equal to $74,208 and

A-1-37

the cap will increase to $222,624 until both physical and economic occupancy exceed 90.0%, at which point, provided that no event of default exists, any funds in excess of $148,416 will be released to the borrower and the cap will be immediately reduced to $148,416.

With respect to Loan No. 20, Largo Hotel Portfolio, the borrowers will be required to make deposits into the Monthly Other Reserve ($) in an amount equal to $21,000 on each payment date occurring in the months of June through December during the term of mortgage loan for a seasonality reserve. Commencing on the payment date occurring in July 2016, the monthly deposit will increase to $45,000.

With respect to Loan No. 20, Largo Hotel Portfolio, the Holiday Inn Express & Suites - Largo, FL mortgaged property is expected to undergo a 10-year PIP (the “Future PIP”) commencing in 2019 and, as such, the borrower is required to (i) deposit monthly amounts into the Monthly Capex Reserve ($) equal to 4.0% of the gross revenues for an FF&E reserve and (ii) commencing on the payment date occurring in January 2017 through and including the payment date occurring in January 2019, deposit an additional monthly amount of $12,000 into the Monthly Other Reserve ($) for a PIP reserve. If the combined amount collected in the Monthly Other Reserve ($) and the Monthly Capex Reserve ($) for the FF&E reserve and PIP reserve, respectively, as of December 2018 does not equal or exceed the cost of the Future PIP, then the borrower will be required to deposit the shortfall (the “PIP Shortfall”) into the Monthly Other Reserve ($) by January 2019. Failure by the borrower to deposit the PIP Shortfall into the Monthly Other Reserve ($) will trigger a cash flow sweep until such time as the PIP Shortfall has been collected.

With respect to Loan No. 25, Pines of Roanoke Apartments, on the payment date occurring in February 2016, and on each payment date thereafter up to and including the payment date occurring in January 2018, the borrower will be required to deposit $16,950 into the Monthly Capex Reserve ($). On the payment date occurring in February 2018 and on each payment date thereafter, the required deposit into the Monthly Capex Reserve ($) will be equal to $4,950.

With respect to Loan No. 26, Hilton Garden Inn Chattanooga, the borrower is required to deposit $31,115 (the “Extension PIP Deposit”) commencing on the date that is 36 months prior to the expiration of the franchise agreement and on the next 35 payment dates thereafter into the Monthly Other Reserve ($); provided, however, that on or prior to the date that is 36 months prior to the expiration of the franchise agreement, the borrower may deliver to the lender a letter of credit in lieu of the Extension PIP Deposit in the amount equal to (x) the Extension PIP Deposit times (y) 36, until such time as the related property improvement plan is completed.

With respect to Loan No. 27, Austin Industrial Portfolio, on the origination date, the borrowers were required to deposit $200,000 into the Upfront TI/LC Reserve ($). On the first monthly payment date on which the Upfront TI/LC Reserve ($) falls below $200,000 and on each payment date thereafter until such reserve equals or exceeds $200,000, the borrowers will be required to deposit $4,762 into the Monthly TI/LC Reserve ($) provided no event of default or other sweep event period has occurred and is continuing.

With respect to Loan No. 36, Tangerine Crossing, upon the occurrence of an event of default or the debt service coverage ratio based upon the trailing 12-month period is less than 1.10x, the borrower is required to make deposits into the Monthly Other Reserve ($) equal to the monthly debt service payment and amounts payable to the reserve funds under the loan documents.

With respect to Loan No. 40, Peachtree Square Industrial Park, the borrower is required to make deposits for tenant improvements due under Commercial Roofing Specialties lease (i) on each payment date commencing in March 2016 up to and including the payment date in March 2021 equal to $1,210 and (ii) on each payment date commencing in April 2021 up to and including the payment date in March 2024 equal to $2,083.

A-1-38

With respect to Loan No. 44, Executive Office Terrace, upon the occurrence and during the continuance of an event of default or if the debt service coverage ratio based upon the trailing 12-month period is less than 1.40x, the borrower is required to make deposits into the Monthly Capex Reserve ($) equal to $1,239 for replacements and repairs required at the mortgaged property during the calendar year and deposits into the Monthly TI/LC Reserve ($) equal to $4,646 for tenant improvement and leasing commission obligations.

(19)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 14, ExchangeRight Net Leased Portfolio 11, the requirement that the borrower deposit all excess cash flow from the mortgaged properties into the Monthly Other Reserve ($) commencing upon (a) an event of default, (b) the debt service coverage ratio, as calculated in the loan documents, falling below 1.35x or (c) with respect to the Hobby Lobby - Lawrenceville, GA mortgaged property, (i) Hobby Lobby, the single tenant, discontinuing its business (i.e. “going dark”), vacating or giving notice of its intention to vacate and the borrower not entering into a lease with a replacement tenant satisfactory to the lender within 30 days, (ii) Hobby Lobby becoming past due on the rent payable under its lease by more than 90 days or (iii) Hobby Lobby filing or becoming the subject of any bankruptcy or insolvency proceeding or having its assets made subject to the jurisdiction of a bankruptcy court, is subject to an $825,000 cap.

With respect to Loan No. 16, Hannibal Square II Portfolio, the ongoing deposit into the Monthly TI/LC Reserve ($) will be subject to a cap of $300,000; provided that there is no event of default and the commercial component of the mortgaged property maintains a minimum occupancy of 80.0%.

With respect to Loan No. 20, Largo Hotel Portfolio, the borrowers’ requirement to make deposits into the Monthly Other Reserve ($) for a seasonality reserve is subject to a $225,000 cap.

With respect to Loan No. 40, Peachtree Square Industrial Park, the borrower is required to deposit into the Monthly TI/LC Reserve ($) $3,333 on each payment date, capped at $150,000 (provided that no event of default or sweep period exists and the mortgaged property is at least 85% physically & economically occupied). Additionally, in the event that Commercial Roofing Specialties fails to renew its lease on satisfactory terms (including a renewal term that expires at least 36 months beyond the loan’s term at terms that are no less favorable to the borrower) on or before the monthly payment date in March 2024, the cap on the TI/LC reserve will no longer apply and monthly deposits into the Monthly TI/LC Reserve ($) will be collected.

(20)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

With respect to Loan No. 2, 5 Penn Plaza, the 4th Largest Tenant, HQ Global Workplace, occupies two 27,877 square foot spaces at the mortgaged property with lease expiration dates of February 28, 2019 and August 31, 2020, respectively.

(22)	The lease expirations shown are based on full lease terms. However, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

A-1-39

With respect to Loan No. 1, 215 Park Avenue South, the 2nd Largest Tenant, Perkins & Will, Inc., subleases 4,971 square feet to IW Group, Inc. through the end of its lease term.

With respect to Loan No. 3, 32 Avenue of the Americas, the 2nd Largest Tenant, CenturyLink Communications, LLC, subleases approximately 44,514 square feet of its leased space to the 4th Largest Tenant, Dentsu Holdings USA, Inc. In addition, Dentsu Holdings USA, Inc. subleases an additional 64,256 square feet of space from the 5th Largest Tenant, Cambridge University Press. The 3rd Largest Tenant, TelX – New York 6th Ave. LLC, subleases 60,759 square feet under a sublease from the 6th largest tenant by net rentable area, Tata Communications, through April 2016. TelX – New York 6th Ave. LLC has executed a lease for this space, which is expected to commence in May 2016.

With respect to Loan No. 4, 7700 Parmer, the 3rd Largest Tenant, Electronic Arts Inc., has the right to terminate its lease as of August 31, 2023, with 12 months’ notice and the payment of a termination fee.

With respect to Loan No. 11, Aventura View, the 2nd Largest Tenant, Payless Travel, has the right to terminate its lease as of April 30, 2020, with 270 days’ notice and the payment of a termination fee.

With respect to Loan Nos. 12 and 19, Cypress Pointe Apartments and Casa De Fuentes Apartments, respectively, the loan documents permit the related borrowers to lease up to five units to affiliates or employees of the borrowers, provided that such parties are involved with the daily operations of the mortgaged properties.

With respect to Loan No. 23, Waynesville Commons Power Center, the 4th Largest Tenant, Rack Room Shoes, will have the right to terminate its lease with 90 days’ notice if gross sales from November 1, 2016 through October 31, 2017 are less than $1,200,000 and the tenant is open for business during the required hours of operation pursuant to its lease.

With respect to Loan No. 30, Longmeadow Professional Park, the Largest Tenant, Stifel Nicolaus, has the right to terminate its lease as of June 30, 2018, with 120 days’ notice and the payment of a termination fee. The 2nd Largest Tenant, Liberty Mutual Insurance, has the right to terminate its lease as of August 1, 2016, with 180 days’ notice and the payment of a termination fee. The 5th Largest Tenant, The Counseling & Gynecology Group, has an automatic termination provision in its lease should Dr. Max Chorowski, a joint and several signatory to the lease, die or become unable to practice medicine due to a mental or physical disability as determined by his treating physician, effective one year from the date on which Dr. Max Chorowski is deceased or otherwise deemed by his physician to be unable to practice medicine due to a mental or physical disability.

With respect to Loan No. 31, Rancho Pavilion, the lease of the Largest Tenant, State of Nevada Dept. of Welfare Rehabilitation will immediately terminate if either the State of Nevada or the United States federal government limits, restricts or impairs appropriations for the tenant.

With respect to Loan No. 34, 750 Central Avenue, the Largest Tenant, Holland LP, has the right to terminate its lease as of December 31, 2022 with 12 months’ notice and the payment of a termination fee, provided that no tenant default has occurred.

With respect to Loan No. 35, Topanga Park Retail Portfolio, the Largest Tenant at the Rowlett mortgaged property, MedPost Urgent Care, has the one-time right to terminate its lease as of March 31, 2022, with six months’ notice and the payment of a termination fee.

With respect to Loan No. 39, The Summit Building, the Largest Tenant, The Neurology Center, P.A., subleases 1,290 square feet to Syscom Services, Inc. through the end of its lease term.

A-1-40

With respect to Loan No. 44, Executive Office Terrace, the 3rd Largest Tenant, Nova Recovery, LLC, has the right to terminate its lease with 60 days’ notice and the payment of a termination fee of $7,500.

(23)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 1, 215 Park Avenue South, the borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the environmental indemnity.

With respect to Loan No. 3, 32 Avenue of the Americas, as long as the mortgaged property continues to be wholly owned and controlled by Samuel Rudin, his family members or any entities owned by them or trusts for their benefit, there is no separate nonrecourse carve-out guarantor required under the loan documents, and the borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the related environmental indemnity agreement.

(24)	The classification of the lockbox types is described in the Prospectus. See “Description of the Mortgage Pool—Lockbox Accounts” in the Prospectus for further details.

(25)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness” ,”—Mezzanine Indebtedness”, “—Other Secured Indebtedness”, “—Preferred Equity” and “—Other Unsecured Indebtedness” and “Certain Legal Aspects of Mortgage Loans” in the Prospectus for information related to mortgage loans with subordinate, mezzanine, secured or other additional debt or preferred equity that permit subordinate, mezzanine, secured or other additional debt or preferred equity in the future.

With respect to Loan No. 9, The 9, the mortgaged property and the related security instrument are subject to a tax increment financing mortgage, which secures certain payments in lieu of taxes and constitutes a first priority lien on the mortgaged property. In addition, the borrowers have incurred two unsecured subordinate loans in the amounts of $8,713,734 as of the origination date with respect to the hotel component of the mortgaged property, and $7,781,715 as of the origination date with respect to the multifamily component of the mortgaged property, from affiliates of an investor in the historic tax credits related to the mortgaged property.

A-1-41

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

											ANNEX A-2

Trust Cut-off Date Balances

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Trust			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Cut-off Date Balances			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
$2,360,000	-	$9,999,999	25	$155,184,060	15.2%	4.91085%	111	1.53x	10.4%	66.8%	57.5%
$10,000,000	-	$19,999,999	10	139,755,042	13.7	4.79477%	113	1.61x	9.9%	67.3%	60.6%
$20,000,000	-	$24,999,999	1	20,722,226	2.0	5.01000%	119	1.58x	10.2%	68.4%	56.3%
$25,000,000	-	$49,999,999	8	265,861,324	26.0	4.90023%	95	1.47x	9.5%	67.4%	62.2%
$50,000,000	-	$95,000,000	6	440,390,113	43.1	4.61132%	118	1.82x	9.9%	53.8%	50.5%
Total / Wtd. Avg:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Mortgage Rates

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Mortgage Rates			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
4.15000%	-	4.40000%	5	$179,140,113	17.5%	4.22217%	112	2.02x	10.6%	49.0%	43.8%
4.40001%	-	4.60000%	3	103,012,000	10.1	4.58796%	117	1.85x	9.6%	64.3%	63.5%
4.60001%	-	4.80000%	11	130,432,415	12.8	4.68556%	118	1.46x	10.0%	67.9%	61.2%
4.80001%	-	5.53000%	31	609,328,238	59.6	4.97176%	107	1.55x	9.7%	63.2%	57.4%
Total / Wtd. Avg:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Original Term to Maturity/ARD in Months(1)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
60			5	$100,998,146	9.9%	5.06826%	58	1.82x	11.2%	66.1%	62.8%
84			2	47,500,000	4.6	4.90274%	82	1.24x	8.3%	67.3%	63.1%
120			43	873,414,620	85.5	4.72261%	118	1.66x	9.8%	60.6%	54.9%
Total / Wtd. Avg:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

 A-2-1

ANNEX A-2

Remaining Term to Maturity/ARD in Months(1)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
55	-	60	5	$100,998,146	9.9%	5.06826%	58	1.82x	11.2%	66.1%	62.8%
61	-	119	45	920,914,620	90.1	4.73190%	116	1.64x	9.7%	60.9%	55.4%
Total / Wtd. Avg:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Original Amortization Term in Months

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
Interest Only			8	$377,462,000	36.9%	4.59208%	114	1.93x	9.7%	52.7%	52.7%
240			1	5,360,176	0.5	4.78700%	117	1.90x	14.9%	49.6%	31.2%
300			3	95,733,412	9.4	4.54789%	118	1.49x	10.1%	62.7%	49.3%
360			38	543,357,177	53.2	4.92342%	106	1.49x	9.9%	67.4%	59.9%
Total / Wtd. Avg:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Remaining Amortization Term in Months

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
Interest Only			8	$377,462,000	36.9%	4.59208%	114	1.93x	9.7%	52.7%	52.7%
237	-	240	1	5,360,176	0.5	4.78700%	117	1.90x	14.9%	49.6%	31.2%
241	-	300	3	95,733,412	9.4	4.54789%	118	1.49x	10.1%	62.7%	49.3%
301	-	360	38	543,357,177	53.2	4.92342%	106	1.49x	9.9%	67.4%	59.9%
Total / Wtd. Avg:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

 A-2-2

ANNEX A-2

Amortization Types

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Amortization Types			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
IO-Balloon			28	$442,155,000	43.3%	4.86282%	111	1.42x	9.4%	67.4%	60.2%
Interest Only			8	377,462,000	36.9	4.59208%	114	1.93x	9.7%	52.7%	52.7%
Balloon			13	147,405,653	14.4	5.11346%	95	1.64x	11.2%	67.0%	57.4%
ARD-Balloon			1	54,890,113	5.4	4.23300%	119	1.67x	11.1%	59.3%	43.2%
Total / Wtd. Avg:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Partial Interest Only Periods

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Partial Interest			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Only Periods			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
12	-	24	14	$209,155,000	20.5%	4.93344%	110	1.50x	9.8%	66.4%	57.8%
25	-	48	8	137,585,000	13.5	4.92394%	106	1.28x	8.8%	67.9%	60.9%
49	-	60	6	95,415,000	9.3	4.61987%	118	1.43x	9.6%	68.8%	64.4%
Total / Wtd. Avg:			28	$442,155,000	43.3%	4.86282%	111	1.42x	9.4%	67.4%	60.2%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Averages

Underwritten				Aggregate	% of		Stated			Cut-off
Net Cash Flow			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Debt Service			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Coverage Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
1.17x	-	1.35x	14	$222,138,191	21.7%	4.85580%	111	1.26x	8.6%	67.9%	60.3%
1.36x	-	1.45x	9	80,736,474	7.9	4.87636%	117	1.40x	9.6%	72.2%	63.5%
1.46x	-	1.55x	6	42,598,454	4.2	5.07650%	107	1.49x	10.5%	65.5%	58.4%
1.56x	-	1.65x	6	226,028,226	22.1	4.90069%	111	1.62x	9.8%	59.8%	54.8%
1.66x	-	1.80x	3	106,328,437	10.4	4.77936%	92	1.69x	11.3%	63.5%	52.7%
1.81x	-	2.00x	7	194,845,978	19.1	4.73018%	117	1.87x	10.2%	60.2%	58.3%
2.01x	-	2.62x	5	149,237,006	14.6	4.31136%	110	2.16x	10.3%	47.4%	46.7%
Total / Wtd. Avg:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

 A-2-3

ANNEX A-2

Cut-off Date LTV Ratios(2)(3)(4)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Cut-off Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
39.6%	-	59.9%	9	$353,752,048	34.6%	4.54504%	118	1.86x	10.0%	50.2%	46.9%
60.0%	-	64.9%	9	158,888,638	15.5	4.92876%	104	1.72x	10.6%	62.5%	56.3%
65.0%	-	69.9%	15	335,824,769	32.9	4.87971%	101	1.54x	9.7%	67.0%	62.0%
70.0%	-	75.0%	17	173,447,311	17.0	4.84234%	118	1.39x	9.4%	72.8%	63.1%
Total / Wtd. Avg:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

LTV Ratio at Maturity/ARD(1)(2)(4)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
LTV Ratio at			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
31.2%	-	44.9%	4	$159,240,048	15.6%	4.25472%	119	1.96x	10.6%	47.1%	40.7%
45.0%	-	49.9%	4	106,975,006	10.5	4.79654%	118	1.68x	9.4%	50.1%	48.1%
50.0%	-	54.9%	4	93,952,987	9.2	4.94561%	118	1.58x	10.3%	62.7%	53.9%
55.0%	-	59.9%	13	253,114,105	24.8	4.89702%	117	1.60x	9.5%	63.6%	57.3%
60.0%	-	64.9%	18	251,949,620	24.7	4.97535%	90	1.53x	9.9%	68.4%	62.8%
65.0%	-	68.6%	7	156,681,000	15.3	4.60316%	113	1.66x	9.6%	68.3%	66.0%
Total / Wtd. Avg:			50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

 A-2-4

ANNEX A-2

Type of Mortgaged Properties

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Property Type	Properties	Balance	Balance	Occupancy	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
Office
CBD	3	$183,000,000	17.9%	86.6%	1.92x	9.6%	44.0%	43.7%
Suburban	4	110,174,582	10.8	91.6%	1.64x	9.6%	65.3%	64.4%
Data Center	1	72,500,000	7.1	99.6%	1.88x	9.8%	55.2%	55.2%
Medical	1	6,617,474	0.6	79.6%	1.40x	11.0%	74.4%	61.0%
Subtotal:	9	$372,292,056	36.4%	90.5%	1.82x	9.6%	53.0%	52.4%

Hotel
Full Service	2	$118,438,324	11.6%	70.6%	1.66x	10.8%	64.8%	57.8%
Limited Service	6	76,478,449	7.5	80.9%	1.74x	11.4%	64.7%	55.3%
Subtotal:	8	$194,916,773	19.1%	74.7%	1.69x	11.1%	64.7%	56.8%

Multifamily
Student	3	$69,925,000	6.8%	95.3%	1.29x	8.6%	68.8%	62.8%
Garden	15	68,578,632	6.7	93.4%	1.47x	9.7%	71.3%	64.5%
Mid-Rise	2	12,000,000	1.2	97.2%	1.43x	9.5%	57.3%	49.2%
Subtotal:	20	$150,503,632	14.7%	94.6%	1.38x	9.2%	69.0%	62.5%

Retail
Anchored	4	$36,950,000	3.6%	96.7%	1.98x	10.5%	68.8%	65.1%
Shadow Anchored	4	31,843,299	3.1	98.1%	1.67x	9.9%	67.5%	62.4%
Freestanding	17	25,012,000	2.4	100.0%	2.05x	10.0%	59.2%	59.2%
Unanchored	5	16,243,542	1.6	95.3%	1.28x	8.7%	70.2%	59.2%
Subtotal:	30	$110,048,841	10.8%	97.6%	1.80x	10.0%	66.4%	62.1%

Self Storage	34	$89,995,113	8.8%	85.9%	1.54x	10.1%	63.6%	49.6%
Subtotal:	34	$89,995,113	8.8%	85.9%	1.54x	10.1%	63.6%	49.6%

Mixed Use
Hotel/Multifamily/Parking	1	$37,000,000	3.6%	80.1%	1.24x	8.7%	66.7%	57.6%
Office/Retail	2	19,900,000	1.9	93.5%	1.41x	9.6%	66.9%	57.5%
Retail/Office/Multifamily	1	18,650,000	1.8	99.2%	1.25x	8.6%	66.0%	58.5%
Multifamily/Office	1	5,500,000	0.5	100.0%	1.60x	10.9%	67.9%	58.9%
Subtotal:	5	$81,050,000	7.9%	89.1%	1.31x	9.0%	66.7%	57.9%

Industrial
Flex	3	$15,791,995	1.5%	97.6%	1.39x	10.0%	71.7%	60.9%
Warehouse	1	7,314,355	0.7	100.0%	1.35x	9.3%	66.5%	54.6%
Subtotal:	4	$23,106,350	2.3%	98.4%	1.37x	9.8%	70.0%	58.9%

Total / Wtd. Avg:	110	$1,021,912,765	100.0%	88.5%	1.65x	9.9%	61.4%	56.1%

 A-2-5

ANNEX A-2

Mortgaged Properties by Location

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
State	Properties	Balance	Balance	Occupancy	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
New York	7	$258,521,449	25.3%	89.9%	1.89x	9.6%	47.8%	47.3%
Florida	9	150,706,589	14.7	81.0%	1.56x	10.0%	64.6%	57.5%
Texas	12	110,645,008	10.8	94.1%	1.68x	9.6%	66.4%	62.4%
Michigan	3	67,940,766	6.6	79.3%	1.62x	10.8%	69.6%	63.1%
North Carolina	5	59,391,845	5.8	95.0%	1.30x	8.6%	68.2%	62.8%
Ohio	3	40,948,102	4.0	81.6%	1.29x	9.0%	66.8%	57.4%
California	5	37,140,396	3.6	93.7%	1.71x	11.6%	57.1%	46.3%
Washington	2	29,722,226	2.9	86.1%	1.50x	9.7%	63.7%	53.0%
Nevada	3	29,290,000	2.9	98.0%	1.78x	9.8%	65.3%	62.3%
Georgia	6	27,425,995	2.7	98.1%	2.02x	10.2%	64.5%	61.8%
Kentucky	1	26,681,000	2.6	95.0%	1.57x	10.1%	74.8%	68.6%
Oregon	1	25,125,000	2.5	80.7%	1.64x	10.6%	63.8%	61.0%
Mississippi	3	18,722,503	1.8	89.4%	1.41x	9.4%	71.1%	61.4%
Kansas	1	16,109,000	1.6	94.1%	1.38x	9.0%	69.6%	63.8%
Illinois	15	15,360,389	1.5	93.2%	1.54x	9.9%	63.2%	53.4%
Maryland	2	14,317,474	1.4	88.9%	1.44x	10.5%	67.7%	58.4%
Arizona	3	13,294,406	1.3	91.4%	1.44x	9.8%	67.9%	58.6%
Oklahoma	4	12,857,093	1.3	82.2%	1.35x	8.6%	69.7%	57.7%
Tennessee	2	12,395,161	1.2	80.1%	1.96x	12.5%	60.3%	48.3%
Louisiana	5	11,601,000	1.1	95.2%	1.53x	9.3%	69.1%	61.1%
Virginia	2	11,521,953	1.1	90.8%	1.45x	10.0%	69.4%	60.3%
Massachusetts	2	10,330,526	1.0	92.6%	1.52x	11.5%	66.8%	59.7%
New Mexico	2	3,767,183	0.4	80.9%	1.53x	10.5%	63.2%	53.3%
Connecticut	1	3,717,558	0.4	82.2%	1.67x	11.1%	59.3%	43.2%
Pennsylvania	2	3,383,227	0.3	84.0%	1.67x	11.1%	59.3%	43.2%
Wisconsin	2	2,946,354	0.3	94.4%	1.82x	10.7%	59.3%	49.3%
Indiana	1	2,045,904	0.2	38.6%	1.67x	11.1%	59.3%	43.2%
Idaho	1	1,921,154	0.2	89.7%	1.67x	11.1%	59.3%	43.2%
South Carolina	2	1,653,032	0.2	83.9%	1.82x	10.7%	59.3%	49.7%
Alabama	2	1,467,402	0.1	89.1%	1.84x	10.6%	59.3%	50.5%
Minnesota	1	963,072	0.1	91.2%	1.67x	11.1%	59.3%	43.2%
Total / Wtd. Avg:	110	$1,021,912,765	100.0%	88.5%	1.65x	9.9%	61.4%	56.1%

 A-2-6

ANNEX A-2

Prepayment Protection

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Prepayment	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Protection	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
Defeasance	36	$617,894,644	60.5%	4.73213%	109	1.71x	10.1%	59.7%	53.7%
Yield Maintenance	13	392,118,121	38.4	4.81143%	112	1.57x	9.5%	64.1%	60.0%
Defeasance or Yield Maintenance	1	11,900,000	1.2	4.95400%	118	1.46x	9.9%	62.0%	53.6%
Total / Wtd. Avg:	50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

Loan Purpose

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Loan	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Purpose	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)	DY(2)(3)	Ratio(2)(3)(4)	Maturity/ARD(1)(2)(4)
Refinance	25	$547,124,624	53.5%	4.75339%	118	1.70x	9.8%	57.6%	52.8%
Acquisition	21	390,648,029	38.2	4.89801%	101	1.54x	9.6%	67.3%	62.4%
Recapitalization	4	84,140,113	8.2	4.22462%	104	1.89x	11.2%	59.6%	48.5%
Total / Wtd. Avg:	50	$1,021,912,765	100.0%	4.76514%	110	1.65x	9.9%	61.4%	56.1%

(1) In the case of Loan No. 6, which has an anticipated repayment date, Stated Remaining Term (Mos.), Original Term to Maturity/ARD in Months, Remaining Term to Maturity/ARD in Months and LTV Ratio at Maturity/ARD are as of the related anticipated repayment date.
(2) In the case of Loan Nos. 2, 3, 4, 5 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations include the related Pari Passu Companion Loan(s).
(3) In the case of Loan No. 11, UW NOI DY and Cut-off Date LTV Ratio are calculated based on the principal balance of the mortgage loan as of the Cut-off Date less a $2.0 million performance reserve, which was escrowed with the lender at origination of the mortgage loan. Without taking into account the $2.0 million performance reserve, the weighted average UW NOI DY and weighted average Cut-off Date LTV Ratio are 9.8% and 61.6%, respectively. Refer to the individual description of Loan No. 11 in the Annex A-3, as well as “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protection and Certain Involuntary Prepayments” in the Prospectus for additional details.
(4) In the case of Loan Nos. 4 and 13, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity/ARD are calculated by using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 5, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity/ARD were calculated using the aggregate appraised value of the Resort and the Golf Property (each as defined in this Annex A-3) only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel (as defined in this Annex A-3), which may be released without a prepayment of the Mortgage Loan. On February 11, 2016, the borrower released the Tennis Court Parcel, without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

 A-2-7

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

A-3-1

Annex A-3	JPMBB 2016-C1

215 Park Avenue South

A-3-2

Annex A-3	JPMBB 2016-C1

215 Park Avenue South

A-3-3

Annex A-3	JPMBB 2016-C1

215 Park Avenue South

A-3-4

Annex A-3	JPMBB 2016-C1

215 Park Avenue South

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$95,000,000	Title(1):	Fee
Cut-off Date Principal Balance:	$95,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	9.3%	Net Rentable Area (SF):	324,422
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Dever Properties LLC	Year Built / Renovated:	1914 / 2014
Sponsor:	Dever Properties N.V., Inc.	Occupancy(2)(3):	76.5%
Interest Rate:	4.22000%	Occupancy Date:	1/28/2016
Note Date:	1/29/2016	Number of Tenants(2)(3):	32
Maturity Date:	2/6/2026	2012 NOI(3):	$9,476,690
Interest-only Period:	120 months	2013 NOI(3):	$9,575,979
Original Term:	120 months	2014 NOI(3)(4):	$9,913,012
Original Amortization:	None	2015 NOI(3)(4):	$10,797,265
Amortization Type:	Interest Only	UW Economic Occupancy(2)(3):	76.9%
Call Protection:	L(25),Def(90),O(5)	UW Revenues(2)(3):	$16,416,873
Lockbox:	Springing	UW Expenses(3):	$6,909,079
Additional Debt:	N/A	UW NOI(3):	$9,507,793
Additional Debt Balance:	N/A	UW NCF(3):	$8,702,533
Additional Debt Type:	N/A	Appraised Value / Per SF:	$240,000,000 / $740
		Appraisal Date:	12/31/2015

Escrows and Reserves(5)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$293
Taxes:	$510,695	$253,609	N/A	Maturity Date Loan / SF:	$293
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	39.6%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	39.6%
TI/LC:	$654,091	$0	N/A	UW NCF DSCR(3):	2.14x
Other:	$429,915	$0	N/A	UW NOI Debt Yield(3):	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$95,000,000	100.0%	Return of Equity	$52,876,064	55.7%
Payoff Existing Debt	38,207,868	40.2
Closing Costs	2,321,366	2.4
Reserves	1,594,701	1.7
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%

(1)	The 215 Park Avenue South loan is also secured by a pledge of a leasehold mortgage. Please refer to “Pledge of Leasehold Mortgage” below for additional details.

(2)	Occupancy, Number of Tenants, UW Economic Occupancy and UW Revenues include three tenants that have lease commencement dates in late January 2016, representing 6,840 square feet and approximately $478,012 of underwritten rent, and exclude six tenants, representing 56,207 square feet and approximately $2.2 million of in-place base rent, which have near term lease expirations and were underwritten as vacant. Inclusive of the six tenants with near term lease expirations that were underwritten as vacant, the property is 93.8% leased to 38 tenants as of January 28, 2016. Additionally, UW Revenues also include underwritten contractual rent increases of $444,634 through November 2016.

(3)	The 215 Park Avenue South property is master leased by the borrower to a third party, which has further subleased its interest to the tenants leasing space at the property. Occupancy, Number of Tenants and property-level financial information relate solely to the subtenants. For additional details, please refer to “Master Lease” and “Master Lease Waterfall” below.

(4)	The increase from 2014 NOI to 2015 NOI is primarily driven by the expiration of a rent abatement granted in conjunction with a new lease signed by Global Strategy Group in April 2014.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 215 Park Avenue South loan has an outstanding principal balance as of the Cut-off Date of $95.0 million and is secured by a first mortgage lien on a 20-story, 324,422 square foot, Class B office building located in New York, New York. The loan has a 10-year term and is interest-only for the full term of the loan. The previously existing debt was securitized in the JPMCC 2006-LDP6 transaction.

The Borrower. The borrowing entity for the 215 Park Avenue South loan is Dever Properties LLC, a Delaware limited liability company and special purpose entity.

A-3-5

Annex A-3	JPMBB 2016-C1

215 Park Avenue South

The Loan Sponsor. The loan sponsor is Dever Properties N.V., Inc. a Netherlands Antilles corporation, whose controlling principals, Ali Harandi and Taleb Rashidmanesh, have owned the 215 Park Avenue South property for over 30 years. The borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the environmental indemnity.

The Property. 215 Park Avenue South is a 20-story, 324,422 square foot, Class B office building located on the corner of East 18th Street and Park Avenue South in the Union Square neighborhood of Manhattan, New York. The property was built in 1914 and comprises 313,422 square feet of office space and 11,000 square feet of ground-level retail space situated on a 14,273 square foot parcel of land. The property received approximately $2.2 million in elevator upgrades in 2014 and is currently undergoing a $1.2 million lobby renovation that is expected to be completed in June 2016.

From 2010 through 2015, physical occupancy at the 215 Park Avenue South property averaged approximately 97.6%. As of January 28, 2016, the property was 76.5% occupied by 31 office tenants and one retail tenant. Six office tenants at the property, representing approximately 17.3% of the net rentable area, have near term lease expirations and were excluded from occupancy and income figures for underwriting purposes. The largest office tenant, Rakuten LinkShare Corporation (“Rakuten LinkShare”), leases 10.2% of the net rentable area through June 2017, comprising the entirety of the eighth and ninth floors, and has been a tenant at the property since January 1999. Rakuten LinkShare is an affiliate marketing and technology firm that uses proprietary platforms to facilitate and manage relationships between corporate advertisers and online content publishers. Clients of the firm include Walmart, Macy’s, Lancôme and Sephora. Rakuten LinkShare is an affiliate of Japan-based Rakuten, Inc. (TOKYO: 4755), a global firm that provides a variety of consumer and business-focused services including e-commerce, e-reading, travel, banking, securities, credit card, e-money, portal and media, online marketing and a professional sports network. Founded in 1997, Rakuten, Inc. is headquartered in Tokyo, with over 10,000 employees and partner staff throughout Asia, Western Europe, and the Americas. As of December 31, 2014, Rakuten, Inc. reported assets of approximately ¥3.7 trillion ($35.0 billion) and revenues of ¥598.6 billion ($5.7 billion). The second largest office tenant, Perkins & Will, Inc. (“Perkins & Will”), leases 10.2% of the net rentable area through December 2019, comprising the entirety of the fourth and sixth floors, and has been a tenant at the property since July 2006. Perkins & Will is an interdisciplinary, research-based architecture and design firm established in 1935 and focused on local, regional and global work in a variety of practice areas. The firm’s 1,800 professionals are spread across 24 offices throughout North America, Europe, the Middle East and Asia. Notable projects include the New York City Police Academy, the San Francisco Ferry Building and the U.S. Coast Guard Headquarters, among others. In 2015, Fast Company magazine ranked Perkins & Will among “The World’s Top 10 Most Innovative Companies in Architecture”. The third largest office tenant at the property, Global Strategy Group, occupies 6.9% of the net rentable area through January 2025, comprising portions of the fourteenth floor and the entire fifteenth floor. Global Strategy Group is a public relations firm that works with clients across the business, politics and philanthropy sectors to influence public opinion, build and protect reputations, navigate crises, and manage legislative and regulatory landscapes. Clients of the firm include Goldman, Sachs & Co., Facebook, Inc., the Bill & Melinda Gates Foundation and the Rockefeller Foundation, among others. The 11,000 square foot ground-level retail space is leased to CVS, Inc. through May 2019 with one five-year extension option remaining. CVS, Inc. has occupied its space since May 1999. No other tenant accounts for more than 5.6% of the net rentable area or 6.7% of the underwritten base rent.

The property is located in Manhattan’s Union Square neighborhood and features 175.0 feet of frontage on the south side of East 18th Street and 78.5 feet of frontage on the east side of Park Avenue South. Union Square’s attractions include Whole Foods Market, Regal Cinemas, Union Square Café, Nordstrom Rack, Union Square Greenmarket, the Strand Bookstore, Trader Joe’s, Union Square Park, Paragon Sports and the seasonal Union Square Holiday Market, among others. The property also benefits from its close proximity to the Union Square subway station, approximately one block south, which is serviced by the 4, 5, 6, L, N, Q and R subway lines.

According to the appraisal, the property is located in the Madison/Union Square office submarket of Manhattan. As of the third quarter of 2015, the submarket comprised approximately 32.0 million square feet of office space with an overall vacancy rate of 6.7% and average Class B office rents of $70.07 per square foot. This compares to 9.1% and $61.27 per square foot respectively, as of the third quarter of 2014. The appraisal identified six directly competitive properties built between 1908 and 1928 and ranging in size from approximately 225,000 to 451,000 square feet. The comparable properties reported occupancies ranging from 81.7% to 100.0% with a weighted average of 93.2%. Asking rents for the comparable properties range from $62.00 to $85.00 per square foot. The weighted average in-place office rental rate at 215 Park Avenue South is $51.48 per square foot, which is below the appraisal concluded market rent of $64.00 per square foot for floors 2-12 and $68.00 per square foot for floors 13-20. Additionally, ground-level retail space is leased to CVS, Inc. at a rental rate of $133.29 per square foot, which is below the appraisal concluded retail market rent of $200.00 per square foot. Since the beginning of 2014, 16 new or renewal office leases have been executed totaling 99,790 square feet.

A-3-6

Annex A-3	JPMBB 2016-C1

215 Park Avenue South

Historical and Current Occupancy(1)(2)
2012	2013	2014	2015	Current(3)
99.7%	97.5%	99.0%	93.2%	76.5%
(1)	The property is master leased by the borrower to a third party, which has further subleased its interest to the tenants leasing space at the property. The information presented in the Historical and Current Occupancy table above relates solely to the subtenants. For additional details, please refer to “Master Lease” and “Master Lease Waterfall” below.

(2)	Historical Occupancies are as of December 31 of each respective year.

(3)	Current Occupancy is as of January 28, 2016 and includes three tenants that have lease commencement dates in late January 2016, representing 6,840 square feet or 2.1% of the net rentable area, and exclude six tenants, representing 56,207 square feet or 17.3% of the net rentable area, which have near term lease expirations and were underwritten as vacant. Inclusive of the six tenants with near term lease expirations that were underwritten as vacant, Current Occupancy, as of January 28, 2016, is 93.8%.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Rakuten LinkShare Corporation	NA / NA / NA	33,000	10.2%	$53.24	12.0%	6/30/2017
Perkins & Will, Inc.(3)	NA / NA / NA	33,000	10.2%	$49.95	11.3%	12/31/2019
Global Strategy Group	NA / NA / NA	22,245	6.9%	$60.83	9.3%	1/31/2025
Stone Source, LLC	NA / NA / NA	18,170	5.6%	$53.53	6.7%	12/31/2019
Lippe Taylor	NA / NA / NA	16,612	5.1%	$59.07	6.7%	4/30/2019
The Criterion Collection	NA / NA / NA	16,500	5.1%	$60.42	6.8%	12/31/2020
Kimball International	NA / NA / NA	16,500	5.1%	$44.16	5.0%	11/30/2016
Marin Software, Inc.	NA / NA / NA	11,861	3.7%	$61.05	5.0%	2/28/2018
CVS, Inc.	Baa1 / BBB+ / NA	11,000	3.4%	$133.29	10.0%	5/31/2019
Cash Edge Inc.(4)	NA / NA / NA	10,567	3.3%	$53.24	3.9%	5/31/2017

(1)	Based on the underwritten rent roll. The property is master leased by the borrower to a third party, which has further subleased its interest to the entities listed in the “Tenant” field. For additional details, please refer to “Master Lease” and “Master Lease Waterfall” below.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Perkins & Will, Inc. subleases 4,971 square feet to IW Group, Inc. through the end of its lease term at an initial annual base rent of $52.00 per square foot.

(4)	Cash Edge Inc. currently subleases its space to Trading Screen Inc. through the end of its lease term. Trading Screen Inc. executed a direct lease for the space, which is set to commence on June 1, 2017, with a four-year term at an initial annual base rent of $66.99 per square foot.

A-3-7

Annex A-3	JPMBB 2016-C1

215 Park Avenue South

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	76,235	23.5%	NAP	NAP	76,235	23.5%	NAP	NAP
2016 & MTM(3)	5	26,821	8.3	$1,099,135	7.5%	103,056	31.8%	$1,099,135	7.5%
2017(4)	9	60,422	18.6	3,322,906	22.8	163,478	50.4%	$4,422,040	30.3%
2018	1	11,861	3.7	724,101	5.0	175,339	54.0%	$5,146,141	35.3%
2019	11	94,489	29.1	6,144,016	42.1	269,828	83.2%	$11,290,157	77.3%
2020	3	20,581	6.3	1,221,235	8.4	290,409	89.5%	$12,511,392	85.7%
2021	1	2,600	0.8	173,355	1.2	293,009	90.3%	$12,684,747	86.9%
2022	0	0	0.0	0	0.0	293,009	90.3%	$12,684,747	86.9%
2023	0	0	0.0	0	0.0	293,009	90.3%	$12,684,747	86.9%
2024	0	0	0.0	0	0.0	293,009	90.3%	$12,684,747	86.9%
2025	2	31,413	9.7	1,914,183	13.1	324,422	100.0%	$14,598,930	100.0%
2026	0	0	0.0	0	0.0	324,422	100.0%	$14,598,930	100.0%
2027 & Beyond	0	0	0.0	0	0.0	324,422	100.0%	$14,598,930	100.0%
Total	32	324,422	100.0%	$14,598,930	100.0%

(1)	Based on the underwritten rent roll. The property is master leased by the borrower to a third party, which has further subleased its interest to the tenants leasing space at the property. The information presented in the Lease Rollover Schedule above relates solely to the subtenants. For additional details, please refer to “Master Lease” and “Master Lease Waterfall” below.

(2)	Includes six office tenants, comprising 56,207 square feet and $2.2 million of in-place base rent, which have near term lease expirations and were excluded from occupancy and income figures for underwriting purposes.

(3)	Net Rentable Area Expiring includes 3,633 square feet used as a management office.

(4)	Includes Trading Screen Inc., which subleases 10,567 square feet or approximately 3.3% of the net rentable area from Cash Edge Inc. through the end of its lease term on May 31, 2017 and executed a direct lease for the space to commence immediately thereafter with a lease expiration date of May 31, 2021.

A-3-8

Annex A-3	JPMBB 2016-C1

215 Park Avenue South

Operating History and Underwritten Net Cash Flow(1)
	2012	2013	2014	2015	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$13,320,791	$14,332,850	$14,296,597	$15,570,054	$14,598,930	$45.00	68.5%
Vacant Income	0	0	0	0	4,919,516	15.16	23.1
Gross Potential Rent	$13,320,791	$14,332,850	$14,296,597	$15,570,054	$19,518,446	$60.16	91.6%
Total Reimbursements	2,056,486	2,529,694	1,985,190	2,011,559	1,770,670	5.46	8.3
Other Rental Income(5)	16,320	35,943	246,723	13,000	13,000	0.04	0.1
Net Rental Income	$15,393,597	$16,898,487	$16,528,510	$17,594,612	$21,302,116	$65.66	100.0%
(Vacancy/Credit Loss)(6)	(268,422)	(95,484)	(95,484)	0	(4,919,516)	(15.16)	(23.1)
Other Income(7)	13,009	49,589	16,476	34,273	34,273	0.11	0.2
Effective Gross Income	$15,138,184	$16,852,592	$16,449,502	$17,628,885	$16,416,873	$50.60	77.1%

Total Expenses(8)	$5,661,494	$7,276,613	$6,536,490	$6,831,620	$6,909,079	$21.30	42.1%

Net Operating Income	$9,476,690	$9,575,979	$9,913,012	$10,797,265	$9,507,793	$29.31	57.9%

Total TI/LC, Capex/RR	0	0	0	0	805,261	2.48	4.9

Net Cash Flow	$9,476,690	$9,575,979	$9,913,012	$10,797,265	$8,702,533	$26.82	53.0%

(1)	The property is master leased by the borrower to a third party, which has further subleased its interest to the tenants leasing space at the property. Rents in Place relate solely to the subtenants and flow to the borrower in accordance with the master lease waterfall. For additional details, please refer to “Master Lease” and “Master Lease Waterfall” below.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Historical Rents in Place are presented net of any applicable rent abatements afforded to tenants in accordance with their respective leases. At origination, the borrower deposited into escrow $429,915 for free rent obligations related to five tenants.

(4)	Underwritten Rents in Place consist of in-place rents as of January 28, 2016, including (i) three tenants that have lease commencement dates in late January 2016, representing 6,840 square feet and approximately $478,012 of underwritten rent, and (ii) underwritten contractual rent increases of $444,634 through November 2016, and excluding six tenants, representing 56,207 square feet and approximately $2.2 million of in-place base rent, which have near term lease expirations and were underwritten as vacant.

(5)	Other Rental Income consists primarily of holdover rents paid by tenants remaining in occupancy for a period of time following lease expiration.

(6)	2012 Vacancy/Credit Loss consists of bad debt expenses primarily related to two prior tenants. 2013 and 2014 Vacancy/Credit Loss consists of bad debt expenses related to a different prior tenant.

(7)	Other Income is comprised of lease buy-out income, late charge income and other miscellaneous rental income (i.e. quarterly royalty income and security deposit interest).

(8)	2013 Total Expenses are higher than other historical periods primarily due to a one-time real estate tax audit adjustment.

Property Management. The 215 Park Avenue South property is managed by SL Green Leasing, Inc. (the “Property Manager”), an affiliate of the Master Lease Tenant (as defined below) pursuant to an agreement between the Property Manager and the Master Lease Tenant. In the event that the Master Lease is no longer in effect, the borrower is required to enter into a management agreement with a qualified property manager as reasonably approved by lender, among other conditions.

Master Lease. The 215 Park Avenue South property is subject to a lease (the “Master Lease”) between 215 Park Avenue South Associates, L.P. (the “Master Lease Tenant”), an affiliate of the Property Manager, SL Green Leasing, Inc. and the borrower, as landlord (the “Master Lease Landlord”) that expires in October 2033. The Master Lease requires any sublease entered into by the Master Lease Tenant to include a provision pursuant to which the subtenant will continue to perform its obligations under the sublease, attorn to the Master Lease Landlord, and acknowledge that the sublease constitutes a direct lease with the borrower in the event that the Master Lease is ever terminated. Base rent owed by the Master Lease Tenant to the Master Lease Landlord under the Master Lease is detailed in the following schedule:

Master Lease Base Rent Schedule(1)
Period			Annual Base Rent	Monthly Base Rent
January 1, 2012	to	December 31, 2016	$5,827,000	$485,583
January 1, 2017	to	December 31, 2021	$6,371,500	$530,958
January 1, 2022	to	October 15, 2023	$6,970,450	$580,871
October 16, 2023	to	October 15, 2028	$10,000,000	$833,333
October 16, 2028	to	October 15, 2033	$11,000,000	$916,667
(1)	Based on the Master Lease.

Master Lease Waterfall. While the Master Lease includes a property cash flow waterfall (described below), all property net cash flow is expected to be retained by the borrower/Master Lease Landlord as there is a substantial amount of deferred base rent (approximately

A-3-9

Annex A-3	JPMBB 2016-C1

215 Park Avenue South

$86.7 million, as of October 2015) owed under the Master Lease (covered by clause (iv) below) which precludes the Master Lease Tenant from sharing in property net cash flow while such deferred base rent remains outstanding. All net cash flow from the property is required to be paid by the Master Lease Tenant to the Master Lease Landlord, to be applied in the following order of priority: (i) first, $400,000 toward the then-current monthly installment of the base rent, (the “Required Master Lease Payment”), (ii) second, $166,666 toward the then-current payment of fixed monthly interest under the Leasehold Mortgage (as defined below) which is pledged as security for the 215 Park Avenue South mortgage loan, (iii) third, toward the balance remaining of the then-current monthly installment of base rent, (iv) fourth, toward any deferred base rent and any outstanding interest thereon, (v) fifth, to accrued, unpaid interest on any Cash Flow Loan (as defined below) and then to the payment of principal amount thereof and (vi) sixth, an amount equal to 50.0% of any remaining net cash flow to the Master Lease Landlord. The remaining 50.0% of property net cash flow under subclause (vi) will be applied in the following order of priority: (a) first, toward accrued and unpaid interest on the Leasehold Mortgage, (b) second, toward reduction of principal of the Leasehold Mortgage and (c) third, provided that the Leasehold Mortgage is paid in full or otherwise satisfied or cancelled, paid to the Master Lease Tenant. The Master Lease Tenant’s failure to satisfy the Required Master Lease Payment constitutes an event of default under the Master Lease. However, unless there is sufficient property net cash flow to satisfy any of subclauses (ii) through (vi), the Master Lease Tenant’s failure to satisfy any of subclauses (ii) through (vi) does not constitute an event of default under the Master Lease.

Pledge of Leasehold Mortgage. Valencia Investments Overseas, Ltd. (“Valencia”), an affiliate of the 215 Park Avenue South mortgage loan borrower, is the current holder of two notes with an aggregate outstanding principal balance of approximately $17.0 million plus accrued unpaid interest thereon owed by the Master Lease Tenant and secured by a leasehold mortgage encumbering the Master Lease Tenant’s interest in the Master Lease (the “Leasehold Mortgage”). Valencia has guaranteed the mortgage loan borrower’s obligations under the 215 Park Avenue South mortgage loan on a non-recourse basis, and such guarantee is secured by a pledge of Valencia’s mortgage interest under the Leasehold Mortgage. Upon Valencia’s failure to perform under its guarantee, the mortgage loan lender has a right to foreclose upon Valencia’s interest under the Leasehold Mortgage.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $654,091 for outstanding tenant improvements and leasing commissions related to six existing tenants, $510,695 for real estate taxes and $429,915 for free rent related to five existing tenants.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $253,609.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as, among other conditions, (i) no event of default has occurred and is continuing and (ii) the property is insured under either (a) the Master Lease Tenant’s insurance policies existing as of the origination date or (b) a blanket insurance policy of the borrower in accordance with the loan documents.

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon the occurrence and during the continuance of a Triggering Event (as defined below) and at all times after the third occurrence (no cure rights after the third occurrence) of a Triggering Event, the borrower is required to (i) establish a lockbox account and (ii) send a tenant direction letter to the Master Lease Tenant (or if the Master Lease is not then in effect, to each tenant then occupying the space) instructing them to deposit all rents and payments into the lockbox account controlled by the lender. During the continuance of a Triggering Event and at all times after the third occurrence of a Triggering Event, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is (i) a Low DSCR Period (as defined below) continuing, (ii) an event of default or (iii) a bankruptcy event, all excess cash flow after payment of the mortgage debt service, required reserves and customary expenses will be held as additional collateral for the mortgage loan. The lender has a first priority security interest in the cash management account.

A “Triggering Event” means the occurrence of (i) an event of default or (ii) the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period being less than 1.20x.

A “Low DSCR Period” means any period commencing on the last day of any two consecutive calendar quarters that the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period is less than 1.20x.

A-3-10

Annex A-3	JPMBB 2016-C1

215 Park Avenue South

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon satisfaction of certain terms and conditions which include, but are not limited to: (i) the combined loan-to-value ratio does not exceed 39.6%, (ii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 2.14x, (iii) the net operating income debt yield, as calculated in the loan documents and including the mezzanine loan, is not less than 9.99%, (iv) an acceptable intercreditor agreement has been executed, (v) confirmation from applicable rating agencies that the mezzanine loan will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the securities and (vi) no event of default is continuing.

Permitted Unsecured Subordinated Debt. The loan agreement permits future unsecured debt financing made by a Partner (as defined below); provided, that any future unsecured debt (i) will be subordinate to the mortgage loan, (ii) will be unsecured, (iii) will be repayable only out of excess cash flow, (iv) will not be assignable, (v) the proceeds of which will be solely for the purpose of funding approved leasing expenses and approved capital expenditures at the property and (vi) the proceeds of which will be used to fund a Cash Flow Loan (as defined below) under the Master Lease to the extent that in the lender’s reasonable judgment, projected cash flow from the property is insufficient to pay such approved leasing expenses and/or approved capital expenditures.

“Partner” means any partner, member, shareholder or other holder of direct or indirect ownership interests in the borrower.

Under the Master Lease, if the borrower/Master Lease Landlord elects to advance funds in order to pay or perform any obligation that the Master Lease Tenant is unable to pay or perform due to insufficient cash flow, such amounts advanced will be deemed a “Cash Flow Loan”, which will mature on the expiration of the Master Lease and bear interest at the rate of 12.00000%.

A-3-11

Annex A-3	JPMBB 2016-C1

5 Penn Plaza

A-3-12

Annex A-3	JPMBB 2016-C1

5 Penn Plaza

A-3-13

Annex A-3	JPMBB 2016-C1

5 Penn Plaza

A-3-14

Annex A-3	JPMBB 2016-C1

5 Penn Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$78,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$78,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	7.6%	Net Rentable Area (SF):	650,329
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	5 Penn Plaza LLC	Year Built / Renovated:	1917 / 2015
Sponsors(2):	Various	Occupancy(4):	97.2%
Interest Rate:	4.86153%	Occupancy Date:	11/1/2015
Note Date:	1/6/2016	Number of Tenants:	34
Maturity Date:	1/6/2026	2012 NOI(5):	$17,422,377
Interest-only Period:	120 months	2013 NOI(5):	$19,006,288
Original Term:	120 months	2014 NOI:	$18,482,303
Original Amortization:	None	2015 NOI(6)(7):	$19,552,867
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(3):	L(26),Def(91),O(3)	UW Revenues:	$38,272,463
Lockbox:	CMA	UW Expenses:	$15,542,394
Additional Debt:	Yes	UW NOI(7):	$22,730,069
Additional Debt Balance:	$182,000,000 / $40,000,000	UW NCF:	$21,073,984
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraised Value / Per SF:	$540,000,000 / $830
		Appraisal Date:	11/1/2015

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$400
Taxes:	$1,168,977	$584,489	N/A	Maturity Date Loan / SF:	$400
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	48.1%
Replacement Reserves:	$0	$10,839	N/A	Maturity Date LTV:	48.1%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.64x
Other:	$23,524,035	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$260,000,000	86.7%	Payoff Existing Debt(9)	$213,091,475	71.0%
Mezzanine Loan	40,000,000	13.3	Return of Equity	55,450,831	18.5
			Upfront Reserves	24,693,012	8.2
			Closing Costs	3,899,961	1.3
			Mezzanine Loan Upfront Reserves(10)	2,864,722	1.0
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

(1)	The 5 Penn Plaza loan is part of a loan evidenced by three pari passu notes with an aggregate original principal balance of $260.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $260.0 million 5 Penn Plaza Whole Loan.

(2)	For a full description of the Sponsors, please refer to “The Loan Sponsors” below.

(3)	The lockout period will be at least 26 payments beginning with and including the first payment date of February 6, 2016. Defeasance of the full $260.0 million 5 Penn Plaza Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) three years from the note date.

(4)	Occupancy includes TD Bank, which has executed a lease but will not take occupancy or commence paying rent until June 2016. In connection with the origination of the 5 Penn Plaza Whole Loan, the lenders escrowed $726,630 for gap rent related to TD Bank.

(5)	The increase in 2013 NOI from 2012 NOI is due in part to lease expansions by Sirius XM Radio in the second half of 2012, representing an additional 42,472 square feet and approximately $1.8 million of in-place base rent.

(6)	2015 NOI represents actual property performance from January 2015 through September 2015 and the borrower’s budget from October 2015 through December 2015.

(7)	The increase in UW NOI from 2015 NOI is primarily due to (i) the expiration of the free rent period offered under the terms of CVS’ lease resulting in a total increase of approximately $1.2 million, (ii) TD Bank executing a lease to occupy one of the ground floor retail spaces which was previously rented at a lower rental rate, (iii) contractual rent increases of $736,509 through January 2017 and (iv) the present value of rent steps for TD Bank and CVS totaling $544,562.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	Payoff Existing Debt of $213,091,475 consists of $203,000,000 used to pay off the principal balance of the prior CMBS loan and $10,091,475 in defeasance costs.

(10)	In connection with the funding of the mezzanine loan, the mezzanine borrower delivered the following escrows to the mezzanine lender: (i) $2,666,666 to be used solely for any amounts due from the guarantor under the mezzanine loan recourse carveout guaranty and/or the mezzanine loan environmental indemnity and (ii) $198,056 in a contingency reserve, which amount represents 31 days of interest due under the mezzanine loan documents, to be used to pay debt service and/or reserve deposits on the mezzanine loan in the event of any late payment under the mezzanine loan documents. See “Additional Debt” below.

A-3-15

Annex A-3	JPMBB 2016-C1

5 Penn Plaza

The Loan. The 5 Penn Plaza loan is secured by a first mortgage lien on a 26-story, 650,329 square foot, LEED Gold-certified Class A- office building located in New York, New York. The whole loan was co-originated by Barclays and Citigroup Global Markets Realty Corp. and has an outstanding principal balance as of the Cut-off Date of $260.0 million (the “5 Penn Plaza Whole Loan”), and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-3, with an outstanding principal balance as of the Cut-off Date of $78.0 million (the “Mortgage Loan”), is being contributed to the JPMBB 2016-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $115.0 million and is expected to be contributed to the CGCMT 2016-GC36 trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $67.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the CGCMT 2016-GC36 trust. The trustee of the CGCMT 2016-GC36 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 5 Penn Plaza Whole Loan; provided however, that the holders of the Mortgage Loan and Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

The 5 Penn Plaza Whole Loan has a 10-year term and is interest-only for the full term of the loan. The previously existing debt was securitized in the JPMCC 2007-LD11 transaction.

The Borrower. The borrowing entity for the 5 Penn Plaza loan is 5 Penn Plaza LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors are Stephen D. Haymes and The Stephen D. Haymes Revocable Trust. Stephen D. Haymes is a partner of Haymes Investment Company, a family-owned and operated real estate enterprise established by his father, Morice Haymes, in 1925. Haymes Investment Company is headquartered at the 5 Penn Plaza property. Stephen D. Haymes has been involved in the real estate industry for over 40 years and has owned and operated more than 3 million square feet of office buildings, 500,000 square feet of shopping centers and 5,000 units in residential buildings. Stephen D. Haymes also owns interests in other Manhattan properties, including the nearby 330 West 34th Street. Steven D. Haymes filed chapter 11 bankruptcy on March 15, 2001, advised by a matrimonial law firm during his divorce settlement. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus for additional details.

The Property. The 5 Penn Plaza property consists of a 26-story, 650,329 square foot, LEED Gold-certified Class A- office building on a 23,601 square foot parcel of land with ground floor retail located on Eighth Avenue between West 33rd and West 34th Streets in Midtown Manhattan. The 5 Penn Plaza property contains 17,180 square feet of ground floor retail space and the remaining building space consists of 621,951 square feet of office space and 11,198 square feet of miscellaneous non-revenue, concourse and sub-concourse space. The 5 Penn Plaza property was built in 1917 and is currently undergoing a projected $10.6 million renovation of its lobby, elevators and façade. The typical floor plate (on floors three through 23) at the 5 Penn Plaza property is approximately 28,642 square feet. Since 2012, physical occupancy at the property has averaged approximately 98.8% and as of November 1, 2015, the property was 97.2% occupied by 34 tenants. The office space at the property is approximately 98.0% occupied and the ground floor retail space at the property is approximately 79.0% occupied. Two of the three ground floor retail spaces are leased to TD Bank and CVS with leases extending through May 2026 and March 2030, respectively. The third ground floor retail space, which is 3,600 square feet, is currently being utilized as the temporary entranceway during the property’s lobby renovation. Following the expected completion of the lobby renovation in the first half of 2016, the third ground floor retail space will be available for leasing.

The largest tenant at the property by both underwritten rent and square feet, Sirius XM Radio (“Sirius”), leases 15.3% of the net rentable area through November 2029 with one option to extend its term for either one additional period of five years or one additional period of ten years with no termination options. Sirius has occupied space at the property since March 2006 and has expanded its space three times from 28,641 square feet in 2006 to 99,754 square feet as of the Cut-off Date. Sirius creates and broadcasts commercial-free music, premier sports, live events, news, comedy, and exclusive talk and entertainment. Sirius is available in vehicles from every major car company in the United States and smartphones and other connected devices, as well as online at SiriusXM. The second largest tenant at the property by both underwritten rent and square feet, Thomas Publishing Company (“Thomas”), leases 14.3% of the net rentable area through December 2025 with one five-year renewal option and no termination options. Thomas has occupied the space since April 2004. Thomas is a private, family-owned and operated company, which connects buyers and suppliers across all industrial sectors. For buyers, it offers up to date and comprehensive product and company information on the market today. For suppliers, Thomas offers proprietary technology and platforms designed to fill sales pipelines and increase exposure in the marketplace. The third largest tenant at the property by underwritten rent, CVS, leases 12,437 square feet of ground floor retail space through March 2030 with one 10-year renewal option and no termination options. CVS is a provider of prescriptions and related healthcare services in the United States and is investment grade rated by Moody’s and S&P.

A-3-16

Annex A-3	JPMBB 2016-C1

5 Penn Plaza

The 5 Penn Plaza property is located in Midtown Manhattan on Eighth Avenue between West 33rd and West 34th Streets across the street from Penn Station. Penn Station is one of the busiest transportation hubs in the United States, providing direct access to Amtrak, New Jersey Transit and the Long Island Railroad, as well as the 1, 2, 3, A, C and E subway lines. Additionally, PATH trains and the N, Q, R, B, D, F and M subway lines all stop two avenues east of the 5 Penn Plaza property at 33rd Street and Broadway.

According to the appraisal, the property is located within the Penn Station office submarket. According to a third party report, as of the third quarter of 2015, the Penn Station Class A submarket contained approximately 6.5 million square feet of office space with a 2.0% direct vacancy rate and average gross rental rate of $63.59 per square foot. The appraisal identified six directly comparable office properties built between 1921 and 1969 ranging in size from 306,000 to 980,000 square feet. The comparable office properties reported occupancies ranging from 73.9% to 100.0% with a weighted average of approximately 92.8%. Asking rents for the comparable office properties range from $64.00 to $85.00 per square foot. The appraisal concluded a gross market rent of $60.00 per square foot for floors two through nine, $63.00 per square foot for floors 10 through 18, $66.00 per square foot for floors 19 through 23 and $69.00 per square foot for floors 24 through 26 at the 5 Penn Plaza property. The appraisal concluded weighted average gross market rent for the office space at the 5 Penn Plaza property is $62.87 per square foot. The weighted average in-place office rent at the 5 Penn Plaza property is $42.86 per square foot, or 31.8% below the market office rent concluded to by the appraisal.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
99.9%	99.0%	99.0%	97.2%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of November 1, 2015 and includes TD Bank, which has executed a lease at the property but will not take occupancy or commence paying rent until June 2016. In connection with the origination of the 5 Penn Plaza Whole Loan, the lenders escrowed $726,630 for gap rent related to TD Bank.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Sirius XM Radio	NA / NA / NA	99,754	15.3%	$42.46	13.3%	11/30/2029
Thomas Publishing Company	NA / NA / NA	93,072	14.3%	$41.90	12.2%	12/31/2025
CVS (Retail)	Baa1 / BBB+ / NA	12,437	1.9%	$249.53	9.7%	3/31/2030
Visiting Nurse Service NY	NA / NA / NA	55,754	8.6%	$54.00	9.5%	9/30/2020
HQ Global Workplace(3)	NA / NA / NA	55,754	8.6%	$52.00	9.1%	Various
TD Bank (Retail)(4)	Aa1 / AA- / NA	3,882	0.6%	$449.23	5.5%	5/31/2026
Covenant House	NA / NA / NA	39,254	6.0%	$40.00	4.9%	3/31/2022
HNTB Corporation(5)	NA / NA / NA	36,844	5.7%	$38.75	4.5%	2/29/2016
Railworks Corporation	NA / NA / NA	26,561	4.1%	$50.89	4.2%	9/30/2025
Town Sports International	NA / NA / NA	27,877	4.3%	$40.00	3.5%	4/30/2017

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	HQ Global Workplace occupies the entire 19th and 23rd floor spaces at the 5 Penn Plaza property under two separate leases. The lease on the 23rd floor expires on February 28, 2019 and the lease on the 19th floor expires on August 31, 2020.

(4)	TD Bank has executed a lease but will not take occupancy or commence paying rent until June 2016. In connection with the origination of the 5 Penn Plaza Whole Loan, the lenders escrowed $726,630 for gap rent related to TD Bank.

(5)	HNTB Corporation currently leases (i) 27,877 square feet on the sixth floor at a rental rate equal to $35.16 per square foot, (ii) 7,800 square feet on the 24th floor at a rental rate equal to $53.52 per square foot and (iii) 1,167 square feet of concourse space at a rental rate equal to $25.71 per square foot. The tenant has vacated all of its space due to its upcoming lease expiration on February 29, 2016. The Doman Group, LLC and Browne George Ross LLP have both executed leases for the vacated 24th floor space at a weighted average rental rate equal to $66.52 per square foot resulting in a total increase in base rent of $103,120. According to the appraisal, the market rent for the sixth floor space (which is currently being marketed) is equal to $60.00 per square foot which would result in a total increase in base rent of $692,488 if a lease(s) were executed at that level.

A-3-17

Annex A-3	JPMBB 2016-C1

5 Penn Plaza

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	18,313	2.8%	NAP	NAP	18,313	2.8%	NAP	NAP
2016 & MTM	12	72,535	11.2	$3,020,545	9.5%	90,848	14.0%	$3,020,545	9.5%
2017	3	71,136	10.9	2,724,324	8.6	161,984	24.9%	$5,744,869	18.0%
2018	3	24,645	3.8	1,188,002	3.7	186,629	28.7%	$6,932,871	21.8%
2019	3	55,866	8.6	2,180,406	6.8	242,495	37.3%	$9,113,277	28.6%
2020	3	90,110	13.9	5,116,605	16.1	332,605	51.1%	$14,229,88	44.7%
2021	3	42,530	6.5	1,705,487	5.4	375,135	57.7%	$15,935,36	50.1%
2022	1	39,254	6.0	1,570,160	4.9	414,389	63.7%	$17,505,52	55.0%
2023	1	524	0.1	6,000	0.0	414,913	63.8%	$17,511,52	55.0%
2024	0	0	0.0	0	0.0	414,913	63.8%	$17,511,52	55.0%
2025	2	119,343	18.4	5,239,131	16.5	534,256	82.2%	$22,750,66	71.5%
2026	1	3,882	0.6	1,743,913	5.5	538,138	82.7%	$24,494,57	76.9%
2027 & Beyond	2	112,191	17.3	7,339,440	23.1	650,329	100.0%	$31,834,01	100.0%
Total	34	650,329	100.0%	$31,834,013	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	2015(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$25,432,229	$27,243,371	$26,655,881	$28,643,579	$31,834,013	$48.95	85.7%
Vacant Income	0	0	0	0	1,851,975	2.85	5.0
Gross Potential Rent	$25,432,229	$27,243,371	$26,655,881	$28,643,579	$33,685,988	$51.80	90.7%
Total Reimbursements	1,241,799	2,059,774	2,461,092	2,591,608	3,452,319	5.31	9.3
Net Rental Income	$26,674,028	$29,303,145	$29,116,973	$31,235,187	$37,138,307	$57.11	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,856,915)	(2.86)	(5.0)
Other Income(5)	3,349,215	3,173,699	3,063,531	2,991,072	2,991,072	4.60	8.1
Effective Gross Income	$30,023,243	$32,476,844	$32,180,504	$34,226,259	$38,272,463	$58.85	103.1%
Total Expenses	$12,600,866	$13,470,556	$13,698,201	$14,673,392	$15,542,394	$23.90	40.6%
Net Operating Income	$17,422,377	$19,006,288	$18,482,303	$19,552,867	$22,730,069	$34.95	59.4%
Total TI/LC, Capex/RR	0	0	0	0	1,656,086	2.55	4.3
Net Cash Flow	$17,422,377	$19,006,288	$18,482,303	$19,552,867	$21,073,984	$32.41	55.1%
(1)	The 2015 column represents actual property performance from January 2015 through September 2015 and the borrower’s budget from October 2015 through December 2015.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The increase in Rents in Place from 2012 to 2013 is due in part to lease expansions by Sirius XM Radio in the second half of 2012, representing an additional 42,472 square feet and approximately $1.8 million of in-place base rent.

(4)	The increase in Rents in Place from 2015 to Underwritten is due to (i) the expiration of the free rent period offered under the terms of CVS’ lease resulting in a total increase of approximately $1.2 million, (ii) TD Bank executing a lease to occupy one of the ground floor retail spaces which was previously rented at a lower rental rate, (iii) contractual rent increases of $736,509 through January 2017 and (iv) the present value of rent steps for TD Bank and CVS totaling $544,562.

(5)	Other Income is comprised of sub-metered electricity, condenser water, overtime heating, ventilating and air conditioning, cleaning, trash removal and tenant sundry charges.

A-3-18

Annex A-3	JPMBB 2016-C1

5 Penn Plaza

Property Management. The 5 Penn Plaza property is managed by CBRE, Inc. Under the 5 Penn Plaza loan documents, the 5 Penn Plaza property may not be managed by any party other than CBRE, Inc.; provided, however, that so long as no event of default under the 5 Penn Plaza loan documents exists, the borrower can replace CBRE, Inc. with a property manager upon notice to the lender, provided that the replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation) unless pre-approved as described below and the replacement manager meets certain criteria under the 5 Penn Plaza loan documents. The lender has pre-approved each of (i) Newmark Grubb Knight Frank, (ii) Jones Lang LaSalle, (iii) Cushman & Wakefield, Inc., (iv) Colliers International and (v) Jeffrey Management Corporation as a replacement property manager; provided that the applicable replacement manager has not had a material adverse change in reputation or financial condition since the origination of the 5 Penn Plaza loan. The lender has the right to (or require the borrower to) terminate the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists a Trigger Period (as defined below), (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $3,069,378 for outstanding tenant improvements and leasing commissions related to Sirius XM Radio and TD Bank, $1,306,250 for deferred maintenance, $1,168,977 for real estate taxes, $1,088,443 in a contingency reserve, which represents 31 days of interest due under the 5 Penn Plaza loan documents, to be used to pay debt service and/or reserve account deposits on the 5 Penn Plaza loan in the event of any late payment under the 5 Penn Plaza loan documents and $726,630 for gap rent related to TD Bank, as the tenant will not commence paying rent until June 2016.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $584,489.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the property is insured under a blanket insurance policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $10,839 (approximately $0.20 per square foot annually) for replacement reserves. The replacement reserves are not subject to a cap.

TI/LC Reserves - The requirement for the borrower to make deposits into the tenant improvement and leasing commission escrow is waived so long as no TI/LC Trigger Event (as defined below) has occurred and is continuing. In the event a TI/LC Trigger Event exists, on a monthly basis, the borrower is required to escrow $125,000 (approximately $2.31 per square foot annually) for tenant improvement and leasing commission reserves.

A “TI/LC Trigger Event” means the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period is less than 1.20x.

Guaranty Collateral Reserve - Additionally, the borrower was required to deposit into escrow approximately $17,333,334 (the “Guaranty Collateral”) to be used solely for any amounts due from the guarantors under the recourse carveout guaranty and/or the environmental indemnity under the 5 Penn Plaza loan documents (the “Guaranty Obligations”) prior to the enforcement of any judgment against the guarantor; provided that (x) if the mezzanine lender obtains a judgment against the guarantors in connection with the 5 Penn Plaza mezzanine loan documents and the mortgage lender does not have any competing claim against the guarantors, the mortgage lender may make up to approximately $7.3 million of the Guaranty Collateral available to the mezzanine lender to satisfy the claim and (y) the Guaranty Collateral is not general collateral for the 5 Penn Plaza loan but only collateral for the Guaranty Obligations.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below). During a Trigger Period, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Trigger Period continuing (other than a Trigger Period caused solely by clause (iii) of the definition of a Trigger Period), all excess cash flow after payment of the mortgage debt service, mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the mortgage loan. The lender has a first priority security interest in the cash management account. If a Trigger Period is continuing solely because of clause (iii) of the definition of a Trigger Period or the mezzanine lender has provided the lender notice it is entitled to sums under the mezzanine loan documents, in addition to mezzanine loan debt service, then all excess cash flow will be provided to the mezzanine lender to be held and applied pursuant to the terms of the mezzanine loan documents.

A-3-19

Annex A-3	JPMBB 2016-C1

5 Penn Plaza

A “Trigger Period” means the occurrence of (i) an event of default, (ii) the debt service coverage ratio (inclusive of debt service for the mezzanine loan) as calculated in the loan documents based on the trailing 12-month period is less than 1.10x or (iii) a mezzanine loan event of default. Notwithstanding the foregoing, no Trigger Period will be deemed to exist solely with respect to clause (ii) of this definition during any period that the Collateral Cure Conditions (as defined below) are satisfied.

“Collateral Cure Conditions” exist if the borrower: (i) deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, serves as additional collateral for the 5 Penn Plaza loan, in an amount equal to $2.6 million (the “Collateral Deposit Amount”) and on each one-year anniversary date thereafter, the borrower deposits additional cash collateral in the amount of the Collateral Deposit Amount or increases the amount of the letter of credit (as applicable) by an amount equal to the Collateral Deposit Amount and (ii) provides evidence to the lender that the mezzanine borrower has deposited $400,000 with the mezzanine lender (in the form of cash or a letter of credit) as and when required by the mezzanine loan documents.

Additional Debt. SM Core Credit Finance LLC provided a $40.0 million mezzanine loan to 461 Eighth Holdings LLC, a Delaware limited liability company, that is secured by the direct equity interests in the borrower and is coterminous with the 5 Penn Plaza Whole Loan. The mezzanine loan has a 5.75000% coupon and is interest-only for the full term of the loan. Including the mezzanine loan, the cumulative Cut-off Date LTV is 55.6%, the cumulative UW NCF DSCR is 1.39x and the cumulative UW NOI Debt Yield is 7.6%. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

A-3-20

Annex A-3	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-21

Annex A-3	JPMBB 2016-C1

32 Avenue of the Americas

A-3-22

Annex A-3	JPMBB 2016-C1

32 Avenue of the Americas

A-3-23

Annex A-3	JPMBB 2016-C1

32 Avenue of the Americas

A-3-24

Annex A-3	JPMBB 2016-C1

32 Avenue of the Americas

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$72,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$72,500,000	Property Type - Subtype:	Office – Data Center
% of Pool by IPB:	7.1%	Net Rentable Area (SF):	1,163,051
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	32 Sixth Avenue Company LLC	Year Built / Renovated:	1932 / 2002
Sponsor:	Rudin Management Co. Inc.	Occupancy:	99.6%
Interest Rate:	4.83200%	Occupancy Date:	8/12/2015
Note Date:	10/5/2015	Number of Tenants:	32
Maturity Date:	11/1/2025	2012 NOI(2):	$38,188,911
Interest-only Period:	120 months	2013 NOI(2):	$42,424,058
Original Term:	120 months	2014 NOI:	$39,628,360
Original Amortization:	None	TTM NOI (as of 9/2015)(3):	$40,711,382
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(90),O(5)	UW Revenues:	$64,113,840
Lockbox:	CMA	UW Expenses:	$22,373,187
Additional Debt:	Yes	UW NOI(3):	$41,740,653
Additional Debt Balance:	$352,500,000	UW NCF:	$39,233,948
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$770,000,000 / $662
		Appraisal Date:	8/4/2015

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$365
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$365
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.2%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	55.2%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.88x
Other:	$5,705,123	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$425,000,000	100.0%	Payoff Existing Debt	$371,570,253	87.4%
			Return of Equity	44,337,521	10.4
			Upfront Reserves	5,705,123	1.3
			Closing Costs	3,387,104	0.8
Total Sources	$425,000,000	100.0%	Total Uses	$425,000,000	100.0%

(1)	The 32 Avenue of the Americas loan is part of a loan evidenced by five pari passu notes with an aggregate original principal balance of $425.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the $425.0 million 32 Avenue of the Americas Whole Loan.

(2)	The increase in 2013 NOI from 2012 NOI is primarily driven by contractual rent increases and a one-time lease termination fee for a portion of the space leased by MCI Communications Services, Inc. (“MCI”) of approximately $3.5 million.

(3)	The increase in UW NOI from TTM NOI is due to (i) rent averaging over the term of the related lease for six investment grade tenants accounting for approximately $3.1 million, including TelX, which accounts for approximately $2.3 million and (ii) other contractual rent increases of $1.3 million through August 2016.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

A-3-25

Annex A-3	JPMBB 2016-C1

32 Avenue of the Americas

The Loan. The 32 Avenue of the Americas loan is secured by a first mortgage lien on a 28-story, 1,163,051 square foot office building located in New York, New York. The whole loan was co-originated by JPMCB and German American Capital Corporation and has an outstanding principal balance as of the Cut-off Date of $425.0 million (the “32 Avenue of the Americas Whole Loan”), and is comprised of five pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 (other than Note A-3, the “Companion Notes”). Note A-3, with an outstanding principal balance as of the Cut-off Date of $72.5 million, is being contributed to the JPMBB 2016-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $125.0 million and was contributed to the JPMBB 2015-C33 trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $100.0 million and was contributed to the JPMCC 2015-JP1 trust. Note A-4 has an outstanding principal balance as of the Cut-off Date of $70.0 million and was contributed to the COMM 2015-LC23 trust. Note A-5 is held by German American Capital Corporation, has an outstanding principal balance as of the Cut-off Date of $57.5 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C33 trust. The trustee of the JPMBB 2015-C33 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 32 Avenue of the Americas Whole Loan; provided, however, that the holders of Note A-3 and the Companion Notes (other than Note A-1) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

The 32 Avenue of the Americas Whole Loan has a 10-year term and is interest-only for the full term of the loan. The previously existing debt was securitized in the BSCMS 2007-PW16 and BSCMS 2007-PW17 transactions.

The Borrower. The borrowing entity for the 32 Avenue of the Americas loan is 32 Sixth Avenue Company LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Rudin Management Co. Inc. (“Rudin”). Rudin owns and manages more than 33 assets in Manhattan with an aggregate of approximately 13.9 million square feet comprised of approximately 10.2 million square feet of office space and approximately 3.7 million square feet of residential space. Other office properties owned by Rudin include 3 Times Square, 345 Park Avenue, 355 Lexington Avenue, 415 Madison Avenue, 40 East 52nd Street, 560 Lexington Avenue, 845 Third Avenue, 1675 Broadway and 641 Lexington Avenue in midtown Manhattan and 80 Pine Street, 55 Broad Street, One Whitehall Street, One Battery Park Plaza and 110 Wall Street in downtown Manhattan. The borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the environmental indemnity, and so long as the property continues to be wholly owned and controlled by Samuel Rudin, his family members or any entity or trust owned by them, no separate nonrecourse carve-out guarantor for the 32 Avenue of the Americas Whole Loan is required under the loan documents.

The Property. The 32 Avenue of the Americas property is a 28-story building with 1,163,051 square feet of Class A office and data center/telecommunications space located on a 1.06-acre parcel in the Tribeca neighborhood of Manhattan, New York. Approximately 50.8% and 49.0% of the occupied net rentable area is comprised of office and data center/telecommunications space, respectively. The remaining 0.2% is comprised of street-level retail space. The property was constructed in 1932 and was formerly known as the AT&T Long Lines Building. In 1956, the first transatlantic telephone call via cable was switched through the property, which connected Europe to the North American long distance network. In 1991, the Landmarks Preservation Commission designated the property as a historic landmark. Following Rudin’s acquisition of the property from AT&T in 1999, the property underwent an approximately $100.0 million ($86 per square foot) renovation completed in 2002, which included the installation of new mechanical and communications infrastructure and two 150-foot tall communications masts, which provide broadband wireless connectivity across Manhattan, as well as a redesigned interior by architecture firm FXFOWLE. According to the appraisal, the property is now one of the premier carrier hotels in the United States. Carrier hotels, which have evolved in response to the increased volume of digital information in today’s economy, provide secure, physical space for telecommunications companies to house their hardware and equipment and connect with one another’s servers. Other Manhattan-based carrier hotels include 60 Hudson Street and 111 8th Avenue, the latter of which was purchased by Google in 2010 and serves as Google’s New York headquarters.

The property is located at the convergence of multiple local, national and international fiber optic cables along one of Manhattan’s major fiber optic corridors. Additionally, the property has 15-foot ceilings, heavy floor loads, expansive electrical capacity and direct connectivity to the nearby fiber optic network, which allow it to serve the technology and telecommunications needs of its tenants. The property is also equipped with three utility feeds, as well as backup generators, to provide redundant capacity. The property also includes a 27,328 square foot “Meet-Me-Room” (the “HUB”), which allows tenants to physically connect to one another directly within the property and exchange data with minimal fees and latency and greater efficiency. In addition to providing colocation, the HUB provides connectivity to key hubs in other cities via fiber optic cables. In 2013, Rudin entered into an exclusive partnership with TelX – New York 6th Ave. LLC (“TelX”), an affiliate of The TelX Group, Inc., to manage and operate the HUB. TelX reports that its operations at the property provide access to over 400 telecommunications companies. The 20-year lease agreement requires TelX to pay base contractual rent with 2% annual rent steps and 15% of annual HUB net cash flow. Excluding this HUB rent, the base rent for TelX is approximately $58.36 per square foot for its directly leased space.

A-3-26

Annex A-3	JPMBB 2016-C1

32 Avenue of the Americas

Since 2007, physical occupancy at the property has averaged approximately 97.3% and has not fallen below 93.1%. As of August 12, 2015, the property was 99.6% occupied by 32 tenants. The largest tenant at the property, AMFM Operating, Inc. (“AMFM”), leases 14.6% of the net rentable area through September 2022 with one five-year extension option remaining and no termination options and has occupied the space since January 2007. Additionally, AMFM subleases 0.1% of the net rentable area from BCE Nexxia Corporation through April 2016. AMFM owns and operates radio stations throughout the United States and sells national spot advertising for clients in the radio and television industries. Since March of 2004, AMFM has operated as a subsidiary of iHeartMedia, Inc. (“iHeart”). iHeart is a leading media company that delivers music, news, talk, sports and other content across multiple platforms. iHeart is the largest owner of radio stations in the United States with over 850 full-power AM and FM radio stations. The second largest tenant, Dentsu Holdings USA, Inc. (“Dentsu”), which is headquartered at the property, directly leases 14.5% of the net rentable area across multiple leases with various expiration dates (with the largest space expiring in September 2021) with no renewal or termination options and has occupied the space since January 2011. Additionally, Dentsu subleases 3.8% of the net rentable area from CenturyLink Communications, LLC (“CenturyLink”). Dentsu has signed a sublease for an additional 5.5% of the net rentable area from Cambridge University Press (“Cambridge”), which commenced on January 1, 2016. Dentsu is a subsidiary of Dentsu Inc., an international advertising and public relations company based in Japan. Dentsu Inc. is the largest Japanese advertising company based on net sales. The third largest tenant, CenturyLink, leases 14.2% of the net rentable area through August 2020 with one five-year extension option and no termination options and has occupied the space since March 2000. CenturyLink is a subsidiary of CenturyLink Corporate (NYSE: CTL), a communications, hosting, cloud and IT services company with over 55 data centers across North America, Europe and Asia. The company is the third largest telecommunications company in terms of lines served behind AT&T and Verizon. The fourth largest tenant, TelX, leases 6.8% of the net rentable area through July 2033 with one five-year extension option and no termination options and has occupied the space since August 2013. Additionally, TelX subleases 5.2% of the net rentable area from Tata Communications through April 2016. TelX has executed a lease for this space, which will commence in May 2016.

Approximately $1.6 million of the free rent reserve established by the borrower at origination is for free rent under the TelX lease from May 2016 through October 2016. TelX operates interconnection and colocation data centers in the United States, allowing customers to physically connect to one another and exchange data with minimal fees and latency and greater efficiency. Additionally, TelX provides space, power, cooling and security services for client server, storage and networking equipment. TelX was acquired by Digital Realty Trust Inc. (“Digital Realty”) (NYSE: DLR) on October 12, 2015. Digital Realty is a leading data center operator and developer. The fifth largest tenant, Cambridge, leases 5.5% of the net rentable area through January 2022 and has occupied the space since January 2006. Cambridge produces academic and professional teaching and education products including academic journals, textbooks and educational software. This space is currently subleased by Dentsu at a rent of $53.00 per square foot. Additionally, the borrower will receive 50.0% of the sublease profit realized at this space, which is estimated to be between $226,000 and $235,000 after the free rent period. This additional income was not underwritten.

Access to the 32 Avenue of the Americas property is provided by an in-building subway entrance to the A, C and E lines, which provide access to Manhattan’s West Side, Queens, Brooklyn and the Bronx. The property is also within several blocks of the 1, 6, N, R, J and Z subway lines. Additionally, the property is located one block from the entrance of the Holland Tunnel, which provides access to New Jersey and New York’s outer boroughs with close proximity to the West Side Highway.

According to the appraisal, the property is located in the City Hall office submarket. As of the second quarter of 2015, the submarket consisted of eight Class A office buildings totaling approximately 6.6 million square feet with an overall vacancy rate of 1.8%. The larger Downtown New York market consisted of 49 Class A office buildings totaling approximately 52.8 million square feet with an overall vacancy rate of 12.7%. Average rents were $55.20 per square foot and $58.25 per square foot for the City Hall office submarket and Downtown market, respectively. The appraisal identified six directly comparable office properties built between 1907 and 1989 ranging in size from 302,000 to 1,600,000 square feet. The comparable office properties reported occupancies ranging from 83.8% to 100.0% with a weighted average of approximately 95.1%. Asking rents for the comparable office properties range from $37.00 to $79.00 per square foot. The appraisal concluded a market rent of $50.00 per square foot for the lower floor office spaces (floors 16 and below) and $56.00 per square foot for the upper floor office space (floors 17 and above). The average in-place rent for the office and data center/telecommunications tenants at the property is $47.09 per square foot, which is below the appraisal’s concluded rent.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
98.8%	98.8%	99.2%	99.6%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 12, 2015.

A-3-27

Annex A-3	JPMBB 2016-C1

32 Avenue of the Americas

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
AMFM Operating, Inc.(3)(4)	NA / NA / NA	169,304	14.6%	$40.07	11.3%	9/30/2022
Dentsu Holdings USA, Inc. (4)(5)(6)	NA / NA / NA	168,891	14.5%	$39.23	11.0%	Various(6)
CenturyLink Communications, LLC(4)(5)	Ba2 / BB / BB+	165,034	14.2%	$53.97	14.8%	8/31/2020
TelX(7)(8)(9)	Baa2 / BBB / BBB	79,243	6.8%	$134.80	17.8%	7/31/2033
Cambridge University Press(5)	Aaa / NA / NA	64,256	5.5%	$36.16	3.9%	1/31/2022
Tata Communications(7)	NA / NA / NA	60,759	5.2%	$70.76	7.2%	7/31/2033
MCI Communications Services, Inc.	Baa1 / BBB+ / A-	58,775	5.1%	$55.25	5.4%	9/30/2025
CoreSite	NA / NA / NA	49,303	4.2%	$64.32	5.3%	4/30/2023
XO Communications Services, Inc.	NA / NA / NA	48,993	4.2%	$36.00	2.9%	3/31/2027
Bartle Bogle Hegarty LLC	NA / NA / NA	43,030	3.7%	$34.05	2.4%	11/30/2021
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	AMFM occupies 8,356 square feet of additional space (0.1% of the property’s net rentable area) under a sublease from BCE Nexxia Corporation. The expiration date with respect to this space is April 28, 2016.

(4)	With respect to the directly leased spaces, (i) AMFM pays an annual rent of $6,783,869 and has one five-year renewal and no termination options remaining, (ii) Dentsu pays an annual rent of $6,347,514 and has no renewal or termination options remaining and (iii) CenturyLink pays an annual rent of $8,250,912 and has one five-year renewal and no termination options remaining.

(5)	Dentsu occupies 44,514 square feet of additional space (3.8% of the property’s net rentable area) under a sublease from CenturyLink. Additionally, Dentsu occupies an additional 64,256 square feet (5.5% of the property’s net rentable area) under a sublease from Cambridge at a rent of $53.00 per square foot. This represents all of Cambridge’s space at the property.

(6)	Dentsu directly leases multiple spaces under several leases with different expiration dates. The expiration date with respect to the 99,184 square foot space (8.5% of the property’s net rentable area) is September 30, 2021, the expiration date with respect to the 36,845 square foot space (3.2% of the property’s net rentable area) is August 31, 2025 and the expiration date with respect to the 32,862 square foot space (2.8% of the property’s net rentable area) is December 31, 2023.

(7)	TelX occupies three additional spaces totaling 60,759 square feet (5.2% of the property’s net rentable area) under a sublease from Tata Communications through April 2016. TelX has executed a lease for this space, which will commence in May 2016.

(8)	TelX Base Rent PSF includes base rent per square foot of $256.88 for the 27,328 square foot HUB (2.3% of the property’s net rentable area). Excluding this space, the Base Rent PSF is equal to $70.66 for the remaining 112,674 square feet, which includes subleased space.

(9)	TelX was acquired by Digital Realty Trust Inc. (NYSE: DLR) on October 12, 2015.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	4,424	0.4%	NAP	NAP	4,424	0.4%	NAP	NAP
2016 & MTM	5	20,024	1.7%	$627,976	1.0%	24,448	2.1%	$627,976	1.0%
2017	3	16,695	1.4%	553,931	0.9	41,143	3.5%	$1,181,907	2.0%
2018	1	42,182	3.6%	1,813,159	3.0	83,325	7.2%	$2,995,066	5.0%
2019	1	13,589	1.2%	449,431	0.7	96,914	8.3%	$3,444,497	5.7%
2020	3	168,534	14.5%	9,038,355	15.1	265,448	22.8%	$12,482,852	20.8%
2021	3	151,254	13.0%	4,997,510	8.3	416,702	35.8%	$17,480,362	29.1%
2022	7	313,618	27.0%	12,308,048	20.5	730,320	62.8%	$29,788,410	49.6%
2023	3	114,719	9.9%	6,299,919	10.5	845,039	72.7%	$36,088,329	60.1%
2024	0	0	0.0%	0	0.0	845,039	72.7%	$36,088,329	60.1%
2025	4	129,017	11.1%	7,169,925	11.9	974,056	83.8%	$43,258,254	72.1%
2026	0	0	0.0%	0	0.0	974,056	83.8%	$43,258,254	72.1%
2027 & Beyond	2	188,995	16.2%	16,745,523	27.9	1,163,051	100.0%	$60,003,777	100.0%
Total	32	1,163,051	100.0%	$60,003,778	100.0%

(1)	Based on the underwritten rent roll.

A-3-28

Annex A-3	JPMBB 2016-C1

32 Avenue of the Americas

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$49,968,339	$52,735,008	$53,123,968	$55,508,378	$60,003,778	$51.59	89.1%
Vacant Income	0	0	0	0	246,752	0.21	0.4
Gross Potential Rent	$49,968,339	$52,735,008	$53,123,968	$55,508,378	$60,250,530	$51.80	89.5%
Total Reimbursements(4)	6,484,754	7,218,925	7,601,119	7,239,232	7,076,221	6.08	10.5
Net Rental Income	$56,453,093	$59,953,933	$60,725,087	$62,747,610	$67,326,751	$57.89	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,366,338)	(2.89)	(5.0)
Other Income(5)	1,944,356	4,021,358	623,286	16,532	153,426	0.13	0.2
Effective Gross Income	$58,397,449	$63,975,291	$61,348,373	$62,764,142	$64,113,840	$55.13	95.2%

Total Expenses(4)	$20,208,538	$21,551,233	$21,720,013	$22,052,760	$22,373,187	$19.24	34.9%

Net Operating Income	$38,188,911	$42,424,058	$39,628,360	$40,711,382	$41,740,653	$35.89	65.1%

Total TI/LC, Capex/RR	0	0	0	0	2,506,704	2.16	3.9

Net Cash Flow	$38,188,911	$42,424,058	$39,628,360	$40,711,382	$39,233,948	$33.73	61.2%

(1)	TTM Column represents the trailing 12-month period ending September 30, 2015.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The increase in Rents in Place from TTM to Underwritten is due to (i) rent averaging for six investment grade tenants accounting for approximately $3.1 million, including TelX, which accounts for approximately $2.3 million and (ii) other contractual rent increases of $1.3 million through August 2016.

(4)	The decrease in Total Reimbursements and Total Expenses from 2014 to TTM is due to the exclusion of HUB reimbursements of $972,570.

(5)	Other Income is comprised of sundry revenue, antenna revenue and, in the case of 2012, a one-time lease termination fee for RAI Italian Radio (“RAI”) of approximately $1.0 million and, in the case of 2013, a one-time lease termination fee of part of its space for MCI of approximately $3.5 million. RAI’s vacated space is currently occupied by Dentsu.

Property Management. The 32 Avenue of the Americas property is managed by Rudin. The current management agreement commenced on July 17, 2001 and will automatically renew for successive one-year periods unless otherwise terminated by either party. The management agreement provides for a contractual management fee of $575,185 per annum, which may be adjusted from time to time as negotiated by the parties. The management fee has generally increased annually by approximately 5.0% since 2005. The management fee for 2014 was approximately $940,157. The management fees related to the 32 Avenue of the Americas property are subordinate to the liens and interests of the 32 Avenue of the Americas loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $3.9 million for outstanding tenant improvements and leasing commissions related to 11 tenants and approximately $1.8 million for free rent reserves related to TelX (approximately $1.6 million) and Impact Digital (approximately $218,453).

Tax Escrows - The requirement for the borrower to make deposits to the tax escrow is waived so long as no Reserve Trigger Event has occurred and is continuing and the borrower pays taxes prior to their due date.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the property is insured under a blanket insurance policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make deposits to the replacement reserve is waived so long as no Reserve Trigger Event has occurred and is continuing.

TI/LC Reserves - The requirement for the borrower to make deposits into the tenant improvement and leasing commission escrow is waived so long as no Reserve Trigger Event has occurred and is continuing.

A “Reserve Trigger Event” means (i) the occurrence of an event of default or (ii) the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period is less than 1.15x for two consecutive quarters.

A-3-29

Annex A-3	JPMBB 2016-C1

32 Avenue of the Americas

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) any bankruptcy action of the borrower or property manager or (ii) a Reserve Trigger Event.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing at any time on or before when the notice is delivered to the lender through and including the date the mezzanine loan is advanced, (ii) the combined loan-to-value ratio does not exceed 53.7%, (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.90x and (iv) an acceptable intercreditor agreement has been executed.

A-3-30

Annex A-3	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-31

Annex A-3	JPMBB 2016-C1

7700 Parmer

A-3-32

Annex A-3	JPMBB 2016-C1

7700 Parmer

A-3-33

Annex A-3	JPMBB 2016-C1

7700 Parmer

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	6.8%	Net Rentable Area (SF):	911,579
Loan Purpose:	Acquisition	Location:	Austin, TX
Borrower:	BRI 1869 Parmer, LLC	Year Built / Renovated:	1998-2000 / N/A
Sponsor:	Accesso Partners, LLC	Occupancy(2):	94.0%
Interest Rate:	4.59300%	Occupancy Date:	12/1/2015
Note Date:	11/30/2015	Number of Tenants:	9
Maturity Date:	12/1/2025	2012 NOI(3):	N/A
Interest-only Period:	120 months	2013 NOI(4):	$10,721,040
Original Term:	120 months	2014 NOI(4):	$14,261,495
Original Amortization:	None	TTM NOI (as of 6/2015) (4)(5)(6):	$7,567,540
Amortization Type:	Interest Only	UW Economic Occupancy(2):	92.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues(2):	$27,421,192
Lockbox:	Hard	UW Expenses:	$10,574,988
Additional Debt:	Yes	UW NOI (5):	$16,846,204
Additional Debt Balance:	$107,000,000	UW NCF:	$15,142,710
Additional Debt Type:	Pari Passu	Appraised Value / Per SF(7):	$272,250,000 / $299
		Appraisal Date:	11/30/2015

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$194
Taxes:	$460,700	$460,699	N/A	Maturity Date Loan / SF:	$194
Insurance:	$0	$14,761	N/A	Cut-off Date LTV(7):	65.0%
Replacement Reserves:	$15,193	$15,193	$546,947	Maturity Date LTV(7):	65.0%
TI/LC:	$151,930	$151,930	$5,469,474	UW NCF DSCR(9):	1.84x
Other:	$23,584,004	Springing	N/A	UW NOI Debt Yield(9):	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$177,000,000	57.9%	Purchase Price	$272,250,000	89.0%
Loan Sponsor Equity	105,243,932	34.4	Upfront Reserves	24,211,827	7.9
Seller Credit(10)	23,584,004	7.7	Closing Costs	9,366,109	3.1
Total Sources	$305,827,936	100.0%	Total Uses	$305,827,936	100.0%

(1)	The 7700 Parmer loan is part of a loan evidenced by three pari passu notes with an aggregate original principal balance of $177.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $177.0 million 7700 Parmer Whole Loan.
(2)	Occupancy, UW Economic Occupancy and UW Revenues include three tenants that have executed leases but not yet taken occupancy and/or begun paying rent, representing 200,100 square feet and $4,591,323 of underwritten rent. An approximately $19.8 million reserve associated with tenant improvements and leasing commissions and an approximately $3.8 million gap rent reserve were escrowed by the borrower at origination. Occupancy excluding the three tenants is 72.0%. For additional details on these tenants, please refer to the “Tenant Summary” below.
(3)	2012 NOI is unavailable as the property was recently acquired and the previous property owner did not provide 2012 financials.
(4)	The increase from 2013 NOI to 2014 NOI is primarily driven by lease up at the property in anticipation of a former tenant, Motorola/Freescale Semiconductor, vacating in December 2014. Such vacancy led to the decrease from 2014 NOI to TTM NOI.
(5)	The increase from TTM NOI to UW NOI is due to higher underwritten rent for executed leases described above in footnote 2, contractual rent increases and lease up at the property after Motorola/Freescale Semiconductor vacated in December 2014, as well as other adjustments described in “Operating History and Underwritten Net Cash Flow” below.
(6)	TTM NOI represents the trailing six-month period as of June 30, 2015, annualized, due to the prior vacancy described in footnote 5 above.
(7)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as-is” value of approximately $272.3 million, which assumes that all contractual tenant improvements, leasing commissions, gap rent and free rent abatements have been paid. At origination, all outstanding tenant improvements, leasing commissions, gap rent and free rent were reserved by the borrower. The “as-is” value as of October 27, 2015 is $249.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 71.1% and 71.1%, respectively.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	Excluding all contractual rent increases, UW NCF DSCR and UW NOI Debt Yield are 1.69x and 8.8%, respectively.
(10)	The loan sponsor received a credit from the seller for all outstanding tenant improvements, leasing commissions, gap rent and free rent which were reserved at origination.

A-3-34

Annex A-3	JPMBB 2016-C1

7700 Parmer

The Loan. The 7700 Parmer loan is secured by a first mortgage lien on a Class A office park comprising 911,579 square feet across a five-building office campus in Austin, Texas. The whole loan has an outstanding principal balance as of the Cut-off Date of $177.0 million (the “7700 Parmer Whole Loan”) and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-2, with an outstanding principal balance as of the Cut-off Date of $70.0 million, is being contributed to the JPMBB 2016-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $75.0 million and was contributed to the JPMCC 2015-JP1 trust. Note A-3 has an outstanding principal balance as of the Cut-off Date of $32.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMCC 2015-JP1 trust. The trustee of the JPMCC 2015-JP1 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 7700 Parmer Whole Loan; provided, however, that the holders of Note A-2 and Note A-3 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 7700 Parmer Whole Loan has a 10-year term and will be interest-only for the entire term of the loan.

The Borrower. The borrowing entity for the 7700 Parmer Whole Loan is BRI 1869 Parmer, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Accesso Partners, LLC (“Accesso”). The nonrecourse carve-out guarantors are Accesso Investment Properties V (US), LLLP, and Accesso Investment Properties V, LLLP, both of which are Florida limited liability limited partnerships and affiliates of the loan sponsor. Accesso is a real estate investment and property development group based in Hallandale Beach, Florida, with additional offices in Houston, Texas, Dallas, Texas, Atlanta, Georgia and Minneapolis, Minnesota. Accesso was established in 2003 and has sponsored six closed-end real estate funds and managed accounts with an aggregate capital raise of approximately $606.6 million. Through these funds Accesso has acquired over $2.2 billion worth of commercial and residential real estate. Accesso’s current commercial real estate portfolio includes 37 assets totaling more than 11.5 million square feet of office, retail, and industrial properties located throughout Texas, Pennsylvania, Florida, North Carolina and the Midwest.

The Property. 7700 Parmer is a five-building Class A office campus that sits on a 128.8-acre parcel of land in Austin, Texas. The property was built in phases between 1998 and 2000. The property totals 911,579 square feet of net rentable area and consists of four office buildings (“Buildings A, B, C and D”) and one daycare building. The property was originally developed as a build-to-suit property for Motorola/Freescale Semiconductor, but was completely repositioned as a multi-tenant campus starting in 2010. Freescale Semiconductor, which was spun off by Motorola in 2004, began subleasing portions of the property starting in 2010 and entered into a lease restructuring agreement with the landlord in October 2012 to convert its subleases to direct leases in Buildings C & D prior to fully vacating Buildings A & B in December 2014. According to the loan sponsor, as part of the multi-tenanting process and re-purposing of the property, prior ownership invested approximately $10.0 million across the campus. The property includes on-site amenities such as a 540-seat cafeteria operated by Bon Appétit, a full service fitness center with locker rooms and shower facilities, a 150-seat auditorium, an on-site day care, a jogging trail, volleyball courts, basketball courts and soccer and baseball fields. According to the appraisal, the property also contains 4,558 surface parking spaces (approximately 5.0 spaces per 1,000 square feet).

As of December 1, 2015, the property was 94.0% leased by seven tenants with an aggregate of nine leases. All office tenants are publicly traded and 63.6% of the net rentable area is occupied by investment grade tenants. The largest tenant at the property, eBay (NASDAQ:EBAY), currently leases 23.6% of the net rentable area through multiple leases expiring in September 2017 and September 2018 and has one five-year and one six-year renewal option remaining across its leases. eBay originally became a tenant in 2010 and has expanded its space multiple times. eBay is a worldwide online merchandise selling forum with over 155 million users generating over $17.9 billion in revenue in 2014. The eBay suite of companies also includes its online payment systems, PayPal and Bill Me Later, StubHub, Half.com, as well as a minority stake in Craigslist. The company is rated Baa1/BBB+/BBB by Moody’s, S&P, and Fitch, respectively. The second largest tenant, Oracle (NASDAQ: ORCL), leases 19.7% of the net rentable area through multiple leases expiring in September 2020 and May 2024 and has been in occupancy at the property since 2013. Oracle has a seven- and a 10-year renewal option remaining across its leases. The company is rated A1/AA-/A+ by Moody’s, S&P and Fitch, respectively. Oracle recently executed a 121,257 square foot expansion of its original space and, according to the loan sponsor, is spending approximately $1.3 million ($23 per square foot) to build out the new space. Oracle is a leader in enterprise software best known for its focus on databases, offering aid in areas such as managing business data, application development, customer relationship management and supply chain management. Oracle generated over $38.2 billion in revenue for year-end 2015. The third largest tenant, Electronic Arts Inc. (NASDAQ: EA) (“EA”), leases 19.2% of the net rentable area through August 2026, has been a tenant since 2011 and has expanded its space multiple times. EA’s most recent expansion, which is expected to commence in September 2016, is for an additional 74,681 square feet. EA has one 10-year renewal option remaining. EA is a leading global interactive entertainment software publisher with popular titles such as Battlefield, FIFA, Madden NFL and The Sims. EA develops its games for consoles from Sony, Nintendo and Microsoft, as well as for PCs, and reported over $4.5 billion in revenue for year-end 2015. EA is expected to take occupancy and begin paying rent with respect to 74,681 of square feet on September 1, 2016.

A-3-35

Annex A-3	JPMBB 2016-C1

7700 Parmer

7700 Parmer is located on West Parmer Lane and is adjacent to US Highway 183 and Mopac Expressway, providing access to Austin-Bergstrom International Airport, which is approximately 24.0 miles south of the property. According to the appraisal, the property is located in the Far Northwest Austin submarket which has matured into Austin’s primary high-tech location, home to many of Austin’s largest employers including IBM, National Instruments, eBay, HomeAway, Oracle, and The University of Texas at Austin. According to the appraisal, the property is located approximately one mile from the Apple office complex currently under construction which will consist of up to 1.0 million square feet of space and represents a demand generator for the immediate areas. The Far Northwest Austin submarket contained approximately 4.1 million square feet of existing office supply with an overall vacancy rate of 9.4% as of the second quarter of 2015. The asking rents for general office properties and Class A office space were $30.36 and $31.50 per square foot on gross leases, respectively, as of the second quarter of 2015. The appraisal identified seven office properties that are directly competitive with 7700 Parmer. The properties range in size from 128,700 to 688,288 square feet, and occupancy from 81.0% to 100.0%. The weighted average occupancy of the group is 89.7% and the average quoted rental rate is $22.36 per square foot on triple net leases.

Historical and Current Occupancy(1)(2)
2012	2013	2014(2)	Current(3)
85.6%	89.0%	55.7%	94.0%

(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Historical Occupancy reflects space leased by a former tenant, Motorola/Freescale Semiconductor, which leased 100% of the property starting in 1998. Freescale Semiconductor was spun off by Motorola in 2004. Freescale Semiconductor began subleasing portions of the property starting in 2010 and entered into a lease restructuring agreement with the landlord in October 2012 to convert its subleases to direct leases in Buildings C & D prior to fully vacating Buildings A & B in December 2014.
(3)	Current Occupancy is as of December 1, 2015 and includes three tenants representing 200,100 square feet that have executed leases but not yet taken occupancy (as described below). Excluding these three tenants, occupancy is 72.0%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
eBay(3)	Baa1 / BBB+ / BBB	214,691	23.6%	$17.36	20.9%	Various
Oracle(4)	A1 / AA- / A+	179,903	19.7%	$23.75	23.9%	Various
Electronic Arts Inc.(5)	NA / NA / NA	175,468	19.2%	$22.45	22.1%	8/1/2026
Google(6)	Aa2 / AA / NA	123,802	13.6%	$21.12	14.6%	8/1/2022
Polycom, Inc.	NA / NA / NA	88,787	9.7%	$18.00	8.9%	8/1/2021
The Dun & Bradstreet Corporation(7)	NA / BBB- / BBB	61,471	6.7%	$25.07	8.6%	3/1/2024
Stepping Stone School	NA / NA / NA	12,326	1.4%	$14.09	1.0%	9/1/2016

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	eBay directly leases multiple spaces with two different expiration dates. The expiration date with respect to 149,226 square feet (16.4% of the property’s net rentable area) is September 1, 2017 and the expiration date with respect to 65,465 square feet (7.2% of the property’s net rentable area) is September 1, 2018. For the 65,465 square foot space, underwritten rent includes averaging of rent over the term of the lease for an increase of $74,260 compared to contractual in-place rent of $16.68 per square foot across all of eBay’s space.
(4)	Oracle directly leases multiple spaces under two different expiration dates. The expiration date with respect to 123,569 square feet (13.6% of the property’s net rentable area) is September 1, 2020 and the expiration date with respect to 56,334 square feet (6.2% of the property’s net rentable area) is May 1, 2024. Underwritten rent includes averaging of rent over the term of the lease for an increase of $358,175 compared to contractual in-place rent of $21.76 per square foot.
(5)	Electronic Arts Inc. may terminate its lease on August 31, 2023 with 12 months’ prior written notice and payment of approximately $9.0 million or $51.53 per square foot in termination fees. Electronic Arts Inc. is expected to take occupancy and commence paying rent with respect to 74,681 square feet on September 1, 2016. A $1,919,935 gap rent reserve was escrowed at origination for the EA space. In total, the borrower escrowed an approximately $3.8 million gap rent reserve at origination for all tenants that have executed leases but not yet taken occupancy and/or begun paying rent.
(6)	Underwritten rent for Google includes averaging of rent over the term of the lease for an increase of $262,460 compared to contractual in-place rent of $19.00 per square foot. Google took occupancy of 63,948 square feet of space on February 1, 2016 and is expected to begin paying rent for such space on May 1, 2016. A $643,609 gap rent reserve was escrowed at origination for the Google space. In total, the borrower escrowed an approximately $3.8 million gap rent reserve at origination for all tenants that have executed leases but not yet taken occupancy and/or begun paying rent.
(7)	Underwritten rent for The Dun & Bradstreet Corporation includes averaging of rent over the term of the lease for an increase of $142,536 compared to contractual in-place rent of $22.75 per square foot. The Dun & Bradstreet Corporation does not take occupancy until April 1, 2016 and is expected to begin paying rent on August 1, 2016. A $1,211,967 gap rent reserve was escrowed at origination for The Dun & Bradstreet Corporation space. In total, the borrower escrowed an approximately $3.8 million gap rent reserve at origination for all tenants that have executed leases but not yet taken occupancy and/or begun paying rent.

A-3-36

Annex A-3	JPMBB 2016-C1

7700 Parmer

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	55,131	6.0%	NAP	NAP	55,131	6.0%	NAP	NAP
2016 & MTM	1	12,326	1.4	$173,673	1.0%	67,457	7.4%	$173,673	1.0%
2017	1	149,226	16.4	2,435,369	13.6	216,683	23.8%	$2,609,042	14.6%
2018	1	65,465	7.2	1,291,712	7.2	282,148	31.0%	$3,900,754	21.8%
2019	0	0	0.0	0	0.0	282,148	31.0%	$3,900,754	21.8%
2020	1	123,569	13.6	2,835,953	15.9	405,717	44.5%	$6,736,707	37.7%
2021	1	88,787	9.7	1,598,166	8.9	494,504	54.2%	$8,334,873	46.7%
2022	1	123,802	13.6	2,614,698	14.6	618,306	67.8%	$10,949,571	61.3%
2023	0	0	0.0	0	0.0	618,306	67.8%	$10,949,571	61.3%
2024	2	117,805	12.9	2,977,518	16.7	736,111	80.8%	$13,927,089	77.9%
2025	0	0	0.0	0	0.0	736,111	80.8%	$13,927,089	77.9%
2026	1	175,468	19.2	3,939,704	22.1	911,579	100.0%	$17,866,793	100.0%
2027 & Beyond	0	0	0.0	0	0.0	911,579	100.0%	$17,866,793	100.0%
Total	9	911,579	100.0%	$17,866,793	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$11,834,110	$14,494,463	$10,206,152	$17,866,793	$19.60	60.1%
Vacant Income	0	0	0	1,240,448	1.36	4.2%
Gross Potential Rent	$11,834,110	$14,494,463	$10,206,152	$19,107,241	$20.96	64.3%
Total Reimbursements	7,166,026	8,352,219	6,563,904	10,612,351	11.64	35.7%
Net Rental Income	$19,000,136	$22,846,682	$16,770,056	$29,719,591	$32.60	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,392,153)	(2.62)	(8.0)
Other Income(5)	129	1,500	0	93,754	0.10	0.3%
Effective Gross Income	$19,000,264	$22,848,182	$16,770,056	$27,421,192	$30.08	92.3%

Total Expenses	$8,279,224	$8,586,688	$9,202,516	$10,574,988	$11.60	38.6%

Net Operating Income	$10,721,040	$14,261,495	$7,567,540	$16,846,204	$18.48	61.4%

Total TI/LC, Capex/RR	0	0	0	1,703,494	1.87	6.2%
Net Cash Flow	$10,721,040	$14,261,495	$7,567,540	$15,142,710	$16.61	55.2%
(1)	TTM column represents the trailing six-month period as of June 30, 2015, annualized, due to the prior vacancy described in footnote 4 below.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place consist of in-place rents as of December 1, 2015 and include (i) tenants that have executed leases but not yet taken occupancy and/or begun paying rent representing 200,100 square feet and approximately $4.6 million of underwritten rent, (ii) higher underwritten rents due to averaging of rent over the term of the lease for four investment grade tenants accounting for $837,431, (iii) other underwritten contractual rent increases of $351,360 through December 2016 and (iv) three leases executed between June 2015 and December 2015 accounting for 181,111 square feet and approximately $4.3 million of underwritten rent. Excluding all contractual rent increases, UW NCF DSCR and UW NOI Debt Yield are 1.69x and 8.8%, respectively.
(4)	The increase from 2013 Rents in Place to 2014 Rents in Place is primarily driven by lease up at the property that occurred in anticipation of a former tenant, Motorola/Freescale Semiconductor, vacating in December 2014. Such vacancy led to the decrease from 2014 Rents in Place to TTM Rents in Place.
(5)	Other Income consists of income from telecommunication services.

Property Management. The property is managed by Accesso Services, LLC, a Florida limited liability company and an affiliate of the borrower.

A-3-37

Annex A-3	JPMBB 2016-C1

7700 Parmer

Escrows and Reserves. At origination, the borrower deposited into escrow $19,803,193 for outstanding tenant improvements and leasing commissions associated with leases in effect at closing (and with respect to certain leases, for tenants that have not yet taken occupancy), $3,010,903 for gap rent and $769,908 for free rent abatements associated with four tenants in effect at closing, $460,700 for real estate taxes, $151,930 for future tenant improvements and leasing commissions and $15,193 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $460,699.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premium, which currently equates to $14,761.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $15,193 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $546,947 (approximately $0.60 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $151,930 (approximately $2.00 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $5,469,474 (approximately $6.00 per square foot) excluding any termination fees received.

eBay Reserves - On a monthly basis, the borrower is required to deposit (i) all amounts remaining in the cash management account after payments of monthly debt service, required reserves and, to the extent there is a Cash Sweep Event (as defined below), operating expenses, and (ii) any termination fee payable to the borrower in connection with eBay’s election to exercise an early termination of its lease. The foregoing amounts will be deposited with the lender to satisfy any tenant improvement and leasing commission obligations in connection with the tenant’s renewal, partial replacement or replacement.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, (ii) the debt service coverage ratio (as calculated in the loan documents) based on the immediately preceding trailing six-month period falls below 1.45x, (iii) eBay becomes the subject of a bankruptcy, insolvency or similar action or fails to renew its lease on or before 12 months prior to expiration of its first lease expiration (September 1, 2017) or (iv) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action (individually and collectively, the “Cash Sweep Event”), then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

Permitted Mezzanine Debt. In connection with a permitted sale of the property and assumption of the loan in accordance with the loan documents, the loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio, as calculated in the loan documents and including the mezzanine loan does not exceed 65.0%, (iii) the debt service coverage ratio (as calculated in the loan documents and including the mezzanine loan) is not less than 1.80x and (iv) an intercreditor agreement acceptable to the lender has been executed.

A-3-38

Annex A-3	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-39

Annex A-3	JPMBB 2016-C1

Naples Grande Beach Resort

A-3-40

Annex A-3	JPMBB 2016-C1

Naples Grande Beach Resort

A-3-41

Annex A-3	JPMBB 2016-C1

Naples Grande Beach Resort

A-3-42

Annex A-3	JPMBB 2016-C1

Naples Grande Beach Resort

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type - Subtype(3):	Hotel - Full Service
% of Pool by IPB:	6.8%	Net Rentable Area (Rooms):	474
Loan Purpose:	Refinance	Location:	Naples, FL
Borrowers:	NWNG LLC and NWNG Golf LLC	Year Built / Renovated(4):	1986 / 2015
Sponsors(2):	Various	Occupancy / ADR / RevPAR:	69.9% / $249.20 / $174.19
Interest Rate:	4.95000%	Occupancy / ADR / RevPAR Date:	11/30/2015
Note Date:	12/18/2015	Number of Tenants:	N/A
Maturity Date:	1/1/2026	2012 NOI(5):	$9,519,938
Interest-only Period:	24 months	2013 NOI(5)(6):	$11,567,710
Original Term:	120 months	2014 NOI(6)(7):	$10,716,059
Original Amortization:	360 months	TTM NOI (as of 11/2015)(7):	$17,031,488
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	69.9% / $249.20 / $174.19
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$59,695,441
Lockbox:	Hard	UW Expenses:	$42,496,139
Additional Debt:	Yes	UW NOI:	$17,199,302
Additional Debt Balance:	$95,000,000	UW NCF:	$17,199,302
Additional Debt Type:	Pari Passu	Appraised Value / Per Room(8):	$263,750,000 / $556,435
		Appraisal Date:	11/13/2015

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$348,101
Taxes:	$182,282	$94,939	N/A	Maturity Date Loan / Room:	$300,794
Insurance:	$12,758	$4,253	N/A	Cut-off Date LTV(8):	62.6%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(8):	54.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.63x
Other:	$0	Springing	$3,000,000	UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$165,000,000	100.0%	Payoff Existing Debt	$118,194,680	71.6%
			Return of Equity	44,655,752	27.1%
			Closing Costs	1,954,528	1.2%
			Upfront Reserves	195,040	0.1%
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%

(1)	The Naples Grande Beach Resort loan is part of a loan evidenced by three pari passu notes with an aggregate balance of $165.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $165.0 million Naples Grande Whole Loan.
(2)	For a full description of the Loan Sponsors, please refer to “The Loan Sponsors” below.
(3)	The collateral for the Naples Grande Whole Loan also includes an 18-hole golf course.
(4)	The Golf Property (as defined below) was built in 2000 and renovated in 2015.
(5)	The increase in 2013 NOI from 2012 NOI was primarily driven by increases in room, food and beverage revenues totaling approximately $3.6 million.
(6)	The decrease in 2014 NOI from 2013 NOI was primarily driven by room renovations.
(7)	The increase in TTM NOI from 2014 NOI was primarily driven by an increase in total revenue of approximately $6.7 million resulting from room renovations and the removal of the Hilton affiliation.
(8)	The Appraised Value represents the aggregate appraised value of the Resort (as defined below) and the Golf Property. As of November 13, 2015, the Resort had an appraised value of $240.25 million, excluding both an appraised value of $1.75 million for the Tennis Court Parcel (as defined below) and the Golf Property, which had an appraised value of $23.5 million. Excluding the Golf Property and the Tennis Court Parcel, the Appraised Value per room equates to $506,857, which results in a Cut-off Date LTV and Maturity Date LTV of 68.7% and 59.3%, respectively. On February 11, 2016, the borrowers released the Tennis Court Parcel in accordance with the terms of the loan documents.
(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

A-3-43

Annex A-3	JPMBB 2016-C1

Naples Grande Beach Resort

The Loan. The Naples Grande Beach Resort loan is secured by a first mortgage lien on the fee interest in a 474-room full service hotel and 18-hole golf course located in Naples, Florida. The whole loan has an outstanding principal balance as of the Cut-off Date of $165.0 million (the “Naples Grande Whole Loan”) and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-1, with an outstanding principal balance as of the Cut-off Date of $70.0 million, is being contributed to the JPMBB 2016-C1 Trust. Note A-2 and Note A-3 (together, the “Companion Notes”) have an aggregate outstanding principal balance as of the Cut-off Date of $95.0 million and are expected to be contributed to one or more future securitization trusts. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2016-C1 Trust. The trustee of the JPMBB 2016-C1 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Naples Grande Whole Loan; provided, however, that the holders of the Companion Notes will be entitled, under certain circumstances, to be consulted with respect to major decisions.

The Naples Grande Whole Loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule. Proceeds from the Naples Grande Whole Loan were used to pay off previously existing bank debt with an original principal balance of $125.0 million held by Wells Fargo. Prior to this, the property served as collateral for the Boca Resorts Hotel Pool loan, which was securitized in the WBCMT 2006-WL7A transaction, when the property operated as the Naples Grande Resort & Club, an independent hotel.

The Borrowers. The borrowing entities for the loan are NWNG LLC and NWNG Golf LLC, each a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Northwood Real Estate Partners LP, Northwood Real Estate Co-Investors LP, Northwood Real Estate Partners TE (Hotel AIV) LP and Northwood Real Estate Co-Investors TE (Hotel AIV) LP, each an affiliate of Northwood Investors LLC (“Northwood”). Northwood is a privately-held real estate investment advisor that was founded in 2006 by John Kukral, the former President and CEO of Blackstone Real Estate Advisors. Northwood invests in a wide range of real estate-related investments, including single property acquisitions, property development and redevelopment, multi-property portfolio acquisitions and public and private securities investments. As of August 31, 2015, Northwood had approximately $5.5 billion of assets under management including equity in hospitality-related properties such as The London West Hollywood in Los Angeles, California; The Cheeca Lodge & Spa in Islamorada, Florida; Tranquility Bay Beach Resort in Marathon, Florida; and The Four Seasons Prague in Prague, Czech Republic.

The Property. Naples Grande Beach Resort (the “Resort”) is an 18-story, 474-room, full service luxury resort hotel located in Naples, Florida. The Resort is located on a 24.0-acre site with approximately three miles of direct beach frontage on the Gulf of Mexico. The Resort has a long history of operating as a successful, independent hotel. The Resort was originally developed in 1986 as the Registry Resort & Club (the “Registry”) and operated as an independent hotel for a total of 23 years. In 2004, Blackstone acquired the Resort as part of its Boca Resorts portfolio acquisition and in 2005, rebranded it as The Naples Grande Resort. In 2009, the Resort was added to the Waldorf Astoria Collection of hotels and began operating as a flagged hotel for the first time as part of Hilton Worldwide. The Resort was re-named again in 2012 as The Waldorf Astoria Naples (the “Waldorf”). According to the loan sponsors, Blackstone invested approximately $58.0 million ($122,363 per room) in capital improvements from 2005 through 2011. In October 2013, the loan sponsors acquired the Resort for approximately $195.5 million. Since acquiring the Resort and the Golf Property, Northwood has invested approximately $21.0 million ($44,304 per room), which includes approximately $7.5 million ($15,808 per room) for room renovations that occurred between August 2014 and January 2015, $1.7 million in common areas, including the renovation of the Resort’s main restaurant, $6.8 million in the golf clubhouse construction and the remaining in deferred maintenance and soft costs.

In connection with the room renovation, Northwood removed the Hilton affiliation and returned the Resort to an independent hotel. As a Hilton-flagged hotel property, the Waldorf was in the Hilton rewards program (“HHonors”) network of hotels. HHonors guests are able to earn rewards points for staying at Hilton-affiliated hotels and shopping at many national retailers. These rewards points can be redeemed for free or discounted room rates, room upgrades and free or discounted benefits, including dining, spa, golf and other activities at Hilton-affiliated hotels, including, at the time, the Waldorf. Due to the high quality property and desirable location of the hotel, the Waldorf became an attractive location for members to redeem rewards points. According to Northwood, the HHonors guests constituted a significant portion of the total guests staying at the Resort and had historical average daily rates approximately 40% below non-rewards guests and spent less on non-room items (e.g., food and beverage, spa, rentals, etc.). A key part of the loan sponsors’ strategy in removing the Hilton flag was to displace HHonors guests, which Northwood believed were limiting the hotel’s cash flow performance. The chart below compares the Resort’s pre-renovation versus post-renovation performance. As the chart indicates, the Resort’s year-over-year RevPAR increased significantly and outpaced those of the competitive set.

A-3-44

Annex A-3	JPMBB 2016-C1

Naples Grande Beach Resort

Post Renovation Unflagged vs. Pre Renovation Flagged
	February	March	April	May	June	July	August	Total / Wtd. Avg
2015 RevPAR(1)	$322.24	$326.23	$246.07	$138.75	$113.55	$124.94	$83.12	$191.87
2014 RevPAR(1)	$290.15	$289.08	$196.20	$121.71	$123.70	$111.66	$89.14	$173.02
Subject YoY Change	11.1%	12.9%	25.4%	14.0%	(8.2%)	11.9%	(6.8%)	10.9%
Comp Set YoY Change(2)	8.3%	8.3%	3.0%	(2.4%)	1.5%	0.0%	(17.4%)	2.4%
Incremental Revenue	$425,898	$545,882	$709,151	$250,386	($144,333)	$195,136	($88,458)	$1,893,663

(1)	Based on operating statements provided by the loan sponsors.

(2)	Data provided by Smith Travel Research. The competitive set contains the following properties: Marriott Marco Island Beach Resort Golf Club & Spa, Hilton Marco Island Beach Resort & Spa, La Playa Beach & Golf Resort, Ritz-Carlton Naples, Marriott Sanibel Harbour Resort & Spa, Edgewater Beach Hotel, Hyatt Regency Coconut Point Resort & Spa, Hilton Naples and Ritz-Carlton Golf Resort Naples.

The Resort’s amenities include three heated resort-style outdoor pools; approximately 78,000 square feet of meeting space; gift and sundry shops in the lobby; a business center; 15 Har-Tru tennis courts and tennis pro-shop (Eight of the tennis courts were released on February 11, 2016. Please refer to “Partial Releases” for additional information.); an 8,000 square foot fitness facility on the Tower’s third floor, which features a variety of weight and cardiovascular equipment, as well as a sauna and steam room; watersports for rent including jet skis, kayaks, sailing and windsurfing; and a three-building, 16,000 square foot, 12-room spa complex, which features 12 treatment rooms, a spa villa with a soaking tub, a whirlpool bath, a sundeck and patio, a hair and nail salon, a spa shop and a tranquility pool. Outdoor features also include waterfalls and fountains, whirlpool baths, sauna and steam rooms, rain showers and a meditation space. The Resort also includes two underground parking levels and surface parking totaling 700 spaces, resulting in a parking ratio of approximately 1.48 spaces per room. Additionally, the property features access to a private 18-hole, par 72 championship golf course (the “Naples Grande Golf Club” or the “Golf Property”) located approximately six miles southeast of the Resort, which also serves as collateral for the Naples Grande Whole Loan. See “The Golf Property” below for additional details.

Of the 474 guestrooms, there are 278 double-queen rooms, 78 king suites, 56 standard king rooms and 12 ADA-equipped rooms located in the main building of the Resort (the “Tower”) and 50 standalone suites (the “Bungalow Suites”) located adjacent to the Tower. All of the 346 standard guestrooms located in the Tower measure approximately 465 square feet and feature views of the Gulf of Mexico from a private balcony. Additional amenities include a flat screen television, walk-in shower and soaking tub. The king suites feature approximately 1,100 square feet of space, which includes a large private balcony, separate living area, dining room and one and a half baths, a whirlpool tub and two large flat screen televisions. One of the king suites, the “Grande Suite”, is located on the penthouse floor and features approximately 1,200 square feet of space, which includes marble flooring throughout, a bedroom, living area, dining room and kitchenette. The bathroom features a full vanity, dual sinks, Jacuzzi tub and separate shower. The Bungalow Suites are divided into two distinct clusters. Each cluster consists of seven buildings surrounding a garden courtyard with a pool in the center. Each Bungalow Suite is approximately 700 square feet in size and includes a large living room with queen-size sleeper sofa, a master bedroom with king-size bed, a spa-style bathroom with granite countertops and stone finishes and two fully-furnished outdoor terraces. All of the Bungalow Suites were renovated by Blackstone between 2006 and 2007 for an aggregate cost of approximately $5.3 million ($106,000 per room), according to Northwood.

The Resort offers seven food and beverage venues. The Catch of the Pelican is an approximately 3,500 square foot dinner-only restaurant and is the Resort’s signature dining venue. The menu offers premium steaks and fresh local seafood with indoor and outdoor dining spaces. In late July 2013, Northwood began an approximately $250,000 renovation of the space, which had been offline at the time of the Resort’s acquisition, and reopened it in January 2015. The renovation and reopening has led to a significant increase in food and beverage (“F&B”) revenue, with the restaurant contributing approximately $1.2 million in revenue for the trailing 12-month period ending November 30, 2015. Another increase in F&B revenue resulted from the Sunset Veranda, an approximately 5,500 square foot space located adjacent to The Catch of the Pelican. This venue was formerly considered “dead space” and was repositioned by the loan sponsors to include a fire pit, outdoor seating, beverage and cocktail service and seasonal entertainment. Aura Restaurant is an approximately 3,700 square foot restaurant located in the lobby, which offers an international breakfast and lunch menu. The Lobby Lounge offers cocktails, small dishes for lunch and dinner, seasonal live entertainment and a cigar menu. The Spressie Coffee Bar is located in the lobby and offers coffee, light lunch fare and pastries. The Gulf Coast Oasis Pool Bar & Grill is an approximately 756 square foot Baja-inspired restaurant located adjacent to the hotel pool offering sandwiches, salads and signature drinks. Rhode’s End is an approximately 944 square foot Mediterranean-inspired restaurant located directly on the beachfront. This venue offers lunch and dinner service as well as a full cocktail menu. Access to the beach is provided via an elevated boardwalk above a protected mangrove forest that separates the Resort from the beach. The boardwalk is leased to the Resort by Collier County, Florida. The lease commenced in October 2007 and has a 10-year term with two five-year extension options. Under the terms of the lease, the Resort is obligated to provide the public, in addition to hotel guests, with complimentary golf cart tram service, which provides for quick passage over the boardwalk to the beach.

A-3-45

Annex A-3	JPMBB 2016-C1

Naples Grande Beach Resort

The Resort is located within the 2,100-acre Pelican Bay Community. Pelican Bay is home to approximately 85 residential properties, including a combination of midrise condominiums, town-homes and single-family homes, several parks, tennis courts, a 27-hole golf course, approximately three miles of beachfront and the Waterside Shops, an open-air mall located less than one half mile east of the Resort. The 280,000 square foot, upscale, open-air mall is anchored by Saks Fifth Avenue and Nordstrom. The mall also features other upscale retailers such as Burberry, Gucci, Hermes, Louis Vuitton, Apple, GAP and Tiffany & Co. Other nearby attractions include the Park Shore Plaza Shopping Center, the Naples Shopping Center, the Fifth Avenue and Third Street South boutiques, galleries and restaurants and the Village on Venetian Bay.

The appraisal did not identify any directly competitive properties that are either proposed or under construction.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Naples Grande Beach Resort(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	68.5%	$239.89	$164.42	65.5%	$211.61	$138.53	95.6%	88.2%	84.3%
2013(4)	73.5%	$256.31	$188.37	68.6%	$224.00	$153.56	93.3%	87.4%	81.5%
2014(4)	74.6%	$279.14	$208.24	67.1%	$227.80	$152.79	89.9%	81.6%	73.4%
TTM(5)	72.2%	$298.28	$215.43	69.9%	$249.20	$174.19	96.8%	83.5%	80.9%

(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Marriott Marco Island Beach Resort Golf Club & Spa, Hilton Marco Island Beach Resort & Spa, La Playa Beach & Golf Resort, Ritz-Carlton Naples, Marriott Sanibel Harbour Resort & Spa, Edgewater Beach Hotel, Hyatt Regency Coconut Point Resort & Spa, Hilton Naples and Ritz-Carlton Golf Resort Naples.
(2)	Based on operating statements provided by the loan sponsors.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the property.
(4)	The decrease in penetration factors in 2014 from 2013 is primarily due to room renovations.
(5)	TTM represents the trailing 12-month period ending on November 30, 2015.

Competitive Hotels(1)
			2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Transient	Meeting and Group	Occupancy	ADR	RevPAR
Naples Grande Beach Resort	474	1986	33,554	55%	45%	67.1%	$216.00	$144.88
Edgewater Beach Hotel	125	1985	2,521	95%	5%	78.0%	$360.00	$280.80
Marriott Sanibel Harbour Resort & Spa	347	1985	38,000	75%	25%	71.0%	$200.00	$142.00
Naples Beach Hotel & Golf Club	319	1946	23,000	60%	40%	67.0%	$195.00	$130.65
Ritz-Carlton Naples	450	1985	35,000	40%	60%	73.0%	$491.00	$355.98
La Playa Beach Resort	189	1979	11,000	50%	50%	77.0%	$337.00	$260.84
Ritz-Carlton Golf Lodge	295	2002	20,000	50%	50%	61.0%	$297.00	$181.17
Hyatt Regency Coconut Point Resort	454	2001	29,000	60%	40%	68.0%	$187.00	$127.91
Marriott Marco Island Resort	726	1971	55,000	45%	55%	81.0%	$261.00	$211.84
Total(2)	2,905

(1)	Based on the appraisal.
(2)	Excludes the Naples Grande Beach Resort property.

The Golf Property. The Naples Grande Golf Club is an 18-hole private golf course located in Naples, Florida, approximately six miles southeast of the Resort on an approximately 182.9-acre parcel. The property, designed by Rees Jones, was constructed in 2000 and renovated in 2015. The course has been named one of North America’s “Top 100 Resort Courses” by Golfweek Magazine and one of the “Top 50 Courses in Florida” with a 4.5 out of 5 star rating by Golf Magazine.

The property consists of seven buildings, including a 16,000 square foot clubhouse with a bar and dining room and pro shop, several practice putting greens, chipping green, grass driving range, a 16,000 square foot maintenance building, a 6,600 square foot cart building and on-course restrooms. Additionally, members have access to hotel amenities including the pools and fitness facility.

A-3-46

Annex A-3	JPMBB 2016-C1

Naples Grande Beach Resort

In 2011, the previous owner spent approximately $500,000 on a greens renovation project. In October of 2015, the course reopened after being closed from July to October for an approximately $179,000 renovation and regrassing of the fairways. Starting in March 2015, Northwood began construction of a new clubhouse and cart barn. The loan documents require the borrowers to complete the new clubhouse construction by May 31, 2016, which may be extended for another 12 months in accordance with the loan documents. The construction of the new clubhouse and cart barn are both anticipated to be completed in early March 2016, according to the loan sponsors. The new clubhouse will contain the typical country club features, including a pro shop, formal and casual dining rooms, bar and a full service restaurant with walk-in cooler and freezer. It will have large men’s and women’s locker rooms with showers. As of October 2015, the loan sponsors have invested approximately $4.8 million in the redevelopment and anticipate investing an additional $2.1 million through its completion. Golf-related revenue represents approximately 10.1% and 10.1% of TTM and underwritten revenue, respectively.

As of October 2015, the Naples Grande Golf Club had 525 members consisting of 215 golf members and 310 social members. Membership has ranged between 428 and 537 since 2010. The membership is uncapped. 2016 annual dues are $3,500 for a social membership and $8,500 for a golf membership, which entitles members to free green fees and reduced guest green fees. The initiation fee for both membership types for 2016 is $35,000. Under the prior ownership, the club sold memberships with refundable initiation fees. According to Northwood, there are 269 memberships that were sold under this refundable program. These refundable memberships are owed a refund as they are added to the resignation list. Although the deposits must be returned to the resigning members, they are only returned upon receipt of a new deposit from a new member and on a 1:5 ratio (i.e., one membership is refunded from the resignation list for each five new joining members). Since 2008, the average annual number of refunded initiation fees is seven with an average refund of $26,818. In 2012, the club stopped offering refundable initiation fees.

According to the appraisal, as of 2015, the estimated population within a three-mile and five-mile radius was 53,551 and 143,216 people, respectively, with an estimated average household income of $86,985 and $89,230, respectively.

Competitive Golf Clubs Profile(1)
							Guest Green Fees
Property	Holes	Year Opened	Annual Dues	Initiation Fee	Golf Members	Membership Cap	In Season	Off Season	2015 Rounds (Per 18 Holes)
Naples Grande Golf Club	18	2000	$8,500	$35,000	219	None	$180	$90	29,801(2)
Ritz Carlton Members Golf Club	18	2005	$10,800	$35,000	276	300	$220	$135	19,557
Longboat Key Golf Club	45	1960	$13,900	$50,000	1,600	None	$135	$89	22,500
Marriott Marco Island, The Rookery	18	2003	$8,450	$55,000	450	450	$219	$95	30,000
Ritz Carlton-Tiburon Golf Club	36	1998	$10,800	$70,000	350	450	$225	$85	31,000
Hyatt Regency-Raptor Bay Golf Club	18	2001	$7,200	None	45	None	$175	$79	33,500
Total(3)	135

(1)	Based on the appraisal.
(2)	The Naples Grande Golf Club was closed for approximately four months in the summer of 2015 for fairways renovation. In 2013 and 2014, the total rounds for the Golf Property were 36,069 and 35,383, respectively.
(3)	Excludes the Naples Grande Golf Club.

A-3-47

Annex A-3	JPMBB 2016-C1

Naples Grande Beach Resort

Operating History and Underwritten Net Cash Flow
2012		2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	65.5%	68.6%	67.1%	69.9%	69.9%
ADR	$211.61	$224.00	$227.80	$249.20	$249.20
RevPAR(4)	$138.53	$153.56	$152.79	$174.19	$174.19

Room Revenue(5)	$24,033,072	$26,566,680	$26,434,129	$30,136,150	$30,136,150	$63,578	50.5%
Food and Beverage Revenue(6)	14,835,025	15,859,607	16,123,410	18,986,415	19,170,303	40,444	32.1%
Golf Revenue	4,909,164	5,574,674	6,147,502	6,000,379	6,000,379	12,659	10.1%
Spa Revenue	2,058,334	1,870,786	1,654,416	1,563,760	1,563,760	3,299	2.6%
Other Departmental Revenue(7)	2,170,090	2,376,107	2,071,108	2,824,849	2,824,849	5,960	4.7%
Total Revenue	$48,005,685	$52,247,854	$52,430,565	$59,511,553	$59,695,441	$125,940	100.0%

Room Expense	$5,414,431	$5,734,138	$6,576,224	$7,041,947	$7,041,947	$14,856	23.4%
Food and Beverage Expense	8,700,458	9,253,995	9,294,074	10,726,644	10,830,534	22,849	56.5%
Golf Expense(8)	3,763,760	2,441,340	4,395,489	3,948,868	3,948,868	8,331	65.8%
Spa Expense	1,329,835	1,191,143	1,142,733	1,080,216	1,080,216	2,279	69.1%
Other Departmental Expenses(9)	1,443,564	1,874,673	1,715,904	1,921,519	1,921,519	4,054	68.0%
Departmental Expenses	$20,652,048	$20,495,289	$23,124,424	$24,719,194	$24,823,084	$52,369	41.6%

Departmental Profit	$27,353,637	$31,752,565	$29,306,141	$34,792,359	$34,872,357	$73,570	58.4%

Operating Expenses	$10,993,357	$11,890,674	$11,617,185	$10,813,726	$10,805,107	$22,796	18.1%
Gross Operating Profit	$16,360,280	$19,861,891	$17,688,956	$23,978,633	$24,067,250	$50,775	40.3%

Management Fees	$1,090,308	$1,512,793	$2,234,229	$1,771,676	$1,790,863	$3,778	3.0%
Property Taxes	950,547	980,553	1,044,728	1,102,078	1,090,859	2,301	1.8%
Property Insurance(10)	2,708,833	2,707,537	1,478,219	1,456,658	1,461,375	3,083	2.4%
Other Expenses(9)	170,427	1,018,584	111,168	156,298	137,033	289	0.2%
FF&E	1,920,227	2,074,714	2,104,553	2,460,435	2,387,818	5,038	4.0%
Total Other Expenses(9)	$6,840,342	$8,294,181	$6,972,897	$6,947,145	$6,867,948	$14,489	11.5%

Net Operating Income	$9,519,938	$11,567,710	$10,716,059	$17,031,488	$17,199,302	$36,285	28.8%
Net Cash Flow(4)	$9,519,938	$11,567,710	$10,716,059	$17,031,488	$17,199,302	$36,285	28.8%

(1)	TTM column represents the trailing 12-month period ending on November 30, 2015.
(2)	Per Room values are based on 474 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(4)	Historical RevPar for 2007, 2008, 2009, 2010 and 2011 was $154.91, $150.89, $117.99, $126.02 and $131.56, respectively, and Net Cash Flow was approximately $11.0 million, $12.1 million, $5.7 million, $7.1 million and $8.6 million, respectively. The Resort operated independently as The Naples Grande Resort in 2005 through 2008. The Resort operated as a flagged Waldorf Astoria hotel in 2009 through 2013.
(5)	Room Revenue includes resort fees.
(6)	The increase in Food and Beverage Revenue in TTM from 2014 is primarily due to the reopening of The Catch of the Pelican restaurant, which contributed approximately $1.2 million in revenue, and the Sunset Veranda.
(7)	Other Departmental Revenue consists of parking, rentals, tennis, gift shop, health club, telephone income and other miscellaneous income.
(8)	Golf Expense includes the Golf Property management fee.
(9)	The decrease in Other Departmental Expenses and increase in Other Expenses in 2013 from 2012 are due primarily to a one-time expense recategorization by Northwood of certain golf-related income due to incomplete historical financials received upon acquisition.
(10)	The decrease in Property Insurance in 2014 from 2013 is due to the borrowers obtaining a new insurance policy after acquisition.

Property Management. The Resort is managed by Northwood Hospitality LLC (“Northwood Hospitality”), which is an affiliate of the loan sponsors. Northwood Hospitality manages the hotel portfolio acquired by Northwood. In addition to the Resort, there are currently five other properties under the management of Northwood Hospitality, including the New York Palace Hotel in New York, New York; Cheeca Lodge & Spa in Islamorada, Florida; Parrot Key Hotel and Resort in Key West, Florida; Tranquility Bay Beach House Resort in Marathon, Florida; and the London West Hollywood in Los Angeles, California.

The current hotel management agreement became effective on September 9, 2014 and was amended and extended on December 18, 2015 with an updated expiration date of December 18, 2025 and provides for an annual contractual management fee of 3.0% of gross income from operations. The management fees are subordinate to the liens and security interests of the mortgage loan.

The Golf Property is managed by Naples Grande Club Management, LLC (“Golf Club Management”), a Texas limited liability company, which is an affiliate of Century Golf Partners Management (“Century Golf”). Century Golf owns the rights to and operates many courses under the Arnold Palmer Golf Management brand.

A-3-48

Annex A-3	JPMBB 2016-C1

Naples Grande Beach Resort

Additionally, Century Golf directly owns private clubs and golf courses acquired in partnership with Walton Street Capital and manages properties for third-party owners in 14 states, including PGA National Resort & Spa in Palm Gardens, Florida and Disney World Golf Courses in Lake Buena Vista, Florida.

The current golf club management agreement became effective on September 9, 2014, has an expiration date of September 9, 2019 and provides for a monthly contractual management fee equal to the lesser of (i) 3.0% of gross revenues and (ii) $10,500. Additionally, the agreement provides for an incentive management fee equal to 15.0% of the Gross Operating Profit Improvement Incentive (as defined below). The management fees are subordinate to the liens and security interests of the mortgage loan.

The “Gross Operating Profit Improvement Incentive” means the amount by which the gross operating profit for the golf club exceeds $1.80 million for fiscal year 2015 and $2.04 million for fiscal year 2016 (each a “Threshold Amount”). Thereafter, the agreement provides that the Threshold Amount will increase by 3.0% annually.

Escrows and Reserves. At origination, the borrowers deposited into escrow $182,282 for real estate taxes and $12,758 for insurance premiums.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $94,939.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrowers provide satisfactory evidence that (i) the property is insured as part of a blanket policy in accordance with the loan documents and (ii) the borrowers have paid all required insurance premiums when due in accordance with the loan documents. Notwithstanding the foregoing, flood coverage is not included in the borrowers’ current blanket policy, so the borrowers have been reserving 1/12 of the annual estimated insurance premium for flood coverage on a monthly basis, which currently equates to $4,253.

FF&E Reserves – On a monthly basis, the borrowers are required to deposit an amount equal to 4.0% of gross revenue from Resort operations for the calendar month two months prior to such payment date. The reserve is not subject to a cap.

Seasonality Reserve – On each payment date in December, January, February, March, April and May, commencing on the payment date in February 2016, to the extent the debt yield on such payment date (as calculated under the loan documents on a trailing 12-month basis) is below 12.0%, the borrowers are required to escrow an amount equal to all Excess Cash Flow (as defined below). The reserve is subject to a cap of $3.0 million.

“Excess Cash Flow” means the amount remaining after payment of hotel taxes, agent fees, debt service, required reserves and, during a Cash Sweep Event (as defined below), operating expenses.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrowers and property manager were required to deliver written instructions to credit card companies to deposit all revenues into a lockbox account controlled by the lender. In addition, the borrowers and property manager are required to deposit all revenue received (including any income from Golf Property operations) into the lockbox account within two business days of receipt.  All funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Event continuing, all Excess Cash Flow on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of a borrower or property manager or (iii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period is less than 1.25x.

A-3-49

Annex A-3	JPMBB 2016-C1

Naples Grande Beach Resort

Partial Releases. The borrowers are permitted to release the Bungalow Suites from the lien of the mortgage at any time after the expiration of the lockout period and prior to the commencement of the open period if, among other conditions, (i) no event of default has occurred and is continuing, (ii) the borrowers pay the release price of $17,365,000 plus the yield maintenance premium, (iii) after giving effect to the release, the loan-to-value ratio of the remaining portion of the property is no greater than the loan-to-value ratio for the property as of the origination date, (iv) after giving effect to the release, the debt service coverage ratio of the remaining portion of the property is greater than the greater of (a) the debt service coverage ratio of the property prior to the release based on the trailing 12 months and (b) the debt service coverage ratio of the property as of the origination date (as adjusted for previously applied release premiums), and (v) the borrowers comply with the terms and conditions of the condominium documents. In addition, the loan documents permitted the borrowers to release the Tennis Court Parcel (as defined below) from the lien of the mortgage at any time during the term of the mortgage loan without the payment of any release price or yield maintenance premium; provided that, among other conditions, no event of default has occurred and is continuing. For each release, if the loan-to-value ratio following the release exceeds 125%, the borrowers are required to pay down the mortgage loan as required by the loan agreement or deliver an opinion of counsel that the trust will not fail to maintain its status as a REMIC trust following the applicable release. The appraisal determined a land value for the Tennis Court Parcel of $1.75 million. On February 11, 2016, the borrowers released the Tennis Court Parcel in accordance with the loan documents.

The “Tennis Court Parcel” means the parcel located along the north side of Seagate Drive, 500 feet west of West Boulevard, which contains eight tennis courts.

Condominium. The Resort is subject to a condominium regime, which consists of the 424 rooms located in the Tower and the 50 Bungalow Suites. The borrowers currently own all of the units and control the related condominium association board of directors. Each owner of a unit is entitled to one vote for its unit(s) in elections for the board of directors and accordingly, the borrowers will retain the ability to control the board in the event that the Bungalow Suites are released. In addition, the loan documents require the borrowers to comply with the condominium declaration and related documents in the event of a release of the Bungalow Suites.

Permitted Mezzanine Debt. The owners of the borrowers are permitted to obtain a mezzanine loan secured by the ownership interests in the borrowers upon satisfaction of certain terms and conditions which include, without limitation, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date, (iii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than the debt service coverage ratio as of the origination date, (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the mortgage loan and (v) the lenders enter into an intercreditor agreement acceptable to the mortgage lender.

A-3-50

Annex A-3	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-51

Annex A-3	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

A-3-52

Annex A-3	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

A-3-53

Annex A-3	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$55,000,000	Title:	Fee
Cut-off Date Principal Balance:	$54,890,113	Property Type - Subtype:	Self Storage - Self Storage
% of Pool by IPB:	5.4%	Net Rentable Area (Units)(2):	7,328
Loan Purpose:	Recapitalization	Location:	Various, Various
Borrowers:	UHIL 11, LLC and AREC 11, LLC	Year Built / Renovated:	Various / Various
Sponsor:	AMERCO	Occupancy(2):	82.5%
Interest Rate:	4.23300%	Occupancy Date:	11/30/2015
Note Date:	1/14/2016	Number of Tenants:	N/A
Anticipated Repayment Date(1):	2/6/2026	2012 NOI:	$5,261,743
Interest-only Period:	None	2013 NOI:	$5,500,598
Original Term:	120 months	2014 NOI:	$5,826,860
Original Amortization:	300 months	TTM NOI (as of 11/2015):	$6,116,531
Amortization Type:	ARD-Balloon	UW Economic Occupancy:	80.4%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$9,168,594
Lockbox:	CMA	UW Expenses:	$3,058,741
Additional Debt:	N/A	UW NOI:	$6,109,853
Additional Debt Balance:	N/A	UW NCF:	$5,967,454
Additional Debt Type:	N/A	Appraised Value / Per Unit(3):	$92,545,000 / $12,629
		Appraisal Date(3):	November 2015

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$7,490
Taxes:	$379,993	Springing	N/A	Maturity Date Loan / Unit(1):	$5,452
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	59.3%
Replacement Reserves:	$71,200	Springing	$71,200	Maturity Date LTV(1)(3):	43.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.67x
Other:	$640,665	$0	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,000,000	100.0%	Return of Equity(5)	$52,340,183	95.2%
			Closing Costs	1,567,960	2.9%
			Reserves	1,091,858	2.0%
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

(1)	The loan is structured with an anticipated repayment date (“ARD”) of February 6, 2026. In the event that the loan is not paid off on or before the ARD, the borrowers are required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment and interest will accrue at an interest rate (the “Adjusted Interest Rate”) that will be equal to the greater of (i) 7.23300% or (ii) the 10-year swap yield as of the ARD plus 5.22000%, but in no event will the Adjusted Interest Rate exceed 9.23300%. In addition, from and after the ARD, all excess cash flow from the properties will be applied, first to the reduction of the principal balance of the note until the entire outstanding principal balance of the note is paid in full, and then to the payment of accrued interest on the note until all accrued interest on the note is paid in full. The final maturity date of the loan is February 6, 2036. The Maturity Date Loan / Unit and Maturity Date LTV are calculated as of the ARD.
(2)	Net Rentable Area (Units) and Occupancy include 318 units that recently came online or are under construction across the portfolio. As of November 30, 2015, the U-Haul Moving & Storage – Evansville, IN property had approximately 224 units under construction. As of January 8, 2016, all the units are complete and are available for use. The U-Haul Moving & Storage – Syracuse, NY property currently has 76 units under construction. It is expected that these units will become available in the first quarter of 2016. The U-Haul Moving & Storage – Amarillo, TX, U-Haul Moving & Storage – Gulfport, MS, U-Haul Moving & Storage – Milwaukee, WI and U-Haul Moving & Storage – Hamden, CT have a total of 18 additional units under construction. These units are included in the Net Rentable Area (Units) count, but are considered vacant for the Occupancy calculation as of November 30, 2015.
(3)	CBRE, Inc. appraised the Portfolio as of November 27, 2015 on a Portfolio basis and on various dates in November 2015 on a property-by-property basis. The Portfolio value was appraised at $102,000,000, which is reflective of the value of the Portfolio as a whole if sold in its entirety to a single buyer. The aggregate value of the individual Properties totaled $92,545,000. The Cut-off Date LTV and Maturity Date LTV are based on the aggregate value of the individual properties. The Cut-off Date LTV and Maturity Date LTV based on the Portfolio value are approximately 53.8% and 39.2%, respectively.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The U-Haul Portfolio – AREC 11 was previously securitized in the MSC 2005-HQ6 transaction. The loan was paid off in cash by the borrower sponsor prior to the maturity date on July 1, 2015.

A-3-54

Annex A-3	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

The Loan. The U-Haul Portfolio – AREC 11 loan has an outstanding principal balance of $55.0 million and is secured by a first mortgage lien on the fee interests in a 591,666 square foot, 7,328-unit self-storage portfolio consisting of 27 properties located across 23 states (the “Portfolio”). The U-Haul Portfolio – AREC 11 loan is structured with an ARD of February 6, 2026 and a final maturity date of February 6, 2036 and amortizes on a 25-year schedule. The loan was previously securitized in the MSC 2005-HQ6 transaction.

The Borrowers. The borrowing entities for the U-Haul Portfolio – AREC 11 loan are UHIL 11, LLC and AREC 11, LLC, each a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is AMERCO (NASDAQ: UHAL), which serves as the holding company for U-Haul International, Inc. (“U-Haul”). U-Haul is one of the largest North American operators of self-storage facilities and has been serving do-it-yourself movers since its founding in 1945. U-Haul operates 1,280 self-storage locations with more than 491,000 self-storage units, comprising approximately 44.2 million square feet of storage space with locations in 49 U.S. states and 10 Canadian provinces. U-Haul locations provide customers with a variety of moving and storage supplies including self-storage, packing supplies and truck and trailer rentals. AMERCO filed for chapter 11 bankruptcy in 2003 and emerged from bankruptcy in 2004. See “Description of the Mortgage Pool - Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus for additional details.

The Portfolio. The Portfolio is comprised of 27 cross-collateralized self-storage facilities located across 23 states with an aggregate of 7,328 units totaling approximately 591,666 square feet. There are approximately 2,068 climate-controlled units, 5,096 non climate-controlled units and 164 RV/Boat units. The properties were constructed between 1930 and 2015, with some properties renovated between 1969 and 2015. As of November 30, 2015, the Portfolio was 82.5% occupied. Excluding the 318 units that have recently come online or that will come online in the first quarter of 2016, the current occupancy would be 86.3%.

The top three states by allocated loan amount as of the Cut-off Date include California (two properties, approximately 18.0% of the Portfolio), New York (two properties, approximately 7.8% of the Portfolio) and Texas (two properties, approximately 7.3% of the Portfolio). California is the only state accounting for more than 10.0% of the Cut-off Date allocated loan amount and number of units. No other state accounts for more than approximately 7.3% of the Cut-off Date allocated loan amount or 9.5% of the number of units.

Historical and Current Occupancy(1)

2012	2013	2014(2)	Current(2)(3)
84.0%	85.8%	88.2%	82.5%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	The decline in Current Occupancy from 2014 is primarily as a result of 318 units that have recently come online or that will come online in the first quarter of 2016, which have been considered vacant. Excluding the 318 units that have recently come online or that will come online in the first quarter of 2016, the current occupancy would be 86.3%.
(3)	Current Occupancy is as of November 30, 2015.

A-3-55

Annex A-3	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

Portfolio Summary
					Unit Type
#	Property(1)	Year Built	Cut-off Date Balance	% of Cut-off Date Balance	Regular	Climate Controlled	RV/ Boat	Total(2)	TTM Nov. 2015 Occupancy(2)	Underwritten NCF	% of Underwritten NCF	Appraised Value(3)	% of Appraised Value(3)
1	Moreno Valley, CA	2000	$5,089,810	9.3%	602	69	13	684	95.9%	$560,727	9.4%	$8,250,000	8.9%
2	Gardena, CA	1957	4,790,410	8.7	191	75	0	266	94.7%	521,371	8.7%	9,600,000	10.4%
3	Hamden, CT	1940	3,717,558	6.8	327	118	0	445	82.2%	401,132	6.7%	5,200,000	5.6%
4	Syracuse, NY	1930, 1940	3,233,527	5.9	382	89	0	471	65.4%	301,875	5.1%	4,780,000	5.2%
5	Phoenix, AZ	1973	2,794,406	5.1	1	295	24	320	94.7%	304,765	5.1%	4,600,000	5.0%
6	Raleigh, NC	1973	2,574,845	4.7	210	26	0	236	91.1%	287,840	4.8%	4,300,000	4.6%
7	Jacksonville, FL	1994	2,495,005	4.5	230	75	0	305	94.1%	286,656	4.8%	3,650,000	3.9%
8	Nashville, TN	1977	2,420,155	4.4	240	18	0	258	89.1%	265,347	4.4%	3,650,000	3.9%
9	Leominster, MA	1950	2,145,704	3.9	293	0	0	293	92.8%	232,451	3.9%	3,200,000	3.5%
10	Pasadena, TX	1979	2,095,804	3.8	277	71	0	348	97.4%	230,082	3.9%	3,170,000	3.4%
11	Evansville, IN	1980, 2015	2,045,904	3.7	407	267	0	674	38.6%	193,981	3.3%	5,780,000	6.2%
12	Erie, PA	1978	1,971,054	3.6	104	177	0	281	92.9%	241,641	4.0%	3,300,000	3.6%
13	Amarillo, TX	1978	1,926,144	3.5	178	80	93	351	78.6%	211,812	3.5%	3,400,000	3.7%
14	Garden City, ID	1980	1,921,154	3.5	151	0	34	185	89.7%	204,103	3.4%	3,720,000	4.0%
15	Milwaukee, WI	1963, 1990	1,821,354	3.3	121	45	0	166	91.0%	198,298	3.3%	2,680,000	2.9%
16	Norfolk, VA	1975	1,521,953	2.8	118	0	0	118	84.7%	165,012	2.8%	2,850,000	3.1%
17	Oklahoma City, OK	1978	1,452,093	2.6	85	100	0	185	84.9%	156,880	2.6%	2,190,000	2.4%
18	Norristown, PA	1960	1,412,173	2.6	130	137	0	267	71.5%	153,821	2.6%	2,725,000	2.9%
19	Albuquerque, NM	1975	1,407,183	2.6	123	111	0	234	79.1%	151,607	2.5%	2,100,000	2.3%
20	Wyoming, MI	1969, 1976, 1980	1,277,443	2.3	107	0	0	107	98.1%	140,134	2.3%	2,100,000	2.3%
21	Gulfport, MS	1964	1,247,503	2.3	64	151	0	215	86.5%	138,540	2.3%	2,150,000	2.3%
22	West Babylon, NY	1953	1,037,922	1.9	30	61	0	91	97.8%	112,822	1.9%	1,650,000	1.8%
23	Spartanburg, SC	1966	983,032	1.8	178	0	0	178	73.0%	109,349	1.8%	1,450,000	1.6%
24	Hermantown, MN	1979	963,072	1.8	70	67	0	137	91.2%	104,785	1.8%	1,600,000	1.7%
25	Bedford, OH	1954	948,102	1.7	181	29	0	210	92.9%	113,795	1.9%	1,400,000	1.5%
26	Bloomington, IL	1948	798,402	1.5	117	7	0	124	80.6%	90,595	1.5%	1,550,000	1.7%
27	Dothan, AL	1945	798,402	1.5	179	0	0	179	79.9%	88,032	1.5%	1,500,000	1.6%
Total / Weighted Average:			$54,890,113	100.0%	5,096	2,068	164	7,328	82.5%	$5,967,453	100.0%	$92,545,000	100.0%

(1)	All property names start with “U-Haul Moving & Storage,” but have been removed here for presentation purposes.
(2)	Excluding the 318 new additions to the portfolio, the current occupancy would be 86.3%. As of November 30, 2015, the U-Haul Moving & Storage – Evansville, IN property had approximately 224 units under construction. As of January 8, 2016, all the units are complete and are available for use. These units are included in the Total Unit Type count, but are considered vacant for the Occupancy calculation as of November 30, 2015. Excluding the 224 units under construction, the occupancy would be 57.8%. The U-Haul Moving & Storage – Syracuse, NY property currently has 76 units under construction. It is expected that these units will become available in the first quarter of 2016. These units are included in the Total Unit Type count, but are considered vacant for the Occupancy calculation as of November 30, 2015. Excluding the 76 units under construction, the occupancy would be 78.0%. The U-Haul Moving & Storage – Amarillo, TX, U-Haul Moving & Storage – Gulfport, MS, U-Haul Moving & Storage – Milwaukee, WI and U-Haul Moving & Storage – Hamden, CT have a total of 18 additional units under construction, which have been considered vacant for the occupancy calculation as of November 30, 2015.
(3)	CBRE, Inc. appraised the Portfolio as of November 27, 2015 on a Portfolio basis and on various dates in November 2015 on a property-by-property basis. The Portfolio value was appraised at $102,000,000, which is reflective of the value of the Portfolio as a whole if sold in its entirety to a single buyer. The aggregate value of the individual Properties totaled $92,545,000.

A-3-56

Annex A-3	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

Geographic Summary
State	Cut-off Date ALA	% of ALA	Property Count	Units	RV / Boat Spaces	Square Feet	Occupancy(1)	% Climate- Controlled	Underwritten NCF	% of Underwritten NCF
California	$9,880,220	18.0%	2	950	13	63,240	95.6%	2.0%	$1,082,098	18.1%
New York	4,271,449	7.8	2	562	0	34,532	70.6%	2.0%	414,697	6.9
Texas	4,021,948	7.3	2	699	93	63,507	88.0%	2.1%	441,894	7.4
Connecticut	3,717,558	6.8	1	445	0	33,207	82.2%	1.6%	401,132	6.7
Pennsylvania	3,383,227	6.2	2	548	0	41,289	82.5%	4.3%	395,462	6.6
Arizona	2,794,406	5.1	1	320	24	24,950	94.7%	4.0%	304,765	5.1
North Carolina	2,574,845	4.7	1	236	0	19,450	91.1%	0.4%	287,840	4.8
Florida	2,495,005	4.5	1	305	0	25,794	94.1%	1.0%	286,656	4.8
Tennessee	2,420,155	4.4	1	258	0	19,375	89.1%	0.2%	265,347	4.4
Massachusetts	2,145,704	3.9	1	293	0	22,152	92.8%	0.0%	232,451	3.9
Other	17,185,595	31.3	13	2,712	34	244,170	73.9%	10.6%	1,855,111	31.1
Total / Wtd. Avg.	$54,890,113	100.0%	27	7,328	164	591,666	82.5%	28.2%	$5,967,453	100.0%

(1)	Occupancy is as of November 30, 2015. Occupancy calculations include 318 units that have recently come online or that will come online in the first quarter of 2016, which have been considered vacant.

Moreno Valley, CA. The U-Haul Moving & Storage – Moreno Valley, CA property consists of four one-story buildings featuring drive-up access in addition to secured access indoor storage. The property is a 40,067 square foot, 684-unit self-storage facility located in Moreno Valley, California, located in the northwestern section of Riverside County. The property is accessible by the 60 Freeway via ramps at Heacock Street. Heacock Street is a major commercial artery providing access through Moreno Valley. Situated on a 4.20-acre site, the property was originally constructed in 2000. Since January 2009, occupancy at the property has ranged from 76.7% to 99.1%. The area surrounding the property represents a mix of industrial and commercial uses including retail and residential developments. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 24,893, 139,373 and 232,402 people, respectively, with a median household income of $36,818, $46,984 and $53,277, respectively, as of 2015.

Gardena, CA. The U-Haul Moving & Storage – Gardena, CA property consists of two one-story buildings comprised of 23,173 square feet and 266 units. The property is a self-storage facility located in Gardena, California, situated east of the 110 Freeway, connecting the property to the Los Angeles Harbor area and downtown Los Angeles. Situated on a 4.20-acre site, the property was originally constructed in 1957 and subsequently renovated in 2006. Since January 2009, occupancy at the property has ranged from 85.3% to 99.2%. The area surrounding the property consists primarily of multifamily housing with some industrial businesses and commercial properties. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 40,482, 309,074 and 769,785 people, respectively, with a median household income of $43,762, $45,546 and $47,338, respectively, as of 2015.

Hamden, CT. The U-Haul Moving & Storage – Hamden, CT property is a single-story, 33,207 square foot, 445-unit self-storage facility located in Hamden, Connecticut, approximately ten miles north of the New Haven central business district. Situated on a 1.84-acre site, the property was originally constructed in 1940 as an industrial facility, but was subsequently converted to a self-storage facility. Since January 2009, occupancy at the property has ranged from 60.9% to 89.0%. The area surrounding the property consists primarily of commercial and industrial properties, with some multifamily housing. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 15,420, 91,740 and 218,397 people, respectively, with a median household income of $62,191, $54,995 and $49,331, respectively, as of 2015.

Syracuse, NY. The U-Haul Moving & Storage – Syracuse, NY property is a 28,763 square foot, 471-unit self-storage facility consisting of one eight-story building and another single-story building, situated within downtown Syracuse, New York and north of Syracuse University. Situated on a 0.73-acre site, the property was originally constructed in 1930 and 1940 and 76 new self-storage units were recently added to the sixth floor of the eight-story building. Since January 2009, occupancy at the property has ranged from 65.4% to 99.2%. The building’s height makes it highly visible from Interstate 81 and Interstate 390. The area surrounding the property consists primarily of mixed use projects, Syracuse University and some multifamily housing. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 26,046, 144,773 and 223,167 people, respectively, with a median household income of $19,510, $33,864 and $41,411, respectively, as of 2015.

A-3-57

Annex A-3	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

Phoenix, AZ. The U-Haul Moving & Storage – Phoenix, AZ property is a 24,950 square foot, 320-unit self-storage facility consisting of six, one-story buildings located in Phoenix, Arizona, approximately three miles east of the Phoenix central business district. Situated on a 3.07-acre site, the property was originally constructed in 1973. Since January 2009, occupancy at the property has ranged from 64.4% to 97.2%. The tenant mix at the property is approximately comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military (5.0%). The area surrounding the property represents multifamily, commercial and some industrial uses. According to the appraisal, the trade area consisting of a one-, three, and five-mile radius contained 24,520, 137,791 and 289,478 people, respectively, with a median household income of $22,769, $30,821 and $34,412, respectively, as of 2015.

Raleigh, NC. The U-Haul Moving & Storage – Raleigh, NC property is a 19,450 square foot, 236-unit self-storage facility consisting of four, single-story buildings located in Raleigh, North Carolina, approximately four miles northeast of the Raleigh central business district. Situated on a 6.56-acre site, the property was originally constructed in 1973 and subsequently expanded in 1993. Since January 2009, occupancy at the property has ranged from 76.3% to 97.0%. The tenant mix at the property is approximately comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military (5.0%). The area surrounding the property consists primarily of commercial uses and multifamily housing. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 7,978, 86,360 and 209,772 people, respectively, with a median household income of $51,144, $46,724 and $49,750, respectively, as of 2015.

Jacksonville, FL. The U-Haul Moving & Storage – Jacksonville, FL property is a 25,794 square foot, 305-unit self-storage facility consisting of four single-story buildings and one, two-story building located in Jacksonville, Florida, approximately six miles north of the Jacksonville central business district. Situated on a 2.17-acre site, the property was originally constructed in 1994. Since January 2009, occupancy at the property has ranged from 70.6% to 96.7%. The tenant mix at the property is approximately comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military (5.0%). The property is south of US Highway 1 and east of Interstate 95. The area surrounding the property is predominantly single-unit residential and multifamily housing, with some commercial and industrial uses. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 6,804, 70,494 and 148,758 people, respectively, with a median household income of $32,453, $25,244 and $27,831, respectively, as of 2015.

Nashville, TN. The U-Haul Moving & Storage – Nashville, TN property is a single-story, 19,375 square foot, 258-unit self-storage facility located in Nashville, Tennessee. Situated on a 1.78-acre site, the property was originally constructed in 1977. Since January 2009, occupancy at the property has ranged from 77.4% to 99.6%. The area surrounding the property consists primarily of multifamily housing and some agricultural, commercial and industrial uses. According to the appraisal, the trade area consisting of a one-, three-, and five-mile radius contained 8,336, 39,156 and 119,615 people, respectively, with a median household income of $39,390, $50,132 and $51,614, respectively, as of 2015.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$5,649,721	$6,002,202	$6,426,767	$6,845,731	$7,166,972	$978	83.4%
Vacant Income	0	0	0	0	1,421,532	194	16.6%
Gross Potential Rent	$5,649,721	$6,002,202	$6,426,767	$6,845,731	$8,588,504	$1,172	100.0%
Reimbursements	0	0	0	0	0	0	0.0--
Net Rental Income	$5,649,721	$6,002,202	$6,426,767	$6,845,731	$8,588,504	$1,172	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,682,143)	(230)	(19.6)--
Other Income(4)	2,237,375	2,298,753	2,300,991	2,261,165	2,262,233	309	26.3
Effective Gross Income	$7,887,096	$8,300,955	$8,727,758	$9,106,896	$9,168,594	$1,251	106.8%

Total Expenses	$2,625,354	$2,800,357	$2,900,898	$2,990,365	$3,058,741	$417	33.4%

Net Operating Income	$5,261,743	$5,500,598	$5,826,860	$6,116,531	$6,109,853	$834	66.6%

Total TI/LC, Capex/RR	59,167	59,167	59,167	59,167	142,399	19	1.6
Net Cash Flow	$5,202,576	$5,441,431	$5,767,693	$6,057,365	$5,967,454	$814	65.1%

(1)	The TTM column represents the trailing 12-months ending on November 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Rents in Place consist of storage income.
(4)	Other Income includes net sales, U-Box net income, U-Move net commission, intercompany lease income and third party lease income, forfeited deposits, late charges, lock fees, shipping fees, insurance fees, truck rental fees and other miscellaneous charges.

A-3-58

Annex A-3	JPMBB 2016-C1

U-Haul Portfolio – AREC 11

Property Management. The Portfolio will be managed by various affiliates of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $640,665 for required repairs, $379,993 for real estate taxes and $71,200 for replacement reserves.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as no event of default exists and the borrowers deposit and maintain an amount sufficient to pay taxes for six months.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrowers provide satisfactory evidence that the properties are insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves – The requirement for the borrowers to make monthly deposits of $11,867 (approximately $19.43 per unit annually) into the replacement reserve escrow is waived so long as the amounts in the reserve are equal to or exceed $71,200 (approximately $9.72 per unit).

Lockbox / Cash Management. The U-Haul Portfolio – AREC 11 loan is structured with a CMA lockbox. The borrowers are required to cause the property managers to deposit all revenues into the lockbox account controlled by the lender. Funds deposited into the deposit account will be disbursed to the borrower’s operating account until the occurrence of a Cash Sweep Event (as defined below). During a Cash Sweep Event, the funds in the deposit account will be swept to a segregated cash management account under the control of the lender. After the occurrence and during the continuance of a Cash Sweep Event, the funds in the deposit account will be disbursed in accordance with the loan documents.

A “Cash Sweep Event” means the occurrence of (i) an event of default; (ii) a DSCR Trigger Event (as defined below); (iii) a Tax/Insurance Trigger Event (as defined below); (iv) any involuntary bankruptcy action of the borrower or bankruptcy action of the property manager or (v) an Extension Term Trigger Event (as defined below).

A “DSCR Trigger Event” means the trailing twelve-month debt service coverage ratio calculated in accordance with the loan documents is less than 1.15x for two consecutive calendar quarters and will end if the trailing-twelve month debt service coverage ratio calculated in accordance with the loan documents is at least 1.25x for four consecutive calendar quarters.

A “Tax/Insurance Trigger Event” means (i) the borrowers fail to provide timely evidence of the payment of taxes or (ii) the borrowers fail to provide timely evidence that the properties are insured according to provisions of the loan documents.

An “Extension Term Trigger Event” means the payment date that is three payment dates prior to the ARD, if the loan has not been repaid in full.

After Acquired Adjacent Property. The borrowers will have the right to acquire the fee simple estate in vacant land that is adjacent and contiguous to an existing mortgaged property, provided that, among other conditions, the borrowers provide the lender with: (i) an environmental report showing no hazardous materials or risk of contamination at the adjacent property, (ii) a new title insurance policy and current survey covering the property, (iii) evidence that the adjacent property is insured in accordance with the loan documents and (iv) evidence that the property is acquired for cash (i.e., without the incurrence of any debt). Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related mortgaged property.

After Acquired Leasehold Property. The borrowers will have the right to acquire a leasehold estate in property that is not contiguous to an existing mortgaged property that is operated as a storage facility, provided that, among other conditions: (i) the borrowers deliver an environmental report showing no hazardous materials or risk of contamination from any off-site hazardous materials, a current survey and evidence that the property is insured in accordance with the loan documents, (ii) a fee simple title in the acquired property is owned by an affiliate of the guarantor, (iii) the borrowers shall have executed and delivered to the lender a lease in the form attached to the loan agreement, which will not be recorded and (iv) the leased property is operated only as a remote storage facility, U-Box storage facility or vehicle storage facility with no office, showroom, retail or administrative uses. Any such after acquired leasehold property will be encumbered by the lien of the mortgage on the related mortgaged property.

Partial Releases. None.

Environmental Issue. The environmental assessment(s) delivered at origination of the loan identified some properties where Phase II evaluations were required for further investigation of environmental activities. In lieu of performing Phase II evaluations, the borrowers have obtained an additional $5.0 million environmental insurance policy and executed an environmental indemnity. The borrowers have added the lender as an additional named insured to the environmental policy. See “Description of the Mortgage Pool – Environmental Considerations” in the Prospectus for additional details.

A-3-59

Annex A-3	JPMBB 2016-C1

Marriott – Troy, MI

A-3-60

Annex A-3	JPMBB 2016-C1

Marriott – Troy, MI

A-3-61

Annex A-3	JPMBB 2016-C1

Marriott – Troy, MI

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$48,500,000	Title:	Fee
Cut-off Date Principal Balance:	$48,438,324	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	4.7%	Net Rentable Area (Rooms):	350
Loan Purpose:	Acquisition	Location:	Troy, MI
Borrower:	SCA-100 LLC	Year Built / Renovated:	1990 / 2014
Sponsors:	James R. Porritt, III and	Occupancy / ADR / RevPAR:	71.7% / $147.41 / $105.73
	Samir Al-Hadidi	Occupancy / ADR / RevPAR Date:	12/31/2015
Interest Rate:	5.36500%	Number of Tenants:	N/A
Note Date:	1/28/2016	2012 NOI:	$4,415,148
Maturity Date:	2/6/2021	2013 NOI:	$5,000,619
Interest-only Period:	None	2014 NOI:	$5,124,660
Original Term:	60 months	2015 NOI(1):	$5,577,491
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	71.7% / $147.41 / $105.73
Amortization Type:	Balloon	UW Revenues:	$20,259,177
Call Protection:	L(25),Def(31),O(4)	UW Expenses:	$14,683,789
Lockbox:	Springing	UW NOI:	$5,575,388
Additional Debt:	N/A	UW NCF:	$5,575,388
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$71,300,000 / $203,714
Additional Debt Type:	N/A	Appraisal Date:	10/20/2015

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$138,395
Taxes:	$103,218	$36,161	N/A	Maturity Date Loan / Room:	$128,501
Insurance:	$15,914	$15,914	N/A	Cut-off Date LTV:	67.9%
FF&E Reserves:	$0	5% of Gross Revenues	N/A	Maturity Date LTV:	63.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.71x
Other:	$1,410,302	$500,000	$1,500,000	UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$48,500,000	66.3%	Purchase Price	$68,000,000	93.0%
Sponsor Equity(3)	24,629,011	33.7	Closing Costs	3,599,578	4.9
			Upfront Reserves	1,529,433	2.1
Total Sources	$73,129,011	100.0%	Total Uses	$73,129,011	100.0%
(1)	The 2015 NOI represents cash flows after the incentive management fee buyout by the seller.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	An affiliate of the seller, Wheelock Real Estate Fund, LP, contributed $7.4 million to the acquisition in order to retain a preferred equity interest. SCA Hospitality, LLC, which is controlled by the loan sponsors, contributed the remaining equity of approximately $17.2 million.

The Loan. The Marriott - Troy, MI loan has an outstanding principal balance as of the Cut-off Date of approximately $48.4 million and is secured by a first mortgage lien on the fee simple interest in a 350-room, full service hotel located in Troy, Michigan. The loan has a five-year term and amortizes on a 30-year schedule. The previously existing debt was securitized in 2005 as part of the BSCMS 2005-PWR8 transaction.

A-3-62

Annex A-3	JPMBB 2016-C1

Marriott – Troy, MI

The Borrower. The borrowing entity for the loan is SCA-100 LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is a joint venture between an affiliate of Wheelock Street Real Estate Fund, L.P. (“Wheelock”) and SCA Hospitality, LLC (“SCA”). Wheelock sold the property to the borrower and will retain a $7.4 million preferred equity interest in the property. SCA which is controlled by the loan sponsors, contributed the remaining equity of approximately $17.2 million to acquire the property.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are James R. Porritt, III and Samir Al-Hadidi. The loan sponsors own SCA and are affiliated with Select Commercial Assets Hospitality. Select Commercial Assets Hospitality is a privately held, independent real estate firm focused on acquiring and managing real estate in the Midwest United States. After being formed in 2014, the company has built a portfolio of over approximately 82 properties, of which four are hospitality properties.

The Property. The Marriott – Troy, MI property is a 16-story, 350-room full service hotel located in Troy, Michigan. The property has 350 rooms, including 176 king rooms, 169 double rooms and five suites. Guest room amenities include complimentary wireless internet, a work desk and a 42-inch HD flat screen television. Amenities at the property include 17,181 square feet of meeting space, which includes three ballrooms, two food and beverage outlets, an indoor swimming pool and whirlpool, a fitness center, lobby workstations, a guest laundry room and a parking deck. The property offers 802 parking spaces, resulting in a parking ratio of approximately 2.3 spaces per room. There are 414 parking spaces located within the parking deck and 388 in the hotel’s parking lots.

According to the loan sponsors, from 2009 to 2011, approximately $2.95 million was spent on capital expenditures. Since 2012, the seller has invested approximately $4.33 million ($12,384 per room) in capital expenditures to the property. In 2012, approximately $410,000 in expenditures was predominantly spent updating the meeting spaces and recreation areas in the hotel. In 2013, approximately $625,000 was spent replacing telephone switches, installing new health club equipment and replacing the boiler. In 2014, approximately $3.3 million was spent updating the guest bedrooms, modernizing the elevators and refinishing the exterior façade. Since 2012, the property has had occupancy penetration rates over 100%, ADR penetration rates over 120% and RevPAR penetration rates over 130%.

The hotel is located approximately 20 miles from the Detroit central business district and is located equidistant from the suburbs of Auburn Hills to the north, Bloomfield and Farmington Hills to the west. Within a five-mile radius, the 2015 estimated average household income is $92,301. The property is located near Interstate 75, a major north/south highway providing access to Flint, Michigan and Toledo, Ohio, and also benefits from highway frontage. Directly adjacent to the property is the Children’s Hospital of Michigan, which is currently undergoing construction and is expected to open in early 2016. Other business entities located near the property include PNC Bank, Kelly Services, Bank of America and Micro Focus. The largest generators of commercial room night demand are Pricewaterhouse Coopers LLP, Kelly Services, General Motors Co., Francisco Partners Management, Accenture Limited, General Dynamics Corporation, Bank of America Corporation, Fiat, KPMG LLP and Ally Financial Inc. Leisure demand generators for the hotel include youth sports centers (there are four youth hockey arenas located near the property which are heavily utilized from September to April) and per the property manager, there were 29 weddings, five fundraiser/galas and 15 holiday parties that took place at the property in 2015. The property is also in close proximity to the Somerset Collection Mall, a 1.44 million square foot regional mall anchored by Nordstrom, Neiman Marcus, Saks Fifth Avenue and Macy’s. Per the Marriott Troy Brand Standard Assessment released on January 13, 2016, the property received a 96.3% brand satisfaction and 91.3% operations satisfaction out of a total score of 100.0%, both of which fall within the green category, the highest category available.

There is currently a 114-room, limited service Hilton Garden Inn hotel under construction located approximately one-half mile from the property with an estimated delivery date in March 2016. A 122-room Hampton Inn & Suites was recently opened in May 2015, also located one-half mile from the property. The appraisal considers these hotels as secondary competition given their expected lower service levels and price points. The appraisal does not identify any additional properties that are currently under construction which are expected to be competitive with the property.

A-3-63

Annex A-3	JPMBB 2016-C1

Marriott – Troy, MI

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Marriott – Troy, MI(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	66.1%	$100.48	$66.44	70.5%	$128.68	$90.74	106.7%	128.1%	136.6%
2013	68.1%	$108.28	$73.68	73.7%	$135.89	$100.21	108.2%	125.5%	136.0%
2014	68.2%	$114.79	$78.25	73.4%	$141.31	$103.70	107.6%	123.1%	132.5%
2015	66.0%	$120.18	$79.36	71.7%	$147.41	$105.73	108.6%	122.7%	133.2%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Embassy Suites by Hilton Detroit Troy Auburn Hills, Kingsley Inn, Crowne Plaza Auburn Hills and Hilton Auburn Hills Suites.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and the operating statements provided by the borrower for the mortgaged property.

Competitive Hotels Profile(1)
				2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Leisure	Meeting & Group	Occupancy	ADR	RevPAR
Marriott – Troy, MI	350	1990	17,181	58%	25%	17%	73.4%	$141.31	$103.70
Embassy Suites by Hilton Detroit Troy Auburn Hills	251	1987	4,751	58%	23%	19%	72.5%	$135.00	$97.50
Marriott Pontiac at Centerpoint	290	2000	10,500	65%	20%	15%	67.5%	$145.00	$97.50
Hilton Suites Auburn Hills	224	1991	2,500	65%	20%	15%	62.5%	$122.50	$77.50
Crowne Plaza Auburn Hills	190	1989	N/A	60%	20%	20%	67.5%	$102.50	$67.50
Courtyard by Marriott Detroit Troy	147	1986	N/A	65%	20%	15%	72.5%	$117.50	$82.50
Drury Inn & Suites Troy	217	1984	N/A	60%	20%	20%	72.5%	$92.50	$62.50
Homewood Suites by Hilton Detroit Troy	150	2002	N/A	70%	15%	15%	82.5%	$112.50	$92.50
Total(2)	1,469

(1)	Based on the appraisal, except for the “2014 Estimated Operating Statistics” for Marriott – Troy, MI, which are based on the operating statements provided by the borrower.
(2)	Excludes the Marriott – Troy, MI property.

A-3-64

Annex A-3	JPMBB 2016-C1

Marriott – Troy, MI

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	2015	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	70.5%	73.7%	73.4%	71.7%	71.7%
ADR	$128.68	$135.89	$141.31	$147.41	$147.41
RevPAR(3)	$90.74	$100.21	$103.70	$105.73	$105.73

Room Revenue	$11,624,167	$12,801,922	$13,248,083	$13,506,438	$13,506,438	$38,590	66.7%
Food & Beverage Revenue(4)	5,985,660	6,144,374	6,072,412	6,432,502	6,432,502	18,379	31.8
Other Departmental Revenue	364,952	414,269	406,243	320,237	320,237	915	1.6
Total Revenue	$17,974,779	$19,360,565	$19,726,737	$20,259,177	$20,259,177	$57,883	100.0%

Room Expense	$2,882,736	$3,176,710	$3,106,476	$3,000,325	$3,000,325	$8,572	22.2%
Food & Beverage Expense	4,066,455	4,228,612	4,176,555	4,378,462	4,378,462	12,510	68.1
Other Departmental Expenses	204,304	188,694	236,054	216,812	216,812	619	67.7
Departmental Expenses	$7,153,495	$7,594,017	$7,519,086	$7,595,599	$7,595,599	$21,702	37.5%

Departmental Profit	$10,821,284	$11,766,548	$12,207,651	$12,663,578	$12,663,578	$36,182	62.5%

Operating Expenses	$4,415,240	$4,502,797	$4,757,975	$4,784,249	$4,784,249	$13,669	23.6%
Gross Operating Profit	$6,406,045	$7,263,751	$7,449,677	$7,879,330	$7,879,330	$22,512	38.9%

Management Fees	$589,797	$777,168	$817,802	$678,922	$678,729	$1,939	3.4%
Property Taxes	406,113	401,628	418,456	419,958	421,289	1,204	2.1
Property Insurance	96,757	116,764	102,662	190,000	190,965	546	0.9
FF&E	898,229	967,573	986,096	1,012,959	1,012,959	2,894	5.0
Total Other Expenses	$1,990,897	$2,263,133	$2,325,017	$2,301,839	$2,303,942	$6,583	11.4%
Net Operating Income	$4,415,148	$5,000,619	$5,124,660	$5,577,491	$5,575,388	$15,930	27.5%
Net Cash Flow(3)	$4,415,148	$5,000,619	$5,124,660	$5,577,491	$5,575,388	$15,930	27.5%
(1)	Per Room values are based on 350 guest rooms.
(2)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(3)	Historical RevPAR for 2010 and 2011 was $77.00 and $83.90, respectively, and Net Cash Flow was $2,430,763 and $3,376,469, respectively.
(4)	Food & Beverage Revenue in 2015 is comprised of approximately 67.7% ballroom revenue, 26.9% restaurant revenue and 5.5% room service and mini bar revenue.

Property Management. The property is managed by Marriott International, Inc. (“Marriott”), a Delaware corporation. The current management agreement commenced on February 26, 2000 and was amended on August 14, 2013 and has an expiration date on December 31, 2037 with one automatic five-year extension option. The agreement provides for an Incentive Management Fee (“IMF”) equivalent to 20.0% of the property’s operating profit less $5.0 million. Additionally, beginning on January 1, 2020, the borrower has the option to terminate the management agreement and convert to a franchise agreement.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,410,302 for additional capital expenditure reserves, $103,218 for real estate taxes and $15,914 for insurance reserves. Additionally, the seller had a FF&E reserve of $1,686,860 held and controlled by Marriott that was retained after the acquisition.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $36,161.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $15,914.

FF&E Reserves - On a monthly basis, the borrower is required to deposit an amount equal to 5.0% of gross revenues for the hotel related operations at the property for the immediately preceding calendar year as determined by the lender. The requirement for the borrower to make deposits to the FF&E reserve are waived so long as Marriott manages the property and reserves for the FF&E in a manner consistent with the loan documents.

PIP Reserves - In the event the borrower is required to complete a property improvement plan, the borrower is required to deposit 125.0% of any amounts reasonably estimated by the lender to complete the plan. The requirement for the borrower to make deposits to the PIP reserve are waived so long as Marriott manages the property and reserves for the FF&E in a manner consistent with the loan documents.

A-3-65

Annex A-3	JPMBB 2016-C1

Marriott – Troy, MI

Additional Capital Expenditure Reserves - Commencing on the payment date in January 2017 and continuing thereafter on every payment date occurring in the month of January of each calendar year, the borrower is required to escrow an amount equal to the lesser of (i) $1,500,000 less the aggregate amount deposited into the FF&E reserve account any amounts reserved by Marriott for FF&E, if applicable, for the immediately preceding twelve months and (ii) $500,000.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Triggering Event (as defined below), the borrower will deposit all revenues into a lockbox account controlled by the lender. During a Triggering Event, all funds on deposit in the lockbox account are swept on a daily basis into a cash management account controlled by the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Triggering Event” means (i) the occurrence of an event of default, (ii) the debt service coverage ratio (as calculated in accordance with the loan documents) based on the trailing 12-month period immediately preceding the date of determination is less than 1.25x and (iii) a Management Triggering Event (as defined below).

A “Management Triggering Event” means (i) Marriott no longer manages the property pursuant to the management agreement, (ii) Marriott sends notice of termination of the management agreement to the borrower or (iii) any bankruptcy action by Marriott.

Partial Release. Provided that no event of default has occurred or is continuing, the borrower is permitted to obtain the release of the specified outparcel of the Marriott – Troy, MI property from the lien of the mortgage if certain conditions are satisfied, including (i) the payment of a release price in order to defease the outstanding principal balance equal to or exceeding the release price, (ii) the borrower provides the lender with 30 days’ prior written notice of such release and (iii) satisfaction of REMIC requirements.

Preferred Equity. Wheelock, who has retained a $7.4 million preferred equity interest in the property, will own 100% of the class A membership in the borrowing entity. SCA will own 100% of the class B membership. Wheelock will receive a 10.0% internal rate of return on the class A membership (comprised of the $7.4 million preferred equity interest) before SCA will receive any distribution. In the event that Wheelock does not receive the aforementioned 10.0% return by the end of the second year of the loan term, Wheelock will then receive 25.0% of the class B membership equity. Thereafter, Wheelock will continue to receive the distributions up to a 10.0% internal rate of return on the class A membership (after which time such class A interest will be retired) and would potentially control the borrowing entity. See “Description of the Mortgage Pool – Additional Indebtedness” in the Prospectus for additional details.

A-3-66

Annex A-3	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-67

Annex A-3	JPMBB 2016-C1

Wolf Creek Apartments

A-3-68

Annex A-3	JPMBB 2016-C1

Wolf Creek Apartments

A-3-69

Annex A-3	JPMBB 2016-C1

Wolf Creek Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$44,000,000	Title:	Fee
Cut-off Date Principal Balance:	$44,000,000	Property Type - Subtype:	Multifamily – Student
% of Pool by IPB:	4.3%	Net Rentable Area (Beds):	1,392
Loan Purpose:	Acquisition	Location:	Raleigh, NC
Borrower:	VIE Raleigh, LLC	Year Built / Renovated(1):	2001, 2007 / 2016
Sponsors:	Safanad Limited and Harold	Occupancy(2):	93.8%
	Rosenblum	Occupancy Date:	11/24/2015
Interest Rate:	4.86000%	Number of Tenants:	N/A
Note Date:	12/11/2015	2012 NOI:	$3,427,965
Maturity Date:	1/1/2023	2013 NOI:	$3,845,971
Interest-only Period:	36 months	2014 NOI:	$3,822,290
Original Term:	84 months	TTM NOI (as of 10/2015):	$3,768,970
Original Amortization:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	IO-Balloon	UW Revenues:	$7,261,666
Call Protection:	L(25),Grtr1%orYM(56),O(3)	UW Expenses:	$3,638,457
Lockbox:	Soft	UW NOI:	$3,623,209
Additional Debt:	N/A	UW NCF:	$3,414,409
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$65,200,000 / $46,839
Additional Debt Type:	N/A	Appraisal Date:	10/5/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$31,609
Taxes:	$244,637	$48,927	N/A	Maturity Date Loan / Bed:	$29,644
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.5%
Replacement Reserves:	$17,400	$17,400	N/A	Maturity Date LTV:	63.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.22x
Other:	$429,959	Springing	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,000,000	71.1%	Purchase Price	$58,087,998	93.8%
Sponsor Equity	17,904,576	28.9	Closing Costs	3,124,582	5.0
			Upfront Reserves	691,996	1.1
Total Sources	$61,904,576	100.0%	Total Uses	$61,904,576	100.0%
(1)	Wolf Creek I was built in 2001 and Wolf Creek II was built in 2007.

(2)	Occupancy includes a master lease with William Peace University, pursuant to which the university leases 292 beds for student housing. Please refer to “Master Lease” below.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Wolf Creek Apartments loan has an outstanding principal balance as of the Cut-off Date of $44.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 1,392-bed, student housing complex located in Raleigh, North Carolina. The loan has a seven-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The property was previously operated as two distinct properties under separate ownership. The previously existing debt for Wolf Creek I was securitized in the CGCMT 2006-C4 transaction and the previously existing debt for Wolf Creek II was securitized in the JPMCC 2012-C8 transaction. Wolf Creek I was built in 2001 and contains 216 units with a total of 768 beds; Wolf Creek II was built in 2007 and contains 168 units with another 624 beds.

The Borrower. The borrowing entity for the Wolf Creek Apartments loan is VIE Raleigh, LLC, a Delaware limited liability company and special purpose entity.

A-3-70

Annex A-3	JPMBB 2016-C1

Wolf Creek Apartments

The Loan Sponsors. The nonrecourse carve-out guarantor is Harold Rosenblum, the president and founder of The Woodlark Companies (“Woodlark”), which is also known as VIE Management. The loan sponsors are Harold Rosenblum and Safanad Limited (“Safanad”). In 2001, Rosenblum founded Woodlark, a privately-owned real estate investment company headquartered in Miami. Woodlark specializes in the acquisition, financing and ownership of institutional income producing multifamily housing. Woodlark has expertise managing multifamily housing, with a particular focus on student housing, and currently has reporting responsibility to more than 300 individual and institutional investors. Woodlark currently owns or controls over 5,000 apartment units comprising over 14,000 beds across 13 states at 21 universities totaling over $500 million in assets. Founded in 2009, Safanad is a global principal investment firm that invests in real estate, education, financial services and healthcare among other sectors. Safanad is headquartered in Dubai and has offices in New York and London. Safanad Inc., the US subsidiary of Safanad, has approximately $496 million of assets under management.

The loan sponsors acquired the property, which had two separate ownership groups, in 2015 for approximately $58.1 million. The property is scheduled to undergo an extensive approximately $4.67 million capital improvement plan to completely upgrade, reposition and rebrand the property as Vie at Raleigh, a single upscale student housing community. Renovations to all apartment units include interior painting, the installation of higher quality flooring and an upgrade to all appliances and furniture. Additionally, there will be a complete reconfiguration of the clubhouse and amenity space, which includes a significant expansion of the fitness center. The loan sponsors will have 18 months from the loan origination date to complete these planned capital expenditures. The renovation commenced in mid-January, beginning with unit renovations. The borrower was not required to reserve any funds with the lender, but the borrower intends to maintain funds sufficient to complete the renovation in its operating account as set forth in the loan documents for the capital improvement plan. The loan documents include a nonrecourse carve-out for any costs associated with uncompleted improvements.

The Property. The Wolf Creek Apartments property is a 1,392-bed student housing complex located in Raleigh, North Carolina. The property was built in two phases and is situated on approximately 41.48 acres. Wolf Creek I was built in 2001 and Wolf Creek II was built in 2007. The two properties were owned by two separate tenant in common entities prior to the loan sponsors’ acquisition. The property consists of 17 three-story buildings and a one-story clubhouse and is comprised of 36 two-bedroom/two-bathroom units, 72 three-bedroom/three-bathroom units and 276 four-bedroom/four-bathroom units. As of November 24, 2015, the property was 93.8% occupied. The units feature a fully furnished living room, bedrooms and dining area, a fully equipped kitchen, a full size washer, private baths and individually locking bedroom doors. Property amenities include a swimming pool, a clubhouse, a computer center, a fitness center, a game room, a tanning salon, a basketball, volleyball and tennis court, outdoor grilling area and a complimentary shuttle bus to the North Carolina State University (“NC State”) and William Peace University campuses. Additionally, the property has 1,136 parking spaces, resulting in a parking ratio of approximately 1.23 spaces per bed.

According to the appraisal, there is growing national demand for student housing. Universities are experiencing budget cuts that inhibit their ability to expand on-campus housing to keep up with rising student enrollment. The property is located within 8.3 miles of six universities, including NC State, Meredith College, Campbell Law School, Shaw University, William Peace University and St. Augustine’s University, which collectively have approximately 42,000 students. The property caters mainly to students at NC State, which is located approximately 2.8 miles east of the property. NC State has approximately 34,000 students, of which approximately 21,800 are full-time undergraduates, enrolled for the 2015-2016 academic year, and its enrollment is expected to grow to 37,000 by 2020. NC State has on campus housing that offers 8,950 beds to students and an additional 412 apartments to students, students with families, faculty and staff, resulting in excess demand of over 12,000 undergraduate students who are seeking off-campus housing. Approximately 78.0% of freshmen live on campus, but this is not required, and there are currently no new on-campus housing developments expected at NC State.

The appraisal identified six comparable student-oriented housing properties proximate to the Wolf Creek Apartments property. The Wolf Creek Apartments property comparables range from 440 to 718 beds with an average of 541 beds and indicate an effective rental range of $505 to $950 per bed, with an average of $643 per bed. The comparable properties reported occupancies ranging from 93.0% to 98.0% with a weighted average occupancy of approximately 95.9%. Not included in the competitive set is the new 822-bed Stanhope student housing complex, which was opened adjacent to NC State in August 2015, and has an average rent of $783 per bed. The appraisal does not identify any competitive developments in the pipeline.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
91.3%	87.7%	88.5%	93.8%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of November 24, 2015.

A-3-71

Annex A-3	JPMBB 2016-C1

Wolf Creek Apartments

Multifamily Unit Mix(1)
Unit Type	# of Units	# of Beds	% of Total	Occupied Beds	Occupancy(2)	Average Unit Size (SF)(2)	Average Market Rent Per Bed(2)	Average Monthly In-Place Rents(2)
2 BR / 2 BA	36	72	5.2%	71	98.6%	460	$607	$555
3 BR / 3 BA	72	216	15.5	209	96.8%	395	$526	$438
4 BR / 4 BA	276	1,104	79.3	1,025	92.8%	358	$519	$446
Total / Wtd. Avg.	384	1,392	100.0%	1,305	93.8%	369	$525	$450

(1)	Based on the rent roll dated November 24, 2015 provided by the borrower.

(2)	Occupancy, Average Unit Size (SF), Average Market Rent Per Bed and Average Monthly In-Place Rents represent a weighted average of the various unit type layouts.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Bed	%(2)
Rents in Place	$7,719,542	$7,894,721	$7,768,190	$7,466,915	$7,056,420	$5,069	92.8%
Vacant Income	0	0	0	0	543,480	390	7.2
Gross Potential Rent	$7,719,542	$7,894,721	$7,768,190	$7,466,915	$7,599,900	$5,460	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$7,719,542	$7,894,721	$7,768,190	$7,466,915	$7,599,900	$5,460
(Vacancy/Credit Loss)	(677,554)	(1,002,772)	(911,975)	(477,469)	(759,990)	(546)
Other Income(3)	273,671	402,943	440,534	421,756	421,756	303
Effective Gross Income	$7,315,659	$7,294,892	$7,296,749	$7,411,202	$7,261,666	$5,217	95.5%

Total Expenses	$3,887,694	$3,448,921	$3,474,459	$3,642,232	$3,638,457	$2,614	50.1%

Net Operating Income	$3,427,965	$3,845,971	$3,822,290	$3,768,970	$3,623,209	$2,603	49.9%

Replacement Reserves	0	0	0	0	208,800	150
Net Cash Flow	$3,427,965	$3,845,971	$3,822,290	$3,768,970	$3,414,409	$2,453	47.0%
(1)	TTM column represents the trailing 12-month period ending on October 31, 2015.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income represents damages/cleaning fees, application fees, pet fees, lease cancellation fees, key and lock fees, clubroom rental fees and late fees.

Property Management. The Wolf Creek Apartments property is managed by VIE Raleigh Manager, LLC. The current management agreement became effective on December 11, 2015 and has a five-year term. The management agreement provides for a contractual management fee of 3.0% of gross collected income, which includes rental, amenity and other income, and is payable on a monthly basis. The management fees are subordinate to the liens and interests of the Wolf Creek Apartments loan.

Escrows and Reserves. At origination, the borrower deposited $252,063 for a deferred maintenance reserve, $244,637 for real estate taxes, $102,896 for a prepaid rent reserve, $75,000 for an environmental reserve related to radon mitigation at certain units and $17,400 for a replacement reserve.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $48,927.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $17,400 (approximately $150 per bed annually) for replacement reserves. The reserve is not subject to a cap.

Prepaid Rent Reserves - The borrower is required to deposit all rent paid more than one month in advance to a reserve for prepaid rent within two business days after receipt.

A-3-72

Annex A-3	JPMBB 2016-C1

Wolf Creek Apartments

Lockbox / Cash Management. The loan is structured with a soft lockbox. The borrower and manager are required to have all collected funds (other than prepaid rents) deposited into a lockbox account within two business days of receipt. All funds in the lockbox account are swept on each business day to a cash management account under the control of the lender and disbursed in accordance with the loan documents. The lender will have a first priority security interest in the cash management account. To the extent that (i) an event of default occurs, (ii) either the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action or (iii) the debt service coverage ratio as calculated in the loan documents, based on the trailing three-month period, falls below 1.15x, all excess cash flow after payment of all debt service, required reserves and operating expenses will be held as additional collateral for the loan.

Master Lease. Wolf Creek II is subject to a master lease with William Peace University (“William Peace”) for the 2015-2016 academic year for a total of 74 units (72 fully furnished four-bedroom/four-bathroom units and two fully furnished two-bedroom/two-bathroom units, totaling 292 beds). The term runs for 12 months ending July 31, 2016 at a monthly rate of $522 per bed. Additionally, the master lease requires the property manager to provide a shuttle bus system to the William Peace campus. At origination, the lender and William Peace entered into a subordination, non-disturbance and attornment agreement (“SNDA”), which subordinates the master lease to the mortgage loan, requires attornment in the event of a foreclosure and provides that William Peace’s possession will not be disturbed in the absence of a default under the lease and certain other circumstances. In February 2016, the borrower and William Peace executed an agreement which terminates the existing master lease as of July 31, 2016 and entered into a new master lease for the 2016-2017 and 2017-2018 academic years. Under the new master lease, the borrower will lease 50 units and 196 beds to the university for two consecutive one-year terms, with each term commencing on August 12 and expiring on July 31. According to the borrower sponsor, the reduced number of units master leased to William Peace University will make more units available for rent to students from other universities; however, there can be no assurance that these units will ultimately be leased to other students. The new master lease requires William Peace University to pay annual rent of $1,288,896 ($548 per bed per month) for the 2016-2017 academic year and approximately $1,327,563 ($564.44 per bed per month) for the 2017-2018 academic year and includes two consecutive one-year renewal options for the 2018-2019 and 2019-2020 academic years.

A-3-73

Annex A-3	JPMBB 2016-C1

The 9

A-3-74

Annex A-3	JPMBB 2016-C1

The 9

A-3-75

Annex A-3	JPMBB 2016-C1

The 9

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$37,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$37,000,000	Property Type – Subtype:	Mixed Use - Hotel/Multifamily/Parking
% of Pool by IPB:	3.6%	Net Rentable Area(3):	Various
Loan Purpose:	Refinance	Location:	Cleveland, OH
Borrowers(2):	Various	Year Built / Renovated:	1971,1972 / 2014
Sponsors:	Alfred I. Geis and Gregory M. Geis	Occupancy(4):	Various
Interest Rate:	4.93100%	Occupancy Date:	9/30/2015
Note Date:	11/23/2015	Number of Tenants:	N/A
Maturity Date:	12/1/2025	2012 NOI(5):	N/A
Interest-only Period:	48 months	2013 NOI(5):	N/A
Original Term:	120 months	2014 NOI(5):	N/A
Original Amortization:	300 months	TTM NOI (as of 9/2015):	$6,296,143
Amortization Type:	IO-Balloon	UW Economic Occupancy(6):	Various
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$26,495,333
Lockbox:	CMA	UW Expenses:	$19,777,133
Additional Debt:	Yes	UW NOI:	$6,718,199
Additional Debt Balance:	$40,000,000 / $16,495,449	UW NCF:	$6,665,840
Additional Debt Type:	Pari Passu / Unsecured	Appraised Value / Per Unit(7):	$115,450,000 / Various
		Appraisal Date:	6/24/2015

Escrows and Reserves(8)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(9):	Various
Taxes:	$313,484	$51,250	N/A	Maturity Date Loan / Unit(9):	Various
Insurance:	$163,092	$21,500	N/A	Cut-off Date LTV(10):	66.7%
Replacement Reserves:	$0	Various	N/A	Maturity Date LTV(10):	57.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.24x
Other:	$1,383,748	Various	N/A	UW NOI Debt Yield(10):	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$77,000,000	97.2%	Payoff Existing Debt	$74,477,719	94.0%
Sponsor Equity	2,235,520	2.8	Closing Costs	2,897,478	3.7%
Upfront Reserves	1,860,324	2.3%
Total Sources	$79,235,520	100.0%	Total Uses	$79,235,520	100.0%

(1)	The 9 loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $77.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $77.0 million The 9 Whole Loan.
(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)	Net Rentable Area includes 156 hotel rooms, 104 multifamily units and a 263,589 square foot parking garage with 850 parking spaces.
(4)	As of September 30, 2015, Occupancy for The Metropolitan at The 9 Hotel was 66.6% and the Concierge Living at The 9 Apartments was 100.0%.
(5)	Historical NOI is not available as the property was being redeveloped from an office building to its current hotel/multifamily/parking use.
(6)	UW Economic Occupancy for The Metropolitan at The 9 Hotel is 65.8%, Concierge Living at The 9 Apartments is 95.0% and Tower Garage is 95.7%.
(7)	The Appraised Value represents the aggregate appraised value of all three components of The 9 property. The Metropolitan at The 9 Hotel, Concierge Living at The 9 Apartments and Tower Garage had “as-is” appraised values of $58.6 million, $39.6 million and $17.25 million respectively. The Appraised Value / Per Unit for each of the respective components are approximately $375,641 per hotel room, $380,769 per multifamily unit and $65 per square foot for the parking garage.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. The borrowers also delivered a $7.0 million letter of credit as additional collateral for the loan.
(9)	There are no release provisions associated with the three components of The 9 property. Accordingly, there are no allocated loan amounts associated with the hotel/multifamily/parking components of the property. If hypothetical allocated loan amounts were assigned based on each of the three components’ pro rata share of the total appraised value (please refer to footnote 7 above), the hypothetical allocated loan amounts for The Metropolitan at The 9 Hotel, Concierge Living at The 9 Apartments and Tower Garage would be approximately $39.1 million, $26.4 million and $11.5 million, respectively. Based on these hypothetical allocated loan amounts the Cut-off Date Loan / Unit for The Metropolitan at The 9 Hotel, Concierge Living at The 9 Apartments and Tower Garage components would be $250,536 per hotel room, $253,956 per multifamily unit and $44 per square foot for the parking space, respectively, and the Maturity Date Loan / Unit would be approximately $216,205, $219,157 and $38, respectively based on 156 hotel rooms, 104 multifamily rooms and 850 parking spaces.
(10)	Factoring in the letter of credit which is held as additional collateral for the loan, the Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield are 60.6%, 51.5% and 9.6%, respectively. Please refer to “Additional Collateral Letter of Credit” below.

A-3-76

Annex A-3	JPMBB 2016-C1

The 9

The Loan. The 9 loan is secured by a mortgage lien on the fee and leasehold interests in a mixed-use property in Cleveland, Ohio, which consists of a full service 156-room hotel (“The Metropolitan at The 9 Hotel”), 104 multifamily units (“Concierge Living at The 9 Apartments”) and a 263,589 square foot parking garage with 850 parking spaces (“Tower Garage”). The whole loan has an outstanding principal balance as of the Cut-off Date of $77.0 million (the “The 9 Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $37.0 million, is being contributed to the JPMBB 2016-C1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $40.0 million and was contributed to the JPMCC 2015-JP1 trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMCC 2015-JP1 trust. The trustee of the JPMCC 2015-JP1 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The 9 Whole Loan; provided, however, that the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 9 Whole Loan has a 10-year term and, subsequent to a four-year interest-only period, will amortize on a 25-year schedule.

The Borrowers. The borrowing entities for the loan are Geis Tower Hotel Master Landlord, LLC, The Metropolitan Hotel, LLC, Geis Tower Residential Master Landlord, LLC, Geis Tower Residential Master Subtenant, LLC and Geis Tower Garage, LLC, each of which is a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Alfred I. Geis and Gregory M. Geis. Alfred and Gregory Geis are principals of The Geis Companies, a full-service developer, owner and operator of commercial real estate which was founded in 1967 by Erwin Geis. Since inception, The Geis Companies have designed and developed thousands of acres of commercial office, manufacturing, distribution and warehouse developments. Over the past two decades, The Geis Companies have grown to become one of the largest industrial design-build firms in Ohio, designing and constructing over 2.0 million square feet annually. In addition, the loan sponsors currently manage a portfolio of commercial properties totaling over 7.0 million square feet.

The property, formerly owned by Cuyahoga County, is part of a larger project known as the former Ameritrust Complex which went through several development plans that failed to gain traction over the past decade. In 2012, Cuyahoga County decided to sell the complex and solicited proposals from several landlords and developers. The loan sponsors purchased the entire Ameritrust Complex from Cuyahoga County for approximately $27.0 million in early 2013 (of which approximately $19.25 million is allocated to portions of the overall complex which are included as collateral for The 9 Whole Loan). The acquisition resulted in the transfer of the vacant Ameritrust Tower (which has been converted into The Metropolitan at The 9 Hotel and the Concierge Living at The 9 Apartments components of the loan), the Swetland Building and Rotunda Buildings (which are not included in the collateral of the loan), the “P” and “H” buildings (subsequently razed), and the Tower Garage (which is included in the collateral of the loan).

Following the acquisition, the loan sponsors invested approximately $94.1 million in order to renovate and reposition the property, bringing its total cost basis to approximately $113.4 million. Including a developer fee for the redevelopment, and according to the loan sponsors the total project cost was approximately $125.4 million. Construction on the entire re-development was completed in September 2014. Since completion of the redevelopment, the property has received numerous awards, including: Novogradac – 2015 Historic Tax Credit Project of the Year, Ohio Economic Development Association – 2015 Project of the Year, Cleveland AIA/IIDA – 2014 Design Awards – Interior Design of The Metropolitan at The 9 and Cleveland Restoration Society – Celebration of Preservation Award – Outstanding Preservation Achievement.

The Property. The 9 property is a newly re-developed luxury mixed-use complex located at the corner of East 9th Street and Euclid Avenue in downtown Cleveland, Ohio. The property consists of three distinct components resulting in three diverse cash flow streams, including a full service 156-room hotel (The Metropolitan at The 9 Hotel), 104 multifamily rental units (Concierge Living at The 9 Apartments) and a 263,589 square foot parking garage with 850 parking spaces (Tower Garage). The hotel and apartments are located in a single 29-story building. The hotel generally comprises floors four through 13 and the apartments comprise floors 14 through 29. In addition, the property also includes an approximately 33,000 square foot Heinen’s upscale grocery store and a 210,000 square foot office building which serves as the headquarters for Cuyahoga County’s administrative operations (the grocery store and office components are not included as collateral for the loan), as well as a leasehold interest in the space leases for the Azure Sun Lounge and the Vault (which are included in the collateral for the loan).

A-3-77

Annex A-3	JPMBB 2016-C1

The 9

Collateral Summary
Component	Property Type	Units / Sq. Ft.	Year Built / Renovated	Allocated Whole Loan Amount(1)	Appraised Value	% of Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
The Metropolitan at The 9	Hotel	156 Rooms	1971 / 2014	N/A	$58,600,000	50.8%	$3,451,385	51.8%
Concierge Living at The 9	Multifamily	104 Units	1971 / 2014	N/A	39,600,000	34.3	2,069,478	31.0
Tower Garage	Parking Garage	263,589 SF	1972 / 2014	N/A	17,250,000	14.9	1,144,977	17.2
Total				$77,000,000	$115,450,000	100.0%	$6,665,840	100.0%
(1)	There are no release provisions associated with the three components of The 9 property. Accordingly, there are no allocated loan amounts associated with the hotel/multifamily/parking components of the property.

The Metropolitan at The 9 Hotel. The Metropolitan at The 9 Hotel is a 156-room full service hotel which operates under Marriott’s Autograph Collection flag. The hotel primarily covers floors four through 13 including approximately 7,719 square feet of meeting and banquet space, which is comprised of 12 event rooms and a ballroom which has capacity for 569 guests. The hotel opened in September 2014 and reached a 120% RevPAR penetration within the first three months of operations. Hotel amenities include a full-service fitness center, business center, sundry shop, indoor dog park, movie theater, numerous dining options and valet parking. Of the 156 guestrooms, 63 are suites. The regular king and queen/queen rooms are approximately 400 square feet; king and queen/queen suites are 640 square feet and contain a sofa bed and separate living/sitting area; and single queen suites are 500 square feet. Each of the guestrooms feature a flat screen television with premium channel selection, desk with chairs, dresser, nightstand, mini bar, iPod dock and lounge chairs.

The hotel offers multiple food and beverage venues with no single component representing more than 35% of the total food and beverage revenue. Adega is an approximately 7,600 square foot high-end Mediterranean restaurant located in the lobby and open for breakfast, lunch and dinner. The Ledger Bar is located above the lobby on the second level and is open for lunch and dinner. The Azure Sun Lounge is an approximately 8,532 square foot rooftop bar located approximately 150 feet above street level, which provides views of Lake Erie and downtown Cleveland. The Azure Sun Lounge has the largest outdoor patio in Cleveland and is in operation between May and October. The Vault is an approximately 11,500 square foot social lounge located in the basement. The space is comprised of former bank vaults which have been transformed into private cocktail rooms and a prohibition-era bar. The Vault operates Thursday through Saturday and is available for private events Sunday through Wednesday. Alex Theater is an approximately 2,440 square foot stadium style theater located on the second floor. The theater offers stadium seating and is used for live music and performances, independent films, sports games and special business events. Food and beverage can be ordered to the theater from Adega restaurant. The Azure Sun Lounge and Vault are located in buildings adjacent to the hotel tower which are owned by an affiliate of the borrowers and are leased to affiliates of the loan sponsors with initial lease terms of 10 years with four five-year extension options remaining for each lease. The Azure Sun Lounge and Vault are integrated into the hotel in a way that provides convenient access for guests. The loan is structured with a non-recourse carve out associated with any losses as the result of termination of either of these two leases without the lender’s consent. Additionally, the borrowers were required to put a $10.0 million lease termination insurance policy in place as additional support for these two leases (see “Bar Leases” below for additional information).

The appraisal identified four hotels currently planned or under construction in the area. The hotels include a 600-room Hilton, 122-room Kimpton, 180-room Drury Plaza and 270-room Holiday Inn. Only the Hilton and Kimpton are expected to be directly competitive with The Metropolitan at The 9 Hotel.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The Metropolitan at The 9 Hotel(2)			Penetration Factor(3)
Year(4)(5)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM(4)	67.3%	$159.18	$107.07	66.6%	$203.64	$135.63	99.0%	127.9%	126.7%
YTD(4)	68.7%	$159.86	$109.88	70.4%	$203.89	$143.59	102.5%	127.5%	130.7%
T-3(4)	74.3%	$160.07	$118.88	75.2%	$207.82	$156.23	101.2%	129.8%	131.4%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Marriott Cleveland Downtown @ Key Center, Renaissance Cleveland Hotel, Westin Cleveland Downtown, Ritz-Carlton Cleveland, Wyndham Cleveland @ Playhouse Square, Hyatt Regency Cleveland @ The Arcade and InterContinental Hotel Cleveland.
(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on September 30, 2015. YTD represents the year-to-date period from January 1, 2015 to September 30, 2015. T-3 represents the trailing three-month period ending on September 30, 2015.
(5)	As of December 31, 2015, the property’s Occupancy, ADR and RevPAR were 68.6%, $203.71 and $139.81, respectively, representing a Penetration Factor of 102.2%, 128.3% and 131.1%, respectively.

A-3-78

Annex A-3	JPMBB 2016-C1

The 9

Competitive Hotels Profile(1)
				2014 Estimated Market Mix			2014 Estimated Operating Statistics(2)
Property	Rooms	Year Opened	Meeting Space (SF)	Leisure	Commercial	Meeting and Group	Occupancy	ADR	RevPAR
The Metropolitan at The 9 Hotel	156	2014	7,719	30%	60%	10%	49.0%	$194.89	$95.50
InterContinental Hotel Cleveland	295	2003	35,000	40%	20%	40%	64.0%	$165.00	$105.60
Renaissance Cleveland Hotel	491	1918	66,734	25%	20%	55%	61.0%	$146.54	$89.99
Ritz-Carlton Cleveland	205	1990	19,000	75%	10%	15%	90.0%	$172.00	$154.80
Hyatt Regency Cleveland @ The Arcade	293	2001	7,073	20%	45%	35%	68.0%	$132.42	$90.44
Westin Cleveland Downtown	484	1975	23,625	15%	60%	25%	51.0%	$185.00	$94.35
Marriott Cleveland @ Key Center	400	1991	10,890	20%	45%	35%	63.0%	$167.00	$105.21
Wyndham Cleveland @ Playhouse Square	205	1995	13,000	30%	35%	35%	65.0%	$126.20	$82.03
Total(3)	2,373

(1)	Based on the appraisal.
(2)	The Metropolitan at The 9 Hotel opened in September 2014. As such, the metrics listed do not reflect a full year of operations.
(3)	Excludes The Metropolitan at The 9 Hotel property.

Concierge Living at The 9 Apartments. Concierge Living at The 9 Apartments is comprised of 104 Class A multifamily rental units located on floors 14 to 29 of the building. As of September 30, 2015, the apartment units were 100.0% occupied. The apartment units began leasing in May 2014 and leased up to 100.0% occupancy within six months, and the loan sponsors report a current waiting list of over 100 people. The loan sponsors are currently renewing the first year of lease expirations and have been able to successfully raise rents between $80 to $300 per month depending on the unit type. As of September 30, 2015, new rental rates have been signed for 53 of the 104 units and all new or renewal leases have been at or above the budgeted increase. The unit mix consists of 88 standard apartment units ranging in size from 819 to 1,817 square feet and 16 sky suite units with an average size of approximately 2,217 square feet. The average unit size across all 104 units is 1,276 square feet. Apartment amenities include granite counters, zebra wood cabinetry in the kitchen and baths, BOSCH stainless steel appliances, BOSCH washer and dryers, flat screen television, access to hotel fitness center, 24/7 controlled access and 24/7 room service.

According to the appraisal, the property is located within the Downtown/The Flats/Warehouse District apartment submarket. The downtown Cleveland market is benefiting from a broader national trend of millennials and empty nesters that are increasingly choosing to live in urban centers. According to the Downtown Cleveland Alliance, the downtown population in Cleveland has increased from approximately 7,800 residents in 2000 to more than 13,000 today, an approximately 70% increase. As of the second quarter of 2015, the submarket contained an inventory of 4,852 multifamily units, and Class A multifamily units reported a vacancy rate of 3.5% and average asking rents of $1,443 per unit. According to the appraisal, the 2014 estimated population within a one-, three- and five-mile radius of the property was 12,665, 78,564 and 225,670, respectively, and the 2014 estimated average household income within a one-, three- and five-mile radius of the property is $46,195, $35,350 and $37,570, respectively. According to the appraisal, 375 units are currently under construction in the submarket, 925 units are in the planning stage and 1,800 units are proposed. A majority of the new housing in the market is occurring in the re-development of existing office and warehouse properties in the market. According to the third quarter Downtown Cleveland Market Update, downtown properties reported over 1,800 names on waiting lists for apartment units. The appraisal identified seven comparable properties ranging from 56 to 295 units with average unit sizes ranging from 902 to 1,391 square feet with an average of 1,079 square feet, and occupancies ranging from 60% to 100% with an average of 92.7%. The average in-place monthly rent per unit at the Concierge Living at The 9 Apartments is $2,598 compared to the appraisals estimated market rent of $2,656 per month.

Tower Garage. The Tower Garage contains 850 parking spaces in an eight-story parking facility consisting of 263,589 square feet. The Tower Garage is connected to the Cuyahoga County Headquarters through an elevated skywalk. The main users of the parking garage are local daily workers, apartment residents, hotel guests, restaurant customers and special event users. Prior to being acquired by the loan sponsors, the Tower Garage was owned and managed directly by Cuyahoga County. During this time, garage operations were fully restricted to full-time county employees, contractors and their guests. Following the loan sponsors acquisition, the garage was refurbished and Standard Parking Services, a third-party manager, was brought in to overhaul the garage operations. As a result, as of mid-2014, the garage now also offers daily/monthly parking to downtown office commuters, weekend parking for transient travelers and parking deals for sporting events at the adjacent Progressive Field and Quicken Loans Arena (all of which were restricted by Cuyahoga County previously).

The loan sponsors recently added two digital billboards on the corners of the Tower Garage. The billboards serve as advertising space for various components of the greater mixed-use development project as well as third-party companies. When the digital signs were first installed the loan sponsors primarily advertised the various components of The 9 property but have been transitioning to third-party advertisements now that the property is closer to stabilization.

A-3-79

Annex A-3	JPMBB 2016-C1

The 9

The property is located within the City of Cleveland’s central business district at the intersection of East 9th Street and Euclid Avenue. The property is located on the border of two of the central business districts most popular neighborhoods locally known as the Playhouse Square District and the Gateway District, which offer numerous live events and entertainment options. The property is located one block from Playhouse Square which, according to the appraisal, is home to the nation’s largest performing arts center outside of New York City, with over one million people visiting the theater and district every year. The Playhouse Square District has several theaters which perform traveling Broadway productions as well as various restaurants. The Gateway District is to the south of the property, which is home to Quicken Loans Arena (home to the NBA’s Cleveland Cavaliers), Progressive Field (home to MLB’s Cleveland Indians) and the East 4th Street Entertainment District, a night life destination offering restaurants, bars, concerts and comedy shows. Other leisure attractions in the area include: First Energy Stadium (home to the NFL’s Cleveland Browns), Cleveland Art Museum, Rock and Roll Hall of Fame, Metropark Zoo & Rainforest and Great Lakes Science Center. In addition, the Horseshoe Casino Cleveland which opened in 2012 has generated significant lodging demand in the downtown market.

Cleveland’s central business district experienced reinvestment beginning in the mid-1990’s and currently has several billion in capital improvement projects planned in the area over the next few years. One of the most recently completed projects which is having an impact on the central business district is the completion of the Global Center for Health Innovation and Convention Center. The entire project costs were reported to be approximately $465 million and it opened in the summer of 2013. The Convention Center combined with the Medical Innovation Center is an attempt to draw business traffic through Cleveland, specifically in the medical sector.

The Metropolitan at The 9 Hotel Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	66.6%	65.8%
ADR	$203.64	$200.36
RevPAR	$135.63	$131.83

Room Revenue(5)	$7,722,625	$7,506,138	$48,116	36.6%
Food and Beverage Revenue	11,235,050	11,525,311	73,880	56.2%
Other Departmental Revenue	1,483,888	1,483,646	9,511	7.2%
Total Revenue	$20,441,563	$20,515,095	$131,507	100.0%

Room Expense(6)	$2,165,957	$1,838,636	$11,786	24.5%
Food and Beverage Expense	7,680,451	7,663,016	49,122	66.5%
Other Departmental Expenses	1,529,717	1,228,636	7,876	82.8%
Departmental Expenses	$11,376,125	$10,730,288	$68,784	52.3%

Departmental Profit	$9,065,438	$9,784,807	$62,723	47.7%

Operating Expenses	$4,448,753	$4,232,750	$27,133	20.6%
Gross Operating Profit	$4,616,685	$5,552,057	$35,590	27.1%

Management Fees	$621,269	$615,453	$3,945	3.0%
Property Taxes	542,312	421,864	2,704	2.1%
Property Insurance	209,018	162,000	1,038	0.8%
Other Expenses(7)	19,151	253,007	1,622	1.2%
FF&E	0	648,347	4,156	3.2%
Total Other Expenses	$1,391,750	$2,100,672	$13,466	10.2%

Net Operating Income	$3,224,935	$3,451,385	$22,124	16.8%
Net Cash Flow	$3,224,935	$3,451,385	$22,124	16.8%
(1)	Full-year historical financials for 2014 are not available as the hotel opened in September 2014.
(2)	TTM column represents the trailing 12-month period ending on September 30, 2015.
(3)	Per Room values based on 156 guest rooms.
(4)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(5)	In order to account for the hotel’s ramp up period, Underwritten Room Revenue is based on the property’s stabilized trailing three-month STR RevPAR penetration index of 131.8% against the competitive set’s trailing 12-month RevPAR.
(6)	Due to on-going operational efficiencies that have occurred as the property ramps up operations, the Underwritten Room Expense is based on the trailing six-month room’s expense ratio of 24.5%.
(7)	Other Expenses include rent for Azure Sun Lounge and Vault food and beverage outlets which are leased to affiliates of the loan sponsors with initial lease terms of 10 years with four five-year extension options. The combined annual rent for these two spaces is approximately $200,000.

A-3-80

Annex A-3	JPMBB 2016-C1

The 9

Concierge Living at The 9 Apartments Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place	$3,208,780	$3,242,040	$31,173	91.3%
Vacant Income	0	0	0	0.0%
Gross Potential Rent	$3,208,780	$3,242,040	$31,173	91.3%
Total Reimbursements(4)	242,018	309,967	2,980	8.7%
Net Rental Income	$3,450,797	$3,552,007	$34,154	100.0%
(Vacancy/Credit Loss)	(324,303)	(177,600)	(1,708)	(5.0)--
Other Income	31,203	31,210	300	0.9%
Effective Gross Income	$3,157,697	$3,405,617	$32,746	95.9%

Total Expenses(5)	$1,093,317	$1,310,139	$12,597	38.5%

Net Operating Income	$2,064,380	$2,095,478	$20,149	61.5%

Replacement Reserves	0	26,000	250	0.8%
Net Cash Flow	$2,064,380	$2,069,478	$19,899	60.8%
(1)	Full-year historical financials for 2014 are not available as the apartments opened in May 2014.
(2)	TTM column represents the trailing 12-month period ending September 30, 2015.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	The increase in Underwritten Total Reimbursements from the TTM period is primarily due to the loan sponsors adding a utility recovery charge to any new or renewal lease. The utility recovery charge covers each tenant’s portion of the steam and chilled water that is used within each individual apartment as well as the maintenance of all necessary components to provide utilities. The charge is a flat monthly rate that ranges from $35 to $75 per unit depending on the size of the unit.
(5)	Underwritten Total Expenses includes $231,606 for real estate taxes. The actual 2015 tax payment is approximately $84,110. The lender underwrote real estate taxes based on the unabated real estate taxes less the net present value of the tax benefits over the loan term. Please see “Tax Abatements and TIF Agreement” below.

Tower Garage Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,187,179	$2,340,420	$8.88	87.0%
Vacant Income	0	0	0.00	0.0%
Gross Potential Rent	$2,187,179	$2,340,420	$8.88	87.0%
Media Board(4)	121,776	349,322	1.33	13.0%
Net Rental Income	$2,308,955	$2,689,742	$10.20	100.0%
(Vacancy/Credit Loss)	0	(115,121)	(0.44)	(4.3)--
Other Income	925	0	0.00	0.0%
Effective Gross Income	$2,309,880	$2,574,621	$9.77	95.7%

Total Expenses	$1,303,051	$1,403,285	$5.32	54.5%

Net Operating Income	$1,006,828	$1,171,336	$4.44	45.5%

Replacement Reserves	0	26,359	0.10	1.0%
Net Cash Flow	$1,006,828	$1,144,977	$4.34	44.5%
(1)	TTM column represents the trailing 12-month period ending September 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the trailing 12-month period ending September 30, 2015. Revenue was grossed up 5.0% to account for a vacancy factor. The number also includes a positive displaced income adjustment of $38,000 for downed spaces during garage repair work that occurred in September.
(4)	The loan sponsors began leasing media board space to third-parties in May 2015. Based on contracts in place, the loan sponsors are expected to collect approximately $232,881 of income associated with the media boards from May 2015 through the end of 2015. The Underwritten Media Board income annualizes the 2015 contractual amount to account for a full fiscal year.

A-3-81

Annex A-3	JPMBB 2016-C1

The 9

Combined Operating History and Underwritten Net Cash Flow
	TTM	Underwritten
Total Revenue	$25,909,140	$26,495,333
Total Expenses	$19,612,996	$19,777,133
Net Operating Income	$6,296,143	$6,718,199
Replacement Reserves	$0	$52,359
Net Cash Flow	$6,296,143	$6,665,840

Property Management. The hotel component of the property is managed by a joint-venture between Geis Hospitality, LLC (an affiliate of the loan sponsors) and Greenwood Hospitality Group. The multifamily component of the property is managed by Geis Property Management, LLC, an affiliate of the loan sponsors. The parking garage is managed by SP Plus Corporation, as successor-in-interest to Standard Parking Corporation, a leading provider of professional parking facility management services. The current parking management agreement commenced on February 1, 2013 and automatically renews for one year terms unless otherwise terminated by either party. The parking management agreement provides for a contractual management fee of 2.0% of gross parking receipts.

Franchise Agreement. The hotel component is affiliated with Marriott’s upscale Autograph Collection via a long-term franchise agreement through October 2038. Marriott’s Autograph Collection consists of a portfolio of boutique, full-service hotel properties which offer extensive amenities, upscale accommodations and unique environments throughout the United States. As a result of the affiliation, the hotel component benefits from Marriott’s national marketing programs and its globally recognized reservations system.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $625,000 for deferred maintenance primarily associated with the parking garage, $313,484 for real estate taxes, $251,000 into the HTC Compliance Reserve (for put rights given in connection with the historic tax credits described below), $217,000 into the Multifamily Sublease Rent Payment Reserve, $210,417 into the Hotel Sublease Rent Payment Reserve (for free rents in connection with the master lease structure), $163,092 for insurance, $51,082 into the Affiliate Bar Lease Reserve, $19,250 into the Transfer Fee Reserve (for the purpose of paying any costs associated with transferring the letter of credit) and $10,000 into the Fee Conversion Reserve (for the purpose of acquiring the fee interest in the tower under the air rights lease described below under “Air Rights Leases” below).

Additional Collateral Letter of Credit - At closing, the borrowers provided an irrevocable, evergreen $7,000,000 letter of credit in favor of the lender as additional collateral for the loan. The letter of credit will be returned to the borrower upon the satisfaction of all of the following conditions: (i) the debt yield (as calculated in the loan agreement) in the aggregate for any trailing 12-month period as to The Metropolitan at The 9 Hotel and Tower Garage, and any trailing three-month period as to the Concierge Living at The 9 Apartments, immediately preceding the date of determination, is equal to or greater than 10.25%; and (ii) no Cash Sweep Event (as defined below) has occurred and is continuing. Upon the occurrence and during the continuance of an event of default under the loan agreement, the lender will have the right to draw on the letter of credit.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $51,250.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $21,500.

Multifamily Replacement Reserve - On a monthly basis, the borrowers are required to escrow approximately $2,167 (approximately $250 per unit annually) for replacement reserves associated with the multifamily component of the property. The reserve is not subject to a cap.

FF&E Reserves - On a monthly basis, the borrowers are required to deposit, for the month that is two calendar months prior to the applicable payment date, an amount equal to 1/12 of (x) for the first year of the loan term, 3.0% of gross income from operations for the hotel, (y) for years two and three of the loan term, 4.0% of gross income from operations for the hotel and (z) thereafter, 5.0% of gross income from operations for the hotel. In no event will the FF&E monthly deposit be less than $18,887. The reserve is not subject to a cap.

Garage Replacement Reserve - On a monthly basis, the borrowers are required to escrow approximately $2,197 (approximately $0.10 per square foot annually) for replacement reserves associated with the parking garage component of the property. The reserve is not subject to a cap.

A-3-82

Annex A-3	JPMBB 2016-C1

The 9

Affiliated Bar Lease Reserve - The spaces currently used for the Azure Sun Lounge and the Vault are leased from affiliates of the loan sponsors on 10-year lease terms with four five-year extension options remaining for each lease. On a monthly basis, the borrowers are required to escrow an amount such that the amount deposited in the affiliated bar lease reserve fund is equal to or greater than the aggregate amount of rent due under the leases during the next ensuing three months.

Multifamily Sublease Rent Payment Reserve - In connection with the master lease structure that was required to be put in place in order to receive historical tax credits and tax increment financing, the borrowers are required to make monthly master lease payments. On a monthly basis, the borrowers are required to escrow the then current monthly residential sublease rent payment for the applicable period (approximately $173,542 per month during the first year of the loan term). Funds on deposit in the Multifamily Sublease Rent Payment Reserve are used to make payments due in connection with the residential sublease.

Hotel Sublease Rent Payment Reserve - In connection with the master lease structure that was required to be put in place in order to receive the historical tax credits and tax increment financing, the borrowers are required to make monthly master lease payments. On a monthly basis, the borrowers are required to escrow the then current monthly hotel sublease rent payment for the applicable period (approximately $210,417 per month during the first year of the loan term). Funds on deposit in the Hotel Sublease Rent Payment Reserve are used to make payments due in connection with the hotel sublease.

HTC Compliance Reserve - At origination, the borrowers were required to reserve $251,000 in the event the master lessees exercise their put rights as described in “Master Leases” below. In addition, on a monthly basis for the first 48 months following the origination date, the borrowers are required to make monthly deposits of $18,750 into the HTC Compliance Reserve.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrowers and managers were required to deliver written instructions to credit card companies and the parking garage manager to deposit all revenues (including from the Azure Sun Lounge and Vault leases) into a restricted account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the commencement of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account. In the event of a Cash Sweep Event, additional lockboxes will be established to facilitate the payments under the master leases as required by the historic tax credit arrangement.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of a borrower or property manager and (iii) the debt service coverage ratio (as calculated in the loan documents) for the applicable period is less than 1.15x. For purposes of calculating the debt service coverage ratio, the applicable period is (i) with respect to the hotel component, be based upon the trailing 12-month period, (ii) with respect to the multifamily component, be based on the trailing three-month period, and (iii) with respect to the parking garage component, be based upon the trailing 12-month period immediately preceding the date of determination.

Partial Release. No component of The 9 property may be released.

Historic Tax Credits. The property is a historic building which was rehabilitated in accordance with the federal tax code and state regulations to make it eligible for federal and state historic tax credits. The federal tax credits are subject to recapture if, prior to December 15, 2019: (i) the ownership of the property changes, (ii) the property ceases to be investment grade property, or (iii) the property is leased or transferred to a tax-exempt entity which causes the property to be used as a “tax-exempt use property” (as defined in the IRS code). The amount of credits subject to recapture decreases on December 15 of each year until the expiration of the recapture period. The federal tax credits were passed through a master lease structure (as described in “Master Leases” below) to two affiliates of US Bancorp Community Development Corporation as investors in the master lessees. The state tax credits were allocated to an investor in the master lessors. At origination, the amount of the federal tax credits for the hotel component was $9,595,873 and the amount of federal tax credits for the multifamily component was $7,867,607. In addition, the amount of the state tax credits for the hotel component was $11,502,972 and the amount of the state tax credits for the multifamily component was $9,445,806. The loan documents contain a loss carve-out against the borrowers and non-recourse guarantors for any losses relating to the recapture of the federal tax credits. The See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” in the Prospectus for additional information regarding the federal tax credits related to the property.

Master Leases. There are two master leases covering the property in order to accommodate the tax credits described above: one related to the multifamily component and one related to the hotel component. Each master lessee may terminate the related master lease if there is a breach or failure to perform any obligation after applicable cure periods under the related master lease, the historic tax credit pass-through agreement or any other document relating to the project. The federal tax credit investor (who is an affiliate of U.S. Bancorp Community Development Corporation), which owns 99% of the master lessees, has put rights to an affiliate of the borrowers for their interests in the master lessees, and the put price is equal to the lesser of (i) 5% of the investors total capital contribution or (ii) the appraised value of the interests. The state tax credit investor has the right for a period of 45 days commencing on

A-3-83

Annex A-3	JPMBB 2016-C1

The 9

May 15, 2016 to require an affiliate of the borrowers to purchase its interest in the master lessees for the fair market value of such interests. At origination, the borrowers were required to reserve $251,000, and are required to reserve $18,750 on each of the next 48 monthly payment dates in the event the put right is exercised. If there is a default under the related master lease prior to the expiration date for the recapture period for the tax credits (December 15, 2019), the master lessors are required to forbear from exercising any remedies or terminating the master leases. In addition, the master lessees have subleased the master leases through October 2038 to two other borrowing entities under the loan. At origination, the lender, master lessors, master lessees and master sub-tenants entered into subordination, non-disturbance and attornment agreements (“SNDAs”), which provide that the master lessee’s possession (to the extent there is no default by the master lessee) will not be disturbed upon a foreclosure prior to the expiration of the recapture period expiration date and, to the extent the applicable master lease is not terminated, the master tenants will attorn to the lender and waive the right to terminate the master leases by reason of the foreclosure.

To the extent a foreclosure would trigger the recapture of the federal tax credits prior to the expiration of the recapture period, the lender is required to subordinate its mortgage to the master leases. Additionally, under the SNDAs: (i) the master tenants have the same notice and cure rights for any default under the loan documents as the borrowers; (ii) prior to the expiration of the recapture period and to the extent there is an event of default under the loan, the lender must offer to sell the master tenants the loan for all amounts due and owing under the loan documents prior to foreclosure; (iii) after the expiration of the recapture period, the loan documents govern the application of insurance proceeds and condemnation awards, and the master leases will govern application of such amounts prior to the expiration of the recapture period; (iv) prior to the expiration of the recapture period, the property cannot be sold or transferred by the lender to a governmental, tax-exempt or other entity which would cause recapture of the tax credits (excluding REMIC trusts); and (v) the parties agree that the cash management provisions will be governed by the loan documents, regardless of which party is in possession of The 9 property. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the Prospectus for additional information regarding the master lease structure.

Tax Abatements and TIF Agreement. The property is currently subject to two tax abatement programs. The multifamily component of the property is subject to a 12 year tax abatement which runs through the 2024 tax year, and the hotel component is subject to a nine year tax abatement which runs through the 2021 tax year. In addition, the property benefits from a 30-year tax increment finance (“TIF”) agreement that expires on March 20, 2043. During the term of the TIF agreement, the borrowers are required to make payments in lieu of taxes (“PILOT”) in an amount equal to the amount of taxes that the borrowers would have paid had the improvements not been exempt from taxation under the TIF arrangement. The PILOT payments are not required until the expiration of the tax abatements for both components. The PILOT payments are secured by a TIF mortgage for the benefit of the City of Cleveland. The City of Cleveland is only entitled to exercise remedies with respect to the payments then due and payable through the most recent tax collection date and there is no right to accelerate the payments which become due and owing on subsequent tax collection dates. In addition, the loan documents require that the PILOT payments be made into the tax reserve fund. The lender underwrote real estate taxes based on the unabated real estate taxes less the net present value of the tax benefits over the loan term. The tax abatements and the TIF agreement are transferable upon a sale of the property. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus for additional information regarding the tax abatements and the TIF agreement.

Additional Unsecured Debt. Two of the borrowers have incurred unsecured debt in the aggregate amount of $16,495,449 as of the origination date of the loan. The unsecured debt was provided by affiliates of U.S. Bancorp Community Development Corporation in connection with the rehabilitation and tax credits described above. The unsecured lenders have entered into subordination and standstill agreements with the lender acknowledging that the unsecured debt is subordinate to the loan and that the unsecured lenders may not accelerate payment of the unsecured debt or take any other enforcement action until 91 days following satisfaction in full of the loan. Payments on the unsecured debt may be made to the extent there is no Cash Sweep Period existing under the loan documents and solely out of excess cash flow after monthly payments of principal and interest and required reserves have been paid.

Air Rights Leases. The fee interest in the Metropolitan at The 9 Hotel property and Concierge Living at The 9 Apartments property (as well as the building) is held by the Cleveland-Cuyahoga County Port Authority (the “Port Authority”) and leased to the Geis Tower Hotel Master Landlord, LLC and Geis Tower Residential Master Landlord, LLC, respectively, pursuant to certain air rights leases for certain floors in the building (the “Air Rights Leases”). However, in connection with the loan, the Port Authority entered into fee mortgages granting the lender a security interest in its fee interests in the hotel and multifamily components of the property.

Bar Leases. As additional collateral for the loan, the lender has taken a leasehold mortgage on the Azure Sun Lounge and Vault space leases (the “Bar Leases”) located at buildings adjacent to the hotel and residential tower (collectively, the “Adjacent Building”). The Metropolitan Hotel, LLC is the lessee under each of the Bar Leases, and the lessor and fee owner of the Adjacent Building is an affiliate of the borrower (the “Lessor”). The space leased under the Bar Leases is not separately subdivided, and the Adjacent Building is subject to both a first priority and second priority mortgage. At origination, the lender entered into a subordination, non-disturbance and attornment agreement with the holders of the first and second mortgages on the Adjacent Building.

A-3-84

Annex A-3	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-85

Annex A-3	JPMBB 2016-C1

Simply Self Storage Midwest Portfolio

A-3-86

Annex A-3	JPMBB 2016-C1

Simply Self Storage Midwest Portfolio

A-3-87

Annex A-3	JPMBB 2016-C1

Simply Self Storage Midwest Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$31,605,000	Title:	Fee
Cut-off Date Principal Balance:	$31,605,000	Property Type - Subtype:	Self Storage – Self Storage
% of Pool by IPB:	3.1%	Net Rentable Area (Units):	3,866
Loan Purpose:	Acquisition	Location:	Various, Various
Borrowers(1):	Various	Year Built / Renovated:	Various / N/A
Sponsor:	BSREP II Simply Storage JV LLC	Occupancy:	84.8%
Interest Rate:	4.82300%	Occupancy Date:	12/17/2015
Note Date:	12/17/2015	Number of Tenants:	N/A
Maturity Date:	1/6/2026	2012 NOI(2):	N/A
Interest-only Period:	12 months	2013 NOI(3):	$1,468,090
Original Term:	120 months	2014 NOI(4):	$2,020,859
Original Amortization:	360 months	TTM NOI (as of 10/2015):	$2,633,116
Amortization Type:	IO-Balloon	UW Economic Occupancy:	80.3%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$4,035,198
Lockbox:	None	UW Expenses:	$1,418,377
Additional Debt:	N/A	UW NOI:	$2,616,821
Additional Debt Balance:	N/A	UW NCF:	$2,616,821
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$44,510,000 / $11,513
		Appraisal Date(5):	November 2015

Escrows and Reserves(6)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$8,175
Taxes:	$49,929	$28,376	N/A	Maturity Date Loan / Unit:	$6,865
Insurance:	$56,423	$5,129	N/A	Cut-off Date LTV:	71.0%
Replacement Reserves:	$553,551	Springing	N/A	Maturity Date LTV:	59.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.31x
Other:	$172,406	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,605,000	70.2%	Purchase Price	$43,625,000	96.9%
Sponsor Equity	13,433,204	29.8	Upfront Reserves	832,309	1.8
Closing Costs	580,895	1.3
Total Sources	$45,038,204	100.0%	Total Uses	$45,038,204	100.0%

(1)	For a full description of the borrowers, please refer to “The Borrowers” below.
(2)	The prior owner of the Portfolio properties acquired the properties at different times from 2012 through 2014. As a result, 2012 NOI is not available.
(3)	The prior owner of the Portfolio properties acquired the properties at different times from 2012 through 2014. As a result, 2013 NOI is calculated based on four of the six properties that make up the Portfolio including Goodman Road, Bart Conner Drive, LA Highway 16 and Veterans Boulevard.
(4)	The prior owner of the Portfolio properties acquired the properties at different times from 2012 through 2014. As a result, 2014 NOI is calculated based on five of the six properties that make up the Portfolio including Goodman Road, Bart Conner Drive, LA Highway 16, Mueschke Road and Veterans Boulevard.
(5)	The Appraisal Dates range from November 12, 2015 through November 23, 2015.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Simply Self Storage Midwest Portfolio loan has an outstanding balance of approximately $31.6 million and is secured by a first mortgage lien on a portfolio of six self storage properties totaling 3,866 units located in Mississippi, Oklahoma, Louisiana and Texas (the “Portfolio”). The loan has a 10-year term and, subsequent to a 12-month interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in 2006 as part of the MSC 2006-IQ12 transaction for the Bart Conner Drive and Veterans Boulevard properties.

The Borrowers. The borrowing entities for the Simply Self Storage Midwest Portfolio loan are SS Goodman Road, LLC, SS Cypress, LLC, SS Denham Springs, LLC, SS Bart Connor Drive, LLC, SS Veterans Boulevard, LLC and SS 12th Avenue, LLC, each a Delaware limited liability company and a special purpose entity.

A-3-88

Annex A-3	JPMBB 2016-C1

Simply Self Storage Midwest Portfolio

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is BSREP II Simply Storage JV LLC (“BSREP II Simply Storage”). BSREP II Simply Storage is owned by Brookfield Strategic Real Estate Partners II, a $7.0 billion real estate fund owned and managed by Brookfield Asset Management, Inc. (“Brookfield”). Brookfield is a global alternative asset manager with over $200 billion in assets under management and more than 350 million square feet of commercial property globally. The company has over a 100-year history of owning and operating assets with a focus on renewable energy, property, infrastructure and private equity.

The Portfolio. Simply Self Storage Midwest Portfolio is comprised of six properties located throughout Mississippi, Oklahoma, Louisiana and Texas with an aggregate of 3,866 units and 537,916 square feet of net rentable area. Additionally, the portfolio contains 110 rentable parking spaces across four of the six properties. The Simply Self Storage Midwest Portfolio properties were generally built between 1984 and 2008. As of December 17, 2015, the properties were 84.8% occupied.

Portfolio Summary

Property	Location	Net Rentable Area (Units)	Occupancy	% Climate- Controlled	Allocated Cut- off Balance	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Goodman Road	Olive Branch, MS	1,200	86.8%	50.9%	$10,650,000	$15,380,000	$888,381	33.9%
Bart Conner Drive	Norman, OK	657	85.5%	19.6%	5,655,000	7,820,000	505,578	19.3
LA Highway 16	Denham Springs, LA	577	89.6%	73.7%	5,310,000	7,360,000	448,642	17.1
12th Avenue Southeast	Norman, OK	653	79.3%	24.3%	4,560,000	6,090,000	313,040	12.0
Mueschke Road	Cypress, TX	417	89.9%	45.3%	4,240,000	6,140,000	329,069	12.6
Veterans Boulevard	Ardmore, OK	362	73.8%	13.3%	1,190,000	1,720,000	132,110	5.0
Total / Wtd. Avg.		3,866	84.8%	40.4%	$31,605,000	$44,510,000	$2,616,821	100.0%

The Market. Simply Self Storage Midwest Portfolio is comprised of six properties located in Olive Branch, Mississippi, Norman, Oklahoma, Denham Springs, Louisiana, Cypress, Texas and Ardmore, Oklahoma.

Market Summary(1)

	2015 Population

Property	Location	One-Mile Radius	Three-Mile Radius	Five-Mile Radius	Competitive Set Occupancy
Goodman Road	Olive Branch, MS	2,589	17,414	73,734	84.0%
Bart Conner Drive	Norman, OK	6,733	34,698	99,606	91.6%
LA Highway 16	Denham Springs, LA	3,968	21,049	48,755	90.7%
12th Avenue Southeast	Norman, OK	15,768	75,268	105,348	86.1%
Mueschke Road	Cypress, TX	7,254	41,844	83,600	93.2%
Veterans Boulevard	Ardmore, OK	2,394	19,185	26,122	77.2%
(1)	Based on the appraisal.

Historical and Current Occupancy(1)

2012(2)	2013(3)	2014	Current(4)
N/A	76.8%	85.7%	84.8%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The prior owner of the Portfolio acquired the properties at different times from 2012 through 2014. As a result, 2012 Occupancy is not available.
(3)	2013 Occupancy is calculated based on five of the six properties that make up the Portfolio including Goodman Road, Bart Conner Drive, LA Highway 16, Mueschke Road and Veterans Boulevard.
(4)	Current Occupancy is as of December 17, 2015.

A-3-89

Annex A-3	JPMBB 2016-C1

Simply Self Storage Midwest Portfolio

Operating History and Underwritten Net Cash Flow
	2013(1)	2014(2)	TTM(3)	Underwritten	Per Unit	%(4)
Rents in Place	$2,205,671	$2,995,623	$3,730,018	$4,004,544	$1,036	86.2%
Vacant Income	0	0	0	640,776	166	13.8
Gross Potential Rent	$2,205,671	$2,995,623	$3,730,018	$4,645,320	$1,202	100.0%
Net Rental Income	$2,205,671	$2,995,623	$3,730,018	$4,645,320	$1,202	100.0%
(Vacancy/Credit Loss)	0	0	0	(915,303)	(237)	(19.7)
Other Income(5)	137,935	215,321	305,182	305,181	79	6.6
Effective Gross Income	$2,343,606	$3,210,944	$4,035,199	$4,035,198	$1,044	86.9%

Total Expenses	$875,516	$1,190,085	$1,402,084	$1,418,377	$367	35.2%

Net Operating Income	$1,468,090	$2,020,859	$2,633,116	$2,616,821	$677	64.8%
Total TI/LC, Capex/RR(6)	0	0	0	0	0	0.0

Net Cash Flow	$1,468,090	$2,020,859	$2,633,116	$2,616,821	$677	64.8%
(1)	The prior owner of the Portfolio properties acquired the properties at different times from 2012 through 2014. As a result, 2013 cash flows are calculated based on four of the six properties that make up the Portfolio including Goodman Road, Bart Conner Drive, LA Highway 16 and Veterans Boulevard.
(2)	The prior owner of the Portfolio properties acquired the properties at different times from 2012 through 2014. As a result, 2014 cash flows are calculated based on five of the six properties that make up the Portfolio including Goodman Road, Bart Conner Drive, LA Highway 16, Mueschke Road and Veterans Boulevard.
(3)	The TTM column represents the trailing 12-month period ending on October 31, 2015.
(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Other Income consists primarily of fee income, tenant insurance and merchandise sales.
(6)	At loan closing, the borrowers escrowed more than ten years’ worth of the recommended ongoing replacement reserves per the property condition reports. If the reserve balance falls below $50,000, the borrowers will be required to escrow $2,245 monthly through and until the maturity date.

Property Manager. The property is managed by OB Management Services, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited approximately $553,551 for replacement reserves, $172,406 for deferred maintenance, $56,423 for insurance reserves and $49,929 for real estate taxes.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $28,376.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $5,129.

Replacement Reserves - At loan closing, the borrowers escrowed $553,551 for replacement reserves, which equates to more than ten years’ worth of the recommended ongoing replacement reserves per the property condition reports. If the replacement reserve falls below the floor of $50,000 (approximately $12.93 per unit), the borrowers are required to escrow $2,245 on a monthly basis (approximately $6.97 per unit annually) for replacement reserves through and until the maturity date.

Lockbox / Cash Management. None.

Partial Release. Provided no event of default exists under the Simply Self Storage Midwest Portfolio loan, at any time after the expiration of the lockout period, the borrowers may obtain a release of any of the individual properties comprising the Simply Self Storage Midwest Portfolio, provided that, among other conditions, (a) the borrowers defease the loan with U.S. government securities in an amount equal to the greatest of (i) 120% of the allocated loan amount with respect to the individual property or properties being released, (ii) an amount that results, with respect to the individual property or properties remaining after the release, in the loan-to-value ratio being not greater than 72.5%, (iii) an amount that results, with respect to the individual property or properties remaining after the release, in the debt service coverage ratio being not less than 1.45x and (iv) an amount that results, with respect to the individual property or properties remaining after the release, in the debt yield being not less than 8.5%, and (b) the borrowers deliver a rating agency confirmation and a REMIC opinion with respect to such individual property release.

A-3-90

Annex A-3	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-91

Annex A-3	JPMBB 2016-C1

Aventura View

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	107,304
Loan Purpose:	Acquisition	Location:	Aventura, FL
Borrower:	COFE CIX Aventura, LLC	Year Built / Renovated:	1988 / 2015
Sponsors:	Eugenio Cosculluela, Jr. and	Occupancy(1):	84.8%
	Mario A. Fernandez	Occupancy Date:	11/1/2015
Interest Rate:	4.62000%	Number of Tenants:	46
Note Date:	12/28/2015	2012 NOI:	N/A
Maturity Date:	1/1/2026	2013 NOI:	$1,237,399
Interest-only Period:	60 months	2014 NOI(2) :	$1,094,105
Original Term:	120 months	TTM NOI (as of 11/2015)(2)(3)(4):	$1,640,501
Original Amortization:	360 months	UW Economic Occupancy:	84.9%
Amortization Type:	IO-Balloon	UW Revenues(1):	$3,754,938
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$1,553,871
Lockbox:	CMA	UW NOI(1)(4):	$2,201,067
Additional Debt:	N/A	UW NCF:	$2,024,015
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,100,000 / $364
Additional Debt Type:	N/A	Appraisal Date:	11/12/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$261
Taxes:	$89,062	$44,831	N/A	Maturity Date Loan / SF:	$239
Insurance:	$8,027	$8,027	N/A	Cut-off Date LTV(6):	66.5%
Replacement Reserves:	$1,341	$1,341	$48,288	Maturity Date LTV:	65.7%
TI/LC:	$13,413	$13,413	$482,868	UW NCF DSCR:	1.17x
Other(5):	$2,902,339	$0	N/A	UW NOI Debt Yield(6):	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	67.5%	Purchase Price	$38,000,000	91.5%
Sponsor Equity	13,510,749	32.5	Upfront Reserves	3,014,183	7.3
			Closing Costs	496,566	1.2
Total Sources	$41,510,749	100.0%	Total Uses	$41,510,749	100.0%
(1)	Occupancy, UW Revenues and UW NOI include a tenant, Adam J. Rubenstein, MD, PA, who has executed a lease but is not yet included in occupancy or paying rent. The tenant will commence paying rent upon the landlord completing the build-out of the tenant’s space. In addition, Occupancy, UW Revenues and UW NOI include two additional tenants, the Lichter Law Firm and Nancy Bacher PA, which have executed leases but are not yet paying rent.

(2)	The increase in TTM NOI from 2014 NOI is partially attributable to 22,192 square feet of new leases signed in 2015 and related recoveries.

(3)	TTM NOI represents the trailing 11-month period ending on November 30, 2015, annualized.

(4)	The increase in UW NOI from TTM NOI is attributable to additional new leasing in late 2015 and early 2016 totaling $522,631 in additional rent and related recoveries under the triple net lease structure, as well as rent steps underwritten through December 2016 of $115,931.

(5)	Initial Other Escrows and Reserves consist of a performance reserve in the amount of $2.0 million (which is required to be released to the borrower any time during the first three years of the loan term in the event that the property achieves a 9% or greater debt yield), an outstanding tenant improvement/leasing commission reserve in the amount of approximately $562,590, a free rent reserve in the amount of approximately $206,997 and a deferred maintenance reserve in the amount of approximately $132,752.

(6)	UW NOI Debt Yield and Cut-off Date LTV are calculated based on the principal balance of the mortgage loan as of the Cut-off Date less a $2.0 million performance reserve, which was escrowed with the lender at origination of the mortgage loan. Without taking into account the $2.0 million performance reserve, the UW NOI Debt Yield and Cut-off Date LTV are 7.9% and 71.6%, respectively.

The Loan. The Aventura View loan has an outstanding principal balance as of the Cut-off Date of $28.0 million and is secured by a first mortgage lien on a 107,304 square foot suburban office building located in Aventura, Florida. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is COFE CIX Aventura, LLC, a Delaware limited liability company and special purpose entity.

A-3-92

Annex A-3	JPMBB 2016-C1

Aventura View

The loan sponsors and nonrecourse carve-out guarantors are Eugenio Cosculluela, Jr. and Mario A. Fernandez, affiliates of COFE Properties, a full-service real estate investment firm headquartered in Coral Gables, Florida. Led by Mr. Cosculluela and Mr. Fernandez, COFE Properties specializes in the acquisition and repositioning of real estate assets specifically in the South Florida region. The company currently owns eight other assets in the South Florida market. Proceeds from the mortgage loan were used to acquire the property from a joint venture between Steelbridge Concord, LLC and Apollo Global Real Estate for $38.0 million.

The Property. The Aventura View property consists of a 10-story, 107,304 square foot office building. The property is situated on an approximately 4.3-acre site and contains 332 surface parking spaces for a parking ratio of approximately 3.09 per 1,000 square feet. The property was constructed in 1988 and later renovated between 2012 and 2015. From 2012 until the sale to the current loan sponsor, the previous owner spent approximately $1.3 million in capital expenditures for exterior upgrades, 34 additional parking spaces, lobby and common area upgrades and elevator modernization. The property, located adjacent to the Aventura Mall, is situated along Northeast 191st Street and has multiple points of ingress/egress from Biscayne Boulevard (US1) and Country Club Drive. Located in the center of several major arteries, the property is one mile east of I-95, a major thoroughfare that connects Jacksonville to the north and Miami to the south. In addition, the property is four miles from the Florida Turnpike and the Palmetto Expressway, eight miles south of the Ft. Lauderdale/Hollywood International Airport, and eight miles north of the Miami International Airport.

As of November 30, 2015, the Aventura View property was 84.8% occupied by 46 tenants. The largest tenant, Valeria Soltanik, DMD, PA (“Soltanik Dental”), is an established family dental practice with 30 years combined experience. Soltanik Dental’s lease commenced in July 2014 and expires in June 2021 with one five-year renewal option. The tenant occupies 6,493 square feet (6.1% of the net rentable area) at the property. The second largest tenant, Payless Travel, is a Florida-based travel agency founded in 2007. Payless Travel occupies two spaces totaling 5,858 square feet (5.5% of the net rentable area) at the property, and its leases expire in April 2022. Payless Travel’s most recent leases commenced in January 2015 and January 2016, respectively, and each contains one five-year renewal option. The third largest tenant, UKW Franchising Company, brings the face and body waxing services of Uni K Wax Centers to customers through the offering of its business model to new franchise owners and area developers in the US and internationally. UKW Franchising Company’s most recent lease commenced in July 2014, expires in October 2021 and contains one five-year renewal option. The tenant currently occupies 4,887 square feet of space (4.6% of the net rentable area) at the property. Additionally, the property benefits from a granular rent roll (42 total tenants) as no other tenant occupies more than 4.3% of the net rentable area. The Aventura View property is located in the Northeast Dade office submarket of Miami, which according to the appraisal, had total office inventory of approximately 2.3 million square feet, an overall vacancy rate of 12.1% and average asking rents of $27.76 per square foot, all as of the second quarter of 2015. The appraisal identified five comparable office properties directly competitive with the Aventura View property. The comparable properties range in size from 82,329 to 217,056 square feet and were built between 1987 and 2013. The comparable office properties reported occupancies ranging from 87.0% to 100.0% with a weighted average of 95.4%. The comparable office properties had recent leases with asking rents between $15.00 and $34.50 per square foot, with a weighted average of $28.93 per square foot. The in-place office rental rate at the property is $25.74 per square foot, which is below both the Northeast Dade submarket asking rent of $27.76 per square foot and the appraisal’s concluded office market rent of $26.25 per square foot. According to the appraisal, there is minimal evidence of new construction in the office submarket due to the lack of the developable land.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Valeria Soltanik, DMD, PA	NA / NA / NA	6,493	6.1%	$20.00	5.4%	6/30/2021
Payless Travel(2)	NA / NA / NA	5,858	5.5%	$27.00	6.5%	4/30/2022
UKW Franchising Company	NA / NA / NA	4,887	4.6%	$26.79	5.4%	10/30/2021
City National Bank	NA / NA / NA	4,575	4.3%	$49.00	9.3%	9/30/2025
Dental Options PA	NA / NA / NA	4,051	3.8%	$24.00	4.0%	12/31/2021
Stephen Horwitz, MD PA	NA / NA / NA	3,639	3.4%	$23.84	3.6%	3/31/2021
Elite Imaging Aventura	NA / NA / NA	3,450	3.2%	$27.00	3.8%	10/31/2020
Lichter Law Firm	NA / NA / NA	2,800	2.6%	$25.50	3.0%	4/30/2021
ELV Distribution, LLC	NA / NA / NA	2,788	2.6%	$26.52	3.1%	7/31/2019
Arun K. Garg	NA / NA / NA	2,761	2.6%	$19.47	2.2%	1/31/2018
(1)	Based on the underwritten rent roll.
(2)	Payless Travel has the right to terminate its lease as of April 30, 2020 with 270 days’ notice and the payment of a termination fee. The termination fee is approximately equal to the sum of (i) three months base rent (ii) three months of pro rata operating expenses (iii) any unamortized tenant improvements and (iv) any unamortized leasing commissions.

A-3-93

Annex A-3	JPMBB 2016-C1

Aventura View

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	16,340	15.2%	NAP	NAP	16,340	15.2%	NAP	NAP
2016 & MTM	3	4,665	4.3%	$107,818	4.5%	21,005	19.6%	$107,818	4.5%
2017	12	15,129	14.1%	377,030	15.6%	36,134	33.7%	$484,848	20.0%
2018	9	13,365	12.5%	333,247	13.8%	49,499	46.1%	$818,095	33.8%
2019	9	15,723	14.7%	428,826	17.7%	65,222	60.8%	$1,246,921	51.5%
2020	4	10,700	10.0%	290,560	12.0%	75,922	70.8%	$1,537,481	63.5%
2021	6	22,737	21.2%	540,003	22.3%	98,659	91.9%	$2,077,484	85.9%
2022	2	4,070	3.8%	117,930	4.9%	102,729	95.7%	$2,195,414	90.7%
2023	0	0	0.0%	0	0.0%	102,729	95.7%	$2,195,414	90.7%
2024	0	0	0.0%	0	0.0%	102,729	95.7%	$2,195,414	90.7%
2025	1	4,575	4.3%	224,157	9.3%	107,304	100.0%	$2,419,571	100.0%
2026	0	0	0.0%	0	0.0%	107,304	100.0%	$2,419,571	100.0%
2027 & Beyond	0	0	0.0%	0	0.0%	107,304	100.0%	$2,419,571	100.0%
Total	46	107,304	100.0%	$2,419,571	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$1,677,714	$1,571,219	$1,864,633	$2,419,571	$22.55	55.3%
Vacant Income	0	0	0	428,925	4.00	9.8
Gross Potential Rent	$1,677,714	$1,571,219	$1,864,633	$2,848,496	$26.55	65.1%
Total Reimbursements	819,187	766,476	996,113	1,523,980	14.20	34.9
Net Rental Income	$2,496,901	$2,337,694	$2,860,746	$4,372,476	$40.75	100.0%
(Vacancy/Credit Loss)	0	0	0	(658,405)	(6.14)	(15.1)
Other Income	56,334	74,739	49,732	40,867	0.38	0.9
Effective Gross Income	$2,553,235	$2,412,433	$2,910,479	$3,754,938	$34.99	85.9%

Total Expenses	$1,315,836	$1,318,328	$1,269,977	$1,553,871	$14.48	41.4%

Net Operating Income(3)	$1,237,399	$1,094,105	$1,640,501	$2,201,067	$20.51	58.6%
Total TI/LC, Capex/RR	0	0	0	177,052	1.65	4.7
Net Cash Flow	$1,237,399	$1,094,105	$1,640,501	$2,024,015	$18.86	53.9%

Occupancy(4)	71.3%	84.3%	84.8%	84.9%
(1)	TTM column represents the trailing 11-month period ending on November 30, 2015, annualized.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in TTM NOI from 2014 NOI is partially attributable to 22,192 square feet of new leases signed in 2015 and related recoveries. The increase in UW NOI from TTM NOI is attributable to additional new leasing in 2016 totaling $196,871 in additional rent and related recoveries, as well as rent steps underwritten through December 2016 of $78,597.
(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of November 1, 2015. Underwritten Occupancy represents economic occupancy.

A-3-94

Annex A-3	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-95

Annex A-3	JPMBB 2016-C1

Cypress Pointe Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,681,000	Title:	Fee
Cut-off Date Principal Balance:	$26,681,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	444
Loan Purpose:	Refinance	Location:	Louisville, KY
Borrower:	Coolidge-CLK Cypress Pointe LLC	Year Built / Renovated:	1985 / 2015
Sponsors(1):	Craig Koenigsberg and	Occupancy:	95.0%
	Howard Parnes	Occupancy Date:	11/16/2015
Interest Rate:	4.62300%	Number of Tenants:	N/A
Note Date:	12/11/2015	2012 NOI:	$2,289,958
Maturity Date:	1/1/2026	2013 NOI:	$2,458,086
Interest-only Period:	60 months	2014 NOI:	$2,526,205
Original Term:	120 months	TTM NOI (as of 10/2015):	$2,671,943
Original Amortization:	360 months	UW Economic Occupancy:	94.8%
Amortization Type:	IO-Balloon	UW Revenues:	$4,203,222
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$1,500,188
Lockbox:	Springing	UW NOI:	$2,703,034
Additional Debt:	N/A	UW NCF:	$2,592,034
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$35,650,000 / $80,293
Additional Debt Type:	N/A	Appraisal Date:	11/18/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$60,092
Taxes:	$39,294	$19,647	N/A	Maturity Date Loan / Unit:	$55,095
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.8%
Replacement Reserves:	$119,195	$9,250	N/A	Maturity Date LTV:	68.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.57x
Other(2):	$54,971	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,681,000	100.0%	Payoff Existing Debt	$16,921,831	63.4%
			Return of Equity	9,328,849	35.0
			Closing Costs	216,860	0.8
			Upfront Reserves	213,460	0.8
Total Sources	$26,681,000	100.0%	Total Uses	$26,681,000	100.0%
(1)	The loan sponsors are also the same sponsors of the mortgage loan identified as Casa De Fuentes Apartments on Annex A-1 to the Prospectus, representing approximately 1.6% of the aggregate balance of the pool of mortgage loans as of the Cut-off Date.
(2)	Initial Other Escrows and Reserves represents deferred maintenance which includes $9,375 for radon testing and mitigation recommended by the environmental site assessment.

The Loan. The Cypress Pointe Apartments loan has an outstanding principal balance as of the Cut-off Date of approximately $26.7 million and is secured by a first mortgage lien on the borrower’s fee interest in a 444-unit, Class B garden-style multifamily property located in Louisville, Kentucky. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Coolidge-CLK Cypress Pointe LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are Craig Koenigsberg and Howard Parnes. Craig Koenigsberg is the co-founder, president and CEO of CLK Properties, a privately owned real estate holding company currently headquartered in Woodbury, New York. Its multifamily portfolio currently consists of 17,405 residential units across 73 properties in 14 states throughout the Southeast, Southwest, and Midwest. The majority of the portfolio is made up of garden apartment communities, which are valued in excess of $1 billion with a revenue stream over $140 million per annum. Howard Parnes has been active in real estate finance, management and ownership for over 49 years and has been involved in the acquisition, ownership and sale of over 5,000 properties.

A-3-96

Annex A-3	JPMBB 2016-C1

Cypress Pointe Apartments

The loan sponsors acquired the property in 2002 for $20.25 million. Select units have been upgraded with new appliances, new countertops in the kitchen and bathrooms, wood plank flooring and lighting/hardware package.

The Property. Cypress Pointe Apartments is a 444-unit, Class B garden-style apartment community which sits on a 21.93-acre parcel of land in Louisville, Kentucky. The property was originally built in 1985 and is comprised of 229 one-bedroom units, 183 two-bedroom units and 32 three-bedroom units across 40, two- and three-story buildings. The property features a number of amenities including a clubhouse, two outdoor pools, one indoor pool, two racquetball courts, a 24-hour fitness center, a sauna, billiards room, one lighted tennis court, play area and basketball court, six onsite laundry facilities, landscaping and large patios/balconies. Unit amenities include a full appliance package including a range/oven, venthood, frost-free refrigerator with icemaker, garbage disposal, and dishwasher as well as wood cabinets with Formica countertops. The property also features 706 parking spaces resulting in a parking ratio of approximately 1.59 spaces per unit. As of November 16, 2015, the property was 95.0% physically occupied.

The Market. The property is located in Louisville, Kentucky and directly adjacent to US Highway 60 and Interstate 264, a connection point that serves as the gateway to the city’s largest concentration of professional and medical employment and most significant collection of high-end shopping and dining in the Louisville metropolitan statistical area. The property is located approximately three miles from Oxmoor Shopping Center and one mile from Mall St. Mathews, which together total more than 2 million square feet of retail space and feature retailers such as Apple, Brooks Brothers, Coach and Macy’s. Additional notable retailers along the US Highway 60 corridor include Best Buy, Nike, Nordstrom Rack, Staples, Trader Joe’s and Whole Foods. The property is also located less than six miles from the largest suburban concentration of medical employment in the Louisville metropolitan statistical area which includes Baptist Hospital East, Norton Suburban Hospital, The Brook Hospital-Dupont and the Jewish Hospital Medical Center East. Per the appraisal, the estimated 2015 population within a five-mile radius of the property was 230,013, which represents a 1.5% increase from 2010. As of 2015, the estimated median household income within a five-mile radius was $56,222. Per the appraisal, the East Central submarket had a vacancy rate of 4.9% and the Louisville market had an overall vacancy rate of 4.7% (as of September 30, 2015). The appraisal noted that the overall market area has maintained declining vacancy rates over the past five years and over the same time frame, effective rental rates have been following a moderately increasing trend. In regards to new development, according to the appraisal, as of October 23, 2015, 72 apartment units had been completed, 93 apartment units currently were under construction and 647 apartment units had been planned or proposed for the submarket.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)	Average Unit Size (SF)	Average Market Rent Per Unit(2)	Average Monthly In- Place Rents(2)
1 BR / 1 BA	227	51.1%	218	96.0%	720	$716	$719
2 BR / 1 BA	80	18.0	77	96.3%	840	$789	$790
2 BR / 2 BA	103	23.2	96	93.2%	1,043	$860	$860
3 BR / 2 BA	20	4.5	19	95.0%	1,235	$1,050	$1,110
3 BR / 2 BA	12	2.7	12	100.0%	1,501	$1,171	$1,174
Model Unit	2	0.5	0	0.0%	882	NAP	NAP
Total / Wtd. Average	444	100.0%	422	95.0%	862	$790	$795
(1)	Based on the rent roll dated November 16, 2015 provided by the borrower.
(2)	Excludes the model units.

A-3-97

Annex A-3	JPMBB 2016-C1

Cypress Pointe Apartments

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$3,509,405	$3,688,265	$3,808,664	$3,922,254	$4,005,744	$9,022	95.5%
Vacant Income	0	0	0	0	190,572	429	4.5
Gross Potential Rent	$3,509,405	$3,688,265	$3,808,664	$3,922,254	$4,196,316	$9,451	100%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$3,509,405	$3,688,265	$3,808,664	$3,922,254	$4,196,316	$9,451	100%
(Vacancy/Credit Loss)	0	0	0	0	(219,639)	(495)	(5.2)
Other Income(3)	142,107	177,928	194,279	226,545	226,545	510	5.4
Effective Gross Income	$3,651,512	$3,866,193	$4,002,943	$4,148,799	$4,203,222	$9,467	100.2%

Total Expenses	$1,361,554	$1,408,107	$1,476,738	$1,476,856	$1,500,188	$3,379	35.7%

Net Operating Income	$2,289,958	$2,458,086	$2,526,205	$2,671,943	$2,703,034	$6,088	64.3%

Replacement Reserves(4)	111,000	111,000	111,000	111,000	111,000	250	2.6
Net Cash Flow	$2,178,958	$2,347,086	$2,415,205	$2,560,943	$2,592,034	$5,838	61.7%

Occupancy(5)	97.5%	95.7%	96.4%	95.0%	94.8%
(1)	TTM column represents the trailing 12-month period ending on October 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The majority of Other Income consists of administrative fees, late fee income, bad debt recoveries, laundry income, application fee income, parking income, pet rent and termination fees.
(4)	Historical Replacement Reserves have been normalized to reflect $250 per unit.
(5)	Historical Occupancy is as of December 31 of each respective year. TTM Occupancy is as of November 16, 2015. Underwritten Occupancy represents economic occupancy.

A-3-98

Annex A-3	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-99

Annex A-3	JPMBB 2016-C1

Hilton Garden Inn Lake Oswego

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,125,000	Title:	Fee
Cut-off Date Principal Balance:	$25,125,000	Property Type - Subtype:	Hotel - Limited Service
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms):	179
Loan Purpose:	Acquisition	Location:	Lake Oswego, OR
Borrower:	Lake Oswego Hotel LLC	Year Built / Renovated:	2000 / 2015
Sponsor:	Shahyar Zayanderoudi	Occupancy / ADR / RevPAR:	80.7% / $134.60 / $108.60
Interest Rate:	5.04600%	Occupancy / ADR / RevPAR Date:	8/31/2015
Note Date:	12/8/2015	Number of Tenants:	N/A
Maturity Date:	1/1/2021	2012 NOI:	$1,644,439
Interest-only Period:	24 months	2013 NOI:	$2,015,395
Original Term:	60 months	2014 NOI:	$2,400,034
Original Amortization:	360 months	TTM NOI (as of 8/2015):	$2,812,086
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	80.7% / $134.60 / $108.60
Call Protection:	L(26),Def(31),O(3)	UW Revenues:	$7,543,755
Lockbox:	Springing	UW Expenses:	$4,878,051
Additional Debt:	N/A	UW NOI:	$2,665,704
Additional Debt Balance:	N/A	UW NCF:	$2,665,704
Additional Debt Type:	N/A	Appraised Value / Per Room(1):	$39,400,000 / $220,112
		Appraisal Date:	10/13/2015

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$140,363
Taxes:	$61,659	$20,553	N/A	Maturity Date Loan / Room:	$134,206
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	63.8%
FF&E Reserves:	$25,146	4% of Gross Revenues	N/A	Maturity Date LTV(1):	61.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.64x
Other(2):	$3,703,456	Springing	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,125,000	65.5%	Purchase Price	$33,525,000	87.4%
Sponsor Equity	13,217,678	34.5	Upfront Reserves	3,790,261	9.9
Closing Costs	1,027,417	2.7
Total Sources	$38,342,678	100.0%	Total Uses	$38,342,678	100.0%
(1)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as-is value assuming completion of renovation”, which assumes that the current property improvement plan required by the franchise agreement has been completed. At closing, the borrower reserved $3,703,456 for the renovations. The “as-is” value as of October 13, 2015 is $34.2 million, which results in a Cut-off Date LTV and Maturity Date LTV of 73.5% and 70.2%, respectively.
(2)	Initial Other Escrows and Reserves of $3,703,456 represent a reserve for a property improvement plan. Monthly Other Escrows and Reserves represents a reserve for any future property improvement plan, with monthly deposits in an amount reasonably estimated by the lender to complete such plan.

The Loan. The Hilton Garden Inn Lake Oswego loan has an outstanding principal balance as of the Cut-off Date of approximately $25.1 million and is secured by a first mortgage lien on the fee interest in a 179-room limited service hotel located in Lake Oswego, Oregon. The loan has a five-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Lake Oswego Hotel LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Alex Roudi, whose legal name is Shahyar Zayanderoudi. In 2003, Alex Roudi founded Interwest Capital, a privately-held firm specializing in the acquisition, repositioning and asset management of commercial real estate as well as debt collateralized by real estate. To date, Interwest Capital has completed over $1.5 billion in transactions and currently manages a portfolio with approximately $722.1 million in real estate assets.

Under the previous owner, the previously existing debt was securitized in the MLCFC 2007-9 transaction as part of a six-property hotel portfolio with an original principal balance of $130.1 million. All six of the properties were transferred to special servicing in May 2009 due to an imminent default and ultimately foreclosed upon in 2011. The special servicer subsequently sold all of the properties. The

A-3-100

Annex A-3	JPMBB 2016-C1

Hilton Garden Inn Lake Oswego

loan sponsor acquired the mortgaged property from the special servicer in December 2015 with the proceeds of the Hilton Garden Inn Lake Oswego mortgage loan. Giving effect to all such sales, the MLCFC 2007-9 trust suffered a loss of approximately $59.9 million upon the final liquidation of all of the related properties (including the mortgaged property). However, the sale price paid by the loan sponsor was approximately $33.5 million, which was above the allocated loan amount of $19.32 million for the mortgaged property as part of the portfolio of collateral under the prior defaulted loan.

The Property. Hilton Garden Inn Lake Oswego is a six-story, 179-room, limited service hotel located in Lake Oswego, Oregon. Originally developed in 2000, the property was renovated in 2005, the lobby was redone in 2012 and a major renovation began in 2015. At origination, approximately $3.7 million ($20,690 per room) was reserved to complete this renovation relating to a property improvement plan (“PIP”). The PIP renovations will address key areas of the hotel including upgrades to guest rooms, guest bathrooms, common corridors, the business center and meeting areas, the exterior façade, landscaping and pool area. The PIP is expected to commence in April 2016.

The Hilton Garden Inn Lake Oswego property features two food and beverage options: the Garden Grille and the Pavilion Pantry. The hotel also provides 177 parking spaces and approximately 1,224 square feet of meeting space, with the largest room being 936 square feet. Additional amenities at the property include a business center, a fitness center, an indoor swimming pool, complimentary surface parking, shuttle service, high-speed Internet, laundry and in-room dining.

The property has 179 rooms, including 108 king rooms, 50 queen-queen rooms and 21 rooms that comply with Americans with Disabilities Act requirements. Each room features high-speed internet access, a flat screen TV, coffee maker, microwave, mini-refrigerator and an iron and ironing board.

The Market. The Hilton Garden Inn Lake Oswego property is located in Lake Oswego, a suburb of Portland. The property benefits from its proximity to Interstate 5, which provides visitors access to downtown Portland and the Washington state border. According to the appraisal, the property is situated just off the region’s busiest office market on Kruse Way, which contains approximately 2.3 million square feet of office space. There are two major retail centers within an approximately 3.0-mile radius of the property. These are the Bridgeport Village, a 500,000 square foot shopping complex and Washington Square Mall, one of the top grossing malls per square foot in the country. The property is also a short distance from many national corporations such as Kaiser, Navex, Cisco and Holiday Retirement. Other major demand generators located less than 10.5 miles from the property include the approximately 1.0 million square foot Oregon Convention Center, the Oregon Zoo and the Moda Center, which is home to the National Basketball Association’s Portland Trail Blazers. According to the appraisal, the estimated population in the greater Portland area was approximately 2.3 million as of 2014.

The appraisal did not identify any new construction that will be competitive with the Hilton Garden Inn Lake Oswego property. However, there are numerous proposed hotel developments in the greater Portland area, with the majority being further north in Beaverton, Hillsboro and downtown Portland.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Garden Inn Lake Oswego(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	67.5%	$106.18	$71.71	75.6%	$108.30	$81.86	112.0%	102.0%	114.2%
2013	69.8%	$112.53	$78.54	76.0%	$118.96	$90.42	108.9%	105.7%	115.1%
2014	70.7%	$118.50	$83.82	79.8%	$124.94	$99.73	112.9%	105.4%	119.0%
TTM(4)	70.4%	$123.49	$86.99	80.7%	$134.60	$108.60	114.6%	109.0%	124.8%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Holiday Inn Portland I-5 South Wilsonville, Embassy Suites Portland Washington Square, Crowne Plaza Portland Lake Oswego, Courtyard Portland Tigard and Fairfield Inn & Suites Portland South Lake Oswego.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on August 31, 2015.

A-3-101

Annex A-3	JPMBB 2016-C1

Hilton Garden Inn Lake Oswego

Competitive Hotels Profile(1)
				2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Hilton Garden Inn Lake Oswego	179	2000	1,224	65%	15%	20%	80%	$124.94	$99.72
Holiday Inn Wilsonville	169	1978	6,720	55%	25%	20%	65%	$100.00	$65.00
Embassy Suites Portland-Washington Square	356	1987	24,000	60%	20%	20%	72%	$132.00	$95.04
Crowne Plaza Portland-Lake Oswego	161	1989	3,120	60%	20%	20%	68%	$107.00	$72.76
Courtyard Tigard	110	1996	880	65%	15%	20%	77%	$129.00	$99.33
Fairfield Lake Oswego	124	1999	1,375	65%	15%	20%	73%	$110.00	$80.30
Total(2)	920
(1)	Based on the appraisal.
(2)	Excludes the Hilton Garden Inn Lake Oswego property.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	75.6%	76.0%	79.8%	80.7%	80.7%
ADR	$108.30	$118.96	$124.94	$134.60	$134.60
RevPAR	$81.86	$90.42	$99.73	$108.60	$108.60

Room Revenue	$5,363,287	$5,907,752	$6,515,504	$7,095,344	$7,095,344	$39,639	94.1%
Food and Beverage Revenue	266,769	236,325	304,601	323,059	323,059	1,805	4.3
Parking/Other Rental Revenue	80,288	108,117	125,234	125,352	125,352	700	1.7
Total Revenue	$5,710,344	$6,252,194	$6,945,339	$7,543,755	$7,543,755	$42,144	100.0%

Room Expense	$1,142,938	$1,305,301	$1,394,828	$1,276,274	$1,454,546	$8,126	20.5%
Food and Beverage Expense	295,969	298,791	333,197	362,835	362,835	2,027	112.3
Other Departmental Expenses	37,395	32,350	42,196	40,302	40,302	225	32.2
Departmental Expenses	$1,476,302	$1,636,442	$1,770,221	$1,679,411	$1,857,683	$10,378	24.6%

Departmental Profit	$4,234,042	$4,615,752	$5,175,118	$5,864,344	$5,686,072	$31,766	75.4%

Operating Expenses	$1,725,851	$1,899,021	$2,008,599	$2,172,765	$2,172,765	$12,138	28.8%
Gross Operating Profit	$2,508,191	$2,716,731	$3,166,519	$3,691,579	$3,513,307	$19,627	46.6%

Management Fees	$171,319	$187,566	$208,360	$267,219	$226,313	$1,264	3.0%
Property Taxes	428,375	233,189	240,635	249,894	239,454	1,338	3.2
Property Insurance	35,644	30,493	39,676	28,645	48,102	269	0.6
Other Expenses	0	0	0	31,985	31,985	179	0.4
FF&E	228,414	250,088	277,814	301,750	301,750	1,686	4.0
Total Other Expenses	$863,752	$701,336	$766,485	$879,493	$847,604	$4,735	11.2%

Net Operating Income	$1,644,439	$2,015,395	$2,400,034	$2,812,086	$2,665,704	$14,892	35.3%
Net Cash Flow	$1,644,439	$2,015,395	$2,400,034	$2,812,086	$2,665,704	$14,892	35.3%
(1)	TTM column represents the trailing 12-month period ending on August 31, 2015.
(2)	Per Room values based on 179 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing in connection with a transfer of the property and assumption of the Hilton Garden Inn Lake Oswego loan in accordance with the loan documents, which is contingent upon satisfaction of certain terms and conditions including, without limitation, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 66.35%, (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.40x and (iv) an acceptable intercreditor agreement has been executed.

A-3-102

Annex A-3	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-103

Annex A-3	JPMBB 2016-C1

ExchangeRight Net Leased Portfolio 11

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$25,012,000	Title:	Fee
Cut-off Date Principal Balance:	$25,012,000	Property Type - Subtype:	Retail - Freestanding
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	204,095
Loan Purpose(1):	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased	Year Built / Renovated:	Various / Various
	Portfolio 11 DST	Occupancy:	100.0%
Sponsors:	David Fisher, Joshua Ungerecht	Occupancy Date:	3/6/2016
	and Warren Thomas	Number of Tenants:	17
Interest Rate:	4.58600%	2012 NOI(2):	N/A
Note Date:	12/4/2015	2013 NOI(2):	N/A
Maturity Date:	12/6/2025	2014 NOI(2):	N/A
Interest-only Period:	120 months	TTM NOI(2):	N/A
Original Term:	120 months	UW Economic Occupancy:	96.4%
Original Amortization:	None	UW Revenues:	$2,808,075
Amortization Type:	Interest Only	UW Expenses:	$298,806
Call Protection:	L(27),Def(89),O(4)	UW NOI:	$2,509,269
Lockbox:	CMA	UW NCF:	$2,383,092
Additional Debt:	N/A	Appraised Value / Per SF:	$42,215,000 / $207
Additional Debt Balance:	N/A	Appraisal Date(3):	Various
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$123
Taxes:	$23,924	$18,620	N/A	Maturity Date Loan / SF:	$123
Insurance:	$2,417	$2,417	N/A	Cut-off Date LTV:	59.2%
Replacement Reserves:	$263,005	$1,361	N/A	Maturity Date LTV:	59.2%
TI/LC(4):	$0	Springing	N/A	UW NCF DSCR:	2.05x
Other(5)(6):	$0	Springing	$825,000	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,012,000	58.6%	Purchase Price(1)	$41,688,032	97.6%
Sponsor Equity	17,688,797	41.4	Closing Costs	723,420	1.7
			Upfront Reserves	289,345	0.7
Total Sources	$42,700,797	100.0%	Total Uses	$42,700,797	100.0%
(1)	A portion of the mortgage loan proceeds were used to unencumber six of the 17 properties that served as collateral under the loan sponsors’ line of credit facilities.

(2)	Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsors between February 2015 and November 2015, for a combined purchase price of $41,688,032.

(3)	The appraisals are dated as of July 16, 2015 through November 20, 2015.

(4)	In accordance with the loan documents, upon the occurrence and continuation of an event of default, on a monthly basis, the borrower is required to deposit approximately $11,906 ($0.70 per square foot annually) for future tenant improvement and leasing commissions.

(5)	A cash flow sweep will commence upon (a) an event of default, (b) the DSCR, as calculated in the loan documents, falls below 1.35x or (c) with respect to the Hobby Lobby - Lawrenceville, GA property, (i) Hobby Lobby discontinues its business (i.e. “goes dark”), vacates or give notice of its intention to vacate and the borrower does not enter into a lease with a replacement tenant satisfactory to the lender within 30 days, (ii) Hobby Lobby is past due on the rent payable under its lease by more than 90 days or (iii) Hobby Lobby files or is the subject of any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court (“Hobby Lobby Sweep Event”).

(6)	Amounts deposited into the excess cash reserve due to a cash flow sweep triggered solely by a Hobby Lobby Sweep Event are subject to a cap of $825,000.

A-3-104

Annex A-3	JPMBB 2016-C1

ExchangeRight Net Leased Portfolio 11

The Loan. The ExchangeRight Net Leased Portfolio 11 loan has an outstanding principal balance as of the Cut-off Date of approximately $25.0 million and is secured by a first mortgage lien on the borrower’s fee simple interests in a portfolio of 17 freestanding retail properties totaling 204,095 square feet located across nine states. The ExchangeRight Net Leased Portfolio 11 loan has a 10-year term and is interest-only for the term of the loan. The properties were acquired by the loan sponsors between February 2015 and November 2015, and, as of the origination date of the loan, 11 of the 17 properties were unencumbered. The remaining six properties served as collateral under the loan sponsors’ line of credit facilities. The nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht and Warren Thomas, all of whom are principals of ExchangeRight Real Estate, LLC (“ExchangeRight”). ExchangeRight, based in Pasadena, California, is a real estate firm for accredited 1031 and 1033 investors. ExchangeRight manages over 2.0 million square feet of real estate comprised of over 156 properties across 27 states.

The Portfolio. ExchangeRight Net Leased Portfolio 11 consists of 17 freestanding retail properties occupied by eight unique tenants totaling 204,095 square feet located across nine states. The 17 properties were built between 1968 and 2015, of which 13 were constructed in 2001 or later. As of March 6, 2016, the portfolio was 100.0% occupied. There are five investment grade-rated tenants in the portfolio, which collectively occupy 106,687 square feet (approximately 52.3% of the net rentable area and approximately 63.6% of the total underwritten rent). The investment grade-rated tenants include Advance Auto Parts, CVS Pharmacy, Dollar General, Sherwin-Williams and Walgreens. The weighted average remaining lease term for the portfolio based on the Cut-off Date is approximately 13.0 years, extending approximately 3.3 years beyond the loan term. Approximately 87.2% of the net rentable area and 89.1% of the underwritten base rent expire beyond the loan maturity date. All of the tenants have remaining renewal options. The weighted average fully-extended remaining lease term for the portfolio based on the Cut-off Date is 34.9 years. Additionally, all of the leases are either guaranteed by the related parent company or are directly executed with the related parent company.

Portfolio Summary
Property	Year Built / Year Renovated	Net Rentable Area (SF)	Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Hobby Lobby - Lawrenceville, GA	2014	54,783	$4,675,000	$7,800,000	$393,302	16.5%
Walgreens - Lawrenceville, GA	2001	15,066	3,703,000	6,325,000	350,931	14.7
CVS Pharmacy - Las Vegas, NV	2002	15,618	3,590,000	6,100,000	379,697	15.9
Sherwin-Williams - Winston-Salem, NC	2015	10,186	1,171,000	1,980,000	104,851	4.4
Dollar General - Gretna, LA	2014	9,170	1,152,000	1,970,000	120,056	5.0
Family Dollar - Port St. John, FL	2015	8,320	1,132,000	1,900,000	106,652	4.5
Advance Auto Parts - Superior, WI	2014	6,878	1,125,000	1,920,000	103,919	4.4
Advance Auto Parts - Dalton, GA	2014	6,400	1,095,000	1,830,000	109,295	4.6
Family Dollar - Shreveport (Caddo), LA	2015	9,276	1,061,000	1,770,000	99,887	4.2
NAPA Auto Parts - Bloomington, IL	2004	7,698	945,000	1,600,000	88,973	3.7
NAPA Auto Parts - Morton, IL	1968 / 2013	10,585	914,000	1,550,000	85,035	3.6
Dollar General - Douglasville, GA	2015	9,291	911,000	1,525,000	96,534	4.1
Dollar General - Shreveport (MLK Drive), LA	1990	9,014	778,000	1,300,000	76,496	3.2
Advance Auto Parts - New Bern, NC	1992	7,050	771,000	1,300,000	71,221	3.0
Dollar General - Sumter (Church), SC	2011	9,026	670,000	1,125,000	66,278	2.8
Dollar General - Mobile (Dauphine), AL	2010	8,988	669,000	1,120,000	70,490	3.0
NAPA Auto Parts - Decatur, IL	1977	6,746	650,000	1,100,000	59,475	2.5
Total		204,095	$25,012,000	$42,215,000	$2,383,092	100.0%

A-3-105

Annex A-3	JPMBB 2016-C1

ExchangeRight Net Leased Portfolio 11

Hobby Lobby - Lawrenceville, GA. The property is a Class A, 54,783 square foot freestanding retail building located on approximately 4.1 acres. The property was built in 2014. As of March 6, 2016, the property was 100.0% occupied by Hobby Lobby with a lease that extends through July 2029 and has two five-year extension options remaining. The property is located in the suburban city of Lawrenceville, Georgia, approximately 30 miles northeast of downtown Atlanta, Georgia. The 2015 estimated population within a one-, three- and five-mile radius of the property is 8,061, 70,366 and 189,311, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius of the property is $96,811, $82,257 and $72,600, respectively. According to the appraisal, the property is located in the Atlanta market within the Gwinnett County submarket. Asking rents for comparable properties identified by the appraisal range from $7.50 to $10.54 per square foot. The appraisal concluded a market rent of $8.50 per square foot.

Walgreens - Lawrenceville, GA. The property is a Class A, 15,066 square foot freestanding retail building located on approximately 1.8 acres. The property was built in 2001. As of March 6, 2016, the property was 100.0% occupied by Walgreens (Baa2 / BBB rated by Moody’s / S&P) with a lease that extends through March 2026 and has 10 five-year extension options remaining. The property is located in the southern portion of Lawrenceville, Georgia, approximately 25 miles northeast of downtown Atlanta. The 2015 estimated population within a one-, three- and five-mile radius of the property is 6,515, 78,982 and 186,317, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius of the property is $49,147, $63,342 and $73,838, respectively. According to the appraisal, the property is located in the Atlanta market within the Gwinnett County submarket. Asking rents for comparable properties identified by the appraisal range from $20.18 to $30.79 per square foot. The appraisal concluded a market rent of $26.00 per square foot.

CVS Pharmacy - Las Vegas, NV. The property is a Class A, 15,618 square foot freestanding retail building located on approximately 1.5 acres. The property was built in 2002. As of March 6, 2016, the property is 100.0% occupied by CVS Pharmacy (Baa1 / BBB+ rated by Moody’s / S&P) with a lease that extends through December 2026 and has eight five-year extension options remaining. The property is located in Las Vegas, Nevada, slightly northeast of the Las Vegas central business district. The 2015 estimated population within a one-, three- and five-mile radius of the property is 34,914, 212,450 and 471,285, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius of the property is $40,008, $38,386 and $46,126, respectively. According to the appraisal, the property is located in the Las Vegas market. Asking rents for comparable properties identified by the appraisal range from $18.36 to $30.00 per square foot. The appraisal concluded a market rent of $24.00 per square foot.

Sherwin-Williams - Winston-Salem, NC. The property is a 10,186 square foot freestanding retail building located on approximately 0.8 acres. The property was built in 2015. As of March 6, 2016, the property was 100.0% occupied by Sherwin-Williams (A2 / A / A- rated by Moody’s / S&P / Fitch) with a lease that extends through August 2025 and has four five-year extension options remaining. The property is located in suburban Winston-Salem, North Carolina. Primary access to the property is provided by Interstate 40 and U.S. Route 158. The 2015 estimated population within a one-, three- and five-mile radius of the property is 7,539, 67,734 and 163,358, respectively. The 2015 estimated median household income within a one-, three- and five-mile radius of the property is $48,046, $38,092 and $37,680, respectively. According to the appraisal, the property is located within the Southwest Winston-Salem retail submarket. Asking rents for comparable properties identified by the appraisal range from $9.84 to $20.38 per square foot. The appraisal concluded market rents of $12.50 per square foot.

Dollar General - Gretna, LA. The property is a Class A, 9,170 square foot freestanding retail building located on approximately 1.8 acres. The property was built in 2014. As of March 6, 2016, the property was 100.0% occupied by Dollar General (Baa3 / BBB rated by Moody’s / S&P) with a lease that extends through April 2029 and has four five-year extension options remaining. The property is located in the suburban city of Gretna, Louisiana, directly across the Mississippi River from downtown New Orleans. The 2015 estimated population within a one-, three- and five-mile radius of the property is 14,078, 103,536 and 205,740, respectively. The 2015 average household income within a one-, three- and five-mile radius of the property is $70,040, $62,493 and $62,755, respectively. According to the appraisal, the property is located within the Westbank submarket. Asking rents for comparable properties identified by the appraisal range from $10.94 to $16.50 per square foot. The appraisal concluded market rents of $14.00 per square foot.

A-3-106

Annex A-3	JPMBB 2016-C1

ExchangeRight Net Leased Portfolio 11

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Number of Properties	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Wtd. Avg. Rem. Term(3)	Wtd. Avg. Rem. Term (Extended)(4)
Hobby Lobby	NA / NA / NA	1	54,783	26.8%	$8.53	17.5%	13.4	23.4
Dollar General	Baa3 / BBB / NA	5	45,489	22.3%	$10.42	17.7%	11.5	33.5
NAPA Auto Parts	NA / NA / NA	3	25,029	12.3%	$10.79	10.1%	19.7	39.7
Advance Auto Parts	Baa2 / BBB- / NA	3	20,328	10.0%	$15.46	11.7%	11.0	25.8
Family Dollar	Ba1 / BB / NA	2	17,596	8.6%	$13.46	8.9%	15.1	45.1
CVS Pharmacy	Baa1 / BBB+ / NA	1	15,618	7.7%	$25.06	14.6%	10.8	50.8
Walgreens	Baa2 / BBB / NA	1	15,066	7.4%	$26.22	14.8%	10.1	60.1
Sherwin-Williams	A2 / A / A-	1	10,186	5.0%	$12.27	4.7%	9.5	29.5
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Indicates the weighted average number of years between the Cut-off Date and the tenant’s lease expiration date at each property.

(4)	Indicates the weighted average number of years between the Cut-off Date and the tenant’s lease expiration date at each property, assuming that all remaining extension options are exercised by each tenant.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	1	7,050	3.5	82,600	3.1	7,050	3.5%	$82,600	3.1%
2025	2	19,174	9.4	207,740	7.8	26,224	12.8%	$290,340	10.9%
2026	5	55,602	27.2	1,076,037	40.2	81,826	40.1%	$1,366,377	51.1%
2027 & Beyond	9	122,269	59.9	1,307,639	48.9	204,095	100.0%	$2,674,016	100.0%
Total	17	204,095	100.0%	$2,674,016	100.0%
(1)	Based on the underwritten rent roll.

A-3-107

Annex A-3	JPMBB 2016-C1

ExchangeRight Net Leased Portfolio 11

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,674,016	$13.10	91.8%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,674,016	$13.10	91.8%
Total Reimbursements(4)	239,521	1.17	8.2
Net Rental Income	$2,913,537	$14.28	100.0%
(Vacancy/Credit Loss)	(105,462)	(0.52)	(3.6)
Other Income	0	0.00	0.0
Effective Gross Income	$2,808,075	$13.76	96.4%

Total Expenses(5)	$298,806	$1.46	10.6%

Net Operating Income	$2,509,269	$12.29	89.4%

Total TI/LC, Capex/RR	126,177	0.62	4.5
Net Cash Flow	$2,383,092	$11.68	84.9%

Occupancy(6)	96.4%
(1)	Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsors between February 2015 and November 2015, for a combined purchase price of $41,688,032.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place is based on the in-place lease rents at each of the respective properties with the exception of CVS Pharmacy - Las Vegas, NV which includes $25,376 in average contractual rent increases for the investment grade-rated tenant, CVS Pharmacy, through the maturity date of the loan.

(4)	Underwritten Total Reimbursements are based on the tenant leases. Six of the properties show no reimbursements as the tenants pay directly, whereas the remaining 11 properties reimburse either property taxes, insurance or operating expenses or some combination of the three.

(5)	Underwritten Total Expenses is based on appraisal estimates for certain operating and common area maintenance expenses for the 11 properties where the related tenant reimburses expenses paid by the borrower pursuant to its respective lease. Operating and common area expenses for the other six properties are excluded from Underwritten Total Expenses as the related tenant pays expenses directly pursuant to its respective lease.

(6)	Underwritten Occupancy represents economic occupancy.

Partial Release. None

A-3-108

Annex A-3	JPMBB 2016-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-109

Annex A-3	JPMBB 2016-C1

Hampton Inn & Suites by Hilton - Lynnwood

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,750,000	Title:	Fee
Cut-off Date Principal Balance:	$20,722,226	Property Type - Subtype:	Hotel - Limited Service
% of Pool by IPB:	2.0%	Net Rentable Area (Rooms):	152
Loan Purpose:	Refinance	Location:	Lynnwood, WA
Borrower:	Lynnwood Inns, Inc.	Year Built / Renovated:	1998 / 2015
Sponsors:	Nizar Damji, Mariyam Damji,	Occupancy / ADR / RevPAR:	81.1% / $127.81 / $103.70
	Shaiza Damji, Feyrouz Damji Kurji	Occupancy / ADR / RevPAR Date:	11/30/2015
Interest Rate:	5.01000%	Number of Tenants:	N/A
Note Date:	1/12/2016	2012 NOI(1):	$1,893,655
Maturity Date:	2/6/2026	2013 NOI(1):	$2,214,137
Interest-only Period:	None	2014 NOI(1):	$2,274,691
Original Term:	120 months	TTM NOI (as of 11/2015):	$2,379,064
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	80.0% / $127.81 / $102.25
Amortization Type:	Balloon	UW Revenues:	$5,772,023
Call Protection:	L(25),Def(90),O(5)	UW Expenses:	$3,652,178
Lockbox:	Springing	UW NOI:	$2,119,845
Additional Debt:	N/A	UW NCF:	$2,119,845
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$30,300,000 / $199,342
Additional Debt Type:	N/A	Appraisal Date:	11/13/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial	Cut-off Date Loan / Room:	$136,330
Taxes:	$60,468	$11,349	N/A	Maturity Date Loan / Room:	$112,267
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	68.4%
FF&E Reserves(3):	$230,881	Springing	N/A	Maturity Date LTV:	56.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.58x
Other(4):	$1,914,308	Springing	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,750,000	100.0%	Payoff Existing Debt	$11,136,518	53.7%
			Return of Equity	7,104,402	34.2
			Upfront Reserves	2,205,657	10.6
			Closing Costs	303,422	1.5
Total Sources	$20,750,000	100.0%	Total Uses	$20,750,000	100.0%

(1)	Historical financials are reported based on a fiscal year ended on April 30 of each respective year.
(2)	The loan documents do not require the borrower to make monthly deposits into the insurance escrow so long as an event of default does not exist and the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the terms of the loan documents.
(3)	Commencing on the payment date in March 2019 and on each payment date thereafter, the borrower is required to deposit monthly into the FF&E reserve an amount equal to one-twelfth of 4% of annual gross revenues.
(4)	Other Initial Escrows and Reserves represent a property improvement plan (“PIP”) reserve. Additionally, the borrower is required to deposit into a future PIP reserve amounts required by any future property improvement plan.

The Loan. The Hampton Inn & Suites by Hilton - Lynnwood loan is secured by a first mortgage lien on the borrowers’ fee simple interest in a 152-room limited service hotel property located in Lynnwood, Washington. The loan has a 10-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in the BSCMS 2006-PW12 transaction. The loan sponsors and nonrecourse carve-out guarantors are Nizar Damji, Mariyam Damji, Shaiza Damji and Feyrouz Damji Kurji. The loan sponsors’ hotel experience includes owning and managing six hotels, including the Hampton Inn & Suites by Hilton - Lynnwood property, which in aggregate equal 763 rooms, all of which are located in Washington.

A-3-110

Annex A-3	JPMBB 2016-C1

Hampton Inn & Suites by Hilton - Lynnwood

The Property. The Hampton Inn & Suites by Hilton - Lynnwood is a 152-room limited service hotel located in Lynnwood, Washington. The property was built in 1998 and renovated in 2015. Amenities at the property include an indoor pool, a fitness center, complimentary breakfast area, a gift shop and guest laundry facilities. The property’s surrounding area is considered suburban and is populated with retail development, including a 1.3 million square foot regional mall known as Alderwood Mall (portions of which were securitized in MSCCG 2015-ALDR, CGCMT 2015-P1, GSMS 2015-GC32 and MSC 2015-MS1), which lies north across a free overpass. Adjacent to the Alderwood Mall is the Lynnwood Place development, a 1.3 million square foot mixed-use development, anchored by Costco.

Hampton Inn & Suites by Hilton - Lynnwood is located 15 miles north of the Seattle, Washington MSA, in Snohomish county, and is approximately one mile from Interstate 5 and Interstate 405. Snohomish County’s largest employer is Boeing Company (“Boeing”), which employs about 40,000 employees. Boeing’s commercial airplane wide-body assembly plant is located approximately eight miles north of the property in Everett. Additionally, Boeing is building a 1.2 million square foot plant on its Everett campus, which is expected to be completed in the first quarter of 2016. Other significant employers in Snohomish County include Naval Station Everett (approximately 6,350 employees), the Washington state government (approximately 5,400 employees), and Providence Regional Medical Center (approximately 3,500 employees).

The appraisal identified two planned hotel developments that are expected to be competitive with the Hampton Inn & Suites by Hilton – Lynnwood property. The 150-room Hilton Garden Inn is anticipated to open in early 2017 and will be located within one mile of the property. The 156-room Courtyard by Marriott is anticipated to open in June 2016 and will be located approximately 13 miles from the property.

Historical Occupancy, ADR and RevPAR(1)
	Competitive Set		Hampton Inn & Suites by Hilton - Lynnwood				Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	71.1%	$111.81	$79.49	83.2%	$118.84	$98.87	117.0%	106.3%	124.4%
2014	72.8%	$120.76	$87.96	82.4%	$123.36	$101.69	113.2%	102.1%	115.6%
TTM(2)	68.3%	$128.89	$88.06	80.6%	$128.72	$103.79	118.0%	99.9%	117.9%

(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: La Quinta Inn & Suites Lynnwood, Embassy Suites Seattle North Lynnwood, Residence Inn Seattle North Lynnwood, Best Western Alderwood, Courtyard Seattle North Lynnwood Everett, Holiday Inn Express & Suites Lynnwood and Homewood Suites Seattle Lynnwood.
(2)	TTM column represents the trailing 12-month period ending on October 31, 2015.

Competitive Hotels Profile(1)
	Rooms	Year Built	2015 Estimated Market Mix			10/2015 Estimated Operating Statistics
Property			Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hampton Inn & Suites by Hilton - Lynnwood	152	1998	55%	15%	30%	81%	$128	$104
Hampton Inn and Suites	170	2014	50%	20%	30%	65%-75%	$140-$155	$95-$110
Homewood Suites	240	1993	60%	25%	15%	70%-80%	$130-$145	$95-$110
Embassy Suites	120	1987	65%	15%	20%	85%-95%	$140-$155	$120-$135
Residence Inn by Marriott	70	2000	60%	5%	35%	75%-85%	$155-$175	$125-$140
Silver Cloud Inn (Mukilteo)	128	1999	65%	5%	30%	65%-75%	$115-$130	$80-$90
Towneplace Suites by Marriott	102	2005	60%	20%	20%	75%-85%	$125-$140	$95-$110
Holiday Inn Downtown Everett	243	1982	40%	40%	20%	55%-65%	$95-$110	$60-$70
Courtyard by Marriott	164	1999	80%	10%	10%	65%-75%	$120-$135	$85-$95
Total(2)	1,237
(1)	Based on the appraisal.
(2)	Excludes the subject property.

A-3-111

Annex A-3	JPMBB 2016-C1

Hampton Inn & Suites by Hilton - Lynnwood

Operating History and Underwritten Net Cash Flow
	2012(1)	2013(1)	2014(1)	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	77.3%	83.0%	81.9%	81.1%	80.0%
ADR	$111.37	$115.31	$119.78	$127.81	$127.81
RevPAR	$86.07	$95.74	$98.04	$103.70	$102.25

Room Revenue	$4,787,978	$5,311,674	$5,439,475	$5,753,344	$5,672,696	$37,320	98.3%
Other Departmental Revenue	69,627	77,220	89,586	100,739	99,327	653	1.7
Total Revenue	$4,857,605	$5,388,894	$5,529,061	$5,854,083	$5,772,023	$37,974	100.0%

Room Expense	$1,098,781	$1,165,621	$1,257,699	$1,404,853	$1,385,161	$9,113	24.4%
Other Departmental Expenses	117,303	114,176	139,577	120,493	118,804	782	119.6
Departmental Expenses	$1,216,084	$1,279,797	$1,397,276	$1,525,346	$1,503,965	$9,895	26.1%

Departmental Profit	$3,641,521	$4,109,097	$4,131,786	$4,328,737	$4,268,059	$28,079	73.9%

Operating Expenses	$1,175,357	$1,246,792	$1,188,501	$1,242,093	$1,224,681	$8,057	21.2%
Gross Operating Profit	$2,466,164	$2,862,306	$2,943,285	$3,086,644	$3,043,377	$20,022	52.7%

Fixed Expenses	$159,793	$169,810	$176,353	$183,160	$175,581	$1,155	3.0%
Management Fees	145,728	161,667	165,872	175,622	173,161	1,139	3.0
Franchise Fee	266,988	316,692	326,369	348,798	343,909	2,263	6.0
FF&E	0	0	0	0	230,881	1,519	4.0
Total Other Expenses	$572,510	$648,168	$668,593	$707,581	$923,532	$6,076	16.0%

Net Operating Income	$1,893,655	$2,214,137	$2,274,691	$2,379,064	$2,119,845	$13,946	36.7%
Net Cash Flow	$1,893,655	$2,214,137	$2,274,691	$2,379,064	$2,119,845	$13,946	36.7%
(1)	Historical financials are reported on a fiscal year ended on April 30 of each respective year.
(2)	TTM column represents the trailing 12-month period ending on November 30, 2015.
(3)	Per Room values are based on 152 guest rooms.
(4)	% of Total Revenue column for Room Expense and Other Departmental Expenses is based on their corresponding revenue line item.

A-3-112

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Operating Advisor / Asset Representations Reviewer

J.P. Morgan Chase Commercial	Wells Fargo Bank, National Association	Midland Loan Services	Pentalpha Surveillance LLC
Mortgage Securities Corp.	550 S. Tryon Street, 14th Floor	A Division of PNC Bank, N.A.	PO Box 4839
	Charlotte, NC 28202	10851 Mastin Street, Building 82	Greenwich, CT 06831
383 Madison Avenue		Overland Park, KS 66210
New York, NY 10179

Contact: Kunal Singh	Contact: REAM_InvestorRelations@wellsfargo.com	Contact: Heather Wagner	Contact: Don Simon
Phone Number: (212) 834-5467	Phone Number: (866) 898-1615	Phone Number: (913) 253-9570	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

(2) Class D-1 and D-2 represent the “Regular Interest” of these respective classes. For details on how the balances and payments of these “Regular Interests” are split between their respective certificates and the Exchangable Class D, please refer to page 4.

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance

D-1 Regular Interest Breakdown
D-1 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-1 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

D-2 Regular Interest Breakdown
D-2 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-2 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Exchangeable Detail
Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Controlling Class Information

Controlling Class: NR
Effective as of: mm/dd/yyyy

Controlling Class Representative: TBD
Effective as of: mm/dd/yyyy

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
	0.00			0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate
MH	-	Mobile Home Park															Reduction

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

	(1) Resolution Strategy Code							(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	JPMBB Commercial Mortgage Securities Trust 2016-C1 Commercial Mortgage Pass Through Certificates Series 2016-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Supplemental Reporting

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of March 1, 2016 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer.
Transaction: JPMBB Commercial Mortgage Securities Trust 2016-C1, Commercial Mortgage Pass-Through Certificates, Series 2016-C1
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association
Directing Certificateholder: [●]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List applicable mortgage loans]

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

a.	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the

C-2

Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, generally as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 shall have the meanings set forth in the main body of the prospectus or, if not defined therein, in the related mortgage loan purchase agreement.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1) Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.

(2) Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a Mortgage Loan. Each Serviced Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

D-1-1

(3) Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4) Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5) Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6) Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since February 3, 2016.

(7) Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) from the Mortgage Loan Seller constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s

D-1-2

knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8) Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9) Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any

D-1-3

mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10) Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11) Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12) Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13) Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax

D-1-4

or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14) Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15) Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16) Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17) No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18) Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

D-1-5

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser

D-1-6

period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19) Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20) No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21) No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(22) REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-

D-1-7

(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23) Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(24) Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

(25) Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26) Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27) Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

D-1-8

(28) Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29) Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release (reduced for any lien senior to, and any lien in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced for any lien senior to, and any lien in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

D-1-9

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30) Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31) Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32) Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such

D-1-10

payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33) Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34) Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35) Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36) Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

D-1-11

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(A) The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B) The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D) The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E) The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F) The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J) Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the

D-1-12

condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K) In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L) Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37) Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38) ARD Loan. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39) Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for

D-1-13

mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(40) No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41) Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42) Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43) Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably

D-1-14

estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

(44) Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of

D-1-15

the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46) Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

(47) Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

(48) Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49) Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the PSA (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

D-1-16

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	The 9 (Loan No. 9)	(Hospitality Provisions) – The comfort letter obtained in connection with the Mortgaged Property is not assignable by the lender to the trustee of a securitization. In connection with a securitization, the franchisor will issue a replacement comfort letter in favor of the trustee on the franchisor’s then-current form, provided that the lender delivers notice to the franchisor within 90 days from the date of the lender’s assignment of the mortgage loan to the trustee and identifies the name, address, telephone number and email address for the contact person for the assignee, as well as the date of the assignment.
6	Aventura View (Loan No. 11)	(Mortgage Status; Waivers and Amendments) – At origination of the Mortgage Loan, the Mortgagor delivered a post-closing letter agreement pursuant to which it agreed to provide evidence reasonably satisfactory to the lender that certain open construction permits related to improvements to the parking lot on file with the City of Aventura, Florida are closed within 45 days of the origination date, which was extended pursuant to the terms of the post-closing letter agreement by an additional 15 days. After February 3, 2016, the lender agreed to provide an additional 30 days to complete the post-closing obligations.
6	Wolf Creek Apartments (Loan No. 8)	(Mortgage Status; Waivers and Amendments) – The Mortgage Loan agreement was amended after February 3, 2016 to provide that the Mortgagor will maintain and provide annual financial statements on a calendar year basis, rather than a budget year (i.e., the twelve (12) month period commencing on September 1 and ending on August 31 of the following calendar year) basis.
7	The 9 (Loan No. 9)	(Lien; Valid Assignment) – The Mortgage Loan is subject to a Tax Increment Financing (“TIF”) mortgage for the benefit of the City of Cleveland. Service payments in lieu of taxes (the “Service Payments”) secured by the TIF mortgage are analogous to taxes and the TIF mortgage is analogous to a tax lien. The City of Cleveland is only entitled to exercise remedies with respect to Service Payments then due and payable through the most recent tax collection date and there is

D-2-1

JPMorgan Chase Bank, National Association
no right to accelerate Service Payments which become due and owing on subsequent tax collection dates in the future. In addition, the definition of “Taxes” under the Mortgage Loan agreement includes debt service payments required under the TIF documents, therefore requiring the TIF payments to be made to the tax reserve.
9	32 Avenue of the Americas (Loan No. 3)	(Junior Liens) – Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 53.7%; (ii) the DSCR (as of the date of funding of the mezzanine loan and including the mezzanine loan) is equal to or greater than 1.90x; and (iii) the execution of an intercreditor agreement acceptable to the lender in its reasonable discretion.
9	Naples Grande Beach Resort (Loan No. 5)	(Junior Liens) – Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than the LTV Ratio as of the origination date; (ii) the combined DSCR is equal to or greater than the DSCR as of the origination date, based on the trailing 12 month period; and (iii) the execution of an intercreditor agreement on the mortgage lender’s then-standard form (subject to commercially reasonable modifications as then accepted by the lender for loans of a similar size and structure).
9	7700 Parmer (Loan No. 4)	(Junior Liens) – In connection with a bona fide sale of the Mortgaged Property in accordance with the Mortgage Loan documents, future mezzanine debt is permitted upon satisfaction of certain conditions, which include, but are not limited to (i) a combined LTV Ratio of not greater than 65.0%; (ii) a combined DSCR of at least 1.80x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.
9	Hilton Garden Inn Lake Oswego (Loan No. 13)	(Junior Liens) – In connection with a bona fide sale of the Mortgaged Property to a third party in accordance with the Mortgage Loan documents, future mezzanine debt is permitted upon satisfaction of certain conditions, which include, but are not limited to (i) a combined LTV Ratio of not greater than 66.35%; (ii) a combined DSCR of at least 1.40x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.
9	Hilton Garden Inn Chattanooga (Loan No. 26)	(Junior Liens) – Future mezzanine debt is permitted upon satisfaction of certain conditions, which include, but are not limited to (i) a combined LTV Ratio of not greater than 61.5%; (ii) a combined Debt Yield of at least 13.5%; (iii) a combined DSCR of at least 2.07x; and (iv) the execution of an intercreditor agreement

D-2-2

JPMorgan Chase Bank, National Association
satisfactory to the lender.
18	32 Avenue of the Americas (Loan No. 3)	(Insurance) – Mortgagor may maintain all-risk property insurance with a deductible that does not exceed $100,000. The amount of this deductible may be considered higher than customary.

The Mortgage Loan documents permit insurance coverage through a syndicate of insurers, provided that (A) if such syndicate consists of five (5) or more members, at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) is provided by insurance companies with a rating of “A:IX” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P and the equivalent rating from each Rating Agency, and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P and the equivalent from each Rating Agency.

18	Naples Grande Beach Resort (Loan No. 5)

(Insurance) – The Mortgage Loan documents permit insurance coverage through a syndicate of insurers, provided that (A) if such syndicate consists of five (5) or more members, at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) is provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.

The Mortgage Loan documents allow Maxum Indemnity Company, which was rated “A-:VIII” with A.M. Best as of the origination date, to maintain its current position and participation amounts with respect to insurance coverage, provided that the rating of such carrier is not downgraded or withdrawn below such rating and that upon renewal of the current policy on June 30, 2016, the Mortgagor replaces Maxum Indemnity Company with an insurer meeting the requirements of the Mortgage Loan documents.

The Mortgage Loan documents require the lender to accept a wind/storm limit of $165,000,000 per occurrence.

18	Cypress Pointe Apartments (Loan No. 12) and Casa De	(Insurance) – Mortgagor may maintain general commercial liability insurance with a self-insured

D-2-3

JPMorgan Chase Bank, National Association
	Fuentes Apartments (Loan No. 19)	retention that does not exceed $25,000.
26	Aventura View (Loan No. 11)

(Local Law Compliance) – The Mortgaged Property is legal non-conforming due to exceeding height restrictions, deficient open spaces, a parking deficiency of 17 spots and use of the Mortgaged Property as a stand-alone office building, which requires a conditional use permit. The applicable code provides that if a nonconforming structure is destroyed or damaged by a fire, flood, windstorm, or similar abnormal and identifiable event, and the cost of restoring the structure to its condition which existed immediately prior to the event does not exceed 50% of the cost of replacing the entire structure, then the structure may be restored to its original nonconforming condition, provided that a building permit is secured and reconstruction is started within 365 days from the date of the damage, and such reconstruction is diligently pursued to completion prior to the expiration of building permits.  Laws and ordinances insurance was obtained at origination.  In addition, the Mortgage Loan documents include a carve-out for any losses if, following a casualty, the property or any part thereof is restricted from being rebuilt for the same use, or to the same or greater size, as existed prior to the casualty and in compliance with all applicable zoning requirements.

28	All JPMCB Mortgage Loans except Wolf Creek Apartments (Loan No. 8)	(Recourse Obligations) – The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards does not include misappropriation.
28	32 Avenue of the Americas (Loan No. 3)

(Recourse Obligations) – There is no separate non-recourse carve-out guarantor, and Mortgagor is the sole party responsible for breaches or violations of the non-recourse carve-out provisions in the Mortgage Loan documents.

The carve-out for material misrepresentations is limited to intentional material misrepresentations by Mortgagor, certain affiliates and family members of the sponsor for the Mortgage Loan or by any other person or entity authorized or apparently authorized (as reasonably determined by the lender) (each such person or entity, a “Borrower Authorized Person”) to make statements or representations, or deliver information on behalf of, Mortgagor in connection with the Mortgage Loan.

The carve-out for waste is limited to material physical waste of the Mortgaged Property by Mortgagor, certain affiliates and family members of the sponsor for the Mortgage Loan or any Borrower Authorized Person and to the extent sufficient cash flow is not available to

D-2-4

JPMorgan Chase Bank, National Association
Mortgagor from the Mortgaged Property to prevent such material physical waste (so long as such insufficiency does not arise from the intentional misappropriation or conversion of revenues by any member of Mortgagor, certain affiliates and family members of the sponsor for the Mortgage Loan or any Borrower Authorized Person).

The obligations and liabilities of the Mortgagor with respect to environmental issues will terminate and be of no further force and effect commencing one (1) year after payment in full of the Mortgage Loan, provided that at the end of such period, Mortgagor furnishes to the lender an updated environmental assessment in form and substance, and from an environmental consultant reasonably acceptable to the lender, which updated assessment discloses, as of the date of such repayment, no actual or threatened (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or operations thereon, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the environmental indemnity or (D) presence or release of hazardous materials in, on, above, or under the Mortgaged Property that has not been remediated in accordance with applicable legal requirements, provided that in the event of either (1) an environmental lien or (2) an administrative proceeds or proceeding or judicial proceeding in any way related to the environmental indemnity is pending on the date that the indemnification obligations would otherwise terminate, the indemnity agreement and the Mortgagor’s obligations thereunder will not terminate solely with respect to such lien or proceeding until such lien or proceeding is fully and finally resolved to the satisfaction of the lender in its reasonable discretion.

28	Naples Grande Beach Resort (Loan No. 5)

(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantors with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting three (3) years after the payment in full of the Mortgage Loan, provided (i) the Mortgage Loan is paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property; (ii) there has been no material change, between the date of the origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related

D-2-5

JPMorgan Chase Bank, National Association
Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full; and (iii) the indemnitee receives, at Mortgagor’s and guarantors’ expense, an updated environmental report showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

The related guaranty provides that the guarantors are not liable for breaches or violations of the non-recourse carve-out provisions in the Mortgage Loan documents to the extent the liability arises out of acts or omissions occurring after the date of any transfer resulting from the exercise of the lender or mezzanine lender’s rights under the related loan documents or the consummation of any enforcement or remedial action by the lender or mezzanine lender.

28	Wolf Creek Apartments (Loan No. 8)

(Recourse Obligations) – The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards does not include misapplication.

The carve-out for material physical waste is limited to waste by (or knowingly permitted by) the Mortgagor or guarantor, and the failure to make repairs to the Mortgaged Property solely due to insufficient cash flow from the operation of the Mortgaged Property (excluding the planned capital improvements) or due to the failure of the lender to release sufficient cash flow to make such repairs will not constitute waste.

The obligations and liabilities of Mortgagor and the guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting two (2) years after payment in full of the Mortgage Loan when all of the following conditions are satisfied in full: (i) the Mortgage Loan shall have been paid in full and the indemnitee has not commenced foreclosure proceedings or otherwise taken possession of all or any portion of the Mortgaged Property, (ii) there has been no material change, between the date of the origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, (iii) the indemnitee shall have received, at the Mortgagor’s and the guarantor’s expense, an updated Phase I environmental report reasonably acceptable to the indemnitee dated within ninety (90) days of the

D-2-6

JPMorgan Chase Bank, National Association
requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

The full recourse carve-out for involuntary bankruptcy filings is limited to filing an answer consenting to or joining in any such involuntary bankruptcy filing and excludes acquiescing to such filing.

28	Cypress Pointe Apartments (Loan No. 12) and Casa De Fuentes Apartments (Loan No. 19)	(Recourse Obligations) – The carve-out for material physical waste is limited to material intentional waste arising from the acts or omissions of the related Mortgagor, any required single purpose entity manager or general partner, the guarantors or any of their respective affiliates and to the extent there is sufficient cash flow from the related Mortgaged Property available to the related Mortgagor to prevent such waste (so long as such insufficiency does not arise from the intentional misappropriation or conversion of revenues by Mortgagor, any required single purpose entity manager or general partner, the guarantors or their respective affiliates).

The related Mortgage Loan is not fully recourse to the related Mortgagor and the guarantors for transfers in violation of the related Mortgage Loan documents if the lender accepts Mortgagor’s cure for any such violation; provided, however, Mortgagor remains liable to the extent of any losses incurred by the lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such transfer. In addition, to the extent the lender restructures the Mortgage Loan pursuant to the Mortgage Loan documents to create one or more mezzanine loans, the liability of Mortgagor and the guarantors under the Mortgage Loan documents for transfers in violation of the Mortgage Loan documents do not apply to the extent the cause of such liability arises solely after any mezzanine lender obtains control of, or otherwise deprives the guarantors of control of, Mortgagor, whether through foreclosure or otherwise.

The full recourse carve-out for involuntary bankruptcy filings is limited to filing an answer consenting to or otherwise colluding in or joining in any such involuntary bankruptcy filing and excludes acquiescing to such filing.

The carve-out for misapplication or conversion of rents is limited to rents following and during the continuance of an event of default.

The obligations and liabilities of the related Mortgagor and guarantors with respect to environmental issues will

D-2-7

JPMorgan Chase Bank, National Association
terminate and be of no further force and effect with respect to any unasserted claim starting twenty-four (24) months after the payment in full of the related Mortgage Loan, provided (i) the Mortgage Loan is paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of the related Mortgaged Property; (ii) there has been no material change, between the date of the origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full; and (iii) the indemnitee receives, at Mortgagor’s and guarantors’ expense, an updated environmental report dated within sixty (60) days of the requested release date showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.
28	University Parke (Loan No. 17)	(Recourse Obligations) – The obligations of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect starting three (3) years after the earlier of (a) repayment in full of the Mortgage Loan or (b) foreclosure of the Mortgage (or deed in lieu thereof) or any transfer of the Mortgaged Property permitted under the Mortgage Loan documents, provided that the Mortgagor delivers to the lender an environmental report with respect to the Mortgaged Property, which report is from an environmental consultant reasonably acceptable to the lender and the Rating Agencies, and which report discloses, as of the date of such repayment or transfer, no actual or threatened (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or its operations, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the indemnity agreement or (D) presence or release of hazardous substances in, on, above, or under the Mortgaged Property that has not been fully remediated in accordance with all applicable laws.
28	Vancouvercenter Apartments (Loan No. 28)	(Recourse Obligations) – The carve-out for material physical waste is limited to material waste arising from the acts or omissions of the related Mortgagor, any required single purpose entity manager or general partner, the guarantors or any of their respective

D-2-8

JPMorgan Chase Bank, National Association
affiliates and to the extent there is sufficient cash flow from the Mortgaged Property available to the Mortgagor to prevent such waste (so long as such insufficiency does not arise from the intentional misappropriation or conversion of revenues by Mortgagor, any required single purpose entity manager or general partner, the guarantors or their respective affiliates).
31	32 Avenue of the Americas (Loan No. 3)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute is not in effect, Mortgagor is not required to pay more than two (2) times the cost of the premiums for the then current property all risk insurance and business interruption/rent loss insurance on a stand-alone basis (excluding the flood, wind and earthquake components of such insurance) to obtain such coverage.
31	Naples Grande Beach Resort (Loan No. 5)	(Acts of Terrorism Exclusion) – If coverage for acts of terror is not provided for under the Mortgagor’s insurance policies and Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is discontinued or not renewed, then the Mortgagor is not required to purchase a separate policy covering acts of terrorism if the premium for the policy exceeds two times the then current premium for the all risk insurance coverage.

31	Cypress Pointe Apartments (Loan No. 12) and Casa De Fuentes Apartments (Loan No. 19)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (including any successor or similar statute) is discontinued or not renewed, the related Mortgagor is not required to pay more than two (2) times the cost of the premium for the then current stand-alone property all risk insurance coverage for terrorism coverage.
33	32 Avenue of the Americas (Loan No. 3)	(Single-Purpose Entity) – Mortgagor owns 27,966 common shares of Level 3 Communications, Inc., which were acquired in connection with the bankruptcy of a former tenant at the Mortgaged Property.
33	The 9 (Loan No. 9)	(Single-Purpose Entity) – One of the Mortgagors (the fee owner of the parking garage) previously owned certain real property which was transferred prior to the origination date.
36	The 9 (Loan No. 9)	(Ground Leases) – The lender has a leasehold mortgage on a rooftop bar and basement bar (the “Bar Leases”) located at buildings which are adjacent to the hotel and residential components of the Mortgaged Property and owned by an affiliate of the Mortgagor. The lender is not entitled to hold and disburse insurance proceeds or condemnation awards in connection with a

D-2-9

JPMorgan Chase Bank, National Association

casualty or condemnation of the real property demised pursuant to the Bar Leases. Mortgagor has purchased a lease enhancement insurance policy, procured for the purpose of insuring the value of Mortgagor’s leasehold estate, pursuant to which the lender will be entitled exclusively to the proceeds thereof in the event of casualty or condemnation.

D-2-10

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	215 Park Avenue South (Loan No. 1)	(Junior Liens) – Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 39.6%; (ii) a combined DSCR of not less than 2.14x; (iii) the combined Debt Yield is not less than 9.99%; and (iv) the execution of an intercreditor agreement acceptable to the lender in its reasonable discretion.
9	5 Penn Plaza (Loan No. 2)	(Junior Liens) – A mezzanine loan held by SM Core Credit Finance LLC in the amount of $40,000,000 exists with respect to the related Mortgaged Property. The mezzanine lender entered into an intercreditor agreement with the lenders.

D-2-11

Barclays Bank PLC
18	ExchangeRight Net Leased Portfolio 11 – Walgreens – Lawrenceville, GA (Loan No. 14), ExchangeRight Net Leased Portfolio 11 – Dollar General – Gretna, LA (Loan No. 14), ExchangeRight Net Leased Portfolio 11 – Advance Auto Parts – Superior, WI (Loan No. 14), ExchangeRight Net Leased Portfolio 11 – Family Dollar – Shreveport (Caddo), LA (Loan No. 14), ExchangeRight Net Leased Portfolio 11 – Napa Auto Parts – Bloomington, IL (Loan No. 14), ExchangeRight Net Leased Portfolio 11 – Advance Auto Parts – Dalton, GA (Loan No. 14), ExchangeRight Net Leased Portfolio 11 – Napa Auto Parts – Morton, IL (Loan No. 14), ExchangeRight Net Leased Portfolio 11 – Dollar General – Douglasville, GA (Loan No. 14), ExchangeRight Net Leased Portfolio 11 – Dollar General –Shreveport (MLK Drive), LA (Loan No. 14), ExchangeRight Net Leased Portfolio 11 – Advance Auto Parts – New Bern, NC (Loan No. 14), ExchangeRight Net Leased Portfolio 11 – Dollar General – Sumter (Church), SC (Loan No. 14) and ExchangeRight Net Leased Portfolio 11 – Napa Auto Parts – Decatur, IL (Loan No. 14)	(Insurance) – The Mortgagor may rely on insurance coverage provided by the single tenant at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to maintain insurance in compliance with the terms of the related Mortgage Loan documents.

D-2-12

Barclays Bank PLC
18	215 Park Avenue South (Loan No. 1)

(Insurance) – The Mortgagor may obtain terrorism coverage in excess of $120,000,000 by Belmont Insurance Company, a non-rated captive insurer, provided certain conditions set forth in the Loan Documents are satisfied, including (i) Belmont Insurance Company is and remains a licensed captive insurance company which is owned by SL Green Realty Corp. or SL Green Operating Partnership, L.P., (ii) the Mortgagor obtains reinsurance with a cut through endorsement acceptable to the lender from a qualified carrier for the remaining portion of such coverage not subject to the then applicable federal share of compensation for insured losses of an insurer under TRIA, and (iii) no insurance policy containing any such terrorism insurance coverage contains a so-called sunset (or any other) provision providing that such policy or any such terrorism insurance coverage will expire or terminate, or that any terrorism insurance coverage thereunder will be excluded or otherwise limited in any respect, in the event TRIA expires or is otherwise no longer in effect.

The Mortgagor may rely on insurance coverage provided by the tenant under the master lease. The Mortgage Loan documents require the Mortgagor to maintain insurance in compliance with the terms of the related Mortgage Loan documents.

18	215 Park Avenue South (Loan No. 1) and U-Haul Portfolio – AREC 11 (Loan No. 6)	(Insurance) – The Mortgage Loan documents permit insurance to be provided through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, with no carrier below “BBB+” by S&P.
18	ExchangeRight Net Leased Portfolio 11 (Loan No. 14)	(Insurance) – The related Mortgage Loan documents allow the related Mortgagor to utilize State Auto Insurance Company of Ohio, rated “A XII” by AM Best and “BBB+” by S&P, and EMC Property & Casualty Company, rated “A XIII” by AM Best, as insurers for the property insurance policy, for so long as the rating of such insurer is not withdrawn or downgraded below the rating as of the closing date of the Mortgage Loan.

D-2-13

Barclays Bank PLC
18	Summit at Town Lake (Loan No. 22) and Shoppes at Sherbrooke (Loan No. 29)

(Insurance) – The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB+”.

The Loan Documents provide that insurance proceeds may be disbursed to the Mortgagor where the proceeds are less than $1,000,000, which is more than 5% of the outstanding principal amount of the related Mortgage Loan. The Loan Documents require the Mortgagor to apply such insurance proceeds to repair or restore the Mortgaged Property.

28	215 Park Avenue South (Loan No. 1)

(Recourse Obligations) – There is no recourse carve-out guarantor. The guarantor provided a guaranty for (i) the due and punctual payment in full of the note and all sums and charges which may be due and payable in accordance with the Loan Documents and (ii) the due and punctual performance of all of the other terms, covenants, agreements and conditions contained in the Loan Documents.

The recourse event for Mortgagor colluding with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor is for soliciting with other creditors.

28	U-Haul Portfolio – AREC 11 (Loan No. 6), ExchangeRight Net Leased Portfolio 11 (Loan No. 14), Summit at Town Lake (Loan No. 22), 111 Townsend (Loan No. 24), Shoppes at Sherbrooke (Loan No. 29), 750 Central Avenue (Loan No. 34), Tangerine Crossing (Loan No. 36), Greenville South Shopping Center (Loan No. 38) and The Summit Building (Loan No. 39)

(Recourse Obligations) – The recourse event for misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents does not include conversion thereof.

The recourse event for Mortgagor or guarantor colluding with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor is for soliciting with other creditors.

28	5 Penn Plaza (Loan No. 2)	(Recourse Obligations) –The recourse event for intentional misrepresentation is for intentional material misrepresentation.

D-2-14

Barclays Bank PLC
28	U-Haul Portfolio – AREC 11 (Loan No. 6)	(Recourse Obligations) – The recourse event for misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents does not include misappropriation thereof.
28	Largo Hotel Portfolio (Loan No. 20)	(Recourse Obligations) – The recourse event for misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents does not include misapplication thereof.
29	Marriott – Troy, MI (Loan No. 7)	(Mortgage Releases) – The release price is equal to 115% of the land value set forth in the related appraisal.
30	215 Park Avenue South (Loan No. 1)	(Financial Reporting and Rent Rolls) – The Mortgagor is not required to deliver audited annual financial statements more than three (3) times during the term of the Mortgage Loan unless an Event of Default is continuing, and not more frequently than once per calendar year (or twice during any calendar year in which an Event of Default occurs).
31	215 Park Avenue South (Loan No. 1), 5 Penn Plaza (Loan No. 2), Summit at Town Lake (Loan No. 22) and Shoppes at Sherbrooke (Loan No. 29)	(Acts of Terrorism Exclusion) – If TRIA is discontinued or not renewed, the Mortgagor is not required to spend more than 2 times the cost of the then-current all-risk coverage on terrorism coverage.
33	5 Penn Plaza (Loan No. 2), Summit at Town Lake (Loan No. 22), Shoppes at Sherbrooke (Loan No. 29), The River House (Loan No. 41), Holiday Inn Express & Suites – Woodland, CA (Loan No. 42), Executive Office Terrace (Loan No. 44) and Fall Haven Apartments (Loan No. 48)	(Single-Purpose Entity) – The Mortgagor is a recycled Single-Purpose Entity that has never owned other property. There are no exceptions to the standard “backward” representations.
39	ExchangeRight Net Leased Portfolio 11 (Loan No. 14)	(Rent Rolls; Operating Histories) – Certain Operating Histories are not available because the Mortgagor acquired certain of the Mortgaged Properties between February 2015 and November 2015 and the proceeds of the Mortgage Loan were used to pay-off the sponsors’ line of credit facilities.
39	111 Townsend (Loan No. 24)	(Rent Rolls; Operating Histories) – Certain Operating Histories are not available because the Mortgaged Property was occupied by the Mortgagor through 2013 and subsequently underwent a conversion to an office property in 2014/2015. In 2015, a lease agreement was executed with the current tenant.

D-2-15

Barclays Bank PLC
39	750 Central Avenue (Loan No. 34)	(Rent Rolls; Operating Histories) – The Mortgaged Property is recently leased to a single tenant under a triple-net lease and the Mortgagor did not provide the related lender with historical financial information for the related Mortgaged Property.
39	Summit at Town Lake (Loan No. 22) and Shoppes at Sherbrooke (Loan No. 29)	(Rent Rolls; Operating Histories) – Certain Operating Histories are not available because the Mortgagor acquired the Mortgaged Property in July 2015 in an all-cash acquisition. The proceeds of the Mortgage Loan were used to recapitalize the Mortgagor.
43	U-Haul Portfolio – AREC 11 (Loan No. 6) and Waynesville Commons Power Center (Loan No. 23)	(Environmental Conditions) – The Environmental Insurance Policy extends three years beyond the maturity date of the Mortgage Loan.

D-2-16

Starwood Mortgage Funding II LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Simply Self Storage Midwest Portfolio - LA Highway 16 (Loan No. 10)	(Insurance) - The Mortgaged Property known as LA Highway 16 is located within a flood zone. With respect to a certain open-air building at this property for the parking of boats, recreational vehicles and other vehicles, National Flood Insurance Program flood insurance was not available and no excess flood insurance was obtained.
18	College Plaza (Loan No. 50)	(Insurance) – The Mortgaged Property is covered by a commercial general liability insurance policy, which coverage includes an aggregate cap of $5,000,000 and excess liability of $10,000,000 for six real properties (inclusive of the Mortgaged Property).
26	Simply Self Storage Midwest Portfolio - Goodman Road (Loan No. 10)	(Local Law Compliance) – The Mortgaged Property known as Goodman Road is non-conforming as to setbacks in that 2 buildings encroach into a side setback by no more than 6.9 feet.
26	Simply Self Storage Midwest Portfolio - Veterans Boulevard (Loan No. 10)	(Local Law Compliance) – The Mortgaged Property known as Veterans Boulevard is legal non-conforming as to use in that portions of such property lie within the RMM (Residential Multifamily Medium Density) zoning district. If a building at the Mortgaged Property is destroyed by any means to an extent of more than 50% of its replacement cost at the time of destruction, the Mortgagor will be required to rebuild the Mortgaged Property in compliance with the applicable zoning requirements.
26	Seeley Building (Loan No. 21)	(Local Law Compliance) – Ordinance and law insurance coverage is not available in the amount typically required by the mortgagee with respect to the Mortgaged Property; however, ordinance and law insurance coverage has been obtained for the Mortgaged Property in the maximum amount available.
33	Hampton Inn & Suites By Hilton – Lynnwood (Loan No. 15)	(Single-Purpose Entity) – The requirement for a counsel’s opinion regarding non-consolidation of the Mortgagor was waived at origination of the Mortgage Loan.

D-2-17

Redwood Commercial Mortgage Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Stafford Apartments (Loan No. 33)	(Permitted Liens; Title Insurance) ‒ The Mortgaged Property is subject to a ground lease which requires that the Mortgaged Property be used exclusively for students in the following priority (i) full-time students at The Peabody Institute of the Johns Hopkins University, (ii) part-time students at The Peabody Institute of the Johns Hopkins University and (iii) students of other academic divisions of the Johns Hopkins University. If on September 1 of each year the Mortgaged Property is not 95% occupied and the Mortgagor has complied with the student housing agreement, the Mortgaged Property may accept tenants from the general public (which may subject the Mortgaged Property to additional taxes).
8	Stafford Apartments (Loan No. 33)	(Permitted Liens; Title Insurance) ‒ The Mortgaged Property is subject to a ground lease which grants the ground lessor a Right Of First Offer (ROFO), which ROFO requires that the Mortgagor first offer the leasehold estate to the ground lessor for purchase in the event that the Mortgagor desires to transfer the leasehold estate. The ground lease provides that the ROFO will not apply in connection with the lender’s foreclosure or deed in lieu of foreclosure.
15	Stafford Apartments (Loan No. 33)	(Actions Concerning Mortgage Loan) – The Mortgaged Property is subject to a Settlement Agreement and Consent Order dated December 30, 2015 (the “Consent Agreement”) with the Maryland Department of the Environment (“MDE”), which was entered into by the seller of the Mortgaged Property prior to the Mortgagor’s acquisition of the Mortgaged Property. The Consent Agreement requires (among other things) that the Mortgaged Property be brought into compliance with state regulations related to lead based paint on or before May 31, 2016. Prior to the Mortgage Loan origination date, the seller had completed remediation on all interior units at the Mortgaged Property as well as approximately $452,320 of the $667,435 contracted cost to complete the required exterior remediation. At origination of the Mortgage Loan, an escrow was established with the title insurance company in the amount of $268,894, representing 125% of the estimated cost to complete the remaining exterior work, which funds will be released to the seller as the remaining work is completed. Pursuant to the Mortgage Loan documents, the Mortgagor is obligated to cause the remaining work to be completed on or before the

D-2-18

Redwood Commercial Mortgage Corporation
completion deadline set forth in the Consent Agreement. In addition, Mortgagor and Guarantor are liable for any losses related to any failure to bring the Property into compliance with the terms of the Consent Agreement.
23	Stafford Apartments (Loan No. 33)	(Compliance) – The Mortgaged Property is subject to a Settlement Agreement and Consent Order dated December 30, 2015 (the “Consent Agreement”) with the Maryland Department of the Environment (“MDE”), which was entered into by the seller of the Mortgaged Property prior to the Mortgagor’s acquisition of the Mortgaged Property. The Consent Agreement requires (among other things) that the Mortgaged Property be brought into compliance with state regulations related to lead based paint on or before May 31, 2016. Prior to the Mortgage Loan origination date, the seller had completed remediation on all interior units at the Mortgaged Property as well as approximately $452,320 of the $667,435 contracted cost to complete the required exterior remediation. At origination of the Mortgage Loan, an escrow was established with the title insurance company in the amount of $268,894, representing 125% of the estimated cost to complete the remaining exterior work, which funds will be released to the seller as the remaining work is completed. Pursuant to the Mortgage Loan documents, the Mortgagor is obligated to cause the remaining work to be completed on or before the completion deadline set forth in the Consent Agreement. In addition, Mortgagor and Guarantor are liable for any losses related to any failure to bring the Property into compliance with the terms of the Consent Agreement.
26	Stafford Apartments (Loan No. 33)	(Local Law Compliance) – The Mortgaged Property is considered to be legal non-conforming as, among other items, it does not have parking spaces while 192 parking spaces are required. If the Mortgaged Property is to be repaired following casualty or destruction, a building permit must be obtained within one year following the destruction and the work must be diligently pursued to completion. Law and ordinance coverage was obtained in connection with the Mortgage Loan.
36	Stafford Apartments (Loan No. 33)

(Ground Leases) –

(A) The Ground Lease requires that the Mortgaged Property be used exclusively for students in the following priority (i) full-time students at The Peabody Institute of the Johns Hopkins University, (ii) part-time students at The Peabody Institute of the Johns Hopkins University and (iii) students of other academic divisions of the Johns Hopkins University. If on September 1 of each year the Mortgaged Property is not 95% occupied

D-2-19

Redwood Commercial Mortgage Corporation

and the Mortgagor has complied with the student housing agreement, the Mortgaged Property may accept tenants from the general public (which may subject the Mortgaged Property to additional taxes).

(E) The Ground Lease grants the Ground Lessor a Right Of First Offer (ROFO), which ROFO requires that the Mortgagor first offer the leasehold estate to the Ground Lessor for purchase in the event that the Mortgagor desires to transfer the leasehold estate. The Ground Lease provides that the ROFO will not apply in connection with the lender’s foreclosure or deed in lieu of foreclosure.

(H) Provided that lender promptly commences and diligently pursues a non-monetary cure, lender shall have an additional 120 days beyond the maximum 90 days that the ground lessee is permitted to cure a non-monetary default.

(I) The Ground Lease places certain restrictions on the identity of transferees. The Ground Lease may not be sublet to any prohibited person, who includes, among other persons, (i) universities, (ii) healthcare providers, (iii) competitors of Johns Hopkins institutions and (iv) persons who would materially affect the Ground Lessor or the campus of The Peabody Institute of the Johns Hopkins University; provided, however, that the following persons are not prohibited persons: (i) persons primarily engaged in the development of and ownership of real estate who are not otherwise prohibited, (ii) institutional lenders and (iii) pension funds and college endowments that acquire the leasehold interest for investment purposes only. In addition, any transferee must assume the related student housing agreement.

43	Stafford Apartments (Loan No. 33)	(Environmental Conditions) – The Mortgaged Property is subject to a Settlement Agreement and Consent Order dated December 30, 2015 (the “Consent Agreement”) with the Maryland Department of the Environment (“MDE”), which was entered into by the seller of the Mortgaged Property prior to the Mortgagor’s acquisition of the Mortgaged Property. The Consent Agreement requires (among other things) that the Mortgaged Property be brought into compliance with state regulations related to lead based paint on or before May 31, 2016. Prior to the Mortgage Loan origination date, the seller had completed remediation on all interior units at the Mortgaged Property as well as approximately $452,320 of the $667,435 contracted cost to complete the required exterior remediation. At origination of the Mortgage Loan, an escrow was established with the title insurance company in the amount of $268,894, representing 125% of the estimated cost to complete the remaining exterior work,

D-2-20

Redwood Commercial Mortgage Corporation
which funds will be released to the seller as the remaining work is completed. Pursuant to the Mortgage Loan documents, the Mortgagor is obligated to cause the remaining work to be completed on or before the completion deadline set forth in the Consent Agreement. In addition, Mortgagor and Guarantor are liable for any losses related to any failure to bring the Property into compliance with the terms of the Consent Agreement.

D-2-21

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
4/15/2016	53,301,000.00
5/15/2016	53,301,000.00
6/15/2016	53,301,000.00
7/15/2016	53,301,000.00
8/15/2016	53,301,000.00
9/15/2016	53,301,000.00
10/15/2016	53,301,000.00
11/15/2016	53,301,000.00
12/15/2016	53,301,000.00
1/15/2017	53,301,000.00
2/15/2017	53,301,000.00
3/15/2017	53,301,000.00
4/15/2017	53,301,000.00
5/15/2017	53,301,000.00
6/15/2017	53,301,000.00
7/15/2017	53,301,000.00
8/15/2017	53,301,000.00
9/15/2017	53,301,000.00
10/15/2017	53,301,000.00
11/15/2017	53,301,000.00
12/15/2017	53,301,000.00
1/15/2018	53,301,000.00
2/15/2018	53,301,000.00
3/15/2018	53,301,000.00
4/15/2018	53,301,000.00
5/15/2018	53,301,000.00
6/15/2018	53,301,000.00
7/15/2018	53,301,000.00
8/15/2018	53,301,000.00
9/15/2018	53,301,000.00
10/15/2018	53,301,000.00
11/15/2018	53,301,000.00
12/15/2018	53,301,000.00
1/15/2019	53,301,000.00
2/15/2019	53,301,000.00
3/15/2019	53,301,000.00
4/15/2019	53,301,000.00
5/15/2019	53,301,000.00
6/15/2019	53,301,000.00
7/15/2019	53,301,000.00
8/15/2019	53,301,000.00
9/15/2019	53,301,000.00
10/15/2019	53,301,000.00
11/15/2019	53,301,000.00
12/15/2019	53,301,000.00
1/15/2020	53,301,000.00
2/15/2020	53,301,000.00
3/15/2020	53,301,000.00
4/15/2020	53,301,000.00
5/15/2020	53,301,000.00
6/15/2020	53,301,000.00
7/15/2020	53,301,000.00
8/15/2020	53,301,000.00
9/15/2020	53,301,000.00
10/15/2020	53,300,965.25
11/15/2020	52,526,590.62
12/15/2020	51,678,127.49
1/15/2021	50,883,604.87
2/15/2021	50,027,518.09
Distribution Date	Balance($)
3/15/2021	49,019,326.98
4/15/2021	48,221,523.39
5/15/2021	47,349,166.69
6/15/2021	46,544,494.91
7/15/2021	45,665,464.14
8/15/2021	44,853,868.28
9/15/2021	44,038,936.14
10/15/2021	43,149,935.02
11/15/2021	42,327,995.33
12/15/2021	41,432,184.73
1/15/2022	40,603,180.47
2/15/2022	39,770,768.09
3/15/2022	38,724,475.37
4/15/2022	37,884,330.61
5/15/2022	36,970,829.49
6/15/2022	36,123,472.00
7/15/2022	35,202,962.00
8/15/2022	34,348,333.08
9/15/2022	33,490,190.28
10/15/2022	32,559,199.82
11/15/2022	31,693,697.84
12/15/2022	30,755,556.19
1/15/2023	29,882,498.13
2/15/2023	29,070,269.94
3/15/2023	28,066,694.43
4/15/2023	27,247,007.21
5/15/2023	26,361,526.47
6/15/2023	25,534,839.26
7/15/2023	24,642,556.43
8/15/2023	23,808,812.36
9/15/2023	22,971,646.73
10/15/2023	22,069,181.72
11/15/2023	21,224,874.12
12/15/2023	20,315,469.05
1/15/2024	19,463,961.46
2/15/2024	18,608,959.13
3/15/2024	17,627,875.71
4/15/2024	16,765,332.40
5/15/2024	15,838,207.15
6/15/2024	14,968,315.70
7/15/2024	14,034,050.05
8/15/2024	13,156,750.76
9/15/2024	12,275,850.44
10/15/2024	11,330,887.15
11/15/2024	10,442,489.56
12/15/2024	9,490,240.95
1/15/2025	8,594,285.17
2/15/2025	7,694,651.50
3/15/2025	6,611,803.81
4/15/2025	5,704,024.33
5/15/2025	4,732,941.75
6/15/2025	3,817,446.57
7/15/2025	2,838,866.41
8/15/2025	1,915,592.84
9/15/2025	988,528.78
10/15/2025 and thereafter	0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

$880,122,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

JPMBB
Commercial Mortgage
Securities Trust 2016-C1
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2016-C1

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	11
Important Notice About Information Presented in This
Prospectus	11
Summary of Terms	19
Risk Factors	49	Class A-1	$29,181,000
Description of the Mortgage Pool	120	Class A-2	$95,864,000
Transaction Parties	191	Class A-3	$44,513,000
Description of the Certificates	230	Class A-4	$175,000,000
Description of the Mortgage Loan Purchase		Class A-5	$317,480,000
Agreements	266	Class A-SB	$53,301,000
Pooling and Servicing Agreement	275	Class X-A	$774,099,000
Certain Legal Aspects of Mortgage Loans	367	Class X-B	$58,760,000
Certain Affiliations, Relationships and Related		Class X-C	$47,263,000
Transactions Involving Transaction Parties	384	Class A-S	$58,760,000
Pending Legal Proceedings Involving Transaction		Class B	$58,760,000
Parties	385	Class C	$47,263,000
Use of Proceeds	385	PROSPECTUS J.P. Morgan Co-Lead Manager and Joint Bookrunner Barclays Co-Lead Manager and Joint Bookrunner Drexel Hamilton Co-Manager Academy Securities Co-Manager February 25, 2016
Yield and Maturity Considerations	386
Material Federal Income Tax Considerations	398
Certain State and Local Tax Considerations	411
Method of Distribution (Underwriter)	411
Incorporation of Certain Information by Reference	413
Where You Can Find More Information	413
Financial Information	414
Certain ERISA Considerations	414
Legal Investment	417
Legal Matters	418
Ratings	418
Index of Defined Terms	421

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.